As filed with the Securities and Exchange Commission on May 25, 2006

Registration Nos. 333-            , 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

Registration Statement

under

the Securities Act of 1933

NovaStar Mortgage Funding Trusts

(Issuing Entities)

NOVASTAR MORTGAGE FUNDING CORPORATION

NOVASTAR CERTIFICATES FINANCING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

8140 Ward Parkway, Suite 300

Kansas City, Missouri 64114

(816) 237-7000

Delaware	48-1195807 48-1194616
(State of Incorporation)	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code of Registrants’ principal executive offices)

Copies to:

Scott F. Hartman NovaStar Mortgage Funding Corporation NovaStar Certificates Financing Corporation 8140 Ward Parkway, Suite 300 Kansas City, Missouri 64114 Phone: (816) 237-7000	Christopher DiAngelo, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D, or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Calculation of Registration Fee

Title of Each Class of Securities To Be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
NovaStar Home Equity Loan Asset-backed securities issuable in series	$1,000,000	100%	$1,000,000	$107.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Paid by wire transfer on May 24, 2006.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

NovaStar Mortgage Funding Corporation

NovaStar Certificates Financing Corporation

Depositors

NovaStar Home Equity Loan

Asset-Backed Securities

Issuable in Series

You should read the section entitled “ Risk Factors” starting on page 5 of this prospectus before making a decision to invest in the closed-end or revolving home equity securities.

The Trusts

NovaStar Mortgage Funding Corporation or NovaStar Certificates Financing Corporation will establish a separate trust for each series of securities to hold the assets for that series. The assets for a series will be specified in the prospectus supplement and will generally consist of:

•	mortgage loans secured by first or subordinate liens on one- to four-family residential properties or condominiums,

•	loans secured by manufactured housing, home improvement retail installment sales contracts or shares issued by cooperative housing corporations,

•	mortgage-related securities backed or secured by the foregoing, or

•	credit enhancements such as insurance policies, letters of credit or reserve funds.

The Securities

Each of NovaStar Mortgage Funding Corporation and NovaStar Certificates Financing Corporation, as depositor, will sell either mortgage pass-through certificates or mortgage-backed notes pursuant to a prospectus supplement. Each issue of securities will have its own series designation and will evidence either ownership of assets in the related trust fund or a debt obligation secured by assets of the related trust fund. Each series of securities will be issued in one or more classes. A prospectus supplement for a series will specify all of the terms of the series and of each class in the series.

This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

NovaStar Mortgage Funding Corporation

NovaStar Certificates Financing Corporation

The date of this prospectus is                   , 2006

i

ii

INCORPORATION OF DOCUMENTS BY REFERENCE	87

PLAN OF DISTRIBUTION	88

LEGAL MATTERS	88

FINANCIAL INFORMATION	88

iii

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.

The Depositors

Either NovaStar Mortgage Funding Corporation or NovaStar Certificates Financing Corporation, as depositors, will establish the issuing entities, act as a conduit for the assets that will secure the securities and cause the issuing entities to issue the securities. Each entity acting as depositor is a wholly-owned subsidiary of the sponsor. The principal executive address of each depositor is located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, telephone no. (816) 237-7000.

The Sponsor and Servicer

NovaStar Mortgage, Inc. will act as the sponsor, meaning that it will be the primary source of the loans that will secure each series of securities that are issued. NovaStar Mortgage, Inc. will also act as the servicer of the loans.

Securities Offered

Each series of securities will consist of one or more classes of ownership securities or debt securities. Ownership securities represent beneficial ownership interests in the assets held by the issuing entity. Ownership securities will be issued in the form of certificates. Debt securities represent indebtedness secured by the assets of the issuing entity. Debt securities will be issued in the form of bonds.

Each series of securities will be issued in one or more classes, one or more of which may be classes of:

•	fixed-rate or adjustable-rate securities,

•	compound-interest or accrual securities,

•	planned-amortization-class securities,

•	targeted-amortization securities,

•	non-accelerating securities,

•	zero-coupon securities,

•	principal-only securities,

•	interest-only securities,

•	prepayment-only securities,

•	participating securities,

•	senior securities, or

•	subordinated securities.

The interest rate, principal balance, notional balance, minimum denomination and form of each class of securities will be described in the accompanying prospectus supplement. The securities will be available in either fully registered or book-entry form, as described in the accompanying prospectus supplement.

The Loans

Each issuing entitywill hold one or more pools of loans, which may include:

•	mortgage loans or manufactured housing contracts secured by one-to-four family residential properties, condominium units and/or manufactured homes,

•	mortgage loans secured by security interests in shares issued by private, non-profit cooperative housing corporations,

•	mortgage loans secured by junior liens on the mortgaged properties,

•	mortgage loans with high loan-to-value ratios in excess of the appraised value of the mortgaged property,

•	home improvement retail installment contracts,

•	closed-end or revolving home equity loans, and

•	private securities backed by mortgage loans or contracts.

Each depositor will direct the issuing entity to acquire the loans from the depositor. Each depositor will acquire the loans from its parent, NovaStar Mortgage.

The loans may be divided into two or more groups of loans with different groups backing or securing different classes of securities.

Some or all of the mortgage loans may be “alt-A” or “non-conforming” credits that do not satisfy the creditworthiness requirements for “A” businesses established by Fannie Mae or Freddie Mac.

Distributions on the Securities

Owners of securities will be entitled to receive payments in the manner described in the accompanying prospectus supplement, which will specify:

•	whether distributions will be made monthly, quarterly, semi-annually or at other intervals and dates,

•	the amount allocable to payments of principal and interest on any distribution date, and

•	whether distributions will be made on a pro rata, random lot or other basis.

Credit Enhancement

A series of securities, or classes within a series, may have the benefit of one or more types of credit enhancement, including:

•	the use of excess interest to cover losses and to create over-collateralization,

•	the subordination of distributions on the lower classes to the distributions on more senior classes,

•	the allocation of losses on the underlying loans to the lower classes,

•	the use of excess cash flow from one group of loans to cover shortfalls on other groups of loans,

•	the use of cross support, reserve funds, mortgage insurance policies, financial guarantee insurance policies, guarantees or letters of credit, and

•	interest rate swap agreements or cap agreements to hedge against interest rate risks or currency swap risks.

The protection against losses afforded by any credit enhancement will be limited in the manner described in the accompanying prospectus supplement.

Redemption or Repurchase of Securities

One or more classes of securities may be redeemed or repurchased in whole or in part at the times described in the prospectus supplement and at a price at least equal to the amount necessary to pay all principal and interest on the redeemed classes.

Legal Investment

The accompanying prospectus supplement will state whether or not the securities will constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.

Considerations For Benefit Plan Investors

If you are buying the offered securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption “Considerations for Benefit Plan Investors.” Due to the complexity of regulations that govern these plans, if you are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), you are urged to consult your own counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.

Federal Income Tax Consequences

Each class of securities offered by this prospectus and the accompanying prospectus supplement will constitute one of the following for federal income tax purposes:

•	interests in a trust treated as a grantor trust,

•	“regular interests” or “residual interests” in a trust treated as one or more “real estate mortgage investment conduits” (“REMIC”),

•	debt issued by the issuing entity, or

•	interests in an issuing entity which is treated as a partnership.

Ratings

The securities offered by this prospectus and the accompanying prospectus supplement will be rated at the time of issuance in one of the four highest rating categories by at least one statistical rating organization.

RISK FACTORS

You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption “Risk Factors” in the accompanying prospectus supplement.

Your investment in any security may be an illiquid investment; you should be prepared to hold your security to maturity.

A secondary market for the securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. We neither expect to list the securities on any securities exchange nor to have the securities quoted in the automated quotation system of a registered securities association.

The assets of the trust fund will be limited and, if the assets become insufficient to service the securities, losses may result.

The securities will be payable solely from the assets of the trust fund. Neither depositor nor any other person will be obligated to make payments to the security holders, except to the extent of any credit enhancement as specifically provided in the prospectus supplement. Consequently, security holders must rely solely upon the assets of the trust fund for the payment of principal and interest on the securities.

As a result of prepayment on the loans or early redemption of the securities, you could be fully paid significantly earlier than would otherwise be the case, which may adversely affect the yield on the maturity on your securities.

The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The yield to maturity on interest-only securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the loans.

The underlying loans may be prepaid in full or in part at any time, although prepayment may require the borrower to pay a prepayment penalty or premium. These penalties may or may not be property of the issuing entity. The accompanying prospectus supplement will state whether or not such penalties will be available to fund distributions owing to you. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust fund will experience.

Prepayments may result from mandatory prepayments relating to unused monies held in pre-funding accounts, voluntary early payments by borrowers, including payments in connection with refinancings, sales of mortgaged properties subject to “due-on-sale” provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from the issuing entity of loans or the payment of substitution adjustments will have the same effect on the securities as a prepayment of the loans.

One or more classes of securities of any series may be subject to optional or mandatory redemption or auction sale in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the underlying loans or the securities is less than a specified amount. You will bear the risk of reinvesting unscheduled distributions resulting from redemption.

Any of the foregoing principal prepayments may adversely affect the yield to maturity of the prepaid securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these prepayments at a yield equaling or exceeding the yield on your securities.

The types of mortgage loans included in the trust fund related to your securities may be especially prone to defaults which may expose your securities to greater losses.

The types of mortgage loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and greater likelihood of loss in the event of delinquency and foreclosure. If the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund for each series of securities.

In the event of foreclosure, the value of the property securing high LTV loans may be insufficient which may expose your securities to losses.

High LTV loans are mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%.

Credit enhancement, even if provided, will in any event be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.

Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the underlying loans and, in most cases, will reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Generally, credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

Property values may decline, leading to higher losses on the loans.

An investment in the securities, which are backed by residential real estate loans, may be affected by a decline in real estate values. A decline could be caused by a general decline in the real estate market, the borrower’s failure to maintain the property or a natural disaster, among other things. If property values were to decline, the rates of delinquencies and foreclosures may rise, thereby increasing the likelihood of loss. If these losses are not covered by any credit enhancement, you will bear all risk of these losses and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted loans.

Foreclosure on mortgaged properties involves delays and expense and could cause losses on the loans.

Even if the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The servicer will be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, all of which will reduce the amount of the net recovery by the trust.

Environmental conditions on the mortgaged property may give rise to liabilities.

Real property pledged as security to a lender may be subject to environmental risks which could cause losses on your securities. Under the laws of some states, contamination of a mortgaged property may give rise to a lien on the mortgaged property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against the property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also will increase its risk of environmental liability upon the foreclosure of the mortgaged property, since the lender may then become the legal owner of the property.

State and federal credit protection laws may limit collection of principal and interest on the loans.

Residential mortgage lending is highly regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity, as the owner of the loan, to damages and administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

The Servicemembers Civil Relief Act may limit the ability to collect on the loans.

The terms of the Servicemembers Civil Relief Act, or similar state legislation, benefit mortgagors who enter military service after the origination of his or her loan, including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty. These mortgagors may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The implementation of the Servicemembers Civil Relief Act could have an adverse effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these loans.

In addition, the Servicemembers Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on loans during the mortgagor’s period of active duty status. Thus, in the event that these loans go into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Ratings are not recommendations; the ratings assigned to your securities may be lowered or withdrawn.

Each series of securities will be rated in one of the four highest rating categories by one or more rating agencies. Any rating would be based on, among other things, the adequacy of the value of the assets and any credit enhancement. A rating is not a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor.

The ratings assigned to the securities will be based on, among other things, the adequacy of the value of the trust fund and any credit enhancement. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider’s long term debt.

ERISA may restrict the acquisition, ownership and disposition of securities.

Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of benefit plans. Due to the complexity of regulations that govern benefit plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of securities.

The registration of mortgages under the MERS system may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings.

The assignment of mortgages to Mortgage Electronic Registration Systems, Inc. (“MERS”) is a new practice in the mortgage lending industry. The servicer will be able to commence foreclosure proceedings on MERS-registered mortgages when necessary and appropriate. Public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds and increase the amount of realized losses on the mortgaged loans.

THE DEPOSITORS

NovaStar Mortgage Funding Corporation, was incorporated in the State of Delaware on January 7, 1998. NovaStar Mortgage Funding Corporation is a wholly-owned subsidiary of NovaStar Mortgage, Inc., a Virginia corporation with its headquarters in Kansas City, Missouri. NovaStar Mortgage Funding Corporation’s principal executive offices are located at NovaStar Mortgage Funding Corporation, 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. Its telephone number is (816) 237-7000.

NovaStar Certificates Financing Corporation, was formed in the State of Delaware on December 3, 1997. NovaStar Certificates Financing Corporation is a wholly-owned subsidiary of NovaStar Mortgage, Inc., a Virginia corporation with its headquarters in Kansas City, Missouri. The depositor’s principal executive offices are located at NovaStar Certificates Financing Corporation, 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. Its telephone number is (816) 237-7000.

THE SPONSOR AND SERVICER

The sponsor, NovaStar Mortgage, Inc., was incorporated in the State of Virginia on May 16, 1996, and is a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation. The sponsor originates subprime residential mortgage loans through a network of unaffiliated wholesale loan brokers. The seller utilizes a network of approximately 10,000 wholesale loan brokers in 50 different states. In addition, the sponsor services loans nationwide, and is licensed to do business as a foreign corporation in 49 states. The sponsor’s principal executive offices are located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. Its telephone number is (816) 237-7000. The principal offices for the sponsor’s mortgage lending operations are located in Lake Forest, California and Independence, Ohio. The sponsor is an approved HUD lender. The sponsor will also act as the servicer of the loans.

USE OF PROCEEDS

The net proceeds from the sale of each series of securities will be applied to one or more of the following purposes: to acquire the primary assets, to repay indebtedness which has been incurred to obtain funds to acquire the primary assets, to establish any reserve funds described in the prospectus supplement and to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement, if any. The acquisition of the primary assets for a series may be effected by an exchange of securities with the seller of the primary assets. The sponsor may agree to reimburse each depositor for fees and expenses of such depositor incurred in connection with the offering of the securities.

DESCRIPTION OF THE SECURITIES

Each depositor may offer from time to time the securities, which may be asset-backed bonds or certificates, in one or more series.

The certificates of a series will evidence undivided interests in assets deposited into a trust fund. The bonds of a series will represent indebtedness secured by the trust fund. A series may consist of both bonds and certificates.

Each series of securities will consist of one or more classes of securities, one or more of which may be fixed-rate securities, adjustable-rate securities, compound-interest securities, variable interest securities, planned-amortization-class securities, targeted-amortization securities, non-accelerating securities, zero coupon securities, principal-only securities, interest-only securities, prepayment-only securities or participating securities. A series may also include one or more classes of subordinate securities.

If a series includes multiple classes, the amount, percentage and timing of distributions of principal, interest or both to each class may vary and one or more classes’ right to distributions of principal, interest or both may be subordinated to other classes. The primary assets and other assets comprising the trust fund may be divided into one or more groups and one or more classes may evidence beneficial ownership of or be secured by the corresponding group.

The trustee, or a paying agent on its behalf, will make payments of principal of and interest on the securities. Interest on and principal of the securities of a series will be payable on each distribution date at the times, at the rates, in the amounts and in the order of priority described in the prospectus supplement. Payments will be made either by check mailed to holders of record at their addresses appearing on the security register, or by wire transfer, as described in the prospectus supplement. Final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. The trustee will mail notice of the final payment on a security to the holder of the security before the distribution date on which the trustee expects to make the final principal payment.

Payments of Interest

The interest-bearing securities of each class will bear interest from the date and at the rate per annum specified, or calculated in the method described in, the prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans and/or as prepayments occur on the loans. Principal-only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

Payments of Principal

On each distribution date for a series, principal payments will be made to the holders of the securities of the series on which principal is then payable, as described in the prospectus supplement. Principal payments will be allocated among the classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

The rate of principal payments of each class may depend principally upon the rate of payment, including prepayments, on the primary assets. A rate of prepayment lower or higher than anticipated will affect the yield on the securities of a series in the manner described under “—Weighted Average Life of the Securities.” Under limited circumstances, a series of securities may be subject to termination or redemption. See “—Optional Redemption, Purchase or Termination” below.

Final Scheduled Distribution Date

The final scheduled distribution date on each class of securities is the date no later than which the principal balance is expected to be reduced to zero, calculated on the basis of the assumptions described in the prospectus supplement. The final scheduled distribution date will be specified in the prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

Furthermore, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience of a series. See “—Weighted Average Life of the Securities” below.

Optional Redemption, Purchase or Termination

One or more classes of securities of any series may be subject to optional redemption or repurchase, in whole or in part, on any distribution date by the sponsor, servicer or credit enhancer or an affiliate thereof. Redemption or repurchase may occur on or after a specified date, or on or after the time as the aggregate outstanding principal amount of the securities or primary assets, is less than a percentage not to exceed 25% of the initial aggregate principal balance of the securities or primary assets. If the securities can be redeemed when the outstanding principal amount of such securities is 25% or more of the initial aggregate principal balance of such securities, then such securities will be referred to as “callable”. The redemption, purchase or repurchase price may not be less than an amount necessary to pay all principal and interest on the securities outstanding. If we have made a REMIC election, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under section 860F of the Internal Revenue Code. The risk of reinvesting unscheduled distributions resulting from prepayments of the securities will be borne by the holders. Neither the issuing entity nor the holders will have any continuing liability under an optional redemption or repurchase.

Mandatory Termination; Auction Sale

The trustee, the servicer or the sponsor may be required to effect early retirement of a series of securities by auction sale. Within a period following the failure of the holder of the optional termination right to exercise its right, the required party shall solicit bids for the purchase of all primary assets remaining in the trust. In the event that satisfactory bids are received, the net sale proceeds will be distributed to holders in the same order of priority as collections on the loans. A satisfactory bid will not be less than an amount necessary to pay all principal and interest on the bonds. If satisfactory bids are not received, the required party shall decline to sell the loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the loans. The sale and consequent termination of the trust must constitute a “qualified liquidation” of each REMIC.

Defeasance

The indenture may provide that a trust fund may be discharged through defeasance. In a defeasance, a party will deposit with the trustee money and/or direct obligations of or obligations guaranteed by the United States of America which will provide money in an amount sufficient to pay each installment of interest and, on the final scheduled distribution date, principal on the bonds. In the event of any defeasance and discharge of bonds, bond holders would be able to look only to the deposited money and/or direct obligations for payment of principal and interest, if any, on their bonds until maturity.

Weighted Average Life of the Securities

“Weighted average life” refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under primary assets included in the trust fund for a series is paid. Repayment may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans or underlying loans relating to the private securities, as applicable, included in the trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the loans will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the mortgage loans or underlying loans either from time to time or over the lives of the loans.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans. If any loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments.

Form of Securities

The securities in each series will either be issued as physical certificates or in book-entry form. Physical certificates in fully registered form will be transferable and exchangeable at the corporate trust office of the registrar of the securities named in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other government charge.

Securities issued in book-entry form will be registered in the name of Cede & Co., the nominee of the Depository Trust Company. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under the provisions of section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Under a book-entry format, holders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of the securities registered in the name of Cede & Co., as nominee of DTC, may do so only through participants and indirect participants. In addition, the holders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Under a book-entry format, holders will receive payments after each distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each distribution date, DTC will forward payments to its participants, which thereafter will be required to forward payments to indirect participants or holders. Unless and until physical securities are issued, it is anticipated that the only holder will be Cede & Co., as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as holders under the agreements. The beneficial holders will only be permitted to exercise the rights of holders under the agreements indirectly through DTC and its participants who in turn will exercise their rights through DTC.

DTC is required to make book-entry transfers of securities among participants and is required to receive and transmit payments of principal of and interest on the securities. Participants and indirect participants with which holders have securities accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective holders. Accordingly, although holders will not process securities, the rules provide a mechanism by which holders will receive distributions and will be able to transfer their interests.

Unless and until physical certificates are issued, holders who are not participants may transfer ownership of securities only through participants by instructing participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of securities, which account is maintained with their respective participants. In accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing holders.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a holder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise act as the owner of the securities may be limited due to the lack of a physical certificate.

DTC in general advises that it will take any action permitted to be taken by a holder under an agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, DTC in general advises that it will take actions on behalf of specified percentages of the holders only at the direction of participants whose holdings include current principal amounts of outstanding securities that satisfy the specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding securities to the extent that actions are taken on behalf of participants whose holdings include current principal amounts of outstanding securities.

Any securities initially registered as physical certificates in the name of Cede & Co., as nominee of DTC, will be issued in fully registered, certificated form to holders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in the agreements and the prospectus supplement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities representing the securities and instruction for re-registration, the trustee will take the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of physical certificates as holders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to holders. The final distribution of any security, whether physical certificates or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the securities on the final distribution date at the office or agency specified in the notice of final payment to holders.

THE TRUST FUNDS

Each trust fund will include assets originated or acquired by the seller or sellers specified in the prospectus supplement composed of:

•	primary assets, which may include one or more pools of (1) mortgage loans that are secured by mortgages or deeds of trust on residential properties, (2) manufactured housing conditional sale contracts and installment agreements that are secured by manufactured homes, and (3) securities backed or secured by such loans,

•	all monies due on the loans net, if and as provided in the prospectus supplement, of amounts payable to the servicer of the loans,

•	funds on deposit in any pre-funding and interest coverage accounts,

•	reserve funds, letters of credit, surety bonds, insurance policies, interest rate cap agreements, interest rate swap agreements or currency swap agreements,

•	any mortgaged property acquired by foreclosure or deed in lieu of foreclosure or repossession,

•	any manufactured home acquired by repossession, and

•	any amount on deposit in the collection account or distribution account.

The mortgage loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a mortgaged property, which may be subordinated to one or more senior liens on the mortgaged property. The contracts will be secured by security interests taken in the manufactured homes.

An immaterial portion of the assets that are included in a trust fund at the closing date may deviate from the characteristics that are described in the prospectus supplement.

The securities will be non-recourse obligations secured by or representing ownership of the trust fund. Holders of a series of bonds may only proceed against the collateral securing the bonds in the case of a default and may not proceed against any assets of each depositor or the trust fund not pledged to secure the bonds.

The primary assets securing a series will be acquired from the seller. The loans relating to a series generally will be originated or purchased by the seller in the ordinary course of business on a loan by loan basis. If the assets securing a series include a significant number of loans that were purchased in bulk by the seller from a third party, then the prospectus supplement will describe such purchase. Loans relating to a series will be serviced by the servicer specified in the prospectus supplement, under a servicing agreement between the trust fund and the servicer. NovaStar Mortgage or such other entities stated in the prospectus supplement will be the servicer.

“Agreement” means the mortgage loan purchase agreement and, as to a series of certificates, the pooling and servicing agreement, and as to a series of bonds, the trust agreement, the indenture and the servicing agreement, as the context requires.

A trust fund relating to a series of securities may be held by any of the following: a common law trust, a statutory trust, a limited partnership, limited liability company or corporation, in each case formed under the laws of the state specified in the prospectus supplement.

Prior to the initial offering of a series of securities, the trust fund will have no assets or liabilities. We do not expect any trust fund to engage in any activities other than acquiring, managing and holding the trust assets and the proceeds thereof, issuing securities and making distributions thereon. No trust fund will have any significant source of capital other than its assets and any credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of mortgage loans, contracts and private securities. Some of the loans may be 30 or more days delinquent, although the loans that are 30 or more days delinquent as of the cut-off date will not exceed 20% of the initial aggregate principal balance of the primary assets for that series.

The assets in a trust fund may be divided into two or more separately identified groups, as described in the prospectus supplement. A group may consist of mortgage loans with similar characteristics, such as fixed or variable rate loans, jumbo or conforming loans, or closed-end or revolving loans. Assets in a specific group may back or secure a specific class of securities, and cash flows from assets in a group may be used primarily for payments on the related class of securities.

The following is a brief description of the loans we expect to be included as trust property.

The Mortgage Loans

Mortgage Loans. The primary assets for a series may consist, in whole or in part, of mortgage loans secured by mortgages on one- to four-family residential housing, including condominium units and cooperative dwellings. The mortgage loans may be first priority or subordinate to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the prospectus supplement.

The mortgage loans may be “closed-end” loans, which do not permit the borrower to obtain future advances. The mortgage loans may also include revolving home equity loans that permit the borrower to obtain future advances. The mortgage loans will be secured by first or junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the mortgage loans included in the trust for a series of securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or “Rule of 78s” method. When a full principal prepayment is paid on a mortgage loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of prepayment, at a daily interest rate that is applied to the principal amount of the mortgage loan so prepaid.

Underwriting. The prospectus supplement for a series will set forth the underwriting standards used to underwrite the mortgage loans that are included in the trust for that series of securities.

High LTV Loans. The mortgage loans for a series of securities may include high LTV loans. High LTV loans are mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%.

Payment Terms. The payment terms of the mortgage loans to be included in a trust fund for a series will be described in the prospectus supplement and may include any of the following features or combinations thereof or other features described in the prospectus supplement:

•	Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under specified circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for periods and under circumstances specified in the prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

•	Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

•	Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for specified periods. Some mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or transfer of the mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

Amortization of the Mortgage Loans. The mortgage loans will provide for payments that are allocated to principal and interest according to either the actuarial method, the simple interest method or the “Rule of 78s” method. The prospectus supplement will state whether any of the mortgage loans will provide for deferred interest or negative amortization.

An actuarial mortgage loan provides for payments in level monthly installments except, in the case of a balloon loan, the final payment, consisting of interest equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with the remainder of the payment applied to principal.

A simple interest mortgage loan provides for the amortization of the amount financed under the mortgage loan over a series of equal monthly payments except, in the case of a balloon loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan being multiplied by the stated loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if the payment is made on its scheduled due date.

Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

Some mortgage loans may be insured under the Federal Housing Authority Title I credit insurance program created under sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I program, the Federal Housing Authority is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I program operates as a coinsurance program in which the Federal Housing Authority insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s Federal Housing Authority insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

The mortgaged properties will include single family property, which is one-to-four family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

The prospectus supplement will specify whether or not mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of mortgage loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either (1) the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor’s mailing address as reflected in the servicer’s records. To the extent specified in the prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes.

The initial combined loan-to-value ratio of a mortgage loan is computed in the manner described in the prospectus supplement, taking into account the amounts of any senior loans.

Additional Information. The selection criteria for the mortgage loans, including loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

The trust fund may include mortgage loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The trust fund may include mortgage loans that do not have a specified stated maturity.

The prospectus supplement for a series for which the primary assets include mortgage loans will specify, to the extent relevant and to the extent the information is reasonably available to each depositor and such depositor reasonably believes the information to be reliable:

•	the aggregate unpaid principal balance;

•	the range and weighted average loan rate, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

•	the range and average outstanding principal balance;

•	the weighted average original and remaining term-to-stated maturity and the range of original and remaining terms-to-stated maturity, if applicable;

•	the range and weighted average of combined loan-to-value ratios or loan-to-value ratios;

•	the percentage of mortgage loans that accrue interest at adjustable or fixed interest rates;

•	the geographic distribution of the mortgaged properties;

•	the percentage of mortgage loans that are secured by single family mortgaged properties, shares relating to cooperative dwellings,

•	condominium units, investment property and vacation or second homes;

•	the lien priority;

•	the maximum remaining term of the mortgage loans; and

•	the delinquency status, including the duration and history of delinquencies and the percentage of delinquent mortgage loans.

The prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans for a series.

Revolving Credit Loans

The prospective supplement for a series will indicate whether revolving credit loans are included in the trust for the series. Revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. The revolving credit loans may be fixed or variable rate loans. In most instances, interest on a revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle, which is typically monthly.

The borrower for each revolving credit loan may draw funds on such revolving credit loan from time to time. The maximum amount of any draw for a revolving credit loan is usually limited to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the servicer or other entity specified in the prospectus supplement.

In most cases, the borrower for a revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount which usually will be the finance charge for the billing cycle. A revolving credit loan may have a repayment period, during which the borrower is required to make monthly principal payments to amortize the principal balance. The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the maturity date of the loan. In most cases, a revolving credit loan may be prepaid in full or in part at any time and without penalty.

The prospective supplement for a series will set forth the terms of the revolving credit loans included in the trust for the series of securities.

The Contracts

Contracts. Contracts in a trust fund will consist of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the seller. Each contract will be secured by manufactured homes, each of which will be located in any of the fifty states or the District of Columbia. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate. The seller of the contracts may retain a portion of the interest payments, called a “fixed retained yield.” If the seller retains a fixed retained yield, the trust will be entitled to payments on the contracts after payment of the fixed retained yield.

Manufactured homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the contract.

Additional Information. The prospectus supplement for a series for which the primary assets include contracts will specify, to the extent relevant and to the extent the information is reasonably available to each depositor and such depositor reasonably believes the information to be reliable:

•	the initial aggregate principal balance;

•	the range of original terms to maturity;

•	the weighted average remaining term to stated maturity;

•	the earliest and latest origination dates;

•	the range of contract rates and net contract rates;

•	the weighted average net contract rate;

•	the geographic distribution of manufactured homes;

•	the percentage of any contracts which are secured by manufactured homes which have become permanently affixed to real estate;

•	the percentage of the contracts representing the refinancing of existing indebtedness;

•	the range of loan-to-value ratios; and

•	the highest outstanding principal balance at origination of any contract.

The contracts in a trust fund will generally have monthly payments due on the first of each month and will be fully-amortizing contracts. Contracts may have due dates which occur on a date other than the first of each month. The contracts may include adjustable rate contracts that provide for payment adjustments to be made less frequently than adjustments in the contract rates. Each adjustment in the contract rate which is not made at the time of a corresponding adjustment in payments, and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor, will result in a change in the rate of amortization of the contract. Moreover, payment adjustments on the contracts may be subject to limitations, as specified in the prospectus supplement, which may also affect the rate of amortization on the contract. As a result, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the contract. In any such month, no principal would be payable on the contract, and if the accrued interest exceeded the scheduled monthly payment, the excess interest due would become deferred interest that is added to the principal balance of the contract. Deferred interest will bear interest at the contract rate until paid. If the limitations prevent the payments from being sufficient to amortize fully the contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on the stated maturity date.

Private Securities

Primary assets for a series may consist, in whole or in part, of “private securities” which include pass-through certificates representing beneficial interests in underlying loans of the type that would otherwise be eligible to be loans or collateralized obligations secured by underlying loans. Private securities (i) may have previously been registered under the Securities Act of 1933 (the “Act”) and offered to the public and not purchased as part of the original distribution or (ii) may be acquired in a private transaction exempt from registration under the Act. In the case of private securities relating to clause (i), such private securities will need to be registered as a primary offering unless the following criteria are met: (A) the related depositor would be free to publicly sell such private securities without registration under the Act, (B) neither the issuer of such private securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to such private securities and the asset-backed securities transaction and (C) neither the issuer of such private securities nor any of its affiliates as an affiliate of the sponsor, the related depositor, issuing entity or underwriter of the asset-backed securities transaction. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and private securities themselves will not be so insured or guaranteed.

Private securities will have been issued under a pooling and servicing agreement, a trust agreement or similar agreement. The sponsor/servicer of the underlying loans will have entered into the underlying agreement with the underlying trustee. The underlying trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer directly or by one or more sub-servicers who may be subject to the supervision of the underlying servicer.

The sponsor of the private securities will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to trusts, and selling beneficial interests in trusts. Subject to the first paragraph of this section, the underlying company may be an affiliate of the related depositor. The obligations of the underlying sponsor will generally be limited to representations and warranties as to the assets conveyed by it to the trust.

Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the private securities on the dates specified in the prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the underlying trustee or the underlying servicer. The underlying company or the underlying servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the prospectus supplement.

The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Underlying loans will be secured by mortgages on mortgaged properties.

Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the underlying agreement, guarantees, letters of credit, derivative contracts, cash collateral accounts or insurance policies may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the rating agency that rated the private securities.

Additional Information. The prospectus supplement for a series for which the primary assets include private securities will specify, to the extent relevant and to the extent the information is reasonably available to each depositor and such depositor reasonably believes the information to be reliable:

•	the aggregate approximate principal amount and type;

•	the maximum original term-to-stated maturity;

•	the weighted average term-to-stated maturity;

•	the pass-through or certificate rate or ranges thereof;

•	the underlying company, the underlying servicer and the underlying trustee;

•	characteristics of credit support relating to the underlying loans or to the private securities;

•	the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities;

•	the terms on which underlying loans may be substituted for those originally underlying the private securities;

and, as to the underlying loans, the following:

•	the payment features, including whether the underlying loans are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

•	the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity;

•	the servicing fee or range of servicing fees;

•	the minimum and maximum stated maturities at origination;

•	the lien priority; and

•	the delinquency status and year of origination.

Accounts

Each trust fund will include one or more accounts. Each account will either be an account maintained at a depository institution, the long-term unsecured debt obligations of which are satisfactory to each rating agency, or an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each rating agency.

The trustee may invest the funds in the accounts in eligible investments maturing, with exceptions, not later than the day preceding the date funds are due to be distributed. Eligible investments include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker’s acceptances, repurchase agreements of United States government securities, guaranteed investment contracts and money market funds, in each case, acceptable to the rating agencies rating the securities.

Collection and Distribution Accounts

A separate collection account will be established in the name of the trustee for receipt of all amounts received from the primary assets. Amounts on deposit in the collection account and amounts available from any credit enhancement will be deposited in a distribution account, which will also be established in the name of the trustee, for distribution to the holders.

Pre-Funding Account

A trust fund may include a “pre-funding account.” On the closing date, the “pre-funded amount,” which is a portion of the proceeds of the sale of the securities of a series, will be deposited in the pre-funding account and may be used to acquire additional primary assets during a specified “pre-funding period.” The pre-funded amount will not exceed 50% of the principal amount of the securities issued pursuant to the related offering. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, it will be applied in the manner specified in the prospectus supplement to prepay the bonds and/or the certificates of the applicable series.

If a pre-funding account is established:

•	the pre-funding period will generally not exceed one year from the closing date,

•	the additional primary assets to be acquired during the pre-funding period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the primary assets included in the trust fund on the closing date, subject to the exceptions stated in the prospectus supplement, and

•	prior to the investment of the pre-funded amount in additional primary assets, the pre-funded amount will be invested in one or more eligible investments.

If a pre-funding account is established, an “interest coverage account” may be established and maintained with the trustee. On the closing date, funds will be deposited in the interest coverage account and used to fund any shortfall in the interest accrued on the securities and fees or expenses during the pre-funding period. Any amounts on deposit in the interest coverage account at the end of the pre-funding period that are not necessary to fund any shortfall will be distributed to the person specified in the prospectus supplement.

If a trust fund includes a pre-funding account and the principal balance of additional primary assets delivered to the trust fund during the pre-funding period is less than the original pre-funded amount, the securityholders will receive a prepayment of principal to the extent described in the prospectus supplement. Any principal prepayment may adversely affect the yield to maturity of the applicable securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest a prepayment at yields equaling or exceeding the yields on the securities. It is possible that the yield on any reinvestment will be lower, and may be significantly lower, than the yield on the securities.

CREDIT ENHANCEMENT

Either depositor may obtain credit enhancement, which may include overcollateralization, cross-collateralization, subordinated securities, an irrevocable letter of credit, surety bond or insurance policy, or combination thereof in favor of the trustee on behalf of the holders of a series or designated classes of a series. Either depositor may also obtain swap agreements and cap agreements to hedge against interest rate risks. The credit enhancement and hedge agreements will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions described in the prospectus supplement. Credit enhancement and hedge agreements for a series may include one or more of the following forms, and may be structured so as to protect against losses relating to more than one trust fund.

Over-Collateralization

If specified in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization. In addition, if specified in the prospectus supplement for a series, the initial aggregate outstanding principal amount of the mortgage loans in a trust plus the principal amount in the pre-funded account for the series may exceed the aggregate principal amount of the securities issued in such series, resulting in initial principal over-collateralization.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that trust fund. Cross-collateralization may be provided by:

•	allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

•	allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.

As described in the related prospectus supplement, these excess amounts or losses, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate groups in the trust. If applicable, the related prospectus supplement will identify the groups to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified groups.

Subordination

If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities as specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest of the related subordinated securities, or by other methods described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case as specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans which must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

Insurance

Credit enhancement for a series may include a pool insurance policy, private mortgage insurance policies on underlying loans, a special hazard insurance policy or bankruptcy bonds relating to the primary assets.

Pool Insurance Policy. A pool insurance policy covers, subject to the limitations described in a prospectus supplement, losses resulting from defaults, but generally will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy.

Private Mortgage Insurance Policy. Certain mortgage loans in the trust may be individually covered by a private mortgage insurance policy, which would insure the mortgage lender. A private mortgage insurance policy insures a portion of the loss on a mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to a certain percentage of the original loan-to-value ratio of such mortgage loan. Private mortgage insurance policies typically do not cover losses caused by physical damage to the mortgaged property, negligence, fraud and certain other risks.

Special Hazard Insurance Policy. A special hazard insurance policy typically provides that, where there has been damage to mortgaged property securing a defaulted or foreclosed mortgage loan or the manufactured home underlying a contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the mortgaged property or manufactured home or (2) upon transfer of the mortgaged property or manufactured home to the special hazard insurer, the unpaid principal balance of the loan at the time of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be correspondingly reduced, less any net proceeds from the sale of the mortgaged property or manufactured home. Any amount paid as the cost of repair of a mortgaged property or manufactured home will reduce coverage by the amount paid. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, except under specified circumstances, nuclear reaction, if the mortgaged property is in a federally designated flood area, flood, chemical contamination and related other risks.

Restoration of the mortgaged property or replacement of the manufactured home with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the mortgaged property be restored or manufactured home replaced before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan. The payment described under (2) above will render unnecessary presentation of a claim for the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the loan plus accrued interest and expenses will not affect the total insurance proceeds paid to security holders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property or manufactured home at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to the assigned value, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the assigned value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Legal Aspects of the Loans.” Either depositor may obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the federal Bankruptcy Code. The bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by a bankruptcy court of the principal amount of a loan and will cover unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

Either depositor may deposit into one or more funds to be established with the trustee as part of the trust fund or for the benefit of any credit enhancer, cash, a letter or letters of credit, cash collateral accounts or eligible investments. In the alternative or in addition to an initial deposit, a reserve fund may be funded over time through application of all or a portion of the excess cash flow from the primary assets, to the extent described in the prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses or reimburse any credit enhancer.

The trustee will invest amounts deposited in a reserve fund in eligible investments.

Letter Of Credit

Any letter of credit for a series of securities may be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

•	the loans on the related cut-off date, or

•	one or more classes of securities.

If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit may be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

Minimum Principal Payment Agreement

Either depositor may enter into a minimum principal payment agreement with an entity specified in the prospectus supplement. The entity would provide payments on the securities of a series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets are not sufficient to make payments on the securities.

Deposit Agreement

The issuing entity and the trustee for a series may enter into a deposit agreement with the entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that it, together with income thereon, can be applied to future distributions on one or more classes of securities.

Hedge Agreements

A trust may hold an interest rate swap agreement, an interest rate cap agreement or currency swap agreement providing limited protection against interest rate or currency exchange risks. These derivative contracts may provide the trust with additional amounts which will be available to pay interest on the securities, to build up overcollateralization, or both. In no event will the utilization of such hedge agreements result in creating a security that relied primarily on something other than the performance of the receivables or other financial assets in the pool. All agreements related to the hedge agreements used for a particular series of securities will be filed as exhibits to the related prospectus supplement.

SERVICING

The following summaries describe material provisions in the servicing agreements common to each series of securities. The summaries do not purport to be complete and are subject to and qualified by reference to the provisions of the servicing agreements and the prospectus supplements. Where particular provisions or terms used in the servicing agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the servicing agreement and any credit enhancement, follow the collection procedures that it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge on a loan and to the extent provided in the servicing agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the scheduled payments are due on the loan.

The servicer, to the extent permitted by law and required by the underlying loan documents, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the mortgaged property or manufactured home and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits To And Withdrawals From The Collection Account

The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. The servicer may be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

The servicer will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the cut-off date but received by the servicer on or before the closing date. Thereafter, the servicer will deposit into the collection account the following:

•	All payments on account of principal, including prepayments, on the primary assets;

•	All payments on account of interest on the primary assets after deducting, if permitted by the servicing agreement, the servicing fee;

•	All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than liquidation proceeds, which are amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise under law, exclusive of, if permitted by the servicing agreement, the servicing fee;

•	All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the obligor;

•	All amounts from any reserve fund;

•	All advances made by the servicer; and

•	All repurchase prices of any primary assets repurchased by the related depositor, the servicer or the sponsor.

The servicer may be permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

•	to reimburse itself for advances made by it; the servicer’s right to reimburse itself may be limited to amounts received from particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the mortgaged property or manufactured home, which represent late recoveries of scheduled payments respecting which any advance was made;

•	to the extent provided in the servicing agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from late recoveries or proceeds from the particular loan;

•	to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of a damaged mortgaged property or manufactured home and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after reimbursement exceed the outstanding principal balance of the loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the loan;

•	in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the servicing agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the servicing agreement;

•	to reimburse itself for expenses incurred by and recoverable by or reimbursable to it; to pay to the applicable person with respect to each “REO property,” a primary asset or mortgaged property acquired through or in lieu of foreclosure acquired in respect thereof that has been repurchased or removed from the trust fund by the related depositor, the servicer or the sponsor, all amounts received thereon and not distributed as of the date on which the repurchase price was determined;

•	to make payments to the trustee for deposit into the distribution account, if any, or for remittance to the holders in the amounts and in the manner provided for in the servicing agreement; and

•	to clear and terminate the collection account.

In addition, the servicer may withdraw at any time from the collection account any amount inadvertently deposited in the collection account.

Advances And Limitations Thereon

The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer may fund an advance from its own corporate funds, advances made by any sub-servicer or funds held in the collection account for future payment or withdrawal. The servicer will be obligated to make advances, and the obligation may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the prospectus supplement.

Maintenance Of Hazard Insurance Policies

The prospectus supplement will specify the extent to which the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the mortgaged property or manufactured home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the mortgaged property or manufactured home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover mortgaged properties and manufactured homes located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of common kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a mortgaged property securing a mortgage loan is located in a flood area identified by the Department of Housing and Urban Development under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the mortgaged property, to the extent available.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans or manufactured home securing a contract typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the mortgaged property or manufactured home, including the improvements on any mortgaged property or manufactured home, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value, which is the replacement cost less physical depreciation, of the mortgaged property or manufactured home, including the improvements, if any, damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the mortgaged property or manufactured home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans and manufactured homes declines as the principal balances owing thereon decrease, and since the value of the mortgaged properties or manufactured home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected mortgaged property or manufactured home.

Generally, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the loan. The servicer may also maintain on REO property that secured a defaulted mortgage loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property, other than under any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or REO property. This blanket policy may contain a deductible clause, in which case the servicer may be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit in the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization Upon Defaulted Mortgage Loans

The servicer shall, or shall direct the related subservicer to, foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties or the manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure, repossession or other conversion, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the mortgaged property or manufactured home unless it determines that (1) the restoration, repossession or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (2) its expenses will be recoverable either through liquidation proceeds or the proceeds of insurance. In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within two years after the acquisition of the mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the related depositor will be required to do so.

The servicer may arrange with the obligor on a defaulted loan a modification of the loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions in the servicing agreement.

Enforcement Of Due-On-Sale Clauses

When any mortgaged property is about to be conveyed by the obligor, the servicer may, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the mortgage loan under the applicable “due-on-sale” clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the mortgaged property has been or is about to be conveyed, under which the assuming person becomes liable under the mortgage loan and under which the original obligor is released from liability and the assuming person is substituted as the obligor and becomes liable under the mortgage loan. Any fee collected in connection with an assumption will generally be retained by the servicer as additional servicing compensation. The terms of a mortgage loan may not be changed in connection with an assumption.

Servicing Compensation And Payment Of Expenses

The servicer will be entitled to a periodic servicing fee as servicing compensation in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable, as specified in the prospectus supplement. In addition, the servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of mortgaged property in connection with defaulted mortgage loans or manufactured homes in connection with a defaulted contract, as will be further specified in the prospectus supplement.

The servicer may pay expenses incurred in connection with the servicing of the mortgage loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to holders.

When an obligor makes a principal prepayment in full between due dates on the loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the trustee for deposit into the distribution account an amount equal to one month’s interest on the loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee for a month, a shortfall to holders may occur.

The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The holders will suffer no loss by reason of reimbursement of expenses if expenses are covered under insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other credit enhancement.

The prospectus supplement will describe the priority of the servicer’s right, which is typically senior in priority, to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, with respect to the rights of the holders.

Evidence As To Compliance

If so specified in the prospectus supplement, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that it has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of its examination, it is of the opinion that the servicing has been conducted in compliance with the servicing agreement, except for any exceptions that it believes to be immaterial and any other exceptions identified in the statement.

The servicer for each series will also provide to the trustee an annual statement to the effect that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding calendar year.

Matters Regarding The Servicer

The servicer for each series will be identified in the prospectus supplement. The servicer may be an affiliate of either depositor and may have other business relationships with either depositor and its affiliates. The servicer is expected to be NovaStar Mortgage, the parent of each depositor, to the extent NovaStar Mortgage is not the servicer, the prospectus supplement will describe the entity or entities acting as such.

If an event of default occurs under a servicing agreement, the servicer may be replaced with a successor servicer. These events of default and the rights of the controlling party upon a default under the servicing agreement will be substantially similar to those described under “The Agreements—Events of Default; Rights Upon Events of Default—Servicing Agreement.”

The servicing agreement will specify the circumstances under which the servicer may assign its rights and delegate its duties and obligations thereunder for each series, which generally will require that the successor servicer accepting the assignment or delegation:

•	services similar loans in the ordinary course of its business,

•	is reasonably satisfactory to the trustee,

•	has a net worth of not less than a minimum amount,

•	would not cause the securities to be qualified, downgraded or withdrawn, and

•	executes and delivers to the trustee an agreement under which it assumes the obligations to act as servicer.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the servicing agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the above criteria. However, the assigning servicer will remain liable for the servicing obligations under the servicing agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the servicing agreement provided that the successor or surviving entity meets the above requirements for a successor servicer.

The servicer, and its directors, officers, employees and agents, will not be responsible for any action taken or for failing to take any action in good faith under the servicing agreement, or for errors in judgment. However, neither the servicer nor its directors, officers, employees and agents will be protected against any breach of warranty or representations or the failure to perform its obligations in compliance with the specified standard of care, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties. Each servicing agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the servicer may be entitled to be reimbursed for the legal expenses and costs of the action out of the collection account. The servicer will be required to do the following: (i) provide a report with an assessment of such servicer’s compliance with the servicing criteria for servicers in asset-backed securities transactions, (ii) cause a firm of independent public accountants to provide an attestation report as to the servicer’s compliance with the applicable servicer’s criteria and (iii) provide a statement of compliance with all of its obligations under the relevant servicing agreement. The attestation reports and compliance statements discussed in the prior sentence shall comply with Item 1122(d) of Regulation AB.

THE AGREEMENTS

The following summaries describe the material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Sale and Assignment Of Primary Assets

At the time of issuance of the securities of a series, pursuant to a mortgage loan purchase agreement the sponsor will sell, transfer, convey and assign to each depositor, and such depositor will in turn sell, transfer, convey and assign to the trust, all right, title and interest in the primary assets and other property to be transferred to the trust for a series. The sale and assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the prospectus supplement, except for any interests in the trust retained by the sponsor, the related depositor or its affiliate. The trustee will, concurrently with the assignment, execute and deliver the securities.

Transfer Of Mortgage Loans. The sponsor will, as to each mortgage loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original mortgage was delivered to the recording office, and an assignment of the mortgage in recordable form. The trustee or the custodian will hold these documents in trust for the benefit of the holders.

The sponsor will cause assignments to the trustee of the mortgages to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required. If the sponsor does not cause assignments to be recorded, the agreement may require the sponsor to repurchase from the trustee the affected mortgage loans, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation constitutes the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Transfer Of Contracts. The sponsor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the sponsor will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the related depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of assignment, the trustee’s interest in contracts could be defeated.

Transfer Of Private Securities. The related depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. See “The Trust Funds—Private Securities.”

Each loan will be identified in a schedule appearing as an exhibit to the agreements. The schedule will specify with respect to each loan the original principal amount and unpaid principal balance as of the cut-off date, the current interest rate, the current scheduled payment of principal and interest, the maturity date, if any, and if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

Repurchase And Substitution Of Non-Conforming Primary Assets. If any document required to be in the file relating to the primary assets is found by the trustee within a specified period to be defective in any material respect and the sponsor does not cure the defect within a specified period, the sponsor will be required to repurchase the affected primary asset.

The sponsor may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. However, (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within a specified period after the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Except as otherwise described in the prospectus supplement, any substitute primary asset will have, on the date of substitution, (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, (2) an interest rate not less than the interest rate of the deleted primary asset, (3) a remaining term-to-stated maturity not greater than that of the deleted primary asset, and will comply with all of the representations and warranties in the applicable agreement as of the date of substitution.

The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

The sponsor will make representations and warranties with respect to primary assets for a series. If the sponsor cannot cure a breach of the representations and warranties in all material respects within the specified time period after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the sponsor is obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

No security holder, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the majority holders have made written request upon the trustee to institute a proceeding and have offered to the trustee reasonable indemnity, and the trustee has failed to do so within a specified period.

Reports To Holders

Pursuant to the related transaction documents and in connection with each payment of the securities, the trustee or other entity specified in the prospectus supplement will prepare and make available to each holder via the internet a statement setting forth, to the extent applicable to any series, among other things:

•	the amount of principal distributed to the security holders and the outstanding principal balance of the securities following the distribution,

•	the amount of interest distributed to the security holders and the current interest on the securities,

•	the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to security holders, the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the primary assets unscheduled payments of principal received on the primary assets (d) the aggregate amount of scheduled and unscheduled payments of principal received on the primary assets or (e) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities,

•	the amount received from credit enhancement as described in Item 1114 of Regulation AB, and the remaining amount available under any credit enhancement, with an identification of the general purpose of such payments and the party receiving such payments,

•	the amount of any payment delinquencies losses on the primary assets,

•	the book value of any primary assets or mortgaged properties acquired through or in lieu of foreclosure acquired by the trust,

•	any amounts received under any hedge agreement,

•	the principal balance of the primary assets in the trust fund,

•	the aggregate principal balance and weighted average mortgage rate of the mortgage loans or, if applicable, subsequent loans,

•	the applicable pass-through rates for each class of certificates for the related series,

•	any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period,

•	cash flows received and the sources thereof for distributions, fees and expenses (including portfolio yield, if applicable),

•	fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses,

•	the amount of excess cash flow or excess spread and the disposition of excess cash flow,

•	beginning and ending principal balances of the asset-backed securities,

•	beginning and ending balances of any applicable transaction accounts, such as reserve accounts, and material account activity during the period.

•	number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts,

•	information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements,

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time,

•	material breaches of pool asset representations or warranties or transaction covenants,

•	information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met, and

•	information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable. Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish to each holder of record at any time during the calendar year the information specified in the agreements to enable holders to prepare their tax returns. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant.

A series of securities or one or more classes of the series may be issued in book-entry form. In that event, owners of beneficial interests in the securities will not be considered holders and will not receive the reports directly from the trustee. The trustee will forward reports only to the entity or its nominee which is the registered holder of the global certificate which evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with their practices and procedures.

Events Of Default; Rights Upon Event Of Default

Servicing Agreement. Except to the extent otherwise stated in the prospectus supplement, events of default under each servicing agreement generally include:

•	any failure by the servicer to deposit any required amounts in the collection account, which failure continues unremedied for a specified period after the giving of written notice of the failure to the servicer,

•	any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable servicing agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than a specified percentage of the aggregate voting rights of the securities for that series, and

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

The servicing agreement or pooling and servicing agreement will specify the circumstances under which the controlling party may remove the servicer upon the occurrence and continuance of an event of default thereunder relating to the servicing of loans, other than its right to recovery of other expenses and amounts advanced under the terms of the servicing agreement which rights the servicer will retain under all circumstances, whereupon a successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the servicing agreement.

In the event that the trustee is unwilling or unable so to act as the successor servicer (if the trustee is named as such in the agreements), it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable servicing agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee and the other servicing compensation.

During the continuance of any event of default of a servicer, the trustee will have the right to protect and enforce the rights of the holders, and the controlling party may direct the time, method and place of conducting any proceeding for exercising any trust power. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

Indenture. Events of default under the indenture for each series of bonds may include:

•	a default in the payment of any principal or interest on any bond, which continues for a specified period of time;

•	failure to perform any other covenant of the issuing entity in the indenture which continues for a specified period of time after notice is given;

•	any representation or warranty made by the issuing entity in the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within a specified period of time after notice is given; or

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

If an event of default with respect to the bonds of any series at the time outstanding occurs and is continuing, controlling party may declare the bonds to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the controlling party.

If, following an event of default with respect to any series of bonds, the bonds have been declared due and payable, the controlling party may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral and to continue to apply distributions as if there had been no acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the bonds as they would have otherwise become due. In addition, the trustee may not sell or otherwise liquidate the collateral following an event of default other than a default in the payment of any principal or interest on any bond of the series for a specified period, unless all of the holders consent to the sale, the proceeds of the sale are sufficient to pay in full the principal and interest due on the bonds or the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due, and the trustee obtains the consent of the holders of a specified amount of the bonds.

In the event that the trustee liquidates the collateral in connection with an event of default involving a payment default, the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the holders may be less than would otherwise be the case.

If the principal of the bonds of a series is declared due and payable, the holders of any bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

If an event of default shall occur and be continuing, the trustee will not be obligated to exercise any rights or powers under the indenture at the request of the holders, unless the holders provide security satisfactory to the trustee against the expenses and liabilities which might be incurred by it. The controlling party shall have the right to direct the time, method and place of conducting any proceeding for any remedy or exercising any power conferred on the trustee with respect to the bonds. The controlling party may waive the default, except a default in the payment of principal or interest or a default caused by a breach of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected bond holders. The controlling party will be specified in the prospectus supplement, and is generally expected to be either a bond insurer, if there is one, or the majority holders.

The Trustee

The prospectus supplement will identify the trustee for the series. The trustee may have normal banking relationships with the related depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment; although the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties Of The Trustee

The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any primary assets or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or the servicer under the agreement.

The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured to it.

Resignation Of Trustee

The trustee may, upon written notice to the related depositor, resign at any time, in which event such depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time (1) if the trustee ceases to be eligible to continue as a trustee under the agreement, (2) if the trustee becomes insolvent or (3) by a majority of the holders. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment Of Agreement

Each agreement may be amended by the parties to the agreement, without notice to or consent of the holders, to correct any ambiguity or any defective provisions, to supplement any provision, or to comply with any requirements imposed by the Internal Revenue Code. Any amendment will not adversely affect in any material respect the interests of any holders.

Each agreement may also be amended by the parties with the consent of a specified percentage of the holders, for the purpose of adding, changing or eliminating any provision of the agreement. No amendment may reduce or delay the payments on any security without the consent of the holder of the security.

Voting Rights

The prospectus supplement will state the method of determining allocation of voting rights with respect to a series.

List Of Holders

No agreement will provide for the holding of any annual or other meeting of holders.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the related depositor or the trustee.

Termination

Pooling And Servicing Agreement; Trust Agreement. The pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts payable to them after the final payment or liquidation of the primary assets and the disposition of all foreclosure property or the sale by the trustee of the primary assets. For a description of the ways in which securities may be retired early, see “Description of the Securities—Optional Redemption, Purchase or Termination” and “—Mandatory Termination; Auction Sale.”

For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination.

Indenture. The indenture will be discharged with respect to a series of bonds upon the delivery to the trustee for cancellation of all the bonds or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the bonds of the series. See “Description of the Securities—Defeasance.”

LEGAL ASPECTS OF LOANS

The following discussion contains summaries of legal aspects of loans, which are general in nature. Because these legal aspects are to a degree governed by state law, the summaries do not purport to be complete, reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the mortgage loans are situated.

Mortgage Loans

The mortgage loans will be represented by a note and an accompanying mortgage or deed of trust. The borrower is personally liable to repay the indebtedness evidenced by the mortgage loan under the note. The mortgage creates a lien on the related mortgaged property to secure the indebtedness.

Enforcement Of The Note. Under the note, the borrower is personally liable to repay the indebtedness evidenced by the mortgage loan. In some states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the note.

Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default on a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

Federal bankruptcy courts also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

Tax liens arising under the Internal Revenue Code may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such as the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Security Interests — Real Estate Mortgages. The mortgage loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the mortgaged property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the mortgaged property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the mortgaged property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure On Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary defendant parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property and sent to all parties having an interest of record in the mortgaged property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct warranting a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty third party purchasers have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at a foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender’s investment in the mortgaged property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Mortgage Registration Under MERS. The mortgages for certain mortgage loans may be originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns. Subsequent assignments of such mortgages may be registered electronically through the MERS system. For other mortgage loans, (i) the mortgage may be originally recorded in the name of the sponsor, (ii) record ownership may be later assigned to and registered in the name of MERS, solely as nominee for the sponsor, and its successors and assigns, and (iii) subsequent assignments of the mortgage may be registered electronically through the MERS system. For each of such mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the sponsor, and its successors and assigns, and does not have any beneficial interest in the mortgage loan.

The assignment of mortgages to MERS is a new practice in the mortgage lending industry. The servicer will be able to commence foreclosure proceedings on MERS-registered mortgages when necessary and appropriate. Public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds and increase the amount of realized losses on the mortgage loans.

Rights Of Redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the mortgaged property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem mortgaged property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights Of Senior Mortgages. The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the mortgaged property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the mortgaged property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in any order as the mortgagee may determine. Thus, in the event improvements on the mortgaged property are damaged or destroyed by fire or other casualty, or in the event the mortgaged property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the mortgaged property and, when due, all encumbrances, charges and liens on the mortgaged property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the mortgaged property, to maintain and repair the mortgaged property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the mortgaged property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is sometimes given the right to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Due-On-Sale Clauses In Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real mortgaged property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, with exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to loans that were (1) originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable if they result from the bankruptcy proceeding.

Enforceability Of Prepayment And Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the loans.

Equitable Limitations On Remedies. In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the mortgaged property or the borrower’s execution of secondary financing affecting the mortgaged property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Applicability Of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to specified types of residential first lien loans originated by specified types of lenders. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of a state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Security Interests In Personal Property And Fixtures. A portion of each mortgaged property may consist of property which is “personal property” or a “fixture” under local state law. This will most commonly occur when the proceeds of the related mortgage loan were applied to property improvements, although any mortgaged property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Those purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the personal property must generally be perfected by a timely fixture filing. In general, a security interest does not exist in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

Enforcement Of Security Interest In Personal Property. So long as the personal property has not become subject to the real estate law, a creditor can repossess the property securing a contract by voluntary surrender, by “self-help” repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice prior to commencement of any repossession. Most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. Most states also require that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Contracts

As a result of the assignment of the contracts to the trustee, the trust fund will succeed collectively to all of the rights and will assume the obligations of the obligee under the contracts.

Each contract evidences both the obligor’s obligation to repay the loan, and the grant of a security interest in the manufactured home. Aspects of both features of the contracts are described more fully below.

The contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. The Uniform Commercial Code treats the sale of chattel paper in a manner similar to perfection of a security interest in chattel paper. The sponsor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the sponsor will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the related depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in contracts could be defeated.

Security Interests In The Manufactured Homes

The manufactured homes securing the contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection is governed by the Uniform Commercial Code. The servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the servicer fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, the trustee may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the Uniform Commercial Code or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the Uniform Commercial Code, and the notation of the security interest on the certificate of title or the filing of a financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the sponsor and transferred to the issuing entity. With respect to a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The servicer will represent that at the date of the initial issuance of the related securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the manufactured homes securing the contracts.

The related depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the holders. Neither the related depositor nor the trustee will amend the certificates of title to identify the trustee or the trust fund as the new secured party, and neither the related depositor nor the servicer will deliver the securities of title to the trustee or note thereon the interest of the trustee. Accordingly, the servicer, or the sponsor, continues to be named as the secured party on the certificate of title relating to the manufactured homes. In many states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the related depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest in the manufactured home might not be effective or perfected or that, in the absence of notation or delivery to the trustee, the assignment of the security interest in the manufactured home might not be effective against creditors of the servicer (or the sponsor) or a trustee in bankruptcy of the servicer, or the sponsor.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the servicer, or the sponsor, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the holders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the holders could be released.

In the event that the owner of a manufactured home moves it to a state other than the state in which that manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee’s security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the servicer takes steps to effect the re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the trustee, or its custodian, must surrender possession of the certificate of title or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the servicing agreement, the servicer is obligated to take steps as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest. The sponsor will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, those liens could arise at any time during the term of a contract. No notice will be given to the trustee or holders in the event that a lien arises.

Enforcement Of Security Interests In Manufactured Homes

The servicer on behalf of the trustee, to the extent required by the related servicing agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice prior to commencement of any repossession. The Uniform Commercial Code and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of the repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before those proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing that debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

The so-called “holder-in-due-course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the sponsor of goods which gave rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of contract to all claims and defenses which the debtor could assert against the sponsor of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers Of Manufactured Homes; Enforceability Of “Due-On-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.

In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Depository Institutions Act of 1982 generally preempts state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes, with some exemptions and conditions. Consequently, in some states the servicer may be prohibited from enforcing a “due-on-sale” clause in the contracts.

Applicability Of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on specified kinds of manufactured housing. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The sponsor will represent that all of the contracts comply with applicable usury law.

Servicmembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service, (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and (3) may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in a trust fund for a series is relieved under the Servicmembers Civil Relief Act, none of the trust fund, the servicer, the related depositor nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local tax consequences to them of the purchase, ownership and disposition of the securities. References in this section to “sections” and the “Code” refer to the Internal Revenue Code of 1986, as amended.

The following discussion addresses securities of four general types:

•	securities representing interests in a grantor trust which the related depositor will covenant not to elect to have treated as a REMIC;

•	securities representing interests in a trust, or a portion thereof, which the related depositor will covenant to elect to have treated as a REMIC under sections 860A through 860G;

•	securities that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; and

•	securities representing interests in a trust that is intended to be treated as a partnership under the Code.

The prospectus supplement for each series of securities will indicate whether a REMIC election (or elections) will be made for the related trust and, if a REMIC election is to be made, will identify all “regular interests” and “residual interests” in the REMIC.

Grantor Trust Securities

With respect to each series of grantor trust securities, Dewey Ballantine LLP, tax counsel to each depositor, or other nationally recognized counsel as set forth in the prospectus supplement, will deliver its opinion to each depositor that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a “grantor trust fractional interest security.” A grantor trust security representing ownership of all or a portion of the difference between interest paid on the loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to the grantor trust will be referred to as a “grantor trust strip security.”

Taxation Of Beneficial Owners Of Grantor Trust Securities. Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities) and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See “—Discount and Premium,” below. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner’s miscellaneous itemized deductions exceeds 2% of the beneficial owner’s adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

Beneficial owners of grantor trust strip securities generally will be required to treat the securities as “stripped coupons” under section 1286. Accordingly, that beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security. See “—Discount and Premium,” below.

Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of that security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner’s income as it accrues (regardless of the beneficial owner’s method of accounting), as described below under “—Discount and Premium.” The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (ii) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales Of Grantor Trust Securities. Any gain or loss recognized on the sale of a grantor trust security (equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The preceding sentences may not apply in the case of banks and other financial institutions if section 582(c) applies. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the sponsor (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting. The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year any customary factual information that the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the “IRS”) as and when required to do so by law.

REMIC Securities

If provided in a prospectus supplement, an election will be made to treat a trust as one or more REMICs. With respect to each series of securities for which that election is made, Dewey Ballantine LLP, tax counsel to each depositor, or other nationally recognized counsel as set forth in the prospectus supplement, will deliver its opinion to each depositor that, assuming compliance with the related pooling and servicing agreement, the trust will be treated as one or more REMICs for federal income tax purposes. A trust for which a REMIC election is made will be referred to in this prospectus as a “REMIC trust.” The securities of each class will be designated as “regular interests” in the REMIC trust except that a separate class will be designated as the “residual interest” in the REMIC trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute a REMIC regular security or a REMIC residual security. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances described below. See “—Taxes on a REMIC Trust.” Generally, the total income from the mortgage loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series, as described below.

Regulations issued by the Treasury Department on December 23, 1992 (the “REMIC regulations”) provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While material provisions of the REMIC regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

Special Tax Attributes. REMIC regular securities and REMIC residual securities will be “regular or residual interests in a REMIC” within the meaning of section 7701(a)(19)(C)(xi) and “real estate assets” within the meaning of section 856(c)(5)(B). If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of “qualified mortgages” (within the meaning of section 860G(a)(3)), then the portion of the REMIC regular securities and REMIC residual securities that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular securities and REMIC residual securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B), subject to the same limitation as described in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust fund will include, in addition to the mortgage loans, payments on the mortgage loans held pending distribution on the REMIC regular securities and REMIC residual securities and any reinvestment income thereon. REMIC regular securities and REMIC residual securities held by a financial institution referred to in section 582(c)(2) will be treated as evidences of indebtedness for purposes of section 582(c)(1). REMIC regular securities will also be qualified mortgages with respect to other REMICs.

Tiered REMIC Structures. For a series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC securities that is a tiered REMIC structure, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC securities issued by these REMICs will be considered to evidence ownership of REMIC regular securities or REMIC residual securities in the related REMIC within the meaning of the REMIC provisions.

Taxation Of Beneficial Owners Of REMIC Regular Securities. Except as indicated below in this federal income tax discussion, the REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the settlement date and not as ownership interests in the REMIC trust or its assets. Beneficial owners of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to those securities under an accrual method. For additional tax consequences relating to REMIC regular securities purchased at a discount or with premium, see “—Discount and Premium,” below.

For classes of securities that do not have a principal balance, the Code requires the recognition of gain upon the “constructive sale of an appreciated financial position.” A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.

Taxation Of Beneficial Owners Of REMIC Residual Securities

Daily Portions. Except as indicated below, a beneficial owner of a REMIC residual security in a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the beneficial owners of residual securities (on that day) in accordance with their percentage interests on that day. Any amount included in the gross income or allowed as a loss of any beneficial owner of a residual security by virtue of this paragraph will be treated as ordinary income or loss.

The requirement that each beneficial owner of a REMIC residual security report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual security may have received full payment of the stated interest and principal on its REMIC residual security.

The trustee will provide to beneficial owners of REMIC residual securities of each series of securities (i) any information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the securities of the series that may be required under the Code.

Taxable Income Or Net Loss Of A REMIC Trust. The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with the following modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d)) on the REMIC regular securities (but not the REMIC residual securities), even though REMIC regular securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC trust as it accrues under a constant yield method, taking into account the “prepayment assumption” (as defined in the prospectus supplement, see “—Discount and Premium—Original Issue Discount,” below). The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular securities and REMIC residual securities in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular securities or REMIC residual securities has not been sold to the public, then the fair market value of all the REMIC regular securities or REMIC residual securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see “—Taxes on a REMIC Trust—Prohibited Transactions” below) will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2). Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 will not be applied at the REMIC trust level to any servicing or guaranty fees. (See, however, “—Pass-Through of Servicing and Guaranty Fees to Individuals” below.) In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular securities and REMIC residual securities are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or “permitted investment” (as defined in section 860G(a)(5)), will be treated as ordinary gain or loss.

A beneficial owner of a REMIC residual security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular securities are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the REMIC regular securities exceeds the REMIC trust’s deduction for unaccrued original issue discount relating to the REMIC regular securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, may increase over time as the earlier classes of REMIC regular securities are paid, whereas interest income with respect to any given mortgage loan expressed as a percentage of the outstanding principal amount of that mortgage loan, will remain constant over time.

Basis Rules And Distributions. A beneficial owner of a REMIC residual security has an initial basis in its security equal to the amount paid for that REMIC residual security. That basis is increased by amounts included in the income of the beneficial owner and decreased (but not below zero) by distributions and by any net loss taken into account with respect to the REMIC residual security. A distribution on a REMIC residual security to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner’s basis in the REMIC residual security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC residual security, shall be treated as gain from the sale of the REMIC residual security.

A beneficial owner of a REMIC residual security is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the beneficial owner’s adjusted basis in its REMIC residual security as of the close of the calendar quarter (determined without regard to the net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security.

Excess Inclusions. Any excess inclusions with respect to a REMIC residual security are subject to special tax rules. With respect to a beneficial owner of a REMIC residual security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the “daily accruals” for each day during a quarter that the REMIC residual security was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual security at the beginning of the calendar quarter and 120% of the “federal long-term rate” in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual security, increased by the amount of daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC residual securities were sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

In general, beneficial owners of REMIC residual securities with excess inclusion income cannot offset that income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 512 ), an excess inclusion of a beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC regulations indicate that if a beneficial owner of a REMIC residual security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual securities, see “—Foreign Investors” below.

The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual security does not have “significant value.” Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain this rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no similar rule is applicable, excess inclusions should be calculated as discussed above.

In the case of any REMIC residual securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to REMIC residual securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section

857(b)(2), excluding any net capital gain) will be allocated among the shareholders of that trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and cooperatives that hold a REMIC residual security.

Pass-Through Of Servicing And Guaranty Fees To Individuals. A beneficial owner of a REMIC residual security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that those fees, along with some of the beneficial owner’s other miscellaneous itemized deductions, exceed 2% of the beneficial owner’s adjusted gross income. In addition, a beneficial owner of a REMIC residual security may not be able to deduct any portion of the fees in computing a beneficial owner’s alternative minimum tax liability. A beneficial owner’s share of the fees will generally be determined by (i) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on that day.

Taxes On A REMIC Trust

Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from “prohibited transactions.” In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a qualified mortgage or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests other than pursuant to a qualified liquidation.

Contributions To A REMIC After The Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the “startup day” (generally the same as the settlement date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

Net Income From Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on “net income from foreclosure property.” The terms “foreclosure property” (which includes property acquired by deed in lieu of foreclosure) and “net income from foreclosure property” are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales Of REMIC Securities. Except as provided below, if a REMIC regular or residual security is sold, the sponsor will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the security. The adjusted basis of a REMIC regular security generally will equal the cost of that security to the sponsor, increased by any original issue discount or market discount included in the sponsor’s gross income with respect to the security and reduced by distributions on that security previously received by the sponsor of amounts included in the stated redemption price at maturity and by any premium that has reduced the sponsor’s interest income with respect to the security. See “—Discount and Premium.” The adjusted basis of a REMIC residual security is determined as described above under “—Taxation of Beneficial Owners of REMIC Residual Securities—Basis Rules and Distributions.” Except as provided in the following paragraph or under section 582(c) , any gain or loss will be capital gain or loss, provided the security is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221.

Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC regular security had income accrued at a rate equal to 110% of the “applicable federal rate” (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in the beneficial owner’s income. In addition, gain recognized on a sale by a beneficial owner of a REMIC regular security who purchased the security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period a security was held by the beneficial owner, reduced by any market discount includible in income under the rules described below under “—Discount and Premium.”

If a beneficial owner of a REMIC residual security sells its REMIC residual security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual security, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i)) comparable to a residual interest in a REMIC. That disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by treasury regulations, no such regulations have yet been published.

Transfers Of REMIC Residual Securities. Section 860E(e) imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee’s agent, payable by that agent) upon any transfer of a REMIC residual security to a disqualified organization. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether by purchase, by default under a secured lending agreement or otherwise.

The term “disqualified organization” includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers’ cooperative) that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i)

residual interests in the entity are not held by disqualified organizations and (ii) information necessary for the application of the tax on transfers to disqualified organizations will be made available. Restrictions on the transfer of a REMIC residual security and other provisions that are intended to meet this requirement are described in the related pooling and servicing agreement, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual security. A transferor of a REMIC residual security (or an agent of a transferee of a REMIC residual security, as the case may be) will be relieved of that tax liability if (i) the transferee furnishes to the transferor (or the transferee’s agent) an affidavit that the transferee, among other things, (a) is not a disqualified organization, (b) is not acquiring the REMIC residual security for the account of a disqualified organization and (c) will not cause income from the REMIC residual security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (ii) the transferor (or the transferee’s agent) does not have actual knowledge that the affidavit is false at the time of the transfer. In addition, a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, cooperatives and nominees) that holds a REMIC residual security may be subject to additional taxes under section 860E(e) if a disqualified organization is a recordholder of an interest in that entity. No tax will be imposed on a pass-through entity for a period with respect to which an interest in that entity is owned by a disqualified organization if (i) the record-holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false.

If an “electing large partnership” holds a REMIC residual security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e). An exception to this tax, otherwise available to a pass-through entity that is furnished with affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Under the REMIC regulations, a transfer of a “noneconomic residual interest” to a U.S. Person (as defined below in “—Foreign Investors—grantor trust securities and REMIC regular securities”) will be disregarded for all federal tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC residual security is no less than the product of the present value of the “anticipated excess inclusions” with respect to that security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any “excess inclusions” at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC residual security, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See “—Discount and Premium” and “—Taxation of Beneficial Owners of REMIC Residual Securities—Excess Inclusions.”

The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual security has “improper knowledge” (i.e., the transferor either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; (ii) the transferee represents to the transferor that it understands that, as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; (iii) the transferee represents that it will not cause income from the residual interest to be attributed to a foreign permanent establishment or fixed base of the transferee or another taxpayer; and (iv) the transfer satisfies either the “asset test” or the “formula test.”

A transfer satisfies the asset test if (i) at the time of the transfer and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets exceed $100 million and its net assets exceed $10 million (excluding from consideration obligations of related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the corporation to meet the asset test), (ii) the transferee is an “eligible corporation” (within the meaning of the REMIC regulations) and the transferee agrees in writing that any subsequent transfer of the residual interest security will be to an eligible corporation and will comply with the safe harbor and the asset test, and (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with the residual interest will not be paid.

A transfer satisfies the formula test if the present value of the anticipated tax liabilities associated with holding the residual interest is less than or equal to the sum of (i) the present value of any consideration given to the transferee to acquire the residual interest, (ii) the present value of the expected future distributions on the residual interest, and (iii) the present value of the anticipated tax savings associated with holding the residual interest as the related REMIC generates losses. For purposes of the formula test, present value is calculated using a discount rate equal to the short-term applicable federal rate, and the transferee is assumed to pay tax at a rate equal to the highest corporate tax rate.

The Treasury Department recently issued proposed regulations providing that, to clearly reflect income, an inducement fee paid to a transferee of a noneconomic residual interest in a REMIC must be included in income over a period that is reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the transferee. The proposed regulations set forth two safe harbor methods under which a taxpayer’s accounting for the inducement fee will be considered to clearly reflect income for these purposes. The proposed regulations also provide that an inducement fee shall be treated as income from sources within the United States. If finalized as proposed, the regulations would be effective for taxable years ending on or after the publication of the final regulations in the Federal Register. The proposed regulations contain additional details regarding their application and you should consult your own tax advisor regarding the application of the proposed regulations.

The REMIC regulations contain additional details regarding their application, and you should consult your own tax adviser regarding the application of the REMIC regulations to a transfer of a residual interest.

Reporting And Other Administrative Matters. For purposes of the administrative provisions, each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual securities will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during that year a statement setting forth the portions of any distributions that constitute interest distributions, original issue discount, and any other information required by Treasury regulations and, with respect to beneficial owners of REMIC residual securities in a REMIC trust, information on a quarterly basis necessary to compute the daily portions of the taxable income (or net loss) of the REMIC trust for each day during the year. The trustee may also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual security or in a fiduciary capacity. Each beneficial owner of a REMIC residual security, by the acceptance of its REMIC residual security, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

Each beneficial owner of a REMIC residual security is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust and elects to be treated as having informed the IRS of the inconsistency. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

Termination. In general, no special tax consequences will apply to a beneficial owner of a REMIC regular security upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last mortgage loan remaining in the trust fund. If a beneficial owner of a REMIC residual security’s adjusted basis in its REMIC residual security at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual security is entitled to a loss equal to the amount of that excess.

Debt Securities

With respect to each series of debt securities, Dewey Ballantine LLP, tax counsel to the each depositor, or other nationally recognized counsel as set forth in the prospectus supplement, will deliver its opinion to each depositor that the securities will be classified as debt secured by the related loans. Consequently, the debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see “—Discount and Premium,” below. This opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

Special Tax Attributes. As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, debt securities will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in debt securities.

Sale Or Exchange. If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner’s adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the sponsor’s gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

In general (except as described in “—Discount and Premium—Market Discount,” below), except for financial institutions subject to section 582(c), any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset (within the meaning of section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Partnership Interests

With respect to each series of partnership interests, Dewey Ballantine LLP, tax counsel to each depositor, or other nationally recognized counsel as set forth in the prospectus supplement, will deliver its opinion to each depositor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

Special Tax Attributes. As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, partnership interests will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in partnership interests.

Taxation Of Beneficial Owners Of Partnership Interests. If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents).

The trust’s assets will be the assets of the partnership. The trust’s income will consist primarily of interest and finance charges earned on the underlying mortgage loans. The trust’s deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust’s assets.

The trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. (See “Backup Withholding” and “Foreign Investors” below).

Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

Under section 708, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under the final Treasury regulations issued on May 8, 1997, if such a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale Or Exchange Of Partnership Interests. Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the sponsor’s tax basis in the partnership interests sold. A beneficial owner’s tax basis in a partnership interest will generally equal the beneficial owner’s cost increased by the beneficial owner’s share of trust income (includible in income) and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner’s share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold (rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest).

Any gain on the sale of a partnership interest attributable to the beneficial owner’s share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interest than the transferor had. Based on an exception to the new mandatory basis adjustment rule added to the Code by the American Jobs Creation Act of 2004, a partnership, the sole business activity of which is to issue securities which provide for a fixed principal or similar amount and are primarily serviced by the cash flow of a discrete pool of receivables or other financial assets, generally will not be required to adjust the basis of partnership property following a sale or exchange of a partnership interest, unless the partnership files an election under section 754 of the Code.

Partnership Reporting Matters. The owner trustee is required to (i) keep complete and accurate books of the trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and (iii) report each beneficial owner of a partnership interest’s allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interests must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all the inconsistencies.

Under section 6031, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. Required information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest, and a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest’s returns and adjustments of items not related to the income and losses of the trust.

Discount And Premium

A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and some grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner’s income as it accrues (regardless of the beneficial owner’s regular method of accounting) using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner’s income as principal payments are made on the security (or upon a sale of a security); and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount. In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over its “issue price.” The issue price of a publicly offered security that is issued for money is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the settlement date to the first distribution date.

Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the settlement date until the date on which each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security’s stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Section 1272(a)(6) contains special original issue discount rules directly applicable to REMIC securities and certain accelerable debt securities. Section 1272(a)(6) applies to grantor trust securities for tax years beginning after August 5, 1997. Under these rules, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on (x) the prepayment assumption, and (y) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

Section 1272(a)(6)(B)(iii) requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. Each depositor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. Neither depositor makes a representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

Each beneficial owner must include in gross income the sum of the “daily portions” of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each “accrual period.” The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of no longer than one year either (1) beginning on a distribution date or, in the case of the first accrual period, the settlement date, and ending on the day before the next distribution date or (2) beginning on the next day following a distribution date and ending on the next distribution date.

Under section 1272(a)(6), the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of (A) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (B) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to that security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to that security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount. A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent that the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. With respect to securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

Notwithstanding the above rules, market discount on a security will be considered to be zero if that discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to that distribution will be recognized.

Securities Purchased At A Premium. A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased that “premium security” at a premium. The purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) , to treat the premium as an “amortizable bond premium.” If a beneficial owner makes that election, the amount of any interest payment that must be included in the beneficial owner’s income for each period ending on a distribution date will be reduced by the portion of the premium allocable to each period based on the instrument’s yield to maturity. Further, the beneficial owner must make corresponding reductions in his or her basis in the security. The premium amortization should be made using constant yield principles. If the election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If the election is not made, (1) the beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the instrument and, when each principal distribution is received, a loss equal to the premium allocated to that distribution ordinarily will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the instrument.

Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding some securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that a security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In that event, section 1272(a)(6) would govern the accrual of the original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2). Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of these securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

Special Election. For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all “interest” that accrues on the security by using a constant yield method. For purposes of the election, the term “interest” includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the “backup withholding tax” under section 3406, if recipients of the distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Holders that are not exempt recipients must provide Form W-9 or the equivalent to avoid having such amounts withheld. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

General. U.S. withholding regulations require, in the case of securities held by a foreign partnership, that (x) certification of exemption from U.S. tax be provided by the partners rather than by the foreign partnership and (y) the partnership provide information, including a United States taxpayer identification number. A look-through rule would apply in the case of a tiered partnership. Non-U.S. Persons should consult their own tax advisors regarding the application to them of U.S. withholding regulations.

Grantor Trust Securities And REMIC Regular Securities. Distributions made on a grantor trust security, debt security or a REMIC regular security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes, provided the requirements set forth below are met. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name, address and taxpayer identification numbers (in certain circumstances) of that beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives a statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual securities of any REMIC trust, or to a beneficial owner that is a “controlled foreign corporation” described in section 881(c)(3)(C).

REMIC Residual Securities. Amounts distributed to a beneficial owner of a REMIC residual security that is a non-U.S. Person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See “—REMIC Securities—Taxation of Beneficial Owners of REMIC Residual Securities—Excess Inclusions.”

Partnership Interests. Depending upon the particular terms of the trust agreement and servicing agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. If the trust is considered to be engaged in a trade or business in the United States for those purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in those cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Investors Affected

A federal law called the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

•	a pension or other employee benefit plan of employers in the private sector that is regulated under ERISA, referred to as an ERISA plan,

•	an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

•	a pension and other benefit plan for the employees of state and local governments, called a government plan, or

•	an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

A summary of the effects of those laws follows.

Fiduciary Standards For ERISA Plans And Related Investment Vehicles

ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan’s assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

Prohibited Transaction Issues For ERISA Plans, Keogh Plans, IRAs And Related Investment Vehicles

General. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transaction exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

Purchase And Sale of Securities. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

Transactions Incidental to The Operation of The Trust. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of the trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust’s assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. sections 2510.3-101. Under the plan asset regulations, a trust’s assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes. To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (i) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (ii) the securities are publicly offered securities as defined in the plan asset regulations, or (iii) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

Possible Exemptive Relief

The United States Department of Labor has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transaction.

Class Exemptions. The United States Department of Labor has issued prohibited transaction class exemptions, or PTCEs, which provide that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class Exemptions For Purchases And Sales of Securities. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

•	PTCE 75-1, which exempts certain transactions between plans and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

•	PTCE 96-23, which exempts certain transactions approved on behalf of a plan by an in-house investment manager, or INHAM.

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Individual Underwriter Exemptions. The Department of Labor has issued to various underwriters individual prohibited transaction exemptions, which generally exempt from the application of the prohibited transaction provisions of section 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA, and the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the underwriter exemptions, as well as transactions incidental to the operation of the trust.

Among the conditions that must be satisfied in order for the underwriter exemptions to apply to offered securities are the following:

•	the acquisition of the securities by a plan is on terms, including the price for the securities, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	the rights and interests evidenced by the securities acquired by the plan are not subordinated to the rights and interests evidenced by other securities of the trust, other than in the case of a “designated transaction”, as defined below;

•	the securities acquired by the plan have received a rating at the time of the acquisition that is one of the three (or in the case of a designated transaction, four) highest generic rating categories from Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch Ratings (hereinafter called the Rating Agencies);

•	the trustee of the trust is not an affiliate of the trust sponsor, any servicer, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities;

•	the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the originators and the sponsor in exchange for the assignment of the loans to the trust estate represents not more than the fair market value of the loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that person’s services under the pooling and servicing agreement and reimbursement of that person’s reasonable expenses;

•	the plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

•	in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date. Described below are additional conditions relating to the use of pre-funding accounts.

In addition, one subset of designated transactions, residential (one-to four-family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are: (a) not subordinated to the rights and interests evidenced by securities of the same trust fund; (b) such securities acquired by the plan have received a rating from the Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the designated transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

The trust estate must also meet the following requirements:

•	the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

•	securities in the other investment pools must have been rated in one of the three highest rating categories (or, in the case of a designated transaction, four) of the Rating Agencies for at least one year prior to the plan’s acquisition of securities; and

•	securities evidencing interests in other investment pools must have been purchased by investors other than plans for at least one year prior to the plan’s acquisition of securities.

For the purposes of the underwriter exemptions, “designated transactions” include a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by a single-family residential, multi-family, commercial real property or leasehold interests therein.

Moreover, the underwriter exemptions provide relief from self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; although, among other requirements, (1) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group; (2) the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (3) the plan’s investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and (4) immediately after the acquisition, no more than twenty-five percent of the assets of the plan with respect to which the person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The underwriter exemptions do not apply to plans sponsored by the “restricted group,” which is the sponsor, the underwriters, the trustee, any servicer, any insurer, any swap counterparty, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of the aforementioned parties.

Conditions For Pre-funding Accounts. If the trust includes a pre-funding account, the following conditions also apply:

•	The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

•	All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by the Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either a Rating Agency or a majority vote of outstanding certificate holders.

•	After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Rating Agencies at least as high as the rating assigned at the time of the initial issuance of the securities.

•	The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

•	Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

•	The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

•	Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

•	The prospectus or prospectus supplement must describe the duration of the pre-funding period.

•	The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of securityholders of the trust, including ERISA plans.

The prospectus supplement will indicate if an underwriter exemption that does not apply to a series of securities during a prefunding period will apply thereafter to permit the securities to be purchased with plan assets after the prefunding period is completed.

Class Exemptions For Purchases And Sales of Securities And Transactions Incidental to The Operation of The Trust. In addition to the underwriter exemptions, the Department of Labor has issued PTCE 83-1 which provides an exemption for transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

In addition, PTCE 95-60 may provide an exemption for transactions which meet the conditions of the underwriter exemptions other than certain conditions relating to subordination and rating of the securities.

Bonds. Under the plan assets regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An “equity interest” is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the bonds are treated as having substantial equity features, the purchase, holding and resale of the bonds could result in a transaction that is prohibited under ERISA or the Internal Revenue Code. If the bonds are treated as indebtedness without substantial equity features, the trust’s assets would not be deemed assets of a plan. However, in that case, the acquisition or holding of the bonds by or on behalf of a plan could nevertheless give rise to a prohibited transaction if the acquisition and holding of bonds by or on behalf of a plan was deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of bonds by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the bonds. Included among these exemptions are: PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 and PTCE 96-23. Each purchaser and each transferee of a bond that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the bond will be covered by one of the exemptions listed above or by another prohibited transaction class exemption.

In addition, the underwriter exemptions may be available for the purchase of bonds.

Consultation With Counsel. The prospectus supplement for each series of securities will provide further information which plans should consider before purchasing the offered securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. The sale of securities to a plan is in no respect a representation by either depositor or the underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, or that represents an interest in a trust fund that includes junior mortgage loans, will not constitute mortgage related securities for purposes of SMMEA. Mortgage-related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage-related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage-related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

On December 1, 1998, the Office of Thrift Supervision issued Thrift Bulletin 13a, entitled, “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” which is applicable to thrift institutions regulated by the OTS. Thrift Bulletin 13a has an effective date of December 1, 1998. One of the primary purposes of Thrift Bulletin 13a is to require thrift institutions, prior to taking any investment position, to (1) conduct a pre-purchase portfolio sensitivity analysis for any significant transaction involving securities or financial derivatives and (2) conduct a pre-purchase price sensitivity analysis of any complex security or financial derivative. For the purposes of Thrift Bulletin 13a, complex security includes, among other things, any collateralized mortgage obligation or REMIC security, other than any plain vanilla mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool, that are non-callable and do not have any special features. Accordingly, the offered securities may be viewed as complex securities. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, Thrift Bulletin 13a recommends that the use of complex securities with high price sensitivity be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. Thrift Bulletin 13a warns that an investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage-related securities for purposes of SMMEA, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

RATINGS

It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

AVAILABLE INFORMATION

The depositors have filed a registration statement (No. 333-131111) with respect to the securities with the Securities and Exchange Commission. Reports filed by NovaStar Mortgage Funding Corporation can be located under CIK code no. 0001052549 and reports filed by NovaStar Certificates Financing Corporation can be located under CIK code no. 0001359075. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the agreements, but do not contain all of the information in the registration statement. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including each depositor, that file electronically with the Securities and Exchange Commission.

Each trust will be required to file reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. The depositors intend to cause each trust to suspend filing the reports if and when the reports are no longer required under said act.

No person has been authorized to give any information or to make any representation other than those contained in this prospectus and any prospectus supplement and you must not rely upon such information or representations. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby and thereby nor an offer of the securities to any person in any state or other jurisdiction in which that offer would be unlawful. You should not assume that information in this prospectus is correct as of any time subsequent to its date.

INCORPORATION OF DOCUMENTS BY REFERENCE

All documents that we subsequently file with the Securities and Exchange Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus shall be incorporated by reference in this prospectus and be a part of this prospectus. Any statement contained in a document incorporated by reference shall be modified or superseded if a statement contained in this prospectus, the prospectus supplement or in any other document subsequently incorporated by reference modifies or replaces that statement.

The depositors will provide without charge, on request of each person to whom this prospectus is delivered, a copy of any of the documents that are incorporated by reference in this prospectus. Requests should be directed to NovaStar Mortgage Funding Corporation or NovaStar Certificates Financing Corporation, 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, telephone (816) 237-7000.

PLAN OF DISTRIBUTION

The depositors may offer each series of securities through one or more firms that may be designated at the time of each offering of the securities. The prospectus supplement will describe the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the related depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series will be stated in the prospectus supplement.

LEGAL MATTERS

Dewey Ballantine LLP, New York, New York, or any other counsel identified in the prospectus supplement, will pass upon legal matters for each depositor.

FINANCIAL INFORMATION

Each depositor has determined that its financial statements are not material to the offering made hereby.

A new trust will be formed to own the primary assets and to issue each series of securities. Each new trust will have no assets or obligations prior to the issuance of the securities and will not engage in any activities other than those described in this prospectus. Accordingly, no financial statements with respect to the trusts will be included in this prospectus or any prospectus supplement.

A prospectus supplement and the related Form 8-K may contain financial statements of any credit enhancer.

Prospectus Supplement

(To prospectus dated                     , 20[    ])

NovaStar Mortgage Funding Trust, Series 20[ ]-[ ]

Issuing Entity

$

NovaStar Mortgage, Inc.

Sponsor and Servicer

[NovaStar Mortgage Funding Corporation] [NovaStar Certificates Financing Corporation] Depositor	NovaStar Home Equity Loan Asset-Backed Certificates, Series 20[ ]-[ ]

The certificates will be backed by a pool of residential mortgage loans. The pool contains both adjustable-rate mortgage loans and fixed-rate mortgage loans.

Consider carefully the risk factors starting on page S-     of this prospectus supplement and page      of the prospectus before making a decision to invest in the certificates.

The offered certificates represent beneficial ownership interests in the issuing entity. The offered certificates are not interests in or obligations of any other person.

No governmental agency or instrumentality has insured or guaranteed the offered certificates or the underlying mortgage loans.

The Certificates-

Interest and principal on each class of certificates is scheduled to be paid monthly on the 25th day of the month or, if such day is not a business day, the next succeeding business day. The first scheduled distribution date is                 , 20[  ].

Credit Enhancement-

The class [     ] certificates will be unconditionally and irrevocably guaranteed as to timely distribution of interest and to specified distributions of principal pursuant to the terms of a financial guaranty insurance policy to be issued by [    ]. No other class of certificates will have the benefit of an insurance policy.

[Insurer logo]

The more senior classes of certificates will have the benefit of the subordination of the more subordinated classes.

All classes of underwritten certificates will be supported by overcollateralization, which is available to absorb losses.

Certain mortgage loans are covered by mortgage insurance policies.

Excess cashflow will be available to absorb losses and maintain or restore overcollateralization.

Pre-Funding-

The issuing entity has a pre-funding feature.

Offering Information	Initial Aggregate Certificate Balance	Pass-Through Rate	Price to Public	Underwriting Discount	Proceeds to the Depositor (2)

(1)	Subject to increase as described herein and subject to a related available funds cap rate described herein and a maximum rate of [ ]%.

(2)	Before deducting expenses, estimated to be $[ ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[Insert Underwriters] as underwriters, will offer the underwritten certificates only after the certificates have been issued, delivered to and accepted by the underwriters. The underwriters have the right to reject any order. We expect to deliver the offered certificates on or about             , 20[     ] through The Depository Trust Company and upon request through Clearstream Banking Luxembourg or the Euroclear System.

☐		☐

(Joint Lead Managers and Joint Book-Runners)

☐		☐

(Co-Managers)

The date of this prospectus supplement is ______, 20[  ].

Important notice about the information presented in this

prospectus supplement and the accompanying prospectus

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

This prospectus supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the offered certificates to you unless you have received both this prospectus supplement and the prospectus.

The prospectus contemplates several different types of securities, some of which are not relevant to this offering. You should rely on the information in this prospectus supplement with respect to the certificates offered hereby.

The depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission’s regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

i

ii

iii

Flow of Funds Diagram - REMIC Trust (Principal)

Available Funds
Available Funds Related to Group I Mortgage Loans
Available Funds Related to Group II Mortgage Loans
Principal payments to class A-1A certificates and current and any unpaid premiums due to the issuer pro rata
Principal payments to Group II certificates
Any unpaid principal amounts to the class A-1A certificates
Any unpaid principal amounts to the Group II certificates
Principal payments to class M certificates, sequentially, in ascending numerical order
Principal payments to class B certificates, sequentially, in ascending numerical order
Principal payments to class C certificates up to the extent of the Overcollateralization Amount, to be distributed as excess cash flow
Remaining amounts to the residual certificates

i

Flow of Funds Diagram - REMIC Trust (Interest)

Available Funds
Prepayment penalties to class C certificate holders
Administrative fees
Available Funds Related to Group I Mortgage Loans
Available Funds Related to Group II Mortgage Loans
Interest payments to class A-1A certificates and current and any unpaid premiums due to the Insurer, pro rata
Interest payments to class A-2A, class A-2B, class A-2C and class A-2D certificates, pro rata based on certificate balance
Any unpaid interest amounts to the class A-1 certificates
Any unpaid interest amounts to the Class A-2A, class A-2B, class A-2C and class A-2D certificates, pro rata based on certificate balance
Interest payments to class M certificates, sequentially, in ascending numerical order
Interest payments to class B certificates, sequentially, in ascending numerical order
Excess cashflow
Extra Principal Distribution Amount, if any, to the class A certificates and mezzanine certificates in same order of priority as the Group I Principal Distribution Amount and the Group II Principal Distribution Amount
To the Supplemental Interest Trust, to be distributed as described herein
Residual certificates

i

Flow of Funds Diagram - Supplemental Interest

i

Summary

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus.

Issuing Entity

NovaStar Mortgage Funding Trust, Series 20[  ]-[  ].

Sponsor and Servicer

NovaStar Mortgage, Inc., a Virginia corporation.

[Originator[s]]

[                                ]

Depositor

[NovaStar Mortgage Funding Corporation, a Delaware corporation][NovaStar Certificates Financing Corporation].

Trustee and Successor Servicer

[                                    ]

Converted Loan Purchaser

NovaStar Capital, Inc., a Delaware corporation.

Custodian

[                                    ]

NovaStar Financial, Inc.

NovaStar Financial, Inc., a Maryland corporation.

Hedge Provider(s)

[                                    ]

Mortgage Insurance Provider(s)

[                                    ]

Class A-1 Insurer

[                                    ].

Closing Date

                    , 20[     ]

Description of the Offered Certificates

The issuing entity will issue Home Equity Loan Asset-Backed Certificates, Series 20[     ]-[     ], in thirteen classes of underwritten certificates:              classes of senior class A certificates, [insert classes];              classes of subordinated, mezzanine certificates, [insert classes]; and              classes of subordinated, [insert classes]. The class A certificates are senior to the class M certificates and class B certificates. The mezzanine certificates with lower numerical class designations are senior to mezzanine certificates with higher numerical class designations and the class B certificates. The class B certificates with lower numerical class designations are senior to those class B certificates with higher numerical class designations. The initial certificate balance of each class of offered certificates is shown on the front cover (subject to a variance of 5%).

The class A, mezzanine and class B certificates, are collectively referred to herein as the “offered certificates.” The class A-2, class A-3, class A-4 and class A-5 certificates are collectively referred to herein as the “Group II Class A Certificates”.

The issuing entity will also issue several other classes of certificates, including a senior interest-only class of certificates, class I (that is senior to the offered certificates), a subordinated class of certificates, class C, which: (i) entitles the holder to payments from excess cashflow (ii) entitles the holder to receive prepayment

S-1

penalties received on the mortgage loans and (iii) represents the overcollateralization amount; which are not being offered by this prospectus supplement.

The Issuing Entity Fund

The certificates will represent ownership interests in the issuing entity, which will consist primarily of:

•	a pool of mortgage loans consisting of two groups, a group of residential first-lien, fixed and adjustable rate mortgage loans designated as Group I (which is comprised entirely of conforming mortgage loans and in which the class A-1 certificates, the mezzanine certificates and the class B certificates represent beneficial interests) and a group of residential first and second-lien, fixed and adjustable rate mortgage loans designated as Group II (which is comprised of conforming and non-conforming mortgage loans and in which the class A-2 certificates, class A-3 certificates, class A-4 certificates, class A-5 certificates, the mezzanine certificates and the class B certificates represent beneficial interests);

•	a security interest in the properties securing the mortgage loans;

•	collections on the mortgage loans;

•	certain hedging agreements (which agreements are not part of any REMIC), as described herein;

•	money on deposit in a pre-funding account (which account is not part of any REMIC) which will be used to purchase subsequent mortgage loans for inclusion in the pool; and

•	certain lender paid mortgage insurance policies and related proceeds.

In addition, the trustee will also hold the Class A-1 Certificate Insurance Policy solely for the benefit of the holders of the class A-1 certificates.

[The Mortgage Loans]

The Group I mortgage loans will consist of [        ] loans, with an aggregate principal balance of $[        ]. The Group II mortgage loans will consist of [        ] loans with an aggregate principal balance of $[        ].

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans: [            ]%

Fixed-rate mortgage loans: [            ]%

Interest only mortgage loans: [            ]%

Second lien mortgage loans: [            ]%

Range of mortgage rates: [            ]% to [            ]%

Weighted average mortgage rate: [            ]%

Range of gross margins of the adjustable-rate mortgage loans: [            ]% to [            ]%

Weighted average gross margin of the adjustable-rate mortgage loans: [            ]%

Range of minimum mortgage rates of the adjustable-rate mortgage loans: [            ]% to [            ]%

Weighted average minimum mortgage rate of the adjustable-rate mortgage loans: [            ]%

Range of maximum mortgage rates of the adjustable-rate mortgage loans: [            ]% to [            ]%

Weighted average maximum mortgage rate of the adjustable-rate mortgage loans: [            ]%

Weighted average next adjustment date of the adjustable-rate mortgage loans: [            ]

Weighted average remaining term to stated maturity: [            ] months

Range of principal balances as of the cut-off date: $[            ] to $[            ]

S-2

Average principal balance as of the cut-off date: $[            ]

Range of original loan- to-value ratios(1): [            ]% to [            ]%

Weighted average original loan-to-value ratio(1): [            ]%

Geographic concentrations in excess of 5%:

[California] [            ]%

[Florida] [            ]%

[New York] [            ]%

(1)	As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group I Mortgage Loans have an aggregate principal balance of approximately $[            ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I Mortgage Loans: [            ]%

Fixed-rate Group I Mortgage Loans: [            ]%

Interest-only Group I Mortgage Loans: [            ]%

Second lien Group I Mortgage Loans: [            ]%

Range of mortgage rates: [            ]% to [            ]%

Weighted average mortgage rate: [            ]%

Range of gross margins of the adjustable-rate Group I Mortgage Loans: [            ]% to [            ]%

Weighted average gross margin of the adjustable-rate Group I Mortgage Loans: [            ]%

Range of minimum mortgage rates of the adjustable-rate Group I Mortgage Loans: [            ]% to [            ]%

Weighted average minimum mortgage rate of the adjustable-rate Group I Mortgage Loans: [            ]%

Range of maximum mortgage rates of the adjustable-rate Group I Mortgage Loans: [            ]% to [            ]%

Weighted average maximum mortgage rate of the adjustable-rate Group I Mortgage Loans: [            ]%

Weighted average next adjustment date of the adjustable-rate Group I Mortgage Loans: [            ]

Weighted average remaining term to stated maturity: [            ] months

Range of principal balances as of the cut-off date: $[            ] to $[            ]

Average principal balance as of the cut-off date: $[            ]

Range of original loan- to-value ratios(1): [            ]% to [            ]%

Weighted average original loan-to-value ratio(1): [            ]%

Geographic concentrations in excess of 5%:

[California] [            ]%

[Florida] [            ]%

[New York] [            ]%

(1)	As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

S-3

The Group II Mortgage Loans have an aggregate principal balance of approximately $[            ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II Mortgage Loans: [            ]%

Fixed-rate Group II Mortgage Loans: [            ]%

Interest-only Group II Mortgage Loans: [            ]%

Second lien Group II Mortgage Loans: [            ]%

Range of mortgage rates: [            ]% to [            ]%

Weighted average mortgage rate: [            ]%

Range of gross margins of the adjustable-rate Group II Mortgage Loans: [            ]% to [            ]%

Weighted average gross margin of the adjustable-rate Group II Mortgage Loans: [            ]%

Range of minimum mortgage rates of the adjustable-rate Group II Mortgage Loans: [            ]% to [            ]%

Weighted average minimum mortgage rate of the adjustable-rate Group II Mortgage Loans: [            ]%

Range of maximum mortgage rates of the adjustable-rate Group II Mortgage Loans: [            ]% to [            ]%

Weighted average maximum mortgage rate of the adjustable-rate Group II Mortgage Loans: [            ]%

Weighted average next adjustment date of the adjustable-rate Group II Mortgage Loans: [            ]

Weighted average remaining term to stated maturity: [            ] months

Range of principal balances as of the cut-off date: $[            ] to $[            ]

Average principal balance as of the cut-off date: $[            ]

Range of original loan- to-value ratios(1): [            ]% to [            ]%

Weighted average original loan-to-value ratio(1): [            ]%

Geographic concentrations in excess of 5%:

[California] [            ]%

[Florida] [            ]%

[New York] [            ]%

(1)	As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

For additional information on the Mortgage Loans, see “The Mortgage Loans” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for all the certificates is the distribution date in             , 20[    ].

We anticipate that the actual final payment on each class of certificates will occur significantly earlier than the indicated date.

Book-Entry Format

The certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company. The offered certificates will be offered in registered form, in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.

Payments on the Certificates

Distribution Dates

Payments on the certificates will be made on the 25th day of each month or, if that day is not a business day, on the next business day, commencing on             , 20[    ].

S-4

Record Dates

The trustee will make payments to the certificateholders of record as of the related record date. The record date for a distribution date generally is the last business day prior to that distribution date. The record date for the first distribution date is             , 20[    ].

Payment Priorities

On each distribution date, the available funds representing interest collections on the mortgage pool remaining after paying the administrative fees will be distributed to pay interest on the certificates, up to their required amount, in the following order:

•	first, the available funds representing interest from both Groups of mortgage loans to the class I certificates;

•	second, concurrently with equal priority of payment:

(i) from the remaining available funds representing interest from the Group I mortgage loans, plus remaining interest from the Group II mortgage loans in excess of the amount needed to fund distributions of interest on the Group II Class A Certificates, the following amounts in the following order of priority: (A) premiums due to the Class A-1 Insurer, (B) to the class A-1 certificates, the class A-1 interest due on such distribution date; and (C) to the Class A-1 Insurer to the extent of any unreimbursed draws on the policy in respect of interest and other amounts (other than unreimbursed principal policy draws) due under the insurance agreement and;

(ii) from the remaining available funds representing interest from the Group II mortgage loans, plus remaining interest from the Group I mortgage loans in excess of the amount needed to pay required amounts to the Class A-1 Insurer and to fund distributions of interest on the class A-1 certificates, to the Group II Class A Certificates, the Group II Class A interest due on such distribution date, on a pro rata basis; and

•	third, the remaining available funds representing interest from both Groups of mortgage loans to class M-1, class M-2, class M-3, class M-4, class M-5, class B-1, class B-2 and class B-3 certificates in that order.

On each distribution date, the available funds representing principal collections on the Group I and Group II mortgage loans, and any amounts required to be funded from excess cashflow to the extent necessary to maintain or restore the overcollateralization amount at the required overcollateralization amount, net of any overcollateralization release amount will be distributed to pay principal on the certificates, up to their required amounts, in the following order:

•	first, concurrently with equal priority of payment:

(i) from the available funds representing principal and excess cashflow from the Group I mortgage loans, plus principal and excess cashflow from the Group II mortgage loans in excess of the amount needed to fund distributions of principal on the Group II Class A Certificates, the following amounts in the following order of priority: (A) to the class A-1 certificates, the principal distribution amount to which they are entitled on such distribution date, and (B) to the Class A-1 Insurer, unreimbursed draws on the policy in respect of principal and interest, and other amounts due to the Class A-1 Insurer under the insurance agreement, and

(ii) from the available funds representing principal and excess cashflow from the Group II mortgage loans, plus principal and excess cashflow from the Group I mortgage loans in excess of the amount needed to pay required amounts due to the Class A-1 Insurer and to the class A-1 certificates, on a pro rata basis (based on certificate principal balance) to (i) the

S-5

class A-2 certificates on the one hand, and (ii) the class A-3, class A-4 and class A-5 certificates on the other hand, and sequentially among the class A-3, class A-4 and class A-5 certificates the principal distribution amount to which they are entitled on such distribution date;

•	second, the remaining available funds representing principal and excess cashflow from both Groups of mortgage loans to the class M-1, class M-2, class M-3, class M-4 and class M-5 certificates in that order, until retired; and

•	third, the remaining available funds representing principal and excess cashflow from both Groups of mortgage loans to the class B-1, class B-2 and class B-3 certificates in that order, until retired.

We refer you to “Description of the Certificates” herein for additional information.

Interest

Interest on the certificates will accrue at the rate of interest, subject to the related available funds cap rate and a maximum rate of [    ]%, for that class of certificates during the related accrual period. For each distribution date, the accrual period will run from the prior distribution date to and including the day preceding the applicable distribution date, except that for the first distribution date, interest begins to accrue on the closing date.

Interest will be calculated on the basis of the actual number of days elapsed in the accrual period in a year consisting of 360 days.

Pass-Through Rates

The annual rate of interest on each class of underwritten certificates will be, subject to the related available funds cap rate and a maximum rate of [    ]%, as follows:

Class	Rate

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

If the certificates remain outstanding after the first distribution date on which the clean-up call could be exercised, which is the distribution date on which the aggregate principal balance of the mortgage loans is equal to or less than 10% of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the original pre-funded amount, then the rates of interest on each class of certificates will increase to the following rates:

Class	Rate Step Up

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

	LIBOR +	%

The stepped-up rates are also subject to the related available funds cap rate and a maximum rate of [    ]%.

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Principal

On each distribution date, the certificateholders are scheduled to receive their share of an amount of principal generally equal to the sum of:

•	the scheduled principal on the mortgage loans collected or advanced during the related due period;

•	unscheduled principal on the mortgage loans collected during the prior prepayment period;

•	excess interest to the extent necessary to maintain or restore the overcollateralization amount at the required overcollateralization amount; and

•	net of any overcollateralization release amount.

The mezzanine and class B certificates are unlikely to receive any principal payments until, at the earliest, the distribution date occurring in             , 20[    ].

Principal will be distributed to the certificateholders of each class in accordance with a payment priority which is designed to maintain a specified level of support below each class. This support consists of the certificates that are more subordinated to that class, as well as the overcollateralization, which is subordinated to all classes of the offered certificates, and excess interest from the mortgage loans.

Credit Enhancement

The credit enhancement provided to the holders of the underwritten certificates will consist of subordination, overcollateralization, excess cashflow, mortgage insurance, limited cross-collateralization, and for the holders of the class A-1 certificates only, the Class A-1 Certificate Insurance Policy.

Subordination

The rights of the holders of the class A certificates to receive distributions are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class I certificates.

The rights of the holders of the mezzanine certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class I certificates and the class A certificates.

The rights of the holders of the mezzanine certificates with higher numerical class designations to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the mezzanine certificates with lower numerical class designations.

The rights of the holders of the class B certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class I certificates, the class A certificates and the mezzanine certificates.

The rights of the holders of the class B certificates with higher numerical class designations to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class B certificates with lower numerical class designations.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates and to afford those certificates protection against losses.

Overcollateralization

The issuing entity will have an initial level of overcollateralization of approximately [    ]% of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the original pre-funded amount. On any distribution date after the closing date, the issuing entity is required to maintain or restore overcollateralization at certain levels as described herein.

The overcollateralization is available for the benefit of all classes of the underwritten certificates and class I certificates.

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Excess Cashflow

Excess cashflow (which includes excess interest from the mortgage loans, together with net swap payments received from the swap providers) will be paid as follows:

(i) to the holders of the class or classes of class A, mezzanine and class B certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders in the same order of priority as the Group I Principal Distribution Amount and the Group II Principal Distribution Amount as described under “Description of the Certificates—Principal Allocations” herein;

(ii) to the supplemental interest trust to be distributed as described under “Description of the Certificates — Supplemental Interest Trust herein;”

(iii) any remaining amounts to the holders of the residual certificates, as provided in the pooling and servicing agreement.

Mortgage Insurance

Approximately [    ]% of the initial mortgage loans are covered by a mortgage insurance policy issued by Mortgage Guaranty Insurance Corporation. Each such mortgage loan has an original loan-to-value ratio in excess of 60% and the related mortgage insurance policy insures losses to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% of the original loan-to-value ratio of such mortgage loan, as more fully described in such mortgage insurance policy.

Limited Cross-Collateralization

The mortgage loans have been divided into two subpools, designated as the “Group I mortgage loans and the “Group II mortgage loans”. The Group I mortgage loans primarily support the class A-1 certificates, as well as amounts due to the Class A-1 Insurer. The Group II mortgage loans primarily support the class A-2 certificates, class A-3 certificates, class A-4 certificates and class A-5 certificates. Distributions of collections from both groups of mortgage loans will be used to pay interest and principal to the mezzanine certificates, the class B certificates, the class I certificates and class O certificates. To the extent that available funds representing interest from one group of mortgage loans are insufficient to make a required payment of interest to its related class A certificates, then any remaining available funds representing interest from the other group, after payment of interest to their related class A certificates and, in the case of Group I, after amounts have been paid to the Class A-1 Insurer, may be used to make such required payment as described in this prospectus supplement. Likewise, remaining funds representing principal from a group after making the required payment of principal to its related class A certificates and, in the case of Group I, after amounts have been paid to the Class A-1 Insurer, may be used to make required principal payments on the other classes of class A certificates as described in this prospectus supplement.

In addition, remaining available funds from the Group II mortgage loans may be used to make payments to the Class A-1 Insurer in the event of an insufficiency in funds available from the Group I mortgage loans.

Pre-Funding Feature

On the closing date, the depositor will deposit approximately $                     into a pre-funding account which will be used from time to time before the end of the pre-funding period to acquire subsequent mortgage loans to include in the mortgage pool, approximately $                     of which will be used to acquire subsequent mortgage loans for Group I and approximately $                     of which will be used to acquire subsequent mortgage loans for Group II.

The prior consent of the Class A-1 Insurer and the rating agencies is required prior to the purchase of any subsequent mortgage loans.

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The pre-funding period commences on the closing date and ends on the earlier of (i) the date on which the amount on deposit in the pre-funding account is less than $10,000 and (ii)                     , 20[    ].

To the extent that the issuing entity does not fully use amounts on deposit in the pre-funding account to purchase subsequent mortgage loans by the end of the pre-funding period, the trustee will apply the remaining amounts as a prepayment of principal to the related classes of certificates on the distribution date immediately following the end of the pre-funding period. Although no assurance is possible, we do not anticipate that a material amount of principal will be prepaid on the certificates from amounts in the pre-funding account.

The servicer will receive a servicing fee on each payment date in an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [        ]% per annum. The servicing fee will be paid out of available funds on each payment date prior to any payments on the notes.

Allocation of Losses

All realized losses on the mortgage loans supporting the certificates will be allocated on each payment date, sequentially as follows: first to the excess cash flow, second in reduction of the overcollateralization amount, third to the reduction of the principal balance of the mezzanine certificates, in inverse order of priority.

[See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses—Subordination” and “Description of the Certificates” in this free writing prospectus.]

Removal and Substitution of Mortgage Loans

Upon the earlier of discovery or receipt of notice by the depositor of a breach of any of the representations and warranties contained in the mortgage loan purchase agreement which materially and adversely affects the value of the related mortgage loan or the interests of the certificateholders, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the sponsor will, either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity. [See “Description of the Certificates—Representations and Warranties of the Sponsor” in this prospectus supplements.]

The trustee shall review each mortgage loan file and if during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the pooling and servicing agreement, the indenture trustee will promptly so notify the servicer and the sponsor in writing with details thereof. If, within sixty days after the trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders in the related mortgage loan, the sponsor will either (a) substitute such mortgage loan with a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan. [See “Description of the Certificates—Delivery of Mortgage Loan Documents” in this prospectus supplement.]

Advancing

The servicer will be required to advance amounts representing delinquent payments of scheduled principal and interest, other than balloon payments, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. Reimbursement of these advances is senior to payments to the certificateholders.

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Servicing Fee

The servicer will receive a servicing fee on each payment date in an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [    ]% per annum. The servicing fee will be paid out of available funds on each payment date prior to any payments on the notes.

Clean-up Call

The servicer has a clean-up call option which, if exercised, would result in early retirement of the certificates on any distribution date on or after the date on which the aggregate principal balance of the mortgage loans has declined to 10% or less of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the original pre-funded amount.

The prior consent of the Class A-1 Insurer will be required for such purchase of the mortgage loans if the resulting amount available for payment on the class A-1 certificates would result in a draw under the Class A-1 Certificate Insurance Policy or, if any amounts owed to the Class A-1 Insurer would remain unreimbursed after giving effect to such purchase.

Step-Up Rates

If the servicer does not elect to exercise the clean-up call, the margins with respect to each class of class A certificates will increase to [twice] their initial margins, and the margins with respect to each class of mezzanine and class B certificates will increase to 1.5 times their initial margins, in each case on the next payment date.

Federal Income Tax Consequences

Elections will be made to treat certain portions of the issuing entity as one or more REMICs for federal income tax purposes. The offered certificates represent ownership of “regular interests” in a REMIC, along with certain contractual rights in the case of certificates entitled to receive Available Funds Cap Shortfalls as described herein. Certificateholders will include interest on the certificates in income in accordance with an accrual method of accounting.

Calculation of LIBOR

The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee (provided that, in the case of the interest rate swap agreement, it will be determined by the swap provider) and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. See “Description of the Notes and the Trust Certificates-Calculation of LIBOR” in this prospectus supplement.

ERISA Considerations

After the end of the pre-funding period, the class A certificates, the mezzanine certificates and the class B certificates may be purchased by ERISA plans provided that certain conditions are satisfied. A fiduciary of any ERISA plan that is considering a purchase of class A certificates, mezzanine certificates or class B certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions for purchase have been satisfied.

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Legal Investment

After the end of the pre-funding period, the class A-1 certificates are expected to constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Group II Class A Certificates, the mezzanine certificates and the class B certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the certificates.

Ratings

The offered certificates must receive at least the following ratings from Standard & Poor’s and Moody’s and Fitch in order to be issued:

Class	Ratings
	S&P	Moody’s	Fitch

A-1

A-2

A-3

A-4

A-5

M-1

M-2

M-3

M-4

M-5

B-1

B-2

B-3

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the frequency of principal prepayments or the collection thereof, the corresponding effect on yield to investors or the payment of any shortfall resulting from the application of the related available funds cap rate. The ratings for the class A-1 certificates would initially be the same even if the Class A-1 Certificate Insurance Policy were not in place.

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Risk Factors

Prospective investors should consider, among other things, the items discussed under “Risk Factors” in the prospectus and the following factors in connection with the purchase of the offered certificates:

Some of the loans in the mortgage pool were underwritten to non-conforming standards and may experience higher delinquency and loss rates

The underwriting standards for the mortgage loans are described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans”, and are primarily intended to provide single family mortgage loans for non-conforming credits which do not satisfy the requirements of typical “A” credit borrowers. A “non-conforming credit” means a mortgage loan which is ineligible for direct purchase by Fannie Mae due to credit characteristics that do not meet the Fannie Mae underwriting guidelines, for reasons such as creditworthiness and repayment ability; these mortgagors may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other negative credit items. Accordingly, mortgage loans underwritten to non-conforming credit underwriting standards or to standards that do not meet the requirements for typical “A” credit borrowers are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae underwriting guidelines or to typical “A” credit borrowers.

The mortgage pool contains high original loan-to-value loans which could cause losses to holders of the offered certificates

Approximately       % of the Group I initial mortgage loans and approximately       % of the Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, with an original loan-to-value ratio in excess of 60% will be covered by a lender-paid mortgage insurance policy (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans).

Approximately       % and       % of the Group I initial mortgage loans and Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, have original loan-to-value ratios in excess of 80%. Mortgage loans with a loan-to-value ratio in excess of 80% will be affected to a greater extent than mortgage loans with a loan-to-value ratio equal to or less than 80% by any decline in the value of the related property securing such mortgage loans. We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Potential inadequacy of credit enhancement

The overcollateralization, subordination, limited cross-collateralization, loss allocation, excess cashflow and primary mortgage insurance features described in this prospectus supplement are intended to enhance the likelihood that the certificateholders will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans. The credit enhancement includes the

S-12

subordination of excess interest to payments of interest and principal on the class I certificates, class A certificates, mezzanine certificates and class B certificates.

Further, while excess interest will be available to restore overcollateralization, there may not be sufficient funds available to make the required distribution of interest on the certificates. Such a shortfall would reduce the interest distributed to the class B-3, class B-2, class B-1, class M-5, class M-4, class M-3, class M-2, class M-1, class A certificates, concurrently, and the class I certificates, in that order. However, the Class A-1 Insurer will guarantee timely payments of interest, the Class A-1 Principal Parity Amount and the ultimate payment of principal on the class A-1 certificates.

Although the class A-1 certificates have the benefit of the class A-1 certificate insurance policy, the Group II Class A, class M and class B certificates do not have the benefit of any insurance policy. The class A-1 certificates also have the benefit of the subordination provided by the class M certificates and class B certificates, excess cashflow and the overcollateralization features. However, a default by the Class A-1 Insurer would likely have an adverse effect on the value of the class A-1 certificates, and may also decrease the likelihood of receipt of distributions in full by the class A-1 certificateholders.

The mortgage pool includes balloon loans, which can create increased risk of losses

Approximately       % and       % of the Group I and the Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) respectively, are fixed-rate “balloon loans”; that is, they require monthly payments of principal based on 30-year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment, in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date. The balloon loans entail a greater degree of risk for prospective investors because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to refinance the related balloon loan or to sell the related mortgaged property. The mortgagor’s ability to sell or refinance will be affected by a number of factors, including the level of prevailing mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition and credit profile of the mortgagor, applicable tax laws and general economic conditions. No person is obligated to refinance any balloon loan.

The mortgage pool includes mortgage loans secured by second-liens on the related mortgaged property

None of the Group I initial mortgage loans and approximately       % of the Group II initial mortgage loans (by aggregate principal balance as of the cut-off date) are secured by second-liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first-liens on comparable properties.

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Interest-only mortgage loans may have an increased risk of loss

Approximately       % and       % of the Group I and Group II mortgage loans, respectively, do not provide for any required payments of principal during the first five or ten years of their term. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that does not have an interest-only period.

The mortgage loans have geographic concentrations which could cause losses to the holders if certain events occur in such regions

Approximately       % and       % (by aggregate principal balance of the Group I initial mortgage loans as of the cut-off date) are secured by properties located in [        ] and [        ], respectively. Approximately       %,       % and       % (by aggregate principal balance of the Group II initial mortgage loans as of the cut-off date) are secured by properties located in [        ], [        ] and [        ], respectively. In the event any of these states experiences a decline in real estate values, losses on the mortgage loans may be greater than otherwise would be the case. Such mortgage loans may be subject to prepayment or loss, both of which could affect the yield on the offered certificates.

The final pool of mortgage loans will include mortgage loans which will differ from the pool of initial mortgage loans described in this prospectus supplement

Subsequent mortgage loans may have characteristics different from those of the Group I initial mortgage loans and Group II initial mortgage loans. However, each subsequent mortgage loan must satisfy the eligibility criteria referred to under the “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” at the time of its conveyance to the issuing entity, must be underwritten in accordance with the criteria described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans” herein and will not be selected in a manner that is believed to be adverse to the interests of the holders of the certificates or of the Class A-1 Insurer.

The pre-funding feature could result in a significant prepayment on the certificates at the end of the pre-funding period

If the pre-funding account moneys with respect to a Group are not fully applied to the purchase of subsequent mortgage loans by the end of the pre-funding period, the related remaining funds will be used to make a principal prepayment on the class A-1 certificates (to the extent the unapplied funds relate to the Group I mortgage loans), and to the class A-2 certificates on the one hand and to the class A-3, class A-4 and class A-5 certificates on the other hand, pro rata based on certificate principal balance (to the extent the unapplied funds relate to the Group II mortgage loans). Funds allocable to the class A-3, class A-4 and class A-5 certificates will be applied sequentially among such certificates. No assurances can be given that there will not be such a payment.

The rate and timing of principal prepayments on the mortgage loans could adversely affect the yield on the offered certificates

The rate and timing of principal payments on the certificates will depend on the rate and timing of principal payments (including prepayments, defaults, liquidations, purchases of the mortgage loans due to a breach of a representation or warranty and the servicer’s limited right to purchase delinquent mortgage loans) on the mortgage loans. Accordingly, the certificates are subject to inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. The class A-1 certificates will primarily bear the prepayment risk of the Group I mortgage loans, the Group II

S-14

Class A Certificates will primarily bear the prepayment risk of the Group II mortgage loans and the mezzanine and class B certificates will bear the prepayment risk of both Groups of mortgage loans. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible. The insurance policy issued by the Class A-1 Insurer for the benefit of the class A-1 certificateholders does not cover shortfalls in interest for the class A-1 certificates which result from prepayments on the mortgage loans.

Approximately       % and       % of the Group I initial mortgage loans and Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, are subject to prepayment penalties as of the cut-off date. Of the Group I initial mortgage loans that are subject to prepayment penalties, approximately       % were ARM loans and       % were fixed-rate mortgage loans. Of the Group II initial mortgage loans that are subject to prepayment penalties, approximately       % were ARM loans and       % were fixed-rate mortgage loans. Typically, the mortgage loans with a prepayment penalty provision provide for a prepayment charge for partial prepayments and full prepayments. Prepayment charges may be payable for a period of time ranging from one to five years from the related origination date. Such prepayment charges may reduce the rate of prepayment on the mortgage loans. Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

See “Certain Yield and Prepayment Considerations” herein and “Description of the Securities—Weighted Average Life of the Securities” in the prospectus.

The yield to maturity on the certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations, purchases of the mortgage loans due to a breach of a representation or warranty and purchases of delinquent loans by the servicer) on the mortgage loans. The yield to maturity on the certificates will also depend on the related certificate interest rate and the purchase price for such certificates.

If the certificates are purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the certificates are purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. The certificates were structured assuming, among other things, a prepayment rate and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the certificates may vary as determined at the time of sale.

See “Certain Yield and Prepayment Considerations” herein and “Description of the Securities—Weighted Average Life of the Securities” in the prospectus.

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The related available funds cap rate or the maximum rate of       % can cause reductions in the amount of interest payable on the underwritten certificates

Each class of underwritten certificates bears interest at a rate subject to a related available funds cap rate and a maximum rate of       %. Furthermore, the indices relating to the ARM loans are different from the index which relates to the certificates. Thus the weighted average coupon rate on such ARM loans may not rise in step with the coupon rate on the certificates.

This risk would be increased if the ARM loans in the pool were to be prepaid, increasing the proportion of fixed-rate mortgage loans remaining in the pool.

The insurance policy issued by the Class A-1 Insurer for the benefit of the class A-1 certificateholders does not cover shortfalls in class A-1 interest which may result from the application of the available funds cap or the maximum rate cap of       %.

The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a new practice in the mortgage lending industry. The depositor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of realized losses on the mortgage loans.

The mezzanine and class B certificates are particularly sensitive to the timing and amount of losses and prepayments on the mortgage loans

The weighted average lives of, and the yields to maturity on the class M-1 certificates, the class M-2 certificates, the class M-3 certificates, the class M-4 certificates, the class M-5 certificates, the class B-1 certificates, the class B-2 certificates and the class B-3 certificates will be progressively more sensitive, in reverse order of such certificates’ payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in those certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate balance of first, the class B-3 certificates to the extent outstanding, second, the class B-2 certificates to the extent outstanding, third, the class B-1 certificates to the extent outstanding and fourth, sequentially to the class of mezzanine certificates then outstanding in reverse order of numerical class designation. As a result of such reductions, less interest will accrue on each such class of class B certificates or mezzanine certificates than would otherwise be the case. Once a realized loss is allocated to a class B certificate or a mezzanine certificate, such amounts may be distributable as a result of Subsequent Recoveries on the Mortgage Loans with respect to such written down amount.

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Unless the certificate balances of the class A certificates have been reduced to zero, the mezzanine and class B certificates will not be entitled to any principal distributions until, at the earliest, the distribution date in                     . Even after the date on which the mezzanine certificates and class B certificates are scheduled to begin to amortize they may become locked out of receiving principal distributions during periods in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of such certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates, for so long as the class A certificates are outstanding, to receive no principal distributions even if no losses have occurred on the mortgage pool.

The structure of the mezzanine certificates and class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes.

Ratings on the offered certificates are dependent upon the creditworthiness of Mortgage Guaranty Insurance Corporation.

The ratings assigned to the offered certificates by the rating agencies will be based in part on the credit characteristics of the mortgage loans and on ratings assigned to Mortgage Guaranty Insurance Corporation. Mortgage Guaranty Insurance Corporation insures approximately       % of the Group I initial mortgage loans and       % of the Group II initial mortgage loans. Any reduction in the ratings assigned to Mortgage Guaranty Insurance Corporation by the rating agencies could result in the reduction of the ratings assigned to the offered certificates. This reduction in ratings could adversely affect the liquidity and market value of the offered certificates.

The call of soldiers into active duty could limit the servicer’s ability to collect on the loans

As described in the prospectus, the Servicemembers Civil Relief Act and similar state laws limit the rate of interest and the ability of the servicer to foreclose on mortgages if the mortgagor is called into military service after the origination of the loan. A number of reservists and other soldiers have been recently called into active duty and additional soldiers could be called into service in the future. If any of the borrowers enter into active military duty, shortfalls and losses to the issuing entity and the certificates could result. The insurance policy issued by the Class A-1 Insurer for the benefit of the class A-1 certificateholders does not cover shortfalls in class A-1 interest which may result from the application of the Servicemembers Civil Relief Act.

Violation of various federal and state laws may result in losses on the mortgage loans

The so-called “holder-in-due-course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements

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applicable to the origination of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

In addition to the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”), a number of legislative proposals have been introduced at the federal, state and municipal level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The sponsor’s failure to comply with these laws could subject the trust and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans whether held by the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Violations of certain provisions of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

The sponsor will represent that as of the Closing Date or the Subsequent Transfer Date, as applicable, each mortgage loan originated by it is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under “Description of the Certificates—Assignment of Mortgage Loans” herein.

The credit rating of the swap provider and its guarantor could affect rating of notes

[            ] has a [            ] rating of “[            ]” by Standard & Poor’s, a [            ] of “[            ]” by Moody’s Investors Service, Inc. and a [            ] of “[            ]” by Fitch Ratings.

The ratings on the notes are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute swap provider is not obtained or collateral is not posted in accordance with the terms of the interest rate swap agreement, the ratings of the notes may be qualified, reduced or withdrawn. In such event, the value and marketability of the notes may be adversely affected.

See “Description of the Certificates—Summary of Interest Rate Swap and Cap Agreements.”

Use of Proceeds

After deducting the estimated expenses of this offering, as identified on the cover page the net proceeds to the depositor from the sale of the certificates offered hereby are estimated to be $            . The depositor will use the entire net proceeds to pay the sponsor for the mortgage loans and to make the initial deposit to the pre-funding account. The sponsor anticipates that it will use a portion of the proceeds to repay indebtedness and accrued interest under its warehouse lines of

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credit, including those provided by one or more affiliates of the underwriters. The depositor and the sponsor believe that funds provided by the net proceeds of this offering will be sufficient to accomplish the purposes set forth above.

Description of the Mortgage Pool

The statistical information presented in this prospectus supplement describes only the Group I initial mortgage loans and the Group II initial mortgage loans (collectively, the “initial mortgage loans”) that are expected to be included in the issuing entity on the closing date, and does not include the subsequent mortgage loans which may be acquired through the pre-funding feature.

The “cut-off date” for the initial mortgage loans is                     , 20[    ]. The cut-off date for any subsequent mortgage loan is the later of (i) the first day of the month in which such subsequent mortgage loan is acquired by the issuing entity and (ii) the date of origination of such subsequent mortgage loan.

It is possible that some of the initial mortgage loans may be repaid or prepaid in full or in part, or otherwise removed from the mortgage loan pool prior to the closing date. In this event, other mortgage loans may be transferred to the issuing entity. The depositor believes that the information set forth herein with respect to the mortgage loan pool and each loan group as presently constituted is representative of the characteristics of the initial mortgage loan pool and each initial loan group as they will be constituted on the closing date, although some characteristics in the initial mortgage loan pool may vary.

All statistical information related to the initial mortgage loans and contained herein is stated as of             , 20[ ], and all percentages, unless otherwise stated, are by aggregate principal balance.

Subsequent mortgage loans are intended to be purchased by the issuing entity from the sponsor from time to time before the end of the pre-funding period, from funds on deposit in the pre-funding account as described below under “—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account.” The subsequent mortgage loans must conform to certain specified characteristics described below under “—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account.” Although these subsequent mortgage loans will have characteristics that differ somewhat from the initial mortgage loans we describe in this prospectus supplement, the depositor does not expect that their characteristics will vary materially from the initial mortgage loans. In addition, all subsequent mortgage loans must conform to the representations and warranties in the pooling and servicing agreement and will be subject to the approval of the rating agencies and the Class A-1 Insurer.

The mortgage pool will consist of conventional, monthly payment, first- and second-lien mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. The mortgage pool will consist of both adjustable-rate mortgage (“ARM”) loans and fixed-rate mortgage loans.

NovaStar Mortgage, Inc., in its capacity as sponsor, will convey the mortgage loans to [NovaStar Mortgage Funding Corporation][NovaStar Certificates Financing Corporation] pursuant to a mortgage loan purchase agreement. [NovaStar Mortgage Funding Corporation][NovaStar Certificates Financing Corporation] will then convey the mortgage loans to the issuing entity. All of the mortgage loans will be serviced by NovaStar Mortgage, Inc., as the servicer. The sponsor will make various representations and warranties regarding the mortgage loans under the purchase agreement and will have repurchase or substitution obligations if those representations or warranties are violated. The

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obligations of NovaStar Mortgage, Inc. under the mortgage loan purchase agreement will be guaranteed by an affiliate, NovaStar Financial, Inc. See “Description of the Certificates—Assignment of Mortgage Loans” herein.

The mortgages for certain mortgage loans were or may be, at the sole discretion of the servicer, originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns; furthermore, subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS System. For certain other mortgage loans, (i) the mortgage was originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were or may be, at the sole discretion of the servicer, registered electronically through the MERS System. For each of such mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any beneficial interest in the mortgage loan.

Approximately       % by principal balance of the initial mortgage loans have original loan-to-value ratios in excess of 80%. Approximately       % of the initial mortgage loans with an original loan-to-value ratio in excess of 60% are covered by a lender-paid primary mortgage insurance policy insuring first losses on the principal balance of each initial mortgage loan. See “Description of the Mortgage Pool—Private Mortgage Insurance” herein. The remainder of the initial mortgage loans will either be covered by a borrower-paid mortgage insurance policy or will not be covered by a mortgage insurance policy.

As of the cut-off date, the minimum loan-to-value ratio at origination for the initial mortgage loans was approximately       %, the maximum loan-to-value ratio at origination was approximately 100.00%, and the weighted average loan-to-value ratio at origination was approximately       %.

All of the mortgage loans will contain a customary “due-on-sale” clause, although the mortgage loans may be assumable if permitted by the servicer under certain circumstances. See “Certain Yield and Prepayment Considerations” herein. Pursuant to the terms of the pooling and servicing agreement, the servicer will be entitled to all late payment charges received on the mortgage loans as additional servicing compensation and such amounts will not be available for distribution on the certificates.

The initial mortgage loans have original terms to stated maturity of not more than 360 months.

None of the initial mortgage loans are delinquent as of the cut-off date.

Approximately       % of the initial mortgage loans are secured by a first-lien on the related mortgaged property, and approximately       % of the initial mortgage loans are secured by a second-lien on the related mortgaged property.

Approximately       % of the initial mortgage loans are secured by a first-lien on the related mortgaged property for which a second-lien was originated on or prior to the time of the first-lien.

None of the initial mortgage loans are subject to temporary buydown plans, pursuant to which the monthly payments made by the mortgage during the early years of the loan are less than the scheduled monthly payments thereon.

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The due date for all of the initial mortgage loans is the first day of the month.

Of the initial mortgage loans, approximately       % by principal balance are ARM loans and approximately       % are fixed-rate mortgage loans. The mortgage rates on all of the ARM loans adjust semi-annually.

Prepayment Charges

Of the initial mortgage loans, approximately       % by principal balance are subject to prepayment penalties as of the cut-off date. Of the initial mortgage loans subject to prepayment penalties, approximately       % are ARM loans, and approximately       % are fixed-rate mortgage loans. The prepayment penalty provisions typically provide for payment of a prepayment penalty for partial prepayments and full prepayments. Prepayments may be payable for a period of time ranging from one to five years from the related origination date. Prepayment penalties received on the mortgage loans will be available for distribution on the class C certificates only.

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The initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

Geographic Distribution of the Mortgaged Properties of the Initial Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

No more than approximately [    ]% (the highest concentration in a single zip code) of the initial mortgage loans will be secured by mortgaged properties located in California in the [    ] zip code.

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Types of Mortgaged Properties of the Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Use of Proceeds of the Initial Mortgage Loans

Use of Proceeds (1)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

(1)	In general, in the case of a mortgage loan made for “rate/term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related mortgaged property and to pay associated origination and closing costs. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Occupancy Status of the Mortgaged Properties of the Initial Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

.

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Documentation Type of the Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Risk Classification of the Initial Mortgage Loans

Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

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Combined Original Loan-to-Value Ratios of the Initial Mortgage Loans

Range of Combined Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [    ]% (approximate)

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Principal Balances of the Initial Mortgage Loans

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Average: $[            ] (approximate)

Remaining Terms to Maturity of the Initial Mortgage Loans

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [    ] months (approximate)

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Lien Position of the Initial Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Credit Scores of the Initial Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [    ] (approximate)

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Current Mortgage Rates of the Initial Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [    ]% (approximate)

Mortgage Loan Types of the Initial Fixed Rate Mortgage Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Fixed Rate Mortgage Loans by Aggregate Principal Balance

*	(10 Year IO Term)

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Initial Periodic Rate Cap of the Initial ARM Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Periodic Rate Cap of the Initial ARM Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

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Maximum Loan Rates of the Initial ARM Loans

Range of Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Weighted Average: [    ]% (approximate)

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Minimum Loan Rates of the Initial ARM Loans

Range of Minimum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Weighted Average: [    ]% (approximate)

Next Interest Adjustment Date of the Initial ARM Loans

Next Interest Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

The weighted average remaining months to the next interest adjustment date of the Initial ARM loans as of the cut-off date will be approximately 24 months.

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Gross Margins of the Initial ARM Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Weighted Average: [    ]% (approximate)

Mortgage Loan Types of the Initial ARM Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

*	(5 Year IO Term)

**	(10 Year IO Term)

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Distribution of Seasoning Aggregate Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut -off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Adjustable Rate Feature of the ARM Loans

Effective with the first payment due on an ARM loan after each related adjustment date, the monthly payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the mortgage loan over its remaining term. The weighted average number of months from the cut-off date to the next adjustment date for the initial ARM loans is approximately 24 months.

Adjustments to the mortgage rates on approximately [            ]% of the initial ARM loans commence after an initial period after origination of two years, three years or five years in each case on each applicable adjustment date to a rate equal to the sum, generally rounded up to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index plus (ii) a fixed gross margin. Approximately [            ]% of the initial ARM mortgage loans are not subject to an initial fixed rate period. In addition, the mortgage rate on each ARM loan is subject, on its first adjustment date following its origination, to a cap and on each adjustment date thereafter to a periodic rate cap. All of the ARM loans are also subject to specified maximum and minimum lifetime mortgage rates. The initial ARM loans were generally originated with an initial mortgage rate below the sum of the current index and the gross margin. Due to the application of the periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any initial ARM loan, as adjusted on any related adjustment date, may not equal the sum of the related index and the gross margin.

Substantially all of the initial ARM loans will not have reached their first adjustment date as of the closing date. The initial mortgage rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the related index in effect at origination. ARM loans that have not reached their first adjustment date are, therefore, subject to the initial periodic rate cap on their first adjustment date.

The index applicable to the determination of the mortgage rate on all of the initial ARM loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks, as published in the Western Edition of The Wall Street Journal, and most recently available as of the first business day generally 30 days prior to the adjustment date (“Six-Month LIBOR”).

Mortgage Loan Groups

The mortgage loans have been divided into two subpools, designated as the “Group I mortgage loans,” and the “Group II mortgage loans”. The Group I mortgage loans will consist exclusively of mortgage loans that conform to certain agency guidelines described herein. The Group II mortgage loans will consist of a combination of mortgage loans which may conform to certain agency guidelines described herein and mortgage loans that may not conform to such agency guidelines. The class A-1 certificates primarily represent interests in the Group I mortgage loans. The class A-2, class A-3, class A-4 and class A-5 certificates primarily represent interests in the Group II mortgage loans. The mezzanine certificates, the class B certificates, the class I certificates, the class C certificates represent interests in both Groups of mortgage loans. Information about the characteristics of the mortgage loans in each Group is described under “The Group I Initial Mortgage Loans,” and “The Group II Initial Mortgage Loans” below.

The Group I Initial Mortgage Loans

The Group I initial mortgage loans consist of [            ] mortgage loans that have an aggregate principal balance of approximately $[            ] as of the cut-off date.

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All of the Group I initial mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (i) none of the Group I mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, or any comparable state law, (ii) none of the proceeds from any of the Group I mortgage loans will be used to finance single premium credit life insurance policies, (iii) the servicer will accurately and fully report its borrower credit files to the three largest credit repositories in a timely manner, (iv) none of the Group I mortgage loans impose a prepayment penalty more than five years after origination of the mortgage loan, (v) each of the Group I initial mortgage loans complies in all material respects with applicable local, state and federal laws including, but not limited to, all applicable predatory and abusive lending laws, (vi) none of the Group I initial mortgage loans are “high cost” or “Section 32” mortgage loans and (vii) the principal balance at origination for substantially all of the single family residences in most states may not exceed $[            ], $[            ] for two-family residences, $[            ] for three-family residences and $[            ] for four-family residences.

Approximately [            ]% of the Group I initial mortgage loans are fixed-rate mortgage loans, and approximately [            ]% of the Group I initial mortgage loans are ARM loans.

Approximately [            ]% of the Group I initial mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

Approximately [            ]% of the Group I initial mortgage loans had loan-to-value ratios at origination in excess of 80%.

All of the Group I initial mortgage loans are secured by first-liens on the related mortgaged property.

The weighted average remaining term to maturity of the Group I initial mortgage loans is approximately [            ] months as of the cut-off date.

The average principal balance of the Group I initial mortgage loans as of the cut-off date was approximately $[            ]. No Group I initial mortgage loan had a principal balance, as of the cut-off date, of greater than approximately $[            ] or less than approximately $[            ].

The Group I initial mortgage loans had mortgage rates of not less than approximately 4.500% per annum and not more than approximately [            ]% per annum as of the cut-off date, and the weighted average mortgage rate of the Group I initial mortgage loans was approximately [            ]% per annum as of the cut-off date.

The Group I initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

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Geographic Distribution of the Mortgaged Properties of the Group I Initial Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

No more than approximately [            ]% (the highest concentration in a single zip code) of the Group I initial mortgage loans will be secured by mortgaged properties located in California in the [            ] zip code.

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Types of Mortgaged Properties of the Group I Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Use of Proceeds of the Group I Initial Mortgage Loans

Use of Proceeds (1)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

(1)	In general, in the case of a mortgage loan made for “rate/term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related mortgaged property and to pay associated origination and closing costs. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Occupancy Status of the Mortgaged Properties of the Group I Initial Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

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Documentation Type of the Group I Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Risk Classification of the Group I Initial Mortgage Loans

Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

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Combined Original Loan-to-Value Ratios of the Group I Initial Mortgage Loans

Range of Combined Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [            ]% (approximate)

Principal Balances of the Group I Initial Mortgage Loans

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Average: $[            ] (approximate)

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Remaining Terms to Maturity of the Group I Initial Mortgage Loans

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [            ] months (approximate)

Lien Position of the Group I Initial Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Credit Scores of the Group I Initial Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [            ] (approximate)

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Current Mortgage Rates of the Group I Initial Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [            ]% (approximate)

Mortgage Loan Types of the Group I Initial Fixed Rate Mortgage Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Fixed Rate Mortgage Loans by Aggregate Principal Balance

*	(10 Year IO Term)

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Initial Periodic Rate Cap of the Group I Initial ARM Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Periodic Rate Cap of the Group I Initial ARM Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Maximum Loan Rates of the Group I Initial ARM Loans

Range of Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Weighted Average: [            ]% (approximate)

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Minimum Loan Rates of the Group I Initial ARM Loans

Range of Minimum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Weighted Average: [            ]% (approximate)

Next Interest Adjustment Date of the Group I Initial ARM Loans

Next Interest Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

The weighted average remaining months to the next interest adjustment date of the Group I Initial ARM loans as of the cut-off date will be approximately 24 months.

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Gross Margins of the Group I Initial ARM Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Weighted Average: [            ]% (approximate)

Mortgage Loan Types of the Group I Initial ARM Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

*	(5 Year IO Term)

**	(10 Year IO Term)

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The Group II Initial Mortgage Loans

The Group II initial mortgage loans consist of [            ] mortgage loans that have an aggregate principal balance of approximately $[            ] as of the cut-off date.

None of the Group II initial mortgage loans are subject to HOEPA and each of the Group II initial mortgage loans complies in all material respects with applicable local, state and federal loans, including but not limited to, all applicable predatory and abusive lending laws.

None of the Group II initial mortgage loans are “high cost” or “Section 32” mortgage loans.

Approximately [            ]% of the Group II initial mortgage loans are fixed-rate mortgage loans, and approximately [            ]% of the Group II initial mortgage loans are ARM loans.

Approximately [            ]% of the Group II initial mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

Approximately [            ]% of the Group II initial mortgage loans had a loan-to-value ratio at origination in excess of 80%.

Approximately [            ]% of the Group II initial mortgage loans are secured by first-liens on the related mortgaged property, and approximately [            ]% of the Group II initial mortgage loans are secured by second-liens on the related mortgaged property.

The weighted average remaining term to maturity of the Group II initial mortgage loans is approximately [            ] months as of the cut-off date.

The average principal balance of the Group II initial mortgage loans as of the cut-off date was approximately $[            ]. No Group II initial mortgage loan had a principal balance as of the cut-off date of greater than approximately $[            ] or less than approximately $[            ].

The Group II initial mortgage loans had mortgage rates of not less than approximately [            ]% per annum and not more than approximately [            ]% per annum as of the cut-off date, and the weighted average mortgage rate of the Group II initial mortgage loans was approximately [            ]% per annum as of the cut-off date.

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The Group II initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

Geographic Distribution of the Mortgaged Properties of the Group II Initial Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

No more than approximately [            ]% (the highest concentration in a single zip code) of the Group II initial mortgage loans will be secured by mortgaged properties located in California in the [            ] zip code.

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Types of Mortgaged Properties of the Group II Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Use of Proceeds of the Group II Initial Mortgage Loans

Use of Proceeds (1)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

(1)	In general, in the case of a mortgage loan made for “rate/term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related mortgaged property and to pay associated origination and closing costs. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Occupancy Status of the Mortgaged Properties of the Group II Initial Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

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Documentation Type of the Group II Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Risk Classification of the Group II Initial Mortgage Loans

Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

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Combined Original Loan-to-Value Ratios of the Group II Initial Mortgage Loans

Range of Combined Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [            ]% (approximate)

Principal Balances of the Group II Initial Mortgage Loans

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Average: $[            ] (approximate)

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Remaining Terms to Maturity of the Group II Initial Mortgage Loans

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [            ] months (approximate)

Lien Positions of the Group II Initial Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Credit Scores of the Group II Initial Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [            ] (approximate)

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Current Mortgage Rates of the Group II Initial Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Weighted Average: [            ]% (approximate)

Mortgage Loan Types of the Group II Initial Fixed Rate Mortgage Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Fixed Rate Mortgage Loans by Aggregate Principal Balance

*	(10 Year IO Term)

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Initial Periodic Rate Cap of the Group II Initial ARM Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Periodic Rate Cap of the Group II Initial ARM Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

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Maximum Loan Rates of the Group II Initial ARM Loans

Range of Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Weighted Average: [            ]% (approximate)

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Minimum Loan Rates of the Group II Initial ARM Loans

Range of Minimum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Weighted Average: [            ]% (approximate)

Next Interest Adjustment Date of the Group II Initial ARM Loans

Next Interest Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

The weighted average remaining months to the next interest adjustment date of the Group II Initial ARM loans as of the cut-off date will be approximately 24 months.

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Gross Margins of the Group II Initial ARM Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Weighted Average: [            ]% (approximate)

Mortgage Loan Types of the Group II Initial ARM Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

*	(5 Year IO Term)

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Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

On the closing date, approximately $[            ] will be deposited in a pre-funding account which will be in the name of the trustee and will be part of the issuing entity and which amount will be used to acquire subsequent mortgage loans. Of that approximately $[            ], approximately $[            ] will be used to acquire subsequent mortgage loans for inclusion in Group I and approximately $[            ] will be used to acquire subsequent mortgage loans for inclusion in Group II. During the pre-funding period, the related original pre-funded amount will be reduced by the amount used to purchase subsequent mortgage loans. The “pre-funding period” is the period commencing on the closing date and ending on the earlier to occur of (i) the date on which the amount on deposit in the pre-funding account is less than $10,000 and (ii)             , 20[    ].

The purchase price for each subsequent mortgage loan will be 100% of the then outstanding principal balance.

No more than approximately [            ]% of the subsequent mortgage loans may be between 30 and 59 days delinquent as of the applicable cut-off date. No less than approximately [            ]% of the subsequent mortgage loans that are underwritten to the sponsor’s underwriting standards for all credit risks will be covered by a mortgage insurance policy or have a loan-to-value ratio less than or equal to 60%, and each such mortgage insurance policy will insure losses to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% of the original loan-to-value ratio of such mortgage loan, as more fully described in the policy.

Each subsequent mortgage loan will have been underwritten in accordance with the criteria described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans.”

The trustee shall not agree to any transfer of subsequent mortgage loans without a confirmation from the rating agencies that the acquisition of those subsequent mortgage loans will not result in a downgrade, withdrawal or qualification of the ratings then in effect for the outstanding certificates. The prior consent of the rating agencies and the Class A-1 Insurer shall be required in connection with all subsequent transfers, and each subsequent mortgage loan will satisfy the following criteria (among other criteria described in the pooling and servicing agreement):

•	the remaining stated term to maturity will not exceed 360 months;

•	the subsequent mortgage loan must have an outstanding principal balance of at least $10,000;

•	the subsequent mortgage loan must have a loan-to-value ratio equal to or less than 100%;

•	the stated maturity of the subsequent mortgage loan will be no later than , 20[ ];

•	the subsequent mortgage loan shall not provide for negative amortization; and

•	the subsequent mortgage loan if it is a fixed rate loan, must have a fixed mortgage rate of at least 4.00% or, if an ARM loan, a gross margin of at least 1.00% over the related index.

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Following the purchase of the subsequent mortgage loans by the issuing entity, all mortgage loans must have a weighted average mortgage rate and a weighted average loan-to-value ratio which will not vary materially from those statistics with respect to the pool of initial mortgage loans.

The Originator

All of the initial mortgage loans were originated or purchased by NovaStar Mortgage, Inc., a Virginia corporation and a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation, in the ordinary course of business on a loan-by-loan basis directly from mortgage brokers and mortgage loan originators. NovaStar Mortgage, Inc. also acts as the sponsor, sponsor and servicer, as described herein.

The sponsor originates non-conforming residential mortgage loans through a network of unaffiliated wholesale loan brokers. The sponsor utilizes a network of approximately 10,800 wholesale loan brokers in 50 different states. In addition, the sponsor services loans nationwide, and is licensed to do business as a foreign corporation in 50 states. The sponsor’s principal executive offices are located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. The principal offices for the sponsor’s mortgage lending operations are in Lake Forest, California; Cleveland, Ohio and Troy, Michigan. The sponsor is an approved HUD lender. The sponsor has operated as an originator of mortgage loans since 1997.

[INSERT THIRD-PARTY ORIGINATOR INFORMATION, IF APPLICABLE]

Underwriting Standards for the Mortgage Loans

The underwriting guidelines of the sponsor are intended to evaluate the credit history of the potential borrower, the capacity and willingness of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant’s income, assets, liabilities and employment history. Prior to issuing an approval on the loan, the loan underwriter runs an independent credit report which provides detailed information concerning the payment history of the borrower on all of their debts to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriter’s comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae. The properties securing the mortgage loans are generally appraised by qualified independent appraisers who are generally approved by the related originator. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been used for underwriting purposes.

The underwriting guidelines include six levels of applicant documentation requirements, referred to as “Full Documentation,” “Limited Documentation”, “Stated Income”, “No Documentation”, “No Income/No Asset”, “Streamline” and “24-Month Bank Statement.” Under the Full Documentation program applicants generally are required to submit verification of employment and most recent pay stub or prior two years W-2 forms and most recent pay stub. Under the Limited Documentation and 24-Month Bank Statement programs, no such verification is required, however, bank statements for the most recent consecutive 12- or 24-month period are required to evidence cash flow. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Under the “No Documentation” program, an applicant provides no information as it relates to their income. Under the “No Income/No Asset” program, the applicant’s income and assets are not verified, however the applicant’s employment is verified. Under the Streamline program, this is allowed only for our Retention division for borrowers that currently have

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a mortgage with the sponsor. The documentation required for this loan is based on previous documentation type. If a “Streamline loan’s original documentation type was “Full Documentation”, then a verification of the applicant’s employment is the only requirement. Mortgage loans originated under any program other than the “Full Documentation” program require less documentation and verification than do traditional “Full Documentation” programs. Given that the sponsor primarily lends to non-conforming borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.

On a case-by-case basis, exceptions to the underwriting guidelines are made where the sponsor believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower’s monthly debt service payments, the loan-to-value ratio or loan-to-value ratio on the loan, as applicable, or other criteria that in the judgment of the loan underwriter warrants an exception. All loans in excess of $350,000 currently require the approval of the underwriting supervisor and all loans over $500,000 require the approval of the Corporate Credit Department. In addition, the President of the sponsor approves all loans in excess of $1,000,000.

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Underwriting Standards

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	ALT-A (Jumbo)	Piggybacks
Mortgage History	No 30 day lates within last 12 months	Unlimited 30 day lates within the last 12 months	Unlimited 60 day lates within last 12 months	Unlimited 90 day lates within last 12 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 12 months

Minimum FICO	520	520	520	520	620	620	620	620	620

Consumer Credit	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Bankruptcy Filings	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 1 year since discharge date.	Chapter 7: discharged	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 2 years since discharge date.

	Chapter 13: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 13: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge, or 24 months filing (w/ 0 X 30 BK rating) <= 95% LTV	Chapter 13: 1 year since discharge date or 18 months since filing (w/0 X 30 BK rating)	Chapter 13: discharged at closing (w/ 0 X 30 BK rating)	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 2 years since discharge date.

Prior Foreclosure/ NOD	24 months	24 months	24 months	12 months	48 months	48 months	48 months	48 months	24 months

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Underwriting Standards (continued)

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	ALT-A (Jumbo)	Piggybacks
Adverse Accounts	Not considered	Not considered	Not considered	Not considered	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	All adverse accounts in the last 12 months must be satisfied at closing; all tax liens, judgments and child support arrearages must be paid regardless of age

Debt-to-Income Ratio	50%	50%	50%	55%	n/a	n/a	50%; 45% if 100% LTV	50%	50%

Maximum Loan-to-Value Ratio	100% (600 score) or 97%/95% (580 score) or 90%	100% (600 score) or 97%/95% (580 score) or 90%	85% (540 score) or 80%	75%	95%	90%	100% (min 660 score, Full Doc only); 95% with 660 score; 90% with 620 score	80%	100% CLTV

Maximum Combined Loan-to-Value Ratio	100% (max 80% LTV ) or 90%	100% (max 80% LTV ) or 90%	100% (max 80% LTV ) or 90%	85%	100% (NMI second loan only)	100% (NMI second loan only)	100%	95%	100%

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Close attention is paid to geographic diversification in managing credit risk. The sponsor believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. The sponsor has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by the sponsor higher than twice that market’s percentage of the total national market share.

Quality control reviews are conducted to ensure that all mortgage loans meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. The sponsor reviews, at a minimum, 10% of each month’s production. Audit selection criteria includes a proportional representation of loan type, loan product, loan purpose, FICO score, LTV, underwriting grade, state and broker.

Credit scores for the borrowers are calculated by averaging all the available individual borrower and co-borrower credit scores.

Delinquency and Loss Information for the Mortgage Loans

Such table sets forth certain information regarding the delinquency performance in the past twelve months as of the cut-off date for [            ] mortgage loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the aggregate pool. [For [            ] Mortgage Loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the aggregate pool, the delinquency information below is not available.] No Mortgage Loan has been delinquent more than [__] days in the past twelve months.

As of [____], (dollars in thousands)
	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Principal Balance	Percentage of Principal Balance(2)

Delinquency
30—59 days
60—89 days
90—119 days
120-149 days
[insert 30 day buckets until chargeoff]

Foreclosures

Total delinquencies and foreclosures

Real estate owned

[Losses on Mortgage Loans (3)(4)]

(1)	These percentages are based on the percentage of the total number of mortgage loans for which such delinquency information is available.
(2)	These percentages are based on the percentage of the aggregate principal balance of the mortgage loans for which such delinquency information is available.

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Private Mortgage Insurance Policy

Approximately [            ]% and [            ]% by principal balance of the Group I initial mortgage loans and the Group II initial mortgage loans respectively, are covered by mortgage insurance policies issued by Mortgage Guaranty Insurance Corporation. Mortgage Guaranty Insurance Corporation is a Wisconsin corporation, founded in 1985, that is a private mortgage insurance company with its administrative offices located in Milwaukee, Wisconsin. Mortgage Guaranty Insurance Corporation is rated “[            ]” by S&P and “[            ]” by Moody’s with respect to its claims paying ability. Each mortgage loan covered by an insurance policy issued by Mortgage Guaranty Insurance Corporation has an original loan-to-value ratio in excess of 60%. Not less than approximately [            ]% of the subsequent mortgage loans with an original loan-to-value ratio in excess of 60% will be covered by such mortgage insurance policy.

The servicer follows specified procedures for making a claim on an insured mortgage loan. When an insured mortgage loan becomes materially delinquent and satisfactory arrangements to bring the loan current are not made, the servicer will initiate foreclosure proceedings. The servicer is required to file a claim with the mortgage insurer no later than 60 days after the earlier of acquiring marketable title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the servicer is incomplete, within 20 days of receipt of a claim the mortgage insurer is required to notify the servicer of all items needed to perfect the claim. If no notice of deficiency is sent by the mortgage insurer within such 20-day period, then the claim will be deemed to be a perfected claim as of the date of receipt. Subject to the conditions and exclusions of the mortgage insurance policy, the mortgage insurer is required to process and pay a perfected claim within 60 days.

Each mortgage insurance policy of the initial mortgage loans will insure a portion of the loss on the related mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% of the original loan-to-value ratio of such mortgage loan, as more fully described in the policy. Under the mortgage insurance policy, the mortgage insurer covers an amount generally equal to, at the option of the mortgage insurer, either:

•	the outstanding principal balance of the mortgage loan, together with certain accrued interest due on the mortgage loan and certain advances made by the servicer (such as hazard insurance, taxes, maintenance expenses and foreclosure costs), reduced by certain amounts such as escrow deposits (collectively, the “Claim Amount”), in which case the mortgage insurer would take title to the related mortgaged property, or

•	an amount equal to the product of (i) the Claim Amount and (ii) the coverage percentage specified in the mortgage insurance policy, in which case the issuing entity would retain title to (and the proceeds obtained in a foreclosure and sale of) the mortgaged property.

The coverage percentage is a percentage equal to (i) the original loan-to-value ratio of the mortgage loan (expressed as a percentage) minus either 55% as set forth in the policy, divided by (ii) the original loan-to-value ratio of the mortgage loan (expressed as a percentage). Thus, the covered portion of any loss will be different depending upon the original loan-to-value ratio of the mortgage loan. Mortgage loans with higher original loan-to-value ratios will have a higher coverage percentage and mortgage loans with lower original loan-to-value ratios will have a lower coverage percentage.

Each mortgage loan covered by a mortgage insurance policy is covered by the mortgage insurance policy for losses up to the policy limits, although the mortgage insurance policy will not cover special hazard, bankruptcy, fraud losses, losses caused by a borrower’s failure to make a balloon payment, and certain other types of losses as described in the policy. Claims on insured mortgage loans will reduce

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uninsured exposure to an amount equal to 55% as set forth in the policy, of the lesser of the appraised value or purchase price, as the case may be, of the related mortgaged property, in each case, at the time of the effective date of the mortgage insurance policy.

Claims payments under the mortgage insurance policy will be made to the servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan. Premiums payable on the mortgage insurance policies will be paid monthly by the servicer with funds withdrawn from the collection account with respect to the related mortgage loans.

Additional Information

Prior to the issuance of the certificates, certain of the initial mortgage loans may be removed from the issuing entity as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates. The depositor believes that the information set forth herein will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary, although such variance will not be material.

The Sponsor

The sponsor is NovaStar Mortgage, Inc. NovaStar Financial, Inc. has guaranteed the sponsor’s obligations with respect to the representations and warranties respecting the mortgage loans and the remedies for any breach thereof that are assigned to the trustee for the benefit of the certificateholders. See “NovaStar Financial” below. NovaStar Financial, Inc. and the sponsor have only limited assets available to perform the repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the sponsor and NovaStar Financial, Inc. continue to originate, acquire and sell mortgage loans. There can be no assurance that either the sponsor or NovaStar Financial, Inc. will generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the certificates should consider the possibility that the sponsor or NovaStar Financial, Inc. will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of mortgage loans are required to be repurchased due to breaches of representations and warranties.

[The sponsor primarily disposes of its loans in whole loan sales and securitizations. The Sponsor has been securitizing mortgage loans for nine years. On all of the loans that the sponsor securitizes or sells with retained interests, the sponsor retains the rights to service the loans. The sponsor or any of its directors, officers, employees or agents shall not be under any liability to the issuing entity or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect the sponsor against liability for any breach of warranties or representations made by the sponsor in the pooling and servicing agreement, or against any specific liability imposed on the sponsor pursuant to the pooling and servicing agreement or against any liability which would otherwise be imposed upon the sponsor by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the pooling and servicing agreement.

The sponsor’s total annual mortgage loan production has increased steadily as follows: approximately $1.33 billion in 2001, approximately $2.49 billion in 2002, approximately $5.25 billion in 2003, approximately $8.42 billion in 2004 and approximately $9.28 billion in 2005.

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The sponsor diposes of its loans primarily by selling them to third parties and through securitizations. The decision by the sponsor to sell or to securitize loans is based on a risk adjusted return framework and utililizes in house credit and prepayment modeling.

[The sponsor completed its first securitization in 1997 and has closed additional securitizations in each year since 1997. The securitizations completed in 1997 and 1999 have both been terminated as a result of the sponsor exercising a clean-up call. For the years 2003, 2004 and 2005, the sponsor closed four securitizations selling loans totaling approximately 5.7 billion, 7.7 billion and 7.9 billion, respectively, from its own shelf registration statement. The sponsor currently plans to close one securitization in each calendar quarter. The sponsor retains the servicing for loans securitized from its own shelf registration statement. None of the pools that the sponsor has securitized have defaulted or experienced an early amortization target.]

The sponsor serves in two roles in connection with its securitization program. The sponsor works with the underwriters and the rating agencies to select the pool of mortgage loans and structure the transaction. Generally in structuring each transaction, the sponsor looks to achieve the most efficient execution, that is to achieve the lowest cost of funds. As the servicer, the sponsor is responsible for servicing each pool of mortgage loans.

The certificates issued in each securitization do not represent an interest in or obligation of, nor are the mortgage loans guaranteed by the sponsor, nor are the securitized mortgage loans insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The Servicer

NovaStar Mortgage, Inc. will also act as the servicer of the mortgage loans. The servicer’s servicing portfolio currently includes only non-conforming residential mortgage loans.

The servicer performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for its loan originations sold or securitized on a servicing-retained basis. As of December 31, 2005, the servicer performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $14 billion. See [“Certain Matters Regarding the Servicer”] in the prospectus for more information regarding the terms of the pooling and servicing agreement and the servicer’s duties thereunder.

The servicer does not have custodial responsibility for the mortgage loans. The custodian has custodial responsibility for the mortgage loans as described under “The Custodian” in this prospectus supplement.

The servicer has serviced assets of this type for nine years. The servicer has instituted policies and procedures in accordance with the standard policies and procedures followed by other servicers in the subprime mortgage loan industry.

The servicer’s portfolio of serviced assets of the same type as that which is included in this prospectus supplement has grown as follows: approximately $3.7 billion as of year end 2002, approximately $7.2 billion as of year end 2003, approximately 12.2 billion as of year end 2004 and approximately $14.0 billion as of year end 2005.

[There have been no material changes to the servicer’s policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past 3 years.]

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[There is currently no information on the servicer’s financial condition that would have a material impact on pool performance or performance of the securities.]

See “The Pooling and Servicing Agreement” in this prospectus supplement and [“Servicing of Loans”] in the prospectus for more information regarding the pooling and servicing agreement, the servicer’s fees, the servicer’s removal and the transfer of servicing duties to a successor servicer. [The pooling and servicing agreement needs to be filed as an exhibit.]

Delinquency and Foreclosure

[ ], 20[ ]		December 31, 20[ ]		December 31, 20[ ]
Principal Balance(1)	Ratio	Principal Balance(1)	Ratio	Principal Balance(1)	Ratio

(1)	Numbers in thousands.

(2)	The period of delinquency is based on the number of days that payments are contractually past due.

(3)	“Foreclosure Rate” is the dollar amount of the mortgage loans in the process of foreclosure as a percentage of the total principal balance of the mortgage loans outstanding as of the date indicated.

There can be no assurance that the delinquency experience of the mortgage loans securing the certificates will correspond to the delinquency and foreclosure experience of the servicing portfolio of the servicer set forth in the foregoing table. The statistics shown above represent the respective delinquency and foreclosure experiences only at the date presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans securing the certificates will depend on the results obtained over the life of the certificates. The servicer’s servicing portfolio may include non-conforming mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the mortgage loans securing the certificates. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to mortgage loans.

Static Pool Information

Static pool information for the sponsor’s amortizing asset pools is available at www.                    .com. This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update.

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The static pool information posted on this website that relates to securitizations sponsored by the sponsor prior to January 1, 2006 and, if applicable, that relates to the pool of mortgage loans being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus.

NovaStar Financial

NovaStar Financial, Inc. was incorporated in the State of Maryland on September 13, 1996. The common stock of NovaStar Financial, Inc. is registered under the Securities Act of 1933 and traded on the New York Stock Exchange. NovaStar Financial, Inc. is subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Commission.

NovaStar Financial, Inc. is a specialty finance company that:

•	originates, acquires, and services residential non-conforming mortgage loans;

•	leverages its assets using bank warehouse lines and repurchase agreements;

•	issues securities through special purpose subsidiaries to finance its non-conforming mortgage loans on a long-term basis;

•	purchases high quality mortgage securities in the secondary mortgage market; and

•	manages the resulting combined portfolio of mortgage loans in its structure as a real estate investment trust (a “REIT”).

NovaStar Financial, Inc. has elected to be taxed for federal income tax purposes as a REIT. As a result, NovaStar Financial, Inc. is generally not subject to federal income tax to the extent that it distributes its earnings to stockholders and maintains its qualifications as a REIT. The principal executive offices of NovaStar Financial, Inc. are at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114.

See “Risk Factors-Recent developments with respect to NovaStar Financial, Inc. and its affiliates may have an adverse impact on the certificates” herein for information regarding certain recent developments concerning NovaStar Financial, Inc.

The Depositor

[NovaStar Mortgage Funding Corporation, a Delaware corporation, was incorporated in the State of Delaware on January 7, 1998. The depositor is a wholly-owned subsidiary of the sponsor.]

[NovaStar Certificates Financing Corporation, a Delaware corporation, was incorporated in the State of Delaware on December 3, 1997. The depositor is a wholly-owned subsidiary of the sponsor.]

On the closing date, the sponsor will convey the initial mortgage loans and the related mortgage insurance policies to the depositor, who will in turn convey the initial mortgage loans and the related mortgage insurance policies to the trustee.

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The Trustee

[            ] will act as trustee and as successor servicer. A copy of the pooling and servicing agreement, without certain exhibits, will be provided by the trustee upon written request. Requests should be addressed to the trustee at [            ]. As the successor servicer, the trustee shall assume the function of servicer if NovaStar Mortgage, Inc. has been removed as such and another successor servicer has not been appointed under the pooling and servicing agreement. The trustee will also act as the initial certificate registrar and initial paying agent.

[Insert additional trustee disclosure regarding the trustee’s prior experience serving as a trustee for asset-backed securities transactions.(Item 1109)]

No resignation or removal of the trustee and no appointment of a successor trustee pursuant to the pooling and servicing agreement shall become effective until the acceptance of appointment by the successor trustee. The trustee may resign at any time by giving written notice thereof to the depositor and sponsor and each rating agency. If an instrument of acceptance by a successor trustee shall not have been delivered to the trustee within thirty (30) days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

The trustee may be removed at any time by the Majority Certificateholders by written notice delivered to the trustee and to the servicer.

Every successor trustee appointed under the pooling and servicing agreement shall execute, acknowledge and deliver to the retiring trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring trustee.

[Legal proceedings material to noteholders.]

The Custodian

[            ], will act as custodian. In its capacity as custodian, [            ] will perform certain custodial duties as more fully described in the pooling and servicing agreement.

[Add disclosure regarding the arrangements for safekeeping and preservation of the mortgage loans and the procedures to reflect the segregation of the mortgage loans from other assets the trustee holds. (Item 1108)]

The Swap Provider

[Information in this section will be provided by each individual swap counterparty on a deal by deal basis (Item 1115)]

[Include:

The name of the derivative counterparty;

The organizational form;

The general character of the business of the derivative counterparty;

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Describe the operation and material terms of the derivative instrument, including any limits on the timing or amount of payments or any conditions to payments;

Describe any material provisions regarding substitution of the derivative instrument;

Disclose whether the “significance percentage” is: less than 10%, at least 10% but less than 20%, or 20% or more

Financial information: (a) if the aggregate significance percentage related to the swap counterparty is 10% or more, but less than 20% provide financial data required by Item 301 of regulation S-K for such swap counterparty, (b) If the aggregate significance percentage related to the swap counterparty is 20% or more, provide financial statements meeting the requirements of Regulation S-X (§§210.1-01 through 210.12-29), except §210.3-05 and Article 11.]

Legal Proceedings

[Insert relevant legal proceedings pending against any of the transaction parties]

Affiliations

[(a) Describe if so, and how, the sponsor, depositor or issuing entity is an affiliate (as defined in §230.405 of this chapter) of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other following parties:

(1) Servicer contemplated by Item 1108(a)(3) of this Regulation AB.

(2) Trustee.

(3) Originator contemplated by Item 1110 of this Regulation AB.

(4) Significant obligor contemplated by Item 1112 of this Regulation AB.

(5) Enhancement or support provider contemplated by Items 1114 or 1115 of this Regulation AB.

(6) Any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of this Regulation AB.

(b) Describe whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, between the sponsor, depositor or issuing entity and any of the parties in paragraphs (a)(1) through (a)(6) above, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities. Item 1119]

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement among the depositor, the servicer, the trustee and the custodian.

The issuing entity will issue:

•	the class A-1 certificates;

•	the class A-2 certificates, the class A-3 certificates, the class A-4 certificates and the class A-5 certificates (collectively, the “Group II Class A Certificates,” and collectively with the class A-1 certificates, the “class A certificates”);

•	the class M-1 certificates, the class M-2 certificates, the class M-3 certificates, the class M-4 certificates and the class M-5 certificates (collectively, the “mezzanine certificates” or “class M certificates”);

•	the class B-1 certificates, the class B-2 certificates and the class B-3 certificates (collectively, the “class B certificates”);

•	the class I certificates;

•	the class C certificates; and

•	the residual certificates.

The class A certificates, the mezzanine certificates, the class B certificates, the class I certificates, the class C certificates and the residual certificates are collectively referred to as the

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“certificates”. The class A certificates, the class B certificates, and the mezzanine certificates are collectively referred to as the “offered certificates” which are offered hereby.

The mezzanine certificates, the class B certificates and the class C certificates are collectively referred to as the “subordinate certificates”.

The class A certificates, the mezzanine certificates and the class B certificates will have the original certificate principal balances specified on the cover (subject to a variance of 5%).

The class X certificates represent the right to receive excess interest, which is the interest due on the mortgage loans in excess of the administrative fees, the premiums due to the Class A-1 Insurer, the certificate interest on the underwritten certificates and the class I certificates, amounts necessary to maintain or restore the Required Overcollateralization Amount, any Available Funds Cap Shortfall, and certain amounts payable to the swap counterparties. The class I certificates represent the right to receive payments of interest on a notional amount and are senior to all other classes of certificates. The class O certificates are a subordinated class and represent the overcollateralization amount.

The offered certificates will be issued in book-entry form as described below. The offered certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. The assumed final maturity date for the certificates is the distribution date in             , 20[    ].

The certificates will be backed by the trust fund created by the pooling and servicing agreement (which may include one or more subtrusts), which consists of the following:

•	the mortgage loans;

•	collections in respect of principal and interest of the mortgage loans received after the cut-off date (other than payments due on or before the cut-off date);

•	the amounts on deposit in the collection account, including the payment account in which amounts are deposited prior to payment to the certificateholders;

•	the mortgage insurance policies and certain other insurance policies maintained by the mortgagors or by or on behalf of the servicer or any subservicer;

•	an assignment of the depositor’s rights under the purchase agreement;

•	amounts on deposit in the pre-funding account (which are not part of any REMIC);

•	certain hedging agreements (which are not part of any REMIC); and

•	proceeds of the above.

In addition, the trustee will also hold the Class A-1 Certificate Insurance Policy solely for the benefit of the holders of the class A-1 certificates.

Payments

Payments on the certificates will be made by the paying agent on each “distribution date,” which is the 25th day of each month or, if such day is not a business day, then the next succeeding business day, commencing on                     , 20[    ]. Payments on the certificates will be made to the persons in

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whose names such certificates are registered on the record date. For so long as there are no definitive notes, the record date is the business day prior to the related distribution date. The record date for the initial distribution date is                     , 20[    ]. If definitive notes have been issued, the record date is the last business day of the month prior to the related distribution date. Payments will be made by wire transfer (or upon written request, at least five business days prior to the related record date by check or money order and mailed to the address of the holder as it appears on the certificate register on the related record date). However, the final payment in respect of the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of such final payment. A “business day” is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York or Missouri, or in the city in which the corporate trust office of any of the trustee, the Class A-1 Insurer or the custodian is located and is required or authorized by law to be closed.

Payments made by the Class A-1 Insurer pursuant to the Class A-1 Certificate Insurance Policy do not discharge any obligation of the issuing entity with respect to such payments, and such amounts will be due and owing to the Class A-1 Insurer pursuant to its subrogation rights with respect thereto.

Certificates Supported by Each Group

The class A-1 certificates primarily represent interests in the Group I mortgage loans, with a contingent right to receive certain amounts from the Group II mortgage loans, as described herein. The Group II Class A Certificates primarily represent interests in the Group II mortgage loans, with a contingent right to receive certain amounts from the Group I mortgage loans, as described herein. The mezzanine certificates, the class B certificates, the class I certificates and the class C certificates represent interests in both Groups of mortgage loans.

Available Funds

The available funds for each distribution date will equal the amount received by the trustee and available in the payment account on that distribution date. The available funds will generally be equal to the sum of, net of amounts reimbursable to the servicer, the following amounts:

•	the aggregate amount of scheduled payments on the mortgage loans due on the prior due date and received on or prior to the determination date;

•	miscellaneous fees and collections, including assumption fees and prepayment penalties, but excluding late fees;

•	any unscheduled payments and receipts, including mortgagor prepayments on the mortgage loans, received during the prior prepayment period and proceeds of repurchases, adjustments in the case of substitutions and terminations, net liquidation proceeds, insurance proceeds, proceeds from any mortgage insurance policy and Subsequent Recoveries;

•	all advances made and compensating interest paid for that distribution date;

•	Swap Excess Cashflow; and

•	on the distribution date which follows the termination of the pre-funding period, the remaining applicable amount on deposit in the pre-funding account at that time.

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In the vast majority of cases, for any distribution date, the due date is the first day of the month in which the distribution date occurs, and the determination date is the 15th day of the month in which the distribution date occurs, or if such day is not a business day, the immediately preceding business day.

Interest Payments on the Certificates

On each distribution date, the holders of each class of certificates (other than the class C certificates) will be entitled to receive an interest payment amount equal to interest accrued on the related Certificate Balance immediately prior to such distribution date at the related pass-through rate for the related accrual period reduced for certain shortfalls as described herein.

The pass-through rate for each class of underwritten certificates and any distribution date is the lesser of: (1) the formula rate for that class and distribution date and (2) the related available funds cap rate for that class and distribution date.

The formula rate for each class of underwritten certificates is the lesser of (1) the LIBOR Rate and (2) __%.

The LIBOR Rate for each class of certificates is as follows:

Prior to the first distribution date to occur after the clean-up call date.

Class	LIBOR Rate
A-1	LIBOR plus ___%
A-2	LIBOR plus ___%
A-3	LIBOR plus ___%
A-4	LIBOR plus ___%
A-5	LIBOR plus ___%
M-1	LIBOR plus ___%
M-2	LIBOR plus ___%
M-3	LIBOR plus ___%
M-4	LIBOR plus ___%
M-5	LIBOR plus ___%
B-1	LIBOR plus ___%
B-2	LIBOR plus ___%
B-3	LIBOR plus ___%

On or after the first distribution date to occur after the clean-up call date.

Class	LIBOR Rate
A-1	LIBOR plus ___%
A-2	LIBOR plus ___%
A-3	LIBOR plus ___%
A-4	LIBOR plus ___%
A-5	LIBOR plus ___%
M-1	LIBOR plus ___%
M-2	LIBOR plus ___%
M-3	LIBOR plus ___%
M-4	LIBOR plus ___%
M-5	LIBOR plus ___%
B-1	LIBOR plus ___%
B-2	LIBOR plus ___%
B-3	LIBOR plus ___%

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The available funds cap rate for the class A-1 certificates, for each distribution date is the percentage equivalent of a fraction equal to (a) an amount equal to (i) the aggregate Interest Remittance Formula Amount for the Group I mortgage loans, less (ii) the administrative fees allocable to the Group I mortgage loans, (iii) less the premiums due to the Class A-1 Insurer, and less (iv) the related portion of the Class I Monthly Interest Distributable Amount, divided by (b) the product of (i) the actual number of days in the related accrual period divided by 360 and (ii) the aggregate principal balance of the Group I mortgage loans plus any related amounts on deposit in the pre-funding account.

The available funds cap rate for the Group II Class A Certificates, for each distribution date is the percentage equivalent of a fraction equal to (a) an amount equal to (i) the aggregate Interest Remittance Formula Amount for the Group II mortgage loans, less (ii) the administrative fees allocable to the Group II mortgage loans, and less (iii) the related portion of the Class I Monthly Interest Distributable Amount, divided by (b) the product of (i) the actual number of days in the related accrual period divided by 360 and (ii) the aggregate principal balance of the Group II mortgage loans plus any related amounts on deposit in the pre-funding account.

The available funds cap rate for the mezzanine and class B certificates, on any distribution date, is equal to the weighted average of (i) the available funds cap rate for the class A-1 certificates and (ii) the available funds cap rate for the Group II Class A Certificates weighted on the basis of the related sub component principal balance.

The principal balance of the Group I sub component for any distribution date is equal to (i) the aggregate principal balance of the Group I mortgage loans, plus any related amounts on deposit in the pre-funding account, for such distribution date less (ii) the aggregate Certificate Balance of the class A-1 certificates for such distribution date.

The principal balance of the Group II sub component for any distribution date is equal to (i) the aggregate principal balance of the Group II mortgage loans, plus any related amounts on deposit in the pre-funding account, for such distribution date less (ii) the aggregate Certificate Balance of the Group II Class A Certificates for such distribution date.

If the aggregate principal balance of either Group of mortgage loans has been reduced to zero on a prior distribution date, the available funds cap rate for all then-outstanding classes of certificates will be equal to the available funds cap rate related to the Group with an aggregate principal balance greater than zero (after deducting any premium due to the Class A-1 Insurer).

With respect to each class of underwritten certificates and any distribution date, to the extent that the amount of interest paid to a class is reduced because the formula rate exceeds the related available funds cap rate (such excess amount, the related “Available Funds Cap Shortfall”) such amount will be paid to such class on that same distribution date or future distribution dates out of the supplemental interest trusts, to the extent of remaining funds available for that purpose after the application of such amounts to maintain or restore the overcollateralization amount at the Required Overcollateralization Amount.

If the funds in the supplemental interest trusts (as described below) on a distribution date and available for such purpose are insufficient to pay the Available Funds Cap Shortfall for that same distribution date, the remaining unpaid amount shall be carried forward and distributed, to the extent of funds available, (together with interest on that amount at the related formula rate applicable from time to time) on future distribution dates.

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Interest on the certificates will accrue during each accrual period. The accrual period is the period from the prior distribution date through and including the day preceding the related distribution date. In the case of the first distribution date, interest begins to accrue on the closing date. Interest will accrue on the basis of the actual number of days in the accrual period and a 360 day year.

Supplemental Interest Trusts

The underwritten certificates are entitled to payments from [    ] supplemental interest trusts on each distribution date, as described below, with respect to Available Funds Cap Shortfalls.

First Supplemental Interest Trust

On each distribution date through and including the distribution date occurring in                             , 20[    ] (such date the “Class I Termination Date”), funds deposited into the first supplemental interest trust will equal the sum of (i) any payments received under the multiple swap agreements described below, (ii) the Class I Monthly Interest Distributable Amount and (iii) any Mortgage Excess Cashflow remaining after paying amounts to maintain or restore the Required Overcollateralization Amount.

On each distribution date commencing in [            ], funds deposited into the first supplemental interest trust will equal any Mortgage Excess Cashflow after paying amounts to maintain or restore the Required Overcollateralization Amount. On each distribution date, the trustee will distribute such funds in the following order of priority:

(i) first, on each distribution date up to and including the Class I Termination Date, to each swap counterparty its respective swap amount for such distribution date;

(ii) second, (a) to pay Monthly Interest Distributable Amounts to the underwritten certificates to the extent not already fully funded from collections on the Mortgage Loans, as described under “Description of the Certificates - Interest Allocations”, to be paid according to the same order of priority described under such heading and (b) to pay principal in the amount of the Overcollateralization Deficiency Amount, if any, remaining after the application of Mortgage Excess Cashflow, such principal amount to be included in the Extra Principal Distribution Amount on such distribution date;

(iii) third, the sum of (x) any Available Funds Cap Shortfall arising on such distribution date, and (y) any Available Funds Cap Shortfall not paid on prior distribution dates plus interest on such unpaid amount at a rate equal to the related formula rate, to the underwritten certificates pro rata, based on Certificate Balance;

(iv) fourth, to each swap counterparty its respective swap termination payment, if any; and

(v) fifth, any remaining amounts will be paid to the holders of the class C certificates as described in the pooling and servicing agreement.

Second Supplemental Interest Trust

On each distribution date, funds, if any, deposited into the second supplemental interest trust will equal any payments received under the Cap Agreement I listed below for such distribution date.

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On each such distribution date, from the aggregate amounts on deposit in the second supplemental interest trust, the trustee will make the following distributions in the following order of priority:

(i) first, the sum of (x) any Available Funds Cap Shortfall arising on such distribution date for the class A-1 certificates, and (y) any such Available Funds Cap Shortfall not paid on prior distribution dates plus interest on such unpaid amount at a rate equal to the related formula rate, to the extent not already paid out of the first supplemental interest trust, to the class A-1 certificates;

(ii) second, the sum of (x) any Available Funds Cap Shortfall arising on such distribution date for the underwritten certificates (other than the class A-1 certificates) and (y) any such Available Funds Cap Shortfall not paid on prior distribution dates plus interest on such unpaid amount at a rate equal to the related formula rate, to the extent not already paid out of the first supplemental interest trust, to the underwritten certificates (other than the class A-1 certificates) pro rata based on Certificate Balance;

(iii) third, any remaining amounts will be paid to the holders of the class C certificates, as described in the pooling and servicing agreement.

Third Supplemental Interest Trust

On each distribution date, funds, if any, deposited into the third supplemental interest trust will equal any payments received under Cap Agreement II listed below for such distribution date.

On each such distribution date, from the aggregate amounts on deposit in the third supplemental interest trust, the trustee will make the following distributions in the following order of priority:

(i) first, the sum of (x) any Available Funds Cap Shortfall arising on such distribution date for the Group II Class A Certificates, and (y) any such Available Funds Cap Shortfall not paid on prior distribution dates plus interest on such unpaid amount at a rate equal to the related formula rate, to the extent not already paid out of the first and second supplemental interest trusts, to the Group II Class A Certificates pro rata based on Certificate Balance;

(ii) second, the sum of (x) any Available Funds Cap Shortfall arising on such distribution date for the underwritten certificates (other than the Group II Class A Certificates) and (y) any such Available Funds Cap Shortfall not paid on prior distribution dates plus interest on such unpaid amount at a rate equal to the related formula rate, to the extent not already paid out of the first and second supplemental interest trusts, to the underwritten certificates (other than the Group II Class A Certificates) pro rata based on Certificate Balance; and

(iii) third, any remaining amounts will be paid to the holders of the class C certificates, as described in the pooling and servicing agreement.

Fourth Supplemental Interest Trust

On each distribution date, funds, if any, deposited into the fourth supplemental interest trust will equal any payments received under the Cap Agreement III listed below for such distribution date.

On each such distribution date, from the aggregate amounts on deposit in the fourth supplemental interest trust, the trustee will make the following distributions in the following order of priority:

(i) first, the sum of (x) any Available Funds Cap Shortfall arising on such distribution date for the Class M and Class B certificates, and (y) any such Available Funds Cap Shortfall not paid on prior distribution dates plus interest on such unpaid amount at a rate equal to the related

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formula rate, to the extent not already paid out of the first, second, or third supplemental interest trusts to the Class M and Class B certificates, pro rata based on Certificate Balance;

(ii) second, the sum of (x) any Available Funds Cap Shortfall arising on such distribution date for the underwritten certificates (other than the Class M and Class B certificates) and (y) any such Available Funds Cap Shortfall not paid on prior distribution dates plus interest on such unpaid amount at a rate equal to the related formula rate, to the extent not already paid out of the first, second or third supplemental interest trusts to the underwritten certificates (other than the Class M and Class B certificates) pro rata based on Certificate Balance;

(iii) third, any remaining amounts will be paid to the holders of the class C certificates, as described in the pooling and servicing agreement.

Summary of Interest Rate Swap and Cap Agreements

[The Interest Rate Swap and Cap Agreements will need to be filed as exhibits]

A “swap amount” for any distribution date on or prior to the Class I Termination Date is equal to (x) the product of (i) the related fixed rate of interest, (ii) 30 divided by 360 and (iii) the related notional amount minus (y) the product of (i) LIBOR, (ii) the actual number of days elapsed in the related Accrual Period divided by 360 and (iii) the related notional amount (so long as such calculation results in a positive number). If the calculation mentioned above results in a negative number, the first supplemental interest trust will be entitled to receive from the related swap counterparty the absolute value of such negative number. The swap agreements have terms and maturities as follows:

Swap Counterparty	Notional Amount	Fixed Rate	Maturity Date

The obligations of Greenwich Capital Derivatives, Inc. under the swap agreements are guaranteed by The Royal Bank of Scotland plc, an affiliate of Greenwich Capital Markets, Inc.

The trustee will release a portion of its interest in the swap agreements to the sponsor or NovaStar Financial, Inc. (in increments of $10 million in aggregate notional amount) each time the applicable portion of the notional amount of the swap agreements exceeds the applicable portion of the Certificate Balance of the underwritten certificates (calculated on the basis of (a) Group I, and (b) Group II, separately). If such release occurs, either NovaStar Financial, Inc. or NovaStar Mortgage, Inc. as the case may be, will thereafter pay any related swap amount with respect to the released notional amount. The trustee will not receive any payments on any released portion of a swap agreement following the release.

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Under the cap agreement listed below (“Cap Agreement I”), the second supplemental interest trust is entitled to receive a payment of interest equal to the product of (x) the excess, if any, of (i) LIBOR, up to a maximum of             %, over (ii) the related Strike Rate shown below and (y) the related Effective Notional Amount shown below, from the cap counterparty on each distribution date described below, accrued (based on an actual/360 basis) during the related cap accrual period, until the related cap agreement is retired. Wachovia Bank, N.A. is the cap counterparty for Cap Agreement I.

Distribution Date	Effective Notional Amount	Strike Rate

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Under the cap agreement listed below (“Cap Agreement II”), the third supplemental interest trust is entitled to receive a payment of interest equal to the product of (x) the excess, if any, of (i) LIBOR, up to maximum of             %, over (ii) the related Strike Rate shown below and (y) the related Effective Notional Amount shown below, from the cap counterparty on each distribution date described below, accrued (based on an actual/360 basis) during the related cap accrual period, until the related cap agreement is retired. Wachovia Bank, N.A. is the cap counterparty for Cap Agreement II.

Distribution Date	Effective Notional Amount	Strike Rate

Under the cap agreement listed below (“Cap Agreement III”), the fourth supplemental interest trust is entitled to receive a payment of interest equal to the product of (x) the excess, if any, of

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(i) LIBOR, up to maximum of             %, over (ii) the related Strike Rate shown below and (y) the related Effective Notional Amount shown below, from the cap counterparty on each distribution date described below, accrued (based on an actual/360 basis) during the related cap accrual period, until the related cap agreement is retired. Wachovia Bank, N.A. is the cap counterparty for Cap Agreement III.

Distribution Date	Effective Notional Amount	Strike Rate

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Interest Allocations

On each distribution date the trustee will first apply that the available funds, pro rata from the Group I mortgage loans and the Group II mortgage loans which represents the Interest Remittance Amount for that distribution date to the payment of any administrative fees of the issuing entity which are due on that distribution date. The trustee will then apply the remaining Interest Remittance Amount to the payment of interest then due on the certificates in the following order of priority:

(i) first, payable from the Group I Interest Remittance Amount and the Group II Interest Remittance Amount to the holders of the class I certificates, the Class I Monthly Interest Distributable Amount;

(ii) second, concurrently, with equal priority of payment:

(a) payable solely from the Group I Interest Remittance Amount for that distribution date, and to the extent that the Group I Interest Remittance Amount is insufficient, from the Group II Interest Cross Collateralization Amount, the following amounts in the following order of priority:

(A) first, to pay any current and previously unpaid insurer premiums due to the Class A-1 Insurer;

(B) second, to pay the Monthly Interest Distributable Amount for the class A-1 certificates; and

(C) third, to pay any unreimbursed draws on the Class A-1 Certificate Insurance Policy in respect of interest and other amounts (other than unreimbursed principal policy draws) due under the insurance agreement to the Class A-1 Insurer;

(b) payable solely from the Group II Interest Remittance Amount for that distribution date, and to the extent that the Group II Interest Remittance Amount is insufficient, from the Group I Interest Cross Collateralization Amount, to pay the Monthly Interest Distributable Amount each class of the Group II Class A Certificates, pro rata based on the amount of interest each such class is otherwise entitled to on that date;

(iii) third, payable from the remaining Group I Interest Remittance Amount and remaining Group II Interest Remittance Amount, to the holders of the class M-1 certificates, the Monthly Interest Distributable Amount for the class M-1 certificates;

(iv) fourth, payable from the remaining Group I Interest Remittance Amount and remaining Group II Interest Remittance Amount, to the holders of the class M-2 certificates, the Monthly Interest Distributable Amount for the class M-2 certificates;

(v) fifth, payable from the remaining Group I Interest Remittance Amount and remaining Group II Interest Remittance Amount, to the holders of the class M-3 certificates, the Monthly Interest Distributable Amount for the class M-3 certificates;

(vi) sixth, payable from the remaining Group I Interest Remittance Amount and remaining Group II Interest Remittance Amount, to the holders of the class M-4 certificates, the Monthly Interest Distributable Amount for the class M-4 certificates;

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(vii) seventh, payable from the remaining Group I Interest Remittance Amount and remaining Group II Interest Remittance Amount, to the holders of the class M-5 certificates, the Monthly Interest Distributable Amount for the class M-5 certificates;

(viii) eighth, payable from the remaining Group I Interest Remittance Amount and remaining Group II Interest Remittance Amount, to the holders of the class B-1 certificates, the Monthly Interest Distributable Amount for the class B-1 certificates;

(ix) ninth, payable from the remaining Group I Interest Remittance Amount and remaining Group II Interest Remittance Amount, to the holders of the class B-2 certificates, the Monthly Interest Distributable Amount for the class B-2 certificates;

(x) tenth, payable from the remaining Group I Interest Remittance Amount and remaining Group II Interest Remittance Amount, to the holders of the class B–3 certificates, the Monthly Interest Distributable Amount for the class B–3 certificates; and

(xi) eleventh, any remainder to be distributed as Mortgage Excess Cashflow as described herein.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be applied to reduce first, the Mortgage Excess Cashflow and second, the Monthly Interest Distributable Amounts with respect to the underwritten certificates on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to receive any such interest shortfalls from any source (including, with respect to the class A-1 certificates, the Class A-1 Certificate Insurance Policy).

Principal Allocations

(1) On each distribution date (a) prior to the Crossover Date or (b) on which a Trigger Event is in effect, the holders of each class of certificates and the Class A-1 Insurer shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount in the following amounts and order of priority:

(i) first, concurrently, with equal priority of payment:

(A) payable solely from the Group I Principal Distribution Amount, plus, to the extent that such amounts are insufficient, the Group II Principal Cross Collateralization Amount, the following amounts in the following order of priority:

(I)	first, to the holders of the class A-1 certificates, until the Certificate Balance of the class A-1 certificates has been reduced to zero; and

(II)	second, to the Class A-1 Insurer, to pay any unreimbursed draws on the Class A-1 Certificate Insurance Policy in respect of interest or principal, and other amounts due to it under the insurance agreement;

(B) payable solely from the Group II Principal Distribution Amount, plus, to the extent that such amounts are insufficient, the applicable Group I Principal Cross Collateralization Amount, to the holders of the Group II Class A Certificates as described below, such amount until the aggregate Certificate Balance of the Group II Class A Certificates has been reduced to zero;

(ii) second, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class M-1 certificates, the entire

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remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-1 certificates has been reduced to zero;

(iii) third, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class M-2 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-2 certificates has been reduced to zero;

(iv) fourth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class M-3 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-3 certificates has been reduced to zero;

(v) fifth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class M-4 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-4 certificates has been reduced to zero;

(vi) sixth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class M-5 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-5 certificates has been reduced to zero;

(vii) seventh, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class B-1 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class B-1 certificates has been reduced to zero;

(viii) eighth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class B-2 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class B-2 certificates has been reduced to zero;

(ix) ninth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class B–3 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class B–3 certificates has been reduced to zero;

(x) tenth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the trustee and the custodian, pro rata, any amounts owed to them under the transaction documents remaining unpaid;

(xi) eleventh, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the servicer, the amount of any reimbursement or indemnification owed to it by the issuing entity pursuant to the pooling and servicing agreement;

(xii) twelfth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class C certificates, to be distributed as Excess Cashflow, the remaining Principal Remittance Amount, up to the extent of the Overcollateralization Amount; and

(xiii) thirteenth, payable from the remaining Principal Remittance Amount, to the holders of the residual certificates, any remainder.

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(2) On each distribution date (a) on or after the Crossover Date and (b) on which a Trigger Event is not in effect, the holders of each class of certificates shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount in the following amounts and order of priority:

(i) first, concurrently, with equal priority of payment:

(A) payable solely from the Group I Principal Distribution Amount, plus, to the extent that such amounts are insufficient, the applicable Group II Principal Cross Collateralization Amount, the following amounts in the following order of priority:

(I)	first, to the holders of the class A-1 certificates, the Class A-1 Principal Distribution Amount until the Certificate Balance of the class A-1 certificates has been reduced to zero; and

(II)	second, to the Class A-1 Insurer, to pay any unreimbursed draws on the Class A-1 Certificate Insurance Policy in respect of interest or principal and other amounts due to it under the insurance agreement;

(B) payable solely from the Group II Principal Distribution Amount, plus, to the extent that such amounts are insufficient, the Group I Principal Cross Collateralization Amount, if any, to the holders of the Group II Class A Certificates as described below, the Group II Certificate Principal Distribution Amount, until the aggregate Certificate Balance of the Group II Class A Certificates has been reduced to zero;

(ii) second, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class M-1 certificates, the Class M-1 Principal Distribution Amount until the Certificate Balance of the class M-1 certificates has been reduced to zero;

(iii) third, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class M-2 certificates, the Class M-2 Principal Distribution Amount until the Certificate Balance of the class M-2 certificates has been reduced to zero;

(iv) fourth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class M-3 certificates, the Class M-3 Principal Distribution Amount until the Certificate Balance of the class M-3 certificates has been reduced to zero;

(v) fifth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class M-4 certificates, the Class M-4 Principal Distribution Amount until the Certificate Balance of the class M-4 certificates has been reduced to zero;

(vi) sixth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class M-5 certificates, the Class M-5 Principal Distribution Amount until the Certificate Balance of the class M-5 certificates has been reduced to zero;

(vii) seventh, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class B-1 certificates, the Class

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B-1 Principal Distribution Amount until the Certificate Balance of the class B-1 certificates has been reduced to zero;

(viii) eighth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the holders of the class B-2 certificates, the Class B-2 Principal Distribution Amount until the Certificate Balance of the class B-2 certificates has been reduced to zero;

(ix) ninth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount to the holders of the class B-3 certificates, the Class B-3 Principal Distribution Amount until the Certificate Balance of the class B-3 certificates has been reduced to zero;

(x) tenth, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the trustee and the custodian, pro rata, any amounts owed to them under the transaction documents remaining unpaid;

(xi) eleventh, payable from the remaining Group I Principal Distribution Amount and remaining Group II Principal Distribution Amount, to the servicer, the amount of any reimbursement or indemnification owed to it by the issuing entity pursuant to the pooling and servicing agreement;

(xii) twelfth, payable from the remaining Principal Remittance Amount, to the holders of the class C certificates to be distributed as Excess Cashflow, the remaining Principal Remittance Amount up to extent of the overcollateralization amount;

(xiii) thirteenth, payable from the remaining Principal Remittance Amount, to the holders of the residual certificates, any remainder.

All principal amounts distributed to the Group II Class A Certificates shall be distributed pro rata to (a) the class A-2 certificates on the one hand and (b) the class A-3, class A-4 and class A-5 certificates in the aggregate, on the other hand, such pro rata distribution to be based on (x) the aggregate Certificate Balance of the class A-2 certificates and (y) the aggregate Certificate Balance of the class A-3, class A-4 and class A-5 certificates, respectively. The principal amounts distributed to the class A-3, class A-4 and class A-5 certificates shall be distributed as follows:

•	first, to the class A-3 certificates, until its Certificate Balance has been reduced to zero;

•	second to the class A-4 certificates, until its Certificate Balance has been reduced to zero; and

•	third, to the class A-5 certificates, until its Certificate Balance has been reduced to zero.

The allocation of principal with respect to the class A certificates on each distribution date prior to the Crossover Date or on which a Trigger Event has occurred will have the effect of accelerating the amortization of the class A certificates while, in the absence of realized losses, increasing the relative proportion of the issuing entity’s assets represented by the mezzanine certificates, the class B certificates and the class O certificates. Increasing the relative proportion of the issuing entity’s assets in the mezzanine certificates, the class B certificates and the class O certificates relative to that of the class A certificates is intended to preserve the availability of the subordination provided by the mezzanine certificates, the class B certificates and the class O certificates.

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Credit Enhancement

The credit enhancement provided for the benefit of the holders of the class I certificates and class A certificates consists of subordination, as described below, Excess Cashflow and overcollateralization, as described under “Description of the Certificates—Overcollateralization Provisions, Allocation of Losses and Subsequent Recoveries”, mortgage insurance, as described in “Description of the Mortgage Pool—Private Mortgage Insurance Policies”, cross-collateralization, as described under “Description of the Certificates—Cross-Collateralization Provisions” and, with respect to the class A-1 certificates only, the Class A-1 Certificate Insurance Policy.

The rights of the holders of the class I certificates to receive distributions are senior to all other certificates. The rights of the holders of the subordinate certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the class A certificates and the class I certificates. The subordinate certificates include the mezzanine, class B, class O and class X certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the class A certificates and the class I certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against realized losses.

The protection afforded to the holders of the class A certificates, and class I certificates by means of the subordination of the subordinate certificates will be accomplished by (i) the preferential right of the holders of the class A certificates and class I certificates to receive on any distribution date, prior to distribution on the subordinate certificates, distributions in respect of interest and principal, as applicable, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the class A certificates and class I certificates to future distributions of amounts that would otherwise be payable to the holders of the subordinate certificates.

The rights of the holders of mezzanine certificates with lower numerical class designations will be senior to the rights of the holders of mezzanine certificates with higher numerical class designations, and the rights of the holders of the mezzanine certificates to receive distributions in respect of the mortgage loans will be senior to the rights of the holders of the class B certificates, the class O certificates and the class X certificates. The rights of the holders of the class B-1 certificates to receive distributions in respect of the mortgage loans will be senior to the rights of the holders of the class B-2 and class B-3 certificates and the rights of the holders of the class B-2 certificates to receive such distributions will be senior to the rights of the holders of the class B-3 certificates and the rights of the holders of the class B certificates to receive such distributions will be senior to the rights of the class O and the class X certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford such holders protection against realized losses.

Overcollateralization Provisions, Allocation of Losses and Subsequent Recoveries

The issuing entity will initially have an overcollateralization level of approximately             %, meaning that the initial aggregate Certificate Balance of the class A certificates, mezzanine certificates and class B certificates will equal approximately             % of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the initial deposit to the pre-funding account. Correspondingly, the issuing entity will pay 100% of the then outstanding principal balance amount for each subsequent mortgage loan acquired by the issuing entity through the pre-funding feature.

The dollar amount of the difference between the aggregate principal balance of the mortgage loans (plus, during the pre-funding period, the amount on deposit in the pre-funding account) and the aggregate Certificate Balance of the class A certificates, mezzanine certificates and class B certificates is the “Overcollateralization Amount”. Realized losses on the mortgage loan pool will be allocated first to the Excess Cashflow and second to the Overcollateralization Amount. The

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Overcollateralization Amount is represented by the class C certificates, which will receive distributions of that portion of the Principal Remittance Amount not required to be distributed to any class of offered certificates.

The Overcollateralization Amount, if reduced, will thereafter be increased through the application of available Excess Cashflow until the Required Overcollateralization Amount is reached.

The pooling and servicing agreement requires that, on each distribution date, the available Excess Cashflow, if any, be applied on such distribution date as an accelerated payment of principal on the class or classes of offered certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

“Excess Cashflow” has two components:

•	“Mortgage Excess Cashflow,” which, for any distribution date is equal to the sum of (i) the Overcollateralization Release Amount and (ii) the excess of (a) the Interest Remittance Amount for both Groups of mortgage loans over (b) the sum of (1) the Monthly Interest Distributable Amounts for the Class I, Class A, mezzanine and Class B certificates, (2) any portion of the Group I Interest Remittance Amount or Group II Interest Cross Collateralization Amount paid to the Class A-1 Insurer with respect to its premiums, or on account of prior unreimbursed interest draws under the Class A-1 Certificate Insurance Policy and other unpaid amounts (other than principal policy draws) due to the Class A-1 Insurer under the insurance agreement and (3) any administrative fees; and

•	“Swap Excess Cashflow,” which, for any distribution date is equal to the excess of (i) the sum of (a) any payments received under the swap agreements held by the first Supplemental Interest Trust and (b) the Class I Monthly Interest Distributable Amount over (ii) the aggregate swap amount paid to the swap counterparties for such distribution date (which amount does not include any termination payments).

On each distribution date, any Mortgage Excess Cashflow shall be applied first to the payment to the holders of the class or classes of underwritten certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders in the same order of priority as the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under “Description of the Certificates—Principal Allocations” above.

On each distribution date, Swap Excess Cashflow shall be applied first to the payment of Monthly Interest Distributable Amounts to the underwritten certificates, to the extent not already fully funded from collections on the Mortgage Loans, as described under “Description of the Certificates—Interest Allocations,” to be paid according to the same order of priority as described under such heading and then to pay principal in the amount of the Overcollateralization Deficiency Amount, if any, remaining after the application of Mortgage Excess Cashflow, such principal amount to be included in the Extra Principal Distribution Amount, distributable to such holders in the same order of priority as the Group I Principal Distribution Amount and the Group II Principal Distribution Amount as described under “Description of the Certificates—Principal Allocations” above.

Any remaining Excess Cashflow (either Mortgage Excess Cashflow or Swap Excess Cashflow) will be distributed as provided in clauses (iii), (iv) and (v) under “Supplemental Interest Trusts-First Supplemental Interest Trust” above.

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Any realized losses on the mortgage loans will be allocated:

(i) first, to the Excess Cashflow;

(ii) second, to the Overcollateralization Amount, which is represented by the class C certificates;

(iii) third, to the class B-3 certificates;

(iv) fourth, to the class B-2 certificates;

(v) fifth, to the class B-1 certificates;

(vi) sixth, to the class M-5 certificates;

(vii) seventh, to the class M-4 certificates;

(viii) eighth, to the class M-3 certificates;

(ix) ninth, to the class M-2 certificates; and

(x) tenth, to the class M-1 certificates;

The pooling and servicing agreement does not permit the allocation of realized losses to the class A certificates. Furthermore, the pooling and servicing agreement does not permit the allocation of realized losses to the class I certificates.

Once realized losses have been allocated to the class C certificates, class B certificates or mezzanine certificates such amounts with respect to such certificates will no longer accrue interest (if applicable), however such amounts may thereafter be reinstated as a result of Subsequent Recoveries on the mortgage loans, and with respect to the class C certificates wherein such amounts may be reinstated through the application of Excess Cashflow.

Any allocation of a realized loss to a class of certificates will be made by reducing that certificate’s Certificate Balance by the amount allocated to that class as of the distribution date in the month following the calendar month in which the realized loss was incurred.

Subsequent Recoveries on the mortgage loans will be allocated as follows: first, to the class M-1 certificates, second, to the class M-2 certificates, third, to the class M-3 certificates, fourth, to the class M-4 certificates, fifth, to the class M-5 certificates, sixth, to the class B-1 certificates, seventh, to the class B-2 certificates, eighth, to the class B-3 Certificates and ninth, to the Overcollateralization Amount, which is represented by the Class C certificates, in each case only to the extent that the Certificate Balance of such class had previously been reduced in accordance with the realized loss allocation provisions above or written-down.

The Group I mortgage loans primarily support the class A-1 certificates. The Group II mortgage loans primarily support the Group II Class A Certificates. All groups of mortgage loans provide support to the class I certificates, mezzanine certificates, class B certificates and class C certificates. To the extent that available funds from one group of mortgage loans are insufficient to make a required payment of interest to its related class A certificates, then any remaining available funds from the other group, after payment of interest to their related class A certificates, may be used to make up the deficit in such required payment. Likewise, remaining funds from a group after making the required payment of principal to its related class A certificates may be used to make up the deficit in such required principal payments on the other class or classes of class A certificates.

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Control Rights of the Class A-1 Insurer

Unless it is in default under the class A-1 certificate insurance policy, or certain events of bankruptcy or insolvency have occurred with respect to the Class A-1 Insurer, the Class A-1 Insurer will have the right to exercise all rights, including voting rights, which the holders of the class A-1 certificates are entitled to exercise under the pooling and servicing agreement and the other transaction documents. In addition, the Class A-1 Insurer shall have the right to participate in, to direct the enforcement or defense of, and at the Class A-1 Insurer’s sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the trustee with respect to any matter that could adversely affect the issuing entity or the rights or obligations of the Class A-1 Insurer, under the pooling and servicing agreement and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any originator, the sponsor, the servicer, the depositor or any affiliate thereof. Following written notice to the trustee, the Class A-1 Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the issuing entity. The Class A-1 Insurer shall be entitled to reimbursement for all costs and expenses incurred in connection with such action, proceeding or investigation, including (without limitation) reasonable attorneys’ fees and any judgment or settlement entered into affecting the Class A-1 Insurer or the Class A-1 Insurer’s interests.

If (i) the class A-1 certificates have been paid in full and all amounts owing to the Class A-1 Insurer have been paid in full, or (ii) if the Class A-1 Insurer is in default, the control rights of the Class A-1 Insurer will terminate.

Definitions

The “Certificate Balance” of any class A certificate, mezzanine certificate or class B certificate immediately prior to any distribution date will be equal to the Certificate Balance of that certificate on the closing date reduced by the sum of all amounts actually distributed as principal to that class and realized losses allocated to that certificate on all prior distribution dates plus any Reinstatement Amounts previously allocated to that class.

The “Class A Principal Distribution Amount” for a distribution is the sum of the Class A-1 Principal Distribution Amount and the Group II Certificate Principal Distribution Amount for such distribution date.

The “Class A-1 Allocation Percentage” for any distribution date is percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such distribution date and the denominator of which is (ii) the Principal Remittance Amount for such distribution date.

The “Class A-1 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the Certificate Balance of the class A-1 certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i)             % and (ii) the aggregate principal balance of the Group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $            .

The “Class A-1 Principal Parity Amount” means, with respect to any distribution date, the product of (i) the Principal Parity Deficit and (ii) a fraction, the numerator of which is the initial Certificate Balance of the class A-1 certificates, and the denominator of which is the initial aggregate Certificate Balances of all class A certificates.

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The “Class B-1 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Group II Certificate Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Balance of the class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the Certificate Balance of the class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (vii) the Certificate Balance of the class B-1 certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i)                     % and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $                    .

The “Class B-2 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Group II Certificate Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Balance of the class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the Certificate Balance of the class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (vii) the Certificate Balance of the class B-1 certificates, (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), and (viii) the Certificate Balance of the class B-2 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i)                     % and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $                    .

The “Class B-3 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Group II Certificate Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Balance of the class M-4

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certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the Certificate Balance of the class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (vii) the Certificate Balance of the class B-1 certificates, (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), (viii) the Certificate Balance of the class B-2 certificates, (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date), and (ix) the Certificate Balance of the class B-3 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i)                     % and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $                    .

The “Class I Monthly Interest Distributable Amount” shall mean, on each distribution date up to and including the distribution date on which the latest maturing swap agreements terminate, an amount generally equal to the aggregate of, with respect to each swap agreement outstanding on that distribution date, (x) the excess, if any, of the fixed rate borne by each such swap agreement (accrued on a 30/360 basis) then in effect over one-month LIBOR (accrued on an actual/360 basis), multiplied by (y) the related notional balance, as more specifically set forth in the pooling and servicing agreement, which is expected generally to equal the related swap agreement’s notional balance described in this prospectus supplement.

The “Class M-1 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Group II Certificate Principal Distribution Amount on such distribution date) and (ii) the Certificate Balance of the class M-1 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i)                     % and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $                    .

The “Class M-2 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Group II Certificate Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (iii) the Certificate Balance of the class M-2 certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i)                     % and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $                    .

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The “Class M-3 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Group II Certificate Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (iv) the Certificate Balance of the class M-3 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i)                     % and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $                    .

The “Class M-4 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Group II Certificate Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (v) the Certificate Balance of the class M-4 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i)                     % and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $                    .

The “Class M-5 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount and the Group II Certificate Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Balance of the class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (vi) the Certificate Balance of the class M-5 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i)                     % and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $                    .

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The “Credit Enhancement Percentage” for a distribution date is equal to (i) the sum of (a) the aggregate Certificate Balance of the mezzanine certificates and class B certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the mortgage loans (calculated prior to taking into account distributions of principal on the mortgage loans and prior to taking into account distributions on the certificates on such distribution date).

The “Crossover Date” means the earlier to occur of (i) the distribution date on which the aggregate Certificate Balance of the class A certificates is reduced to zero; and (ii) the later to occur of (x) the distribution date in [                    ], and (y) the first distribution date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans but prior to the principal distributions to the certificates) is greater than or equal to                     %.

The “Current Interest” for any distribution date and each class of offered certificates equals the amount of interest accrued during the related accrual period at the related pass-through rate (subject to the related Available Funds Cap Rate) on the Certificate Balance of such class immediately prior to such distribution date, in each case, reduced by any prepayment interest shortfalls allocated to that class and shortfalls resulting from the application of the Relief Act (allocated to each certificate based on its respective entitlements to interest irrespective of any prepayment interest shortfalls or shortfalls resulting from the application of the Relief Act for that distribution date).

A mortgage loan is “delinquent” if any monthly payment due on a due date is not made by the close of business on the next scheduled due date. A mortgage loan is “30 days delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days delinquent” and “90 days delinquent,” etc.

A “due period” with respect to any distribution date is the period commencing on the second day of the month preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

The “Extra Principal Distribution Amount” for any distribution date, is the lesser of (x) the Excess Cashflow for such distribution date and (y) the Overcollateralization Deficiency Amount for such distribution date. Notwithstanding the foregoing, that portion of the Extra Principal Distribution Amount representing the amounts described in clause (ii) of the definition of “Overcollateralization Deficiency Amount” shall not be distributable to any Certificateholder but shall be distributed solely to the Class A-1 Insurer as payment of the amounts described in that clause (ii).

A “Group” means the Group I mortgage loans or the Group II mortgage loans, as applicable.

The “Group I Basic Principal Distribution Amount” means with respect to any distribution date the excess of (i) the Group I Principal Remittance Amount for such distribution date over (ii) the Overcollateralization Release Amount, if any, for such distribution date multiplied by the Class A-1 Allocation Percentage.

The “Group I Interest Cross Collateralization Amount” for any distribution date is the portion of the Group I Interest Remittance Amount remaining after payment of the Monthly Interest Distributable Amount on the class A-1 certificates, the premiums due to the Class A-1 Insurer, the amount of any unreimbursed interest draws under the Class A-1 Certificate Insurance Policy and other amounts due under the insurance agreement (other than unreimbursed principal draws) to the Class A-1 Insurer,

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the related proportional amount of the Class I Monthly Interest Distributable Amount and the related proportional amount of administrative fees.

The “Group I Interest Remittance Amount” for any distribution date is the portion of the Interest Remittance Amount that was collected or advanced on the Group I mortgage loans.

The “Group I Principal Cross Collateralization Amount” means (x) for any distribution date (a) prior to the Crossover Date or (b) on which a Trigger Event is in effect, an amount equal to (I) zero, if the Certificate Balance of the class A-1 certificates is greater than zero or (II) if the Certificate Balance of the class A-1 certificates has been paid to zero, the amount equal to the Group I Principal Distribution Amount remaining after paying the Class A-1 Insurer any unreimbursed principal or interest policy draws and other amounts due to the Class A-1 Insurer under the insurance agreement, and (y) for any distribution date (a) on or after the Crossover Date or (b) on which a Trigger Event is not in effect, the portion of the Group I Principal Distribution Amount remaining after payment of the Class A-1 Principal Distribution Amount and any unreimbursed principal or interest policy draws and other amounts due to the Class A-1 Insurer under the insurance agreement.

The “Group I Principal Distribution Amount” with respect to any distribution date is the sum of (i) the Group I Basic Principal Distribution Amount for such distribution date and (ii) the Extra Principal Distribution Amount for such distribution date multiplied by the Class A-1 Allocation Percentage.

The “Group I Principal Remittance Amount” for any distribution date is that portion of the Principal Remittance Amount that was collected or advanced on the Group I mortgage loans plus, on the distribution date immediately following the pre-funding period, any related portion of unused pre-funding account moneys.

The “Group II Basic Principal Distribution Amount” means with respect to any distribution date the excess of (i) the Group II Principal Remittance Amount for such distribution date over (ii) the Overcollateralization Release Amount, if any, for such distribution date multiplied by the Group II Certificate Allocation Percentage.

The “Group II Certificate Allocation Percentage” for any distribution date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such distribution date and the denominator of which is (ii) the Principal Remittance Amount for such distribution date.

The “Group II Certificate Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the Certificate Balance of the Group II Class A Certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i)                     % and (ii) the aggregate principal balance of the Group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $                    .

The “Group II Interest Cross Collateralization Amount” for any distribution date is the portion of the Group II Interest Remittance Amount remaining after payment of the aggregate Monthly Interest Distributable Amounts on the Group II Class A Certificates, the related proportional amount of the Class I Monthly Interest Distributable Amount and the related proportional amount of administrative fees.

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The “Group II Interest Remittance Amount” for any distribution date is the portion of the Interest Remittance Amount that was collected or advanced on the Group II mortgage loans.

The “Group II Principal Cross Collateralization Amount” means (x) for any distribution date (a) prior to the Crossover Date or (b) on which a Trigger Event is in effect, an amount equal to (I) zero, if the aggregate Certificate Balance of the Group II Class A Certificates is greater than zero, or (II) if the Certificate Balance of the Group II Class A Certificates has been paid to zero, the amount equal to any remaining amount of the Group II Principal Distribution Amount, and (y) for any distribution date (a) on or after the Crossover Date or (b) on which a Trigger Event is not in effect, the portion of the Group II Principal Distribution Amount remaining after payment of the Group II Certificate Principal Distribution Amount.

The “Group II Principal Distribution Amount” with respect to any distribution date is the sum of (i) the Group II Basic Principal Distribution Amount for such distribution date and (ii) the Extra Principal Distribution Amount for such distribution date multiplied by the Group II Certificate Allocation Percentage.

The “Group II Principal Remittance Amount” for any distribution date is that portion of the Principal Remittance Amount that was collected or advanced on the Group II mortgage loans plus, on the distribution date immediately following the pre-funding period, any related portion of unused pre-funding account moneys.

The “Interest Remittance Amount” for any distribution date is that portion of the available funds for that distribution date allocable to interest (excluding prepayment penalties).

The “Interest Remittance Formula Amount” as of any distribution date and any Group, is an amount equal to (1) the product of (x) 1/12 of the weighted average coupon rate of the related Group as of the beginning of the related due period and (y) the aggregate principal balances of the mortgage loans related to such Group as of the beginning of the related due period minus (2) the aggregate amount of Relief Act shortfalls and prepayment interest shortfalls on such Group for the related prepayment period.

The “Monthly Interest Distributable Amount” for any distribution date and class of offered certificates is the sum of (1) the Unpaid Interest Shortfall Amount for that class and distribution date and (2) the Current Interest for that class and distribution date. In the event of a shortfall in the full amount necessary to pay both the Unpaid Interest Shortfall Amount and the Current Interest for a class, distributions will first be applied to the Unpaid Interest Shortfall Amount and then to the Current Interest.

The “Overcollateralization Amount” on a distribution date is equal to (a) the sum of (i) the aggregate principal balance of the mortgage loans after giving effect to distributions of principal on the mortgage loans and (ii) any outstanding pre-funding amount, minus (b) the aggregate Certificate Balance of the offered certificates after giving effect to principal distributions on the offered certificates on such distribution date.

The “Overcollateralization Deficiency Amount” with respect to any distribution date equals the sum of (i) the amount, if any, by which the Required Overcollateralization Amount exceeds the Overcollateralization Amount on such distribution date (after giving effect to only distributions in respect of the Group I Basic Principal Distribution Amount and the Group II Basic Principal Distribution Amount on such distribution date) and (ii) any unreimbursed interest or principal draws under the Class A-1 Certificate Insurance Policy and other unreimbursed amounts due under the insurance agreement to the Class A-1 Insurer.

The “Overcollateralization Release Amount” means, with respect to any distribution date, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of

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(i) the Overcollateralization Amount for such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Required Overcollateralization Amount for such distribution date.

The “prepayment period” for any distribution date is the period commencing on the day after the determination date in the month preceding the month in which such distribution date falls (or, in the case of the first distribution date, from the cut-off date) and ending on the determination date of the calendar month in which such distribution date falls.

The “Principal Distribution Amount” with respect to any distribution date, is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount for such distribution date.

The “Principal Parity Deficit” means, with respect to any distribution date, the excess of (i) the aggregate Certificate Balances of the Class A Certificates on that distribution date, after taking into account any reduction (and with respect to the class A-1 certificates, as reduced by any Class A-1 Principal Parity Amounts actually paid by the Class A-1 Insurer prior to such distribution date) of those Certificate Balances on that distribution date, less the excess of (a) any Principal Parity Deficit for all prior distribution dates over (b) any Class A-1 Principal Parity Amounts for all prior distribution dates over (ii) the sum of (i) the aggregate principal balance of the mortgage loans after giving effect to distributions of principal on the mortgage loans and (ii) any outstanding pre-funding amount for that distribution date. For the first distribution date, the Principal Parity Deficit will equal zero.

The “Principal Remittance Amount” means with respect to any distribution date, the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the servicer that were due during the related due period, (ii) the principal portion of all partial and full principal prepayments of the mortgage loans applied by the servicer during such prepayment period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such prepayment period, (iv) that portion of the purchase price, representing principal of any repurchased mortgage loan, deposited to the collection account during such prepayment period, (v) the principal portion of any related substitution adjustments deposited in the collection account during such prepayment period, (vi) on the distribution date which follows the termination of the pre-funding period, the remaining applicable amount on deposit in the pre-funding account at that time and (vii) on the distribution date on which the issuing entity is to be terminated that portion of the termination price relating to principal.

The “Reinstatement Amount” means with respect to any distribution date, the aggregate amount of all Subsequent Recoveries received during the related due period.

The “Required Overcollateralization Amount” for any distribution date is equal to:

(i) prior to the Crossover Date,                     % of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the related cut-off date and (ii) the pre-funding amount as of the closing date.

(ii) on or after the Crossover Date, the greater of:

(a)                     % of the sum of (x) the aggregate principal balance of the initial mortgage loans as of the related cut-off date and (y) the pre-funding amount as of the closing date; and

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(b) the lesser of:

(1)                     % of the sum of (x) the aggregate principal balance of the initial mortgage loans as of the related cut-off date and (y) the pre-funding amount as of the closing date; and

(2)                     % of the current aggregate principal balance of the mortgage loans as of the end of the related due period.

On any distribution date on which a Trigger Event is in effect, the Required Overcollateralization Amount will be equal to the Required Overcollateralization Amount as of the preceding distribution date.

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A “Subsequent Recovery” with respect to any liquidated mortgage loan that had previously been the subject of a realized loss, is any principal amount subsequently received in connection with such mortgage loan.

A “Trigger Event” is in effect with respect to any distribution date on or after the Crossover Date if either (i) the three-month rolling average of mortgage loans delinquent 60 days or more exceeds                     % of the aggregate principal balance of the mortgage loans at the end of the related due period, or (ii) losses incurred since the cut-off date as a percentage of the sum of (x) aggregate principal balance of the initial mortgage loans as of the cut-off date and (y) the pre-funding amount as of the closing date, for the related distribution date, are greater than the applicable percentage set forth below with respect to such distribution date:

Distribution Date Occurring In:	Percentage

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The “Unpaid Interest Shortfall Amount” means (i) for each class of offered certificates and the first distribution date, zero, and (ii) with respect to each class of offered certificates and the class I certificates and any distribution date after the first distribution date, the sum of (x) the amount, if any, by which (a) the Monthly Interest Distributable Amount for such class for the immediately preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest on such preceding distribution date, and (y) interest on that amount to the extent permitted by law, at the pass-through rate for such class for the related accrual period.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each payment date from the Available Funds in order of priority.

Fee	General Purpose of the Fee	Party Receiving the Fee	Amount or Calculation of Fee
Servicing Fee(1)	performance of the servicer’s duties under the pooling and servicing agreement	NovaStar Mortgage, Inc.	on each payment date 1/12 of 0.50% per annum times the aggregate principal balance of the mortgage loans as of such date.

Trustee Fee(2)	performance of the trustee’s duties under the pooling and servicing agreement	[ ]

Swap Provider Fee(2)	performance of the swap provider’s duties under the swap agreement	[Name of Swap Provider]

(1)	The servicing fee and the trustee fee are paid on a first priority basis from Available Funds.

(2)	The swap provider fee is paid from Available Funds after amounts described in footnote (1), but before any payments are made to any of the offered certificates.

[Include as footnotes any limit on these fees, how they might change with a change in the transaction party or otherwise without the consent of the noteholders. (Item 1113(c))]

Calculation of One-Month LIBOR

The trustee will determine the London interbank offered rate for one-month United States dollar deposits for each accrual period for the certificates on the second London business day preceding such accrual period (each such date, an “interest determination date”) on the basis of the offered rates for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such interest determination date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of such accrual period). The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of such accrual period).

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“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and “reference banks” means leading banks selected by the trustee and engaged in transactions in European deposits in the international Eurocurrency market.

The establishment of one-month LIBOR on each interest determination date by the trustee and the trustee’s calculation of the rate of interest applicable to the certificates for the related accrual period shall (in the absence of manifest error) be final and binding.

Advances

Prior to each distribution date, the servicer is required under the pooling and servicing agreement to make “advances” (out of its own funds, or funds held in the collection account for future payment or withdrawal) with respect to any payments of principal and interest (net of the servicing fee) which were due on the mortgage loans on the immediately preceding due date and which are delinquent on the business day next preceding the related determination date.

Such advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds, or liquidation proceeds. The purpose of making such advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. Any failure by the servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the successor servicer will be obligated to make any such advance, in accordance with the terms of the pooling and servicing agreement.

Advances made from funds held in the collection account may be made by the servicer from subsequent collections of principal and interest received on other mortgage loans and deposited into the collection account. Advances made from the collection account are not limited to subsequent collections of principal and interest received on the delinquent mortgage loan with respect to which an advance is made. If on the fourth business day prior to any distribution date funds in the collection account are less than the amount that would have been paid to the certificateholders on such distribution date had the servicer not withdrawn such funds, then the servicer will deposit its own funds into the collection account in the amount of the lesser of (i) any unreimbursed advances previously made by the servicer with funds held in the collection account or (ii) the shortfall in the collection account; but in no event will the servicer deposit into the collection account an amount that is less than any shortfall in the collection account attributable to delinquent payments on mortgage loans which the servicer deems to be recoverable and which has not been covered by an advance from the servicer’s own corporate funds.

All advances will be reimbursable to the servicer on a first priority basis from late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which such unreimbursed advance was made. In addition, any advances previously made which are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds and liquidation proceeds may be reimbursed to the servicer out of any funds in the collection account prior to payments on the certificates.

The pooling and servicing agreement provides that the servicer, on behalf of the issuing entity, may enter into a facility with any person which provides that such person (an “Advancing Person”) may directly or indirectly fund advances and/or servicing advances, although no such facility will reduce or otherwise affect the servicer’s obligation to fund such advances and/or servicing advances. Such facility will not require the consent of the certificateholders, but will require the consent of the Class A-1 Insurer. Any advances and/or servicing advances made by an Advancing Person would be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the servicer if such advances were funded by the servicer.

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Book-Entry Certificates

The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the certificates may elect to hold their certificates through the Depository Trust Company (“DTC”) in the United States, or upon request through Clearstream Banking Luxembourg or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate principal amount of the certificates of each class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing Certificate Balances of $25,000 and in multiples of $1,000 in excess thereof. Except as described below, no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only “certificateholders” of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

A certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interests will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream or Euroclear, as appropriate). Certificate owners will receive all payments of principal of, and interest on, the certificates from the trustee through DTC and DTC participants. While the certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates and is required to receive and transmit payments of principal of, and interest on, the certificates. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the rules provide a mechanism by which certificate owners will receive payments and will be able to transfer their interest.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not participants may transfer ownership of certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of such certificates, which account is maintained with their respective participants. Under the rules and in accordance with DTC’s normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

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Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the certificates, see “Material Federal Income Tax Consequences—Foreign Investors” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulation and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in multiple currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against

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payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).

The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-Participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with Persons holding through Euroclear participants.

Payments on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book- entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficiary owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Payments with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—Foreign Investors” and “—Backup Withholding” in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificate, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

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Monthly and annual reports on the issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees rather than to DTC, only if (a) DTC or the issuing entity advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry certificates and the issuing entity or the trustee is unable to locate a qualified successor or (b) if after the occurrence of an event of default under the transaction documents, owners of beneficial interests in a book-entry certificate representing in the aggregate more than 50% of the aggregate outstanding principal amount of the certificates of that series advise the trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the definitive certificates. Upon surrender by DTC of the global note or notes representing the book-entry certificates and instructions for re-registration, the trustee, as registrar, will issue definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as certificateholders under the pooling and servicing agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the depositor, the servicer, the custodian nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

For additional information regarding DTC and the book-entry certificates, see Annex I hereto and “The Agreements—Form of the Securities” in the prospectus.

Assignment of Mortgage Loans

The sponsor will deliver to the custodian the mortgage files, which consist of the mortgage notes endorsed by the sponsor, or the last holder of record, without recourse to the trustee, the related mortgages or deeds of trust, all intervening mortgage assignments, if any, and certain other

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documents relating to the mortgage loans. The sponsor will be required to cause to be prepared and recorded, at its expense and within the time period specified in the purchase agreement, assignments of the mortgages from the sponsor, or the last holder of record, to the trustee.

The custodian, on behalf of the trustee, will review the mortgage files delivered to it within 45 days after delivery, and if any document required to be included in any mortgage file is found to be missing or to be defective in any material respect and such defect is not cured within 45 days following notification thereof to the sponsor, the custodian will require either that the related mortgage loan be removed from the mortgage pool or that a mortgage loan conforming to the requirements of the pooling and servicing agreement be substituted for the related mortgage loan within 90 days.

In connection with the transfer of the mortgage loans pursuant to the purchase agreement, the sponsor will make certain representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each mortgage loan. In addition, the sponsor will make certain other representations and warranties regarding the mortgage loans, including, for instance, that each mortgage loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid first or second priority lien, that, as of the applicable cut-off date, no mortgage loan included in the mortgage pool as of the closing date was more than 89 days past due, that each mortgaged property consists of a manufactured dwelling, a multi-unit dwelling, unit in a condominium, planned unit development or a single family residence, that the sponsor had good title to each mortgage loan prior to such transfer and that the originator was authorized to originate each mortgage loan. The trustee will be entitled to enforce remedies for breaches of these representations and warranties.

If with respect to any mortgage loan (1) a defect in any document constituting a part of the related mortgage file remains uncured within the specified period and materially and adversely affects the value of the mortgage loan or materially and adversely affects the interest of the trustee, or the certificateholders in that mortgage loan or (2) a breach of any representation or warranty made by the sponsor relating to the mortgage loan occurs and such breach materially and adversely affects the value of the mortgage loan or materially and adversely affects the interests of the trustee or the Class A-1 Insurer or the certificateholders in that mortgage loan, then the trustee will enforce the remedies for such defects or breaches against the sponsor by requiring the sponsor to purchase the defective mortgage loan from the trust at a price of par plus accrued interest at the mortgage rate (net of the applicable servicing fee rate). The sponsor will also have the option, but not the obligation, to substitute for such defective mortgage loan a qualified replacement mortgage loan, but only if such substitution is made within two years after the closing date.

The obligation of the sponsor to cure, purchase or substitute any defective mortgage loan as described above will constitute the sole remedy available to certificateholders or the trustee for a defective mortgage loan.

The Paying Agent

The paying agent shall initially be the trustee. The paying agent shall have the revocable power to withdraw funds from the payment account for the purpose of making payments to the certificateholders.

Optional Termination

The mortgage loans may be purchased by the servicer on any distribution date on or after the distribution date on which the aggregate principal balance of the mortgage loans is equal to or less than 10% of the sum of (i) the principal balance of the initial mortgage loans as of their cut-off date and (ii) the original pre-funding amount as of the closing date. This will result in a retirement of the

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certificates. The purchase price for the mortgage loans is expected to be an amount sufficient to pay 100% of the aggregate outstanding Certificate Balance of each class of certificates and accrued and unpaid interest thereon at the related pass-through rate through the date on which the trust is terminated together with all amounts due and owing to the servicer, the custodian and the trustee. The prior consent of the Class A-1 Insurer will be required for any such purchase of the mortgage loans if the resulting amount available for payment on the class A-1 certificates would cause a draw under the class A-1 certificate insurance policy or if any amounts owed to the Class A-1 Insurer would remain unreimbursed after giving effect to such purchase.

Mandatory Prepayment on the Certificates

Each class of certificates may be partially prepaid on the distribution date immediately following the end of the pre-funding period to the extent that any amount remains on deposit in the pre-funding account on such distribution date (with respect to the related Group). Although no assurance can be given, it is anticipated that the principal amount of subsequent mortgage loans sold to the trust and included in the trust estate will require the application of substantially all of the original pre-funded amount and that there should be no material amount of principal prepaid to the certificates from the pre-funding account. However, it is unlikely that the sponsor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the original pre-funded amount.

Certain Yield and Prepayment Considerations

The yield to maturity of the certificates will depend on the prices paid by the holders of such certificates, the pass-through rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the mortgage loans and the allocation thereof. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans and the amount, if any, distributed from the pre-funding account at the end of the pre-funding period. The rate of principal payments on such mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors and liquidations of defaulted mortgage loans, and purchases of mortgage loans due to certain breaches of representations and warranties and optional repurchases of delinquent loans by the servicer. The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield Considerations”), no assurance can be given as to such rate or the timing of principal payments on the certificates.

The mortgage loans generally may be prepaid in full or in part at any time; however, prepayments may subject the mortgagor to a prepayment charge. The initial mortgage loans are secured by senior or junior liens on the related mortgaged properties. Generally, mortgage loans secured by junior liens are not viewed by mortgagors as permanent financing. Accordingly, such mortgage loans may experience a higher rate of prepayment than the first-lien mortgage loans. All of the mortgage loans are assumable under certain circumstances if, in the sole judgment of the servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for such mortgage loan is not impaired by the assumption. All of the mortgage loans contain a customary “due on sale” provision. The servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulation. However, if the servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by

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the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the certificates and may result in a prepayment experience on the mortgage loans that differs from that on other conventional mortgage loans. Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the monthly payments of the adjustable rate mortgage loans to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the mortgagor under each adjustable rate mortgage loan was qualified on the basis of the mortgage rate in effect at origination. The repayment of such adjustable rate mortgage loans will be dependent on the ability of the mortgagor to make larger monthly payments as the mortgage rate increases. In addition, the rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

The recordation of the mortgages in the name of MERS is a new practice in the mortgage lending industry. The depositor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of realized losses on the mortgage loans.

To the extent that the original pre-funded amount has not been fully applied to the purchase of subsequent mortgage loans by the issuing entity by the end of the pre-funding period, the holders of each class of certificates will receive, in the order of priority of principal distributions described in this prospectus supplement, on the first distribution date following the termination of the pre-funding period, a prepayment of principal in an amount equal to the lesser of (i) the applicable amount remaining in the pre-funding account and (ii) the outstanding Certificate Balance of such related class of certificates. Although no assurance can be given, it is anticipated by the depositor that the principal amount of subsequent mortgage loans sold to the issuing entity for inclusion in the trust estate will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material amount of principal prepaid to such certificateholders. However, it is unlikely that the sponsor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the original pre-funded amount.

In addition, the yield to maturity of the certificates will depend on, among other things, the price paid by the holders of the certificates and the then applicable pass-through rate. The extent to which the yield to maturity of a certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a certificate is purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the

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investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a certificate is purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

Furthermore, the yield to maturity on the certificates may be affected by the limitation posed by the related available funds cap rate.

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the certificates will be influenced by, among other things, the rate at which the principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each adjustable rate mortgage loan will be recalculated semi-annually with respect to the Six-Month LIBOR mortgage loans and semi-annually after the initial adjustment date with respect to 2/28 Six-Month LIBOR mortgage loans, 3/27 Six-Month LIBOR mortgage loans and 5/25 Six-Month LIBOR mortgage loans, any partial prepayments thereof will not reduce the term to maturity of such adjustable rate mortgage loan. In addition, an increase in the mortgage rate on an adjustable rate mortgage loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the mortgage rate on the adjustable rate mortgage loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Constant Prepayment Rate model (“CPR”), assumes that the outstanding principal balance of a pool of mortgage loans prepays each month at a specified annual rate or CPR. In generating monthly cash flows, this annual rate is converted to an equivalent monthly rate. With respect to the adjustable rate mortgage loans, the prepayment model assumes a CPR of 28.0% (such model, a “prepayment assumption”). With respect to the fixed rate mortgage loans, the prepayment model assumes a CPR of 2.0% in the first month of the life of the fixed rate mortgage loans and an additional 2.0% per annum in each month thereafter until the tenth month; beginning in the tenth month and in each month thereafter, the prepayment model assumes a CPR of 20.0% (such model, also a “prepayment assumption”). The levels of CPR used above in defining the prepayment assumptions represent 100% of the related prepayment assumption. To assume a CPR percentage in either prepayment model is to assume that the stated percentage of the outstanding principal balance of the pool would be prepaid over the course of a year. No representation is made that the mortgage loans will prepay at the percentages of CPR specified in either prepayment model.

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The tables set forth below have been prepared on the basis of certain assumptions (the “Modeling Assumptions”) as described below regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust estate as described under “Description of the Mortgage Pool” herein and the performance thereof. The tables assume, among other things, that: (i) the mortgage pool consists of mortgage loans with the following characteristics:

GROUP I MORTGAGE LOANS

Loan Type	Principal Balance ($ )	Initial Gross Mortgage Rate (%)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Remaining Term to Maturity (Months)	Original IO Term (Months)	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index	Interest Rate Adjustment Frequency (Months)

GROUP II MORTGAGE LOANS

Loan Type	Principal Balance ($)	Initial Gross Mortgage Rate (%)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Remaining Term to Maturity (Months)	Original IO Term (Months)	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index	Interest Rate Adjustment Frequency (Months)

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(ii) One-Month LIBOR and Six-Month LIBOR remain constant at             % and             %, respectively; (iii) payments on the certificates are received, in cash, on the 25th day of each month, commencing in                             20[             ]; (iv) there are no delinquencies or losses on the mortgage loans, and scheduled payments on the mortgage loans are timely received on the first day of each month commencing in                             20[             ]; (v) there are no repurchases or substitutions of the mortgage loans; (vi) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, gross mortgage rate and remaining amortization term such that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining amortization term (after any interest only period); (vii) the indices remain constant at the rates listed above and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next adjustment date (and on subsequent adjustment dates, as necessary) to equal the related index plus the applicable gross margin, subject to the maximum and minimum mortgage rate and the related initial periodic rate cap and periodic rate cap listed above; (viii) with respect to each mortgage loan (other than the fixed rate mortgage loans), the monthly payment on the mortgage loan is adjusted on the due date immediately following the next rate adjustment date (and on subsequent adjustment dates, as necessary) to equal a fully amortizing payment as described in clause (vi) above; (ix) payments on the mortgage loans earn no reinvestment return; (x) there are no additional ongoing trust estate expenses payable out of the trust estate; (xi) the mortgage loans experience no prepayment charges; (xii) no miscellaneous servicing fees are passed through to the certificateholders; (xiii) the subsequent mortgage loans are acquired in                             20[             ] with the characteristics set forth in the previous tables, with their first scheduled payment date due in                             20[             ], resulting in no mandatory prepayment of the certificates on the                             20[             ] distribution date; (xiv) the certificates will be purchased on                             20[             ]; (xv) prepayments on the mortgage loans represent prepayments in full of individual mortgage loans and are received on the last day of each month with 30 days’ interest thereon beginning in                             20[             ], and (xvi) the administrative fee rate will be a per annum rate equal to             %.

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR or prepayment assumption. Moreover, the diverse remaining terms to stated maturity of the mortgage loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to stated maturity of the mortgage loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average life of the certificates. Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the certificates, and sets forth the percentages of the initial Certificate Balance of the certificates that would be outstanding after each of the dates shown at various percentages of the related prepayment assumption.

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Percent of Initial Class A-1 Certificate Balance Outstanding(1)(5)

Prepayment Scenario (2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class A-2 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class A-3 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class A-4 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class A-5 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-1 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-2 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-3 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-4 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-5 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class B-1 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class B-2 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date

Initial Percentage

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class B-3 Certificate Balance Outstanding(1)(5)

	Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

Initial Percentage	100%	100%	100%	100%	100%

Weighted Average Life in Years(3)(4)
Weighted Average Life in Years(3)(5)

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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The Pooling and Servicing Agreement

The following summary describes certain terms of the pooling and servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the pooling and servicing agreement.

Servicing and Other Compensation

With respect to each mortgage loan and each distribution date, the servicer will be entitled to a servicing fee equal to 1/12 of the servicing fee rate times the principal balance of such mortgage loan as of such date. The servicing fee for each mortgage loan is payable out of the interest payments on such mortgage loan. The servicing fee rate in respect of each mortgage loan will be equal to 0.50% per annum of the outstanding principal balance of such mortgage loan. The servicer will not be entitled to any additional servicing compensation (other than late payment charges) such as prepayment penalties and any such amount, to the extent received by the servicer, will be included in available funds.

With respect to any distribution date, any prepayment interest shortfalls during the preceding calendar month will be covered by the servicer, but only up to the total servicing fee payable to the servicer with respect to such distribution date. These payments are referred to as “compensating interest”. The “prepayment interest shortfall” for any distribution date is equal to the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments in full or in part on the mortgage loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. No assurance can be given that compensating interest will be sufficient to cover prepayment interest shortfalls for any distribution date.

Purchase of Delinquent Mortgage Loans

The servicer has limited rights, but not the obligation, to purchase mortgage loans from the issuing entity which become 90 days or more delinquent at a price equal to 100% of the outstanding principal balance thereof, plus accrued interest. The servicer has such purchase right only (i) during the 29 day period immediately following the date the mortgage loan becomes 90 days delinquent and (ii) on the date the servicer liquidates the related mortgaged property, and must purchase the most delinquent mortgage loans first before purchasing other less delinquent mortgage loans.

Servicing Defaults

The following events constitute servicing defaults:

(i) any failure by the servicer to make any deposit required to be made under the pooling and servicing agreement, which continues unremedied for a period of three business days after written notice has been given; or

(ii) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer set forth in the pooling and servicing agreement, which failure, in each case, materially and adversely affects the interests of certificateholders or the Class A-1 Insurer or the breach of any representation or warranty of the servicer in the pooling and servicing agreement which materially and adversely affects the interests of the certificateholders or the Class A-1 Insurer, and which in either case continues unremedied for a period of 30 days after the date on which written notice has been given; or

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(iii) the entry against the servicer of an order for the appointment of a trustee in any insolvency or similar proceeding, and the continuance of this order in effect for a period of 60 consecutive days; or

(iv) the servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or similar person in any insolvency or similar proceeding relating to the servicer or all or substantially all of its property; or the servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v) if the Class A-1 Insurer notifies the trustee in writing of any uncured “event of default” by the servicer under the insurance and indemnity agreement; or

(vi) any other servicer events of default listed in the pooling and servicing agreement.

So long as a servicing default shall not have been remedied within the applicable grace period, with respect to a failure to make a required advance, if such advance is not made by 5:00 P.M., New York time, on the business day immediately following the date the servicer was required to make such advance, the trustee shall terminate the servicer.

In the case of all other servicing defaults, the trustee shall, at the direction of the majority holders or the Class A-1 Insurer, by notice then given in writing to the servicer, terminate the servicer. Upon the termination of the servicer, the trustee, or another successor servicer, shall assume the duties of a successor servicer.

Notice, as required above, may be given (i) to the servicer by the trustee, (ii) to the servicer and the trustee by the holders of certificates evidencing at least 51% of the voting rights or (iii) to the servicer and the trustee by the Class A-1 Insurer.

If the trustee is unwilling or is legally unable to act as successor servicer, the trustee shall appoint a successor servicer (subject to the consent of the Class A-1 Insurer). If the trustee indicates to the Class A-1 Insurer that it is unwilling or is legally unable to act as successor servicer, the Class A-1 Insurer will appoint a successor servicer, and if the Class A-1 Insurer fails to appoint a successor servicer within 90 days, then the trustee will petition a court of competent jurisdiction to appoint a successor servicer satisfying the requirements set forth in the pooling and servicing agreement. Pending appointment of a successor to the servicer, unless the trustee is prohibited by law from so acting, the trustee shall act as successor servicer.

The majority holders may waive any events permitting removal of the servicer, although the majority holders may not waive a default in making a required distribution on a certificate without the consent of the holder of such certificate.

The “majority holders” are holders of certificates evidencing at least 51% of the voting rights. Voting rights are allocated as follows:

•	the class A certificates, the mezzanine certificates and the class B certificates will have 97% of the voting rights (allocated in proportion to the respective then outstanding Certificate Balances);

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•	each of class C, class I and residual certificates will have 1% of the voting rights; and

•	when none of the class A, mezzanine, class B, class I and class C certificates are outstanding, 100% of the voting rights will be allocated among holders of the residual certificates.

If the Class A-1 Insurer is in default under the class A-1 certificate insurance policy, or certain events of bankruptcy or insolvency have occurred with respect to the Class A-1 Insurer, the Class A-1 Insurer will have the right to exercise all rights, including voting rights, which the holders of the class A-1 certificates are entitled to exercise under the pooling and servicing agreement and the other transaction documents.

Limitation on Suits

No certificateholder or the Class A-1 Insurer will have any right to institute any proceedings with respect to the pooling and servicing agreement unless:

•	such certificateholder or the Class A-1 Insurer has previously given written notice to the trustee of a continuing event of default;

•	certificateholders representing not less than 51% of the Certificate Balances of the certificates or the Class A-1 Insurer have made written request to the trustee to institute proceedings in respect of such event of default in its own name as the trustee;

•	such certificateholders or the Class A-1 Insurer have offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	for 60 days after its receipt of such notice of, request and offer of indemnity the trustee have failed to institute any such proceedings; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the Class A-1 Insurer or the certificateholders representing more than 50% of the Certificate Balances of the certificates.

The Custodian and the Trustee

The custodian or the trustee also may be removed at any time by the Majority Certificateholders with the consent of the Class A-1 Insurer. The custodian or the trustee shall be removed if the custodian or the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the custodian or the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the custodian or the trustee or its property. Any resignation or removal of the custodian or the trustee and appointment of a successor custodian or the trustee, as applicable, will not become effective until acceptance of the appointment by the successor custodian or trustee. The trustee may terminate the custodian at any time for failure to perform its obligations under the pooling and servicing agreement or related agreements provided it or an acceptable successor custodian assumes the obligations of the custodian.

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The Class A-1 Certificate Insurance Policy

[The following summary of terms of the Class A-1 Certificate Insurance Policy to be issued by [            ] , which is referred to in this prospectus supplement as the “Class A-1 Insurer,” does not purport to be complete and is qualified in its entirety by reference to the Class A-1 Certificate Insurance Policy (the “Class A-1 Certificate Insurance Policy”).

Simultaneously with the issuance of the class A-1 certificates, the Class A-1 Insurer will deliver the Class A-1 Certificate Insurance Policy to the trustee for the benefit of each holder of the class A-1 certificates. Under the Class A-1 Certificate Insurance Policy, the Class A-1 Insurer unconditionally and irrevocably guarantees to the trustee for the benefit of each holder of class A-1 certificates the full and complete payment of (i) the accrued Monthly Interest Distributable Amount (excluding amounts of interest on the Unpaid Interest Shortfall Amount related to clause (y) of such definition if such Unpaid Interest Shortfall Amount is due to the untimely delivery of the notice to the Class A-1 Insurer or delivery of a notice that contained erroneous information) for each distribution date based on the Certificate Balance of the class A-1 certificates immediately prior to such distribution date, after giving effect to all payments, including any Class A-1 Principal Parity Amounts, on all prior distribution dates, (ii) any Class A-1 Principal Parity Amount, (iii) the Certificate Balance of the class A-1 certificates, to the extent unpaid on the final distribution date after giving effect to all payments including any Class A-1 Principal Parity Amounts on such distribution date or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement (clauses (i), (ii) and (iii) collectively, the “Guaranteed Distributions”) and (iv) the amount of any distribution of principal or interest to any holder of a class A-1 certificate which distribution subsequently is avoided in whole or in part as a preference payment under applicable law.

Payment of claims on the Class A-1 Certificate Insurance Policy made in respect of Guaranteed Distributions will be made by the Class A-1 Insurer following receipt by the Class A-1 Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon New York City time, on the second Business Day following receipt of such notice for payment and (2) 12:00 noon New York City time, on the date on which such payment was due on the class A-1 certificates.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Class A-1 Certificate Insurance Policy, the Class A-1 Insurer shall cause that payment to be made on the later of (a) the date when due to be paid pursuant to the order described below and (b) the first to occur of (1) the fourth Business Day following receipt by the Class A-1 Insurer of:

(A) a certified copy of the order (the “Order”) of the court or other governmental body which exercised jurisdiction to the effect that the related holder of the class A-1 certificate is required to return principal or interest paid on such certificate during the term of the related Class A-1 Certificate Insurance Policy because those distributions were avoidable as preference payments under applicable bankruptcy law,

(B) a certificate of the related holder of the class A-1 certificate that the Order has been entered and is not subject to any stay, and

(C) an assignment duly executed and delivered by the related holder of the class A-1 certificate in the form as is reasonably required by the Class A-1 Certificate Insurance Policy and provided to the related holder of the class A-1 certificate by the Class A-1 Insurer, irrevocably assigning to the Class A-1 Insurer all rights and claims of the related holder, as applicable,

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relating to or arising under the class A-1 certificates against the trust or otherwise with respect to the preference payment,

and (2) the date of receipt by the Class A-1 Insurer of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of receipt, the Class A-1 Insurer shall have received written notice from the trustee that the items referred to in clauses (A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trustee or any holder of a class A-1 certificate directly, unless such holder has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case the payment shall be disbursed to the trustee for distribution to the holder of the class A-1 certificate upon proof of payment reasonably satisfactory to the Class A-1 Insurer. In connection with the foregoing, the Class A-1 Insurer shall have the rights provided pursuant to the pooling and servicing agreement of the holders of the class A-1 certificates, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each holder of a class A-1 certificate in the conduct of any proceeding with respect to a preference claim.

The terms “receipt” and “received,” with respect to the Class A-1 Certificate Insurance Policy, shall mean actual delivery to the Class A-1 Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given under the Class A-1 Certificate Insurance Policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the Class A-1 Insurer or the fiscal agent shall promptly so advise the trustee and the trustee may submit an amended notice.

Under the Class A-1 Certificate Insurance Policy, “Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, the State of Missouri or in the city in which the corporate trust office of the Trustee or Custodian are located, are required or authorized by law to be closed.

“Term of the Policy” means the period from and including the date of issuance of the Class A-1 Certificate Insurance Policy to and including the date on which (i) the Certificate Balance of the class A-1 certificates is reduced to zero after giving effect to all payments, including any Class A-1 Principal Parity Amounts, (ii) any period during which any payment on the class A-1 certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

The Class A-1 Insurer’s obligations under the Class A-1 Certificate Insurance Policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the trustee as provided in the Class A-1 Certificate Insurance Policy whether or not such funds are properly applied by the trustee.

The Class A-1 Insurer shall be subrogated to the rights of the holder of a class A-1 certificate to receive payments of principal and interest to the extent of any payment by the Class A-1 Insurer under the Class A-1 Certificate Insurance Policy.

Claims under the Class A-1 Certificate Insurance Policy constitute direct, unsecured and unsubordinated obligations of the Class A-1 Insurer ranking not less than pari passu with other unsecured

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and unsubordinated indebtedness of the Class A-1 Insurer for borrowed money. Claims against the Class A-1 Insurer under the Class A-1 Certificate Insurance Policy and claims against the Class A-1 Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Class A-1 Insurer. The terms of the Class A-1 Certificate Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuing entity. The Class A-1 Certificate Insurance Policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the class A-1 certificates. The Class A-1 Certificate Insurance Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Class A-1 Certificate Insurance Policy is governed by the laws of the State of New York.]

The Class A-1 Insurer

General

[            ], which is referred to in this prospectus supplement as the “Class A-1 Insurer” or “[            ]”, is a [            ] incorporated in [            ] under the laws of the [            ]. [            ]is licensed to engage in financial guaranty insurance business in [            ].

[Insert information relating to operations, organizational structure, etc.]

Reinsurance

Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by [            ] are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, [            ] reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by [            ] as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit [            ]’s obligations under any financial guaranty insurance policy.

Ratings

[            ]’s financial strength is rated “[            ]” by [Rating Agreement]. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See “Ratings” herein.

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Capitalization

The following table sets forth the capitalization of [            ] and its subsidiaries as of [            ], 200[ ] (unaudited), on the basis of accounting principles generally accepted in the United States of America:

(In thousands)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$

Surplus Notes (long-term debt)

Minority Interest

Shareholder’s Equity:
Common Stock
Additional Paid-In Capital
Accumulated Other Comprehensive Income (net of deferred income taxes)
Accumulated Earnings

Total Shareholder’s Equity

Total Deferred Premium Revenue (net), Surplus Notes (long-term debt), Minority Interest and Shareholder’s Equity	$

For further information concerning [            ], see the Consolidated Financial Statements of [            ] and Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. [            ]’s financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holdings’ website, http://www.[            ].com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by [            ] are available upon request to the State of New York Insurance Department.

I ncorporation of Certain Documents by Reference

The consolidated financial statements of [            ] included in, or as exhibits to, the following documents filed by [            ] with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

(a) Annual Report on Form 10-K for the year ended December 31, 20[    ]; and

(b) Quarterly Report on Form 10-Q for the period ended             , 20[    ] (unaudited).

All financial statements of [            ] included in, or as exhibits to, documents filed by [            ] pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus supplement and before the termination of the offering of the class A-1 certificates shall be deemed incorporated by reference into this prospectus supplement.

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You may request a free copy of the filings incorporated by reference into this prospectus supplement by writing to [NovaStar Mortgage Funding Corporation][NovaStar Certificates Financing Corporation], 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114.

The depositor, on behalf of the trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the issuing entity’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of [            ] included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insurance Regulation

[Insert applicable insurance regulation information appropriate for related insurer]

Material Federal Income Tax Consequences

The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the certificates is to be considered only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the certificates. References in this section and in the “ERISA Considerations” section to the code and sections are to the Internal Revenue Code.

REMIC Elections

The trustee will cause one or more REMIC elections to be made with respect to the assets of the issuing entity (excluding the pre-funding account, the hedging agreements and the supplemental interest trusts). Dewey Ballantine LLP, tax counsel, will deliver its opinion that, for federal income tax purposes, assuming (i) the REMIC elections are timely made, and (ii) all parties comply with the pooling and servicing agreement, the issuing entity (excluding the pre-funding account, the hedging agreements and the supplemental interest trusts) will be treated as one or more REMICs for federal income tax purposes.

A holder of a class A, class M or class B certificate will be treated for tax purposes: (i) as holding an undivided interest in a REMIC regular interest corresponding to that class A, class M or class B certificate and (ii) as having entered into a limited recourse interest rate cap contract (the “Cap Contract”). The REMIC regular interest corresponding to a class A, class M or class B certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that the interest payments on the REMIC regular interest will be determined (i) without regard to payments of any Available Funds Cap Shortfalls and (ii) without regard to any interest payments on subsequent mortgage loans in the case of each of the first four distribution dates. Any amount paid on a class A, class M or class B certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract.

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For federal income tax purposes, the offered certificates (other than the Cap Contract component in the case of the class A, class M and class B certificates), as regular interests in a REMIC, are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of offered certificates that otherwise report income under a cash method of accounting will be required to report income with respect to the offered certificates under an accrual method. See “Material Federal Income Tax Consequences – REMIC Securities – Taxation of Beneficial Owners of REMIC Regular Securities” in the prospectus.

Special Tax Attributes

The offered certificates (other than the Cap Contract component in the case of the class A, class M and class B certificates) possess special tax attributes by virtue of the REMIC provisions of the code. See “Material Federal Income Tax Consequences –REMIC Securities – Special Tax Attributes” in the prospectus.

Discount and Premium

It is not anticipated that the offered certificates (other than the [class             ] certificates) will be issued with any original issue discount (“OID”) other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 generally will not apply to the offered certificates (other than the [class __] certificates). OID will be considered de minimis if it is less than 0.25% of the principal amount of an offered certificate multiplied by its expected weighted average life. The [class             ] certificates may be issued with OID. Because regulations regarding the accrual of income on prepayable debt instruments such as the offered certificates have not yet been issued by the Internal Revenue Service, the proper treatment regarding possible OID and the accrual of income on the offered certificates is not clear. See “Material Federal Income Tax Consequences – Discount and Premium – Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the rate of accrual of the OID, if any, on the offered certificates is 100% of the related prepayment assumption for the fixed rate and adjustable rate mortgage loans. No representation is made that any of the mortgage loans will prepay at this rate or any other rate. A subsequent purchaser who buys an offered certificate for more than its remaining stated redemption price at maturity may be subject to the “market premium” rules of the code. See “Material Federal Income Tax Consequences – Discount and Premium – Securities Purchased at a Premium” in the prospectus. A subsequent purchaser who buys an offered certificate with more than a de minimus amount of “market discount” will be subject to the “market discount” rules of the code. See “Material Federal Income Tax Consequences – Discount and Premium – Market Discount” in the prospectus.

Sale or Redemption of the Offered Certificates

The adjusted basis of an offered certificate generally will equal the cost of the certificate to the seller, increased by any original issue discount or market discount included in the seller’s gross income on the certificate and reduced by distributions on the certificate previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller’s interest income on the certificates. With respect to sales or redemptions of the class A, class M or class B certificates, see “Cap Contract” below.

Cap Contract

The holders of the class A, class M or class B certificates must allocate the purchase price of their certificates between the REMIC regular interest component and Cap Contract component based on their relative fair market values. The purchase price allocated to the REMIC regular interest

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component will be the issue price of the class A, class M or class B certificates for calculating accruals of original issue discount. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the prospectus.

The Issuing Entity intends to treat the Cap Contract as a notional principal contract for federal income tax purposes. Treasury Regulations under section 446 of the code relating to notional principal contracts (the “Notional Principal Contract Regulations”) provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any amounts payable to a holder from the Cap Contract will be periodic payments. The portion of a holder’s purchase price allocated to the Cap Contract will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations. To the extent the sum of the periodic payments for any year exceeds that year’s amortized cost of the Cap Contract, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A holder’s ability to recognize a net deduction with respect to the Cap Contract is limited under sections 67 and 68 of the code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a holder will not be able to recognize a net deduction with respect to the Cap Contract in computing the holder’s alternative minimum tax liability.

Alternative federal income tax characterization of the Cap Contract is possible, including treatment of the Cap Contract as debt of the supplemental interest trust or an interest in a partnership. The amount, timing and character of the income and deductions for a class A, class M or class B certificateholder with respect to the Cap Contract would differ if the Cap Contract was held to constitute indebtedness or an interest in a partnership. Because the issuing entity will treat the Cap Contract as a right to receive amounts under a notional principal contract, the servicer will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Cap Contract. Investors, including those that are foreign persons, should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of class A, class M, or class B certificates.

The Cap Contract will not constitute: (i) a “real estate asset” within the meaning of section 856(c)(5)(B) of the code if held by a real estate investment trust; (ii) a “qualified mortgage” within the meaning of section 860G(a)(3) of the code or a “permitted investment” within the meaning of section 860G(a)(5) of the code if held by a REMIC; or (iii) assets described in section 7701(a)(19)(C)(xi) of the code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

Upon the sale, exchange, or other disposition of a class A, class M or class B certificates, the beneficial owner of the certificate must allocate the amount realized between the two investment components of the certificate based on the relative fair market values of those components at the time of sale, exchange, or other disposition and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract. Assuming that the certificate is held as a “capital asset” within the meaning of section 1221 of the code, gain or loss on

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the disposition of an interest in the Cap Contract should be capital gain or loss. Upon the sale, exchange, or other disposition of the regular interest component of a class A, class M or class B certificates, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or other disposition and such seller’s adjusted basis in the regular interest component. The adjusted basis generally will equal the seller’s cost, increased by any original issue discount or market discount previously included in the seller’s income, and reduced by distributions previously received by the seller of amounts included in the stated redemption price at maturity of the regular interest component and further reduced by any bond premium amortized by the seller as an offset to interest income on the regular interest component.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the Certificates, see “Material Federal Income Tax Consequences—Taxes on a REMIC Trust–Reporting and Other Administrative Matters,” “— Backup Withholding” and “—Foreign Investors — Grantor Trust Securities and REMIC Regular Securities” in the prospectus.

ERISA Considerations

Investors may wish to review the material set forth in this section together with the information in the section “ERISA Considerations” in the prospectus.

A fiduciary of any pension, profit sharing or other employee benefit plans subject to ERISA, or any other person investing plan assets of any such plan, including an insurance company investing through its general or separate accounts, may wish to review with its legal advisors whether the purchase or holding of class A certificates, mezzanine certificates or class B certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or section 4975 of the code.

The Department of Labor has issued to the underwriters an individual prohibited transaction exemption which, as described under the section “ERISA Considerations-Certificates” in the prospectus, provides exemptive relief for certain transactions relating to investments in pass-through certificates issued by trusts which hold obligations such as the mortgage loans. The underwriter’s exemption will not apply until the expiration of the pre-funding period. Accordingly, until such time, none of the class A certificates, the mezzanine certificates nor the class B certificates may be purchased with plan assets. Any investor purchasing class A certificates, mezzanine certificates or class B certificates prior to the expiration of such period is hereby deemed to represent that it is not purchasing such certificates with plan assets. Before purchasing a class A certificate, mezzanine certificate or class B certificates following the expiration of the pre-funding period based on the underwriter’s exemption, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a certificate for purposes of the underwriter’s exemption and (2) that the conditions and other requirements set forth in the underwriter’s exemption would be satisfied.

The rating of the class A certificates, mezzanine certificates and class B certificates may change. If any such class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the underwriter’s exemption. Although a plan that had purchased a certificate of such class when it had a permitted rating would not be required by the underwriter’s exemption to dispose of it, certificates of such class could no longer be purchased with plan assets unless the purchaser was an insurance company general account and the conditions for exemptive relief under Sections I and III of Prohibited Transaction Class Exemption 95-60 were satisfied.

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Any person purchasing a certificate and the right to receive payments from the supplemental interest trusts will have acquired, for purposes of ERISA, the certificate without the right to receive payments from the supplemental interest trusts, together with the right to receive payments from the supplemental interest trusts. The underwriter’s exemption may not apply to the acquisition, holding or resale of the right to receive payments from the supplemental interest trusts. Accordingly, the acquisition of the right to receive payments from the supplemental interest trusts by a plan could result in a prohibited transaction unless another administrative exemption to ERISA’s prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to the initial purchase, holding and resale of the right to receive payments from the supplemental interest trusts, including, but not limited to:

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

•	Prohibited Transaction Class Exemption 84-14, regarding transactions negotiated by qualified professional asset managers;

•	Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by in-house asset managers;

•	Prohibited Transaction Class Exemption 75-1, Part II, regarding principal transactions by broker-dealers; or

•	Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts.

Any plan fiduciary considering the purchase of class A certificates, mezzanine certificates or class B certificates may wish to consult with its counsel as to the potential applicability of ERISA, the Internal Revenue Code, the underwriter’s exemption and other administrative exemptions prior to making an investment in these certificates and the right to receive payments from the supplemental interest trusts. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the class A certificates, the mezzanine certificates or the class B certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

The sale of the class A certificates, the mezzanine certificates or the class B certificates to a plan is in no respect a representation by us that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.

S-134

Method of Distribution

Subject to the terms and conditions set forth in an underwriting agreement, dated [            ], 200[ ], among the sponsor, the depositor and the underwriters named below, the depositor has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from the company, the principal amount of underwritten certificates set forth opposite its name below:

	Class A-1 Certificates	Class A-2 Certificates
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class A-3 Certificates	Class A-4 Certificates
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class A-5 Certificates	Class M-1 Certificates
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class M-2 Certificates	Class M-3 Certificates
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class M-4 Certificates	Class M-5 Certificates
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

S-135

	Class B-1 Certificates	Class B-2 Certificates
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

Class B-3 Certificates
Underwriter	Principal Amount
[INSERT UNDERWRITERS]

Total

S-136

The depositor has been advised that the underwriters propose initially to offer the underwritten certificates to the public at the respective offering prices set forth on the cover of this prospectus supplement and to dealers at those prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriter may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

Class	Selling Concession	Reallowance Discount

After the initial public offering of the underwritten certificates, the public offering prices and concessions may be changed.

The underwriting agreement provides that the underwriters’ obligations hereunder are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all of the underwritten certificates if any are purchased.

Until the distribution of the underwritten certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the underwritten certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the underwritten certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the depositor nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the certificates. In addition, neither the depositor nor any underwriter makes any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and upon request through Clearstream S.A. and the Euroclear System, on or about                     , 20[        ], against payment therefor in immediately available funds.

The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances, the underwriters will indemnify the company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

S-137

There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or provide the certificateholders with sufficient liquidity of investment. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under “Description of the Certificates—Reports to Certificateholders,” which will include information as to the outstanding principal balance (or notional balance) of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

Immediately prior to the transfer of the mortgage loans to the trust, certain of the mortgage loans were subject to financing arrangements provided by affiliates of one or more of the underwriters. A portion of the proceeds from the sale of the certificates to the underwriters will be used to repay the financing. Any underwriter may retain the underwritten certificates, purchase the underwritten certificates for its own account or sell the underwritten certificates to an affiliate of such underwriter. In addition, any affiliate of an underwriter may purchase the underwritten certificates directly from the issuing entity.

Experts

The consolidated balance sheets of                                          and its Subsidiaries as of [                    ], 200[  ] and 200[  ] and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended [            ], 200[  ], incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

Certain Legal Matters

Certain legal matters relating to the certificates will be passed upon for the sponsor, the servicer and the depositor by Dewey Ballantine LLP, New York, New York, and for the underwriters by McKee Nelson LLP, New York, New York.

Ratings

It is a condition to the issuance of the offered certificates that each of the offered certificates be rated the ratings listed on page S-            of this prospectus supplement.

The ratings for the class A-1 certificates would initially be the same even if the Class A-1 Certificate Insurance Policy were not in place.

S&P’s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. S&P’s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. S&P’s rating on the certificates does not, however, constitute a

S-138

statement regarding frequency of prepayments on the mortgages. See “Certain Yield and Prepayment Considerations” herein. The ratings issued by S&P on payment of principal and interest do not cover the payment of any prepayment interest shortfalls, any Relief Act shortfalls or the Available Funds Cap Shortfall.

The rating process of Moody’s addresses the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to the certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield. The ratings do not address the likelihood that certificateholders will be paid the Available Funds Cap Shortfall.

The depositor has not requested a rating on the certificates by any rating agency other than S&P and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by S&P and Moody’s.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the certificates.

Legal Investment

After the end of the pre-funding period, the class A-1 certificates are expected to be considered “mortgage related securities” for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Group II Class A Certificates, mezzanine and class B certificates are not expected to be SMMEA eligible.

We make no representations as to the proper characterization of the certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

S-139

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered NovaStar Home Equity Loan Asset-Backed Certificates, Series 20[    ]-[    ], will be available only in book-entry form. Investors in the global certificates may hold such global certificates through any of The Depository Trust Company, and upon request through Clearstream or Euroclear. The global certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors global certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurocertificate practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global certificates will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of global certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their global certificates through DTC will follow the settlement practices applicable to other collateralized mortgage certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurocertificates, except that there will be no temporary global security and no “lock-up” or restricted period. global certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

S-140

Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.

Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurocertificates in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When global certificates are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant’s account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global certificates to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions

S-141

to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the global certificates to the DTC participant’s account against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global certificates from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of the certificates holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:

(i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding

S-142

regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

Exemption for Non- U.S. Persons - Form W-8BEN.

Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries - Form W-8BEN.

A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons (Form W-9).

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

A “U.S. Person” is:

(i) a citizen or resident of the United States;

(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

(iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

A “Non-U.S. Person” is any person who is not a U.S. Person.

S-143

NovaStar Mortgage Funding Trust, Series 20[    ]-[    ]

Issuing Entity

NovaStar Mortgage, Inc.

Sponsor and Servicer

[NovaStar Mortgage Funding Corporation]

[NovaStar Certificates Financing Corporation]

Depositor

$

Asset-Backed Certificates,

Series 20[    ]-[    ]

Prospectus Supplement

[Insert Underwriters]		[Insert Underwriters]

(Joint Lead Managers and Joint Book-Runners)

[Insert Underwriters]		[Insert Underwriters]

(Co-Managers)

We suggest that you rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the securities offered hereby in any state where the offer is not permitted. Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the securities offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

Prospectus Supplement

(To prospectus dated             , [20    ])

NovaStar Mortgage Funding Trust, Series 20[ ]-[ ] Issuing Entity	$

NovaStar Mortgage, Inc. Sponsor and Servicer

[NovaStar Mortgage Funding Corporation] [NovaStar Certificates Financing Corporation] Depositor	NovaStar Home Equity Loan Asset-Backed Certificates, Series 20[ ]-[ ]

The certificates will be backed by a pool of residential mortgage loans. The pool contains both adjustable-rate mortgage loans and fixed-rate mortgage loans.

Consider carefully the risk factors starting on page S-[    ] of this prospectus supplement and page [    ] of the prospectus before making a decision to invest in the certificates.

The offered certificates represent beneficial ownership interests in the issuing entity. The offered certificates are not interests in or obligations of the Sponsor, Servicer, the Depositor, any of their affiliates, or any other person.

No governmental agency or instrumentality has insured or guaranteed the offered certificates or the underlying mortgage loans.

The Certificates-

Interest and principal on each class of certificates is scheduled to be paid monthly on the 25th day of the month or, if such day is not a business day, the next succeeding business day. The first scheduled distribution date is             , 20[    ]-[    ].

Credit Enhancement-

The more senior classes of certificates will have the benefit of the subordination of the more subordinated classes.

All classes of class A and mezzanine certificates will be supported by overcollateralization, which is available to absorb losses.

Certain mortgage loans are covered by mortgage

insurance policies. Excess cashflow will be available to absorb losses and maintain or restore overcollateralization.

Pre-Funding-

The issuing entity has a pre-funding feature.

Offering Information	Initial Aggregate Certificate Balance	Pass-Through Rate	Price to Public	Underwriting Discount	Proceeds to the Depositor (2)
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$
	$	LIBOR +	%	%	$

Total	$				$

(1)	Subject to increase as described herein and subject to a related available funds cap rate described herein and a maximum rate of [ ]% provided, however that the class A-1A certificates are subject to a maximum rate of [ ]%.
(2)	Before deducting expenses, estimated to be $[ ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[Insert Underwriters] as underwriters, will offer the offered certificates only after the offered certificates have been issued, delivered to and accepted by the underwriters. The underwriters have the right to reject any order. We expect to deliver the offered certificates on or about             , 20[    ] through The Depository Trust Company and upon request through Clearstream Banking Luxembourg or the Euroclear System.

[NAMES OF UNDERWRITERS]	[NAMES OF UNDERWRITERS]	[NAMES OF UNDERWRITERS]

[NAMES OF UNDERWRITERS]

(Co-Manager)

The date of this prospectus supplement is [             , 20[    ].

Important notice about the information presented in this

prospectus supplement and the accompanying prospectus

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

This prospectus supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the offered certificates to you unless you have received both this prospectus supplement and the prospectus.

The prospectus contemplates several different types of securities, some of which are not relevant to this offering. You should rely on the information in this prospectus supplement with respect to the certificates offered hereby.

The depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission’s regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

i

ii

Annex I Global Clearance, Settlement and Tax Documentation Procedures	S-146

Initial Settlement	S-146
Secondary Market Trading	S-146
Certain U.S. Federal Income Tax Documentation Requirements	S-148

iii

Flow of Funds Diagram - REMIC Trust (Principal)

iv

Flow of Funds Diagram - REMIC Trust (Interest)

Available Funds
Prepayment penalties to class C certificate holders
Administrative fees
Available Funds Related to Group I Mortgage Loans
Available Funds Related to Group II Mortgage Loans
Interest payments to class A-1A certificates
Interest payments to class A-2A, class A-2B, class A-2C and class A-2D certificates, pro rata based on certificate balance
Any unpaid interest amounts to the class A-1 certificates
Any unpaid interest amounts to the Class A-2A, class A-2B, class A-2C and class A-2D certificates, pro rata based on certificate balance
Interest payments to class M certificates, sequentially, in ascending numerical order
Interest payments to class B certificates, sequentially, in ascending numerical order
Excess cashflow
Extra Principal Distribution Amount, if any, to the class A certificates and mezzanine certificates in same order of priority as the Group I Principal Distribution Amount and the Group II Principal Distribution Amount
To the Supplemental Interest Trust, to be distributed as described herein
Residual certificates

v

Flow of Funds Diagram - Supplemental Interest

vi

Summary

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus.

Issuing Entity

NovaStar Mortgage Funding Trust, Series 20[    ]-[    ].

Sponsor, Originator and Servicer

NovaStar Mortgage, Inc., a Virginia corporation.

Depositor

[NovaStar Mortgage Funding Corporation] [NovaStar Certificates Financing Corporation], a Delaware corporation.

Trustee and Successor Servicer

[                    ]

Custodian

[                    ]

NovaStar Financial, Inc.

NovaStar Financial, Inc., a Maryland corporation.

Interest Rate Hedge Provider(s)

[                    ]

Mortgage Insurance Provider(s)

[                    ]

Closing Date

[                    ].

Description of the Certificates

The issuing entity will issue Home Equity Loan Asset-Backed Certificates, Series 20[    ]-[    ], in seventeen classes of class A and mezzanine certificates: [    ] classes of senior class A certificates, [INSERT CLASSES] [    ] classes of subordinated, mezzanine certificates, [INSERT CLASSES] and [    ] classes of subordinated, class B certificates, [INSERT CLASSES]. The class A certificates are senior to the mezzanine certificates and the class B certificates. The mezzanine certificates with lower numerical class designations are senior to those mezzanine certificates with higher numerical class designations and the class B certificates. The class B certificates with lower numerical class designations are senior to those class B certificates with higher numerical class designations. The initial certificate balance of each class of offered certificates is shown on the front cover (subject to a variance of 10%).

The [List out the offered certificates] certificates are collectively referred to herein as the “offered certificates.” Only the offered certificates are being offered by this prospectus supplement and the accompanying prospectus. The [    ] certificates are referred to herein as the “Group I Certificates” and the class [    ] certificates are referred to herein as the “Group II Certificates”.

The issuing entity will also issue [    ] other classes of certificates which are not being offered by this prospectus supplement, including a senior interest-only class of certificates, class I (that is senior to the class A, mezzanine and class B certificates), a subordinated class of certificates, class C, which (i) entitles the holder to receive payments from excess cashflow, (ii) entitles the holder to receive all collected prepayment penalties and (iii) represents the overcollateralization amount and certain residual certificates.

The Issuing Entity

The certificates will represent ownership interests in the issuing entity, which will consist primarily of:

•	a pool of mortgage loans consisting of two groups — a group of residential first-lien and second-lien, fixed and adjustable rate mortgage loans designated as Group I (which is comprised entirely of conforming mortgage loans and in which the Group I Certificates represent a beneficial interest) and a group of residential first-lien and second-lien, fixed and adjustable rate mortgage loans designated as Group II (which is comprised of conforming and non-conforming mortgage loans and in which the Group II Certificates represent a beneficial interest);

•	a security interest in the properties securing the mortgage loans;

•	collections on the mortgage loans;

•	certain hedging agreements (which agreements are not part of any REMIC), as described herein;

•	money on deposit in a pre-funding account (which account is not part of any REMIC) which will be used to purchase subsequent mortgage loans for inclusion in the pool; and

•	certain lender paid mortgage insurance policies and related proceeds.

[The Mortgage Loans]

The Group I mortgage loans will consist of [    ] loans, with an aggregate principal balance of $[    ]. The Group II mortgage loans will

consist of [    ] loans with an aggregate principal balance of $[    ].

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans: [    ]%

Fixed-rate mortgage loans: [    ]%

Interest only mortgage loans: [    ]%

Second lien mortgage loans: [    ]%

Range of mortgage rates: [    ]% to [    ]%

Weighted average mortgage rate: [    ]%

Range of gross margins of the adjustable-rate mortgage loans: [    ]% to [    ]%

Weighted average gross margin of the adjustable-rate mortgage loans: [    ]%

Range of minimum mortgage rates of the adjustable-rate mortgage loans: [    ]% to [    ]%

Weighted average minimum mortgage rate of the adjustable-rate mortgage loans: [    ]%

Range of maximum mortgage rates of the adjustable-rate mortgage loans: [    ]% to [    ]%

Weighted average maximum mortgage rate of the adjustable-rate mortgage loans: [    ]%

Weighted average next adjustment date of the adjustable-rate mortgage loans: [    ]

Weighted average remaining term to stated maturity: [    ] months

Range of principal balances as of the cut-off date: $[    ] to $[    ]

Average principal balance as of the cut-off date: $[____]

Range of original loan- to-value ratios(1): [    ]% to [    ]%

Weighted average original loan-to-value ratio(1): [    ]%

Geographic concentrations in excess of 5%:

[California] [    ]%

[Florida] [    ]%

[New York] [    ]%

(1)	As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group I Mortgage Loans have an aggregate principal balance of approximately $[    ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I Mortgage Loans: [    ]%

Fixed-rate Group I Mortgage Loans: [    ]%

Interest-only Group I Mortgage Loans: [    ]%

Second lien Group I Mortgage Loans: [    ]%

Range of mortgage rates: [    ]% to [    ]%

Weighted average mortgage rate: [    ]%

Range of gross margins of the adjustable-rate Group I Mortgage Loans: [    ]% to [    ]%

Weighted average gross margin of the adjustable-rate Group I Mortgage Loans: [    ]%

Range of minimum mortgage rates of the adjustable-rate Group I Mortgage Loans: [    ]% to [    ]%

Weighted average minimum mortgage rate of the adjustable-rate Group I Mortgage Loans: [    ]%

Range of maximum mortgage rates of the adjustable-rate Group I Mortgage Loans: [    ]% to [    ]%

Weighted average maximum mortgage rate of the adjustable-rate Group I Mortgage Loans: [    ]%

Weighted average next adjustment date of the adjustable-rate Group I Mortgage Loans: [    ]

Weighted average remaining term to stated maturity: [    ] months

Range of principal balances as of the cut-off date: $[    ] to $[    ]

Average principal balance as of the cut-off date: $[    ]

Range of original loan- to-value ratios(1): [    ]% to [    ]%

Weighted average original loan-to-value ratio(1): [    ]%

Geographic concentrations in excess of 5%:

[California] [    ]%

[Florida] [    ]%

[New York] [    ]%

(1)	As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group II Mortgage Loans have an aggregate principal balance of approximately $[    ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II Mortgage Loans: [    ]%

Fixed-rate Group II Mortgage Loans: [    ]%

Interest-only Group II Mortgage Loans: [    ]%

Second lien Group II Mortgage Loans: [    ]%

Range of mortgage rates: [    ]% to [    ]%

Weighted average mortgage rate: [    ]%

Range of gross margins of the adjustable-rate Group II Mortgage Loans: [    ]% to [    ]%

Weighted average gross margin of the adjustable-rate Group II Mortgage Loans: [    ]%

Range of minimum mortgage rates of the adjustable-rate Group II Mortgage Loans: [    ]% to [    ]%

Weighted average minimum mortgage rate of the adjustable-rate Group II Mortgage Loans: [    ]%

Range of maximum mortgage rates of the adjustable-rate Group II Mortgage Loans: [    ]% to [    ]%

Weighted average maximum mortgage rate of the adjustable-rate Group II Mortgage Loans: [    ]%

Weighted average next adjustment date of the adjustable-rate Group II Mortgage Loans: [    ]

Weighted average remaining term to stated maturity: [    ] months

Range of principal balances as of the cut-off date: $[    ] to $[    ]

Average principal balance as of the cut-off date: $[    ]

Range of original loan- to-value ratios(1): [    ]% to [    ]%

Weighted average original loan-to-value ratio(1): [    ]%

Geographic concentrations in excess of 5%:

[California] [    ]%

[Florida] [    ]%

[New York] [    ]%

(1)	As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

For additional information on the Mortgage Loans, see “The Mortgage Loans” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for all the certificates is the distribution date in             , 20[    ].

We anticipate that the actual final payment on each class of certificates will occur [on             , 20[    ]].

Book-Entry Format

The certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company. The offered certificates will be offered in registered form, in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, with a minimum investment of $100,000.

Payments on the Certificates

Distribution Dates

Payments on the certificates will be made on the 25th day of each month or, if that day is not a business day, on the next business day, commencing on             , 20[    ].

Record Dates

The trustee will make payments to the certificateholders of record as of the related record date. The record date for a distribution date generally is the last business day prior to that distribution date. The record date for the first distribution date is _________, 20[ ].

Payment Priorities

On each distribution date, the available funds representing interest collections on the mortgage pool remaining after paying the administrative fees will be distributed to pay interest on the certificates, up to their required amount, in the following order:

•	first, the available funds representing interest from both Groups of mortgage loans to the class I certificates,

•	second, concurrently, with equal priority in payment, (i) the remaining available funds representing interest from the Group I mortgage loans to the Group I Certificates and (ii) the remaining available funds representing interest from the Group II mortgage loans to the Group II Certificates;

•	third, the remaining available funds representing interest from the Group I and Group II mortgage loans to the mezzanine certificates according to numerical class designation; and

•	fourth, the remaining available funds representing interest from the Group I and Group II mortgage loans to the class B certificates according to numerical class designation.

Interest distributable to each group of certificates will be paid pro-rata among the classes of certificates in each group, based on their respective interest entitlements for the related date.

In the event that available funds representing interest from one group of mortgage loans are insufficient to make a required payment of interest to its related class A certificates, then any available funds representing interest from the other group of mortgage loans that remain after payment of interest to its related class A certificates may be used to make such required payment for this purpose to the extent described in this prospectus supplement.

On each distribution date, the available funds representing principal collections on the Group I and Group II mortgage loans, including any amounts required to be funded from excess cashflow to the extent necessary to maintain or restore the overcollateralization amount to the required overcollateralization amount, will be distributed to pay principal on the certificates, up to their required amounts, in the following order:

•	first, the available funds representing principal and excess cashflow from the Group I mortgage loans, to the class A-1A certificates until retired;

•	second, the available funds representing principal and excess cashflow from the Group II mortgage loans, to the class A-2A certificates, until retired, then to the class A-2B certificates, until retired, then to the class A-2C certificates, until retired, and then to the class A-2D certificates, until retired (however, if all of the mezzanine certificates are reduced or written down to zero, the related share of principal and excess cashflow from the Group II mortgage loans will be distributed to the Group II certificates pro rata, based on certificate principal balance until their certificate principal balances are paid to zero);

•	third, the remaining available funds representing principal and excess cashflow from the Group I and Group II mortgage loans to the mezzanine certificates according to numerical class designation, until retired; and

•	fourth, the remaining available funds representing principal and excess cashflow from the Group I and Group II mortgage loans to the class B certificates according to the numerical class designation.

In the event that available funds from one group of mortgage loans are insufficient to make a required payment of principal to its related class A certificates, then any available funds representing principal and excess cashflow from the other group remaining after payment of principal to its related class A certificateholders may be used for such required payment to the extent described in this prospectus supplement.

We refer you to “Description of the Certificates” herein for additional information.

Interest

Interest on the certificates will accrue at the rate of interest, subject to the related available funds cap rate and a maximum rate of [    ]% ([    ]% for the Group I Certificates), for that class of certificates during the related accrual period. For each distribution date, the accrual period will run from the prior distribution date to and including the day preceding the applicable distribution date, except that for the first distribution date, interest begins to accrue on the closing date.

Interest will be calculated on the basis of the actual number of days elapsed in the accrual period and a year consisting of 360 days.

Pass-Through Rates

The annual rate of interest on each class of class A, mezzanine and class B certificates will be, subject to the related available funds cap rate and a maximum rate of [    ]% ([    ]% for the Group I Certificates), as follows:

Class	Rate
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%

If the certificates remain outstanding after the first distribution date on which the clean-up call could be exercised, which is the distribution date on which the aggregate principal balance of the mortgage loans is equal to or less than 10% of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the original pre-funded amount, then the rates of interest on each class of certificates will increase to the following rates:

Class	Rate Step Up
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%

The stepped-up rates are also subject to the related available funds cap rate and a maximum rate of [ ]% ([ ]% for the Group I Certificates).

Principal

On each distribution date, the certificateholders are scheduled to receive their share of an amount of principal generally equal to the sum of:

•	the scheduled principal on the mortgage loans collected or advanced during the related due period;

•	unscheduled principal on the mortgage loans collected during the prior prepayment period; and

•	excess interest to the extent necessary to maintain or restore the overcollateralization amount to the required overcollateralization amount.

The mezzanine certificates and class B certificates are unlikely to receive any principal payments until, at the earliest, the distribution date occurring in             , 20[    ] (unless the aggregate principal balance of the class A certificates has been reduced to zero).

Principal will be distributed to the certificateholders of each class in accordance with a payment priority which is designed to maintain a specified level of support below each class. This support consists of the certificates that are more subordinated to that class, as well as the overcollateralization, which is subordinated to all classes of the class A, mezzanine and class B certificates, and excess interest from the mortgage loans.

Credit Enhancement

The credit enhancement provided to the holders of the class A, mezzanine and class B certificates will consist of subordination, overcollateralization, excess cashflow, mortgage insurance and limited cross-collateralization.

Subordination

The rights of the holders of the class A certificates to receive distributions are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class I certificates.

The rights of the holders of the mezzanine certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class I certificates and the class A certificates.

The rights of the holders of the mezzanine certificates with higher numerical class designations to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the mezzanine certificates with lower numerical class designations.

The rights of the holders of the class B certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class I certificates, the class A certificates and the mezzanine certificates.

The rights of the holders of the class B certificates with higher numerical class designations to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class B certificates with lower numerical class designations.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates and to afford those certificates protection against losses.

Overcollateralization

The issuing entity will have an initial level of overcollateralization of approximately 0.50% of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the original pre-funded amount. On any distribution date after the closing date, the issuing entity is required to maintain or restore overcollateralization at the initial level.

The overcollateralization is available for the benefit of all classes of the offered and class I certificates.

Excess Cashflow

Excess cashflow (which includes excess interest from the mortgage loans) will be paid as follows:

(i) to the holders of the class or classes of class A, mezzanine and class B certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders in the same order of priority as the Group I Principal Distribution Amount and the Group II Principal Distribution Amount as described under “Description of the Certificates—Principal Allocations” herein;

(ii) to the supplemental interest trust to be distributed as described under “Description of the Certificates — Supplemental Interest Trust herein;”

(iii) any remaining amounts to the holders of the residual certificates, as provided in the pooling and servicing agreement.

Mortgage Insurance

Approximately [ ]% of the initial mortgage loans are covered by a mortgage insurance policy issued by [Mortgage Guaranty Insurance Corporation or PMI Mortgage Insurance Company]. Each such mortgage loan has an original loan-to-value ratio in excess of 60% and the related mortgage insurance policy insures losses to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the related mortgage insurance policy.

Limited Cross-Collateralization

The mortgage loans have been divided into two subpools, designated as the “Group I mortgage loans” and the “Group II mortgage loans.” The Group I mortgage loans primarily support the Group I Certificates. The Group II mortgage loans primarily support the Group II Certificates. Distributions of collections from both groups of mortgage loans will be used to pay interest and principal to the class B certificates, the mezzanine certificates, the class I certificates and the class C certificates. To the extent that available funds representing interest from one group of mortgage loans are insufficient to make a required payment of interest to its related class A certificates, then any remaining available funds representing interest from the other group, after payment of interest to its related class A certificates, may be used to make such required payment as described in this prospectus supplement. Likewise, remaining funds representing principal from a group after making the required payment of principal to its related class A certificates may be used to make required principal payments on the other classes of class A certificates as described in this prospectus supplement.

Interest Rate Hedge Agreements

[Insert summary how swaps/caps work]

Pre-Funding Feature

On the closing date, the depositor will deposit approximately $[            ] into a pre-funding account which will be used from time to time before the end of the pre-funding period to acquire subsequent mortgage loans to include in the mortgage pool, approximately $[            ] of which will be used to acquire subsequent mortgage loans for Group I and approximately $[            ] of which will be used to acquire subsequent mortgage loans for Group II.

The pre-funding period commences on the closing date and ends on the earlier of (i) the date on which the amount on deposit in the pre-funding account is less than $10,000 and (ii)             , 20[    ].

To the extent that the issuing entity does not fully use amounts on deposit in the pre-funding account to purchase subsequent mortgage loans by the end of the pre-funding period, the issuing entity will apply the remaining amounts as a prepayment of principal to the related classes of certificates on the distribution date immediately following the end of the pre-funding period. Although no assurance is possible, we do not anticipate that a material amount of principal will be prepaid on the certificates from amounts in the pre-funding account.

Allocation of Losses

All realized losses on the mortgage loans supporting the certificates will be allocated on each payment date, sequentially as follows: first to the excess cash flow, second in reduction of the overcollateralization amount, third to the reduction of the principal balance of the mezzanine certificates, in inverse order of priority.

[See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses—Subordination” and “Description of the Certificates” in this free writing prospectus.]

Removal and Substitution of Mortgage Loans

Upon the earlier of discovery or receipt of notice by the depositor of a breach of any of the representations and warranties contained in the mortgage loan purchase agreement which materially and adversely affects the value of the related mortgage loan or the interests of the certificateholders, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the sponsor will, either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity. [See “Description of the Certificates—Representations and Warranties of the Sponsor” in this prospectus supplement.]

The trustee shall review each mortgage loan file and if during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the pooling and servicing agreement, the indenture trustee will promptly so notify the servicer and the sponsor in writing with details thereof. If, within sixty days after the trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders in the related mortgage loan, the sponsor will either (a) substitute such mortgage loan with a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan. [See “Description of the Certificates—Delivery of Mortgage Loan Documents” in this prospectus supplement.]

Advancing

The servicer will be required to advance amounts representing delinquent payments of scheduled principal and interest, other than balloon payments, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. Reimbursement of these advances is senior to payments to the certificateholders.

Servicing Fee

The servicer will receive a servicing fee on each payment date in an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [    ]% per annum. The servicing fee will be paid out of available funds on each payment date prior to any payments on the notes.

Clean-up Call

The servicer has a clean-up call option which, if exercised, would result in early retirement of the certificates on any distribution date on or after the date on which the aggregate principal balance of the mortgage loans has declined to 10% or less of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the original pre-funded amount.

Step-Up Rates

If the servicer does not elect to exercise the clean-up call, the margins with respect to each class of class A certificates will increase to [twice] their initial margins, and the margins with respect to each class of mezzanine and class B certificates will increase to [    ] times their initial margins, in each case on the next payment date.

Federal Income Tax Consequences

Elections will be made to treat certain portions of the issuing entity as one or more REMICs for federal income tax purposes. The class A and mezzanine certificates represent ownership of “regular interests” in a REMIC, along with the right to receive certain payments of Available Funds Cap Shortfalls as described herein. Certificateholders will include interest on the certificates in income in accordance with an accrual method of accounting.

Calculation of LIBOR

The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee (provided that, in the case of the interest rate swap agreement, it will be determined by the swap provider) and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. See

“Description of the Notes and the Trust Certificates-Calculation of LIBOR” in this prospectus supplement.

ERISA Considerations

After the end of the pre-funding period, the offered certificates may be purchased by ERISA plans provided that certain conditions are satisfied. A fiduciary of any ERISA plan that is considering a purchase of offered certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions for purchase have been satisfied.

Legal Investment

The class A, mezzanine and class B certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the certificates.

Ratings

The offered certificates must receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch Ratings in order to be issued:

Ratings
Class	S&P	Moody’s	Fitch
A-1A	AAA	Aaa	AAA
A-2A	AAA	Aaa	AAA
A-2B	AAA	Aaa	AAA
A-2C	AAA	Aaa	AAA
A-2D	AAA	Aaa	AAA
M-1	AA+	Aa1	AA+
M-2	AA+	Aa2	AA+
M-3	AA	Aa3	AA
M-4	AA	A1	AA
M-5	AA	A2	AA-
M-6	AA-	A3	AA-
M-7	A+	Baa1	A+
M-8	A+	Baa2	A
M-9	A-	Baa3	A
M-10	BBB+	Not Rated	BBB+
B-[ ]

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the frequency of principal prepayments or the collection thereof, the corresponding effect on yield to investors or the payment of any shortfall resulting from the application of the related available funds cap rate.

Risk Factors

Prospective investors should consider, among other things, the items discussed under “Risk Factors” in the prospectus and the following factors in connection with the purchase of the offered certificates:

Some of the loans in the mortgage pool were underwritten to non-conforming standards and may experience higher delinquency and loss rates

The underwriting standards for the mortgage loans are described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans”, and are primarily intended to provide single family mortgage loans for non-conforming credits which do not satisfy the requirements of typical “A” credit borrowers. A “non-conforming credit” means a mortgage loan which is ineligible for direct purchase by Fannie Mae due to credit characteristics that do not meet the Fannie Mae underwriting guidelines, for reasons such as creditworthiness and repayment ability; these mortgagors may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other negative credit items. Accordingly, mortgage loans underwritten to non-conforming credit underwriting standards or to standards that do not meet the requirements for typical “A” credit borrowers are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae underwriting guidelines or to typical “A” credit borrowers.

The mortgage pool contains high original loan-to-value loans which could cause losses to holders of the class A, mezzanine and class B certificates

Approximately [    ]% of the Group I initial mortgage loans and approximately [    ]% of the Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, with an original loan-to-value ratio in excess of 60% will be covered by a lender-paid mortgage insurance policy (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans).

Approximately [    ]% and [    ]% of the Group I initial mortgage loans and Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, have original loan-to-value ratios in excess of 80%. Mortgage loans with a loan-to-value ratio in excess of 80% will be affected to a greater extent than mortgage loans with a loan-to-value ratio equal to or less than 80% by any decline in the value of the related property securing such mortgage loans. We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Potential inadequacy of credit enhancement

The overcollateralization, subordination, limited cross-collateralization, loss allocation, excess cashflow and primary mortgage insurance features described in this prospectus supplement are intended to enhance the likelihood that the certificateholders will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans. The credit enhancement includes the subordination of excess interest to payments of interest and principal on the class I certificates, class A certificates and mezzanine certificates.

Further, while excess interest, if any, will be available to maintain or restore overcollateralization, there may not be sufficient funds available to make the required distribution of interest on the certificates. Such a shortfall would reduce the interest distributed to the [class B certificates in reverse sequential order] class M-12, class M-11, class M-10, class M-9, class M-8, class M-7, class M-6, class M-5, class M-4, class M-3, class M-2, class M-1, class A certificates, concurrently, and the class I certificates, in that order.

The mortgage pool includes balloon loans, which can create increased risk of losses

Approximately [    ]% and [    ]% of the Group I and the Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, are fixed-rate “balloon loans”; that is, they require monthly payments of principal based on 30-year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment or they require monthly payments of principal based on 40-year amortization schedules and have scheduled maturity dates of 30 years from the due date of the first monthly payment, in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date; or they are adjustable rate “balloon loans”; that is, they have interest rates that are fixed for two, three or five years and then the interest rates float for twenty-eight, twenty-seven or twenty-five years, respectively, and they require monthly payments of principal based on 40-year amortization schedules and have scheduled maturity dates of 30 years from the due date of the first monthly payment. The balloon loans entail a greater degree of risk for prospective investors because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to refinance the related balloon loan or to sell the related mortgaged property. The mortgagor’s ability to sell or refinance will be affected by a number of factors, including the level of prevailing mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition and credit profile of the mortgagor, applicable tax laws and general economic conditions. No person is obligated to refinance any balloon loan.

The mortgage pool includes mortgage loans secured by second-liens on the related mortgaged property

Approximately [    ]% of the Group I initial mortgage loans and approximately [    ]% of the Group II initial mortgage loans (by aggregate principal balance as of the cut-off date) are secured by second-liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first-liens on comparable properties.

The mortgage pool includes interest-only mortgage loans, which may have an increased risk of loss

Approximately [    ]% and [    ]% of the Group I and Group II initial mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date), respectively, do not provide for any required payments of principal during the first five or ten years of their term. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that does not have an interest-only period.

The mortgage loans have geographic concentrations which could cause losses to the holders if certain events occur in such regions

Approximately [    ]%, [    ]% and [    ]% of the Group I initial mortgage loans (by aggregate principal balance of the Group I initial mortgage loans as of the cut-off date) are secured by properties located in [    ], [        ] and [        ], respectively. Approximately [    ]%, [    ]% and [    ]% of the Group II initial mortgage loans (by aggregate principal balance of the Group II initial mortgage loans as of the cut-off date) are secured by properties located in [        ], [        ]and [        ]respectively. In the event any of these states experiences a decline in real estate values, losses on the mortgage loans may be greater than otherwise would be the case. Such mortgage loans may be subject to prepayment or loss, both of which could affect the yield on the class A and mezzanine certificates.

[The final pool of mortgage loans will include mortgage loans which will differ from the pool of initial mortgage loans described in this prospectus supplement

Subsequent mortgage loans may have characteristics different from those of the initial mortgage loans. However, each subsequent mortgage loan must satisfy the eligibility criteria referred to under the “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” at the time of its conveyance to the trust and must be underwritten in accordance with the criteria described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans” herein.]

[The pre-funding feature could result in a significant prepayment on the class A and mezzanine certificates at the end of the pre-funding period

If the pre-funding account moneys with respect to a Group of mortgage loans are not fully applied to the purchase of subsequent mortgage loans by the end of the pre-funding period, the related remaining funds will be used to make a principal prepayment on the Group I Certificates (to the extent the unapplied funds relate to the Group I mortgage loans), the Group II Certificates (to the extent the unapplied funds relate to the Group II mortgage loans) and the remaining funds for both Groups, to the mezzanine certificates. No assurances can be given that there will not be such a payment.]

The rate and timing of principal prepayments on the mortgage loans could adversely affect the yield on the class A, mezzanine and class B certificates

The rate and timing of principal payments on the certificates will depend on the rate and timing of principal payments (including prepayments, defaults, liquidations, purchases of the mortgage loans due to a breach of a representation or warranty and the servicer’s limited right to purchase delinquent mortgage loans) on the mortgage loans. Accordingly, the certificates are subject to inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. The Group I Certificates will primarily bear the prepayment risk of the Group I mortgage loans, the Group II Certificates will primarily bear the prepayment risk of the Group II mortgage loans and the mezzanine certificates will bear the prepayment risk of both Groups of mortgage loans. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

Approximately [    ]% and [    ]% of the Group I initial mortgage loans and Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, are subject to prepayment penalties as of the cut-off date. Of the Group I initial mortgage loans that are subject to prepayment penalties, approximately [    ]% are ARM loans and [    ]% are fixed-rate mortgage loans. Of the Group II initial mortgage loans that are subject to prepayment penalties, approximately [    ]% are ARM loans and [    ]% are fixed-rate mortgage loans. Typically, the mortgage loans with a prepayment penalty provision provide for a prepayment charge for partial prepayments and full prepayments. Prepayment charges may be payable for a period of time ranging from one to five years from the related origination date. Such prepayment charges may reduce the rate of prepayment on the mortgage loans. Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

See “Certain Yield and Prepayment Considerations” herein and “Description of the Securities—Weighted Average Life of the Securities” in the prospectus.

The yield to maturity on the certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations, purchases of the mortgage loans due to a breach of a representation or warranty and purchases of delinquent loans by the servicer) on the mortgage loans. The yield to maturity on the certificates will also depend on the related certificate interest rate and the purchase price for such certificates.

If the certificates are purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the certificates are purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. The certificates were structured assuming, among other things, a prepayment rate and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the certificates may vary as determined at the time of sale.

See “Certain Yield and Prepayment Considerations” herein and “Description of the Securities—Weighted Average Life of the Securities” in the prospectus.

The related available funds cap rate or the maximum rate of [    ]% ([    ]% with respect to the Group I Certificates) can cause reductions in the amount of interest payable on the class A and mezzanine certificates

Each class of class A and mezzanine certificates bears interest at a rate subject to a related available funds cap rate and a maximum rate of [    ]% [    ]% with respect to the Group I Certificates). Furthermore, the indices relating to the ARM loans are different from the index which relates to the certificates. Thus the weighted average coupon rate on such ARM loans may not rise in step with the coupon rate on the certificates.

This risk would be increased if the ARM loans in the pool were to be prepaid, increasing the proportion of fixed-rate mortgage loans remaining in the pool.

The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a new practice in the mortgage lending industry. The depositor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of realized losses on the mortgage loans.

The mezzanine and class B certificates are particularly sensitive to the timing and amount of losses and prepayments on the mortgage loans

The weighted average lives of, and the yields to maturity on, the class M-1 certificates, the class M-2 certificates, the class M-3 certificates, the class M-4 certificates, the class M-5 certificates, the class M-6 certificates, the class M-7 certificates, the class M-8 certificates, the class M-9 certificates, the class M-10 certificates, the class M-11 certificates, the class M-12 certificates and the class B-[ ] certificates will be progressively more sensitive, in reverse order of such certificates’ payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in those certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate balance sequentially to the class of mezzanine certificates then outstanding in reverse order of numerical class designation. As a result of such reductions, less interest will accrue on each such class of mezzanine certificates than would otherwise be the case. Once a realized loss is allocated to a mezzanine certificate, such amounts may be distributable as a result of Subsequent Recoveries on the Mortgage Loans with respect to such written down amount.

Unless the certificate balances of the class A certificates have been reduced to zero, the mezzanine certificates will not be entitled to any principal distributions until, at the earliest, the distribution date in [                    ]. Even after the date on which the mezzanine certificates are scheduled to begin to amortize they may become locked out of receiving principal distributions during periods in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of such certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates, for so long as the class A certificates are outstanding, to receive no principal distributions even if no losses have occurred on the mortgage pool.

The structure of the mezzanine certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes.

Ratings on the offered certificates are dependent upon the creditworthiness of Mortgage Guaranty Insurance Corporation and PMI Mortgage Insurance Company

The ratings assigned to the class A and mezzanine certificates by the rating agencies will be based in part on the credit characteristics of the mortgage loans and on ratings assigned to Mortgage Guaranty Insurance Corporation and PMI Mortgage Insurance Company. Mortgage Guaranty Insurance Corporation insures all of the Group I initial mortgage loans having lender-paid mortgage insurance policies and approximately [    ]% of the Group II initial mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date) having lender-paid mortgage insurance policies. PMI Mortgage Insurance Company insures approximately [    ]% of the Group II initial mortgage loans having lender-paid mortgage insurance policies. Of the Group I initial mortgage loans, approximately [    ]% (by aggregate principal balance of the related loan group as of the cut-off date) are covered by lender-paid mortgage insurance policies. Of the Group II initial mortgage loans, approximately [    ]% (by aggregate principal balance of the related loan group as of the cut-off date) are covered by lender-paid mortgage insurance policies. Any reduction in the ratings assigned to Mortgage Guaranty Insurance Corporation or PMI Mortgage Insurance Company by the rating agencies could result in the reduction of the ratings assigned to the offered certificates. This reduction in ratings could adversely affect the liquidity and market value of the offered certificates.

The call of soldiers into active duty could limit the servicer’s ability to collect on the loans

As described in the prospectus, the Servicemembers Civil Relief Act, as amended, and similar state laws limit the rate of interest and the ability of the servicer to foreclose on mortgages if the mortgagor is called into military service after the origination of the loan. A number of reservists and other soldiers have been recently called into active duty and additional soldiers could be called into service in the future. If any of the borrowers enter into active military duty, shortfalls and losses to the trust and the certificates could result.

Violation of various federal and state laws may result in losses on the mortgage loans

The so-called “holder-in-due-course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

In addition to the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”), a number of legislative proposals have been introduced at the federal, state and municipal level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The sponsor’s failure to comply with these laws could subject the trust and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans whether held by the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Violations of certain provisions of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

The sponsor will represent that as of the Closing Date or the Subsequent Transfer Date, as applicable, each mortgage loan originated by it is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under “Description of the Certificates—Assignment of Mortgage Loans” herein.

The credit rating of the swap provider and its guarantor could affect rating of notes

[        ] has a [        ] rating of “[        ]” by Standard & Poor’s, a [        ] of “[        ]” by Moody’s Investors Service, Inc. and a [        ] of “[        ]” by Fitch Ratings.

The ratings on the notes are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute swap provider is not obtained or collateral is not posted in accordance with the terms of the interest rate swap agreement, the ratings of the notes may be qualified, reduced or withdrawn. In such event, the value and marketability of the notes may be adversely affected.

See “Description of the Certificates— Summary of Interest Rate Swap Cap Agreements.”

Use of Proceeds

After deducting the estimated expenses of this offering, as identified on the cover page, the net proceeds to the depositor from the sale of the offered certificates are estimated to be $[            ]. The depositor will use the entire net proceeds to pay the sponsor for the initial mortgage loans and to make the initial deposit to the pre-funding account. The sponsor anticipates that it will use a portion of the proceeds to repay indebtedness and accrued interest under its warehouse lines of credit, including those provided by one or more affiliates of the underwriters. The depositor and the sponsor believe that funds provided by the net proceeds of this offering will be sufficient to accomplish the purposes set forth above.

Description of the Mortgage Pool

The statistical information presented in this prospectus supplement describes only the Group I initial mortgage loans and the Group II initial mortgage loans (collectively, the “initial mortgage loans”) that are expected to be included in the trust estate on the closing date, and does not include the subsequent mortgage loans which may be acquired through the pre-funding feature.

The “cut-off date” for the initial mortgage loans is the later of [            ], and the date of origination of such initial mortgage loan. The cut-off date for any subsequent mortgage loan is the later of (i) the first day of the month in which such subsequent mortgage loan is acquired by the trust and (ii) the date of origination of such subsequent mortgage loan.

It is possible that some of the initial mortgage loans may be repaid or prepaid in full or in part, or otherwise removed from the mortgage pool prior to the closing date. In this event, other mortgage loans may be transferred to the trust. The depositor believes that the information set forth herein with respect to the mortgage pool and each loan group as presently constituted is representative of the characteristics of the initial mortgage pool and each initial loan group as they will be constituted on the closing date, although some characteristics in the initial mortgage pool may vary.

All statistical information related to the initial mortgage loans and contained herein is stated as of [            ], and all percentages, unless otherwise stated, are by aggregate principal balance.

This prospectus supplement contains information regarding the initial mortgage loans to be included in the pool as of the closing date. These initial mortgage loans consist of mortgage loans originated through [                    ].

Subsequent mortgage loans are intended to be purchased by the trust from the sponsor from time to time before the end of the pre-funding period, from funds on deposit in the pre-funding account as described below under “—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account.” The subsequent mortgage loans must conform to certain specified characteristics described below under “—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account.” Although these subsequent mortgage loans will have characteristics that differ somewhat from the initial mortgage loans we describe in this prospectus supplement, the depositor does not expect that their characteristics will vary materially from the initial mortgage loans. In addition, all subsequent mortgage loans must conform to the representations and warranties in the pooling and servicing agreement.

The mortgage pool will consist of conventional, monthly payment, first- and second-lien mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. The mortgage pool will consist of both adjustable-rate mortgage (“ARM”) loans and fixed-rate mortgage loans.

NovaStar Mortgage, Inc., in its capacity as sponsor, will convey the mortgage loans to [NovaStar Mortgage Funding Corporation] [NovaStar Certificates Financing Corporation] pursuant to a mortgage loan purchase agreement. [NovaStar Mortgage Funding Corporation] [NovaStar Certificates Financing Corporation] will then convey the mortgage loans to the trust. All of the mortgage loans will be serviced by NovaStar Mortgage, Inc., as the servicer. The sponsor will make various representations and warranties regarding the mortgage loans under the purchase agreement and will have repurchase or substitution obligations if those representations or warranties are breached and such breach has a material adverse impact on the value of the mortgage loan or the certificateholders’ interest therein. The obligations of NovaStar Mortgage, Inc. under the mortgage loan purchase agreement will be guaranteed by an affiliate, NovaStar Financial, Inc. See “Description of the Certificates—Assignment of Mortgage Loans” herein.

The mortgages for certain mortgage loans were or may be, at the sole discretion of the servicer, originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns; furthermore, subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS System. For certain other mortgage loans, (i) the mortgage was originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were or may be, at the sole discretion of the servicer, registered electronically through the MERS System. For each of such mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any beneficial interest in the mortgage loan.

Approximately [    ]% by principal balance of the initial mortgage loans have original loan-to-value ratios in excess of 80%. Approximately [    ]% of the initial mortgage loans with an original loan-to-value ratio in excess of 60% are covered by a lender-paid primary mortgage insurance policy insuring first losses on the principal balance of each initial mortgage loan. See “Description of the Mortgage Pool—Private Mortgage Insurance” herein. The remainder of the initial mortgage loans will either be covered by a borrower-paid mortgage insurance policy or will not be covered by a mortgage insurance policy.

As of the cut-off date, the minimum loan-to-value ratio at origination for the initial mortgage loans was approximately [    ]%, the maximum loan-to-value ratio at origination was approximately 100.00%, and the weighted average loan-to-value ratio at origination was approximately [    ]% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans).

All of the mortgage loans will contain a customary “due-on-sale” clause, although the mortgage loans may be assumable if permitted by the servicer under certain circumstances. See “Certain Yield and Prepayment Considerations” herein. Pursuant to the terms of the pooling and servicing agreement, the servicer will be entitled to all late payment charges received on the mortgage loans as additional servicing compensation and such amounts will not be available for distribution on the certificates.

The initial mortgage loans have original terms to stated maturity of not more than 360 months.

Approximately [    ]% of the initial mortgage loans are 30 to 59 days delinquent as of the cut-off date. Approximately [    ]% of the initial mortgage loans are 60 or more days delinquent as of the cut-off date.

Approximately [    ]% of the initial mortgage loans are secured by a first-lien on the related mortgaged property, and approximately [    ]% of the initial mortgage loans are secured by a second-lien on the related mortgaged property.

Approximately [    ]% of the initial mortgage loans are secured by a first-lien on the related mortgaged property for which a second-lien was originated at the same time as the first-lien.

None of the initial mortgage loans are subject to temporary buydown plans, pursuant to which the monthly payments made by the mortgage during the early years of the loan are less than the scheduled monthly payments thereon.

The due date for substantially all of the initial mortgage loans is the first day of the month.

Of the initial mortgage loans, approximately [    ]% by principal balance are ARM loans and approximately [    ]% are fixed-rate mortgage loans. The mortgage rates on all of the ARM loans adjust semi-annually.

Prepayment Charges

Of the initial mortgage loans, approximately [    ]% by principal balance are subject to prepayment penalties as of the cut-off date. Of the initial mortgage loans subject to prepayment penalties, approximately [    ]% are ARM loans, and approximately [    ]% are fixed-rate mortgage loans. The prepayment penalty provisions typically provide for payment of a prepayment penalty for partial prepayments and full prepayments. Prepayments may be payable for a period of time ranging from one to five years from the related origination date. Prepayment penalties received on the mortgage loans will be available for distribution on the class C certificates only.

The initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

Geographic Distribution of the Mortgaged Properties of the Initial Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

No more than approximately 0.38% (the highest concentration in a single zip code) of the initial mortgage loans will be secured by mortgaged properties located in Virginia in the 22193 zip code.

Types of Mortgaged Properties of the Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Use of Proceeds of the Initial Mortgage Loans

Use of Proceeds (1)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

(1)	In general, in the case of a mortgage loan made for “rate/term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related mortgaged property and to pay associated origination and closing costs. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Occupancy Status of the Mortgaged Properties of the Initial Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Documentation Type of the Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Risk Classification of the Initial Mortgage Loans

Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Original Loan-to-Value Ratios of the Initial Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: 81.71% (approximate)

Principal Balances of the Initial Mortgage Loans

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Average: $[    ] (approximate)

Remaining Terms to Maturity of the Initial Mortgage Loans

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [    ] months (approximate)

Lien Position of the Initial Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Credit Scores of the Initial Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [    ] (approximate)

Current Mortgage Rates of the Initial Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [    ]% (approximate)

Fixed Rate Mortgage Loan Types of the Initial Fixed Rate Mortgage Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Fixed Rate Mortgage Loans by Aggregate Principal Balance

Total

*	(10 Year IO Term)

Initial Periodic Rate Cap of the Initial ARM Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

Periodic Rate Cap of the Initial ARM Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

Maximum Loan Rates of the Initial ARM Loans

Range of Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [    ]% (approximate)

Minimum Loan Rates of the Initial ARM Loans

Range of Minimum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [    ]% (approximate)

Next Interest Adjustment Date of the Initial ARM Loans

Next Interest Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

The weighted average remaining months to the next interest adjustment date of the Initial ARM loans as of the cut-off date will be approximately 24 months.

Gross Margins of the Initial ARM Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [    ]% (approximate)

ARM Mortgage Loan Types of the Initial ARM Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

*	(5 Year IO Term)
**	(10 Year IO Term)

Distribution of Seasoning

Aggregate Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance		Average Cut-off Date Principal Balance	Weighted Average Coupon		Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$		%	$		%					%

Total:		$		%	$		%					%

Adjustable Rate Feature of the ARM Loans

Effective with the first payment due on an ARM loan after each related adjustment date, the monthly payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the mortgage loan over its remaining term. The weighted average number of months from the cut-off date to the next adjustment date for the initial ARM loans is approximately 24 months.

Adjustments to the mortgage rates on substantially all of the initial ARM loans commence after an initial period after origination of two years, three years or five years in each case on each applicable adjustment date to a rate equal to the sum, generally rounded up to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index plus (ii) a fixed gross margin. Substantially all of the initial ARM mortgage loans are subject to an initial fixed rate period. In addition, the mortgage rate on each ARM loan is subject, on its first adjustment date following its origination, to a cap and on each adjustment date thereafter to a periodic rate cap. All of the ARM loans are also subject to specified maximum and minimum lifetime mortgage rates. The initial ARM loans were generally originated with an initial mortgage rate below the sum of the current index and the gross margin. Due to the application of the periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any initial ARM loan, as adjusted on any related adjustment date, may not equal the sum of the related index and the gross margin.

Substantially all of the initial ARM loans will not have reached their first adjustment date as of the closing date. The initial mortgage rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the related index in effect at origination. ARM loans that have not reached their first adjustment date are, therefore, subject to the initial periodic rate cap on their first adjustment date.

The index applicable to the determination of the mortgage rate on all of the initial ARM loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks, as published in the Western Edition of The Wall Street Journal, and most recently available as of the first business day generally 30 days prior to the adjustment date (“Six-Month LIBOR”).

Mortgage Loan Groups

The mortgage loans have been divided into two subpools, designated as the “Group I mortgage loans,” and the “Group II mortgage loans.” The Group I mortgage loans will consist exclusively of mortgage loans that conform to certain agency guidelines described herein. The Group II mortgage loans will consist of a combination of mortgage loans which may conform to certain agency guidelines described herein and mortgage loans that may not conform to such agency guidelines. The Group I Certificates primarily represent interests in the Group I mortgage loans. The Group II Certificates primarily represent interests in the Group II mortgage loans. The mezzanine certificates, the class I certificates and the class C certificates represent interests in both Groups of mortgage loans. Information about the characteristics of the mortgage loans in each Group is described under “The Group I Initial Mortgage Loans,” and “The Group II Initial Mortgage Loans” below.

The Group I Initial Mortgage Loans

The Group I initial mortgage loans consist of [            ] mortgage loans that have an aggregate principal balance of approximately $[            ] as of the cut-off date.

All of the Group I initial mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (i) none of the Group I mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, or any comparable state law, (ii) none of the proceeds from any of the Group I mortgage loans will be used to finance single premium credit life insurance policies, (iii) the servicer will accurately and fully report its borrower credit files to the three largest credit repositories in a timely manner, (iv) none of the Group I mortgage loans impose a prepayment penalty more than three years after origination of the mortgage loan, (v) each of the Group I initial mortgage loans complies in all material respects with applicable local, state and federal laws including, but not limited to, all applicable predatory and abusive lending laws, (vi) none of the Group I initial mortgage loans are “high cost,” “covered” (excluding home loans defined as “covered homes” pursuant to the New Jersey Home Ownership Security Act of 2002), “high risk home,” or “predatory” loan under any applicable federal, state or local law (or are similarly classified and/or defined using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) mortgage loans, (vii) none of the Group I initial mortgage loans originated on or after October 1, 2002 and before March 7, 2003 are secured by property located in the State of Georgia, and none of the Group I initial mortgage loans originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, (viii) the servicer for each of the Group I mortgage loans has fully furnished (and, on a going forward basis, will fully furnish), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis (during the period in which the servicer serviced the Group I mortgage loans), (ix) the principal balance at origination for each Group I mortgage loan originated in most states may not exceed $[            ] for single-family residences, $[            ] for two-family residences, $[            ] for three-family residences and $[            ] for four-family residences and (x) with respect to the Group I initial mortgage loans originated on or after August 1, 2004 none of the related mortgages nor the related mortgage notes require the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

Approximately [    ]% of the Group I initial mortgage loans are fixed-rate mortgage loans, and approximately [    ]% of the Group I initial mortgage loans are ARM loans.

Approximately [    ]% of the Group I initial mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

Approximately [    ]% of the Group I initial mortgage loans had loan-to-value ratios at origination in excess of 80%.

Approximately [    ]% of the Group I initial mortgage loans are secured by first-liens on the related mortgaged property and approximately [    ]% of the Group I initial mortgage loans are secured by second-liens on the related mortgaged property.

The weighted average remaining term to maturity of the Group I initial mortgage loans is approximately [            ] months as of the cut-off date.

The average principal balance of the Group I initial mortgage loans as of the cut-off date was approximately $[            ]. No Group I initial mortgage loan had a principal balance, as of the cut-off date, of greater than approximately $[            ] or less than approximately $[            ].

The Group I initial mortgage loans had mortgage rates of not less than approximately [    ]% per annum and not more than approximately [    ]% per annum as of the cut-off date, and the weighted average mortgage rate of the Group I initial mortgage loans was approximately [    ]% per annum as of the cut-off date.

The Group I initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

Geographic Distribution of the Mortgaged Properties of the Group I Initial Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

No more than approximately 0.38% (the highest concentration in a single zip code) of the Group I initial mortgage loans will be secured by mortgaged properties located in Virginia in the 22193 zip code.

Types of Mortgaged Properties of the Group I Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Use of Proceeds of the Group I Initial Mortgage Loans

Use of Proceeds (1)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

(1)	In general, in the case of a mortgage loan made for “rate/term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related mortgaged property and to pay associated origination and closing costs. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Occupancy Status of the Mortgaged Properties of the Group I Initial Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Documentation Type of the Group I Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Risk Classification of the Group I Initial Mortgage Loans

Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Original Loan-to-Value Ratios of the Group I Initial Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: 80.51% (approximate)

Principal Balances of the Group I Initial Mortgage Loans

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Average: $159,537 (approximate)

Remaining Terms to Maturity of the Group I Initial Mortgage Loans

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: 353 months (approximate)

Lien Position of the Group I Initial Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Credit Scores of the Group I Initial Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: 621 (approximate)

Current Mortgage Rates of the Group I Initial Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: 7.568% (approximate)

Fixed Rate Mortgage Loan Types of the Group I Initial Fixed Rate Mortgage Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Fixed Rate Mortgage Loans by Aggregate Principal Balance

Total

*	(10 Year IO Term)

Initial Periodic Rate Cap of the Group I Initial ARM Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

Periodic Rate Cap of the Group I Initial ARM Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

Maximum Loan Rates of the Group I Initial ARM Loans

Range of Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: 14.587% (approximate)

Minimum Loan Rates of the Group I Initial ARM Loans

Range of Minimum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: 7.605% (approximate)

Next Interest Adjustment Date of the Group I Initial ARM Loans

Next Interest Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

The weighted average remaining months to the next interest adjustment date of the Group I Initial ARM loans as of the cut-off date will be approximately 24 months.

Gross Margins of the Group I Initial ARM Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: 5.744% (approximate)

ARM Mortgage Loan Types of the Group I Initial ARM Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

*	(5 Year IO Term)
**	(10 Year IO Term)

The Group II Initial Mortgage Loans

The Group II initial mortgage loans consist of [            ] mortgage loans that have an aggregate principal balance of approximately $[            ] as of the cut-off date.

None of the Group II initial mortgage loans are subject to HOEPA and each of the Group II initial mortgage loans complies in all material respects with applicable local, state and federal laws, including but not limited to, all applicable predatory and abusive lending laws.

None of the Group II initial mortgage loans are “high cost” or “Section 32” mortgage loans.

Approximately [    ]% of the Group II initial mortgage loans are fixed-rate mortgage loans, and approximately [    ]% of the Group II initial mortgage loans are ARM loans.

Approximately [    ]% of the Group II initial mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

Approximately [    ]% of the Group II initial mortgage loans had loan-to-value ratios at origination in excess of 80%.

Approximately [    ]% of the Group II initial mortgage loans are secured by first-liens on the related mortgaged property and approximately [    ]% of the Group II initial mortgage loans are secured by second-liens on the related mortgaged property.

The weighted average remaining term to maturity of the Group II initial mortgage loans is approximately [            ] months as of the cut-off date.

The average principal balance of the Group II initial mortgage loans as of the cut-off date was approximately $[            ]. No Group II initial mortgage loan had a principal balance, as of the cut-off date, of greater than approximately $[            ] or less than approximately $[            ].

The Group II initial mortgage loans had mortgage rates of not less than approximately [    ]% per annum and not more than approximately [    ]% per annum as of the cut-off date, and the weighted average mortgage rate of the Group II initial mortgage loans was approximately [    ]% per annum as of the cut-off date.

The Group II initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

Geographic Distribution of the Mortgaged Properties of the Group II Initial Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

No more than approximately [    ]% (the highest concentration in a single zip code) of the Group II initial mortgage loans will be secured by mortgaged properties located in Florida in the 33029 zip code.

Types of Mortgaged Properties of the Group II Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Use of Proceeds of the Group II Initial Mortgage Loans

Use of Proceeds (1)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

(1)	In general, in the case of a mortgage loan made for “rate/term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related mortgaged property and to pay associated origination and closing costs. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Occupancy Status of the Mortgaged Properties of the Group II Initial Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Documentation Type of the Group II Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Risk Classification of the Group II Initial Mortgage Loans

Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Original Loan-to-Value Ratios of the Group II Initial Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [        ]% (approximate)

Principal Balances of the Group II Initial Mortgage Loans

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Average: $[            ] (approximate)

Remaining Terms to Maturity of the Group II Initial Mortgage Loans

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [    ] months (approximate)

Lien Positions of the Group II Initial Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Credit Scores of the Group II Initial Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [    ] (approximate)

Current Mortgage Rates of the Group II Initial Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [        ]% (approximate)

Fixed Rate Mortgage Loan Types of the Group II Initial Fixed Rate Mortgage Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Fixed Rate Mortgage Loans by Aggregate Principal Balance

Total

*	(10 Year IO Term)

Initial Periodic Rate Cap of the Group II Initial ARM Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

Periodic Rate Cap of the Group II Initial ARM Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

Maximum Loan Rates of the Group II Initial ARM Loans

Range of Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [        ]% (approximate)

Minimum Loan Rates of the Group II Initial ARM Loans

Range of Minimum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [        ]% (approximate)

Next Interest Adjustment Date of the Group II Initial ARM Loans

Next Interest Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

The weighted average remaining months to the next interest adjustment date of the Group II Initial ARM loans as of the cut-off date will be approximately 24 months.

Gross Margins of the Group II Initial ARM Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [        ]% (approximate)

ARM Mortgage Loan Types of the Group II Initial ARM Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

*	(5 Year IO Term)
**	(10 Year IO Term)

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

On the closing date, approximately $[            ], the original pre-funded amount, will be deposited in a pre-funding account which will be in the name of the trustee and will be part of the trust estate and which amount will be used to acquire subsequent mortgage loans. Of the original pre-funded amount, approximately $[            ] will be used to acquire subsequent mortgage loans for inclusion in Group I and approximately $[            ] will be used to acquire subsequent mortgage loans for inclusion in Group II. During the pre-funding period, the related original pre-funded amount will be reduced by the amount used to purchase subsequent mortgage loans. The “pre-funding period” is the period commencing on the closing date and ending on the earlier to occur of (i) the date on which the amount on deposit in the pre-funding account is less than $[            ] and (ii) [            ].

The purchase price for each subsequent mortgage loan will be approximately 100% of the then outstanding principal balance.

No more than approximately [    ]% of the subsequent mortgage loans may be between 30 and 59 days delinquent as of the applicable cut-off date. No less than approximately [    ]% of the subsequent mortgage loans that are underwritten to the sponsor’s underwriting standards for all credit risks will be covered by a mortgage insurance policy or have a loan-to-value ratio less than or equal to 60%, and each such mortgage insurance policy will insure losses to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the related policy.

Each subsequent mortgage loan will have been underwritten in accordance with the criteria described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans.”

The trustee shall not agree to any transfer of subsequent mortgage loans without a confirmation from the rating agencies that the acquisition of those subsequent mortgage loans will not result in a downgrade, withdrawal or qualification of the ratings then in effect for the outstanding certificates. The rating agencies shall consent to all subsequent transfers and each subsequent mortgage loan will satisfy the following criteria (among other criteria described in the pooling and servicing agreement):

•	the remaining stated term to maturity will not exceed [ ] months;

•	the subsequent mortgage loan must have an outstanding principal balance of at least [$10,000];

•	the subsequent mortgage loan must have a loan-to-value ratio equal to or less than 100%;

•	the stated maturity of the subsequent mortgage loan will be no later than [December 2035];

•	the subsequent mortgage loan shall not provide for negative amortization; and

•	the subsequent mortgage loan if it is a fixed rate loan, must have a fixed mortgage rate of at least [ ]% or, if an ARM loan, a minimum mortgage rate of at least [ ]%.

Following the purchase of the subsequent mortgage loans by the trust, all mortgage loans must have a weighted average mortgage rate and a weighted average loan-to-value ratio which will not vary materially from those statistics with respect to the pool of initial mortgage loans.

The Originator

All of the initial mortgage loans were originated or purchased by NovaStar Mortgage, Inc., a Virginia corporation and a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation, in the ordinary course of business on a loan-by-loan basis directly from mortgage brokers and mortgage loan originators. NovaStar Mortgage, Inc. also acts as the sponsor, sponsor and servicer, as described herein.

The sponsor originates non-conforming residential mortgage loans through a network of unaffiliated wholesale loan brokers. The sponsor utilizes a network of approximately 10,800 wholesale loan brokers in 50 different states. In addition, the sponsor services loans nationwide, and is licensed to do business as a foreign corporation in 50 states. The sponsor’s principal executive offices are located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. The principal offices for the sponsor’s mortgage lending operations are in Lake Forest, California; Cleveland, Ohio and Troy, Michigan. The sponsor is an approved HUD lender. The sponsor has operated as an originator of mortgage loans since 1997.

[INSERT THIRD-PARTY ORIGINATOR INFORMATION, IF APPLICABLE]

Underwriting Standards for the Mortgage Loans

The underwriting guidelines of the sponsor are intended to evaluate the credit history of the potential borrower, the capacity and willingness of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant’s income, liabilities and employment history. Prior to issuing an approval on the loan, the loan underwriter runs an independent credit report, which provides detailed information concerning the payment history of the borrower on all of their debts to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriter’s comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae. The properties securing the mortgage loans are appraised by qualified independent appraisers who are generally approved by the related originator. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been used for underwriting purposes.

The underwriting guidelines include six levels of applicant documentation requirements, referred to as “Full Documentation,” “Limited Documentation”, “Stated Income”, “No Documentation”, “No Income/No Asset”, “Streamline” and “24-Month Bank Statement.” Under the Full Documentation program applicants generally are required to submit verification of employment and most recent pay stub or prior two years W-2 forms and most recent pay stub. Under the Limited Documentation and 24-Month Bank Statement programs, no such verification is required, however, bank statements for the most recent consecutive 12- or 24-month period are required to evidence cash flow. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Under the “No Documentation” program, an applicant provides no information as it relates to their income. Under the “No Income/No Asset” program, the applicant’s income and assets are not verified, however the applicant’s employment is verified. Under the Streamline program, this is allowed only for our Retention division for borrowers that currently have a mortgage with the sponsor. The documentation required for this loan is based on previous documentation type. If a “Streamline loan’s original documentation type was “Full Documentation”, then a verification of the applicant’s employment is the only requirement. Mortgage loans originated under any program other than the “Full Documentation” program require less documentation and verification than do traditional “Full Documentation” programs. Given that the sponsor primarily lends to non-conforming borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.

On a case-by-case basis, exceptions to the underwriting guidelines are made where the sponsor believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower’s monthly debt service payments, the loan-to-value ratio on the loan, as applicable, or other criteria that in the judgment of the loan underwriter warrant an exception. All loans in excess of $350,000 currently require the approval of the underwriting supervisor or designee approved by the supervisor. All loans over $650,000 require the approval of the VP of Operations and Corporate Credit Department or its approved designees. In addition, the President of the sponsor approves all loans in excess of $1,100,000.

Underwriting Standards

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	Alt-A (Jumbo)	Piggybacks
Mortgage History	No 30 day lates within last 12 months	Unlimited 30 day lates within the last 12 months	Unlimited 60 day lates within last 12 months	Unlimited 90 day lates within last 12 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 12 months if first is M Series or within the last 24 months if first is Alt- A

Minimum FICO	520	500	500	520	620	620	620	620	620

Consumer Credit	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Bankruptcy Filings	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 1 year since discharge date.	Chapter 7: discharged	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 2 years since discharge date.

	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: Discharged at closing (0 x 30 BK Rating)	Chapter 13: discharged at closing (w/ 0 X 30 BK rating)	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 2 years since discharge date.

Prior Foreclosure/NOD	24 months	24 months	24 months	12 months	48 months	48 months	48 months	48 months	24 months

Underwriting Standards (continued)

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	Alt-A (Jumbo)	Piggybacks
Adverse Accounts	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	All adverse accounts in the last 12 months must be satisfied at closing; all tax liens, judgments and child support arrearages must be paid regardless of age

Debt-to-Income Ratio	50% (60% at lowered LTV)	50% (60% at lowered LTV)	50% (60% at lowered LTV)	55%	n/a	n/a	50%; 45% if 100% LTV	50%	50%

Maximum Loan-to-Value Ratio	100% (600 score) or 97%/95% (580 score) or 90%	100% (600 score) or 97%/95% (580 score), 90% (520 score) , or 70% (500 score)	85% (540 score), 80% (520 score), or 65% (500 score)	75%	95%	90%	100% (min 660 score, Full Doc only); 95% with 660 score; 90% with 620 score	80%	100% CLTV

Maximum Combined Loan-to-Value Ratio	100% (max 80% LTV) or 95%	100% (max 80% LTV ) or 95%	100% (max 80% LTV ) or 90%	85%	100% (NMI second loan only)	100% (NMI second loan only)	100% (NMI second loan only)	95%	100%

Close attention is paid to geographic diversification in managing credit risk. The sponsor believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. The sponsor has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by the sponsor higher than twice that market’s percentage of the total national market share.

Quality control reviews are conducted to ensure that all mortgage loans meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. The sponsor reviews, at a minimum, 7% of each month’s production. The random audit selection criteria includes a proportional representation of loan type, loan product, loan purpose, FICO score, LTV, underwriting grade, state and broker.

Credit scores for the borrowers are calculated by averaging all the available individual borrower and co-borrower credit scores.

Delinquency and Loss Information for the Mortgage Loans

Such table sets forth certain information regarding the delinquency performance in the past twelve months as of the cut-off date for [            ] mortgage loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the aggregate pool. [For [            ] Mortgage Loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the aggregate pool, the delinquency information below is not available.] No Mortgage Loan has been delinquent more than [__] days in the past twelve months.

As of [ ],
(dollars in thousands)
	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Principal Balance	Percentage of Principal Balance(2)
Delinquency
30—59 days
60—89 days
90—119 days
120—149 days
[insert 30 day buckets until chargeoff]
Foreclosures
Total delinquencies and foreclosures
Real estate owned
[Losses on Mortgage Loans (3)(4)]

(1)	These percentages are based on the percentage of the total number of mortgage loans for which such delinquency information is available.
(2)	These percentages are based on the percentage of the aggregate principal balance of the mortgage loans for which such delinquency information is available.

Private Mortgage Insurance Policies

Approximately [    ]%, and [    ]% of the Group I initial mortgage loans and the Group II initial mortgage loans by principal balance, respectively, are covered by mortgage insurance policies issued by Mortgage Guaranty Insurance Corporation. Mortgage Guaranty Insurance Corporation is a Wisconsin corporation, founded in 1985, that is a private mortgage insurance company with its administrative offices located in Milwaukee, Wisconsin. Mortgage Guaranty Insurance Corporation is rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch with respect to its claims paying ability. Approximately [    ]% of the Group II initial mortgage loans by principal balance are covered by mortgage insurance policies issued by PMI Mortgage Insurance Company. PMI Mortgage Insurance Company, an Arizona corporation with its administrative offices in San Francisco, California, is a private mortgage insurance company founded in 1972. PMI Mortgage Insurance Company is rated “AA” by S&P, “Aa2” by Moody’s and “AA+” by Fitch with respect to its claims-paying ability. Approximately [    ]% of the subsequent mortgage loans with an original loan-to-value ratio in excess of 60% will be covered by a mortgage insurance policy.

The servicer follows specified procedures for making a claim on an insured mortgage loan. When an insured mortgage loan becomes materially delinquent and satisfactory arrangements to bring the loan current are not made, the servicer will initiate foreclosure proceedings. The servicer is required to file a claim with the mortgage insurer no later than 60 days after the earlier of acquiring marketable title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the servicer is incomplete, within 20 days of receipt of a claim the mortgage insurer is required to notify the servicer of all items needed to perfect the claim. If no notice of deficiency is sent by the mortgage insurer within such 20-day period, then the claim will be deemed to be a perfected claim as of the date of receipt. Subject to the conditions and exclusions of the mortgage insurance policy, the mortgage insurer is required to process and pay a perfected claim within 60 days.

Each mortgage insurance policy of the initial mortgage loans will insure a portion of the loss on the related mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the applicable policy. Under the mortgage insurance policies, the mortgage insurer covers an amount generally equal to, at the option of the mortgage insurer, either:

•	the outstanding principal balance of the mortgage loan, together with certain accrued interest due on the mortgage loan and certain advances made by the servicer (such as hazard insurance, taxes, maintenance expenses and foreclosure costs), reduced by certain amounts such as escrow deposits (collectively, the “Claim Amount”), in which case the mortgage insurer would take title to the related mortgaged property, or

•	an amount equal to the product of (i) the Claim Amount and (ii) the coverage percentage specified in the mortgage insurance policy, in which case the issuing entity would retain title to (and the proceeds obtained in a foreclosure and sale of) the mortgaged property.

The coverage percentage is a percentage equal to (i) the original loan-to-value ratio of the mortgage loan (expressed as a percentage) minus either 55% or 51% as set forth in the applicable policy, divided by (ii) the original loan-to-value ratio of the mortgage loan (expressed as a percentage). Thus, the covered portion of any loss will be different depending upon the original loan-to-value ratio of the mortgage loan. Mortgage loans with higher original loan-to-value ratios will have a higher coverage percentage and mortgage loans with lower original loan-to-value ratios will have a lower coverage percentage.

Each mortgage loan covered by a mortgage insurance policy is covered by the mortgage insurance policy for losses up to the policy limits, although the mortgage insurance policy will not cover special hazard, bankruptcy, fraud losses, losses caused by a borrower’s failure to make a balloon payment, and certain other types of losses as described in the policy. Claims on insured mortgage loans will reduce uninsured exposure to an amount equal to either 55% or 51% as set forth in the applicable policy, of the lesser of the appraised value or purchase price, as the case may be, of the related mortgaged property, in each case, at the time of the applicable effective date of the mortgage insurance policy.

Claims payments under a mortgage insurance policy will be made to the servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan. Premiums payable on the mortgage insurance policies will be paid monthly by the servicer with funds withdrawn from the collection account with respect to the related mortgage loans.

Additional Information

Prior to the issuance of the certificates, certain of the initial mortgage loans may be removed from the trust estate as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates. The depositor believes that the information set forth herein will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary, although such variance will not be material.

The Sponsor

The sponsor is NovaStar Mortgage, Inc. NovaStar Financial, Inc. has guaranteed the sponsor’s obligations with respect to the representations and warranties respecting the mortgage loans and the remedies for any breach thereof that are assigned to the trustee for the benefit of the certificateholders. See “NovaStar Financial” below. NovaStar Financial, Inc. and the sponsor have only limited assets available to perform the repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the sponsor and NovaStar Financial, Inc. continue to originate, acquire and sell mortgage loans. There can be no assurance that either the sponsor or NovaStar Financial, Inc. will generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the certificates should consider the possibility that the sponsor or NovaStar Financial, Inc. will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of mortgage loans are required to be repurchased due to breaches of representations and warranties.

[The sponsor primarily disposes of its loans in whole loan sales and securitizations. The Sponsor has been securitizing mortgage loans for nine years. On all of the loans that the sponsor securitizes or sells with retained interests, the sponsor retains the rights to service the loans. The sponsor or any of its directors, officers, employees or agents shall not be under any liability to the issuing entity or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect the sponsor against liability for any breach of warranties or representations made by the sponsor in the pooling and servicing agreement, or against any specific liability imposed on the sponsor pursuant to the pooling and servicing agreement or against any liability which would otherwise be imposed upon the sponsor by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the pooling and servicing agreement.

The sponsor’s total annual mortgage loan production has increased steadily as follows: approximately $1.33 billion in 2001, approximately $2.49 billion in 2002, approximately $5.25 billion in 2003, approximately $8.42 billion in 2004 and approximately $9.28 billion in 2005.

The sponsor disposes of its loans primarily by selling them to third parties and through securitizations. The decision by the sponsor to sell or to securitize loans is based on a risk adjusted return framework and utilizes in house credit and prepayment modeling.

[The sponsor completed its first securitization in 1997 and has closed additional securitizations in each year since 1997. The securitizations completed in 1997 and 1999 have both been terminated as a result of the sponsor exercising a clean-up call. For the years 2003, 2004 and 2005, the sponsor closed four securitizations selling loans totaling approximately 5.7 billion, 7.7 billion and 7.9 billion, respectively, from its own shelf registration statement. The sponsor currently plans to close one securitization in each calendar quarter. The sponsor retains the servicing for loans securitized from its own shelf registration statement. None of the pools that the sponsor has securitized have defaulted or experienced an early amortization target.]

The sponsor serves in two roles in connection with its securitization program. The sponsor works with the underwriters and the rating agencies to select the pool of mortgage loans and structure the transaction. Generally in structuring each transaction, the sponsor looks to achieve the most efficient execution, that is to achieve the lowest cost of funds. As the servicer, the sponsor is responsible for servicing each pool of mortgage loans.

The certificates issued in each securitization do not represent an interest in or obligation of, nor are the mortgage loans guaranteed by the sponsor, nor are the securitized mortgage loans insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The Servicer

NovaStar Mortgage, Inc. will also act as the servicer of the mortgage loans. The servicer’s servicing portfolio currently includes only non-conforming residential mortgage loans.

The servicer performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for its loan originations sold or securitized on a servicing-retained basis. As of December 31, 2005, the servicer performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $14 billion. See [“Certain Matters Regarding the Servicer”] in the prospectus for more information regarding the terms of the pooling and servicing agreement and the servicer’s duties thereunder.

The servicer does not have custodial responsibility for the mortgage loans. The custodian has custodial responsibility for the mortgage loans as described under “The Custodian” in this prospectus supplement.

The servicer has serviced assets of this type for nine years. The servicer has instituted policies and procedures in accordance with the standard policies and procedures followed by other servicers in the subprime mortgage loan industry.

The servicer’s portfolio of serviced assets of the same type as that which is included in this prospectus supplement has grown as follows: approximately $3.7 billion as of year end 2002, approximately $7.2 billion as of year end 2003, approximately 12.2 billion as of year end 2004 and approximately $14.0 billion as of year end 2005.

[There have been no material changes to the servicer’s policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past 3 years.]

[There is currently no information on the servicer’s financial condition that would have a material impact on pool performance or performance of the securities.]

See “The Pooling and Servicing Agreement” in this prospectus supplement and [“Servicing of Loans”] in the prospectus for more information regarding the pooling and servicing agreement, the servicer’s fees, the servicer’s removal and the transfer of servicing duties to a successor servicer. [The pooling and servicing agreement needs to be filed as an exhibit.]

Foreclosure and Delinquency Experience with Non-Conforming Mortgage Loans

The following table summarizes the delinquency and foreclosure experience, respectively, as of the date indicated, of the non-conforming mortgage loans serviced by the servicer. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or foreclosures on the mortgage loans securing the certificates.

Delinquency and Foreclosure

June 30, 2005		December 31, 2004		December 31, 2003
Principal Balance (1)	Percent	Principal Balance (1)	Percent	Principal Balance (1)	Percent

(1)	Numbers in thousands.
(2)	The period of delinquency is based on the number of days that payments are contractually past due.
(3)	“Foreclosure Rate” is the dollar amount of the mortgage loans in the process of foreclosure as a percentage of the total principal balance of the mortgage loans outstanding as of the date indicated.

There can be no assurance that the delinquency experience of the mortgage loans securing the certificates will correspond to the delinquency and foreclosure experience of the servicing portfolio of the servicer set forth in the foregoing table. The statistics shown above represent the respective delinquency and foreclosure experiences only at the date presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans securing the certificates will depend on the results obtained over the life of the certificates. The servicer’s servicing portfolio may include non-conforming mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the mortgage loans securing the certificates. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loans.

Static Pool Information

Static pool information for the sponsor’s amortizing asset pools is available at www.novastarbondinvestors.com. This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update.

The static pool information posted on this website that relates to securitizations sponsored by the sponsor prior to January 1, 2006 and, if applicable, that relates to the pool of mortgage loans being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus.

NovaStar Financial

NovaStar Financial, Inc. was incorporated in the State of Maryland on September 13, 1996. The common stock of NovaStar Financial, Inc. is registered under the Securities Act of 1933 and traded on the New York Stock Exchange. NovaStar Financial, Inc. is subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Commission.

NovaStar Financial, Inc. is a specialty finance company that:

•	originates, acquires, and services residential non-conforming mortgage loans;

•	leverages its assets using bank warehouse lines and repurchase agreements;

•	issues securities through special purpose subsidiaries to finance its non-conforming mortgage loans on a long-term basis;

•	purchases high quality mortgage securities in the secondary mortgage market; and

•	manages the resulting combined portfolio of mortgage loans in its structure as a real estate investment trust (a “REIT”).

NovaStar Financial, Inc. has elected to be taxed for federal income tax purposes as a REIT. As a result, NovaStar Financial, Inc. is generally not subject to federal income tax to the extent that it distributes its earnings to stockholders and maintains its qualifications as a REIT. The principal executive offices of NovaStar Financial, Inc. are at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114.

The Depositor

[NovaStar Mortgage Funding Corporation, a Delaware corporation, was incorporated in the State of Delaware on January 7, 1998. The depositor is a wholly-owned subsidiary of the sponsor.]

[NovaStar Certificates Financing Corporation, a Delaware corporation, was incorporated in the State of Delaware on December 3, 1997. The depositor is a wholly-owned subsidiary of the sponsor.]

On the closing date, the sponsor will convey the initial mortgage loans and the related mortgage insurance policies to the depositor, who will in turn convey the initial mortgage loans and the related mortgage insurance policies to the trustee.

The Trustee

[                            ], will act as trustee and as successor servicer. A copy of the pooling and servicing agreement, without certain exhibits, will be provided by the trustee upon written request. Requests should be addressed to the trustee at [                            ]. As the successor servicer, the trustee shall assume the function of servicer if NovaStar Mortgage, Inc. has been removed as such and another successor servicer has not been appointed under the pooling and servicing agreement. The trustee will also act as the initial certificate registrar and initial paying agent. The trustee may appoint a co-trustee as described in the pooling and servicing agreement.

[Insert additional trustee disclosure regarding the trustee’s prior experience serving as a trustee for asset-backed securities transactions. (Item 1109)]

No resignation or removal of the trustee and no appointment of a successor trustee pursuant to the pooling and servicing agreement shall become effective until the acceptance of appointment by the successor trustee. The trustee may resign at any time by giving written notice thereof to the depositor, sponsor and each rating agency. If an instrument of acceptance by a successor trustee shall not have been delivered to the trustee within thirty (30) days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

The trustee may be removed at any time by the Majority Certificateholders by written notice delivered to the trustee and to the servicer.

Every successor trustee appointed under the pooling and servicing agreement shall execute, acknowledge and deliver to the retiring trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring trustee.

[Legal proceedings of trustee material to noteholders.]

The Custodian

[                                                                                      ]

[Add disclosure regarding the arrangements for safekeeping and preservation of the mortgage loans and the procedures to reflect the segregation of the mortgage loans from other assets the trustee holds. (Item 1108)]

The Swap Provider

[Information in this section will be provided by each individual swap counterparty on a deal by deal basis (Item 1115)]

[Include:

The name of the derivative counterparty;

The organizational form;

The general character of the business of the derivative counterparty;

Describe the operation and material terms of the derivative instrument, including any limits on the timing or amount of payments or any conditions to payments;

Describe any material provisions regarding substitution of the derivative instrument;

Disclose whether the “significance percentage” is: less than 10%, at least 10% but less than 20%, or 20% or more

Financial information: (a) if the aggregate significance percentage related to the swap counterparty is 10% or more, but less than 20% provide financial data required by Item 301 of regulation S-K for such swap counterparty, (b) If the aggregate significance percentage related to the swap counterparty is 20% or more, provide financial statements meeting the requirements of Regulation S-X (§§210.1-01 through 210.12-29), except §210.3-05 and Article 11.]

Legal Proceedings

[Insert relevant legal proceedings pending against any of the transaction parties.]

Affiliations

[(a) Describe if so, and how, the sponsor, depositor or issuing entity is an affiliate (as defined in §230.405 of this chapter) of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other following parties:

(1) Servicer contemplated by Item 1108(a)(3) of this Regulation AB.

(2) Trustee.

(3) Originator contemplated by Item 1110 of this Regulation AB.

(4) Significant obligor contemplated by Item 1112 of this Regulation AB.

(5) Enhancement or support provider contemplated by Items 1114 or 1115 of this Regulation AB.

(6) Any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of this Regulation AB.

(b) Describe whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, between the sponsor, depositor or issuing entity and any of the parties in paragraphs (a)(1) through (a)(6) above, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities. Item 1119]

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement among the depositor, the servicer, the trustee and the custodian.

The issuing entity will issue:

•	the class A-1A certificates, the class A-2A certificates, the class A-2B certificates, the class A-2C certificates and the class A-2D certificates (collectively, the “class A certificates”);

•	the class M-1 certificates, the class M-2 certificates, the class M-3 certificates, the class M-4 certificates, the class M-5 certificates, the class M-6 certificates, the class M-7 certificates, the class M-8 certificates, the class M-9 certificates, the class M-10 certificates, the class M-11 certificates and the class M-12 certificates (collectively, the “mezzanine certificates” or the “class M certificates”);

•	the class B-[ ] certificates (collectively, the “class B certificates”)

•	the class I certificates;

•	the class C certificates; and

•	the residual certificates.

The class A certificates, the mezzanine certificates, the class I certificates, the class C certificates and the residual certificates are collectively referred to as the “certificates.” The class A certificates and the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8, class M-9 and class M-10 certificates are collectively referred to as the “offered certificates” which are offered hereby.

The mezzanine certificates and the class C certificates are collectively referred to as the “subordinate certificates.”

The offered certificates will have the original certificate principal balances specified on the cover (subject to a variance of 10%).

The class M-11 and class M-12 certificates are not being offered by this prospectus supplement.

The class C certificates represent (i) the right to receive excess interest, which is the interest due on the mortgage loans in excess of the administrative fees, the certificate interest on the class A and mezzanine certificates and the class I certificates, amounts necessary to maintain or restore the Required Overcollateralization Amount, any Available Funds Cap Shortfall and certain amounts payable to the swap and cap counterparties, (ii) the right to receive all prepayment penalties collected in respect of the mortgage loans and (iii) the Overcollateralization Amount. The class I certificates represent the right to receive payments of interest on a notional amount and are senior to all other classes of certificates.

The class A and mezzanine certificates will be issued in book-entry form as described below. The class A and mezzanine certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, with a minimum investment of $100,000. The final scheduled distribution date for the certificates is the distribution date in             , 20[    ].

The certificates will be backed by the issuing entity created by the pooling and servicing agreement (which may include one or more subtrusts), which consists of the following:

•	the mortgage loans;

•	collections in respect of principal and interest of the mortgage loans received after the cut-off date (other than payments due on or before the cut-off date);

•	the amounts on deposit in the collection account, including the payment account in which amounts are deposited prior to payment to the certificateholders;

•	the mortgage insurance policies and certain other insurance policies maintained by the mortgagors or by or on behalf of the servicer or any subservicer;

•	an assignment of the depositor’s rights under the purchase agreement;

•	amounts on deposit in the pre-funding account (which are not part of any REMIC);

•	certain hedging agreements (which are not part of any REMIC); and

•	proceeds of the above.

Payments

Payments on the certificates will be made by the paying agent on each “distribution date,” which is the 25th day of each month or, if such day is not a business day, then the next succeeding business day, commencing on [                    ]. Payments on the certificates will be made to

the persons in whose names such certificates are registered on the record date. For so long as there are no definitive notes, the record date is the business day prior to the related distribution date. The record date for the initial distribution date is [                    ]. If definitive notes have been issued, the record date is the last business day of the month prior to the related distribution date. Payments will be made by wire transfer (or upon written request, at least five business days prior to the related record date by check or money order and mailed to the address of the holder as it appears on the certificate register on the related record date). However, the final payment in respect of the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of such final payment. A “business day” is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York or Missouri, or in the city in which the corporate trust office of the trustee or the custodian are located, is required or authorized by law to be closed.

Certificates Supported by Each Group

The Group I Certificates primarily represent interests in the Group I mortgage loans, with a contingent right to receive certain amounts from the Group II mortgage loans, as described herein. The Group II Certificates primarily represent interests in the Group II mortgage loans, with a contingent right to receive certain amounts from the Group I mortgage loans, as described herein. The mezzanine certificates, the class I certificates and the class C certificates represent interests in both Groups of mortgage loans.

Available Funds

The available funds for each distribution date will equal the amount received by the trustee and available in the payment account on that distribution date. The available funds will generally be equal to the sum of, net of amounts reimbursable to the servicer, the following amounts:

•	the aggregate amount of scheduled payments on the mortgage loans due on the prior due date and received on or prior to the determination date;

•	miscellaneous fees and collections, including assumption fees and prepayment penalties, but excluding late fees;

•	any unscheduled payments and receipts, including mortgagor prepayments on the mortgage loans, received during the prior prepayment period and proceeds of repurchases, and adjustments in the case of substitutions and terminations, net liquidation proceeds, insurance proceeds and proceeds from any mortgage insurance policy and subsequent recoveries;

•	all advances made and compensating interest paid for that distribution date;

•	on the distribution date which follows the termination of the pre-funding period, the remaining applicable amount on deposit in the pre-funding account at that time; and

•	on the distribution date on which the trust is to be terminated, the related termination price.

In the vast majority of cases, for any distribution date, the due date is the first day of the month in which the distribution date occurs, and the determination date is the 15th day of the month in which the distribution date occurs, or if such day is not a business day, the immediately preceding business day.

Interest Payments on the Certificates

On each distribution date, the holders of each class of class A and mezzanine certificates will be entitled to receive an interest payment amount equal to interest accrued on the related Certificate Balance immediately prior to such distribution date at the related pass-through rate for the related accrual period reduced for certain shortfalls as described herein.

The pass-through rate for each class of class A and mezzanine certificates and any distribution date is the lesser of: (1) the formula rate for that class and distribution date and (2) the related available funds cap rate for that class and distribution date.

The formula rate for each class of class A and mezzanine certificates is the lesser of (1) the LIBOR Rate and (2) [    ]% ([    ]% for the Group I Certificates).

The LIBOR Rate for each class of certificates is as follows:

Prior to the first distribution date to occur after the clean-up call date.

Class	LIBOR Rate
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%

On or after the first distribution date to occur after the clean-up call date.

Class	LIBOR Rate
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%
LIBOR plus [ ]%

The available funds cap rate for the Group I Certificates, for each distribution date is the percentage equivalent of a fraction equal to (a) an amount equal to (i) the aggregate Interest Remittance Formula Amount for the Group I mortgage loans, less (ii) the administrative fees allocable to the Group I mortgage loans, and less (iii) the related portion of the Class I Monthly Interest Distributable Amount, divided by (b) the product of (i) the actual number of days in the related accrual period divided by 360 and (ii) the aggregate principal balance of the Group I mortgage loans plus any related amounts on deposit in the pre-funding account.

The available funds cap rate for the Group II Certificates, for each distribution date is the percentage equivalent of a fraction equal to (a) an amount equal to (i) the aggregate Interest Remittance Formula Amount for the Group II mortgage loans, less (ii) the administrative fees allocable to the Group II mortgage loans, and less (iii) the related portion of the Class I Monthly Interest Distributable Amount, divided by (b) the product of (i) the actual number of days in the related accrual period divided by 360 and (ii) the aggregate principal balance of the Group II mortgage loans plus any related amounts on deposit in the pre-funding account.

The available funds cap rate for the mezzanine certificates, on any distribution date, is equal to the weighted average of (i) the available funds cap rate for the Group I Certificates and (ii) the available funds cap rate for the Group II Certificates, weighted on the basis of the related sub component principal balance.

The principal balance of the Group I sub component for any distribution date is equal to the excess, if any, of (i) the aggregate principal balance of the Group I mortgage loans, plus any related amounts on deposit in the pre-funding account, for such distribution date over (ii) the aggregate Certificate Balance of the Group I Certificates for such distribution date.

The principal balance of the Group II sub component for any distribution date is equal to the excess, if any, of (i) the aggregate principal balance of the Group II mortgage loans, plus any related amounts on deposit in the pre-funding account, for such distribution date over (ii) the aggregate Certificate Balance of the Group II Certificates for such distribution date.

If the aggregate principal balance of either Group of mortgage loans has been reduced to zero on a prior distribution date, the available funds cap rate for the related classes of class A certificates will be equal to the available funds cap rate of the Group of mortgage loans with an aggregate principal balance greater than zero.

With respect to each class of class A and mezzanine certificates and any distribution date, to the extent that the amount of interest paid to a class is reduced because the formula rate exceeds the related available funds cap rate (such excess amount, the related “Available Funds Cap Shortfall”) such amount will be paid to such class on that same distribution date or future distribution dates out of the supplemental interest trust, to the extent of funds available or, to the extent that the funds in the supplemental interest trust (excluding amounts from Excess Cashflow) are insufficient for this purpose, from Excess Cashflow remaining after using any amounts necessary to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

If the funds in the supplemental interest trust (as described below) on a distribution date are insufficient to pay the Available Funds Cap Shortfall for that same distribution date, the remaining unpaid amount shall be carried forward and distributed, to the extent of funds available, (together with interest on that amount at the related formula rate applicable from time to time) on future distribution dates.

Interest on the certificates will accrue during each accrual period. The accrual period is the period from the prior distribution date through and including the day preceding the related distribution date. In the case of the first distribution date, interest begins to accrue on the closing date. Interest will accrue on the basis of the actual number of days in the accrual period and a 360 day year.

Supplemental Interest Trust

The class A, mezzanine and class B certificates are entitled to payments from a supplemental interest trust on each distribution date that an Available Funds Cap Shortfall exists.

On each distribution date through and including the distribution date occurring in [                    ] (such date the “Class I Termination Date”), funds deposited into the supplemental interest trust will equal the sum of (i) any payments received under the multiple swap and cap agreements described below, (ii) the Class I Monthly Interest Distributable Amount and (iii) any Excess Cashflow remaining after paying amounts to maintain or restore the Required Overcollateralization Amount. On each distribution date commencing in [                    ], funds deposited into the supplemental interest trust will equal any Excess Cashflow after paying amounts to maintain or restore the Required Overcollateralization Amount.

On each distribution date, from the aggregate amounts on deposit in the supplemental interest trust (using amounts other than the Excess Cashflow, and if such amounts are insufficient, from the Excess Cashflow remaining after the distributions made to maintain or restore the Required Overcollateralization Amount as described in the paragraphs immediately above), the trustee will make the following distributions in the following order of priority:

(i) first, on each distribution date up to and including the Class I Termination Date, to each swap counterparty and cap counterparty its respective swap amount or cap amount for such distribution date;

(ii) second, the sum of (x) any Available Funds Cap Shortfall arising on such distribution date, and (y) any Available Funds Cap Shortfall not paid on prior distribution dates plus interest on such unpaid amount at a rate equal to the related formula rate, to the class A, mezzanine and class B certificates (excluding any such class A, mezzanine and class B certificates owned by NovaStar or an affiliate) pro-rata, based on Certificate Balance (in each case only up to the amount necessary to pay any such Available Funds Cap Shortfall);

(iii) third, to each swap or cap counterparty its respective hedge termination payment, if any; and

(iv) fourth, any remaining amounts will be paid to the holders of the class C certificates.

Summary of Interest Rate Swap and Cap Agreements

[The Interest Rate Swap and Cap Agreements will need to be filed as exhibits]

A “swap amount” for any distribution date on or prior to the Class I Termination Date is equal to (x) the product of (i) the related fixed rate of interest, (ii) 30 divided by 360 and (iii) the related notional amount less (y) the product of (i) LIBOR, (ii) the actual number of days elapsed in the related Accrual Period divided by 360 and (iii) the related notional amount (so long as such calculation results in a positive number). If the calculation mentioned above results in a negative number, the supplemental interest trust will be entitled to receive from the related swap counterparty the absolute value of such negative number. The swap agreements have terms and maturities as follows:

Swap Provider	Notional Amount ($)	Fixed Rate	Maturity Date

Although an aggregate swap notional amount of $[            ] is expected to be assigned to the issuing entity by the end of the pre-funding period, only a portion of the aggregate swap notional amount will be assigned to the issuing entity on the closing date (based on the percentage of the mortgage loans assigned to the issuing entity on the closing date). The remainder of the aggregate swap notional amount will be assigned to the issuing entity on subsequent dates during the pre-funding period depending on the amount of mortgage loans assigned to the issuing entity on such dates.

A “cap amount” for any distribution date on or prior to the Class I Termination Date is equal to the product of (i) the related fixed rate of interest, (ii) 30 divided by 360 and (iii) the related effective notional amount (which is the actual notional amount times a scale factor of ten). The supplemental interest trust will receive a payment with respect to a cap agreement if LIBOR exceeds the related strike price equal to the product of (i) the difference between LIBOR and the related strike price, (ii) the actual number of days elapsed in the related Accrual Period divided by 360 and (iii) the related effective notional amount. The cap agreements have terms and maturities as follows:

Cap Provider	Effective Notional Amount ($)	Fixed Rate	Strike Rate	Maturity Date

Although an aggregate cap effective notional amount of $[            ] is expected to be assigned to the issuing entity by the end of the pre-funding period, only a portion of the aggregate cap effective notional amount will be assigned to the issuing entity on the closing date. The entire aggregate cap effective notional amount will be assigned to the issuing entity on subsequent dates during the pre-funding period depending on the amount of mortgage loans assigned to the issuing entity on such dates.

The trustee, on behalf of the issuing entity, will release a portion of the issuing entity’s interest in the swap and cap agreements to the sponsor or NovaStar Financial, Inc. (in increments of $10 million in aggregate notional amount) each time the applicable portion of the aggregate notional amount of the swap and cap agreements exceeds the applicable portion of the aggregate Certificate Balance of the class A, mezzanine and class B certificates (excluding the class A, mezzanine or class B certificates owned by NovaStar or an affiliate). Calculations for purposes of the release of the issuing entity’s interest in the cap agreements will be based on the actual notional amount and not the effective notional amount. If such release occurs, either NovaStar Financial, Inc. or the sponsor as the case may be, will thereafter pay any related swap amount or cap fixed rate payment with respect to the released notional amount. The issuing entity will not receive any payments on any released portion of a swap or cap agreement following the release.

Interest Allocations

On each distribution date the trustee will first distribute the prepayment penalties collected on the Group I mortgage loans and the Group II mortgage loans during the prior prepayment period to the holders of the class C certificates. After making that distribution, the trustee will apply that portion of the remaining available funds, pro-rata from the Group I mortgage loans and the Group II mortgage loans, which represents the Interest Remittance Amount for that distribution date to the payment of any administrative fees of the trust which are due on that distribution date. The trustee will then apply the remaining Interest Remittance Amount to the payment of interest then due on the certificates in the following order of priority:

(i) first, payable from the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, to the holders of the class I certificates, the Class I Monthly Interest Distributable Amount;

(ii) second, concurrently, with equal priority of payment:

(A) payable solely from the Group I Interest Remittance Amount for that distribution date, to the holders of the class A-1A certificates, the related Monthly Interest Distributable Amount for the class A-1A certificates, and to the extent that the Group I Interest Remittance Amount is less than the related aggregate Monthly Interest Distributable Amount, from the Group II Cross Collateralization Amount for that distribution date, to the holders of the class A-1A certificates, the unpaid portion of the aggregate Monthly Interest Distributable Amount for the class A-1A certificates; and

(B) payable solely from the Group II Interest Remittance Amount for that distribution date, to the holders of the class A-2A, class A-2B ,class A-2C and class A-2D certificates, the Monthly Interest Distributable Amount for the class A-2A, class A-2B, class A-2C and class A-2D certificates pro-rata based on the amounts of interest each such class is otherwise entitled to on that date, and to the extent that the Group II Interest Remittance Amount is less than the related aggregate Monthly Interest Distributable Amount, from the Group I Cross Collateralization Amount for that distribution date, to the holders of the class A-2A, class A-2B, class A-2C and class A-2D certificates, the unpaid portion of the aggregate Monthly Interest Distributable Amount for the class A-2A, class A-2B, class A-2C and class A-2D certificates, pro-rata based on the amounts of interest each such class is otherwise entitled to on that date;

(iii) third, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-1 certificates, the Monthly Interest Distributable Amount for the class M-1 certificates;

(iv) fourth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-2 certificates, the Monthly Interest Distributable Amount for the class M-2 certificates;

(v) fifth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-3 certificates, the Monthly Interest Distributable Amount for the class M-3 certificates;

(vi) sixth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-4 certificates, the Monthly Interest Distributable Amount for the class M-4 certificates;

(vii) seventh, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-5 certificates, the Monthly Interest Distributable Amount for the class M-5 certificates;

(viii) eighth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-6 certificates, the Monthly Interest Distributable Amount for the class M-6 certificates;

(ix) ninth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-7 certificates, the Monthly Interest Distributable Amount for the class M-7 certificates;

(x) tenth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-8 certificates, the Monthly Interest Distributable Amount for the class M-8 certificates;

(xi) eleventh, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-9 certificates, the Monthly Interest Distributable Amount for the class M-9 certificates;

(xii) twelfth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-10 certificates, the Monthly Interest Distributable Amount for the class M-10 certificates;

(xiii) thirteenth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-11 certificates, the Monthly Interest Distributable Amount for the class M-11 certificates;

(xiv) fourteenth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class M-12 certificates, the Monthly Interest Distributable Amount for the class M-12 certificates;

(xv) fifteenth, payable from the remaining Group I Interest Remittance Amount and the remaining Group II Interest Remittance Amount, to the holders of the class B-[ ] certificates; and

(xvi) sixteenth, any remainder to be distributed as Excess Cashflow as described herein.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be applied to reduce first, the Excess Cashflow and second, the Monthly Interest Distributable Amounts with respect to the class A-1A, class A-2A, class A-2B, class A-2C, class A-2D, class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8, class M-9, class M-10, class M-11, class M-12 and class B-[ ] certificates on a pro-rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Allocations

(1) On each distribution date (a) prior to the Crossover Date or (b) on which a Trigger Event is in effect, the holders of each class of certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Remittance Amount and the Extra Principal Distribution Amount in the following amounts and order of priority:

(i) first, concurrently, with equal priority of payment:

(A) payable solely from the Group I Principal Distribution Amount, to the holders of the class A-1A certificates, the entire amount of the Group I Principal Distribution Amount until the Certificate Balance of the class A-1A certificates has been reduced to zero; and

(B) payable solely from the Group II Principal Distribution Amount, to the holders of the Group II Certificates as described below, the entire amount of the Group II Principal Distribution Amount until the aggregate Certificate Balance of the Group II Certificates has been reduced to zero;

(ii) second,

(A) if the aggregate Certificate Balance of the Group I Certificates has been reduced to zero, then to the holders of the Group II Certificates the amount of any remaining Group I Principal Distribution Amount until the aggregate Certificate Balance of the Group II Certificates has been reduced to zero; or

(B) if the aggregate Certificate Balance of the Group II Certificates has been reduced to zero, then to the holders of the class A-1A certificates the amount of any remaining Group II Principal Distribution Amount until the Certificate Balance of the class A-1A certificates has been reduced to zero;

(iii) third, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-1 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-1 certificates has been reduced to zero;

(iv) fourth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-2 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-2 certificates has been reduced to zero;

(v) fifth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-3 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-3 certificates has been reduced to zero;

(vi) sixth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-4 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-4 certificates has been reduced to zero;

(vii) seventh, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-5 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-5 certificates has been reduced to zero;

(viii) eighth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-6 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-6 certificates has been reduced to zero;

(ix) ninth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-7 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-7 certificates has been reduced to zero;

(x) tenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-8 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-8 certificates has been reduced to zero;

(xi) eleventh, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-9 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-9 certificates has been reduced to zero;

(xii) twelfth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-10 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-10 certificates has been reduced to zero;

(xiii) thirteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-11 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-11 certificates has been reduced to zero;

(xiv) fourteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-12 certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class M-12 certificates has been reduced to zero;

(xv) fifteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class B-[    ] certificates, the entire remaining amount of the Principal Distribution Amount until the Certificate Balance of the class B-[    ] certificates;

(xvi) sixteenth, payable from the remaining Principal Remittance Amount, to the holders of the class C certificates to be distributed as Excess Cashflow, the remaining Principal Remittance Amount up to the extent of the Overcollateralization Amount; and

(xvii) seventeenth, payable from the remaining Principal Remittance Amount, to the holders of the residual certificates, any remainder.

(2) On each distribution date (a) on or after the Crossover Date and (b) on which a Trigger Event is not in effect, the holders of each class of certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Remittance Amount and the Extra Principal Distribution Amount in the following amounts and order of priority:

(i) first, concurrently, with equal priority of payment:

(A) payable solely from the Group I Principal Distribution Amount, to the holders of the class A-1A certificates, the Group I Certificate Principal Distribution Amount until the Certificate Balance of the class A-1A certificates has been reduced to zero; and

(B) payable solely from the Group II Principal Distribution Amount, to the holders of the Group II Certificates as described below, the Group II Certificate Principal Distribution Amount until the aggregate Certificate Balance of the Group II Certificates has been reduced to zero;

(ii) second, concurrently, with equal priority of payment:

(A) if the Group I Principal Distribution Amount was insufficient to pay the Group I Certificate Principal Distribution Amount, then payable from the remaining Group II Principal Distribution Amount, to the holders of the class A-1A certificates, the unpaid portion of the Group I Certificate Principal Distribution Amount based on the aggregate unpaid portion of the Class A Principal Distribution Amount; and

(B) if the Group II Principal Distribution Amount was insufficient to pay the Group II Certificate Principal Distribution Amount, then payable from the remaining Group I Principal Distribution Amount, to the holders of the Group II Certificates, the unpaid portion of the Group II Certificate Principal Distribution Amount based on the aggregate unpaid portion of the Class A Principal Distribution Amount;

(iii) third, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-1 certificates, the Class M-1 Principal Distribution Amount until the Certificate Balance of the class M-1 certificates has been reduced to zero;

(iv) fourth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-2 certificates, the Class M-2 Principal Distribution Amount until the Certificate Balance of the class M-2 certificates has been reduced to zero;

(v) fifth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-3 certificates, the Class M-3 Principal Distribution Amount until the Certificate Balance of the class M-3 certificates has been reduced to zero;

(vi) sixth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-4 certificates, the Class M-4 Principal Distribution Amount until the Certificate Balance of the class M-4 certificates has been reduced to zero;

(vii) seventh, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-5 certificates, the Class M-5 Principal Distribution Amount until the Certificate Balance of the class M-5 certificates has been reduced to zero;

(viii) eighth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-6 certificates, the Class M-6 Principal Distribution Amount until the Certificate Balance of the class M-6 certificates has been reduced to zero;

(ix) ninth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-7 certificates, the Class M-7 Principal Distribution Amount until the Certificate Balance of the class M-7 certificates has been reduced to zero;

(x) tenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-8 certificates, the Class M-8 Principal Distribution Amount until the Certificate Balance of the class M-8 certificates has been reduced to zero;

(xi) eleventh, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-9 certificates, the Class M-9 Principal Distribution Amount until the Certificate Balance of the class M-9 certificates has been reduced to zero;

(xii) twelfth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-10 certificates, the Class M-10 Principal Distribution Amount until the Certificate Balance of the class M-10 certificates has been reduced to zero;

(xiii) thirteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-11 certificates, the Class M-11 Principal Distribution Amount until the Certificate Balance of the class M-11 certificates has been reduced to zero;

(xiv) fourteenth, payable from the remaining Group I Principal Distribution Amount and the remaining Group II Principal Distribution Amount, to the holders of the class M-12 certificates, the Class M-12 Principal Distribution Amount until the Certificate Balance of the class M-12 certificates has been reduced to zero;

(xv) fifteenth, payable from the remaining Principal Remittance Amount, to the holders of the class C certificates to be distributed as Excess Cashflow, the remaining Principal Remittance Amount, up to the extent of the Overcollateralization Amount; and

(xvi) sixteenth, payable from the remaining Principal Remittance Amount, to the holders of the residual certificates, any remainder.

All principal amounts distributed to the Group II Certificates shall be distributed as follows:

(i)	first, to the class A-2A certificates until its Certificate Balance has been reduced to zero,

(ii)	second, after the Certificate Balance of the class A-2A certificates has been reduced to zero, to the class A-2B certificates until its Certificate Balance has been reduced to zero,

(iii)	third, after the Certificate Balances of the class A-2A certificates and the class A-2B certificates have been reduced to zero, to the class A-2C certificates until its Certificate Balance has been reduced to zero; and

(iv)	fourth, after the Certificate Balances of the class A-2A certificates, the class A-2B certificates and the class A-2C certificates have been reduced to zero, to the class A-2D certificates until its Certificate Balance has been reduced to zero.

However, if all of the mezzanine certificates are reduced or written down to zero, the related share of principal amounts from the Group II mortgage loans will be distributed to the Group II certificates pro rata, based on Certificate Balance until their Certificate Balances are paid to zero.

The allocation of principal with respect to the class A certificates on each distribution date prior to the Crossover Date or on which a Trigger Event has occurred will have the effect of accelerating the amortization of the class A certificates while, in the absence of realized losses, increasing the relative proportion of the trust’s assets represented by the class B and mezzanine certificates and the Overcollateralization Amount. Increasing the relative proportion of the trust’s assets in the mezzanine certificates and the Overcollateralization Amount relative to that of the class A certificates is intended to preserve the availability of the subordination provided by the mezzanine and class B certificates and the Overcollateralization Amount.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the class I certificates and class A certificates consists of subordination, as described below, Excess Cashflow and overcollateralization, as described under “Description of the Certificates—Overcollateralization Provisions, Allocation of Losses and Subsequent Recoveries”, mortgage insurance, as described in “Description of the Mortgage Pool—Private Mortgage Insurance Policies” and cross-collateralization, as described under “Description of the Certificates - Cross-Collateralization Provisions.”

The rights of the holders of the class I certificates to receive distributions are senior to all other certificates. The rights of the holders of the subordinate certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the class A certificates and the class I certificates. The subordinate certificates include the class B, mezzanine and class C certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the class A certificates and the class I certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against realized losses.

The protection afforded to the holders of the class A certificates, and class I certificates by means of the subordination of the subordinate certificates will be accomplished by (i) the preferential right of the holders of the class A certificates and class I certificates to receive on any distribution date, prior to distribution on the subordinate certificates, distributions in respect of interest and principal, as applicable, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the class A certificates and class I certificates to future distributions of amounts that would otherwise be payable to the holders of the subordinate certificates.

The rights of the holders of mezzanine certificates with lower numerical class designations will be senior to the rights of the holders of mezzanine certificates with higher numerical class designations, and the rights of the holders of the mezzanine certificates to receive distributions in respect of the mortgage loans (other than any prepayment penalties collected, which will be paid to the class C certificates) will be senior to the rights of the holders of the class B and class C certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford such holders protection against realized losses.

The rights of the holders of the class B certificates with lower numerical class designations will be senior to the rights of the holders of the class B certificates with higher numerical class designations and the rights of the holders of the class B certificates to receive such distributions will be senior to the rights of the class C certificates.

Overcollateralization Provisions, Allocation of Losses and Subsequent Recoveries

The trust will initially have an overcollateralization level of approximately [        ] meaning that the initial aggregate Certificate Balance of the class A certificates, mezzanine certificates and class B certificates will equal approximately [    ]% of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the initial deposit to the pre-funding account. Correspondingly, the trust will pay 100% of the then outstanding principal balance amount for each subsequent mortgage loan acquired by the trust through the pre-funding feature.

The dollar amount of the difference between the aggregate principal balance of the mortgage loans (plus, during the pre-funding period, the amount on deposit in the pre-funding account) and the aggregate Certificate Balance of the class A certificates, mezzanine certificates and class B certificates is the “Overcollateralization Amount.” Realized losses on the mortgage pool will be allocated first to the Excess Cashflow and second to the Overcollateralization Amount. The Overcollateralization Amount is represented by the class C certificates, which will receive distributions of that portion of the Principal Remittance Amount not required to be distributed to any class of class A, mezzanine or class B certificates.

The Overcollateralization Amount, if reduced, will thereafter be increased through the application of available Excess Cashflow until the Required Overcollateralization Amount is reached.

The pooling and servicing agreement requires that, on each distribution date, the Excess Cashflow, if any, be applied on such distribution date as an accelerated payment of principal on the class or classes of class A, mezzanine and class B certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

With respect to any distribution date, any Excess Cashflow shall be paid as follows (the “Excess Cashflow Distribution”):

(i) to the holders of the class or classes of class A and mezzanine certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders in the same order of priority as the Group I Principal Distribution Amount and the Group II Principal Distribution Amount as described under “Description of the Certificates—Principal Allocations” above;

(ii) to the supplemental interest trust to be distributed as described under “Description of the Certificates — Supplemental Interest Trust;”

(iii) any remaining amounts to the holders of the residual certificates, as provided in the pooling and servicing agreement.

Any realized losses on the mortgage loans will be allocated:

(i) first, to the Excess Cashflow;

(ii) second, to the Overcollateralization Amount, which is represented by the class C certificates;

(iii) third, to the class B-[    ] certificates

(iv) fourth, to the class M-12 certificates;

(v) fifth, to the class M-11 certificates;

(vi) sixth, to the class M-10 certificates;

(vii) seventh, to the class M-9 certificates;

(viii) eighth, to the class M-8 certificates;

(ix) ninth, to the class M-7 certificates;

(x) tenth, to the class M-6 certificates;

(xi) eleventh, to the class M-5 certificates;

(xii) twelfth, to the class M-4 certificates;

(xiii) thirteenth, to the class M-3 certificates;

(xiv) fourteenth, to the class M-2 certificates; and

(xv) fifteenth, to the class M-1 certificates.

The pooling and servicing agreement does not permit the allocation of realized losses to the class A certificates or the class I certificates.

Once realized losses have been allocated to the class C certificates, class B certificates or mezzanine certificates, such amounts with respect to such certificates will no longer accrue interest (if applicable), however such amounts may thereafter be reinstated as a result of Subsequent Recoveries on the mortgage loans, and with respect to the class C certificates wherein such amounts may be reinstated through the application of Excess Cashflow.

Any allocation of a realized loss to a class of certificates will be made by reducing that certificate’s Certificate Balance by the amount allocated to that class as of the distribution date in the month following the calendar month in which the realized loss was incurred.

Subsequent Recoveries on the mortgage loans will be allocated as follows: first, to the class M-1 certificates, second, to the class M-2 certificates, third, to the class M-3 certificates, fourth, to the class M-4 certificates, fifth, to the class M-5 certificates, sixth, to the class M-6 certificates, seventh, to the class M-7 certificates, eighth, to the class M-8 certificates, ninth, to the class M-9 certificates, tenth, to the class M-10 certificates, eleventh, to the class M-11 certificates, twelfth, to the class M-12 certificates, thirteenth, to the class B-[    ] certificates and fourteenth, to the Overcollateralization Amount, which is represented by the class C certificates, in each case only to the extent that the Certificate Balance of such class had previously been reduced in accordance with the realized loss allocation provisions above or written-down.

The Group I mortgage loans primarily support the Group I Certificates. The Group II mortgage loans primarily support the Group II Certificates. Both groups of mortgage loans provide support to the class I certificates, mezzanine certificates, class B certificates and class C certificates. To the extent that available funds from one group of mortgage loans are insufficient to make a required payment of interest to its related class A certificates, then any remaining available funds from the other group, after payment of interest to its related class A certificates, may be used to make up the deficit in such required payment. Likewise, remaining funds from a group after making the required payment of principal to its related class A certificates may be used to make up the deficit in such required principal payments on the other classes of class A certificates.

Definitions

The “Certificate Balance” of any class A certificate or mezzanine certificate immediately prior to any distribution date will be equal to the Certificate Balance of that certificate on the closing date reduced by the sum of all amounts actually distributed as principal to that class and realized losses allocated to that certificate on all prior distribution dates plus any Reinstatement Amounts previously allocated to that class.

The “Class A Principal Distribution Amount” for a distribution date is the sum of the Group I Certificate Principal Distribution Amount and the Group II Certificate Principal Distribution Amount for such distribution date.

[Insert definitions relating to class B certificates]

The “Class I Monthly Interest Distributable Amount” shall mean, on each distribution date up to and including the distribution date on which the latest maturing swap or cap agreements terminate, an amount generally equal to sum of (x) the aggregate of, with respect to each swap agreement outstanding on that distribution date, the product of (i) the positive excess, if any, of the fixed rate borne (accrued on a 30/360 basis) by each such swap agreement then in effect over LIBOR (accrued on an actual/360 basis), and (ii) the related notional balance, as more specifically set forth in the pooling and servicing agreement, which is expected generally to equal the related swap agreement’s notional balance described in this prospectus supplement and (y) the aggregate of, with respect to each cap agreement outstanding on that distribution date, (i) the fixed rate borne (accrued on a 30/360 basis) by each such cap agreement then in effect multiplied by (ii) the related effective notional balance, as more specifically set forth in the pooling and servicing agreement, which is expected generally to equal the related cap agreement’s effective notional balance described in this prospectus supplement.

The “Class M-1 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (ii) the Certificate Balance of the class M-1 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Class M-2 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (iii) the Certificate Balance of the class M-2 certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Class M-3 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (iv) the Certificate Balance of the class M-3 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Class M-4 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (v) the Certificate Balance of the class M-4 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Class M-5 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Balance of the class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (vi) the Certificate Balance of the class M-5 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Class M-6 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Balance of the class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the Certificate Balance of the class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (vii) the Certificate

Balance of the class M-6 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Class M-7 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Balance of the class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the Certificate Balance of the class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (vii) the Certificate Balance of the class M-6 certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date) and (viii) the Certificate Balance of the class M-7 certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Class M-8 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Balance of the class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the Certificate Balance of the class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (vii) the Certificate Balance of the class M-6 certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (viii) the Certificate Balance of the class M-7 certificates, (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), and (ix) the Certificate Balance of the class M-8 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Class M-9 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Balance of the class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the Certificate Balance of the class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (vii) the Certificate Balance of the class M-6 certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (viii) the Certificate Balance of the class M-7 certificates, (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), (ix) the Certificate Balance of the class M-8 certificates, (after taking into account the payment of the Class M-8 Principal Distribution Amount on such distribution date), and (x) the Certificate Balance of the class M-9 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Class M-10 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Balance of the class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the Certificate Balance of the class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (vii) the Certificate Balance of the class M-6 certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (viii) the Certificate Balance of the class M-7 certificates, (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), (ix) the Certificate Balance of the class M-8 certificates, (after taking into account the payment of the Class M-8 Principal Distribution Amount on such distribution date), (x) the Certificate Balance of the class M-9 certificates, (after taking into account the payment of the Class M-9 Principal Distribution Amount on such distribution date), and (xi) the Certificate Balance of the class M-10 certificates immediately prior to such distribution date) over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Class M-11 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Balance of the class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the Certificate Balance of the class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (vii) the Certificate Balance of the class M-6 certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (viii) the Certificate Balance of the class M-7 certificates, (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), (ix) the Certificate Balance of the class M-8 certificates, (after taking into account the payment of the Class M-8 Principal Distribution Amount on such distribution date), (x) the Certificate Balance of the class M-9 certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such distribution date), (xi) the Certificate Balance of the class M-10 certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such distribution date) and (xii) the Certificate Balance of the class M-11 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Class M-12 Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Balance of the class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Balance of the class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Balance of the class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution

Amount on such distribution date), (v) the Certificate Balance of the class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the Certificate Balance of the class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (vii) the Certificate Balance of the class M-6 certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (viii) the Certificate Balance of the class M-7 certificates, (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), (ix) the Certificate Balance of the class M-8 certificates, (after taking into account the payment of the Class M-8 Principal Distribution Amount on such distribution date), (x) the Certificate Balance of the class M-9 certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such distribution date), (xi) the Certificate Balance of the class M-10 certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such distribution date), (xii) the Certificate Balance of the class M-11 certificates (after taking into account the payment of the Class M-11 Principal Distribution Amount on such distribution date) and (xiii) the Certificate Balance of the class M-12 certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Credit Enhancement Percentage” for a distribution date is equal to (i) the sum of (a) the aggregate Certificate Balance of the mezzanine certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the mortgage loans (calculated prior to taking into account distributions of principal on the mortgage loans and prior to taking into account distributions on the certificates on such distribution date).

The “Crossover Date” means the earlier to occur of (i) the distribution date on which the aggregate Certificate Balance of the class A certificates is reduced to zero; and (ii) the later to occur of (x) the distribution date in [                    ], and (y) the first distribution date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans but prior to the principal distributions to the certificates) is greater than or equal to [    ]%.

The “Current Interest” for any distribution date and each class of class A and mezzanine certificates equals the amount of interest accrued during the related accrual period at the related pass-through rate (subject to the related Available Funds Cap Rate) on the Certificate Balance of such class immediately prior to such distribution date, in each case, reduced by any prepayment interest shortfalls allocated to that class and shortfalls resulting from the application of the Relief Act (allocated to each certificate based on its respective entitlements to interest irrespective of any prepayment interest shortfalls or shortfalls resulting from the application of the Relief Act for that distribution date).

A mortgage loan is “delinquent” if any monthly payment due on a due date is not made by the close of business on the next scheduled due date. A mortgage loan is “30 days delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days delinquent” and “90 days delinquent,” etc.

A “due period” with respect to any distribution date is the period commencing on the second day of the month preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

The “Excess Cashflow” for any distribution date is equal to the excess of (a) the Interest Remittance Amount over (b) the sum of the Monthly Interest Distributable Amounts for the class I, class A, mezzanine and class B certificates and any administrative fees.

The “Extra Principal Distribution Amount” for any distribution date, is the lesser of (x) the Excess Cashflow for such distribution date and (y) the Overcollateralization Deficiency Amount for such distribution date.

A “Group” means the Group I mortgage loans or the Group II mortgage loans, as applicable.

The “Group I Allocation Percentage” for any distribution date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such distribution date and the denominator of which is (ii) the Principal Remittance Amount for such distribution date.

The “Group I Certificate Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the Certificate Balance of the class A-1A certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the Group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Group I Cross Collateralization Amount” for any distribution date is the portion of the Group I Interest Remittance Amount remaining after payment of the Monthly Interest Distributable Amount on the Group I Certificates, the related proportional amount of the Class I Monthly Interest Distributable Amount and the related proportional amount of administrative fees.

The “Group I Interest Remittance Amount” for any distribution date is the portion of the Interest Remittance Amount that was collected or advanced on the Group I mortgage loans.

The “Group I Principal Distribution Amount” with respect to any distribution date is the sum of (i) the Group I Principal Remittance Amount for such distribution date and (ii) the Extra Principal Distribution Amount for such distribution date multiplied by the Group I Allocation Percentage.

The “Group I Principal Remittance Amount” for any distribution date is that portion of the Principal Remittance Amount that was collected or advanced on the Group I mortgage loans plus, on the distribution date immediately following the pre-funding period, any related portion of unused pre-funding account moneys.

The “Group II Allocation Percentage” for any distribution date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such distribution date and the denominator of which is (ii) the Principal Remittance Amount for such distribution date.

The “Group II Certificate Principal Distribution Amount” for a distribution date is an amount equal to the excess of (x) the aggregate Certificate Balance of the Group II Certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate principal balance of the Group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[            ].

The “Group II Cross Collateralization Amount” for any distribution date is the portion of the Group II Interest Remittance Amount remaining after payment of the aggregate Monthly Interest Distributable Amounts on the Group II Certificates, the related proportional amount of the Class I Monthly Interest Distributable Amount and the related proportional amount of administrative fees.

The “Group II Interest Remittance Amount” for any distribution date is the portion of the Interest Remittance Amount that was collected or advanced on the Group II mortgage loans.

The “Group II Principal Distribution Amount” with respect to any distribution date is the sum of (i) the Group II Principal Remittance Amount for such distribution date and (ii) the Extra Principal Distribution Amount for such distribution date multiplied by the Group II Allocation Percentage.

The “Group II Principal Remittance Amount” for any distribution date is that portion of the Principal Remittance Amount that was collected or advanced on the Group II mortgage loans plus, on the distribution date immediately following the pre-funding period, any related portion of unused pre-funding account moneys.

The “Interest Remittance Amount” for any distribution date is that portion of the Available Funds for that distribution date allocable to interest (excluding prepayment penalties).

The “Interest Remittance Formula Amount” as of any distribution date and any Group, is an amount equal to (1) the product of (x) 1/12 of the weighted average coupon rate of the related Group as of the beginning of the related due period and (y) the aggregate principal balances of the mortgage loans related to such Group as of the beginning of the related due period minus (2) the aggregate amount of Relief Act shortfalls and prepayment interest shortfalls on such Group for the related prepayment period.

The “Monthly Interest Distributable Amount” for any distribution date and class of class A or mezzanine certificates is the sum of (1) the Unpaid Interest Shortfall Amount for that class and distribution date and (2) the Current Interest for that class and distribution date. In the event of a shortfall in the full amount necessary to pay both the Unpaid Interest Shortfall Amount and the Current Interest for a class, distributions will first be applied to the Unpaid Interest Shortfall Amount and then to the Current Interest.

The “Overcollateralization Amount” on a distribution date is equal to (a) the sum of (i) the aggregate principal balance of the mortgage loans after giving effect to distributions of principal on the mortgage loans and (ii) any outstanding pre-funding amount, minus (b) the aggregate Certificate Balance of the class A and mezzanine certificates after giving effect to principal distributions on the class A and mezzanine certificates on such distribution date.

The “Overcollateralization Deficiency Amount” with respect to any distribution date equals the amount, if any, by which the Required Overcollateralization Amount exceeds the Overcollateralization Amount on such distribution date (after giving effect to only distributions in respect of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount on such distribution date).

The “Prepayment Period” for any distribution date is the period commencing on the day after the determination date in the month preceding the month in which such distribution date falls (or, in the case of the first distribution date, from the cut-off date) and ending on the determination date of the calendar month in which such distribution date falls.

The “Principal Distribution Amount” with respect to any distribution date, is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount for such distribution date.

The “Principal Remittance Amount” means with respect to any distribution date, the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the servicer that were due during the related due period, (ii) the principal portion of all partial and full principal prepayments of the mortgage loans applied by the servicer during such prepayment period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such prepayment period, (iv) that portion of the purchase price, representing principal of any repurchased mortgage loan, deposited to the collection account during such prepayment period, (v) the principal portion of any related substitution adjustments deposited in the collection account during such prepayment period, (vi) on the distribution date which follows the termination of the pre-funding period, the remaining applicable amount on deposit in the pre-funding account at that time, (vii) Subsequent Recoveries to pay certain certificates amounts in respect of realized losses allocated to such certificates and (viii) on the distribution date on which the trust is to be terminated, that portion of the termination price relating to principal.

The “Reinstatement Amount” means with respect to any distribution date, the aggregate amount of all Subsequent Recoveries received during the related due period.

The “Required Overcollateralization Amount” for any distribution date is equal to [0.50%] of the sum of (x) the aggregate principal balance of the initial mortgage loans as of the related cut-off date and (y) the pre-funding amount as of the closing date.

A “Subsequent Recovery” with respect to any liquidated mortgage loan that had previously been the subject of a realized loss, is any principal amount subsequently received in connection with such mortgage loan.

A “Trigger Event” is in effect with respect to any distribution date on or after the Crossover Date if either (i) the three-month rolling average of mortgage loans delinquent 60 days or more exceeds [    ]% of the current Credit Enhancement Percentage, or (ii) losses incurred since the cut-off date as a percentage of the sum of (x) aggregate principal balance of the initial mortgage loans as of the cut-off date and (y) the pre-funding amount as of the closing date, for the related distribution date, are greater than the applicable percentage set forth below with respect to such distribution date:

Distribution Date Occurring In:	Percentage

The “Unpaid Interest Shortfall Amount” means (i) for each class of class A and mezzanine certificates and the first distribution date, zero, and (ii) with respect to each class of class A, mezzanine and class B certificates and the class I certificates and any distribution date after the first distribution date, the amount, if any, by which (a) the Monthly Interest Distributable Amount for such class for the immediately preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest on such preceding distribution date, plus interest on that amount to the extent permitted by law, at the pass-through rate for such class for the related accrual period.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each payment date from the Available Funds in order of priority.

Fee	General Purpose of the Fee	Party Receiving the Fee	Amount or Calculation of Fee
Servicing Fee(1)	performance of the servicer’s duties under the pooling and servicing agreement	NovaStar Mortgage, Inc.	on each payment date 1/12 of 0.50% per annum times the aggregate principal balance of the mortgage loans as of such date.

Trustee Fee(2)	performance of the trustee’s duties under the pooling and servicing agreement	[ ]

Swap Provider Fee(2)	performance of the swap provider’s duties under the swap agreement	[Name of Swap Provider]

(1)	The servicing fee and the trustee fee are paid on a first priority basis from Available Funds.
(2)	The swap provider fee is paid from Available Funds after amounts described in footnote (1), but before any payments are made to any of the offered certificates.

[Include as footnotes any limit on these fees, how they might change with a change in the transaction party or otherwise without the consent of the noteholders. (Item 1113(c))]

Calculation of One-Month LIBOR

The trustee will determine the London interbank offered rate for one-month United States dollar deposits for each accrual period for the certificates on the second London business day preceding such accrual period (each such date, an “interest determination date”) on the basis of the offered rates for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such interest determination date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of such accrual period). The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of such accrual period).

“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and “reference banks” means leading banks selected by the trustee and engaged in transactions in European deposits in the international Eurocurrency market.

The establishment of one-month LIBOR on each interest determination date by the trustee and the trustee’s calculation of the rate of interest applicable to the certificates for the related accrual period shall (in the absence of manifest error) be final and binding.

Advances

Prior to each distribution date, the servicer is required under the pooling and servicing agreement to make “advances” (out of its own funds, or funds held in the collection account for future payment or withdrawal) with respect to any payments of principal and interest (net of the servicing fee) which were due on the mortgage loans on the immediately preceding due date and which are delinquent on the business day next preceding the related determination date.

Such advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds, or liquidation proceeds. The purpose of making such advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. Any failure by the servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the successor servicer will be obligated to make any such advance, in accordance with the terms of the pooling and servicing agreement.

Advances made from funds held in the collection account may be made by the servicer from subsequent collections of principal and interest received on other mortgage loans and deposited into the collection account. Advances made from the collection account are not limited to subsequent collections of principal and interest received on the delinquent mortgage loan with respect to which an advance is made. If on the fourth business day prior to any distribution date funds in the collection account are less than the amount that would have been paid to the certificateholders on such distribution date had the servicer not withdrawn such funds, then the servicer will deposit its own funds into the collection account in the amount of the lesser of (i) any unreimbursed advances previously made by the servicer with funds held in the collection account or (ii) the shortfall in the collection account; but in no event will the servicer deposit into the collection account an amount that is less than any shortfall in the collection account attributable to delinquent payments on mortgage loans which the servicer deems to be recoverable and which has not been covered by an advance from the servicer’s own corporate funds.

All advances will be reimbursable to the servicer on a first priority basis from late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which such unreimbursed advance was made. In addition, any advances previously made which are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds and liquidation proceeds may be reimbursed to the servicer out of any funds in the collection account prior to payments on the certificates.

The pooling and servicing agreement provides that the servicer, on behalf of the issuing entity, may enter into a facility with any person which provides that such person (an “Advancing Person”) may directly or indirectly fund advances and/or servicing advances, although no such facility will reduce or otherwise affect the servicer’s obligation to fund such advances and/or servicing advances. Such facility will not require the consent of the certificateholders. Any advances and/or servicing advances made by an Advancing Person would be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the servicer if such advances were funded by the servicer.

Book-Entry Certificates

The class A, mezzanine and class B certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the certificates may elect to hold their certificates through the Depository Trust Company (“DTC”) in the United States, or upon request through Clearstream Banking Luxembourg or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate principal amount of the certificates of each class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank, National Association, will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing Certificate Balances of $25,000 and in multiples of $1,000 in excess thereof, with a minimum investment of $100,000. Except as described below, no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only “certificateholders” of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

A certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interests will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream or Euroclear, as appropriate). Certificate owners will receive all payments of principal of, and interest on, the certificates from the trustee through DTC and DTC participants. While the certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates and is required to receive and transmit payments of principal of, and interest on, the certificates. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the rules provide a mechanism by which certificate owners will receive payments and will be able to transfer their interest.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not participants may transfer ownership of certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of such certificates, which account is maintained with their respective participants. Under the rules and in accordance with DTC’s normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the certificates, see “Material Federal Income Tax Consequences—Foreign Investors” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulation and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in multiple currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).

The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-Participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and

Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with Persons holding through Euroclear participants.

Payments on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book- entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficiary owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Payments with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—Foreign Investors” and “—Backup Withholding” in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificate, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees rather than to DTC, only if (a) DTC or the issuing entity advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry certificates and the issuing entity or the trustee is unable to locate a qualified successor or (b) if after occurrence of an event of default under the transaction documents, owners of beneficial interests in a book entry certificate representing in the aggregate more than 50% of the aggregate outstanding principal amount of the certificates of that series advise the trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interests of those owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the definitive certificates. Upon surrender by DTC of the global note or notes representing the book-entry certificates and instructions for re-registration, the trustee, as registrar, will issue definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as certificateholders under the pooling and servicing agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the depositor, the servicer, the custodian nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

For additional information regarding DTC and the book-entry certificates, see Annex I hereto and “The Agreements—Form of the Securities” in the prospectus.

Assignment of Mortgage Loans

The sponsor will deliver to the custodian the mortgage files, which consist of the mortgage notes endorsed by the sponsor, or the last holder of record, without recourse to the trustee, the related mortgages or deeds of trust, all intervening mortgage assignments, if any, and certain other documents relating to the mortgage loans. The sponsor will be required to cause to be prepared and recorded, at its expense and within the time period specified in the purchase agreement, assignments of the mortgages from the sponsor, or the last holder of record, to the trustee.

The custodian, on behalf of the trustee, will review the mortgage files delivered to it within 45 days after delivery, and if any document required to be included in any mortgage file is found to be missing or to be defective in any material respect and such defect is not cured within 45 days following notification thereof to the sponsor, the custodian will require either that the related mortgage loan be removed from the mortgage pool or that a mortgage loan conforming to the requirements of the pooling and servicing agreement be substituted for the related mortgage loan within 90 days.

In connection with the transfer of the mortgage loans pursuant to the purchase agreement, the sponsor will make certain representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each mortgage loan. In addition, the sponsor will make certain other representations and warranties regarding the mortgage loans, including, for instance, that each mortgage loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid first or second priority lien, that, as of the applicable cut-off date, no mortgage loan included in the mortgage pool as of the closing date was more than 89 days past due, that each mortgaged property consists of a manufactured dwelling, a multi-unit dwelling, unit in a condominium, planned unit development or a single family residence, that the sponsor had good title to each mortgage loan prior to such transfer and that the originator was authorized to originate each mortgage loan. The trustee will be entitled to enforce remedies for breaches of these representations and warranties.

If with respect to any mortgage loan (1) a defect in any document constituting a part of the related mortgage file remains uncured within the specified period and materially and adversely affects the value of the mortgage loan or materially and adversely affects the interest of the trustee, or the certificateholders in that mortgage loan or (2) a breach of any representation or warranty made by the sponsor relating to the mortgage loan occurs and such breach materially and adversely affects the value of the mortgage loan or materially and adversely affects the interests of the trustee or the certificateholders in that mortgage loan, then the trustee will enforce the remedies for such defects or breaches against the sponsor by requiring the sponsor to purchase the defective mortgage loan from the trust at a price of par plus accrued interest at the mortgage rate (net of the applicable servicing fee rate). The sponsor will also have the option, but not the obligation, to substitute for such defective mortgage loan a qualified replacement mortgage loan, but only if such substitution is made within two years after the closing date.

The obligation of the sponsor to cure, purchase or substitute any defective mortgage loan as described above will constitute the sole remedy available to certificateholders or the trustee for a defective mortgage loan.

The Paying Agent

The paying agent shall initially be the trustee. The paying agent shall have the revocable power to withdraw funds from the payment account for the purpose of making payments to the certificateholders.

Optional Termination

The mortgage loans may be purchased by the servicer on any distribution date on or after the distribution date on which the aggregate principal balance of the mortgage loans is equal to or less than 10% of the sum of (i) the principal balance of the initial mortgage loans as of their cut-off date and (ii) the original pre-funding amount as of the closing date. This will result in a retirement of the certificates. The purchase price for the mortgage loans is expected to be an amount sufficient to pay 100% of the aggregate outstanding Certificate Balance of each class of certificates and accrued and unpaid interest thereon at the related pass-through rate through the date on which the trust is terminated together with all amounts due and owing to the servicer, the custodian, the hedge providers and the trustee.

Mandatory Prepayment on the Certificates

Each class of certificates may be partially prepaid on the distribution date immediately following the end of the pre-funding period to the extent that any amount remains on deposit in the pre-funding account on such distribution date (with respect to the related Group). Although no assurance can be given, it is anticipated that the principal amount of subsequent mortgage loans sold to the trust and included in the trust estate will require the application of substantially all of the original pre-funded amount and that there should be no material amount of principal prepaid to the certificates from the pre-funding account. However, it is unlikely that the sponsor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the original pre-funded amount.

Certain Yield and Prepayment Considerations

The yield to maturity of the certificates will depend on the prices paid by the holders of such certificates, the pass-through rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the mortgage loans and the allocation thereof. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans and the amount, if any, distributed from the pre-funding account at the end of the pre-funding period. The rate of principal payments on such mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors and liquidations of defaulted mortgage loans, and purchases of mortgage loans due to certain breaches of representations and warranties and optional repurchases of delinquent loans by the servicer. The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield Considerations”), no assurance can be given as to such rate or the timing of principal payments on the certificates.

The mortgage loans generally may be prepaid in full or in part at any time; however, prepayments may subject the mortgagor to a prepayment charge. The initial mortgage loans are secured by senior or junior liens on the related mortgaged properties. Generally, mortgage loans secured by junior liens are not viewed by mortgagors as permanent financing. Accordingly, such mortgage loans may experience a higher rate of prepayment than the first-lien mortgage loans. All of the mortgage loans are assumable under certain circumstances if, in the sole judgment of the servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for such mortgage loan is not impaired by the assumption. All of the mortgage loans contain a customary “due on sale” provision. The servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulation. However, if the servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the certificates and may result in a prepayment experience on the mortgage loans that differs from that on other conventional mortgage loans. Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the monthly payments of the adjustable rate mortgage loans to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the mortgagor under each adjustable rate mortgage loan was qualified on the basis of the mortgage rate in effect at origination. The repayment of such adjustable rate mortgage loans will be dependent on the ability of the mortgagor to make larger monthly payments as the mortgage rate increases. In addition, the rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

The recordation of the mortgages in the name of MERS is a new practice in the mortgage lending industry. The depositor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of realized losses on the mortgage loans.

To the extent that the original pre-funded amount has not been fully applied to the purchase of subsequent mortgage loans by the issuing entity by the end of the pre-funding period, the holders of each class of certificates will receive, in the order of priority of principal distributions described in this prospectus supplement, on the first distribution date following the termination of the pre-funding period, a prepayment of principal in an amount equal to the lesser of (i) the applicable amount remaining in the pre-funding account and (ii) the outstanding Certificate Balance of such related class of certificates. Although no assurance can be given, it is anticipated by the depositor that the principal amount of subsequent mortgage loans sold to the issuing entity for inclusion in the trust estate will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material amount of principal prepaid to such certificateholders. However, it is unlikely that the sponsor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the original pre-funded amount.

In addition, the yield to maturity of the certificates will depend on, among other things, the price paid by the holders of the certificates and the then applicable pass-through rate. The extent to which the yield to maturity of a certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a certificate is purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a certificate is purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

Furthermore, the yield to maturity on the certificates may be affected by the limitation posed by the related available funds cap rate.

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the certificates will be influenced by, among other things, the rate at which the principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each adjustable rate mortgage loan will be recalculated semi-annually with respect to the Six-Month LIBOR mortgage loans and semi-annually after the initial adjustment date with respect to 2/28 Six-Month LIBOR mortgage loans, 3/27 Six-Month LIBOR mortgage loans and 5/25 Six-Month LIBOR mortgage loans, any partial prepayments thereof will not reduce the term to maturity of such adjustable rate mortgage loan. In addition, an increase in the mortgage rate on an adjustable rate mortgage loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the mortgage rate on the adjustable rate mortgage loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Constant Prepayment Rate model (“CPR”), assumes that the outstanding principal balance of a pool of mortgage loans prepays each month at a specified annual rate or CPR. In generating monthly cash flows, this annual rate is converted to an equivalent monthly rate. With respect to the fixed rate mortgage loans, the model assumes a CPR of 2.0% per annum in the first month of the life of the fixed rate mortgage loans, then the model assumes an additional 2.5556% (precisely 23%/9) per annum in each month thereafter until the 10th month; beginning in the 10th month and in each month thereafter, the model assumes a CPR of 25% per annum (such model, a “prepayment assumption”). With respect to the adjustable rate mortgage loans, the model assumes a CPR of 2.0% per annum in the first month of the life of the adjustable rate mortgage loans, then the model assumes an additional 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month; beginning in the 12th month until the 22nd month, the model assumes a CPR of 30%; beginning in the 23rd month until the 28th month, the model assumes a CPR of 60% per annum; beginning in the 29th month and in each month thereafter, the model assumes a CPR of 35% per annum (such model, also a “prepayment assumption”). The levels of CPR used above in defining the prepayment assumptions represent 100% of the related prepayment assumption. To assume a CPR percentage in either prepayment model is to assume that the stated percentage of the outstanding principal balance of the pool would be prepaid over the course of a year. No representation is made that the mortgage loans will prepay at the percentages of CPR specified in either prepayment model.

The tables set forth below have been prepared on the basis of certain assumptions (the “Modeling Assumptions”) as described below regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust estate as described under “Description of the Mortgage Pool” herein and the performance thereof. The tables assume, among other things, that: (i) the mortgage pool consists of mortgage loans with the following characteristics:

Group I Mortgage Loans

Initial/ Subsequent	Loan Type	Principal Balance ($)	Initial Gross Mortgage Rate (%)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Remaining Term to Maturity (Months)	Remaining IO Term (Months)	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index	Adjustment Frequency (Months)

Group I Mortgage Loans (continued)

Initial/ Subsequent	Loan Type	Principal Balance ($)	Initial Gross Mortgage Rate (%)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Remaining Term to Maturity (Months)	Remaining IO Term (Months)	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index	Adjustment Frequency (Months)

Group II Mortgage Loans

Initial/ Subsequent	Loan Type	Principal Balance ($)	Initial Gross Mortgage Rate (%)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Remaining Term to Maturity (Months)	Remaining IO Term (Months)	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index	Adjustment Frequency (Months)

Group II Mortgage Loans (continued)

Initial/ Subsequent	Loan Type	Principal Balance ($)	Initial Gross Mortgage Rate (%)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Remaining Term to Maturity (Months)	Remaining IO Term (Months)	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index	Adjustment Frequency (Months)

(ii) One-Month LIBOR and Six-Month LIBOR remain constant at [    ]% and [    ]%, respectively; (iii) payments on the certificates are received, in cash, on the 25th day of each month, commencing in [            ]; (iv) there are no delinquencies or losses on the mortgage loans, and scheduled payments on the mortgage loans are timely received on the first day of each month commencing in [            ]; (v) there are no repurchases or substitutions of the mortgage loans; (vi) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, gross mortgage rate and remaining amortization term such that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining amortization term (after any interest only period); (vii) the indices remain constant at the rates listed above and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next adjustment date (and on subsequent adjustment dates, as necessary) to equal the related index plus the applicable gross margin, subject to the maximum and minimum mortgage rate and the related initial periodic rate cap and periodic rate cap listed above; (viii) with respect to each mortgage loan (other than the fixed rate mortgage loans), the monthly payment on the mortgage loan is adjusted on the due date immediately following the next rate adjustment date (and on subsequent adjustment dates, as necessary) to equal a fully amortizing payment as described in clause (vi) above; (ix) payments on the mortgage loans earn no reinvestment return; (x) there are no additional ongoing trust estate expenses payable out of the trust estate; (xi) the mortgage loans experience no prepayment charges; (xii) no miscellaneous servicing fees are passed through to the certificateholders; (xiii) the certificates will be purchased on [            ]; (xiv) prepayments on the mortgage loans represent prepayments in full of individual mortgage loans and are received on the last day of each month with 30 days’ interest thereon beginning in [            ]; (xv) the administrative fee rate will be a per annum rate equal to [    ]%; (xvi) the subsequent mortgage loans are acquired in [            ] with the characteristics set forth in the previous tables, with their first scheduled payment date due in [            ]; and (xvii) the issuing entity earns interest on the amount on deposit in the pre-funding account in [            ] at a per annum rate equal to [    ]%.

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR or prepayment assumption. Moreover, the diverse remaining terms to stated maturity of the mortgage loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to stated maturity of the mortgage loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average life of the certificates. Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the certificates, and set forth the percentages of the initial Certificate Balance of the certificates that would be outstanding after each of the dates shown at various percentages of the related prepayment assumption.

Percent of Initial Class A-1A Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

*	Greater than 0% but less than 0.5%.
(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class A-2A Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class A-2B Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class A-2C Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

*	Greater than 0% but less than 0.5%.
(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class A-2D Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class M-1 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

*	Greater than 0% but less than 0.5%.
(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class M-2 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

*	Greater than 0% but less than 0.5%.
(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class M-3 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class M-4 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class M-5 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class M-6 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class M-7 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class M-8 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class M-9 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Class M-10 Certificate Balance Outstanding(1)(5)

Prepayment Scenario(2)
Distribution Date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.
(2)	As a percentage of the related prepayment assumption.
(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.
(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.
(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class M-10 Certificate Balance Outstanding

Prepayment Scenario
Distribution Date	50%	75%	100%	125%	150%

The Pooling and Servicing Agreement

The following summary describes certain terms of the pooling and servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the pooling and servicing agreement.

Servicing and Other Compensation

With respect to each mortgage loan and each distribution date, the servicer will be entitled to a servicing fee equal to 1/12 of the servicing fee rate times the principal balance of such mortgage loan as of such date. The servicing fee for each mortgage loan is payable out of the interest payments on such mortgage loan. The servicing fee rate in respect of each mortgage loan will be equal to 0.50% per annum of the outstanding principal balance of such mortgage loan. The servicer will not be entitled to any additional servicing compensation (other than late payment charges) such as prepayment penalties and any such amount, to the extent received by the servicer, will be included in available funds.

With respect to any distribution date, any prepayment interest shortfalls during the preceding calendar month will be covered by the servicer, but only up to the total servicing fee payable to the servicer with respect to such distribution date. These payments are referred to as “compensating interest.” The “prepayment interest shortfall” for any distribution date is equal to the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments in full or in part on the mortgage loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. No assurance can be given that compensating interest will be sufficient to cover prepayment interest shortfalls for any distribution date.

Purchase of Delinquent Mortgage Loans

The servicer has limited rights, but not the obligation, to purchase mortgage loans from the issuing entity which become 90 days or more delinquent at a price equal to 100% of the outstanding principal balance thereof, plus accrued interest. The servicer has such purchase right only (i) during the 29 day period immediately following the date the mortgage loan becomes 90 days delinquent and (ii) on the date the servicer liquidates the related mortgaged property, and must purchase the most delinquent mortgage loans first before purchasing other less delinquent mortgage loans.

Servicing Defaults

The following events constitute servicing defaults:

(i) any failure by the servicer to make any deposit required to be made under the pooling and servicing agreement, which continues unremedied for a period of three business days after written notice has been given; or

(ii) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer set forth in the pooling and servicing agreement, which failure, in each case, materially and adversely affects the interests of certificateholders or the breach of any representation or warranty of the servicer in the pooling and servicing agreement which materially and adversely affects the interests of the certificateholders, and which in either case continues unremedied for a period of 30 days after the date on which written notice has been given; or

(iii) the entry against the servicer of an order for the appointment of a trustee in any insolvency or similar proceeding, and the continuance of this order in effect for a period of 60 consecutive days; or

(iv) the servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or similar person in any insolvency or similar proceeding relating to the servicer or all or substantially all of its property; or the servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v) any other servicer events of default listed in the pooling and servicing agreement.

So long as a servicing default shall not have been remedied within the applicable grace period, with respect to a failure to make a required advance, if such advance is not made by 5:00 P.M., New York time, on the business day immediately following the date the servicer was required to make such advance, the trustee shall terminate the servicer.

In the case of all other servicing defaults, the trustee shall, at the direction of the majority holders, by notice then given in writing to the servicer, terminate the servicer. Upon the termination of the servicer, the trustee, or another successor servicer, shall assume the duties of a successor servicer.

Notice, as required above, may be given (i) to the servicer by the trustee or (ii) to the servicer and the trustee by the holders of certificates evidencing at least 51% of the voting rights.

If the trustee is unwilling or is legally unable to act as successor servicer, the trustee shall appoint or petition a court of competent jurisdiction to appoint a successor servicer satisfying the requirements set forth in the pooling and servicing agreement. Pending appointment of a successor to the servicer, unless the trustee is prohibited by law from so acting, the trustee shall act as successor servicer.

The majority holders may waive any events permitting removal of the servicer, although the majority holders may not waive a default in making a required distribution on a certificate without the consent of the holder of such certificate.

The “majority holders” are holders of certificates evidencing at least 51% of the voting rights. Voting rights are allocated as follows:

•	the class A certificates, the mezzanine certificates and the class B certificates will have 97% of the voting rights (allocated in proportion to the respective then outstanding Certificate Balances);

•	each of the class C, class I and residual certificates will have 1% of the voting rights; and

•	when none of the class A, mezzanine, class B, class I or class C certificates are outstanding, 100% of the voting rights will be allocated among holders of the residual certificates.

Limitation on Suits

No certificateholder will have any right to institute any proceedings with respect to the pooling and servicing agreement unless:

•	such certificateholder has previously given written notice to the trustee of a continuing event of default;

•	certificateholders representing not less than 51% of the Certificate Balances of the certificates have made written request to the trustee to institute proceedings in respect of such event of default in its own name as the trustee;

•	such certificateholders have offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	for 60 days after its receipt of such notice of, request and offer of indemnity the trustee has failed to institute any such proceedings; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the certificateholders representing more than 50% of the Certificate Balances of the certificates.

The Custodian and the Trustee

The custodian or the trustee also may be removed at any time by the Majority Certificateholders. The custodian or the trustee shall be removed if the custodian or the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the custodian or the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the custodian or the trustee or its property. Any resignation or removal of the custodian or the trustee and appointment of a successor custodian or the trustee, as applicable, will not become effective until acceptance of the appointment by the successor custodian or trustee. The trustee may terminate the custodian at any time for failure to perform its obligations under the pooling and servicing agreement or related agreements provided it or an acceptable successor custodian assumes the obligations of the custodian.

Material Federal Income Tax Consequences

The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the certificates is to be considered only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the certificates. References in this section and in the “ERISA Considerations” section to the code and sections are to the Internal Revenue Code.

REMIC Elections

The trustee will cause one or more REMIC elections to be made with respect to the assets of the trust (excluding the pre-funding account, the hedging agreements and the supplemental interest trust). Dewey Ballantine LLP, tax counsel, will deliver its opinion that, for federal income tax purposes, assuming (i) the REMIC elections are timely made, and (ii) all parties comply with the pooling and servicing agreement, the trust (excluding the pre-funding account, the hedging agreements and the supplemental interest trust) will be treated as one or more REMICs for federal income tax purposes.

A holder of an offered certificate will be treated for tax purposes: (i) as holding an undivided interest in a REMIC regular interest corresponding to that offered certificate and (ii) as having entered into a limited recourse interest rate cap contract (the “Cap Contract”). The REMIC regular interest corresponding to an offered certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that the interest payments on the REMIC regular interest will be determined (i) by setting the maximum interest rate of that REMIC regular interest equal to the related REMIC available funds cap rate as set forth in the pooling and servicing agreement, which may exceed the interest rate on the corresponding offered certificate and (ii) without regard to any interest payments on subsequent mortgage loans in the case of each of the first four distribution dates. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an offered certificate may exceed the actual amount of distributions on the offered certificate.

Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that offered certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an offered certificate in excess of the amount payable on the offered certificate will be treated as having been received by the holder of that offered certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences – REMIC Securities – Taxation of Beneficial Owners of REMIC Regular Securities” in the prospectus. In addition, each beneficial owner of an offered certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “–Cap Contract” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each offered certificate.

For federal income tax purposes, the offered certificates (other than the Cap Contract component), as regular interests in a REMIC, are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of offered certificates that otherwise report income under a cash method of accounting will be required to report income with respect to the offered certificates under an accrual method. See “Material Federal Income Tax Consequences – REMIC Securities – Taxation of Beneficial Owners of REMIC Regular Securities” in the prospectus.

Discount and Premium

It is not anticipated that the offered certificates (other than the class [    ] certificates) will be issued with any original issue discount (“OID”) other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 generally will not apply to the offered certificates. OID will be considered de minimis if it is less than 0.25% of the principal amount of an offered certificate multiplied by its expected weighted average life. A holder of an offered certificate issued with more than a de minimis amount of OID must include any OID in income under a constant yield method, generally in advance of the receipt of the cash attributable to such income. Because regulations regarding the accrual of income on prepayable debt instruments such as the offered certificates have not yet been issued by the Internal Revenue Service, the proper treatment regarding OID and the accrual of income on the offered certificates is not clear. See “Material Federal Income Tax Consequences – Discount and Premium – Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the rate of accrual of the OID, if any, on the offered certificates is 100% of the related prepayment assumption for the fixed rate and adjustable rate mortgage loans. No representation is made that any of the mortgage loans will prepay at this rate or any other rate. A subsequent purchaser who buys an offered certificate for more than its remaining stated redemption price at maturity may be subject to the “market premium” rules of the code. See “Material Federal Income Tax Consequences – Discount and Premium – Securities Purchased at a Premium” in the prospectus. A subsequent purchaser who buys an offered certificate with more than a de minimis amount of “market discount” will be subject to the “market discount” rules of the code. See “Material Federal Income Tax Consequences – Discount and Premium – Market Discount” in the prospectus.

Cap Contract

The holders of the offered certificates must allocate the purchase price of their certificates between the REMIC regular interest component and Cap Contract component based on their relative fair market values. The purchase price allocated to the REMIC regular interest component will be the issue price of the offered certificates for calculating accruals of OID. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the prospectus.

The Trust intends to treat the Cap Contract as a notional principal contract for federal income tax purposes. Treasury Regulations under section 446 of the code relating to notional principal contracts (the “Notional Principal Contract Regulations”) provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any amounts payable to a holder from the Cap Contract will be periodic payments. The portion of a holder’s purchase price allocated to the Cap Contract will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations. To the extent the sum of the periodic payments for any year exceeds that year’s amortized cost of the Cap Contract, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A holder’s ability to recognize a net deduction with respect to the Cap Contract is limited under sections 67 and 68 of the code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a holder will not be able to recognize a net deduction with respect to the Cap Contract in computing the holder’s alternative minimum tax liability.

Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the offered certificate, in any period and over the term of the offered certificate. As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Alternative federal income tax characterization of the Cap Contract is possible, including treatment of the Cap Contract as debt of the supplemental interest trust or an interest in a partnership. The amount, timing and character of the income and deductions for a class A or class M certificateholder with respect to the Cap Contract would differ if the Cap Contract was held to constitute indebtedness or an interest in a partnership. Because the Trust will treat the Cap Contract as a right to receive amounts under a notional principal contract, the servicer will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Cap Contract. Investors, including those that are foreign persons, should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the class A and mezzanine certificates.

The offered certificates (other than the Cap Contract component) possess special tax attributes by virtue of the REMIC provisions of the code. See “Material Federal Income Tax Consequences –REMIC Securities – Special Tax Attributes” in the prospectus. The Cap Contract component will not constitute: (i) a “real estate asset” within the meaning of section 856(c)(5)(B) of the code if held by a real estate investment trust; (ii) a “qualified mortgage” within the meaning of section 860G(a)(3) of the code or a “permitted investment” within the meaning of section 860G(a)(5) of the code if held by a REMIC; or (iii) assets described in section 7701(a)(19)(C)(xi) of the code if held by a thrift. In addition, as a result of the obligations represented by the Cap Contract components, the offered certificates generally will not be a suitable investment for a REMIC. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the two investment components of the certificate based on the relative fair market values of those components at the time of sale, exchange, or other disposition and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract. Assuming that the certificate is held as a “capital asset” within the meaning of section 1221 of the code, gain or loss on the disposition of an interest in the Cap Contract should be capital gain or loss. Upon the sale, exchange, or other disposition of the regular interest component of an offered certificate, the Seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or other disposition and such Seller’s adjusted basis in the regular interest component. The adjusted basis generally will equal the Seller’s cost, increased by any original issue discount or market discount previously included in the Seller’s income, and reduced by distributions previously received by the sponsor of amounts included in the stated redemption price at maturity of the regular interest component and further reduced by any bond premium amortized by the Seller as an offset to interest income on the regular interest component.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Material Federal Income Tax Consequences—Taxes on a REMIC Trust–Reporting and Other Administrative Matters,” “— Backup Withholding” and “—Foreign Investors — Grantor Trust Securities and REMIC Regular Securities” in the prospectus.

ERISA Considerations

Investors may wish to review the material set forth in this section together with the information in the section “ERISA Considerations” in the prospectus.

A fiduciary of any pension, profit sharing or other employee benefit plans subject to ERISA, or any other person investing plan assets of any such plan, including an insurance company investing through its general or separate accounts, may wish to review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or section 4975 of the code.

The Department of Labor has issued to each of the underwriters an individual prohibited transaction exemption which, as described under the section “ERISA Considerations-Certificates” in the prospectus, provides exemptive relief for certain transactions relating to investments in pass-through certificates issued by trusts which hold obligations such as the mortgage loans. An underwriter’s exemption will not apply until the expiration of the pre-funding period. Accordingly, until such time, the offered certificates may not be purchased with plan assets. Any investor purchasing offered certificates prior to the expiration of such period is hereby deemed to represent that it is not purchasing such certificates with plan assets. Before purchasing an offered certificate following the expiration of the pre-funding period based on an underwriter’s exemption, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a certificate for purposes of the underwriter’s exemption and (2) that the conditions and other requirements set forth in the underwriter’s exemption would be satisfied.

The rating of the offered certificates may change. If any such class of offered certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under an underwriter’s exemption. Although a plan that had purchased a certificate of such class when it had a permitted rating would not be required by the underwriter’s exemption to dispose of it, certificates of such class could no longer be purchased with plan assets unless the purchaser was an insurance company general account and the conditions for exemptive relief under Sections I and III of Prohibited Transaction Class Exemption 95-60 were satisfied.

Any person purchasing a certificate and the right to receive payments from the supplemental interest trust will have acquired, for purposes of ERISA, the certificate without the right to receive payments from the supplemental interest trust, together with the right to receive payments from the supplemental interest trust. An underwriter’s exemption may not apply to the acquisition, holding or resale of the right to receive payments from the supplemental interest trust. Accordingly, the acquisition of the right to receive payments from the supplemental interest trust by a plan could result in a prohibited transaction unless another administrative exemption to ERISA’s prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to the initial purchase, holding and resale of the right to receive payments from the supplemental interest trust, including, but not limited to:

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

•	Prohibited Transaction Class Exemption 84-14, regarding transactions negotiated by qualified professional asset managers;

•	Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by in-house asset managers;

•	Prohibited Transaction Class Exemption 75-1, Part II, regarding principal transactions by broker-dealers; or

•	Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts.

Any plan fiduciary considering the purchase of offered certificates may wish to consult with its counsel as to the potential applicability of ERISA, the Internal Revenue Code, the underwriter’s exemption and other administrative exemptions prior to making an investment in these certificates and the right to receive payments from the supplemental interest trust. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

The sale of the offered certificates to a plan is in no respect a representation by us that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.

Method of Distribution

Subject to the terms and conditions set forth in an underwriting agreement, dated [    ], among the sponsor, the depositor and the underwriters named below, the depositor has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from the depositor, the principal amount of offered certificates set forth opposite its name below:

	Class A-1A Certificates	Class A-2A Certificates
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class A-2B Certificates	Class A-2C Certificates
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class A-2D Certificates	Class M-1 Certificates
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class M-2 Certificates	Class M-3 Certificates
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class M-4 Certificates	Class M-5 Certificates
Underwriter	Principal Amount	Principal Amount

[INSERT UNDERWRITERS]

Total

	Class M-6 Certificates	Class M-7 Certificates
Underwriter	Principal Amount	Principal Amount

[INSERT UNDERWRITERS]

Total

	Class M-8 Certificates	Class M-9 Certificates
Underwriter	Principal Amount	Principal Amount

[INSERT UNDERWRITERS]

Total

Class M-10 Certificates
Underwriter	Principal Amount
[INSERT UNDERWRITERS]

Total

Class B-[ ] Certificates
Underwriter	Principal Amount
[INSERT UNDERWRITERS]

Total

The depositor has been advised that the underwriters propose initially to offer the offered certificates to the public at the respective offering prices set forth on the cover of this prospectus supplement and to dealers at those prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriter may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

Class	Selling Concession	Reallowance Discount
A-1A
A-2A
A-2B
A-2C
A-2D
M-1
M-2
M-3
M-4
M-5
M-6
M-7
M-8
M-9
M-10
B-[ ]

After the initial public offering of the offered certificates, the public offering prices and concessions may be changed.

The underwriting agreement provides that the underwriters’ obligations hereunder are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all of the offered certificates if any are purchased.

Until the distribution of the offered certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the depositor nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the certificates. In addition, neither the depositor nor any underwriter makes any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and upon request through Clearstream S.A. and the Euroclear System, on or about [                    ], against payment therefor in immediately available funds.

The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances, the underwriters will indemnify the depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or provide the certificateholders with sufficient liquidity of investment. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under “Description of the Certificates—Reports to Certificateholders,” which will include information as to the outstanding principal balance (or notional balance) of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

Immediately prior to the transfer of the mortgage loans to the trust, certain of the mortgage loans were subject to financing arrangements provided by affiliates of one or more of the underwriters. A portion of the proceeds from the sale of the certificates to the underwriters will be used to repay the financing. Any underwriter may retain the offered certificates, purchase the offered certificates for its own account or sell the offered certificates to an affiliate of such underwriter. In addition, any affiliate of an underwriter may purchase the offered certificates directly from the trust.

Certain Legal Matters

Certain legal matters relating to the certificates will be passed upon for the sponsor, the servicer and the depositor by Dewey Ballantine LLP, New York, New York, and for the underwriters by McKee Nelson LLP, New York, New York.

Ratings

It is a condition to the issuance of the offered certificates that each of the offered certificates be rated the ratings listed on page S-_ of this prospectus supplement.

S&P’s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. S&P’s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. S&P’s rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See “Certain Yield and Prepayment Considerations” herein. The ratings issued by S&P on payment of principal and interest do not cover the payment of any prepayment interest shortfalls, any Relief Act shortfalls or the Available Funds Cap Shortfall.

The rating process of Moody’s addresses the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to the certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield. The ratings do not address the likelihood that certificateholders will be paid the Available Funds Cap Shortfall.

A securities rating by Fitch addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood of frequency of prepayments on the mortgage loans, the payments of the Available Funds Cap Shortfalls or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

The depositor has not requested a rating on the certificates by any rating agency other than S&P, Moody’s and Fitch. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by S&P, Moody’s and Fitch.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the certificates.

Legal Investment

The class A and mezzanine certificates are not expected to be considered “mortgage related securities” for purposes of SMMEA.

We make no representations as to the proper characterization of the certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered certificates will be available only in book-entry form. Investors in the global certificates may hold such global certificates through any of The Depository Trust Company, and upon request through Clearstream or Euroclear. The global certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors global certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurocertificate practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global certificates will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of global certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their global certificates through DTC will follow the settlement practices applicable to other collateralized mortgage certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurocertificates, except that there will be no temporary global security and no “lock-up” or restricted period. global certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.

Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurocertificates in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When global certificates are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant’s account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global certificates to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the global certificates to the DTC participant’s account against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global certificates from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of the certificates holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:

(i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

Exemption for Non- U.S. Persons - Form W-8BEN.

Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries - Form W-8BEN.

A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons (Form W-9).

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

A “U.S. Person” is:

(i) a citizen or resident of the United States;

(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

(iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

A “Non-U.S. Person” is any person who is not a U.S. Person.

NovaStar Mortgage Funding Trust, Series 20[    ]-[    ]

NovaStar Mortgage, Inc.

Sponsor and Servicer

[NovaStar Mortgage Funding Corporation]

[NovaStar Certificates Financing Corporation]

Depositor

$[            ]

Asset-Backed Certificates,

Series 20[    ]-[    ]

Prospectus Supplement

[INSERT UNDERWRITERS]

We suggest that you rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the securities offered hereby in any state where the offer is not permitted. Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the securities offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

Prospectus Supplement to Prospectus dated [            ], 200[_]

$[                    ]

NovaStar Mortgage Funding Trust 200[_]-[_]

(Issuing Entity)

NovaStar Home Equity Loan Asset-Backed Notes, Series 200[_]-[_]

[NovaStar Logo]

NovaStar Mortgage Inc.

(Sponsor and Servicer)

[NovaStar Mortgage Funding Corporation]

[NovaStar Certificates Financing Corporation] (Depositor)

You should read the section entitled “ Risk Factors” starting on page S-[    ] of this prospectus supplement and on page [    ] of the accompanying prospectus and consider these factors before making a decision to invest in the notes.

The notes represent non-recourse obligations of the issuing entity only and are not interests in or obligations of the sponsor, depositor, any of their affiliates, or any other person.

Neither the notes nor the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The issuing entity estate —

•	The issuing entity estate consists primarily of [two] groups of residential mortgage loans. [One group contains first and second lien fixed- and adjustable-rate conforming mortgage loans and the other group contains first and second lien fixed- and adjustable-rate conforming and non-conforming mortgage loans.]

The notes —

•	Each class of notes will be backed primarily by a pledge of one of the two groups of mortgage loans.

•	Payments on the notes will be made monthly. The first expected payment date for the notes is [ ].

Credit enhancement and other support —

•	The notes will be unconditionally and irrevocably guaranteed as to the timely payment of interest and as to specified payments of principal pursuant to the terms of a note insurance policy to be issued by

[Insurer’s logo]

•	The notes will be cross-collateralized to a limited extent.

•	[Insert disclosure regarding interest rate cap provider.]

•	Excess interest from each group of mortgage loans will be used to increase and maintain a required level of overcollateralization for the respective class of notes.

Class	Original Note Principal Balance		Interest Rate[1]	Price to the Public		Underwriting Discount		Proceeds to the Sponsor[2]		Expected Final Payment Date	Final Stated Maturity Date
	$	___________	___________	[__	]%	[___	]%	$	___________	___________	___________

	$	___________	___________	[__	]%	[___	]%	$	___________	___________	___________

Total	$	___________						$	___________

(1)	[The interest rates on the notes are capped at the lesser of a related Available Funds Cap and [__]%. ] [The margin over LIBOR on the notes will increase if the clean-up call option is not exercised. Further disclosure of how LIBOR is determined is included in the summary.]

(2)	Before deducting expenses payable by the sponsor estimated to be approximately $[ ].

Each of the underwriters will purchase a portion of the notes listed in the table above from the depositor and will offer the notes purchased by it only after such notes have been issued, delivered to and accepted by the underwriters. See “Plan of Distribution” in this prospectus supplement.

[The class [__] notes are not being offered by this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

[NAMES OF UNDERWRITERS]

The date of this Prospectus Supplement is _____________, 20___.

Important notice about the information presented in this

prospectus supplement and the accompanying prospectus

We provide information to you about the notes in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your series or class of notes, and

•	this prospectus supplement, which describes the specific terms of your series or class of notes.

If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

[Annex I and Schedule [__]] are incorporated into and are a part of this prospectus supplement as if fully set forth herein.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

i

[European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicates and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.]

ii

Flow of Funds Diagram	iv

Summary	S-1

Risk Factors	S-16

Ratings on the offered notes are dependent upon the creditworthiness of [Mortgage Guaranty Insurance Corporation, Radian Guaranty, Inc. and PMI Mortgage Insurance Company]	S-23

Transaction Overview	S-25

Formation of the Issuing Entity and Issuance of the Trust Certificates	S-25
Sale and Servicing of the Mortgage Loans	S-25
Issuance of the Notes	S-25
Issuance of the Note Insurance Policy	S-25

The Mortgage Loans	S-26

General	S-26
The Mortgage Loans	S-28
The Group I Mortgage Loans	S-45
The Group II Mortgage Loans	S-61
Private Mortgage Insurance Policies	S-79

The Originator	S-80

Underwriting Standards for the Mortgage Loans	S-80
Delinquency and Loss Information for the Mortgage Loans	S-88
Private Mortgage Insurance Policies	S-85
Additional Information	S-86

The Sponsor	S-86

The Servicer	S-87

Foreclosure and Delinquency Experience with Non-Conforming Mortgage Loans	S-88

Static Pool Information	S-89

The Depositor	S-90

The Issuing Entity	S-90

The Owner Trustee	S-91

The Indenture Trustee	S-92

The Note Insurer	S-95

The Note Insurer’s Credit Ratings	S-95

The Cap Provider	S-95

Description of the Notes and the Trust Certificates	S-96

Book-Entry Notes	S-97
Assignment and Pledge of Mortgage Loans	S-97
Delivery of Mortgage Loan Documents	S-98
Representations and Warranties of the Sponsor	S-99
Payments on the Mortgage Loans	S-101
Payments of Interest	S-102
Interest Rate Cap Agreements	S-102
Yield Maintenance Accounts	S-106
Calculation of LIBOR	S-106
Payments of Principal	S-107
Flow of Funds	S-107
Fees and Expenses	S-108
Overcollateralization Provisions	S-109
Cross-collateralization Provisions	S-110
Insured Principal Payments	S-110
Events of Default	S-111
Notice of Default	S-113
Reports to Noteholders	S-113
Optional Clean-up Call	S-114
Step-Up Margin	S-114
Optional Purchase of Delinquent Mortgage Loans	S-114
Amendment	S-114
Termination	S-115

Servicing of the Mortgage Loans	S-115

Collection and Other Servicing Procedures	S-115
Servicing and Other Compensation	S-116
Purchase of Delinquent Mortgage Loans	S-116
Relief Act Interest Shortfalls and Prepayment Interest Shortfalls	S-116
Servicer Reports	S-116
Collection and Other Servicing Procedures	S-117
Removal and Resignation of the Servicer	S-117
Controlling Party Rights of the Note Insurer	S-119

The Note Insurance Policy	S-120

Prepayment and Yield Consequences	S-120

Final Payment Dates	S-121
Modeling Assumptions	S-121

Material Federal Income Tax Consequences	S-127

Treatment of the Notes	S-127

ERISA Consequences	S-130

Legal Investment	S-131

Plan of Distribution	S-131

Incorporation of Information by Reference	S-133

Additional Information	S-133

Legal Matters	S-133

Ratings	S-134

Glossary	S-135

iii

Flow of Funds Diagram

iv

Summary

This section gives a brief summary of the information contained herein. The summary does not include all of the important information about the notes. We encourage you to review carefully the more detailed information in this prospectus supplement and in the attached prospectus.

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

Sponsor and Servicer	NovaStar Mortgage Inc.

Depositor	[NovaStar Mortgage Funding Corporation] [NovaStar Certificates Financing Corporation].

Issuing Entity	NovaStar Mortgage Funding Trust.

Indenture Trustee	[_________________________________].

[Originator[s]]	[_____________________________].

Owner Trustee	[_________________________________].

Note Insurer	[_________________________________] (“[___]”).

Hedge Provider(s)	[_____________________________].

Mortgage Insurance Provider(s)	[_____________________________].

The Issuing Entity Estate	The notes represent obligations of the issuing entity and will be secured by conventional, first and second lien, fixed and adjustable rate, fully amortizing, interest only and balloon, residential mortgage loans having a total principal balance as of the related cut-off date, of approximately $[___]. The mortgage loans to be included in the issuing entity will be divided into [two] groups, as described under “The Mortgage Loans” below.

The Mortgage Loans	The mortgage loans will be secured by first and second mortgages or deeds of trust on residential properties. The mortgage loans will be segregated as follows:

Group I	fixed and adjustable rate, level pay, fully amortizing, interest-only and balloon loans that conform to certain agency investment guidelines.

Group II	fixed and adjustable rate, level pay, fully amortizing, interest-only and balloon loans that may or may not conform to certain agency investment guidelines.

The mortgage loans consist of loans used to purchase a new home, to refinance an existing mortgage loan, to consolidate debt and/or to obtain cash proceeds by borrowing against the mortgagor’s equity in the property. The issuing entity will purchase the mortgage loans on the closing date.

S-1

The mortgage loans in each group have the following characteristics, each as of the cut-off date:

Group Balance	Number of Loans	Aggregate Principal
I	[ ]	$[ ]
II	[ ]	$[ ]

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans(1): [            ]%

Fixed-rate mortgage loans(1): [            ]%

Interest only mortgage loans(1): [            ]%

Second lien mortgage loans(1): [            ]%

Balloon mortgage loans(1): [        ]%

Range of mortgage rates: [            ]% to [            ]%

Weighted average mortgage rate: [            ]%

Range of gross margins of the adjustable-rate mortgage loans: [            ]% to [            ]%

Weighted average gross margin of the adjustable-rate mortgage loans: [            ]%

Range of minimum mortgage rates of the adjustable-rate mortgage loans: [            ]% to [            ]%

Weighted average minimum mortgage rate of the adjustable-rate mortgage loans: [            ]%

Range of maximum mortgage rates of the adjustable-rate mortgage loans: [            ]% to [            ]%

Weighted average maximum mortgage rate of the adjustable-rate mortgage loans: [            ]%

Weighted average next adjustment date of the adjustable-rate mortgage loans: [            ]

Weighted average remaining term to stated maturity: [            ] months

Range of principal balances: $[            ] to $[            ]

Average principal balance: $[            ]

Range of original loan- to-value ratios(2): [            ]% to [            ]%

S-2

Weighted average original loan-to-value ratio(2): [___]%

Geographic concentrations in excess of 5%:

[_____](1) [____]%

[____](1) [____]%

[____](1) [____]%

__________

(1)    Percentages determined by reference to the total principal balance of the mortgage loans as of the cut-off date.

(2)    As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group I mortgage loans have an aggregate principal balance of approximately $[            ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I mortgage loans(1): [            ]%

Fixed-rate Group I mortgage loans(1): [            ]%

Interest-only Group I mortgage loans(1): [            ]%

Second lien Group I mortgage loans(1): [            ]%

Balloon Group I mortgage loans(1): [        ]%

Range of mortgage rates: [            ]% to [            ]%

Weighted average mortgage rate: [            ]%

Range of gross margins of the adjustable-rate Group I mortgage loans: [            ]% to [            ]%

Weighted average gross margin of the adjustable-rate Group I mortgage loans: [            ]%

Range of minimum mortgage rates of the adjustable-rate Group I mortgage loans: [            ]% to [            ]%

Weighted average minimum mortgage rate of the adjustable-rate Group I mortgage loans: [            ]%

Range of maximum mortgage rates of the adjustable-rate Group I mortgage loans: [            ]% to [            ]%

Weighted average maximum mortgage rate of the adjustable-rate Group I mortgage loans: [            ]%

Weighted average next adjustment date of the adjustable-rate Group I mortgage loans: [            ]

Weighted average remaining term to stated maturity: [            ] months

S-3

Range of principal balances: $[____] to $[____]

Average principal balance: $[____]

Range of original loan- to-value ratios(2): [____]% to [____]%

Weighted average original loan-to-value ratio(2): [___]%

Geographic concentrations in excess of 5%:

[_____](1)            [____]%

[_____](1)            [____]%

[____](1)              [____]%

__________

(1)    Percentages determined by reference to the total principal balance of the mortgage loans as of the cut-off date.

(2)    As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group II mortgage loans have an aggregate principal balance of approximately $[            ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II mortgage loans(1): [            ]%

Fixed-rate Group II mortgage loans(1): [            ]%

Interest-only Group II mortgage loans(1): [            ]%

Second lien Group II mortgage loans(1): [            ]%

Balloon Group II mortgage loans(1): [        ]%

Range of mortgage rates: [            ]% to [            ]%

Weighted average mortgage rate: [            ]%

Range of gross margins of the adjustable-rate Group II mortgage loans: [            ]% to [            ]%

Weighted average gross margin of the adjustable-rate Group II mortgage loans: [            ]%

Range of minimum mortgage rates of the adjustable-rate Group II mortgage loans: [            ]% to [            ]%

Weighted average minimum mortgage rate of the adjustable-rate Group II mortgage loans: [            ]%

Range of maximum mortgage rates of the adjustable-rate Group II mortgage loans: [            ]% to [            ]%

Weighted average maximum mortgage rate of the adjustable-rate Group II mortgage loans: [            ]%

S-4

Weighted average next adjustment date of the adjustable-rate Group II mortgage loans: [            ]

Weighted average remaining term to stated maturity: [            ] months

Range of principal balances: $[            ] to $[            ]

Average principal balance: $[            ]

Range of original loan- to-value ratios(2): [            ]% to [            ]%

Weighted average original loan-to-value ratio(2): [___]%

Geographic concentrations in excess of 5%:

[            ](1)            [             ]%

[            ](1)            [             ]%

[            ](1)             [            ]%

__________

(1)    Percentages determined by reference to the total principal balance of the mortgage loans as of the cut-off date.

(2)    As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

For additional information on the mortgage loans, see “The Mortgage Loans” in this prospectus supplement.

S-5

Cut-off Date	With respect to the mortgage loans originated on or before [______], the close of business on [_____]. With respect to the mortgage loans originated after [______], the origination date of such mortgage loan.

Closing Date	On or about __________, 20___.

Record Dates	For any payment date, the last business day immediately preceding the related payment date so long as the notes are in book-entry form and for notes in definitive form, the last business day of the month immediately preceding the month in which the payment date occurs.

The Notes

Class A-[__] Notes and Class A-[__] Notes. The Class A-[__] Notes will be primarily secured by fixed- and adjustable-rate conforming mortgage loans in the group designated as Group I. The Class A-[__] Notes will be primarily secured by fixed- and adjustable-rate conforming and non-conforming mortgage loans in the group designated as Group II. This transaction contains cross-collateralization provisions that are limited to the payment, from the funds available from one group of mortgage loans, of credit losses, interest shortfalls and amounts due the note insurer with respect to the other group, but only after meeting the minimum funding needs of the first group.

See “Description of the Notes and the Trust Certificates— Cross-collateralization Provisions” in this prospectus supplement.

Trust Certificates	The issuing entity will also issue a class of trust certificates representing the entire beneficial ownership interest in the issuing entity. The trust certificates are not offered by this prospectus supplement.

Expected Final Payment Date	The expected date on which the principal of the notes is payable in full is the payment date occurring in [____] and is referred to as the expected final payment date.

Final Scheduled Payment Date	The last possible date on which the principal of the notes is payable in full is the payment date occurring in [_____] and is referred to as the final scheduled payment date. The notes could be retired before the final scheduled payment date.

Denominations	The issuing entity will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

S-6

Registration of Notes	The notes will be issued only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note of each class may be issued in a different amount.

See “Description of the Notes and the Trust Certificates” for a discussion of the minimum denominations and the incremental denominations of each class of notes and “Description of the Notes and the Trust Certificates—Book-Entry Notes” in this prospectus supplement.

Payment Dates	The [__]th day of each month, or if such day is not a business day, on the next business day, beginning on [__________], 20[__].

Payments of Interest	On each payment date, each class of notes is entitled to receive:

•      Current Interest. The amount of interest that accrued during the related accrual period for that class on the outstanding principal balance of that class, at the Interest rate for that class, reduced by the amounts described under “Description of the Notes and the Trust Certificates;” and

•      Unpaid Interest Shortfalls. Any current interest that was due on a prior payment date that was not paid, together with interest on that previously unpaid amount.

Interest Accrual Period. The accrual period for the Class A-[_] Notes and Class A-[_] Notes is the period from and including the prior payment date (or, in the case of the first payment date, from the closing date) to, but excluding the current payment date.

[Interest will accrue on the Class A-[_] Notes and Class A-[_] Notes on the basis of a 360-day year and the actual number of days elapsed in the accrual period.]

Interest Rate Cap Agreements. On the closing date, the indenture trustee will establish yield maintenance accounts for each class of notes. As of the closing date, the issuing entity will have entered into an interest rate cap agreement with [___]. On each payment date, certain payments of interest pursuant to the interest rate cap agreement related to each class of notes described under “Description of the Notes and the Trust Certificates -- Interest Rate Cap Agreements” in this prospectus supplement will be deposited into the related yield maintenance account. Amounts on deposit in

S-7

each yield maintenance account will be used solely to pay the Available Funds Cap Carry-Forward Amount for the related class of notes.

Payments of Principal

On each payment date, each class of notes is entitled to receive distributions of principal. The amount of principal payable with respect to each class of notes will be paid in accordance with the priority of distributions described in this prospectus supplement and will generally consist of the following amounts received in connection with the related group of mortgage loans:

•      scheduled payments of principal due from the second day of the prior month to and including the first day of the current month,

•      prepayments in full received from the [_____th] day of the prior month (or [____], in the case of the first payment date) to and including the [_____th day] of the current month, and

•      partial prepayments and other unscheduled payments of principal on the mortgage loans received during the prior calendar month,

plus, any accelerated principal payments, funded from available excess interest, which will be paid to the extent needed to reach and maintain the required level of overcollateralization.

As of the closing date, in respect of principal payments, the issuing entity estate will consist of all scheduled collections due after the related Cut-off Date and all unscheduled collections received on or after the related Cut-off Date.

We refer you to “Description of the Notes and the Trust Certificates — Payments of Principal” in this prospectus supplement for more information regarding the amount of principal the notes are entitled to receive on each payment date.

Payment Priorities

On each payment date, the indenture trustee will distribute Available Funds in the following order of priority:

•      to payment of the fee of the owner trustee and the indenture trustee;

•      [to payment of certain indemnification liabilities to certain of the transaction parties and net swap payments and swap termination payments under the circumstances described in this prospectus supplement;]

S-8

•      to payment of the note insurer premium;

•      from Available Funds derived from the related group of mortgage loans, interest payments to each class of notes;

•      from Available Funds derived from the related group of mortgage loans, principal payments to each class of notes; and

•      to the extent necessary, from Available Funds derived from the other group of mortgage loans interest and principal payments to the other class of notes.

Optional Clean-up Call by the Depositor	The depositor may, at its option, terminate the issuing entity on any payment date when the outstanding principal balance of the notes is equal to or less than 10% of the original principal balance of the notes, after giving effect to distributions on that payment date.

Events of Default

The following events are events of default under the indenture:

•      default for a specified period of time in the payment of any principal or interest on any note; or

•      the issuing entity is in breach or default of any one or more of the covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

•      the issuing entity consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the issuing entity is generally not paying its debts as they come due, or the issuing entity shall make a general assignment for the benefit of creditors; or

•      certain events of bankruptcy relating to the issuing entity or the issuing entity’s property; or

•      an event of default under the insurance agreement.

See “Description of the Notes and Trust Certificates—Events of Default” in this prospectus supplement.

S-9

Acceleration after Event of Default

Upon the occurrence of an event of default, the indenture trustee may with the consent of the note insurer, or shall at the direction of the note insurer or the noteholders representing at least 51% of the aggregate principal balance of the notes, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the issuing entity. Such declaration may be rescinded by the note insurer or the noteholders representing at least 51% of the aggregate principal balance of the notes, with the consent of the note insurer.

Amounts collected following the acceleration of the notes will not be distributed in accordance with the priorities set forth above under “Payments of Interest” and “Payments of Principal” but will instead be distributed in accordance with the priorities set forth under “Description of the Notes and the Trust Certificates—Events of Default” in this prospectus supplement.

See “Description of the Notes and Trust Certificates—Events of Default” in this prospectus supplement.

Credit Enhancement

Credit enhancement includes excess interest, overcollateralization, limited cross-collateralization, [prepayment penalties] and the note insurance policy.

See “Description of the Notes and the Trust Certificates” in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, limited cross-collateralization features and [prepayment penalties].

Excess Interest. The mortgage loans bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the related notes and certain fees and expenses of the issuing entity. The “excess interest” received from the mortgage loans each month will be available, to absorb realized losses on the mortgage loans and to achieve and maintain overcollateralization at required levels.

Overcollateralization. The overcollateralization amount is the excess of the aggregate scheduled principal balance of the mortgage loans over the aggregate principal balance of the notes. On the closing date, overcollateralization will be equal to $[____], and excess interest will be used to achieve and maintain the target overcollateralization amount.

S-10

Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the issuing entity, there is expected to be excess interest. The issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is initially met, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to achieve the overcollateralization target. Once the required level of overcollateralization is met, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. In addition, once the overcollateralization target is initially met, if the overcollateralization amount is reduced below the target overcollateralization amount as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is restored, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes.

See “Description of the Notes and the Trust Certificates—Overcollateralization Provisions” in this prospectus supplement.

Cross-Collateralization. Remaining interest amounts from one group may be used to fund shortfalls in certain interest payments due to the holders of Class A Notes relating to the other group.

See “Description of the Notes and the Trust Certificates—Payments of Principal” and “Description of the Notes and the Trust Certificates— Cross-collateralization Provisions” in this prospectus supplement.

[Prepayment Penalties. Some of the mortgage loans contain prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. Any prepayment penalties will be used, if necessary on any payment date, to absorb losses on the mortgage loans and to achieve or maintain overcollateralization.]

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The Note Insurance Policy

As of the closing date, the issuing entity will have entered into a note insurance policy with [_____]. The note insurance policy will guarantee to the noteholders:

•      payment of current interest due on each payment date,

•      payment of an amount equal to the excess of the principal balance of all of the notes over the principal balance of all of the mortgage loans. This amount will be paid as principal, based on the amount of shortfall (after the application of excess interest and amounts on deposit in the reserve account) to each class of notes, and

•      payment of the outstanding principal balance of the notes in ____________.

The note insurance policy does not cover Available Funds Cap Carry-Forward Amounts (as defined herein), Relief Act Shortfalls (as defined herein) or Net Prepayment Interest Shortfalls (as defined herein) with respect to the Notes.

See “The Note Insurance Policy” in this prospectus supplement.

Removal and Substitution of Mortgage Loans

Upon the earlier of discovery or receipt of notice by the depositor of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders or the note insurer in the related mortgage loan, the depositor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity. See “Description of the Notes and Trust Certificates—Representations and Warranties of the Sponsor” in this prospectus supplement.

The indenture trustee shall review each mortgage loan file and if during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer , the sponsor and the note insurer in writing with details thereof. If, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders or the note insurer in the related mortgage loan, the sponsor will either (a) substitute such mortgage loan with a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan. See “Description of the Notes and Trust Certificates—Delivery of Mortgage Loan Documents” in this prospectus supplement.

Servicing Fee	The servicer will receive a servicing fee on each payment date in an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [___]% per annum. The servicing fee will be paid out of Available Funds on each payment date prior to any payments on the notes.

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Advancing	The servicer will be required to advance amounts representing delinquent payments of scheduled principal and interest, other than balloon payments, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. Reimbursement of these advances is senior to payments to noteholders.

Step-Up Margin	If the depositor does not elect to exercise its clean-up call option, the margin with respect to each class of notes will increase to ___________________ on the next payment date following the Clean-up Call Date.

[Calculation of LIBOR	The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. See “Description of the Notes and the Trust Certificates-Calculation of LIBOR” in this prospectus supplement.]

ERISA Consequences	Subject to the conditions and considerations described in this prospectus supplement and in the accompanying prospectus, the notes may be purchased by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and Keogh plans, and by persons investing on behalf of or with plan assets of such plans.

Federal Income Tax Status	It is the opinion of _______________________, federal tax counsel to the issuing entity, that for federal income tax purposes:

•      the notes, other than notes held by the owner of the trust certificates, will be characterized as indebtedness, and

•      as long as the issuing entity is wholly-owned either directly by a REIT, or by another qualified REIT subsidiary, that maintains its REIT status, the issuing entity will be treated as a qualified REIT subsidiary and will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

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Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness.

Mortgage Insurance	Approximately [ ]% of the initial mortgage loans are covered by a mortgage insurance policy issued by [Mortgage Guaranty Insurance Corporation or PMI Mortgage Insurance Company]. Each such mortgage loan has an original loan-to-value ratio in excess of 60% and the related mortgage insurance policy insures losses to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the related mortgage insurance policy.

Pre-Funding Feature

On the closing date, the depositor will deposit approximately $[            ] into a pre-funding account which will be used from time to time before the end of the pre-funding period to acquire subsequent mortgage loans to include in the mortgage pool, approximately $[             ] of which will be used to acquire subsequent mortgage loans for Group I and approximately $[                    ] of which will be used to acquire subsequent mortgage loans for Group II.

The pre-funding period commences on the closing date and ends on the earlier of (i) the date on which the amount on deposit in the pre-funding account is less than $10,000 and (ii) _________________, 20[  ].

To the extent that the issuing entity does not fully use amounts on deposit in the pre-funding account to purchase subsequent mortgage loans by the end of the pre-funding period, the issuing entity will apply the remaining amounts as a prepayment of principal to the related classes of notes on the distribution date immediately following the end of the pre-funding period. Although no assurance is possible, we do not anticipate that a material amount of principal will be prepaid on the notes from amounts in the pre-funding account.

Legal Investment	The notes [will] be “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.

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Ratings	In order to be issued, the notes must receive at least the following ratings from the rating agencies:

	Class	Ratings ([Agencies])

These ratings subsequently may be lowered, qualified or withdrawn by the rating agencies. These ratings do not cover any payment of Available Funds Cap Carry-Forward Amounts (as defined herein), Relief Act Shortfalls (as defined herein) or Net Prepayment Interest Shortfalls (as defined herein), as these amounts are not covered by the note insurance policy.

Use of Proceeds	The net proceeds to be received from the sale of the notes will be applied primarily to repay financing for the mortgage loans. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans.

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Risk Factors

An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors discussed under the heading “Risk Factors” beginning on page S-16 of the prospectus.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the related group. All percentages are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the related group.

Certain features of the mortgage loans may result in losses or cash flow shortfalls

There are a number of features of the mortgage loans that create additional risk of loss, including the following:

•	The borrowers have less than perfect credit and may be more likely to default. The sponsor’s underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making a loan but may reduce the size and the loan-to-value ratio of the loan the sponsor will make. As a result of these less restrictive standards, the issuing entity may experience higher rates of delinquencies, defaults and, if the note insurer fails to perform its obligations under the note insurance policy, losses than if the mortgage loans were underwritten in a more traditional manner.

•	Newly originated mortgage loans may be more likely to default which may cause losses. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the issuing entity. As a result, the issuing entity may experience higher rates of default and, if the note insurer fails to perform its obligations under the note insurance policy, losses than if the mortgage loans had been outstanding for a longer period of time.

•

Balloon loans may have higher rates of default which may cause losses. Based on the aggregate Cut-off Date Principal Balance of the related mortgage loans, approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, are balloon loans, which are loans originated with a stated maturity scheduled to occur prior to the expiration of the corresponding amortization schedule. Upon the maturity of a balloon loan, the borrower will be required to make a “balloon” payment that will be significantly larger than the borrower’s previous scheduled payments. The ability of such a borrower to repay a balloon loan at maturity frequently will depend on such borrower’s ability to refinance the loan. The ability of a borrower to refinance such a loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial condition of the borrower, the tax laws and general economic conditions at the time. A high interest rate environment may make it more difficult for the borrower to accomplish a refinancing and may result in an increased rate of delinquencies, foreclosures and/or losses. If the borrower is unable to repay the unpaid principal amount of a balloon loan on its maturity date, the servicer will not be obligated to advance that amount. Instead, the servicer will be obligated to advance an amount

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equal to the assumed monthly payment that would have been due on the balloon loans based upon the original amortization schedule for those loans. If the borrower is unable to repay the loan balance by its maturity date or refinance the balloon loan, you will suffer a loss if the collateral for such loan is insufficient, or if other forms of credit enhancement are insufficient to cover such loss and the note insurer fails to perform its obligations under the note insurance policy. Neither the servicer nor the sponsor will be obligated to refinance a balloon loan.

•	The rate of default of mortgage loans secured by second-liens may be greater than that of mortgage loans secured by first-liens on comparable properties. The mortgage pool includes mortgage loans secured by second-liens on the related mortgaged property. Approximately [ ]% of the mortgage loans were secured by a second lien on the related mortgaged property, approximately [ ]% of the mortgage loans in Group I and [ ]% of the mortgage loans in Group II, respectively, are secured by second-liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans.

•	The concentration of mortgage loans in specific geographic areas may increase the risk of loss. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the issuing entity with respect to the mortgage loans. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [___[%, [ ]%, [ ]% and [ ]% of the mortgage loans are secured by properties in [ ], respectively, approximately [ ]%, [ ]%, [ ]% and [ ]% of the mortgage loans in Group I are secured by properties in [ ], respectively, and approximately [ ]%, [ ]%, [ ]% and [ ]% of the mortgage loans in Group II are secured by properties in [ ], respectively. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, if the note insurer fails to perform its obligations under the note insurance policy, those types of problems may have a greater effect on the notes than if borrowers and properties were more spread out in different geographic areas.

•	Interest-only mortgage loans may have an increased risk of loss. Approximately [ ]% of all the mortgage loans and approximately [ ]% and [ ]% of the mortgage loans Group I and Group II, respectively, do not provide for any payments of principal during the first five years of their term. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that does not have an interest-only period.

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Simultaneous second lien risk

With respect to approximately [            ]% of the Group I Mortgage Loans and approximately [            ]% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related group as of the cut-off date) and approximately [            ]% of all of the mortgage loans (by aggregate principal balance as of the cut-off date), at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which may or may not be included in the mortgage pool. The weighted average loan-to-value ratio of such mortgage loans is approximately [            ]% (with respect to such Group I Mortgage Loans), approximately [            ]% (with respect to such Group II Mortgage Loans) and approximately [            ]% (with respect to all of the mortgage loans), and the weighted average combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately [            ]% (with respect to such Group I Mortgage Loans), approximately [            ]% (with respect to such Group II Mortgage Loans) and approximately [            ]% (with respect to all of the mortgage loans). With respect to a first lien mortgage loan where the mortgaged property is also encumbered by a second lien mortgage loan, foreclosure frequency may be increased since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien is current which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a relatively new practice in the mortgage lending industry. The sponsor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of realized losses on the mortgage loans.

Your yield to maturity may be reduced by prepayments and defaults

The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

•	Prepayments on fixed-rate mortgage loans. The mortgage loans allow the borrowers to prepay the loans in full or in part at any time. Approximately [ ]% of all of the mortgage loans and approximately [ ]% and [ ]% of the mortgage loans in Group I and Group II, respectively, are fixed-rate mortgage loans. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [ ]% of all of the fixed-rate mortgage loans and approximately [ ]% and [ ]% of the fixed-rate mortgage loans in Group I and Group II, respectively, have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. These fees may discourage borrowers from prepaying their mortgage loans during the prepayment penalty fee period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. The servicer may waive a prepayment charge if a mortgage loan is in default or if a default is reasonably foreseeable.

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The rate of prepayments on the mortgage loans is sensitive to prevailing interest rates. If prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the mortgage interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates on the mortgage loans, the rate of prepayments is likely to decrease. The weighted average lives of the notes and, if purchased at other than par, the yields realized by owners of the notes, will be sensitive to rates of payment of principal on the mortgage loans. The yield on a note that is purchased at a premium from its outstanding principal balance may be adversely affected by higher than anticipated levels of prepayments on the mortgage loans. Conversely, the yield on a note that is purchased at a discount from its outstanding principal balance may be adversely affected by lower than anticipated levels of prepayments on the mortgage loans.

•	Prepayments on adjustable-rate mortgage loans. Approximately [ ]% of all of the mortgage loans and approximately [ ]% and [ ]% of the mortgage loans in Group I and Group II, respectively, are adjustable-rate mortgage loans which have fixed rates of interest for the first six months, two years (“2/28 loans”), three years (“3/27 loans”) or five years (“5/25 loans”) after origination and then convert to adjustable rates. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. Based on the Initial Pool Balance of the related group of mortgage loans, approximately [ ]% of all of the mortgage loans and approximately [ ]% and [ ]% of the adjustable rate mortgage loans in and Group I and Group II, respectively, have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. The prepayment experience on the adjustable-rate loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to convert to an adjustable-rate mortgage loan. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment. All mortgage loans currently originated by NovaStar have an initial period of time in which the interest rate on the note is fixed ([for example, six months, two years, three years or five years]). For the first month after the expiration of the fixed interest rate period (month 25, for a 2/28 loan, for example), the borrower’s interest rate is calculated using the “Six Month LIBOR Index” plus the margin specified in the borrower’s note. For the initial six-month period after the change date, the borrower’s interest rate cannot be more than 1.50% greater than the fixed rate (2/28, 3/27 and 5/25 loans) or 1.00% for the “Six month fixed rate period” product. For each subsequent rate change, the borrower’s interest rate cannot be more than 1.50% greater than the previous interest rate (2/28, 3/27 and 5/25) and 1.00% for the “six month fixed rate period” product. At any time, the borrower’s interest rate cannot be more than 7.00% greater than the fixed rate which the borrower initially paid (2/28, 3/27 and 5/25) and 6.00% for the “six month fixed rate period” product.

•	Prepayments on interest-only mortgage loans. Approximately [ ]% of all of the mortgage loans and approximately [ ]% and [ ]% of the mortgage loans to be included in

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Group I and Group II, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal for approximately the first five years following the origination of the mortgage loan. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

•	Defaults and delinquencies may cause shortfalls in cash available to make payments. There can be no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to make payments on your notes as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

•	You may be unable to reinvest distributions in comparable investments. Asset-backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the mortgage interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the mortgage interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•	Limitations on interest rates will affect your yield to maturity. The notes of each class have an interest rate based on one-month London interbank offered rates of major banks or “LIBOR” and is subject to an “Available Funds Cap” and a “hard rate cap.” The adjustable-rate mortgage loans in Group I and Group II have mortgage interest rates based on [six-month LIBOR], generally subject to initial fixed-rate periods of [two] years or [three] years. Since the base index for the mortgage interest rate on the adjustable-rate mortgage loans differs from the base index for the interest rate on the notes, the weighted average mortgage interest rate on the Group I or Group II mortgage loans could be less than the related interest rate, in which case the interest rate would be capped based on that lower rate. In addition, the interest rate may not exceed [ ]% per annum. The application of these caps would reduce the amount of interest you, as an investor in either of these classes of notes, will receive. Any shortfall in interest on the notes due to these caps is not covered by the note insurance policy, but will, only in the case of a shortfall due to the “Available Funds Cap”, be paid out of amounts, if any, which otherwise would be paid from the related group of mortgage loans to the holders of the trust certificates. However, if the full amount of such shortfall is not paid, such unpaid amounts will be carried forward to subsequent payment dates. Each class of notes will have the benefit of an interest rate cap agreement, as described further herein under “Description of the Notes and the Trust Certificates-Interest Rate Cap Agreements.”

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•	Mortgage loans with higher mortgage rates may affect the Available Funds Cap. If prepayments, defaults and liquidations occur more rapidly on the applicable mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, it will have the effect of lowering the Available Funds Cap.

The issuing entity assets are the only source of payments on the notes

All distributions on each class of notes will be made from payments by borrowers under the mortgage loans in the related loan group (except for limited cross-collateralization as described herein), the amounts on deposit in the reserve account (as further described herein), or payments under the note insurance policy and for the purposes described herein under “Description of the Notes and the Trust Certificates — Interest Rate Cap Agreements”, the interest rate cap agreements. The issuing entity has no other assets to make distributions on the notes and any shortfalls in collections on the mortgage loans or the failure by the note insurer to satisfy its obligations under the note insurance policy may result in your receiving less than what is owed to you. The mortgage loans are not insured or guaranteed by any person. The issuing entity is the only person that is obligated to make distributions on the notes. The notes are not insured by any governmental agency.

Bankruptcy of the servicer may adversely affect payments on the notes and servicing of the mortgage loans

In the event of a bankruptcy or insolvency of NovaStar Mortgage Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent ____________________, as indenture trustee, or the noteholders (in the limited circumstances outlined in the sale and servicing agreement) from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of NovaStar Mortgage Inc., as servicer, (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The notes are not suitable investments for all investors

The notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The note insurer may, under certain circumstances, accelerate the maturity of the notes

The note insurance policy will be issued pursuant to an insurance and indemnity agreement among the note insurer, the sponsor, the servicer, the depositor, the indenture trustee and the issuing entity. So long as the note insurer is not in default in its obligations under the note insurance policy and no insolvency event has occurred with respect to the note insurer, the note insurer will be the “controlling party.” As a controlling party, the note insurer will be entitled to exercise certain rights without the consent of the noteholders, including the right to accelerate the notes upon the occurrence of an event of default. The insurance and indemnity agreement provides for “events of default” thereunder, which include certain portfolio performance tests as well as breaches of certain covenants or representations or warranties. Events of default under the insurance and indemnity agreement constitute events of default under the indenture, and accordingly, the note insurer as controlling party has the right to accelerate the notes on any payment date as to which such an insurance and indemnity agreement event of default has occurred and is continuing. As a result, investors, although they will be paid in full (other than Available Funds Cap Carry-Forward Amounts) in connection with such acceleration, may prematurely lose the

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benefit of their investment in the notes. In addition, if the note insurer accelerates the maturity of the notes, the yield on the notes that are purchased at a premium from their outstanding principal amount may be adversely affected.

Terrorist attacks and military action could adversely affect the yield on the notes

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effect of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the sale and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act, as amended (the “Relief Act”) or a state law providing for similar relief. See “Legal Aspects of Loans— Relief Act” in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act of any state law providing for similar relief will not be covered by the servicer, any subservicer or any note insurance policy.

Taxation of the issuing entity

It is anticipated that the issuing entity will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the issuing entity will be entirely owned by the depositor, that at all times that it owns the sole class of equity in the issuing entity, intends to qualify as a “real estate investment trust,” or REIT. So long as the issuing entity is owned by the depositor (or another REIT or “qualified REIT subsidiary”), and the depositor continues to qualify as a REIT, classification of the issuing entity as a TMP will not cause it to be subject to corporate income tax.

In the event that the issuing entity is not wholly owned by a REIT or a “qualified REIT subsidiary,” (for instance, as a consequence of the depositor losing its REIT status), the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the owner trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary.

In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the offered notes at a time earlier than anticipated.

The sponsor may be adversely affected by litigation to which it is, or may become, a party

As more fully described under “The Sponsor-Legal Proceedings,” the sponsor may become a defendant in class action or other lawsuits which seek to recover substantial amounts from the sponsor. No assurances can be given that the sponsor will be able to successfully defend all or any of such

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lawsuits, and adverse results in one or more of such lawsuits could have a material adverse effect on the sponsor’s ability to perform as the servicer and to repurchase defective mortgage loans.

High loan-to-value ratios increase risk of loss

Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately [            ]% of all of the mortgage loans and approximately [            ]% and [            ]% of the Group I mortgage loans and Group II mortgage loans, respectively, had loan-to-value ratios in excess of 80% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans). Additionally, the determination of the value of a mortgaged property used to calculate the loan-to-value ratio of a mortgage loan may differ from the appraised value of such mortgaged properties if current appraisals were to be obtained.

Ratings on the offered notes are dependent upon the creditworthiness of [Mortgage Guaranty Insurance Corporation, Radian Guaranty, Inc. and PMI Mortgage Insurance Company]

[The ratings assigned to the class A and mezzanine notes by the rating agencies will be based in part on the credit characteristics of the mortgage loans and on ratings assigned to Mortgage Guaranty Insurance Corporation, Radian Guaranty, Inc. and PMI Mortgage Insurance Company. Mortgage Guaranty Insurance Corporation insures approximately [            ]% of the Group I statistical mortgage loans having lender-paid mortgage insurance policies and approximately [            ]% of the Group II initial mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date) having lender-paid mortgage insurance policies. Radian Guaranty, Inc. insures approximately [            ]% of the Group I initial mortgage loans having lender-paid mortgage insurance policies and approximately [            ]% of the Group II initial mortgage loans having lender paid mortgage insurance policies (by aggregate principal balance of the related loan group as the cut-off date) having lender-paid mortgage insurance policies. PMI Mortgage Insurance Company insures approximately [            ]% of the Group II initial mortgage loans having lender-paid mortgage insurance policies. Of the Group I initial mortgage loans, approximately [            ]% (by aggregate principal balance of the related loan group as of the cut-off date) are covered by lender-paid mortgage insurance policies. Of the Group II initial mortgage loans, approximately [            ]% (by aggregate principal balance of the related loan group as of the cut-off date) are covered by lender-paid mortgage insurance policies. Any reduction in the ratings assigned to Mortgage Guaranty Insurance Corporation or PMI Mortgage Insurance Company by the rating agencies could result in the reduction of the ratings assigned to the offered notes. This reduction in ratings could adversely affect the liquidity and market value of the offered notes.]

Violation of lending laws could result in losses on the notes

In addition to federal law, some states have enacted laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the issuing entity to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the issuing entity and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does

S-23

not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the depositor or the sponsor will be required to purchase that mortgage loan from the issuing entity in the manner described in this prospectus supplement.

The sponsor will represent that each mortgage loan at the time it was made was in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the depositor or the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the depositor and the sponsor are unable or otherwise fail to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

S-24

Transaction Overview

Formation of the Issuing Entity and Issuance of the Trust Certificates

The issuing entity will be formed pursuant to the terms of a trust agreement between the owner trustee and the sponsor and upon the filing of a certificate of trust with the Secretary of State of the State of Delaware. Under the trust agreement, the issuing entity will also issue a class of trust certificates evidencing the entire beneficial ownership interest in the issuing entity.

The issuing entity estate will consist of:

•	the mortgage loans, together with the mortgage files relating thereto,

•	all scheduled collections on the mortgage loans and proceeds thereof due after the Cut-off Date and all unscheduled collections on the mortgage loans and proceeds thereof received on or after the Cut-off Date,

•	REO property acquired through the foreclosure or other realization upon defaulted mortgage loans, and collections on and proceeds of such REO property,

•	assets that are deposited in the accounts, including the amounts on deposit in the reserve account,

•	rights under all insurance policies required to be maintained pursuant to the sale and servicing agreement and any insurance proceeds thereof,

•	proceeds upon the liquidation of any mortgage loans, and

•	released mortgaged property proceeds.

In addition, the sponsor will cause the note insurer to issue the note insurance policy under which the note insurer will guarantee payments to the noteholders as described under “Description of the Notes and the Trust Certificates–Insured Principal Payments” herein.

Sale and Servicing of the Mortgage Loans

The mortgage loans have been originated or purchased by the sponsor pursuant to its underwriting guidelines, including the sponsor’s exception policy, as described under “The Sponsor and the Servicer.” The sponsor contributed the mortgage loans to its wholly-owned subsidiary, the depositor. The sponsor will direct the depositor to sell the mortgage loans to the issuing entity pursuant to a sale and servicing agreement, dated as of ________, 20__, among the depositor, the issuing entity, the indenture trustee, the sponsor and the servicer. The servicer will service the mortgage loans pursuant to the terms of the sale and servicing agreement.

Issuance of the Notes

Pursuant to the terms of an indenture, dated as of ________, 20__, between the issuing entity and the indenture trustee, the issuing entity will pledge the issuing entity estate to the indenture trustee, for the benefit of the noteholders and the note insurer, and issue the notes.

Issuance of the Note Insurance Policy

The note insurer will issue the note insurance policy pursuant to the terms of an insurance and indemnity agreement, dated as of _____, 20__, among the note insurer, the servicer, the depositor, the indenture trustee, the issuing entity and the sponsor.

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The Mortgage Loans

General

Each mortgage loan in the issuing entity will be assigned to either Group I or Group II. Each of the mortgage loans in each group will bear interest at a fixed or adjustable mortgage interest rate and be secured by a first or second lien on the related mortgaged property. The Class A-[__] Notes will be primarily secured by the mortgage loans contained in Group I and the Class A-[__] Notes will be primarily secured by the mortgage loans contained in Group II.

The mortgage loans were made for the purpose of purchasing a new home, obtaining construction-to-permanent financing, refinancing an existing mortgage loan, consolidating debt and/or obtaining cash proceeds by borrowing against the borrower’s equity in the mortgaged property. The mortgage loans are secured by first and second liens on single family residences, which may be detached, part of a one- to four-family dwelling, a condominium unit or a unit in a planned unit development. The mortgaged properties may be owner occupied or non-owner occupied investment properties. A substantial number of the mortgage loans in both groups were originated pursuant to the sponsor’s exception policy. See “The Sponsor and the Servicer – Underwriting” herein.

The sponsor currently sells a majority of the loans it originates to third parties through whole loan sales, with the remainder of the loans the sponsor originates being securitized from its own shelf registration. From time to time, the sponsor will designate certain loans for specific whole loan sales (loans having LTVs greater than 90% and second-lien loans, for example), as the sponsor believes that a higher value is received for these loans through whole loan sales. For loans not specifically designated for sale to third parties as described above, the sponsor uses a proprietary software program to determine best execution and allocates the remaining loans between whole loan bid packages and securitization.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the related group. All percentages are measured with respect to the aggregate Initial Pool Balance of all the mortgage loans or the Initial Pool Balance of the related group.

The aggregate Cut-off Date Principal Balance of the mortgage loans in Group I and Group II was $______________ and $______________, respectively.

As of the Cut-off Date, no mortgage loan had a remaining term to maturity greater than 30 years. [__] of the mortgage loans was more than one payment past due, each of the mortgage loans was an “actuarial” loan. The number of mortgage loans which are more than 30 days delinquent may not exceed 20% of the Initial Pool Balance of the mortgage loans.

As of the Cut-off Date, approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, were “interest only” loans. These loans provide for an initial payment period, which is typically five years, during which the mortgagor’s monthly payment consists only of interest. When this initial period ends, the loan will begin to amortize and will amortize fully over its remaining term.

As of the Cut-off Date, with respect to the mortgage loans in Group I, the weighted average loan-to-value ratio was approximately [            ]% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans), the weighted average interest rate of the mortgage loans was approximately [            ]% per annum and the weighted average remaining term to maturity was approximately _____ months, with a weighted average seasoning of approximately _ month. As of the Cut-off Date, with respect to the mortgage loans in Group II, the

S-26

weighted average loan-to-value ratio of the mortgage loans was approximately [            ]% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans), the weighted average interest rate was approximately [            ]% per annum, the weighted average remaining term to maturity was approximately [            ] months, with a weighted average seasoning of approximately [_] month.

Approximately [            ]% and [            ]% of the mortgage loans in Group I and Group II, respectively, impose a prepayment penalty for early full or partial prepayments during a period ranging from six months to five years from the date of origination. These prepayment penalties are generally calculated as a specified percentage of the original principal balance of the mortgage loans or of the outstanding principal balance of the mortgage loans, or a specified number of months of interest accrued at the related mortgage interest rate, or a specified percentage of the amount prepaid.

Each mortgage loan, at the time it was made, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. None of the mortgage loans are “high cost” loans under the Home Ownership Equity Protection Act of 1994 (or other applicable predatory and abusive lending laws), none of the mortgage loans financed a single-premium credit insurance policy and none of the mortgage loans were originated on or after October 1, 2002 and before March 7, 2003 and encumber property located in Georgia.

All of the Group I mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (1) none of the Group I mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, (2) none of the proceeds from any of the Group I mortgage loans will be used to finance single premium credit life insurance policies, (3) the servicer for each of the Group I mortgage loans has fully furnished (and, on a going forward basis, will fully furnish), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, (4) none of the Group I mortgage loans impose a prepayment penalty with a term expiring in excess of three years after origination of the mortgage loan, (5) with respect to the Group I mortgage loans originated on or after August 1, 2004 none of the related mortgages nor the related mortgage notes require the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction, (6) none of the Group I mortgage loans originated on or after October 1, 2002 and before March 7, 2003 are secured by property located in the State of Georgia, and none of the Group I mortgage loans originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, (7) none of the Group I mortgage loans are “high cost,” “covered” (excluding home loans defined as “covered homes” pursuant to the New Jersey Home Ownership Security Act of 2002), “high risk home,” or “predatory” loan under any applicable federal, state or local law (or are similarly classified and/or defined using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) mortgage loans and (8) the principal balance at origination for each mortgage loan originated in most states may not exceed $[            ] for single-family residences, $[            ] for two-family residences, $[            ] for three-family residences and $[            ]for four-family residences.

The loan-to-value ratios (“LTVs”) (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans) described in this prospectus supplement were calculated based upon the lesser of (1) the appraised values of the related mortgaged properties at the time of origination and (2) the purchase prices of the related mortgaged properties in the case of any mortgaged property purchased with a mortgage loan (or purchased within the twelve months preceding origination of the mortgage loan.) No assurance can be

S-27

given that such values have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans become equal to or greater than the value of the mortgaged properties, investors may experience a loss.

The Mortgage Loans

The following section describes the statistical characteristics of the mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the mortgage loans.

As of the Cut-off Date, the mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•	the minimum Cut-off Date Principal Balance was approximately $[ ], the maximum Cut-off Date Principal Balance was approximately $[ ] and the average Cut-off Date Principal Balance was approximately $[ ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in ranged from [ ]% to [ ]% per annum and the weighted average gross margin was approximately [ ]% per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•	approximately [ ]% of the adjustable-rate mortgage loans had an initial periodic cap of [ ]% per annum and approximately [ ]% of the adjustable-rate mortgage loans had an initial periodic cap of [ ]% per annum,

•	approximately [ ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [ ]% per annum and approximately [ ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [ ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

S-28

•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately 1 month,

•	approximately [ ]% of the mortgage loans were fixed-rate loans, approximately [ ]% of the mortgage loans were 2/28 loans, approximately [ ]% of the mortgage loans were 3/27 loans, approximately [ ]% were 5/25 loans and approximately [ ]% were six-month LIBOR loans,

•	approximately [ ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [ ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately [ ]% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•	approximately [ ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [ ]% of the mortgage loans are secured by second liens on the related mortgaged properties, and

•	approximately [ ]%, [ ]%, [ ]% and [ ]% of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

The following tables set forth certain information with respect to the mortgage loans based on the aggregate Cut-off Date Principal Balance of the mortgage loans in relation to the Initial Pool Balance of the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

S-29

Geographical Distribution of Mortgaged Properties

Aggregate Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-30

Range of Cut-off Date Principal Balances

Aggregate Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-31

Range of LTV Ratios

Aggregate Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Gross Interest Rates

Aggregate Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-33

Range of Gross Margins

Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-34

Range of Maximum Mortgage Interest Rates

Aggregate Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-35

Range of Minimum Mortgage Interest Rates

Aggregate Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-36

Month and Year of Next Rate Change Date

Aggregate Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-37

Range of Original Terms to Maturity

Aggregate Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Remaining Terms to Maturity

Aggregate Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Distribution by Amortization Type

Aggregate Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Occupancy Status

Aggregate Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-39

Distribution by Property Type

Aggregate Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of Seasoning

Aggregate Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

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Mortgage Loan Type

Aggregate Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

S-41

Prepayment Penalty Terms

Aggregate Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

Loan Purpose

Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

S-42

Loan Documentation Type

Aggregate Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of FICO Scores

Aggregate Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

S-43

Prepayment Penalty Description

Aggregate Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

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The Group I Mortgage Loans

The following section describes the statistical characteristics of the Group I mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans.

As of the Cut-off Date, Group I mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•	the minimum Cut-off Date Principal Balance was approximately $[ ], the maximum Cut-off Date Principal Balance was approximately $[ ] and the average Cut-off Date Principal Balance was approximately $[ ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans ranged from [ ]% to[ ]% per annum and the weighted average gross margin was approximately [ ]%,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•	approximately [ ]% of the adjustable-rate mortgage loans had an initial periodic cap of [ ]% per annum and approximately [ ]% of the adjustable-rate mortgage loans in Group I had an initial periodic cap of [ ]% per annum,

•	approximately [ ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [ ]% per annum and approximately [ ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [ ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

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•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately [ ] month,

•	approximately [ ]% of the mortgage loans were fixed-rate loans, approximately [ ]% of the mortgage loans were 2/28 loans, approximately [ ]% of the mortgage loans were 3/27 loans and approximately [ ]% were six-month LIBOR loans,

•	approximately [ ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [ ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and [ ]% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•	approximately [ ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [ ]% of the mortgage loans are secured by second liens on the related mortgaged properties,

•	none of the mortgage loans impose a prepayment penalty with a term expiring more than three years after the origination of the mortgage loan, and

•	approximately [ ]%, [ ]%, [ ]% and [ ] of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

The following tables set forth certain information with respect to the Group I mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

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Geographical Distribution of Mortgaged Properties

Group I Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Cut-Off Date Principal Balances

Group I Mortgage Loans

Range of Cut-Off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-48

Range of LTV Ratios

Group I Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-49

Range of Gross Interest Rates

Group I Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Gross Margins

Group I Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Maximum Mortgage Interest Rates

Group I Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Minimum Mortgage Interest Rates

Group I Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Month and Year of Next Rate Change Date

Group I Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Original Terms to Maturity

Group I Mortgage Loans

Original Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Remaining Terms to Maturity

Group I Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Amortization Type

Group I Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Distribution by Occupancy Status

Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Property Type

Group I Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Distribution of Seasoning

Group I Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:			$100.00%	$	%				%

Mortgage Loan Type

Group I Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

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Prepayment Penalty Terms

Group I Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

Loan Purpose

Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

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Loan Documentation Type

Group I Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of FICO Scores

Group I Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV

		$	%	$	%				%

Total:		$	%	$	%				%

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Prepayment Penalty Description

Group I Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Original LTV	Weighted Average Credit Score

		$	%	$	%				%

Total:		$	%	$	%				%

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The Group II Mortgage Loans

The following section describes the statistical characteristics of the Group II mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans.

As of the Cut-off Date, Group II mortgage loans had the following characteristics:

•	the aggregate Initial Pool Balance was approximately $[ ],

•	there were [ ] mortgage loans under which the related mortgaged properties are located in [ ] states,

•	the minimum Cut-off Date Principal Balance was approximately $[ ], the maximum Cut-off Date Principal Balance was approximately $[ ] and the average Cut-off Date Principal Balance was approximately $[ ],

•	the mortgage interest rate ranged from [ ]% to [ ]% per annum, and the weighted average mortgage interest rate was approximately [ ]% per annum,

•	approximately [ ]% of the mortgage loans are fixed-rate mortgage loans, and approximately [ ]% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average gross margin was approximately [ ]% per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average maximum rate was approximately [ ]% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from [ ]% to [ ]% per annum and the weighted average minimum rate was approximately [ ]% per annum,

•	approximately [ ]% of the adjustable-rate mortgage loans had an initial periodic cap of [ ]% per annum and approximately [ ]% of the adjustable-rate mortgage loans had an initial periodic cap of [ ]% per annum,

•	approximately [ ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [ ]% per annum and approximately [ ]% of the adjustable-rate mortgage loans had a subsequent periodic cap of [ ]% per annum,

•	the original term to stated maturity ranged from [ ] months to [ ] months and the weighted average original term to stated maturity was approximately [ ] months,

•	the remaining term to stated maturity ranged from [ ] months to [ ] months and the weighted average remaining term to stated maturity was approximately [ ] months,

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•	the age of the mortgage loans ranged from [ ] months to [ ] months and the weighted average age was approximately [ ] month,

•	approximately [ ]% of the mortgage loans were fixed-rate loans, approximately [ ]% of the mortgage loans were 2/28 loans, approximately [ ]% of the mortgage loans were 3/27 loans, approximately [ ]% of the mortgage loans were 5/25 loans and approximately [ ]% were six-month LIBOR loans,

•	approximately [ ]% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately [ ]% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately [ ]% of the mortgage loans are balloon loans,

•	the LTVs (which includes the senior balance for second liens) ranged from approximately [ ]% to approximately [ ]% and the weighted average LTV was approximately [ ]%,

•	approximately [ ]% of the mortgage loans are secured by first liens on the related mortgaged properties and approximately [ ]% of the mortgage loans are secured by second liens on the related mortgaged properties, and

•	approximately [ ]%, [ ]%, [ ]% and [ ]% of the mortgage loans are secured by mortgaged properties located in the states of [ ], respectively.

The following tables set forth certain information with respect to the Group II mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

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Geographical Distribution of Mortgaged Properties

Group II Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Cut-off Date Principal Balances

Group II Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of LTV Ratios

Group II Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Gross Interest Rates

Group II Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Gross Margins

Group II Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Maximum Mortgage Interest Rates

Group II Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Minimum Mortgage Interest Rates

Group II Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Month and Year of Next Rate Change Date

Group II Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Range of Original Terms to Maturity

Group II Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Range of Remaining Terms to Maturity

Group II Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Distribution by Amortization Type

Group II Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution by Occupancy Status

Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Distribution by Property Type

Group II Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Distribution of Seasoning

Group II Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Mortgage Loan Type

Group II Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Prepayment Penalty Terms

Group II Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Loan Purpose

Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Weighted Average Credit Score	Average Seasoning	Remaining Term (in months)	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

Loan Documentation Type

Group II Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Distribution of FICO Scores

Group II Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Prepayment Penalty Description

Group II Mortgage Loans

Prepayment Penalty Description (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

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Private Mortgage Insurance Policies

Approximately [            ]%, and [            ]% of the Group I initial mortgage loans and the Group II initial mortgage loans by principal balance, respectively, are covered by mortgage insurance policies issued by Mortgage Guaranty Insurance Corporation. Mortgage Guaranty Insurance Corporation is a Wisconsin corporation, founded in 1985, that is a private mortgage insurance company with its administrative offices located in Milwaukee, Wisconsin. Mortgage Guaranty Insurance Corporation is rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch with respect to its claims paying ability. Approximately [            ]% of the Group II initial mortgage loans by principal balance are covered by mortgage insurance policies issued by PMI Mortgage Insurance Company. PMI Mortgage Insurance Company, an Arizona corporation with its administrative offices in San Francisco, California, is a private mortgage insurance company founded in 1972. PMI Mortgage Insurance Company is rated “AA” by S&P, “Aa2” by Moody’s and “AA+” by Fitch with respect to its claims-paying ability. Approximately [            ]% of the subsequent mortgage loans with an original loan-to-value ratio in excess of 60% will be covered by a mortgage insurance policy.

The servicer follows specified procedures for making a claim on an insured mortgage loan. When an insured mortgage loan becomes materially delinquent and satisfactory arrangements to bring the loan current are not made, the servicer will initiate foreclosure proceedings. The servicer is required to file a claim with the mortgage insurer no later than 60 days after the earlier of acquiring marketable title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the servicer is incomplete, within 20 days of receipt of a claim the mortgage insurer is required to notify the servicer of all items needed to perfect the claim. If no notice of deficiency is sent by the mortgage insurer within such 20-day period, then the claim will be deemed to be a perfected claim as of the date of receipt. Subject to the conditions and exclusions of the mortgage insurance policy, the mortgage insurer is required to process and pay a perfected claim within 60 days.

Each mortgage insurance policy of the initial mortgage loans will insure a portion of the loss on the related mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the applicable policy. Under the mortgage insurance policies, the mortgage insurer covers an amount generally equal to, at the option of the mortgage insurer, either:

•	the outstanding principal balance of the mortgage loan, together with certain accrued interest due on the mortgage loan and certain advances made by the servicer (such as hazard insurance, taxes, maintenance expenses and foreclosure costs), reduced by certain amounts such as escrow deposits (collectively, the “Claim Amount”), in which case the mortgage insurer would take title to the related mortgaged property, or

•	an amount equal to the product of (i) the Claim Amount and (ii) the coverage percentage specified in the mortgage insurance policy, in which case the issuing entity would retain title to (and the proceeds obtained in a foreclosure and sale of) the mortgaged property.

The coverage percentage is a percentage equal to (i) the original loan-to-value ratio of the mortgage loan (expressed as a percentage) minus either 55% or 51% as set forth in the applicable policy, divided by (ii) the original loan-to-value ratio of the mortgage loan (expressed as a percentage). Thus, the covered portion of any loss will be different depending upon the original loan-to-value ratio of the mortgage loan. Mortgage loans with higher original loan-to-value ratios will

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have a higher coverage percentage and mortgage loans with lower original loan-to-value ratios will have a lower coverage percentage.

Each mortgage loan covered by a mortgage insurance policy is covered by the mortgage insurance policy for losses up to the policy limits, although the mortgage insurance policy will not cover special hazard, bankruptcy, fraud losses, losses caused by a borrower’s failure to make a balloon payment, and certain other types of losses as described in the policy. Claims on insured mortgage loans will reduce uninsured exposure to an amount equal to either 55% or 51% as set forth in the applicable policy, of the lesser of the appraised value or purchase price, as the case may be, of the related mortgaged property, in each case, at the time of the applicable effective date of the mortgage insurance policy.

Claims payments under a mortgage insurance policy will be made to the servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan. Premiums payable on the mortgage insurance policies will be paid monthly by the servicer with funds withdrawn from the collection account with respect to the related mortgage loans.

The Originator

All of the initial mortgage loans were originated or purchased by NovaStar Mortgage, Inc., a Virginia corporation and a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation, in the ordinary course of business on a loan-by-loan basis directly from mortgage brokers and mortgage loan originators. NovaStar Mortgage, Inc. also acts as the sponsor, sponsor and servicer, as described herein.

The sponsor originates non-conforming residential mortgage loans through a network of unaffiliated wholesale loan brokers. The sponsor utilizes a network of approximately 10,800 wholesale loan brokers in 50 different states. In addition, the sponsor services loans nationwide, and is licensed to do business as a foreign corporation in 50 states. The sponsor’s principal executive offices are located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. The principal offices for the sponsor’s mortgage lending operations are in Lake Forest, California; Cleveland, Ohio and Troy, Michigan. The sponsor is an approved HUD lender. The sponsor has operated as an originator of mortgage loans since 1997.

[INSERT THIRD-PARTY ORIGINATOR INFORMATION, IF APPLICABLE]

Underwriting Standards for the Mortgage Loans

The underwriting guidelines of the sponsor are intended to evaluate the credit history of the potential borrower, the capacity and willingness of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant’s income, liabilities and employment history. Prior to issuing an approval on the loan, the loan underwriter runs an independent credit report, which provides detailed information concerning the payment history of the borrower on all of their debts to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriter’s comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae. The properties securing the mortgage loans are appraised by qualified

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independent appraisers who are generally approved by the related originator. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been used for underwriting purposes.

The underwriting guidelines include six levels of applicant documentation requirements, referred to as “Full Documentation,” “Limited Documentation”, “Stated Income”, “No Documentation”, “No Income/No Asset”, “Streamline” and “24-Month Bank Statement.” Under the Full Documentation program applicants generally are required to submit verification of employment and most recent pay stub or prior two years W-2 forms and most recent pay stub. Under the Limited Documentation and 24-Month Bank Statement programs, no such verification is required, however, bank statements for the most recent consecutive 12- or 24-month period are required to evidence cash flow. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Under the “No Documentation” program, an applicant provides no information as it relates to their income. Under the “No Income/No Asset” program, the applicant’s income and assets are not verified, however the applicant’s employment is verified. Under the Streamline program, this is allowed only for our Retention division for borrowers that currently have a mortgage with the sponsor. The documentation required for this loan is based on previous documentation type. If a “Streamline loan’s original documentation type was “Full Documentation”, then a verification of the applicant’s employment is the only requirement. Mortgage loans originated under any program other than the “Full Documentation” program require less documentation and verification than do traditional “Full Documentation” programs. Given that the sponsor primarily lends to non-conforming borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.

On a case-by-case basis, exceptions to the underwriting guidelines are made where the sponsor believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower’s monthly debt service payments, the loan-to-value ratio on the loan, as applicable, or other criteria that in the judgment of the loan underwriter warrant an exception. All loans in excess of $350,000 currently require the approval of the underwriting supervisor or designee approved by the supervisor. All loans over $650,000 require the approval of the VP of Operations and Corporate Credit Department or its approved designees. In addition, the President of the sponsor approves all loans in excess of $1,100,000.

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Underwriting Standards

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	Alt-A (Jumbo)	Piggybacks
Mortgage History	No 30 day lates within last 12 months	Unlimited 30 day lates within the last 12 months	Unlimited 60 day lates within last 12 months	Unlimited 90 day lates within last 12 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 12 months if first is M Series or within the last 24 months if first is Alt-A

Minimum FICO	520	500	500	520	620	620	620	620	620
Consumer Credit	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Bankruptcy Filings	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 1 year since discharge date.	Chapter 7: discharged	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 2 years since discharge date.
	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: Discharged at closing (0 x 30 BK Rating)	Chapter 13: discharged at closing (w/ 0 X 30 BK rating)	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 2 years since discharge date.

Prior Foreclosure/ NOD	24 months	24 months	24 months	12 months	48 months	48 months	48 months	48 months	24 months

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Underwriting Standards (continued)

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	Alt-A (Jumbo)	Piggybacks
Adverse Accounts	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	All adverse accounts in the last 12 months must be satisfied at closing; all tax liens, judgments and child support arrearages must be paid regardless of age

Debt-to-Income Ratio	50% (60% at lowered LTV)	50% (60% at lowered LTV)	50% (60% at lowered LTV)	55%	n/a	n/a	50%; 45% if 100% LTV	50%	50%

Maximum Loan-to-Value Ratio	100% (600 score) or 97%/95% (580 score) or 90%	100% (600 score) or 97%/95% (580 score), 90% (520 score) ,or 70% (500 score)	85% (540 score), 80% (520 score), or 65% (500 score)	75%	95%	90%	100% (min 660 score, Full Doc only); 95% with 660 score; 90% with 620 score	80%	100% CLTV

Maximum Combined Loan-to-Value Ratio	100% (max 80% LTV) or 95%	100% (max 80% LTV) or 95%	100% (max 80% LTV) or 90%	85%	100% (NMI second loan only)	100% (NMI second loan only)	100% (NMI second loan only)	95%	100%

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Close attention is paid to geographic diversification in managing credit risk. The sponsor believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. The sponsor has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by the sponsor higher than twice that market’s percentage of the total national market share.

Quality control reviews are conducted to ensure that all mortgage loans meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. The sponsor reviews, at a minimum, 7% of each month’s production. The random audit selection criteria includes a proportional representation of loan type, loan product, loan purpose, FICO score, LTV, underwriting grade, state and broker.

Credit scores for the borrowers are calculated by averaging all the available individual borrower and co-borrower credit scores.

Delinquency and Loss Information for the Mortgage Loans

Such table sets forth certain information regarding the delinquency performance in the past twelve months as of the cut-off date for [            ] mortgage loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the aggregate pool. [For [            ] Mortgage Loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the aggregate pool, the delinquency information below is not available.] No Mortgage Loan has been delinquent more than [__] days in the past twelve months.

As of [____],
(dollars in thousands)
	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Principal Balance	Percentage of Principal Balance(2)
Delinquency
30 - 59 days
60 - 89 days
90 - 119 days
120-149 days
[insert 30 day buckets until chargeoff]
Foreclosures
Total delinquencies and foreclosures
Real estate owned
[Losses on Mortgage Loans (3)(4)]

(1)	These percentages are based on the percentage of the total number of mortgage loans for which such delinquency information is available.

(2)	These percentages are based on the percentage of the aggregate principal balance of the mortgage loans for which such delinquency information is available.

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Private Mortgage Insurance Policies

Approximately [            ]%, and [            ]% of the Group I initial mortgage loans and the Group II initial mortgage loans by principal balance, respectively, are covered by mortgage insurance policies issued by Mortgage Guaranty Insurance Corporation. Mortgage Guaranty Insurance Corporation is a Wisconsin corporation, founded in 1985, that is a private mortgage insurance company with its administrative offices located in Milwaukee, Wisconsin. Mortgage Guaranty Insurance Corporation is rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch with respect to its claims paying ability. Approximately [            ]% of the Group II initial mortgage loans by principal balance are covered by mortgage insurance policies issued by PMI Mortgage Insurance Company. PMI Mortgage Insurance Company, an Arizona corporation with its administrative offices in San Francisco, California, is a private mortgage insurance company founded in 1972. PMI Mortgage Insurance Company is rated “AA” by S&P, “Aa2” by Moody’s and “AA+” by Fitch with respect to its claims-paying ability. Approximately [            ]% of the subsequent mortgage loans with an original loan-to-value ratio in excess of 60% will be covered by a mortgage insurance policy.

The servicer follows specified procedures for making a claim on an insured mortgage loan. When an insured mortgage loan becomes materially delinquent and satisfactory arrangements to bring the loan current are not made, the servicer will initiate foreclosure proceedings. The servicer is required to file a claim with the mortgage insurer no later than 60 days after the earlier of acquiring marketable title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the servicer is incomplete, within 20 days of receipt of a claim the mortgage insurer is required to notify the servicer of all items needed to perfect the claim. If no notice of deficiency is sent by the mortgage insurer within such 20-day period, then the claim will be deemed to be a perfected claim as of the date of receipt. Subject to the conditions and exclusions of the mortgage insurance policy, the mortgage insurer is required to process and pay a perfected claim within 60 days.

Each mortgage insurance policy of the initial mortgage loans will insure a portion of the loss on the related mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the applicable policy. Under the mortgage insurance policies, the mortgage insurer covers an amount generally equal to, at the option of the mortgage insurer, either:

•	the outstanding principal balance of the mortgage loan, together with certain accrued interest due on the mortgage loan and certain advances made by the servicer (such as hazard insurance, taxes, maintenance expenses and foreclosure costs), reduced by certain amounts such as escrow deposits (collectively, the “Claim Amount”), in which case the mortgage insurer would take title to the related mortgaged property, or

•	an amount equal to the product of (i) the Claim Amount and (ii) the coverage percentage specified in the mortgage insurance policy, in which case the issuing entity would retain title to (and the proceeds obtained in a foreclosure and sale of) the mortgaged property.

The coverage percentage is a percentage equal to (i) the original loan-to-value ratio of the mortgage loan (expressed as a percentage) minus either 55% or 51% as set forth in the applicable policy, divided by (ii) the original loan-to-value ratio of the mortgage loan (expressed as a percentage). Thus, the covered portion of any loss will be different depending upon the original loan-to-value ratio of the mortgage loan. Mortgage loans with higher original loan-to-value ratios will have a higher coverage percentage and mortgage loans with lower original loan-to-value ratios will have a lower coverage percentage.

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Each mortgage loan covered by a mortgage insurance policy is covered by the mortgage insurance policy for losses up to the policy limits, although the mortgage insurance policy will not cover special hazard, bankruptcy, fraud losses, losses caused by a borrower’s failure to make a balloon payment, and certain other types of losses as described in the policy. Claims on insured mortgage loans will reduce uninsured exposure to an amount equal to either 55% or 51% as set forth in the applicable policy, of the lesser of the appraised value or purchase price, as the case may be, of the related mortgaged property, in each case, at the time of the applicable effective date of the mortgage insurance policy.

Claims payments under a mortgage insurance policy will be made to the servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan. Premiums payable on the mortgage insurance policies will be paid monthly by the servicer with funds withdrawn from the collection account with respect to the related mortgage loans.

Additional Information

Prior to the issuance of the certificates, certain of the initial mortgage loans may be removed from the trust estate as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates. The depositor believes that the information set forth herein will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary, although such variance will not be material.

The Sponsor

The sponsor is NovaStar Mortgage, Inc. NovaStar Financial, Inc. has guaranteed the sponsor’s obligations with respect to the representations and warranties respecting the mortgage loans and the remedies for any breach thereof that are assigned to the trustee for the benefit of the certificateholders. See “NovaStar Financial” below. NovaStar Financial, Inc. and the sponsor have only limited assets available to perform the repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the sponsor and NovaStar Financial, Inc. continue to originate, acquire and sell mortgage loans. There can be no assurance that either the sponsor or NovaStar Financial, Inc. will generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the certificates should consider the possibility that the sponsor or NovaStar Financial, Inc. will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of mortgage loans are required to be repurchased due to breaches of representations and warranties.

[The sponsor primarily disposes of its loans in whole loan sales and securitizations. The Sponsor has been securitizing mortgage loans for nine years. On all of the loans that the sponsor securitizes or sells with retained interests, the sponsor retains the rights to service the loans. The sponsor or any of its directors, officers, employees or agents shall not be under any liability to the issuing entity or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect the sponsor against liability for any breach of warranties or representations made by the sponsor in the pooling and servicing agreement, or against any specific liability imposed on

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the sponsor pursuant to the pooling and servicing agreement or against any liability which would otherwise be imposed upon the sponsor by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the pooling and servicing agreement.

The sponsor’s total annual mortgage loan production has increased steadily as follows: approximately $1.33 billion in 2001, approximately $2.49 billion in 2002, approximately $5.25 billion in 2003, approximately $8.42 billion in 2004 and approximately $9.28 billion in 2005.

The sponsor disposes of its loans primarily by selling them to third parties and through securitizations. The decision by the sponsor to sell or to securitize loans is based on a risk adjusted return framework and utilizes in house credit and prepayment modeling.

[The sponsor completed its first securitization in 1997 and has closed additional securitizations in each year since 1997. The securitizations completed in 1997 and 1999 have both been terminated as a result of the sponsor exercising a clean-up call. For the years 2003, 2004 and 2005, the sponsor closed four securitizations selling loans totaling approximately 5.7 billion, 7.7 billion and 7.9 billion, respectively, from its own shelf registration statement. The sponsor currently plans to close one securitization in each calendar quarter. The sponsor retains the servicing for loans securitized from its own shelf registration statement. None of the pools that the sponsor has securitized have defaulted or experienced an early amortization target.]

The sponsor serves in two roles in connection with its securitization program. The sponsor works with the underwriters and the rating agencies to select the pool of mortgage loans and structure the transaction. Generally in structuring each transaction, the sponsor looks to achieve the most efficient execution, that is to achieve the lowest cost of funds. As the servicer, the sponsor is responsible for servicing each pool of mortgage loans.

The certificates issued in each securitization do not represent an interest in or obligation of, nor are the mortgage loans guaranteed by the sponsor, nor are the securitized mortgage loans insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The Servicer

NovaStar Mortgage, Inc. will also act as the servicer of the mortgage loans. The servicer’s servicing portfolio currently includes only non-conforming residential mortgage loans.

The servicer performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for its loan originations sold or securitized on a servicing-retained basis. As of December 31, 2005, the servicer performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $14 billion. See [“Certain Matters Regarding the Servicer”] in the prospectus for more information regarding the terms of the pooling and servicing agreement and the servicer’s duties thereunder.

The servicer does not have custodial responsibility for the mortgage loans. The custodian has custodial responsibility for the mortgage loans as described under “The Custodian” in this prospectus supplement.

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The servicer has serviced assets of this type for nine years. The servicer has instituted policies and procedures in accordance with the standard policies and procedures followed by other servicers in the subprime mortgage loan industry.

The servicer’s portfolio of serviced assets of the same type as that which is included in this prospectus supplement has grown as follows: approximately $3.7 billion as of year end 2002, approximately $7.2 billion as of year end 2003, approximately 12.2 billion as of year end 2004 and approximately $14.0 billion as of year end 2005.

[There have been no material changes to the servicer’s policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past 3 years.]

[There is currently no information on the servicer’s financial condition that would have a material impact on pool performance or performance of the securities.]

See “The Pooling and Servicing Agreement” in this prospectus supplement and [“Servicing of Loans”] in the prospectus for more information regarding the pooling and servicing agreement, the servicer’s fees, the servicer’s removal and the transfer of servicing duties to a successor servicer. [The pooling and servicing agreement needs to be filed as an exhibit.]

Foreclosure and Delinquency Experience with Non-Conforming Mortgage Loans

The following table summarizes the delinquency and foreclosure experience, respectively, as of the date indicated, of the non-conforming mortgage loans serviced by the servicer. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or foreclosures on the mortgage loans securing the certificates.

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Delinquency and Foreclosure

June 30, 2005		December 31, 2004		December 31, 2003
Principal Balance (1)	Percent	Principal Balance (1)	Percent	Principal Balance (1)	Percent

(1)	Numbers in thousands.

(2)	The period of delinquency is based on the number of days that payments are contractually past due.

(3)	“Foreclosure Rate” is the dollar amount of the mortgage loans in the process of foreclosure as a percentage of the total principal balance of the mortgage loans outstanding as of the date indicated.

There can be no assurance that the delinquency experience of the mortgage loans securing the certificates will correspond to the delinquency and foreclosure experience of the servicing portfolio of the servicer set forth in the foregoing table. The statistics shown above represent the respective delinquency and foreclosure experiences only at the date presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans securing the certificates will depend on the results obtained over the life of the certificates. The servicer’s servicing portfolio may include non-conforming mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the mortgage loans securing the certificates. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loans.

Static Pool Information

Static pool information for the sponsor’s amortizing asset pools is available at www.novastarbondinvestors.com. This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update.

The static pool information posted on this website that relates to securitizations sponsored by the sponsor prior to January 1, 2006 and that relates to the pool of mortgage loans being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this prospectus

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supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus .

The Depositor
[NovaStar Mortgage Funding Corporation, a Delaware corporation, was incorporated in the State of Delaware on January 7, 1998. The depositor is a wholly-owned subsidiary of the sponsor.]

[NovaStar Certificates Financing Corporation, a Delaware corporation, was incorporated in the State of Delaware on _____, 2005. The depositor is a wholly-owned subsidiary of the sponsor.]

On the closing date, the sponsor will convey the initial mortgage loans and the related mortgage insurance policies to the company, who will in turn convey the initial mortgage loans and the related mortgage insurance policies to the indenture trustee.

[Disclose any legal proceedings material to noteholders.]

The Issuing Entity

NovaStar Mortgage Funding Trust 20[_]-[_], a Delaware statutory trust, is the issuing entity of the Notes. [*File the issuing entity’s governing documents as an exhibit.] The issuing entity’s fiscal year end will be December 31.

The purpose of the issuing entity is to engage in the following activities:

(a) to issue the Notes and to sell such Notes;

(b) with the proceeds of the sale of the Notes and the trust certificates, and to purchase the Mortgage Loans to be included in the issuing entity estate from the depositor with the balance of such funds pursuant to the sale and servicing agreement;

(c) to assign, grant, transfer, pledge, mortgage and convey the issuing entity estate pursuant to the indenture and to hold, manage and distribute to the certificateholders any portion of the issuing entity estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

(d) to enter into and perform its obligations under the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap agreement, to which it is or is to be a party;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

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The Owner Trustee

[Name of Trustee and form of organization], has its corporate trust offices located at [                                ]. The owner trustee will perform limited administrative functions on behalf of the issuing entity pursuant to the trust agreement. The owner trustee’s duties are limited solely to its express obligations under the trust agreement.

[Insert additional trustee disclosure regarding the trustee’s prior experience serving as a trustee for asset-backed securities transactions. (Item 1109)]

Duties and Responsibilities

The owner trustee will execute and deliver or cause to be executed and delivered the Notes, the trust certificates and the transaction documents to which the issuing entity is a party, in each case, as the Sponsor shall approve. In addition, the owner trustee shall, on behalf of the issuing entity, execute and deliver to the authenticating agent the trust request and the trust orders referred to in the indenture, to authenticate and deliver the Notes. In addition, the owner trustee is authorized, but shall not be obligated, to take all actions required of the issuing entity, pursuant to the transaction documents.

It shall be the duty of the owner trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and the transaction documents to which the issuing entity is a party and to administer the issuing entity in the interest of the certificateholders, subject to the transaction documents and in accordance with the provisions of the trust agreement and to maintain the issuing entity’s existence as a statutory trust under the laws of the State of Delaware.

The owner trustee shall disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the transaction documents and the trust agreement. Subject to the trust agreement, the owner trustee shall furnish to the certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the owner trustee under the transaction documents. On behalf of the owner trustee, the Sponsor shall furnish to the Noteholders promptly upon written request therefor, copies of the sale and servicing Agreement and the indenture.

Limitations on Liability

The owner trustee shall not be answerable or accountable under any circumstances, except (i) for its own willful breach or misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in the trust agreement expressly made by the owner trustee in its individual capacity.

Resignation or Removal

The owner trustee may at any time resign and be discharged by giving written notice thereof to the issuing entity, the sponsor, the servicer, the note insurer and the indenture trustee. Upon receiving such notice of resignation, the sponsor shall promptly appoint a successor owner trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning owner trustee and one copy to the successor owner trustee. If no successor owner trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

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If at any time the owner trustee shall cease to be eligible in accordance with the provisions of the trust agreement and shall fail to resign after written request therefor by the certificateholders or the sponsor, or if at any time the owner trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the owner trustee or of its property shall be appointed, or any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the certificateholders or the sponsor, may remove the owner trustee. If the certificateholders or the sponsor shall remove the owner trustee under the authority of the immediately preceding sentence, the sponsor, shall promptly appoint a successor owner trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing owner trustee so removed and one copy to the successor owner trustee and payment of all fees owed to the outgoing owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee pursuant to any of the provisions of the trust agreement shall not become effective until acceptance of appointment by the successor owner trustee pursuant to the trust agreement, and payment of all fees and expenses owed to the outgoing owner trustee. The servicer shall provide notice of such resignation or removal of the owner trustee to each of the rating agencies, the note insurer and the indenture trustee.

Indemnification

Under the trust agreement, the sponsor will indemnify the owner trustee from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other related agreements, the issuing entity estate, the administration of the issuing entity estate or the action or inaction of the owner trustee under the trust agreement. However, the sponsor will not be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) for its own willful breach or misconduct or gross negligence or (ii) the inaccuracy of certain of the owner trustee’s representations and warranties. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described under “Description of the Notes and the Trust Certificates—Payments of Interest, —Payments of Principal, and —Allocation of Net Monthly Excess Cashflow” in this prospectus supplement.

[Any legal proceedings material to noteholders that specifically need to be disclosed?]

The Indenture Trustee

[Name of Trustee and form of organization], has offices at __________________________________, Attn: [                    ], _____________, where it conducts its trust administration services. The indenture trustee will act as initial authenticating agent, paying agent and note registrar pursuant to the terms of the indenture.

[Insert additional trustee disclosure regarding the trustee’s prior experience serving as a trustee for asset-backed securities transactions.(Item 1109)]

Duties and Responsibilities

In its capacity as indenture trustee, [            ] will hold the mortgage loans, as a custodian. The custodian shall hold the mortgage loans on behalf of the issuing entity clearly identified as being separate form all other files or records maintained by the custodian at the same location. Prior to taking possession of the mortgage loans in its custodial capacity, the indenture trustee will stamp the mortgage loans to

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reflect their sale and assignment. [Add disclosure regarding the arrangements for safekeeping and preservation of the mortgage loans and the procedures to reflect the segregation of the mortgage loans from other assets the trustee holds. (Item 1108)]

The indenture trustee will always maintain an office at a location in the United States of America where Notes may be surrendered for registration of transfer or exchange. Notices and demands to or upon the issuing entity in respect of the Notes and the indenture may be delivered at the corporate trust office of the indenture trustee.

The indenture trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list, if any, furnished to the indenture trustee as provided in the indenture and the names and addresses of the Noteholders received by the indenture trustee in its capacity as note registrar.

The indenture trustee shall (i) on or prior to the closing date execute and deliver the acknowledgement of receipt of the Mortgage Loans required by the sale and servicing agreement, (ii) on or prior to sixty (60) days following the closing date execute and deliver the initial certification required by the sale and servicing agreement, and (iii) on or prior to one hundred eighty (180) days following the closing date execute and deliver the final certification required by the sale and servicing agreement.

If the indenture trustee during the process of reviewing the indenture trustee’s mortgage files finds any document constituting a part of a indenture trustee’s mortgage file which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related mortgage loan schedule, or does not conform to the requirements of the sale and servicing agreement or the description thereof as set forth in the related mortgage loan schedule, the indenture trustee shall promptly so notify the Servicer and the Sponsor. Upon receipt of such notice respecting such defect, the Depositor and the Sponsor shall have a sixty (60) day period after such notice within which to correct or cure any such defect, or if the Servicer determines that the defect materially and adversely affects the value of the related Mortgage Loan or the interest of the Noteholders in the related Mortgage Loan, to either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in the sale and servicing agreement or (ii) purchase such Mortgage Loan at a purchase price specified in the sale and servicing agreement.

See “Description of the Notes and the Trust Certificates—Reports to Noteholders” for information regarding the reporting responsibilities of the indenture trustee.

Immediately after the occurrence of any event of default known to a responsible officer of the indenture trustee, the indenture trustee shall transmit by mail to the sponsor notice of each such event of default and, within ninety (90) days after the occurrence of any event of default known to a responsible officer of the indenture trustee, the indenture trustee shall transmit by mail to all Noteholders notice of each such event of default, unless such event of default shall have been cured or waived. Concurrently with the mailing of any such notice to the Noteholders, the indenture trustee shall transmit by mail a copy of such notice to the rating agencies and the note insurer.

Resignation or Removal

No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee pursuant to the indenture shall become effective until the acceptance of appointment by the successor indenture trustee. The indenture trustee may resign at any time by giving written notice thereof to the issuing entity and each rating agency. If an instrument of acceptance by a successor indenture trustee shall not have been delivered to the indenture trustee within thirty (30) days after the giving of

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such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

The indenture trustee may be removed at any time by the noteholders representing more than 50% of the Class Note Balance of the Outstanding Notes, by written notice delivered to the indenture trustee and to the issuing entity.

If at any time the indenture trustee shall have a conflicting interest prohibited by the indenture and shall fail to resign or eliminate such conflicting interest or the indenture trustee shall cease to be eligible under the indenture or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, (x) the owner trustee, on behalf of the issuing entity, may remove the indenture trustee.

Every successor indenture trustee appointed hereunder shall execute, acknowledge and deliver to the issuing entity and the retiring indenture trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring indenture trustee. Notwithstanding the foregoing, upon a request of the owner trustee, on behalf of the issuing entity, or the successor indenture trustee, such retiring indenture trustee shall, upon payment of its charges and any fees, expenses or other amounts owing the indenture trustee, execute and deliver an instrument transferring to such successor indenture trustee all the rights, powers and trusts of the retiring indenture trustee, and shall duly assign, transfer and deliver to such successor indenture trustee all property and money held by such retiring indenture trustee under the indenture.

The servicer, on behalf of the issuing entity, shall give notice of each resignation and each removal of the indenture trustee and each appointment of a successor indenture trustee to the noteholders and the note insurer. Each notice shall include the name of the successor indenture trustee and the address of its corporate trust office.

Limitations on Liability

The indenture trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that the duties and obligations of the indenture trustee shall be determined solely by the express provisions of the indenture, the indenture trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the indenture, no implied covenants or obligations shall be read into the indenture against the indenture trustee. No provision of the indenture shall require the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it under the indenture.

Indemnification

Under the indenture, the issuing entity will agree to indemnify the indenture trustee against losses, liability costs and expenses, including reasonable attorney’s fees, incurred, arising out of or in connection with the related agreements or any other documents or agreements relating to the issuing entity or the notes, other than any loss, liability, cost or expense incurred solely by reason of willful

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malfeasance, bad faith or negligence of the indenture trustee in the performance of its duties under the related agreements or by reason of its failure to perform its obligations under the indenture. The indemnities will be paid from Available Funds as described under “Description of the Notes and the Trust Certificates—Payments of Interest, —Payments of Principal, and —Allocation of Net Monthly Excess Cashflow” in this prospectus supplement. To the extent that any such indemnities are not otherwise satisfied by the issuing entity, they will be paid by the servicer.

[Legal proceedings material to noteholders.]

The Note Insurer

The note insurer has supplied the following information for inclusion in this Prospectus Supplement.

[Information in this section will be provided by each individual insurer on a deal by deal basis]

[Include:

•	the name of Insurer;

•	the organizational form of the Insurer;

•	the general character of the business of the Insurer;

•	If the Insurer is liable to provide payments representing 20% or more of the cash flow supporting any offered class of the asset-backed securities, provide financial statements meeting the requirements of Regulation S-X (§§210.1-01—210.12-29), except §210.3-05 and Article 11.]

The principal executive offices of the Insurer are located at [                                                     ] and its telephone number at this address is (            )-[                    ].

[The financial statements of _____________________________ as of ___________ and for the periods from ___________ through ___________, and from ___________ through ___________ appearing in the Form 8-K of ___________, which is incorporated by reference, have been audited by ___________, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.]

The Note Insurer’s Credit Ratings

The financial strength of the note insurer is rated “[Rating]” by [Rating Agency], “[Rating]” by [Rating Agency], and “[Rating]” by [Rating Agency]. Each rating of the note insurer should be evaluated independently. The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the note insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the notes, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The note insurer does not guarantee the market price or investment value of the notes nor does it guarantee that the ratings on the notes will not be revised or withdrawn.

The Cap Provider

[Information in this section will be provided by each individual cap counterparty on a deal by deal basis (Item 1114)]

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[Include:

The name of the derivative counterparty;

The organizational form;

The general character of the business of the derivative counterparty;

Describe the operation and material terms of the derivative instrument, including any limits on the timing or amount of payments or any conditions to payments;

Describe any material provisions regarding substitution of the derivative instrument;

Disclose whether the “significance percentage” is: less than 10%, at least 10% but less than 20%, or 20% or more

Financial information: (a) if the aggregate significance percentage related to the cap counterparty is 10% or more, but less than 20% provide financial data required by Item 301 of regulation S-K for such swap counterparty, (b) If the aggregate significance percentage related to the cap counterparty is 20% or more, provide financial statements meeting the requirements of Regulation S-X (§§210.1-01 through 210.12-29), except §210.3-05 and Article 11.]

[The financial statements of _____________________________ as of ___________ and for the periods from ___________ through ___________, and from ___________ through ___________ appearing in the Form 8-K of ___________, which is incorporated by reference, have been audited by ___________, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.]

Legal Proceedings

[Insert relevant legal proceedings pending against any of the transaction parties]

Affiliations

[(a) Describe if so, and how, the sponsor, depositor or issuing entity is an affiliate (as defined in §230.405 of this chapter) of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other following parties:

(1) Servicer contemplated by Item 1108(a)(3) of this Regulation AB.

(2) Trustee.

(3) Originator contemplated by Item 1110 of this Regulation AB.

(4) Significant obligor contemplated by Item 1112 of this Regulation AB.

(5) Enhancement or support provider contemplated by Items 1114 or 1115 of this Regulation AB.

(6) Any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of this Regulation AB.

(b) Describe whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, between the sponsor, depositor or issuing entity and any of the parties in paragraphs (a)(1) through (a)(6) above, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities. Item 1119]

Description of the Notes and the Trust Certificates

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

On the closing date, the issuing entity will issue the Class A-[__] Notes and the Class A-[__] Notes pursuant to the indenture. Each note represents a debt obligation of the issuing entity primarily secured by a pledge of a portion of the issuing entity estate. The Class A-[__] Notes are primarily secured by the Group I mortgage loans and the Class A-[__] Notes are primarily secured by the Group II mortgage loans.

Pursuant to the trust agreement, the issuing entity will also issue a class of trust certificates, representing the entire beneficial ownership interest in the issuing entity. The trust certificates will represent the entire beneficial ownership interest in both groups of mortgage loans and will be held by the depositor. The trust certificates may not be transferred without complying with the transfer provisions of the trust agreement.

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The notes will be issued only in book-entry form, in denominations of $__________ initial principal balance and integral multiples of $__________ in excess thereof, except that one note of each class may be issued in a different amount. The notes are available in book-entry form only, through the facilities of The Depository Trust Company or “DTC”.

Book-Entry Notes

The notes are sometimes referred to in this prospectus supplement as “book-entry notes.” The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., which will be the “holder” of the notes, as the nominee of DTC. Persons acquiring beneficial ownership interests in the notes will hold their notes through DTC in the United States or Clearstream Banking, societé anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Banking, societé anonyme, and Euroclear Bank will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking, societé anonyme and Euroclear Bank names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank will act as depositary for Euroclear Bank.

Investors may hold such beneficial interests in the book-entry notes in minimum denominations representing principal amounts of $_____ and in integral multiples of $_____ in excess thereof. Except as described in the prospectus under “Description of the Securities — Form of Securities,” no beneficial owner will be entitled to receive a physical or definitive note representing such note. Unless and until definitive notes are issued, it is anticipated that the only “holder” of such notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be “holders” or “noteholders” as those terms are used in the indenture and the sale and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC. For information with respect to tax documentation procedures relating to the notes, see “Annex I – Global Clearance, Settlement and Tax Documentation Procedures” attached to the accompanying prospectus.

None of the issuing entity, the owner trustee, the sponsor, the servicer, the note insurer or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment and Pledge of Mortgage Loans

Pursuant to the sale and servicing agreement, the sponsor will direct the depositor to sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity, all right, title and interest in and to each mortgage loan, including all scheduled payments of principal and interest due after the close of business on the Cut-off Date. The depositor will not convey, and the depositor reserves and retains all its right, title and interest in and to, (x) scheduled payments of principal and interest due on each mortgage loan on or prior to the Cut-off Date and (y) principal prepayments in full, curtailments (i.e., partial prepayments) and unscheduled recoveries of principal received on each such mortgage loan prior to the Cut-off Date.

Pursuant to the indenture, the issuing entity will pledge to the indenture trustee in trust for the benefit of the noteholders and the note insurer, all right, title and interest in and to the mortgage loans, as collateral security for the notes.

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Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity, the sponsor will deliver or cause to be delivered to the indenture trustee, on or prior to the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

(a)	the original mortgage note, endorsed without recourse in blank or to the indenture trustee by the sponsor, including all intervening endorsements showing a complete chain of endorsement;

(b)	the related original mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan and if the mortgage loan is registered on the MERS system (as described below), such mortgage or an assignment of the mortgage will reflect MERS as the mortgagee of record and will include the MERS mortgage identification number;

(c)	each intervening mortgage assignment, if any, with evidence of recording indicated thereon, or if the original is not available, a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan, showing a complete chain of assignment from the originator of the related mortgage loan to the sponsor (or to MERS, if the mortgage loan is registered on the MERS system and indicating the mortgage identification number, if the mortgage loan is so registered) — which assignment may, at the sponsor’s option, be combined with the assignment referred to in clause (d) below;

(d)	unless the mortgage is registered on the MERS system, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the sponsor to the indenture trustee;

(e)	originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

(f)	an original title insurance policy or title opinion (or (A) a copy of the title insurance policy or title opinion or (B) the related binder, commitment or preliminary report, or copy thereof, in which case the sponsor certifies that the original mortgage has been delivered for recordation to the title insurance company that issued such binder, commitment or preliminary report).

Pursuant to the indenture, the indenture trustee agrees to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The indenture trustee agrees, for the benefit of the noteholders and the note insurer, to review, or cause to be reviewed, each mortgage file within sixty days after the closing date — or, with respect to any Qualified Substitute Mortgage Loan, within sixty days after the receipt by the indenture trustee thereof — and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

•	all documents required to be reviewed by it pursuant to the indenture are in its possession,

•	each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan, and

•	based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

If the indenture trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer, the sponsor and the note insurer in writing with details thereof. The sponsor agrees to use reasonable efforts to cause to be remedied such defect in a document constituting part of a mortgage file of which it is so notified by the indenture trustee. If, however, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the note insurer believes that the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders or the interests of the note insurer in the related

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mortgage loan, the sponsor will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a purchase price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days’ interest thereon, computed at the related mortgage interest rate, net of the servicing fee if the servicer is effecting the repurchase, plus, in each case, the amount of any unreimbursed Delinquency Advances and Servicing Advances, plus any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loans of any predatory or abusive lending law. The purchase price will be deposited in the collection account after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the collection account for future payment to the noteholders to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In the event a defective mortgage loan is liquidated before it is repurchased by the sponsor, the sponsor is obligated to pay any realized losses with respect to such defective mortgage loan. The obligation of the sponsor to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage file available to the indenture trustee or the noteholders.

The mortgages for certain mortgage loans were or may be, at the sole discretion of the sponsor, originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns. Subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS system. Alternatively, for certain other mortgage loans, (i) the mortgage may have been originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were registered electronically through the MERS system. For each of such mortgage loans registered with MERS, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any beneficial interest in the mortgage loan.

Representations and Warranties of the Sponsor

The sponsor will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the indenture trustee on the closing date;

3. the mortgaged property consists of a single parcel of real property upon which is erected a detached one- to four-family dwelling, an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development;

4. each mortgage loan at the time it was made complied with, and each mortgage loan at all times was serviced in compliance with, in each case, in all material respects, applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending, recording and disclosure laws, and all applicable predatory and abusive lending laws;

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5. each mortgage is a valid first or second lien on a fee simple, or its equivalent under applicable state law, or leasehold estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to:

•	the lien of current real property taxes and assessments which are not delinquent,

•	covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the sponsor or related originator, and

•	other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

6. immediately prior to the transfer and assignment by the depositor to the issuing entity, the depositor had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the depositor has transferred all right, title and interest in each mortgage loan to the issuing entity;

7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth herein.

Pursuant to the sale and servicing agreement, upon the earlier of discovery by the sponsor or its receipt of notice from any noteholder, the sponsor, the servicer, the note insurer, or the indenture trustee of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders or the interests of the note insurer in the related mortgage loan, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity, such repurchase amount to include any costs and damages incurred by the issuing entity in connection with a violation of a predatory or abusive lending law. The same procedures and limitations that are set forth above for the substitution or purchase of a defective mortgage loan as a result of deficient documentation will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the value of the related mortgage loan or the interests of the noteholders or the note insurer in the related mortgage loan. In the event a mortgage loan with respect to which a representation or warranty has been breached is liquidated before it is repurchased by the depositor or the sponsor, the depositor or the sponsor must pay any realized losses with respect to such mortgage loan.

In addition, the sponsor will be obligated to indemnify the issuing entity, the servicer, the depositor, the owner trustee, the indenture trustee, the noteholders and the note insurer for any third-party claims arising out of a breach by the sponsor of representations or warranties regarding the mortgage loans. The obligation of the sponsor to cure such breach or to substitute for or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the noteholders, the issuing entity, the indenture trustee, the depositor, the owner trustee, the servicer, and the note insurer.

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Payments on the Mortgage Loans

The servicer is obligated to establish and maintain a separate collection account, which will generally be (a) an account maintained with a depository institution or trust company or (b) trust accounts maintained with a depository institution acceptable to each rating agency rating this offering and the note insurer. The servicer may direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer the Servicer Remittance Amount from the collection account into the payment account, as described below.

The servicer is obligated to deposit or cause to be deposited in the collection account in accordance with the time frame set forth in the sale and servicing agreement, amounts representing the following payments received and collections made by it after the related Cut-off Date, other than in respect of scheduled monthly payments on the mortgage loans due on a date occurring on or prior to the related Cut-off Date:

•	all payments on account of principal of the mortgage loans, including scheduled principal payments, full and partial principal prepayments and prepayment penalties collected in connection therewith;

•	all payments on account of interest on the mortgage loans;

•	all Net REO Proceeds;

•	all Net Liquidation Proceeds;

•	all Insurance Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the sale and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

The indenture trustee will be obligated to establish and maintain a payment account with respect to each class of notes into which the servicer will deposit or cause to be deposited the Servicer Remittance Amount on the related Servicer Remittance Date.

The Servicer may make withdrawals from the collection account, on or prior to any Servicer Remittance Date, for the following purposes:

(i) to pay to the sponsor or the depositor amounts received in respect of any Mortgage Loan purchased or substituted for by the sponsor or the depositor any amounts realized by the issuing entity in excess of the purchase or substitution amounts;

(ii) to reimburse the servicer for unreimbursed Delinquency Advances and unreimbursed Servicing Advances with respect to a mortgage loans from collections of or relating to such Mortgage Loan;

(iii) to reimburse the servicer for any Delinquency Advances and Servicing Advances determined in good faith to have become nonrecoverable advances, such reimbursement to be made from any funds in the collection account;

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(iv) to withdraw any amount received from a mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(v) to withdraw any funds deposited in the collection account that were not required to be deposited therein;

(vi) to pay the servicer the servicing compensation to the extent not retained or paid;

(vii) without duplication, and solely out of amounts which are payable to a former servicer in respect of unreimbursed Servicing Advances and Delinquency Advances, to pay to the indenture trustee or any successor servicer amounts paid by them in connection with the transfer of the servicer’s servicing obligations upon a termination of the servicer and required under the sale and servicing agreement to be borne by the Servicer;

(viii) to withdraw income on the collection account; and

(ix) amounts deposited into the collection account in respect of late fees, assumption fees and similar fees (other than Prepayment Charges).

Payments of Interest

On each payment date, each class of notes is entitled to receive:

•	Current Interest. The amount of interest that accrued during the related accrual period for that class on the outstanding principal balance of that class at the Interest Rate for that class, reduced by the sum of (a) the Relief Act Interest Shortfalls and (b) Net Prepayment Interest Shortfalls for that class; and

•	Unpaid Interest Shortfalls. Any current interest that was due on a prior payment date that was not paid, together with interest on that previously unpaid amount.

Interest payable to the holders of the notes of each class on any payment date may be capped by the application of the related Available Funds Cap Rate or, the ___% hard cap. In such event, the excess of any interest calculated at the related Formula Rate over the interest calculated at the related Available Funds Cap Rate will not be covered by the note insurance policy.

The accrual period for the notes is the period from and including the prior payment date (or, in the case of the first payment date, from the closing date) to but excluding the current payment date. Interest will accrue on the notes on the basis of a 360-day year and the actual number of days elapsed in the accrual period.

Noteholders will be entitled to recover any reductions in current interest as a result of any Relief Act Interest Shortfalls or Net Prepayment Interest Shortfalls, together with interest accrued thereon at the Class A-[__] Formula Interest Rate or the Class A-[__] Formula Interest Rate, as applicable, from amounts otherwise distributable to the holders of the trust certificates.

Interest Rate Cap Agreements

An interest rate cap agreement with respect to each of the Class A-[__] Notes and Class A-[__] Notes will be purchased by the issuing entity on or before the closing date to diminish basis risk associated with the hybrid adjustable-rate mortgage loans in each group. The cap counterparty under each interest rate cap agreement is _______________________ (“___________”) which was incorporated in _________________ ______________________________. Its registered office and principal place of business is at ____________________________. ____________________.

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___________ has been assigned a senior unsecured debt rating of “[Rating]” by [Rating Agency], a senior debt rating of “[Rating]” by [Rating Agency] and a long-term rating of “[Rating] (negative outlook)” by [Rating Agency].

___________ has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

On each payment date, the cap provider will make a payment under each interest rate cap agreement equal to the product of (x) the cap notional amount for that month for that particular interest rate cap (as set forth in the following table relating to the Class A-[__] Notes and Class A-[__] Notes), (y) a fraction, the numerator of which is the number of days elapsed since the immediately preceding payment date (or, in the case of the first payment date, the closing date) through, but not including, the current payment date and the denominator of which is 360, and (z) the excess, if any, of (i) one month LIBOR, up to a maximum for that month for that particular interest rate cap (as set forth in the following table relating to the Class A-[__] Notes and Class A-[__] Notes) over (ii) the strike rate for that month for that particular interest rate cap (as set forth in following table relating to the Class A-[__] Notes and Class A-[__] Notes), provided that if there is no such excess the cap provider will not make a payment of interest for such interest rate cap agreement on such payment date.

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The following table shows the notional balance schedule, strike rates and maximum rates for the interest rate cap agreement for the Class A-[__] Notes:

Payment Date	Notional Balance	Strike Rate	Maximum Rate
	$	%	%

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The following table shows the notional balance schedule, strike rates and maximum rates for the interest rate cap agreement for the Class A-[__] Notes:

Payment Date	Notional Balance	Strike Rate	Maximum Rate
	$	%	%

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Payment Date	Notional Balance	Strike Rate	Maximum Rate

Yield Maintenance Accounts

On each payment date, the indenture trustee will deposit an amount equal to the lesser of (1) the amount received under the related interest rate cap agreement and (2) the product of (x) the Class A-[__] note principal balance or the Class A-[__] note principal balance, as applicable, outstanding as of the beginning of the related accrual period, (y) a fraction, the numerator of which is the number of days elapsed since the immediately preceding payment date (or, in the case of the first payment date, the closing date) through, but not including, the current payment date and the denominator of which is 360, and (z) the excess, if any, of (i) one month LIBOR, up to a maximum for that month for that particular interest rate cap (as set forth in the above table relating to the Class A-[__] Notes and Class A-[__] Notes) over (ii) the strike rate for that month for that particular interest rate cap (as set forth in above table relating to the Class A-[__] Notes and Class A-[__] Notes) in the related yield maintenance account established by the indenture trustee for the benefit of the related noteholders. Amounts on deposit in each yield maintenance account on each payment date will be available to pay the related Available Funds Cap Carry-Forward Amount for the related class of notes, and any excess not required for such purpose will be released to the certificateholder. Any excess of (a) the amount received under the related interest cap agreement over (b) the amount required to be deposited into the related yield maintenance account as described above, will be paid to the certificateholder.

Calculation of LIBOR

The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United

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States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If fewer than two reference banks provide such offered quotations on that date, LIBOR will be calculated as the offered rate that one or more leading banks in The City of New York selected by the indenture trustee (after consultation with the servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be equal to the value calculated for the immediately preceding payment date. In any event, LIBOR is calculated as the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with upwards rounding of amounts equal to or in excess of 5/1,000th of a percent (0.00005)) of all such quotations, and “LIBOR Business Day” is any day other than a day on which banking institutions in the City of London, England, are required or authorized by law to be closed.

Payments of Principal

On each payment date, the holders of each class of notes will be entitled to a payment of principal in the aggregate amount, (such aggregate amount, the “Principal Payment Amount” for that class) equal to the sum of:

(i) the Base Principal Payment Amount for that class and payment date;

(ii) the Overcollateralization Deficit allocable to that class, but only to the extent that it can be funded on such payment date from (x) amounts available from the related payment account after payments made pursuant to clauses (i) through (iii), as described below in “Flow of Funds” plus (y) amounts available with respect to the other payment account after payments made pursuant to clauses (i) through (iv), as described below in “— Flow of Funds,” or amounts, if any available from the reserve account;

(iii) such class of notes’ pro rata portion of any Remaining Overcollateralization Deficit on such payment date, to the extent funded by the note insurer as an Insured Principal Payment; and

(iv) the Overcollateralization Increase Amount for that class, but only to the extent it can be funded on that payment date from Excess Interest available from the related group.

An amount equal to the Principal Payment Amount with respect to each class of notes will be paid to the holders of that class of notes until the note principal balance of that class has been reduced to zero.

Flow of Funds

On each payment date, the indenture trustee, based solely on the loan level information received from the servicer in the servicer remittance report prior to that payment date, will make the following distributions in respect of each group of mortgage loans, net of servicing fees and Delinquency Advances and Servicing Advances reimbursable to the servicer and net of certain amounts in respect of indemnification or otherwise reimbursable to the indenture trustee and the owner trustee to the extent of funds, including any Insured Amounts, on deposit in the related payment account, in the following order of priority:

(i)	to the note insurer, the note insurer premium, with respect to the related class of notes;

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(ii)	the Interest Payment Amount for the related class of notes;

(iii)	the Base Principal Payment Amount for the related class of notes;

(iv)	the Overcollateralization Deficit, if any, for the related class of notes;

(v)	to the holders of the other class of notes, the related Shortfall Amount for such other class of notes after application of amounts received in respect of the group of mortgage loans related to such other class of notes;

(vi)	to the note insurer, the Reimbursement Amount with respect to the related class of notes as of such payment date;

(vii)	to the note insurer, the Reimbursement Amount for the other class of notes as of such payment date to the extent not already reimbursed;

(viii)	the Overcollateralization Increase Amount for the related class of notes;

(ix)	to the related sub-account of the reserve account, the amount necessary for the aggregate balance of the reserve account to equal the Specified Reserve Amount;

(x)	from amounts on deposit in the payment account, the related yield maintenance account and the related sub-account of the reserve account relating to the related class of notes, to the holders of the related class of notes, the related Available Funds Cap Carry-Forward Amount;

(xi)	to the servicer any amount due to it with respect to the related group;

(xii)	to the indenture trustee, any amounts in respect of indemnification or reimbursement of costs and expenses, to the extent not previously paid;

(xiii)	to the owner trustee, any amounts of expenses or reimbursement, to the extent not previously paid; and

(xiv)	following the making by the indenture trustee of all allocations, transfers and disbursements described above, to the holders of the trust certificates, the amount remaining on such payment date in the related payment account, if any.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority.

Fee	General Purpose of the Fee	Party Receiving the Fee	Amount or Calculation of Fee
Servicing Fee(1)	performance of the servicer’s duties under the sale and servicing agreement	[Name of Servicer]

Indenture Trustee Fee(2)	performance of the indenture trustee’s duties under the indenture	[Name of Indenture Trustee]

Owner Trustee Fee(2)	performance of the owner trustee’s duties under the trust agreement	[Name of Owner Trustee]

Insurance Policy Premium(2)		[Name of Insurer]

(1)	The servicing fee is paid from amounts on deposit in the collection account.

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(2)	The indenture trustee fee, owner trustee fee and insurance policy premium are paid on a first priority basis from Available Funds.

[Footnotes for any limit on these fees, how they might change with an event of default, a change in the transaction party or otherwise without the consent of the noteholders. (Item 1113(c))]

Overcollateralization Provisions

Overcollateralization Resulting from Cash Flow Structure. Any Excess Interest with respect to a group of mortgage loans, remaining after payment of items (i) through (vii) in “— Flow of Funds” above will be applied on each payment date as an accelerated payment of principal on the related class of notes but only to a limited extent. The application of this amount as a payment of principal will accelerate the amortization of a class of notes relative to the amortization of the related group of mortgage loans, thus creating or increasing overcollateralization.

Under certain circumstances, the required level of the Specified Overcollateralization Amount with respect to the mortgage loans is permitted to decrease or “step down” on a payment date in the future. If, on any payment date, as a result of such a step down or otherwise, the Overcollateralization Amount with respect to a group of mortgage loans is higher than is required, then the amount of principal equal to the excess which would otherwise be paid to the holders of the related class of notes on such payment date will not be paid through as principal on that class of notes. This has the effect of decelerating the amortization of the related class of notes relative to the amortization of such group of mortgage loans, and of increasing the Overcollateralization Reduction Amount. The amounts of principal collections not paid through as principal on the notes constitute the “Overcollateralization Reduction Amount”.

Under certain circumstances, the Specified Overcollateralization Amount may be increased, which will result in Excess Interest being applied to make additional payments of principal on the notes.

The sale and servicing agreement does not require that the amount of any Liquidated Loan Loss be paid to the holders of the related class of notes on the payment date which immediately follows the event of loss; i.e., the sale and servicing agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Overcollateralization Amount with respect to that group of mortgage loans, which, to the extent that such reduction causes the Overcollateralization Amount to be less than the Specified Overcollateralization Amount applicable to the related payment date, will require the payment of an Overcollateralization Increase Amount on such payment date, or, if insufficient funds are available on such payment date, on subsequent payment dates, until the Overcollateralization Amount is equal to the related Specified Overcollateralization Amount. The effect of the foregoing is to allocate losses to the holders of the trust certificates by reducing, or eliminating entirely, payments of Excess Interest and Overcollateralization Reduction Amounts which such holder would otherwise receive.

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Cross-collateralization Provisions

The cross-collateralization provisions of the transaction are limited to the payment, from the funds available from one group of mortgage loans, of credit losses, interest shortfalls and amounts due the note insurer with respect to the other group, but only after meeting the minimum funding needs of the first group. Excess Interest from one group will not be used to build the overcollateralization level of the other group to its respective required level.

Cross-collateralization Payments. The mortgage loans have been divided into two subpools, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans primarily support the Class A-1 Notes and the Group II Mortgage Loans primarily support the Class A-2 Notes. On each payment date, available Excess Interest from one group of mortgage loans, if any, will be paid to the holders of the class of notes relating to the other group of mortgage loans to the extent of the Shortfall Amount for such other group. For example, if on a payment date Excess Interest related to the Group I Mortgage Loans is $100 and the Class A-2 Notes have a $25 Shortfall Amount, $25 of Excess Interest related to the Group I Mortgage Loans would be used to pay such $25 shortfall to the Class A-2 Notes.

Reserve Account. Each class of notes will also have the benefit of the reserve account. On each payment date, available Excess Interest from a group of mortgage loans after payment of the Overcollateralization Increase Amount for that group and payment date, if any, will be paid into the related sub-account of the reserve account until the aggregate funds on deposit in the reserve account equal the Specified Reserve Amount.

Aggregate funds on deposit in the reserve account on a payment date will be used to fund Shortfall Amounts, to the extent that there is insufficient Excess Interest available on that payment date to fund those shortfalls. Withdrawals from each sub-account of the reserve account will be made from each sub-account based on amounts on deposit in each sub-account in relation to the aggregate amounts on deposit in the reserve account prior to such withdrawal.

Insured Principal Payments

The indenture requires the indenture trustee to make a claim for an Insured Principal Payment under the note insurance policy not later than the second business day prior to any payment date as to which the indenture trustee has determined that a Remaining Overcollateralization Deficit will exist for the purpose of applying the proceeds of such Insured Principal Payment as a payment of principal to the noteholders on such payment date. Remaining Overcollateralization Deficits are calculated on an aggregate basis for both mortgage loan groups considered together. The note insurer has the option on any payment date to make a payment of principal, including in respect of Liquidated Loan Losses, up to the amount that would have been payable to the noteholders if sufficient funds were available therefor. Additionally, under the terms of the indenture, the note insurer will have the option to cause Excess Interest to be applied without regard to any limitation upon the occurrence of certain trigger events, or in the event of an “event of default” under the insurance and indemnity agreement. However, investors in the notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal. Moreover, with respect to any payment date occurring on a date when an event of default under the insurance and indemnity agreement has occurred and is continuing or a date on or after the first date on which a claim is made under the note insurance policy, the note insurer at its sole option, may pay any or all of the outstanding principal balance of the notes.

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Events of Default

Upon the occurrence of an event of default, the indenture trustee may, with the consent of the note insurer, or shall at the direction of the note insurer or upon the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, together with the prior written consent of the note insurer, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the issuing entity. Such declaration may be rescinded by the note insurer or noteholders representing at least 51% of the aggregate principal balance of the notes, together with the prior written consent of the note insurer. An event of default, wherever used herein, means any one of the following events:

1. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date including the final stated maturity dates, all or part of any Interest Payment Amount due and payable on the notes on such payment date and such failure continues for three business days or (y) on the respective final stated maturity dates for each class of notes, any remaining Available Funds Cap Carry Forward Amount for such class, as applicable; or

2. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date (other than the final stated maturity date) an amount equal to the Base Principal Payment Amount due and payable on the outstanding notes on such payment date, to the extent that sufficient funds are on deposit in the payment account and such failure continues for three business days or (y) on the final stated maturity date for any class of notes, the aggregate outstanding principal balance of the related class of notes; or

3. the issuing entity is in breach or default in the due observance of any one or more of the covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

4. the issuing entity consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the issuing entity is generally not paying its debts as they come due, or the issuing entity shall make a general assignment for the benefit of creditors; or

5. the issuing entity files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the issuing entity in any such proceeding, or the issuing entity, by voluntary petition, answer or consent, seeks relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

6. an order, judgment or decree is entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the issuing entity, a custodian, receiver, trustee or liquidator, or other similar official, of the issuing entity or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety days after the date of entry thereof; or

7. a petition against the issuing entity in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, is filed and is not stayed, withdrawn or dismissed

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within ninety days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the issuing entity, any court of competent jurisdiction assumes jurisdiction, custody or control of the issuing entity or any substantial part of its property, and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of ninety days; or

8. the occurrence of an event of default under the insurance and indemnity agreement.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related trustee or another specified party may, with the consent of the note insurer, declare the principal amount of all the notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the note insurer or the majority noteholders. If the Notes have been declared due and payable following an event of default and such declaration and its consequences have not been rescinded and annulled, any money collected by the indenture trustee with respect to each Class of Notes and any other monies that may then be held or thereafter received by the indenture trustee as security for such Class of Notes shall be applied in the following order and not as set forth under “Description of the Notes and Trust Certificates—Payments of Interest and—Payments of Principal” in this prospectus supplement, at the date or dates fixed by the indenture trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, such Class of Notes, upon presentation and surrender thereof:

first, to the indenture trustee, any unpaid indenture trustee fees then due and any other amounts payable and due to the indenture trustee under the indenture including any amounts in respect of indemnification or reimbursement of costs and expenses, in an amount not to exceed $125,000 in any calendar year, and any Owner Trustee Fees then due to the extent not already paid pursuant to the trust agreement and to the owner trustee, any amounts in respect of indemnification then due the trust agreement to the extent not already paid pursuant to the trust agreement, in an amount not to exceed $50,000 in any calendar year, to the note insurer, any unpaid Premium with respect to such class then due;

second, from amounts then on deposit in the related Payment Account, to the Holders of the related Class of Notes, the Interest Payment Amount for such Class;

third, from amounts then on deposit in the related Payment Account, to the Holders of the related Class of Notes, the Base Principal Payment Amount for such Class;

fourth, from amounts then on deposit in the related Payment Account, the allocable portion of the Overcollateralization Deficit, if any, for the related Class of Notes;

fifth, from amounts then on deposit in the related Payment Account, to the Holders of the other Class of Notes, the Shortfall Amount for the other Class of Notes;

sixth, from amounts then on deposit in the related Payment Account, to the Note Insurer, the Reimbursement Amount with respect to the related Class as of such Payment Date;

seventh, from amounts then on deposit in the related Payment Account, to the Note Insurer, the Reimbursement Amount with respect to the other Class of Notes as of such Payment Date to the extent not already paid pursuant to clause (vi) above;

eighth, from amounts then on deposit in the related Payment Account, to the payment of the Note Principal Balance of the Outstanding Notes of such Class, up to the amount of their unpaid Note Principal Balance, ratably, without preference or priority of any kind;

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ninth, from amounts then on deposit in the related Payment Account, to the related sub-account of the Reserve Account, such Loan Group’s pro rata share of the Reserve Payment Amount based on the amount of Net Monthly Excess Cashflow;

tenth, from amounts then on deposit in the related Payment Account, the related Yield Maintenance Account and amounts released from the related sub-account of the Reserve Account, to the Holders of the Class A-1 Notes and the Class A-2 Notes, the Class A-1 Available Funds Cap Carry-Forward Amount or the Class A-2 Available Funds Cap Carry-Forward Amount, respectively;

eleventh, from amounts then on deposit in the related Payment Account, to the Master Servicer, any amount due to it with respect to the related Group of Mortgage Loans;

twelfth, any amounts due to the indenture trustee to the extent not paid pursuant to paragraph (i) above and any amounts due to the owner trustee under the trust agreement to the extent not already paid pursuant to the trust agreement and paragraph (i) above;; and

thirteenth, following the making by the indenture trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in each Payment Account, the indenture trustee shall distribute to or at the direction of the Certificateholders (as identified in the Certificate Register maintained by the owner trustee), the amount remaining on such Payment Date in each Payment Account, if any.

Notice of Default

Immediately after the occurrence of any event that is, or with notice or the lapse of time or both would become, an Event of Default, becomes known to the indenture trustee, the indenture trustee shall mail to the sponsor and the note insurer notice of each such default and, within ninety (90) days after the occurrence of any default known to the indenture trustee, the indenture trustee shall transmit by mail to all noteholders notice of each such default, unless such default shall have been cured or waived. Concurrently with the mailing of any such notice to the noteholders, the indenture trustee shall transmit by mail a copy of such notice to the rating agencies.

Reports to Noteholders

Pursuant to the indenture, on each payment date the indenture trustee will make available to the servicer, the note insurer, and each holder of a note or a trust certificate a written remittance report containing information including, without limitation, the amount of the payment on such payment date, the amount of such payment allocable to principal and allocable to interest, the aggregate outstanding principal balance of the notes as of such payment date, the amount of any Insured Amounts included in such payment on such payment date and such other information as required by the indenture. The report will contain information regarding both classes of the Notes and all noteholders will receive such report.

The indenture trustee will make the monthly report (and, at its option, any additional files containing the same information in an alternative format) available each month to noteholders and other parties via the indenture trustee’s internet website. The indenture trustee’s internet website will initially be located at “http[        ]”. Assistance in using the website can be obtained by calling the indenture trustee’s investor relations desk at [        ]. Parties that are unable to access the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The indenture trustee will have the right to change the way monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the indenture trustee will provide timely and adequate notification to all above parties regarding any such changes.

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Optional Clean-up Call

The depositor may, at its option, terminate the issuing entity on any payment date when the outstanding principal balance of the notes is less than or equal to 10% of the original principal balance of the notes, after giving effect to distributions on that payment date. If the depositor exercises the clean-up call option, the depositor shall pay a termination price equal to the greater of (A) the sum of (i) 100% of the aggregate Class Note Balance of the Offered Notes, (ii) the aggregate amount of accrued and unpaid interest on such Offered Notes through the related Due Period, (iii) any related indenture trustee’s fees and expenses, (iv) any related owner trustee fees or expenses that have not been paid by the sponsor, (v) any related unreimbursed advances due and owing to the Servicer, (vii) any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loan of any predatory or abusive lending law, and (viii) all amounts due and owing to the note insurer and (B) the fair market value of the Mortgage Loans.

Notice of redemption shall be given by the indenture trustee in the name of and at the expense of the issuing entity by first class mail, postage prepaid, mailed not less than ten days prior to the clean-up call date to each holder of a note to be redeemed and the note insurer, such holders being determined as of the record date for such payment date.

Step-Up Margin

If the depositor does not elect to exercise its clean-up call option, the margin with respect to the notes, will increase to [        ] on the payment date next following the Clean-up Call Date.

Optional Purchase of Delinquent Mortgage Loans

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate — plus the amount of any unreimbursed Delinquency Advances and Servicing Advances with respect to such mortgage loan in accordance with the provisions specified in the sale and servicing agreement. The depositor may not purchase more than 10% of the mortgage loans in the pool, measured by the outstanding principal balance of the mortgage loans repurchased as a percentage of the Initial Pool Balance.

Amendment

The indenture may be amended from time to time by the issuing entity and the indenture trustee by written agreement, upon the prior written consent of the note insurer, without notice to, or consent of, the noteholders, to cure any ambiguity, to correct or supplement any provisions in the indenture that may be defective or inconsistent with any other provision thereto, to comply with any changes in the Internal Revenue Code of 1986, as amended (the “Code”), or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture. However, any such action shall not adversely affect in any material respect the noteholders or the certificateholders as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee that such amendment will not adversely affect in any material respect the interests of any noteholder or (ii) a letter from each rating agency rating this offering confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the notes. In addition, no such amendment shall change the rights or obligations of any other party to the indenture without the consent of such party.

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The indenture may be amended from time to time by the issuing entity and the indenture trustee with the prior written consent of the note insurer, and the holders of the majority of the percentage interest of the notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders. However, no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of each note or reduce the percentage for each class whose holders are required to consent to any such amendment without the consent of the holders of 100% of each class of notes affected thereby.

The sale and servicing agreement contains substantially similar restrictions regarding amendment.

Termination

The issuing entity will terminate upon: (i) the payment of all amounts required to be paid to the noteholders and (ii) the payment of all amounts required to be paid to the note insurer pursuant to the insurance and indemnity agreement after the latest to occur of (a) the exercise by the depositor of its clean-up call option, (b) the final payment or other liquidation of the last mortgage loan or (c) the disposition of all property acquired in respect of any mortgage loan remaining in the issuing entity estate

Servicing of the Mortgage Loans

NovaStar Mortgage Inc. (“NovaStar”) will act as servicer of the mortgage loans. See “The Sponsor and the Servicer” herein. The servicer will be required to use the same care as it customarily employs in servicing and administering mortgage loans for its own accounts, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the reliance of the note insurer and the noteholders on them.

Collection and Other Servicing Procedures

The servicer is responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the sale and servicing agreement.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of Loans — Mortgages — Due-on-Sale Clauses in Mortgage Loans” in the accompanying prospectus.

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Servicing and Other Compensation

With respect to each mortgage loan and each distribution date, the servicer will be entitled to a servicing fee equal to 1/12 of the servicing fee rate times the principal balance of such mortgage loan as of such date. The servicing fee for each mortgage loan is payable out of the interest payments on such mortgage loan. The servicing fee rate in respect of each mortgage loan will be equal to 0.50% per annum of the outstanding principal balance of such mortgage loan. The servicer will not be entitled to any additional servicing compensation (other than late payment charges) such as prepayment penalties and any such amount, to the extent received by the servicer, will be included in available funds.

With respect to any distribution date, any prepayment interest shortfalls during the preceding calendar month will be covered by the servicer, but only up to the total servicing fee payable to the servicer with respect to such distribution date. These payments are referred to as “compensating interest.” The “prepayment interest shortfall” for any distribution date is equal to the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments in full or in part on the mortgage loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. No assurance can be given that compensating interest will be sufficient to cover prepayment interest shortfalls for any distribution date.

Purchase of Delinquent Mortgage Loans

The servicer has limited rights, but not the obligation, to purchase mortgage loans from the issuer which become 90 days or more delinquent at a price equal to 100% of the outstanding principal balance thereof, plus accrued interest. The servicer has such purchase right only (i) during the 29 day period immediately following the date the mortgage loan becomes 90 days delinquent and (ii) on the date the servicer liquidates the related mortgaged property, and must purchase the most delinquent mortgage loans first before purchasing other less delinquent mortgage loans.

Relief Act Interest Shortfalls and Prepayment Interest Shortfalls

The reduction, if any, in interest payable on the mortgage loans attributable to the application of the Relief Act and to Prepayment Interest Shortfalls in excess of Compensating Interest, in the case of Prepayment Interest Shortfalls, will reduce the related Interest Remittance Amount otherwise available to fund the payment of interest to the holders of the notes.

Servicer Reports

The servicer is required to deliver on a monthly basis to the indenture trustee, a servicer remittance report setting forth the loan level information necessary for the indenture trustee to make the payments set forth under “—Flow of Funds” herein.

The servicer is required to deliver on an annual basis to the sponsor, the indenture trustee and the rating agencies, an officer’s certificate stating that:

•	a review of the activities of the servicer during the preceding calendar year and of performance under the sale and servicing agreement has been made under such officer’s supervision, and

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•	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the sale and servicing agreement for that year, or, if there has been a default in the fulfillment of any such obligation, specifying the default known to the officer and its status as well as the steps being taken by the servicer to remedy the default.

The servicer, at its expense, is required to cause to be delivered on an annual basis to the sponsor, the indenture trustee and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgages, such servicing has been conducted in compliance with the sale and servicing agreement except for such significant exceptions or errors in records that, in the opinion of such firm are material, in which case such exceptions and errors shall be so reported.

Collection and Other Servicing Procedures

The servicer is responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the sale and servicing agreement.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of Loans — Mortgages — Due-on-Sale Clauses in Mortgage Loans” in the accompanying prospectus.

Removal and Resignation of the Servicer

The indenture trustee, only at the direction of the holders of notes representing a majority of the aggregate outstanding principal balance of the notes, may remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in each clause below. Each of the following constitutes a “servicer event of default”:

(a)

any failure by the servicer to remit to the indenture trustee any payment required to be made by the servicer under the terms of the sale and servicing agreement, other than Servicing Advances covered by clause (b) below, which continues unremedied for one

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business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of the notes; or

(b)	the failure by the servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of notes; or

(c)	any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the sale and servicing agreement, or the failure of any representation and warranty set forth in the sale and servicing agreement, which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the holders of notes evidencing percentage interests of at least 25% of the affected class of notes; or

(d)	a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of ninety days; or

(e)	the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(f)	the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(g)	the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the sale and servicing agreement; or

(h)	the occurrence of an “event of default” under the indenture.

The servicer may not assign its obligations under the sale and servicing agreement nor resign from the obligations and duties thereby imposed on it unless it has determined that the servicer’s duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the sale and servicing agreement.

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The indenture trustee may solicit bids for a successor servicer and, pending the appointment of a successor servicer as a result of soliciting such bids, the indenture trustee will be required to serve as successor servicer. If the indenture trustee is unable to obtain a qualifying bid, the indenture trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor servicer is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved sponsor-servicer by Fannie Mae or Freddie Mac, having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, which shall assume all of the responsibilities, duties or liabilities of the servicer.

Controlling Party Rights of the Note Insurer

Pursuant to the terms of the indenture, unless a note insurer default exists, the note insurer will be deemed to be the noteholder for all purposes, other than with respect to payment on the notes and entitlement to receive the noteholder reports required under Regulation AB and the note insurer will be entitled to exercise all rights of the holders thereunder, without the consent of such holders, and the holders may exercise such rights only with the prior written consent of the note insurer. In addition, so long as a note insurer default does not exist, the note insurer will, as a third-party beneficiary to the indenture and the sale and servicing agreement, have, among others, the following rights:

•	the right to give notices of breach or to terminate the rights and obligations of the servicer under the sale and servicing agreement in the event of a servicer event of default and to institute proceedings against the servicer;

•	the right to consent to or direct any waivers of defaults by the servicer;

•	the right to remove the indenture trustee upon an indenture trustee event of default pursuant to the indenture;

•	the right to require the sponsor to repurchase mortgage loans for breaches of representations and warranties or defects in documentation; and

•	the right to direct foreclosures upon the failure of the servicer to do so in accordance with the sale and servicing agreement.

The note insurer’s consent will be required prior to, among other things, (x) the removal of the indenture trustee or servicer, (y) the appointment of any successor indenture trustee or servicer or (z) any amendment to the indenture or the sale and servicing agreement.

The issuing entity, the sponsor, the servicer, the depositor, and the note insurer will enter into the insurance and indemnity agreement pursuant to which the issuing entity will agree to reimburse, with interest, the note insurer for amounts paid pursuant to claims under the note insurance policy; provided, as set forth therein, the payment obligations shall be non-recourse obligations and shall be payable only from monies available for such payment in accordance with the provisions of the indenture. The sponsor will agree to pay the note insurer all reasonable charges and expenses which the note insurer may pay or incur in connection with the performance of its obligations and to indemnify the note insurer against certain liabilities. Except to the extent provided therein, amounts owing under the insurance and indemnity agreement will be payable solely from the issuing entity . An “event of default” under the insurance and indemnity agreement will constitute an event of default under the indenture and a servicer event of default under the sale and servicing agreement. An event of default under the insurance and indemnity agreement will allow the note insurer, among other things, to direct the indenture trustee to terminate the servicer. An “event of default” under the insurance and indemnity agreement includes:

•	the issuing entity’s, the sponsor’s or the depositor’s failure to pay when due any amount owed under the insurance and indemnity agreement or certain other documents;

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•	the inaccuracy or incompleteness in any material respect of any representation or warranty of the issuing entity, the sponsor or the depositor in the insurance and indemnity agreement, the sale and servicing agreement or certain other documents (subject to any applicable cure period);

•	the issuing entity’s, the sponsor’s or the depositor’s failure to perform or to comply with any covenant or agreement in the insurance and indemnity agreement, the sale and servicing agreement and certain other documents (subject to any applicable cure period);

•	a finding or ruling by a governmental authority or agency that the insurance and indemnity agreement, the sale and servicing agreement or certain other documents are not binding on the issuing entity, the sponsor or the depositor;

•	the issuing entity’s, the sponsor’s or the depositor’s failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the issuing entity, the sponsor or the depositor;

•	the issuing entity become subject to an entity level tax or to registration as an investment company under the Investment Company Act;

•	an event of default under the indenture or the sale and servicing agreement; and

•	any demand for payment is made on the note insurance policy.

The Note Insurance Policy

[Insert description of the note insurance policy.]

Prepayment and Yield Consequences

The weighted average life of, and, the yield to maturity on, a note will be directly related to the rate of payment of principal of the related mortgage loans, including for this purpose voluntary payments in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions of mortgage loans by the sponsor or servicer as required or permitted under the indenture or the sale and servicing agreement.

The actual rate of principal prepayments on mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among groups of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust estate will experience.

The prepayment behavior of the adjustable rate mortgage loans may differ from that of the fixed-rate mortgage loans. As an adjustable rate mortgage loan approaches its initial adjustment date, the

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borrower may become more likely to refinance such mortgage loan to avoid an increase in the interest rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the interest rate before adjustment. The existence of the applicable periodic rate cap, maximum rates and minimum rates also may affect the likelihood of prepayments resulting from refinancings.

Similarly, the prepayment behavior of the interest-only loans may differ from the mortgage loans that amortize principal in the traditional manner. As an interest-only mortgage loan approaches the date on which the principal of the mortgage loan begins to amortize, the borrower may become more likely to refinance such mortgage loan to reduce the monthly payment.

As indicated above, the yield to maturity on a note will be affected by the rate of the payment of principal on the related mortgage loans. If the actual rate of payments on the related mortgage loans is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the related mortgage loans is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield.

Final Payment Dates

The final stated maturity date is the payment date in ____________. The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the related mortgage loans conformed to the following assumption, and the final payment date with respect to any class of the notes could occur significantly earlier than the final stated maturity date because:

•	prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur,

•	the overcollateralization provisions of the transaction result in the application of Excess Interest to the payment of principal, or

•	the depositor may, at its option as described in this prospectus supplement, call the notes in connection with a “clean-up call” redemption as described under “Description of the Notes and Trust Certificates—Optional Clean-up Call”.

Modeling Assumptions

The following tables, addressing the percentage of original note principal balances and the weighted average lives of the notes, have been prepared on the basis of the following modeling assumptions:

•	the related mortgage loans prepay at the indicated percentage of the Prepayment Assumption as set forth in the tables below,

•	payments on the notes are received in cash on the [__]th day of each month, regardless of the day on which the payment date actually occurs, commencing in __________,

•	no defaults or delinquencies or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the mortgage loans occur,

•	scheduled payments are assumed to be received on the first day of each month commencing in __________, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in __________, and include thirty days’ interest thereon,

•	no optional termination is exercised except with respect to the weighted average lives to call,

•	the notes are issued on __________,

•	the Specified Overcollateralization Amount for each group is as set forth in the indenture,

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•	the sum of the servicing fees and the indenture trustee fees will be ____ basis points per annum,

•	the levels of six-month LIBOR and one-month LIBOR remain constant at [ ]% and [ ]%, respectively, and

•	the mortgage loans are assumed to have the following characteristics:

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Assumed Mortgage Loan Characteristics

Group	Loan Type	Principal Balance ($)	Index	Current Mortgage Interest Rate (%)	Original Amortization Term (mo)	Original Interest-Only Term (mo)	Original Term To Maturity (mo)	Remaining Term To Maturity (mo)	Gross Margin (%)	Months Until Next Rate Adjustment Date	Rate Change Frequency (mo)	Initial Periodic Cap (%)	Subsequent Cap (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Prepayment Penalty Rate (%)	Original Prepayment Penalty Term (mo)

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Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments — for this purpose, the term “prepayment” includes liquidations due to default.

The weighted average life of an Offered Note is determined by (a) multiplying the amount of the reduction, if any, of the Class Note Balance of the note on each payment date by the number of years from the date of issuance to that payment date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of the note referred to in clause (a).

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption (the “Prepayment Assumption”) which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption for fixed-rate mortgage loans assumes a constant prepayment rate or “CPR” of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximately [        ]% (precisely 16%/11, expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 20% per annum each month is assumed. The Prepayment Assumption for adjustable-rate mortgage loans assumes a constant prepayment rate or “CPR” of 2% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximately [        ]% (precisely 28%/11, expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter until the twenty-third month, a constant prepayment rate of 30% per annum each month is assumed, beginning in the twenty-third month and in each month thereafter until the twenty-eighth month, a constant prepayment rate of 50% per annum is assumed and beginning in the twenty-eighth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 35% per annum each month is assumed. A 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. A 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption is not intended to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The sponsor believes that no existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or the timing of receipt of prepayments on the mortgage loans.

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The mortgage loans in the related group prepay in the indicated percentages of the Prepayment Assumption:

PLEASE Do NOT remove this code - it is necessary for correct page #s in ToC

Percentage of Initial Class A-[__] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	%	%	%	%	%	%	%
Date	%	%	%	%	%	%	%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(1)

[* Greater than 0% but less than 0.5%.]

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class A-[__] Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	%	%	%	%	%	%	%
Date	%	%	%	%	%	%	%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(1)

[* Greater than 0% but less than 0.5%.]

(1)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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None of the note insurer, the issuing entity, the owner trustee, the indenture trustee, the sponsor, the servicer or the underwriters will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the applicable interest rate, or with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the sponsor.

Material Federal Income Tax Consequences

The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Treatment of the Notes

The sponsor, the depositor and the issuing entity agree, and the noteholders will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the “IRS”) and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel, will deliver its opinion to the effect that, for federal income tax purposes, (i) the notes, other than the notes held by the owner of the trust certificates, will be treated as indebtedness and (ii) as long as a Parent REIT owns a 100% interest in the trust certificates and maintains its real estate investment trust (“REIT”) status, the issuing entity will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and will not be characterized as an association (or publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences — Debt Securities” in the accompanying prospectus.

Because the issuing entity is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuing entity will be treated as a taxable mortgage pool (“TMP”) for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a “qualified REIT subsidiary” of a REIT will not be subject to corporate income taxation. Generally, the issuing entity will be treated as a qualified REIT subsidiary so long as the issuing entity is wholly owned by either another qualified REIT

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subsidiary (whose ultimate parent company is a REIT) or directly by a REIT (each, a “Parent REIT”) that maintains continuing qualification as a REIT.

The current Parent REIT, the depositor, made an election to be treated as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2004. As of the date of the issuance of the offered notes, the depositor has been organized in conformity with the requirements for REIT qualification and intends to conduct its operations so as to qualify as a REIT on a continuing basis. The qualification and taxation of a Parent REIT as a REIT will depend on the Parent REIT’s ability, on a continuing basis, to meet certain distribution levels, diversity of ownership tests, and certain tests concerning the nature of such REIT’s income and assets.

In the event that the Parent REIT loses its REIT status or the issuing entity is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Unless entitled to relief under certain Code provisions, if the Parent REIT loses its REIT status, it would also be disqualified from treatment as a REIT for the four taxable years following the year is which qualification was lost. In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the issuing entity, which could result in a temporary stay of payments on the notes or a consequential redemption of the notes at a time earlier than anticipated. No transfer of the trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary or that would result in the issuing entity not being treated as a qualified REIT subsidiary.

If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder’s basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the issuing entity, will report to the noteholders of record and the IRS the amount of interest paid and original issue discount (“OID”), if any, accrued on the notes to the extent required by law. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

Special Tax Attributes. The notes will not represent “real estate assets” for purposes of Section 856(c)(4)(A) of the Code or “[l]oans ... secured by an interest in real property” within the meaning of Section 7701(a)(19)(C) of the Code.

Discount and Premium. The Class [        ] Notes will be, and certain other classes of notes may be, issued with OID within the meaning of Section 1273(a) of the Code. The issuing entity intends to take the position for income tax reporting purposes that the notes do not have OID solely by reason of the possibility that the issuing entity will not pay currently the related Available Funds Cap Carry-Forward Amount because the issuing entity believes such possibility is remote. Although such notes are not treated as having been issued with OID, if the funds available on any payment date are not sufficient to make a full distribution of accrued interest, then, solely for purposes of applying applicable Treasury regulations relating to OID, the notes will be treated as retired and reissued, possibly with OID. If the notes were treated as reissued with OID, all stated interest on the notes would thereafter be treated as OID as long as the notes remained outstanding. If, contrary to the issuing entity’s belief, there is more than a remote likelihood that the issuing entity will not make payments of such amounts currently, all interest payable on the notes, including interest on accrued and unpaid interest, will be treated as OID. Noteholders must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section 1272(a)(6) of the Code, relating to debt instruments that

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may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is ___% for fixed-rate Mortgage Loans and ___% for adjustable-rate Mortgage Loans of the Prepayment Assumption. See “Prepayment and Yield Consequences” herein. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Securities Purchased at a Premium” in the accompanying prospectus.

Sale or Redemption of the Notes. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such seller’s adjusted basis in the note. See “Material Federal Income Tax Consequences — Debt Securities — Sale or Exchange” in the accompanying prospectus.

Information Reporting and Backup Withholding. Under current United States federal income tax law, generally a “backup” withholding tax is applied to certain interest and principal payments (including OID, if any) made to, and to the proceeds of sales before maturity by, certain United States persons if such persons fail to supply taxpayer identification numbers and other information. In addition, certain persons making such payments, such as the indenture trustee, are required to submit information returns to the United States Treasury Department with regard to those payments. Backup withholding and information reporting, however, generally do not apply to any such payments made to certain “exempt recipients,” such as corporations. Each nonexempt holder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding or establish such holder’s non-U.S. status (for example, provide a form W-8BEN, Form W-8IMY, Form W-8ECI or Form W-8EXP). Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the required information is provided to the IRS.

Foreign Investors. Interest, including OID (if any), distributable to a holder who or which is not a United States person (other than a person that is treated under the Code as a “10 percent shareholder” of the issuing entity, the sponsor or the Parent REIT or as a “controlled foreign corporation” that is related to the issuing entity, the sponsor or the Parent REIT through stock ownership) generally will not be subject to United States withholding tax imposed with respect to such payments; provided that such holder fulfills certain certification requirements. See “Material Federal Income Tax Consequences — Foreign Investors — Grantor Trust Securities, Debt Securities and REMIC Regular Securities” in the accompanying prospectus. Under the certification requirements, a foreign holder must certify, under penalties of perjury, that it is not a United States person and provide its name and address. Any capital gain realized on the sale, exchange or other taxable disposition of a note by a holder that is not a United States person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the holder’s conduct of a trade or business in the United States and (ii) in the case of holder that is an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition. If income or gain with respect to a note is effectively connected with a United States trade or business carried on by a holder who or which is not a United States person, the withholding tax will not apply, but such holder will be subject to United States federal income tax at graduated rates applicable to United States persons. Potential investors who are non-United States

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persons should consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the notes.

State Tax Considerations. State tax consequences to each holder will depend upon the provisions of the state tax laws to which the holder is subject. Potential investors are urged to consult their own tax advisors with respect to state taxes.

ERISA Consequences

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on

•	employee benefit plans, as defined in Section 3(3) of ERISA,

•	plans described in section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans,

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, and

•	persons who have certain specified relationships to such plans — “parties-in-interest” under ERISA and “disqualified persons” under the Code.

Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in-interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest or disqualified persons that engage in “prohibited transactions” involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the plans investing in the general account — e.g., through the purchase of an annuity contract. Title I of ERISA also requires that fiduciaries of plans subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code, but may be subject to comparable restrictions under applicable law.

Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the issuing entity were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the issuing entity would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan assets regulation were applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party-in-interest

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or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: prohibited transaction class exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another PTCE.

Legal Investment

The notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Plan of Distribution

Subject to the terms and conditions of the underwriting agreement dated _____________, 20___ among the sponsor, the depositor and the underwriters named below, the depositor has agreed to sell to the underwriters and the underwriters have agreed to purchase the notes from the depositor. The depositor is obligated to sell, and each underwriter has, severally but not jointly, agreed to purchase the principal amount of the following classes of notes set forth opposite its name below:

	Class A-[__] Notes	Class A-[__] Notes
Underwriter	Principal Amount	Principal Amount

Total	$ ___________	$ ___________

The sponsor has been advised by the underwriters that they propose initially to offer the notes to the public in Europe and the United States at the offering price set forth on the cover page and to certain dealers at such price, less a selling concession, not in excess of [            ]% of the note denominations. The underwriters may allow and such dealers may reallow a reallowance discount not in excess of [            ]% of the note denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the

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notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the sponsor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the sponsor nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The notes are offered subject to receipt and acceptance by the underwriters, to prior sale and to each underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the notes will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The notes will be offered in Europe and the United States of America.

The underwriters or their affiliates have ongoing banking relationships with affiliates of the sponsor and a portion of the proceeds received from the sale of the notes will be used by the sponsor to satisfy obligations under financing facilities in place with affiliates of the underwriters with respect to the mortgage loans.

The following is the underwriting discount in connection with the offer of the Underwritten Notes.

Class	Underwriting Discount	Total
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$
	%	$

Expenses incurred by the sponsor in connection with this offering are expected to be approximately $[            ].

From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of NovaStar. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay the financing.

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For further information regarding any offer or sale of the notes pursuant to this prospectus supplement and the accompanying prospectus, see “Plan of Distribution” in the accompanying prospectus.

The underwriting agreement provides that the sponsor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”).

Incorporation of Information by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

Additional Information

NovaStar Mortgage Inc. and [NovaStar Mortgage Funding Corporation and NovaStar Certificates Financing Corporation] have filed with the Securities and Exchange Commission a registration statement (Registration Nos. ________ and _____________) under the Act, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 100 F. Street, NE, Washington, D.C. and at the Securities and Exchange Commission’s regional offices at 233 Broadway, New York, New York, 10279 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other information regarding issuing entities that file electronically with the Securities and Exchange Commission. The address is http://www.sec.gov.

NovaStar Mortgage Funding Trust [            ]’s annual reports on Form 10-K, the distribution reports on Form 10-D, current reports on Form 8-K and any amendments to those reports will be filed with the Securities and Exchange Commission. [Insert Commission File Number if known.] These reports will be made available at [www.____.com] as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

Legal Matters

Certain legal matters in connection with the notes will be passed upon for the sponsor, the depositor, the servicer and as to certain tax matters for the issuing entity by _________________________________, and for the underwriters by ____________________________.

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Ratings

It is a condition to the original issuance of the notes that they will receive ratings of “[Rating]” by [Rating Agency]and “[Rating]” by [Rating Agency]. The ratings assigned to the notes will take into account the claims-paying ability of the note insurer. Explanations of the significance of such ratings may be obtained from[Addresses of rating agencies]. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the notes. Additionally, the ratings on the notes do not address the likelihood of the payment of any Available Funds Cap Carry-Forward Amount, Relief Act Shortfalls or Net Prepayment Interest Shortfalls, as these amounts are not covered by the note insurance policy. We have been informed by the rating agencies that the ratings assigned to the notes will be monitored by the rating agencies that are rating the notes while the notes are outstanding, but we cannot assure you that a rating agency will not discontinue monitoring the ratings assigned to the notes.

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Glossary

The following terms have the meanings given below when used herein.

Available Funds for each group of mortgage loans and any payment date is the amount on deposit in the related payment account on that payment date, less the amount applied to any payments with respect to the indemnification due to the indenture trustee or to the owner trustee, in each case with respect to that group and exclusive of the amount of any Insured Amount.

Available Funds Cap Carry-Forward Amount means the Class A-[__] Available Funds Cap Carry-Forward Amount or the Class A-[__] Available Funds Cap Carry-Forward Amount, as applicable.

Base Principal Payment Amount for any group of mortgage loans and any payment date will be the lesser of:

(a) the excess of (x) the sum, as of such payment date, of (A) the Available Funds for that group and (B) any Insured Amount with respect to the related class of notes over (y) the sum of the Interest Payment Amount for such group; and

(b) the sum, without duplication, of:

(1)	all scheduled principal payments due and collected or advanced for the related Due Period, plus the principal portion of all prepayments in full received during the prior Prepayment Period, plus all partial prepayments and other unscheduled recoveries of principal received during the prior calendar month less any related reimbursements of Delinquency Advances or of Servicing Advances to the servicer, in each case, for the related group of mortgage loans;

(2)	the principal balance of each mortgage loan in such group that was repurchased by the sponsor on the related servicer payment date from such group to the extent such principal balance is actually received by the indenture trustee and less any related reimbursements of Delinquency Advances or of Servicing Advances to the servicer;

(3)	any substitution adjustments delivered by the sponsor on the related servicer payment date in connection with a substitution of a mortgage loan in that group, to the extent such substitution adjustments are actually received by the indenture trustee;

(4)	the Net Liquidation Proceeds actually collected by the servicer on all mortgage loans in such group during the preceding calendar month to the extent such Net Liquidation Proceeds relate to principal;

(5)	the proceeds received by the indenture trustee upon the exercise by the depositor of its option to call the notes to the extent such proceeds relate to principal;

(6)	the proceeds received by the indenture trustee on any termination of the issuing entity — to the extent such proceeds relate to principal allocable to such group;

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(7)	any amount that the note insurer has elected to pay as principal including Liquidated Loan Losses, prior to the occurrence of any Remaining Overcollateralization Deficit;

minus

(8)	the amount of any Overcollateralization Reduction Amount for such group for such payment date.

In no event will the Base Principal Payment Amount for a group with respect to any payment date be less than zero, or greater than the then outstanding aggregate principal balance for the related class of notes.

Class A-1 Available Funds Cap Carry-Forward Amount is, with respect to the Class A-1 Notes and any payment date, the sum of

(a)	the excess, if any, of (x) the Current Interest for the Class A-1 Notes calculated at the Class A-1 Formula Rate over (y) the Current Interest for the Class A-1 Notes calculated at the Class A-1 Available Funds Cap Rate, in each case as of such payment date, and

(b)	the Class A-1 Available Funds Cap Carry-Forward Amount for the previous payment date not previously paid, together with interest thereon at the Class A-1 Formula Rate for the most recently ended accrual period.

Class A-1 Available Funds Cap Rate for any payment date is a per annum rate equal to the product of (1) the excess of (A) a fraction, expressed as a percentage, equal to (i) the product of (a) the mortgage interest due with respect to the mortgage loans in Group I for that payment date, less the note insurer premium and servicing fees allocated to Group I and (b) 12, divided by (ii) the principal balance of the Class A-1 Notes as of the first day of the related accrual period, over (B) ___% and (2) a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the number of days in the related accrual period.

Class A-1 Carry-Forward Amount for any payment date is the sum of (a) the amount, if any, by which (x) the Class A-1 Interest Payment Amount as of the immediately preceding payment date exceeded (y) the amount of interest actually paid to the holders of the Class A-1 Notes on such immediately preceding payment date (including from amounts paid by the note insurer) and (b) interest for the actual number of days in the related accrual period on the amount described in clause (a), calculated at an interest rate equal to the Class A-1 Formula Rate applicable to the related accrual period.

Class A-1 Formula Rate is a per annum rate equal to the lesser of (i) _________[            ]% per annum; provided, that, on any payment date after the Clean-up Call Date, such rate will be equal to _________[            ]% per annum and (ii) ____%.

Class A-1 Interest Payment Amount for any payment date is an amount equal to the Current Interest for the Class A-1 Notes on such payment date, plus the Class A-1 Carry-Forward Amount as of such payment date.

Class A-1 Interest Rate with respect to any payment date, is the per annum rate equal to the lesser of (x) the Class A-1 Formula Rate and (y) the Class A-1 Available Funds Cap Rate for such payment date.

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Class A-2 Available Funds Cap Carry-Forward Amount is, with respect to the Class A-2 Notes and any payment date, the sum of

(a)	the excess, if any, of (x) the Current Interest for the Class A-2 Notes calculated at the Class A-2 Formula Rate over (y) the Current Interest for the Class A-2 Notes calculated at the Class A-2 Available Funds Cap Rate, in each case as of such payment date, and

(b)	the Class A-2 Available Funds Cap Carry-Forward Amount for the previous payment date not previously paid, together with interest thereon at the Class A-2 Formula Rate for the most recently ended accrual period.

Class A-2 Available Funds Cap Rate for any payment date is a per annum rate equal to the product of (1) the excess of (A) a fraction, expressed as a percentage, equal to (i) the product of (a) the mortgage interest due with respect to the mortgage loans in Group II for that payment date, less the note insurer premium and servicing fees allocated to Group II and (b) 12, divided by (ii) the principal balance of the Class A-2 Notes as of the first day of the related accrual period, over (B) ___% and (2) a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the number of days in the related accrual period.

Class A-2 Carry-Forward Amount for any payment date is the sum of (a) the amount, if any, by which (x) the Class A-2 Interest Payment Amount as of the immediately preceding payment date exceeded (y) the amount of interest actually paid to the holders of the Class A-2 Notes on such immediately preceding payment date (including from amounts paid by the note insurer) and (b) interest for the actual number of days in the related accrual period on the amount described in clause (a), calculated at an interest rate equal to the Class A-2 Formula Rate applicable to the related accrual period.

Class A-2 Formula Rate is a per annum rate equal to the lesser of (i) ________[            ]% per annum; provided, that, on any payment date after the Clean-up Call Date, such rate will be equal to _____________[            ]% per annum and (ii) [            ]%.

Class A-2 Interest Payment Amount for any payment date is an amount equal to the Current Interest for the Class A-2 Notes on such payment date, plus the Class A-2 Carry-Forward Amount as of such payment date.

Class A-2 Interest Rate with respect to any payment date, is the per annum rate equal to the lesser of (x) the Class A-2 Formula Rate and (y) the Class A-2 Available Funds Cap Rate for such payment date.

Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related payment date resulting from principal prepayments in full during the related Prepayment Period and (b) the aggregate servicing fee with respect to the related Due Period.

Current Interest for any class of notes and any payment date is the accrued interest on the related class of notes at the related Interest Rate on the aggregate outstanding principal balance of such class during the related accrual period reduced by the sum of (a) the Relief Act Interest Shortfalls and (b) Net Prepayment Interest Shortfalls, in each case for the related class of notes.

Cut-off Date means with the close of business on ______________, after giving effect to payments of principal due on or before ___________.

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Cut-off Date Principal Balance means as to any mortgage loan, the unpaid principal balance of such mortgage loan as of the related Cut-off Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after application of all payments due on or before ________ and after giving effect to any previous curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), irrespective of any delinquency in payment by the related mortgagor.

Delinquency Advance means advances made by the servicer on each servicer remittance date with respect to delinquent payments of principal of and interest on the mortgage loans, at a rate of interest equal to the interest rate on the related mortgage note — or at such lower rate as may be in effect for such mortgage loan because of application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — less the servicing fee rate.

Due for Payment shall mean, (i) with respect to an Insured Amount, the payment date on which Insured Amounts are due and payable pursuant to the terms of the indenture and (ii) with respect to a Preference Amount, the business day on which the documentation required by the note insurer has been received by the note insurer.

Due Period means, with respect to any payment date, the period from and including the second day of the preceding month to and including the first day of the current month.

Excess Interest for any group of mortgage loans and any payment date is equal to the excess of (x) the Available Funds for such group and such payment date over (y) the sum (without duplication) of the amounts distributed pursuant to clauses (i) through (vii) under “Description of the Notes and the Trust Certificates - Flow of Funds” herein.

Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such servicer remittance date over (y) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

Insurance Proceeds are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices. “Insurance Proceeds” do not include “Insured Payments.”

Insured Amounts means, with respect to any payment date and the notes, the sum of (i) any Insured Interest Payment for such payment date and (ii) any Insured Principal Payment for such payment date.

Insured Interest Payment means for any payment date and the notes, the excess, if any, of Required Interest Distributions over the sum of (i) the Available Funds then remaining in accordance with the priority of payments for the related group for such payment date, (ii) any amounts from the other groups available on such payment date in accordance with the priority of payments and (iii) any amounts transferred on that payment date to that group’s payment account from the reserve account.

S-138

Insured Payments means the aggregate amount actually paid by the note insurer to the indenture trustee in respect of (i) Insured Amounts for a payment date and (ii) Preference Amounts for any given business day.

Insured Principal Payment means (i) for any payment date prior to the payment date occurring in ____________, the Remaining Overcollateralization Deficit allocable to the notes, if any, for such payment date and (ii) with respect to the payment date occurring in ____________, the outstanding principal balance of each class of notes (after giving effect to all distributions to be made thereon on such payment date other than any portion thereof consisting of an Insured Principal Payment).

Interest Payment Amount means the Class A-[__] Interest Payment Amount or the Class A-[__] Interest Payment Amount, as applicable.

Interest Rate shall mean the Class A-[__] Interest Rate or the Class A-[__] Interest Rate, as applicable.

Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) Net Liquidation Proceeds.

Liquidated Mortgage Loan is a mortgage loan with respect to which the related mortgaged property has been acquired, liquidated or foreclosed and with respect to which the servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances.

Liquidation Proceeds are amounts received by the servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation, (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise or (z) the liquidation of any other security for such mortgage loan, including, without limitation, pledged equipment, inventory and working capital and assignments of rights and interests made by the related mortgagor.

Net Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such servicer remittance date over (y) Liquidated Loan Losses with respect to such servicer remittance date.

Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Delinquency Advances and Servicing Advances made by the servicer with respect to such mortgage loan.

Net Prepayment Interest Shortfalls means, with respect to any group of mortgage loans and any payment date, the amount by which the aggregate Prepayment Interest Shortfalls for such group during the related Prepayment Period exceeds the available Compensating Interest for that group.

Net REO Proceeds as to any REO property, are REO Proceeds net of any related expenses of the servicer.

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Nonpayment shall mean, with respect to any payment date, an Insured Amount is Due for Payment but has not been paid pursuant to the indenture.

Overcollateralization Amount means, with respect to any payment date and a group of mortgage loans, the excess, if any, of (a) the aggregate scheduled principal balance of the mortgage loans in such group as of the close of business on the last day of the prior Due Period, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related Prepayment Period and partial principal prepayments received during the prior calendar month, over (b) the principal balance of the related class of notes as of such payment date —following the making of all payments on such payment date, other than with respect to any Overcollateralization Increase Amount for such payment date.

Overcollateralization Deficit means, for any payment date, the amount, if any, by which the aggregate note principal balance of a class of notes, after payment of the Base Principal Payment Amount for such group, but before taking into account any principal payment funded from excess interest, the reserve fund or any Insured Principal Payment, exceeds the aggregate scheduled principal balances of the mortgage loans in the related group as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related prepayment period and partial principal prepayments received during the prior calendar month.

Overcollateralization Increase Amount means, for any group of mortgage loans and any payment date, the amount of Excess Interest (after application, if necessary, to pay the Overcollateralization Deficit and the Reimbursement Amount on such payment date) to be applied as an accelerated payment of principal on the related class of notes until the Overcollateralization Amount for such group reaches the Specified Overcollateralization Amount.

Overcollateralization Reduction Amount means, with respect to any group of mortgage loans and any payment date, the amount by which the Overcollateralization Amount is permitted to be reduced as provided by the sale and servicing agreement.

Preference Amount means any payment of principal or interest on a note, which would have been covered under the note insurance policy as an Insured Amount and which is made to an owner of a note by or on behalf of the indenture trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order a court of competent jurisdiction.

Prepayment Interest Shortfalls means, with respect to any payment date, and each mortgage loan that was prepaid in full in the related Prepayment Period, an amount equal to the excess, if any, of (a) thirty days’ interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate — or at such lower rate as may be in effect for any such mortgage loan because of the application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — minus the rate at which the servicing fee are calculated, over (b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the servicing fee for such mortgage loan in such month.

Prepayment Period means, with respect to any payment date and any prepayment in full on the mortgage loans, the period from and including the sixteenth day of the preceding month (or in the case of the first payment date, the Cut-Off Date) to and including the fifteenth day of the month in which the payment date occurs.

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Qualified Substitute Mortgage Loan means any mortgage loan substituted for a deleted mortgage loan which has a scheduled principal balance, after application of all payments received on or prior to the date of substitution not substantially less and not more than the scheduled principal balance of the deleted mortgage loan as of such date, and each of which, among other things,

•	relates to a detached one- to four-family residence and has the same or a better lien priority as the deleted mortgage loan and has the same occupancy status as the deleted mortgage loan or is an owner-occupied mortgaged property,

•	matures no later than, and not more than one year earlier than, the deleted mortgage loan,

•	has a loan-to-value ratio or LTV at the time of such substitution no higher than the LTV of the deleted mortgage loan,

•	has a mortgage interest rate greater than or equal to the interest rate of the deleted mortgage loan,

•	complies, as of the date of substitution, with each representation and warranty set forth in the sale and servicing agreement, and

•	is otherwise acceptable to the note insurer.

Regulation AB means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reimbursement Amount shall mean, as to any payment date, the sum of (x) (i) all Insured Payments for which the note insurer has not been reimbursed prior to such payment date plus (ii) interest accrued on such Insured Payments not previously repaid, calculated at the rate set forth in the insurance and indemnity agreement, from the date the indenture trustee received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the note insurer under the insurance and indemnity agreement, as certified to the indenture trustee by the note insurer plus (ii) interest on such amounts calculated at the rate set forth in the insurance and indemnity agreement. In the event any amounts due under the insurance and indemnity agreement are not clearly allocable to a particular group, those amounts shall be allocated between the groups pro rata based on the aggregate unpaid principal balance of the related notes.

Relief Act Interest Shortfall means, with respect to any payment date and a mortgage loan, an amount equal to the excess, if any, of (a) one month’s interest on the outstanding principal balance of a mortgage loan at the related mortgage interest rate over (b) the amount of interest due on such mortgage loan because of the application of the Relief Act or any similar state law.

Remaining Overcollateralization Deficit means, for any payment date, the amount, if any, that the aggregate note principal balances of both classes of notes, after payment of the Base Principal Payment Amount for both groups and after taking into account any principal payment funded from Excess Interest or from the reserve account, but before taking into account any Insured Principal Payment, exceeds the aggregate scheduled principal balances of the mortgage loans in both groups as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related Prepayment Period and partial principal prepayments received during the prior calendar month.

REO Proceeds are monies received in respect of any REO property, including, without limitation, proceeds from the rental of the related mortgaged property.

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Required Interest Distributions mean, with respect to each class of notes and any payment date, the related Interest Payment Amount for such payment date.

Servicing Advances means “out-of-pocket” costs and expenses of the servicer relating to the preservation, restoration and protection of the mortgaged property, including without limitation advances in respect of real estate taxes and insurance premiums, any collection, enforcement, or judicial proceedings, including without limitation foreclosures and liquidations, the purchase or maintenance of a first lien not included in the issuing entity estate on the mortgaged property, conservation, management, and liquidation of any REO property, and certain other customary amounts described in the sale and servicing agreement.

Servicer Remittance Amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

•	all scheduled collections of principal of and interest on the mortgage loans collected by the servicer during the related Due Period,

•	all partial prepayments other than Payaheads of principal and other amounts collected on account of principal, including Net REO Proceeds, Net Liquidation Proceeds and Insurance Proceeds, if any, collected by the servicer during the previous calendar month,

•	all principal prepayments in full, including prepayment penalties, collected by the servicer during the related Prepayment Period,

•	all Delinquency Advances made, and Compensating Interest paid, by the servicer with respect to payments due to be received on the mortgage loans during the related Due Period, and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the sale and servicing agreement,

but excluding the following:

(a)	amounts received on a mortgage loan, other than timely scheduled payments of principal and interest, and including late payments, Liquidation Proceeds, and Insurance Proceeds, to the extent the servicer has previously made an unreimbursed Delinquency Advance or a Servicing Advance with regard to such mortgage loan;

(b)	for such Servicer Remittance Date, the servicing fee;

(c)	all net income from eligible investments that is held in the collection account for the account of the servicer;

(d)	all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

(e)	Net Foreclosure Profits;

(f)	all amounts previously advanced by the servicer as Delinquency Advances or Servicing Advances that are determined in good faith by the servicer to be unrecoverable from the proceeds of the particular mortgage loan to which they relate; and

(g)	certain other amounts which are reimbursable to the servicer, as provided in the sale and servicing agreement.

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The amounts described above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Shortfall Amount means, with respect to a group of mortgage loans and any payment date, the excess, if any, of (y) the amounts listed in clauses (ii) through (iv) under “Description of the Notes and the Trust Certificates - Flow of Funds” herein over (z) the Available Funds remaining in accordance with the priority of payments, in each case for that group and payment date.

Specified Overcollateralization Amount with respect to a group of mortgage loans and any payment date will be the amount of overcollateralization which the note insurer requires with respect to such group and such payment date and which amount may step up or step down as determined in the indenture and the insurance and indemnity agreement.

Specified Reserve Amount means, with respect to any payment date, the excess of (x) the sum of the Specified Overcollateralization Amount for both groups on such payment date over (y) the sum of the Overcollateralization Amount for both groups on such payment date.

S-143

[NOVASTAR LOGO]

S-144

Prospectus Supplement to Prospectus dated _________, 200__

$_______________

NovaStar Mortgage Funding Trust 200[ ]-[ ]

Issuing Entity

NovaStar Home Equity Loan Asset-Backed Notes, Series 200[ ]-[ ]

[NovaStar Logo]

NovaStar Mortgage Inc.

(Sponsor and Servicer)

[NovaStar Mortgage Funding Corporation] (Depositor)

[NovaStar Certificates Financing Corporation] (Depositor)

You should read the section entitled “ Risk Factors” starting on page S-     of this prospectus supplement and on page i of the accompanying prospectus and consider these factors before making a decision to invest in the notes.

The notes represent non-recourse obligations of the issuing entity only and are not interests in or obligations of any other person.

Neither the notes nor the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The issuing entity fund —

•	The issuing entity fund consists primarily of two groups of residential mortgage loans. One group contains first lien and second lien fixed- and adjustable-rate conforming mortgage loans and the other group contains first lien and second lien fixed- and adjustable rate conforming and non-conforming mortgage loans.

The notes —

•	The issuing entity will issue and offer _____ classes of senior notes and ___ classes of subordinate notes.

Credit enhancement —

•	The class A notes will be supported by the class M notes. Each class of class M notes will be supported by the classes of class M notes having a lower payment priority, with the most subordinate class being supported by overcollateralization.

•	Excess interest will be used to increase and maintain a required level of overcollateralization.

•	The class A notes will be cross-collateralized to a limited extent and the class M notes will be fully collateralized by mortgage loans in both groups.

Class	Original Note Principal Balance	Interest Rate		Final Stated Maturity Date
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)

Total	$

(1)	Subject to increase as described herein.

[Underwriters], as underwriters, will purchase from the depositor all of the notes offered by this prospectus supplement. Proceeds to the depositor from the sale of the notes will be approximately ________% of their original note principal balance before deducting expenses. The underwriters will each offer the notes purchased by them from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

[UNDERWRITERS]

The date of this Prospectus Supplement is ___________, 200__.

Important notice about the information presented in this

prospectus supplement and the accompanying prospectus

We provide information to you about the notes in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and

•	this prospectus supplement, which describes the specific terms of your series of notes.

If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

i

ii

•        Flow of Funds Diagram

iii

•         Summary

This section gives a brief summary of the information contained herein. The summary does not include all of the important information about the notes. We encourage you to review carefully the more detailed information in this prospectus supplement and in the attached prospectus.

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

Issuing Entity	NovaStar Mortgage Funding Trust 200[ ] - [ ].

Sponsor, Originator and Servicer	NovaStar Mortgage Inc.

Depositor	[NovaStar Mortgage Funding Corporation] [NovaStar Certificate Financing Corporation]

Indenture Trustee	___________________________________.

Owner Trustee	___________________________________.

Swap Provider	[___________________________________.]

Mortgage Insurance Provider	[___________________________________.]

Cut-off Date	With respect to the mortgage loans originated on or before ___________, 200__, the close of business on ___________, 200__. [With respect to the mortgage loans originated after __________, 200______, the origination date of such mortgage loan.]

Closing Date	On or about ___________, 200____.

Payment Date	The 25th day of each month, or if such day is not a business day, on the next business day, beginning in __________.

Record Date	[For any payment date, the last business day immediately preceding the related payment date so long as the notes are in book-entry form and for notes in definitive form, the last business day of the month immediately preceding the month in which the payment date occurs.]

The Issuing Entity	The notes represent obligations of the issuing entity and will be secured by conventional, first and second lien, fixed and adjustable rate, fully amortizing, interest only and balloon, residential mortgage loans having a total principal balance as of the related cut-off date, of approximately $____________. The mortgage loans to be included in the issuing entity will be divided into two sub-trusts, or groups, as described under “The Mortgage Loans” below.

Classes of Notes

The issuing entity will issue the classes of notes listed in the table on the front cover of this prospectus supplement.

The issuing entity will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The

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Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

See “Description of the Notes and the Trust Certificates” for a discussion of the minimum denominations and the incremental denominations of each class of notes and “Description of the Notes and the Trust Certificates—Book-Entry Notes” in this prospectus supplement.

The issuing entity will issue the notes under an indenture, dated as of ___________, 200___, between the issuing entity and the indenture trustee.

As used in this prospectus supplement, the following terms refer to the following classes of notes:

Offered Notes:	Class A and Class M Notes.

Class A Notes:	[Class A-1 and Class A-2 Notes.]

[Class A-1 Notes:	Class A-1__ and Class A-1__ Notes.]

[Class A-2 Notes:	Class A-2__, Class A-2__ and Class A-2__ Notes.]

Class M Notes:	Class M-__ Notes, Class M-__ Notes, Class M-__ Notes, Class M-__ Notes, Class M-__ Notes and Class M-__ Notes. The Class M Notes are sometimes referred to herein as the mezzanine notes.

Payments on the Class A-1 Notes will be based primarily on collections from the Group I mortgage loans.

Payments on the Class A-2 Notes will be based primarily on collections from the Group II mortgage loans.

Payments on the Class M Notes will be based on collections from both groups of mortgage loans.

The right of the holders of each class of the Class M Notes to receive payments is subordinate to the right of the holders of each class of the Class A Notes to receive payments, as well as to the rights of the holders of more senior classes of Class M Notes to receive payments.

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Trust Certificates	The issuing entity will also issue a class of trust certificates representing the entire beneficial ownership interest in the issuing entity . The trust certificates are not offered by this prospectus supplement.

Payments of Interest

On each payment date, each class of notes is entitled to receive:

•      Accrued Note Interest. The amount of interest that accrued during the related accrual period for that class on the outstanding principal balance of that class, at the Note Rate for that class, as reduced by certain shortfalls described herein, provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount of Deferred Interest for such class, and

•      Unpaid Interest Shortfalls. Any Accrued Note Interest that was due on a prior payment date that was not paid, together with interest on that previously unpaid amount.

[Accrual Periods. The accrual period for the Offered Notes for each payment date is the period from and including the prior payment date (or, in the case of the first payment date, from the closing date) to but excluding the current payment date. Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in the accrual period.]

[Interest Rate Swap Agreement. On the closing date, the issuing entity will enter into an interest rate swap agreement with ______________________________________________________________________. Under the interest rate swap agreement, on the business day preceding each payment date the issuing entity will pay to the swap provider a fixed payment at a rate of _____% per annum, and the swap provider will pay to the issuing entity a floating payment at LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount. To the extent that the fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any payment date, the swap provider will owe a net payment to the issuing entity . Any net amounts received by or paid out from the issuing entity under the interest rate swap agreement will either increase or reduce the amount available to make payments on the notes, as described in this prospectus supplement. The interest rate swap agreement terminates after the payment in _______. See “Description of the Notes and the Trust Certificates — Interest Rate Swap Agreement” in this prospectus supplement.]

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Payments of Principal

The amount of principal payable to the notes will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans in the related group to specified classes of notes, (2) funds actually received on the mortgage loans that are available to make principal payments on the notes and (3) the application of excess interest and funds from each mortgage group to pay principal on the notes. Funds actually received on the mortgage loans may consist of monthly scheduled payments, unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans to the related classes of notes will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the payment date in ____________ or on or after that date, and depending upon whether the delinquency or loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

See “Description of the Notes and Trust Certificates—Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is the payment date occurring in ____________ and is referred to as the final scheduled payment date. The notes could be retired before the final scheduled payment date.

See “Prepayment and Yield Consequences” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

Limited Recourse. The only source of funds available to make interest and principal payments on the notes will be the assets of the issuing entity. The issuing entity will have no source of funds other than collections and recoveries on the mortgage loans through insurance or otherwise and payments received under the interest rate swap agreement. No other entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes. The payment structure of this securitization includes excess interest, overcollateralization, subordination, limited cross-collateralization and an interest rate swap agreement. Each subordinate class of notes is more likely to experience losses than any class that is senior to such subordinate class.

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See “Risk Factors— Credit enhancement is limited and may be inadequate to cover shortfalls and losses,” “—The use of an interest rate swap agreement creates risk to your yield if there are rapid prepayments on the mortgage loans or an early termination of the interest rate swap agreement occurs; there can be no assurance that amounts will be received under the interest rate swap agreement” and “Description of the Notes and the Trust Certificates” in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination, limited cross-collateralization features and the interest rate swap agreement.

Subordination of Payments. The right of the holders of the more junior classes of notes to receive payments is subordinated to the right of the holders of the more senior classes of notes to receive payments.

In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on such more senior classes of notes and, if necessary, by the right of such more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

Excess Interest. The mortgage loans bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the related notes and certain fees and expenses of the issuing entity. The “excess interest” received from the mortgage loans each month will be available, after taking into account certain payments received by or paid out from the issuing entity under the interest rate swap agreement as described herein, to absorb realized losses on the mortgage loans, to maintain overcollateralization at required levels, and to provide a limited cross-collateralization.

See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses” in this prospectus supplement.

Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding scheduled principal balance of the mortgage loans over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $____________ (which represents approximately ____% of the initial pool balance).

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Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the issuing entity, there is expected to be excess interest. If the overcollateralization amount is reduced below the target overcollateralization amount as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is restored, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes.

See “Risk Factors— Credit enhancement is limited and may be inadequate to cover shortfalls and losses” and “Description of the Notes and the Trust Certificates—Overcollateralization Provisions” in this prospectus supplement.

Cross-Collateralization. Excess interest from one group may be used to fund shortfalls in certain interest payments due to the holders of Class A Notes relating to the other group and to maintain the overcollateralization amount at its target level. In addition, if the Class A Notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired Class A Notes will be paid to the remaining Class A Notes relating to the other group, if any, before being paid to the Class M Notes. Collections from both groups, to the extent available after making payments to the Class A Notes, will be used to make payments on the Class M Notes.

See “Description of the Notes and the Trust Certificates—Payments of Principal” in this prospectus supplement.

The Mortgage Loans

The mortgage loans will be secured by first mortgages or deeds of trust on residential properties. The mortgage loans will be segregated as follows:

Group I      fixed and adjustable rate, level pay, interest-only and balloon loans that [conform] to certain agency investment guidelines.

Group II     fixed and adjustable rate, level pay and interest-only loans that [may or may not conform] to certain agency investment guidelines.

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The mortgage loans consist of loans used to purchase a new home, to refinance an existing mortgage loan, to consolidate debt and/or to obtain cash proceeds by borrowing against the mortgagor’s equity in the property. The issuing entity will purchase the mortgage loans on the closing date.

The Group I mortgage loans will consist of [ ] loans, with an aggregate principal balance of $[ ]. The Group II mortgage loans will consist of [ ] loans with an aggregate principal balance of $[ ].

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans: [ ]%

Fixed-rate mortgage loans: [ ]%

Interest only mortgage loans: [ ]%

Second lien mortgage loans: [ ]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate mortgage loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate mortgage loans: [ ]%

Range of maximum mortgage rates of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate mortgage loans: [ ]%

Weighted average next adjustment date of the adjustable-rate mortgage loans: [ ]

Weighted average remaining term to stated maturity: [ ] months

Range of principal balances as of the cut-off date: $[ ] to $[ ]

Average principal balance as of the cut-off date: $[ ]

Range of original loan- to-value ratios(1): [ ]% to [ ]%

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Weighted average original loan-to-value ratio(1): [ ]%

Geographic concentrations in excess of 5%:

[California] [ ]%

[Florida] [ ]%

[New York] [ ]%

___________ (1) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group I Mortgage Loans have an aggregate principal balance of approximately $[ ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I Mortgage Loans: [ ]%

Fixed-rate Group I Mortgage Loans: [ ]%

Interest-only Group I Mortgage Loans: [ ]%

Second lien Group I Mortgage Loans: [ ]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate Group I Mortgage Loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate Group I Mortgage Loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate Group I Mortgage Loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate Group I Mortgage Loans: [ ]%

Range of maximum mortgage rates of the adjustable-rate Group I Mortgage Loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate Group I Mortgage Loans: [ ]%

Weighted average next adjustment date of the adjustable-rate Group I Mortgage Loans: [ ]

Weighted average remaining term to stated maturity: [ ] months

Range of principal balances as of the cut-off date: $[ ] to $[ ]

Average principal balance as of the cut-off date: $[ ]

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Range of original loan-to-value ratios(1): [____]% to [____]%

Weighted average original loan-to-value ratio(1): [ ]%

Geographic concentrations in excess of 5%:

[California] [ ]%

[Florida] [ ]%

[New York] [ ]%

___________ (1) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group II Mortgage Loans have an aggregate principal balance of approximately $[ ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II Mortgage Loans: [ ]%

Fixed-rate Group II Mortgage Loans: [ ]%

Interest-only Group II Mortgage Loans: [ ]%

Second lien Group II Mortgage Loans: [ ]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate Group II Mortgage Loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate Group II Mortgage Loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate Group II Mortgage Loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate Group II Mortgage Loans: [ ]%

Range of maximum mortgage rates of the adjustable-rate Group II Mortgage Loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate Group II Mortgage Loans: [ ]%

Weighted average next adjustment date of the adjustable-rate Group II Mortgage Loans: [ ]

Weighted average remaining term to stated maturity: [ ] months

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Range of principal balances as of the cut-off date: $[____] to $[____]

Average principal balance as of the cut-off date: $[____]

Range of original loan- to-value ratios(1): [____]% to [____]%

Weighted average original loan-to-value ratio(1): [___]%

Geographic concentrations in excess of 5%:

[California] [____]%

[Florida] [____]%

[New York] [____]%

___________ (1) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

For additional information on the Mortgage Loans, see “The Mortgage Loans” in this prospectus supplement.

Removal and Substitution of Mortgage Loans

Upon the earlier of discovery or receipt of notice by the depositor of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders or the note insurer in the related mortgage loan, the depositor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity. See “Description of the Notes and Trust Certificates—Representations and Warranties of the Sponsor” in this prospectus supplement.

The indenture trustee shall review each mortgage loan file and if during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer , the sponsor and the note insurer in writing with details thereof. If, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related

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mortgage loan or the interest of the noteholders or the note insurer in the related mortgage loan, the sponsor will either (a) substitute such mortgage loan with a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan. See “Description of the Notes and Trust Certificates—Delivery of Mortgage Loan Documents” in this prospectus supplement.

Servicing Fee	The servicer will receive a servicing fee on each payment date in an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [ ]% per annum. The servicing fee will be paid out of Available Funds on each payment date prior to any payments on the notes.

Step-Up Margin	If the depositor does not elect to exercise its clean-up call option, the margin with respect to each class of notes will increase to _______________________ on the next payment date following the Clean-up Call Date.

[Calculation of LIBOR	The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. See “Description of the Notes and the Trust Certificates-Calculation of LIBOR” in this prospectus supplement.]

Advancing	The servicer will be required to advance amounts representing delinquent payments of scheduled principal and interest, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. Reimbursement of these advances is senior to payments to noteholders.

Optional Clean-up Call by the Servicer	The servicer may, at its option, terminate the issuing entity on any payment date when the outstanding principal balance of the mortgage loans is equal to or less than [10%] of the original principal balance of the mortgage loans, after giving effect to distributions on that payment date.

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Step-Up Rates	If the servicer does not elect to exercise the clean-up call, the margins with respect to each class of Class A Notes will double, and the margins with respect to each class of Class M Notes will increase to one and one half times the initial margin, in each case on the next payment date.

ERISA Consequences	[Subject to the conditions and considerations described in this prospectus supplement and in the accompanying prospectus, the notes may be purchased by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and Keogh plans, and by persons investing on behalf of or with plan assets of such plans.]

Federal Income Tax Status	It is the opinion of _______________, federal tax counsel to the issuing entity, that for federal income tax purposes:

• the notes, other than notes held by the owner of the trust certificates, will be characterized as indebtedness, and

• as long as [NovaStar Financial Inc. the depositor] maintains its REIT status, the issuing entity will be treated as a qualified REIT subsidiary.

Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness.

Mortgage Insurance	Approximately [ ]% of the initial mortgage loans are covered by a mortgage insurance policy issued by [Mortgage Guaranty Insurance Corporation or PMI Mortgage Insurance Company]. Each such mortgage loan has an original loan-to-value ratio in excess of 60% and the related mortgage insurance policy insures losses to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the related mortgage insurance policy.

Pre-Funding Feature

On the closing date, the depositor will deposit approximately $[            ] into a pre-funding account which will be used from time to time before the end of the pre-funding period to acquire subsequent mortgage loans to include in the mortgage pool, approximately $[            ] of which will be used to acquire subsequent mortgage loans for Group I and approximately $[            ] of which will be used to acquire subsequent mortgage loans for Group II.

The pre-funding period commences on the closing date and ends on the earlier of (i) the date on which the amount on deposit in the pre-funding account is less than $10,000 and (ii) _________________, 20[    ].

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To the extent that the issuing entity does not fully use amounts on deposit in the pre-funding account to purchase subsequent mortgage loans by the end of the pre-funding period, the issuing entity will apply the remaining amounts as a prepayment of principal to the related classes of notes on the distribution date immediately following the end of the pre-funding period. Although no assurance is possible, we do not anticipate that a material amount of principal will be prepaid on the notes from amounts in the pre-funding account.

Legal Investment	The ________ Notes and the ________ Notes will be “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.

Ratings	In order to be issued, the notes must receive at least the following ratings from the rating agencies:

Class	Ratings ([Rating Agencies])
A
M-_
M-_	([Ratings])
M-_
M-_
M-_
M-_

These ratings subsequently may be lowered, qualified or withdrawn by the rating agencies. These ratings do not cover any payment of Basis Risk Carry-Forward Amounts.

Use of Proceeds	The net proceeds to be received from the sale of the notes, will be applied primarily to repay financing for the mortgage loans. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans.

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Risk Factors

An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors discussed under the heading “Risk Factors” beginning on page S-     of the prospectus.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the related group. All percentages are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the related group.

Certain features of the mortgage loans may result in losses or cash flow shortfalls

There are a number of features of the mortgage loans that create additional risk of loss, including the following:

•	The borrowers have less than perfect credit and may be more likely to default. The sponsor’s underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making a loan but may reduce the size and the loan-to-value ratio of the loan the sponsor will make. As a result of these less restrictive standards, the issuing entity may experience higher rates of delinquencies and defaults than if the mortgage loans were underwritten in a more traditional manner.

•	Newly originated mortgage loans may be more likely to default which may cause losses. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the issuing entity. As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

•	Balloon loans may have higher rates of default which may cause losses. Based on the Initial Pool Balance of the related group of mortgage loans, approximately ____% and ____ of the mortgage loans in Group I and Group II, respectively, are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan, in order to pay the amount due. If the borrower is unable to repay the unpaid principal amount of a balloon loan on its maturity date, the servicer will not be obligated to advance that amount. Instead, the servicer will be obligated to advance an amount equal to the assumed monthly payment that would have been due on the balloon loans based upon the original amortization schedule for those loans. If the borrower is unable to repay the loan balance by its maturity date or refinance the balloon loan, you will suffer a loss if the collateral for such loan is insufficient, or if other forms of credit enhancement are insufficient to cover such loss. Neither the servicer nor the sponsor will be obligated to refinance a balloon loan. See “Risk Factors — ‘Balloon’ loans may experience higher rates of delinquencies and losses” in the prospectus.

•

The concentration of mortgage loans in specific geographic areas may increase the risk of loss. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the issuing entity with respect to the mortgage loans. Based on the Initial Pool Balance of the related group of mortgage loans, approximately _____%, ___%, ____%, ____%, ____% and ____% of the mortgage loans in Group I are secured by properties in _______, _______, ____, ____, _______ and _______, respectively, and

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approximately _____%, and _____% of the mortgage loans in Group II are secured by properties in __________ and __________, respectively. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the notes than if borrowers and properties were more spread out in different geographic areas.

•	Interest-only mortgage loans may have an increased risk of loss. Approximately ______% and ______% of the mortgage loans in Group I and Group II, respectively, do not provide for any payments of principal during the first [five] years of their term. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that does not have an interest-only period.

The mortgage pool includes mortgage loans secured by second-liens on the related mortgaged property

Approximately [            ]% of the Group I initial mortgage loans and approximately [            ]% of the Group II initial mortgage loans (by aggregate principal balance as of the cut-off date) are secured by second-liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first-liens on comparable properties.

The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a relatively new practice in the mortgage lending industry. The sponsor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of realized losses on the mortgage loans.

[The final pool of mortgage loans will include mortgage loans which will differ from the pool of initial mortgage loans described in this prospectus supplement

Subsequent mortgage loans may have characteristics different from those of the initial mortgage loans. However, each subsequent mortgage loan must satisfy the eligibility criteria referred to under the “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” at the time of its conveyance to the issuing entity and must be underwritten in accordance with the

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criteria described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans” herein.]

[The pre-funding feature could result in a significant prepayment on the class A and mezzanine notes at the end of the pre-funding period

If the pre-funding account moneys with respect to a Group of mortgage loans are not fully applied to the purchase of subsequent mortgage loans by the end of the pre-funding period, the related remaining funds will be used to make a principal prepayment on the Class A-1 Notes (to the extent the unapplied funds relate to the Group I mortgage loans), the Class A-2 Notes (to the extent the unapplied funds relate to the Group II mortgage loans) and the remaining funds for both Groups, to the mezzanine notes. No assurances can be given that there will not be such a payment.]

Your yield to maturity may be reduced by prepayments and defaults

The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

•	Prepayments on fixed-rate mortgage loans. The mortgage loans allow the borrowers to prepay the loans in full or in part at any time. Approximately _______% and _____% of the mortgage loans in Group I and Group II, respectively, are fixed-rate mortgage loans. Based on the Initial Pool Balance of the related group of mortgage loans, approximately _____% and _____% of the fixed-rate mortgage loans in Group I and Group II, respectively, have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. These fees may discourage borrowers from prepaying their mortgage loans during the prepayment penalty fee period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. The servicer may waive a prepayment charge if a mortgage loan is in default or if a default is reasonably foreseeable.

The rate of prepayments on the mortgage loans is sensitive to prevailing interest rates. If prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the mortgage interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates on the mortgage loans, the rate of prepayments is likely to decrease. The weighted average lives of the notes and, if purchased at other than par, the yields realized by owners of the notes, will be sensitive to rates of payment of principal on the mortgage loans. The yield on a note that is purchased at a premium from its outstanding principal amount may be adversely affected by higher than anticipated levels of prepayments on the mortgage loans. Conversely, the yield on a note that is purchased at a discount from its outstanding principal amount may be adversely affected by lower than anticipated levels of prepayments on the mortgage loans.

•

Prepayments on adjustable-rate mortgage loans. Approximately _____% and _____% of the mortgage loans in Group I and Group II, respectively, are adjustable-rate mortgage loans which have fixed rates of interest for the first six months, two years (“2/28 loans”), three years (“3/27 loans”) or five years (“5/25 loans”) after origination and then convert to adjustable rates. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. Based on the Initial Pool Balance of the related group of mortgage loans, approximately _____% and _____% of the adjustable rate mortgage loans in and Group I and Group II, respectively, have prepayment penalty fee clauses pursuant to which

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prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. The prepayment experience on the adjustable-rate loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to convert to an adjustable-rate mortgage loan. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

•	You may be unable to reinvest distributions in comparable investments. Asset-backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the mortgage interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the mortgage interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•	Limitations on note rates will affect your yield to maturity. The notes may be subject to a “net WAC cap rate” on some payment dates, if the rate otherwise applicable to such notes exceeds the net weighted average coupon rate of the mortgage loans in the related group at such time. Specifically:

Class A Notes. The note rates for the Class A-1 Notes for any payment date will be equal to the lesser of [(i) ________________________ described herein and (ii) the Loan Group I Cap.] The note rates for the Class A-2 Notes for any payment date will be equal to the lesser of (i) [_________________________ described herein and (ii) the Loan Group II Cap.]

Class M Notes. The note rates for the Class M Notes for any payment date will be equal to [the lesser of (i) ___________________________________ described herein, and (ii) the WAC Cap.]

The application of these caps would reduce the amount of interest you, as an investor in these classes of notes, will receive. Any shortfall in interest on the notes due to these caps will be paid out of excess interest to the extent available in accordance with the priority of payments described herein. However, if the full amount of such shortfall is not paid, such unpaid amounts will be carried forward to subsequent payment dates.

The use of an interest rate swap agreement creates risk to your yield if there are rapid prepayments on the mortgage loans or an early termination of the interest rate swap agreement occurs; there can be no assurance that amounts will be received under the interest rate swap agreement

Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to noteholders, and may reduce the interest rates of the notes. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may

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exceed the Pool Balance, thereby increasing the relative proportion of interest collections on the loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to noteholders.

Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable to the issuing entity by the swap counterparty unless the floating payment owed by the swap counterparty on a payment date exceeds the fixed payment owed to the swap counterparty on such payment date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds _____%. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Description of the Notes and the Trust Certificates—Distributions of Interest—Priority of Payment” “—Distributions of Principal” and “—Interest Rate Swap Agreement.”

The related available funds cap rate or the maximum rate of [            ]% can cause reductions in the amount of interest payable on the class A and mezzanine notes

Each class of class A and mezzanine notes bears interest at a rate subject to a related available funds cap rate and a maximum rate of [            ]%. Furthermore, the indices relating to the ARM loans are different from the index which relates to the notes. Thus the weighted average coupon rate on such ARM loans may not rise in step with the coupon rate on the notes.

This risk would be increased if the ARM loans in the pool were to be prepaid, increasing the proportion of fixed-rate mortgage loans remaining in the pool.

The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a new practice in the mortgage lending industry. The company expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of realized losses on the mortgage loans.

The credit rating of the swap provider and its guarantor could affect rating of notes

The swap provider under the interest rate swap agreement will have, as of the closing date, a counterparty credit rating of [“ ([Rating])” from [Rating Agency] and a long-term rating of “ [Rating]” from [Rating Agency].

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The obligations of _____ under the swap agreement are fully and unconditionally guaranteed by ____________. ________ currently has (i) a counterparty credit rating of “______________”, an insurer financial strength rating of “______________”, a senior unsecured debt rating of “_____” and a short-term debt rating of “_____” from [Rating Agency], (ii) an insurance financial strength rating of “____ (            )”, a senior unsecured rating of “___” and a short-term rating of “____” from [Rating Agency] and (iii) an insurer financial strength rating (            ) of “__________” and a senior unsecured rating of “____________” from [Rating Agency].

The ratings on the notes are dependent in part upon the credit ratings of the swap provider and its guarantor. If a credit rating of the swap provider or the guarantor is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the notes may be qualified, reduced or withdrawn. In such event, the value and marketability of the notes may be adversely affected.

See “Description of the Notes and the Trust Certificates— Interest Rate Swap Agreement.”

The issuing entity assets are the only source of payments on the notes

All distributions on each class of notes will be made from payments by borrowers under the mortgage loans in the related group or groups, net of payments made under the interest rate swap agreement. The issuing entity has no other assets to make distributions on the notes and any shortfalls in collections on the mortgage loans may result in your receiving less than what is owed to you. The mortgage loans are not insured or guaranteed by any person. The issuing entity is the only person that is obligated to make distributions on the notes. The notes are not insured by any governmental agency.

Credit enhancement is limited and may be inadequate to cover shortfalls and losses

The excess interest, overcollateralization, subordination and cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and all losses on the mortgage loans.

Excess Interest and Overcollateralization. In order to build or maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the notes as well as the fees and expenses of the issuing entity. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the Note Rates on the related notes. Any remaining interest generated by the mortgage loans will be used, if necessary on any payment date, to absorb losses on the mortgage loans, to build or maintain overcollateralization, and to provide cross-collateralization amounts.

On the closing date, the aggregate scheduled principal balance of the mortgage loans will exceed the aggregate principal balance of the notes. Such excess is referred to herein as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect on

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your notes of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

Delinquencies, Defaults and Liquidations. If the rates of delinquencies (to the extent not covered by advances made by the servicer), defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay noteholders. Every time a mortgage loan is liquidated or charged off, excess interest is reduced because such mortgage loan will no longer be outstanding and generating interest.

Increases in LIBOR with respect to mortgage loans. Approximately ________% by aggregate principal balance of the mortgage loans have interest rates that adjust based on a six-month LIBOR index (generally subject to a fixed rate period of two, three or five years) and not the one-month LIBOR index used to determine the Note Rates on the Offered Notes. The remainder of the mortgage loans have fixed rates of interest. As a result of an increase in one-month LIBOR, the Note Rate on such notes may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on such notes which will accordingly reduce the amount of excess interest available.

See “Description of the Notes and the Trust Certificates –Overcollateralization Provisions” in this prospectus supplement.

Subordination. The rights of the holders of each class of the Class M Notes to receive payments will be subordinate to the rights of the holders of the Class A Notes to receive payments, as well as to the rights of the holders of more senior classes of Class M Notes to receive payments. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them, and to afford protection against losses.

If realized losses are incurred with respect to the mortgage loans, to the extent that the aggregate principal amount of the notes exceeds the aggregate principal balance of the mortgage loans, the Class M Notes may never receive principal or interest in respect of such excess. The amount of interest accrued on the portion of the balance of the notes in excess of the balance of the mortgage loans will be deferred and such deferral will be allocated to the Class M Notes, sequentially in ascending numerical order. The amount of interest so deferred will be paid only after certain other payments are made from excess interest to restore overcollateralization, to pay basis risk shortfalls and to fund certain cross-collateralization payments. Investors should fully consider the risks associated with an investment in the Class M Notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

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The Class M Notes have the following levels of priority with respect to payments and effects of realized losses:

Class M-_	more senior
Class M-_
Class M-_
Class M-_
Class M-_
Class M-_	less senior

Cross-Collateralization. Excess interest from one group may be used to fund shortfalls in interest payments to the Class A Noteholders with respect to the other group in accordance with the payment priorities described herein. In addition, if all of the Class A Notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired Class A Notes will be paid to the remaining Class A Notes of the other group, if any, before being paid to the Class M Notes. Available Funds from either group may be used to make required payments on the Class M Notes in accordance with the payment priorities described herein.

Bankruptcy of the servicer may affect payments on the notes and servicing of the mortgage loans

In the event of a bankruptcy or insolvency of NovaStar Mortgage Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent _______________________, as indenture trustee, or the noteholders (in the limited circumstances outlined in the Sale and Servicing Agreement) from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of NovaStar Mortgage Inc., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The notes are not suitable investments for all investors

The notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Taxation of the issuing entity

It is anticipated that the issuing entity will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the issuing entity will be entirely owned by the depositor, that at all times that it owns the sole class of equity in the issuing entity, intends to qualify as a “real estate investment trust,” or REIT. So long as the issuing entity is owned by the depositor (or another REIT or “qualified REIT

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subsidiary”), and the NovaStar Financial Inc. continues to qualify as a REIT, classification of the trust as a TMP will not cause it to be subject to corporate income tax.

In the event that the issuing entity is not wholly owned by a REIT or a “qualified REIT subsidiary,” (for instance, as a consequence of the NovaStar Financial Inc. losing its REIT status), the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the owner trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary.

In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the offered notes at a time earlier than anticipated.

High loan-to-value ratios increase risk of loss

Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately _______% and ____% of the Group I mortgage loans and Group II mortgage loans, respectively, had loan-to-value ratios in excess of 80%. Additionally, the determination of the value of a mortgaged property used to calculate the loan-to-value ratio of a mortgage loan may differ from the appraised value of such mortgaged properties if current appraisals were to be obtained.

Risks relating to subordination of the Class A-1__ Notes to the Class A-1__ Notes

The Class A-1__ Notes are entitled to receive distributions of interest and principal concurrently with the Class A-1__ Notes on a pro rata basis, and the Class A-1__ Notes are supported by the subordination of the Class M-_, Class M-_, Class M-_, Class M-_, Class M-_ and Class M-_ Notes. However, the Class A-1__ Notes will not receive any principal distributions until the Class Note Balance of the Class A-1__ Notes has been reduced to zero in the following circumstances:

•	if before the [25th] payment date, the aggregate amount of losses suffered by the mortgage loans from the cut off date through the last day of the related prepayment period exceeds _____% of the aggregate scheduled principal balance of the mortgage loans, or

•	if, on or after the [25th] payment date, delinquencies and/or losses with respect to all of the mortgage loans exceed certain levels further described in this prospectus supplement.

The allocation described above will increase the risk that shortfalls in principal on the Group I mortgage loans will be borne by the Class A-1__ Notes. If such shortfalls are borne by the Class A-1__ Notes, the yield to investors in those notes will be adversely affected.

Ratings on the offered notes are dependent upon the creditworthiness of [Mortgage Guaranty Insurance Corporation, Radian Guaranty, Inc. and PMI Mortgage Insurance Company]

[The ratings assigned to the class A and mezzanine notes by the rating agencies will be based in part on the credit characteristics of the mortgage loans and on ratings assigned to Mortgage Guaranty Insurance Corporation, Radian Guaranty, Inc. and PMI Mortgage Insurance Company. Mortgage Guaranty Insurance Corporation insures approximately [            ]% of the Group I statistical mortgage loans having lender-paid mortgage insurance policies and approximately [            ]% of the Group II initial mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date) having

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lender-paid mortgage insurance policies. Radian Guaranty, Inc. insures approximately [            ]% of the Group I initial mortgage loans having lender-paid mortgage insurance policies and approximately [            ]% of the Group II initial mortgage loans having lender paid mortgage insurance policies (by aggregate principal balance of the related loan group as the cut-off date) having lender-paid mortgage insurance policies. PMI Mortgage Insurance Company insures approximately [            ]% of the Group II initial mortgage loans having lender-paid mortgage insurance policies. Of the Group I initial mortgage loans, approximately [            ]% (by aggregate principal balance of the related loan group as of the cut-off date) are covered by lender-paid mortgage insurance policies. Of the Group II initial mortgage loans, approximately [            ]% (by aggregate principal balance of the related loan group as of the cut-off date) are covered by lender-paid mortgage insurance policies. Any reduction in the ratings assigned to Mortgage Guaranty Insurance Corporation or PMI Mortgage Insurance Company by the rating agencies could result in the reduction of the ratings assigned to the offered notes. This reduction in ratings could adversely affect the liquidity and market value of the offered notes.]

Violation of lending laws could result in losses on the notes

In addition to federal law, some states have enacted laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the issuing entity to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the issuing entity and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund in the manner described in this prospectus supplement.

The sponsor will represent that each mortgage loan at the time it was made was in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

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Transaction Overview

Formation of the Issuing Entity and Issuance of the Trust Certificates

The issuing entity will be formed pursuant to the terms of a trust agreement between the owner trustee and the sponsor and upon the filing of a certificate of trust with the Secretary of State of the State of Delaware. Under the trust agreement, the issuing entity will also issue a class of trust certificates evidencing the entire beneficial ownership interest in the issuing entity.

The issuing entity estate will consist of:

•	the mortgage loans, together with the mortgage files relating thereto,

•	all scheduled collections on the mortgage loans and proceeds thereof due after the Cut-off Date and all unscheduled collections on the mortgage loans and proceeds thereof received on or after the Cut-off Date,

•	REO property acquired through the foreclosure or other realization upon defaulted mortgage loans, and collections on and proceeds of such REO property,

•	assets that are deposited in the accounts,

•	rights under all insurance policies required to be maintained pursuant to the sale and servicing agreement and any insurance proceeds thereof,

•	proceeds upon the liquidation of any mortgage loans,

•	the interest rate swap agreement, and

•	released mortgaged property proceeds.

Sale and Servicing of the Mortgage Loans

The mortgage loans have been originated or purchased by the sponsor pursuant to its underwriting guidelines, including the sponsor’s exception policy, as described under “The Sponsor and the Servicer.” The sponsor contributed the mortgage loans to its wholly-owned subsidiary, the depositor. The sponsor will direct the depositor to sell the mortgage loans to the issuing entity pursuant to a sale and servicing agreement, dated as of _________, 200__, among the depositor, the issuing entity, the indenture trustee, the sponsor, and the servicer. The servicer will service the mortgage loans pursuant to the terms of the sale and servicing agreement.

Issuance of the Notes

Pursuant to the terms of an indenture, dated as of ___________, 200__, between the issuing entity and the indenture trustee, the issuing entity will pledge the issuing entity estate to the indenture trustee, for the benefit of the noteholders, and issue the notes.

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The Mortgage Loans

General

[Double Check]

Each mortgage loan in the issuing entity will be assigned to either Group I or Group II. Each of the mortgage loans in each group will bear interest at a fixed or adjustable mortgage interest rate and be secured by a first or second lien on the related mortgaged property.

[The mortgage loans were made for the purpose of purchasing a new home, obtaining construction-to-permanent financing, refinancing an existing mortgage loan, consolidating debt and/or obtaining cash proceeds by borrowing against the borrower’s equity in the mortgaged property.] The mortgage loans may be detached, part of a one- to four-family dwelling, a condominium unit or a unit in a planned unit development. The mortgaged properties may be owner occupied or non-owner occupied investment properties. [A substantial number of the mortgage loans in both groups were originated pursuant to the sponsor’s exception policy.] See “The Sponsor and the Servicer – Underwriting” herein.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the related group. All percentages are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the related group.

The Initial Pool Balances for Group I and Group II were approximately $_____________ and $_____________, respectively.

As of the Cut-off Date, no mortgage loan had a remaining term to maturity greater than 30 years. None of the mortgage loans was more than one payment past due, each of the mortgage loans was an “actuarial” loan and each of the mortgage loans was secured by a first lien on the related mortgaged property.

As of the Cut-off Date, approximately _______% and _______% of the mortgage loans in Group I and Group II, respectively, were “interest only” loans. These loans provide for an initial payment period, which is typically five years, during which the mortgagor’s monthly payment consists only of interest. When this initial period ends, the loan will begin to amortize and will amortize fully over its remaining term.

As of the Cut-off Date, with respect to the mortgage loans in Group I, the weighted average loan-to-value ratio was approximately _____%, the weighted average interest rate of the mortgage loans was approximately _____% per annum and the weighted average remaining term to maturity was approximately ___ months, with a weighted average seasoning of approximately 1 month. As of the Cut-off Date, with respect to the mortgage loans in Group II, the weighted average loan-to-value ratio of the mortgage loans was approximately _____%, the weighted average interest rate was approximately _____% per annum, the weighted average remaining term to maturity was approximately ____ months, with a weighted average seasoning of approximately 1 month.

Approximately _____% and _____% of the mortgage loans in Group I and Group II, respectively, impose a prepayment penalty for early full or partial prepayments during a period ranging from six months to five years from the date of origination. These prepayment penalties are generally calculated as a specified percentage of the original principal balance of the mortgage loans or of the outstanding

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principal balance of the mortgage loans, or a specified number of months of interest accrued at the related mortgage interest rate, or a specified percentage of the amount prepaid.

Each mortgage loan, at the time it was made, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. None of the mortgage loans are “high cost” loans under the Home Ownership Equity Protection Act of 1994 (or other applicable predatory and abusive lending laws), none of the mortgage loans financed a single-premium credit insurance policy and none of the mortgage loans were originated on or after October 1, 2002 and before March 7, 2003 and encumber property located in Georgia.

All of the Group ___ mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (1) none of the Group ___ mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, (2) none of the proceeds from any of the Group I mortgage loans will be used to finance single premium credit life insurance policies, (3) the servicer for each of the Group __ mortgage loans has fully furnished (and, on a going forward basis, will fully furnish), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, (4) none of the Group __ mortgage loans impose a prepayment penalty with a term expiring in excess of three years after origination of the mortgage loan, (5) with respect to the Group __ mortgage loans originated on or after August 1, 2004 none of the related mortgages nor the related mortgage notes require the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction, (6) none of the Group I mortgage loans originated on or after October 1, 2002 and before March 7, 2003 are secured by property located in the State of Georgia, and none of the Group I mortgage loans originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, (7) none of the Group __ mortgage loans are “high cost,” “covered” (excluding home loans defined as “covered homes” pursuant to the New Jersey Home Ownership Security Act of 2002), “high risk home,” or “predatory” loan under any applicable federal, state or local law (or are similarly classified and/or defined using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) mortgage loans and (8) [the principal balance at origination for each mortgage loan originated in most states may not exceed $359,650 for single-family residences, $460,400 for two-family residences, $556,500 for three-family residences and $691,600 for four-family residences.]

The loan-to-value ratios (“LTVs”) described in this prospectus supplement were calculated based upon the lesser of (1) the appraised values of the related mortgaged properties at the time of origination and (2) the purchase prices of related mortgaged properties in the case of any mortgaged property purchased with a mortgage loan (or purchased within the twelve months preceding origination of the mortgage loan.) No assurance can be given that such values have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans become equal to or greater than the value of the mortgaged properties, investors may experience a loss.

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The Mortgage Loans

The following section describes the statistical characteristics of the mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the mortgage loans.

As of the Cut-off Date, the mortgage loans had the following characteristics:

•	the aggregate Cut-off Date Principal Balance was approximately $__________,

•	there were ______ mortgage loans under which the related mortgaged properties are located in __ states,

•	the minimum Cut-off Date Principal Balance was approximately $__________, the maximum Cut-off Date Principal Balance was approximately $_______ and the average Cut-off Date Principal Balance was approximately $__________,

•	the mortgage interest rate ranged from _____% to _______% per annum, and the weighted average mortgage interest rate was approximately _____% per annum,

•	approximately _______% of the mortgage loans are fixed-rate mortgage loans, and approximately _______% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in ranged from _____% to _____% per annum and the weighted average gross margin was approximately _____% per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from ______% to ______% per annum and the weighted average maximum rate was approximately _______% per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from _____% to _______% per annum and the weighted average minimum rate was approximately _______% per annum,

•	approximately ____% of the adjustable-rate mortgage loans had an initial periodic cap of _____% per annum and approximately _____% of the adjustable-rate mortgage loans had an initial periodic cap of _____% per annum,

•	approximately ____% of the adjustable-rate mortgage loans had a subsequent periodic cap of ____% per annum and approximately ____% of the adjustable-rate mortgage loans had a subsequent periodic cap of ______% per annum,

•	the original term to stated maturity ranged from ___ months to ___ months and the weighted average original term to stated maturity was approximately ___ months,

•	the remaining term to stated maturity ranged from ___ months to ___ months and the weighted average remaining term to stated maturity was approximately ___ months,

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•	the age of the mortgage loans ranged from __ months to __ months and the weighted average age was approximately __ month,

•	approximately ____% of the mortgage loans were fixed-rate loans, approximately ____% of the mortgage loans were 2/28 loans, approximately ____% of the mortgage loans were 3/27 loans, approximately ____% were 5/25 loans and approximately ____% were six-month LIBOR loans,

•	approximately ____% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately ____% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately ____% of the mortgage loans are balloon loans,

•	the LTVs ranged from approximately ____% to approximately ____% and the weighted average LTV was approximately ____%,

•	all of the mortgage loans are secured by first liens on the related mortgaged properties, and

•	approximately ____%, ____% and ____% of the mortgage loans are secured by mortgaged properties located in the states of _______, _______ and _______, respectively.

The following tables set forth certain information with respect to the mortgage loans based on the aggregate Cut-off Date Principal Balance of the mortgage loans in relation to the Initial Pool Balance of the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

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Geographical Distribution of Mortgaged Properties

Aggregate Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

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Range of Cut-off Date Principal Balances

Aggregate Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Range of LTV Ratios

Aggregate Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Range of Gross Interest Rates

Aggregate Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

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Range of Gross Margins

Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Range of Maximum Mortgage Interest Rates

Aggregate Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

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Range of Minimum Mortgage Interest Rates

Aggregate Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Month and Year of Next Rate Change Date

Aggregate Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

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Range of Original Terms to Maturity

Aggregate Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Range of Remaining Terms to Maturity

Aggregate Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Distribution by Amortization Type

Aggregate Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

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Distribution by Occupancy Status

Aggregate Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Distribution by Property Type

Aggregate Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

Distribution of Seasoning

Aggregate Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

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Mortgage Loan Type

Aggregate Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

Prepayment Penalty Terms

Aggregate Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

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Loan Purpose

Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

Loan Documentation Type

Aggregate Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution of FICO Scores

Aggregate Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

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The Group I Mortgage Loans

The following section describes the statistical characteristics of the Group I mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans.

As of the Cut-off Date, Group I mortgage loans had the following characteristics:

•	the aggregate Cut-off Date Principal Balance was approximately $ ,

•	there were ________ mortgage loans under which the related mortgaged properties are located in __ states,

•	the minimum Cut-off Date Principal Balance was approximately $ , the maximum Cut-off Date Principal Balance was approximately $_______ and the average Cut-off Date Principal Balance was approximately $ ,

•	the mortgage interest rate ranged from _________% to ______% per annum, and the weighted average mortgage interest rate was approximately _____% per annum,

•	approximately _____% of the mortgage loans are fixed-rate mortgage loans, and approximately _____% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in Group I ranged from _____% to _____% per annum and the weighted average gross margin was approximately _____%,

•	the maximum rate for the adjustable-rate mortgage loans in Group I ranged from _____% to _____% per annum and the weighted average maximum rate was approximately _____% per annum,

•	the minimum rate for the adjustable-rate mortgage loans in Group I ranged from _____% to _____% per annum and the weighted average minimum rate was approximately _____% per annum,

•	approximately ____% of the adjustable-rate mortgage loans in Group I had an initial periodic cap of _____% per annum and approximately _____% of the adjustable-rate mortgage loans in Group I had an initial periodic cap of _____% per annum,

•	approximately ____% of the adjustable-rate mortgage loans in Group I had a subsequent periodic cap of _____% per annum and approximately _____% of the adjustable-rate mortgage loans in Group I had a subsequent periodic cap of _____% per annum,

•	the original term to stated maturity ranged from ___ months to ___ months and the weighted average original term to stated maturity was approximately ___ months,

•	the remaining term to stated maturity ranged from ___ months to ___ months and the weighted average remaining term to stated maturity was approximately ___ months,

•	the age of the mortgage loans ranged from __ months to __ months and the weighted average age was approximately __ month,

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•	approximately _____% of the mortgage loans were fixed-rate loans, approximately _____% of the mortgage loans were 2/28 loans, approximately ____% of the mortgage loans were 3/27 loans, approximately _____% of the mortgage loans were 5/25 loans and approximately ____% were six-month LIBOR loans,

•	approximately _____% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately _____% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and ____% of the mortgage loans are balloon loans,

•	the LTVs ranged from approximately _____% to approximately _____% and the weighted average LTV was approximately _____%,

•	all of the mortgage loans are secured by first liens on the related mortgaged properties

•	none of the mortgage loans impose a prepayment penalty with a term expiring more than three years after the origination of the mortgage loan, and

•	approximately _____%, ____%, ____%, ____%, ____% and ____% of the mortgage loans are secured by mortgaged properties located in the states of _______, _______, _______, _______, _______ and _______ respectively.

The following tables set forth certain information with respect to the Group I mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

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Geographical Distribution of Mortgaged Properties

Group I Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Range of Cut-off Date Principal Balances

Group I Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Range of LTV Ratios

Group I Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

Range of Gross Interest Rates

Group I Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Range of Gross Margins

Group I Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Maximum Mortgage Interest Rates

Group I Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Range of Minimum Mortgage Interest Rates

Group I Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Month and Year of Next Rate Change Date

Group I Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Range of Original Terms to Maturity

Group I Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Remaining Terms to Maturity

Group I Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution by Amortization Type

Group I Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Distribution by Occupancy Status

Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution by Property Type

Group I Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution of Seasoning

Group I Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Mortgage Loan Type

Group I Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Prepayment Penalty Terms

Group I Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Loan Purpose

Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Loan Documentation Type

Group I Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution of FICO Scores

Group I Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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The Group II Mortgage Loans

The following section describes the statistical characteristics of the Group II mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans.

As of the Cut-off Date, Group II mortgage loans had the following characteristics:

•	the aggregate Cut-off Date Principal Balance was approximately $______________,

•	there were ________ mortgage loans under which the related mortgaged properties are located in ___ states,

•	the minimum Cut-off Date Principal Balance was approximately $______________, the maximum Cut-off Date Principal Balance was approximately $_______ and the average Cut-off Date Principal Balance was approximately $______________,

•	the mortgage interest rate ranged from _____% to _____% per annum, and the weighted average mortgage interest rate was approximately _____% per annum,

•	approximately _____% of the mortgage loans are fixed-rate mortgage loans, and approximately _____% of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in Group II ranged from _____% to _____% per annum and the weighted average gross margin was approximately _____% per annum,

•	the maximum rate for the adjustable-rate mortgage loans in Group II ranged from ______% to ______% per annum and the weighted average maximum rate was approximately ______% per annum,

•	the minimum rate for the adjustable-rate mortgage loans in Group II ranged from _____ % to ______% per annum and the weighted average minimum rate was approximately _____% per annum,

•	approximately ____% of the adjustable-rate mortgage loans in Group II had an initial periodic cap of _____% per annum and approximately _____% of the adjustable-rate mortgage loans in Group II had an initial periodic cap of _____% per annum,

•	approximately ____% of the adjustable-rate mortgage loans in Group II had a subsequent periodic cap of _____% per annum and approximately _____% of the adjustable-rate mortgage loans in Group II had a subsequent periodic cap of _____% per annum,

•	the original term to stated maturity ranged from ___ months to ___ months and the weighted average original term to stated maturity was approximately ___ months,

•	the remaining term to stated maturity ranged from ___ months to ___ months and the weighted average remaining term to stated maturity was approximately ___ months,

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•	the age of the mortgage loans ranged from __ months to __ months and the weighted average age was approximately __ month,

•	approximately _____% of the mortgage loans were fixed-rate loans, approximately ____% of the mortgage loans were 2/28 loans, approximately ____% of the mortgage loans were 3/27 loans, approximately ____% of the mortgage loans were 5/25 loans and approximately ____% were six-month LIBOR loans,

•	approximately _____% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately ____% of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately none of the mortgage loans are balloon loans,

•	the LTVs ranged from approximately _____% to approximately _____% and the weighted average LTV was approximately _____%,

•	all of the mortgage loans are secured by first liens on the related mortgaged properties, and

•	approximately _____% and _____% of the mortgage loans are secured by mortgaged properties located in the states of __________ and __________ respectively.

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The following tables set forth certain information with respect to the Group II mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Group II Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Range of Cut-off Date Principal Balances

Group II Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Range of LTV Ratios

Group II Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Gross Interest Rates

Group II Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Range of Gross Margins

Group II Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Maximum Mortgage Interest Rates

Group II Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Range of Minimum Mortgage Interest Rates

Group II Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Month and Year of Next Rate Change Date

Group II Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Range of Original Terms to Maturity

Group II Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Remaining Terms to Maturity

Group II Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution by Amortization Type

Group II Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Distribution by Occupancy Status

Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution by Property Type

Group II Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution of Seasoning

Group II Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Mortgage Loan Type

Group II Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Prepayment Penalty Terms

Group II Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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Loan Purpose

Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Loan Documentation Type

Group II Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution of FICO Scores

Group II Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

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[Private Mortgage Insurance Policies

[Approximately [            ]%, and [            ]% of the Group I initial mortgage loans and the Group II initial mortgage loans by principal balance, respectively, are covered by mortgage insurance policies issued by Mortgage Guaranty Insurance Corporation. Mortgage Guaranty Insurance Corporation is a Wisconsin corporation, founded in 1985, that is a private mortgage insurance company with its administrative offices located in Milwaukee, Wisconsin. Mortgage Guaranty Insurance Corporation is rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch with respect to its claims paying ability. Approximately [            ]% by principal balance of the Group I initial mortgage loans and [            ]% by principal balance of the Group II initial mortgage loans are covered by mortgage insurance policies issued by Radian Guaranty, Inc. Radian, a Pennsylvania corporation with its administrative offices in Philadelphia, Pennsylvania, is a private mortgage insurance company founded in 1999. Radian is rated “AA” by S&P as “Aa3” by Moody’s with respect to its claim paying ability. Approximately [            ]% of the Group I initial mortgage loans by principal balance are covered by mortgage insurance policies issued by PMI Mortgage Insurance Company. PMI Mortgage Insurance Company, an Arizona corporation with its administrative offices in San Francisco, California, is a private mortgage insurance company founded in 1972. PMI Mortgage Insurance Company is rated “AA” by S&P, “Aa2” by Moody’s and “AA+” by Fitch with respect to its claims-paying ability. Approximately [            ]% of the subsequent mortgage loans with an original loan-to-value ratio in excess of 60% will be covered by a mortgage insurance policy.]

The servicer follows specified procedures for making a claim on an insured mortgage loan. When an insured mortgage loan becomes materially delinquent and satisfactory arrangements to bring the loan current are not made, the servicer will initiate foreclosure proceedings. The servicer is required to file a claim with the mortgage insurer no later than 60 days after the earlier of acquiring marketable title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the servicer is incomplete, within 20 days of receipt of a claim the mortgage insurer is required to notify the servicer of all items needed to perfect the claim. If no notice of deficiency is sent by the mortgage insurer within such 20-day period, then the claim will be deemed to be a perfected claim as of the date of receipt. Subject to the conditions and exclusions of the mortgage insurance policy, the mortgage insurer is required to process and pay a perfected claim within 60 days.

Each mortgage insurance policy of the initial mortgage loans will insure a portion of the loss on the related mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the applicable policy. Under the mortgage insurance policies, the mortgage insurer covers an amount generally equal to, at the option of the mortgage insurer, either:

•	the outstanding principal balance of the mortgage loan, together with certain accrued interest due on the mortgage loan and certain advances made by the servicer (such as hazard insurance, taxes, maintenance expenses and foreclosure costs), reduced by certain amounts such as escrow deposits (collectively, the “Claim Amount”), in which case the mortgage insurer would take title to the related mortgaged property, or

•	an amount equal to the product of (i) the Claim Amount and (ii) the coverage percentage specified in the mortgage insurance policy, in which case the issuer would retain title to (and the proceeds obtained in a foreclosure and sale of) the mortgaged property.

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The coverage percentage is a percentage equal to (i) the original loan-to-value ratio of the mortgage loan (expressed as a percentage) minus either 55% or 51% as set forth in the applicable policy, divided by (ii) the original loan-to-value ratio of the mortgage loan (expressed as a percentage). Thus, the covered portion of any loss will be different depending upon the original loan-to-value ratio of the mortgage loan. Mortgage loans with higher original loan-to-value ratios will have a higher coverage percentage and mortgage loans with lower original loan-to-value ratios will have a lower coverage percentage.

Each mortgage loan covered by a mortgage insurance policy is covered by the mortgage insurance policy for losses up to the policy limits, although the mortgage insurance policy will not cover special hazard, bankruptcy, fraud losses, losses caused by a borrower’s failure to make a balloon payment, and certain other types of losses as described in the policy. Claims on insured mortgage loans will reduce uninsured exposure to an amount equal to either 55% or 51% as set forth in the applicable policy, of the lesser of the appraised value or purchase price, as the case may be, of the related mortgaged property, in each case, at the time of the applicable effective date of the mortgage insurance policy.

Claims payments under a mortgage insurance policy will be made to the servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan. Premiums payable on the mortgage insurance policies will be paid monthly by the servicer with funds withdrawn from the collection account with respect to the related mortgage loans.]

[INSERT MORTGAGE INSURER FINANCIAL INFO AS APPROPRIATE]

The Originator

All of the initial mortgage loans were originated or purchased by NovaStar Mortgage, Inc., a Virginia corporation and a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation, in the ordinary course of business on a loan-by-loan basis directly from mortgage brokers and mortgage loan originators. NovaStar Mortgage, Inc. also acts as the sponsor, sponsor and servicer, as described herein.

The sponsor originates non-conforming residential mortgage loans through a network of unaffiliated wholesale loan brokers. The sponsor utilizes a network of approximately 10,800 wholesale loan brokers in 50 different states. In addition, the sponsor services loans nationwide, and is licensed to do business as a foreign corporation in 50 states. The sponsor’s principal executive offices are located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. The principal offices for the sponsor’s mortgage lending operations are in Lake Forest, California; Cleveland, Ohio and Troy, Michigan. The sponsor is an approved HUD lender. The sponsor has operated as an originator of mortgage loans since 1997.

[INSERT THIRD-PARTY ORIGINATOR INFORMATION, IF APPLICABLE]

Underwriting Standards for the Mortgage Loans

The underwriting guidelines of the sponsor are intended to evaluate the credit history of the potential borrower, the capacity and willingness of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant’s income, liabilities and employment history. Prior to issuing an approval on the loan, the loan underwriter runs an independent credit report, which

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provides detailed information concerning the payment history of the borrower on all of their debts to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriter’s comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae. The properties securing the mortgage loans are appraised by qualified independent appraisers who are generally approved by the related originator. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been used for underwriting purposes.

The underwriting guidelines include six levels of applicant documentation requirements, referred to as “Full Documentation,” “Limited Documentation”, “Stated Income”, “No Documentation”, “No Income/No Asset”, “Streamline” and “24-Month Bank Statement.” Under the Full Documentation program applicants generally are required to submit verification of employment and most recent pay stub or prior two years W-2 forms and most recent pay stub. Under the Limited Documentation and 24-Month Bank Statement programs, no such verification is required, however, bank statements for the most recent consecutive 12- or 24-month period are required to evidence cash flow. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Under the “No Documentation” program, an applicant provides no information as it relates to their income. Under the “No Income/No Asset” program, the applicant’s income and assets are not verified, however the applicant’s employment is verified. Under the Streamline program, this is allowed only for our Retention division for borrowers that currently have a mortgage with the sponsor. The documentation required for this loan is based on previous documentation type. If a “Streamline loan’s original documentation type was “Full Documentation”, then a verification of the applicant’s employment is the only requirement. Mortgage loans originated under any program other than the “Full Documentation” program require less documentation and verification than do traditional “Full Documentation” programs. Given that the sponsor primarily lends to non-conforming borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.

On a case-by-case basis, exceptions to the underwriting guidelines are made where the sponsor believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower’s monthly debt service payments, the loan-to-value ratio on the loan, as applicable, or other criteria that in the judgment of the loan underwriter warrant an exception. All loans in excess of $350,000 currently require the approval of the underwriting supervisor or designee approved by the supervisor. All loans over $650,000 require the approval of the VP of Operations and Corporate Credit Department or its approved designees. In addition, the President of the sponsor approves all loans in excess of $1,100,000.

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Underwriting Standards

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	Alt-A (Jumbo)	Piggybacks
Mortgage History	No 30 day lates within last 12 months	Unlimited 30 day lates within the last 12 months	Unlimited 60 day lates within last 12 months	Unlimited 90 day lates within last 12 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 12 months if first is M Series or within the last 24 months if first is Alt-A

Minimum FICO	520	500	500	520	620	620	620	620	620

Consumer Credit	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Bankruptcy Filings	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 1 year since discharge date.	Chapter 7: discharged	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 2 years since discharge date.

	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: Discharged at closing (0 x 30 BK Rating)	Chapter 13: discharged at closing (w/ 0 X 30 BK rating)	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 2 years since discharge date.

Prior Foreclosure/ NOD	24 months	24 months	24 months	12 months	48 months	48 months	48 months	48 months	24 months

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Underwriting Standards (continued)

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	Alt-A (Jumbo)	Piggybacks
Adverse Accounts	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	All adverse accounts in the last 12 months must be satisfied at closing; all tax liens, judgments and child support arrearages must be paid regardless of age

Debt-to-Income Ratio	50% (60% at lowered LTV)	50% (60% at lowered LTV)	50% (60% at lowered LTV)	55%	n/a	n/a	50%; 45% if 100% LTV	50%	50%

Maximum Loan-to-Value Ratio	100% (600 score) or 97%/95% (580 score) or 90%	100% (600 score) or 97%/95% (580 score), 90% (520 score) ,or 70% (500 score)	85% (540 score), 80% (520 score), or 65% (500 score)	75%	95%	90%	100% (min 660 score, Full Doc only); 95% with 660 score; 90% with 620 score	80%	100% CLTV

Maximum Combined Loan-to-Value Ratio	100% (max 80% LTV) or 95%	100% (max 80% LTV) or 95%	100% (max 80% LTV) or 90%	85%	100% (NMI second loan only)	100% (NMI second loan only)	100% (NMI second loan only)	95%	100%

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Close attention is paid to geographic diversification in managing credit risk. The sponsor believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. The sponsor has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by the sponsor higher than twice that market’s percentage of the total national market share.

Quality control reviews are conducted to ensure that all mortgage loans meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. The sponsor reviews, at a minimum, 7% of each month’s production. The random audit selection criteria includes a proportional representation of loan type, loan product, loan purpose, FICO score, LTV, underwriting grade, state and broker.

Credit scores for the borrowers are calculated by averaging all the available individual borrower and co-borrower credit scores.

Delinquency and Loss Information for the Mortgage Loans

Such table sets forth certain information regarding the delinquency performance in the past twelve months as of the cut-off date for [            ] mortgage loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the aggregate pool. [For [            ] Mortgage Loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the aggregate pool, the delinquency information below is not available.] No Mortgage Loan has been delinquent more than [__] days in the past twelve months.

As of [____],
(dollars in thousands)
	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Principal Balance	Percentage of Principal Balance(2)
Delinquency
30 - 59 days
60 - 89 days
90 - 119 days
120 - 149 days
[insert 30 day buckets until chargeoff]

Foreclosures

Total delinquencies and foreclosures

Real estate owned

[Losses on Mortgage Loans (3)(4)]

(1)	These percentages are based on the percentage of the total number of mortgage loans for which such delinquency information is available.

(2)	These percentages are based on the percentage of the aggregate principal balance of the mortgage loans for which such delinquency information is available.

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Additional Information

Prior to the issuance of the certificates, certain of the initial mortgage loans may be removed from the issuing entity estate as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates. The depositor believes that the information set forth herein will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary, although such variance will not be material.

The Sponsor

NovaStar Financial, Inc. has guaranteed the sponsor’s obligations with respect to the representations and warranties respecting the mortgage loans and the remedies for any breach thereof that are assigned to the trustee for the benefit of the certificateholders. See “NovaStar Financial” below. NovaStar Financial, Inc. and the sponsor have only limited assets available to perform the repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the sponsor and NovaStar Financial, Inc. continue to originate, acquire and sell mortgage loans. There can be no assurance that either the sponsor or NovaStar Financial, Inc. will generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the certificates should consider the possibility that the sponsor or NovaStar Financial, Inc. will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of mortgage loans are required to be repurchased due to breaches of representations and warranties.

[The sponsor primarily disposes of its loans in whole loan sales and securitizations. The Sponsor has been securitizing mortgage loans for nine years. On all of the loans that the sponsor securitizes or sells with retained interests, the sponsor retains the rights to service the loans. The sponsor or any of its directors, officers, employees or agents shall not be under any liability to the issuing entity fund or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect the sponsor against liability for any breach of warranties or representations made by the sponsor in the pooling and servicing agreement, or against any specific liability imposed on the sponsor pursuant to the pooling and servicing agreement or against any liability which would otherwise be imposed upon the sponsor by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the pooling and servicing agreement.

The sponsor’s total annual mortgage loan production has increased steadily as follows: approximately $1.33 billion in 2001, approximately $2.49 billion in 2002, approximately $5.25 billion in 2003, approximately $8.42 billion in 2004 and approximately $9.28 billion in 2005.

The sponsor disposes of its loans primarily by selling them to third parties and through securitizations. The decision by the sponsor to sell or to securitize loans is based on a risk adjusted return framework and utililizes in house credit and prepayment modeling.

[The sponsor completed its first securitization in 1997 and has closed additional securitizations in each year since 1997. The securitizations completed in 1997 and 1999 have both been terminated as a result of the sponsor exercising a clean-up call. For the years 2003, 2004 and 2005, the sponsor closed

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four securitizations selling loans totaling approximately 5.7 billion, 7.7 billion and 7.9 billion, respectively, from its own shelf registration statement. The sponsor currently plans to close one securitization in each calendar quarter. The sponsor retains the servicing for loans securitized from its own shelf registration statement. None of the pools that the sponsor has securitized have defaulted or experienced an early amortization target.]

The sponsor serves in two roles in connection with its securitization program. The sponsor works with the underwriters and the rating agencies to select the pool of mortgage loans and structure the transaction. Generally in structuring each transaction, the sponsor looks to achieve the most efficient execution, that is to achieve the lowest cost of funds. As the servicer, the sponsor is responsible for servicing each pool of mortgage loans.

The certificates issued in each securitization do not represent an interest in or obligation of, nor are the mortgage loans guaranteed by the sponsor, nor are the securitized mortgage loans insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Limitations on Liability

The sponsor and its directors, officers, employees or agents are not under any liability to an issuing entity or the related noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related sale and servicing agreement, or for errors in judgment. However, the sponsor is not protected from liability for any breach of warranties or representations made by the sponsor in the related sale and servicing agreement, or against any specific liability imposed on the sponsor pursuant to the related sale and servicing agreement or against any liability which would otherwise be imposed upon the sponsor by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the related sale and servicing agreement.

The Servicer

NovaStar Mortgage, Inc. will also act as the servicer of the mortgage loans. The servicer’s servicing portfolio currently includes only non-conforming residential mortgage loans.

The servicer performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for its loan originations sold or securitized on a servicing-retained basis. As of December 31, 2005, the servicer performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $14 billion. See [“Certain Matters Regarding the Servicer”] in the prospectus for more information regarding the terms of the pooling and servicing agreement and the servicer’s duties thereunder.

The servicer does not have custodial responsibility for the mortgage loans. The custodian has custodial responsibility for the mortgage loans as described under “The Custodian” in this prospectus supplement.

The servicer has serviced assets of this type for nine years. The servicer has instituted policies and procedures in accordance with the standard policies and procedures followed by other servicers in the subprime mortgage loan industry.

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The servicer’s portfolio of serviced assets of the same type as that which is included in this prospectus supplement has grown as follows: approximately $3.7 billion as of year end 2002, approximately $7.2 billion as of year end 2003, approximately 12.2 billion as of year end 2004 and approximately $14.0 billion as of year end 2005.

[There have been no material changes to the servicer’s policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past 3 years.]

[There is currently no information on the servicer’s financial condition that would have a material impact on pool performance or performance of the securities.]

See “The Pooling and Servicing Agreement” in this prospectus supplement and [“Servicing of Loans”] in the prospectus for more information regarding the pooling and servicing agreement, the servicer’s fees, the servicer’s removal and the transfer of servicing duties to a successor servicer. [The pooling and servicing agreement needs to be filed as an exhibit.]

Foreclosure and Delinquency Experience with Non-Conforming Mortgage Loans

The following table summarizes the delinquency and foreclosure experience, respectively, as of the date indicated, of the non-conforming mortgage loans serviced by the servicer. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or foreclosures on the mortgage loans securing the notes.

Delinquency and Foreclosure

	[ ], 20[ ]		December 31, 20[ ]		December 31, 20[ ]
	Principal Balance (1)	Percent	Principal Balance (1)	Percent	Principal Balance (1)	Percent
Mortgage Loan Portfolio
Delinquency Percentage(2)
30-59 Days
60-89 Days
90+ Days
Total
Foreclosure Rate(3)
REO

(1)	Numbers in thousands.

(2)	The period of delinquency is based on the number of days that payments are contractually past due.

(3)	“Foreclosure Rate” is the dollar amount of the mortgage loans in the process of foreclosure as a percentage of the total principal balance of the mortgage loans outstanding as of the date indicated.

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There can be no assurance that the delinquency experience of the mortgage loans securing the notes will correspond to the delinquency and foreclosure experience of the servicing portfolio of the servicer set forth in the foregoing table. The statistics shown above represent the respective delinquency and foreclosure experiences only at the date presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans securing the notes will depend on the results obtained over the life of the notes. The servicer’s servicing portfolio may include non-conforming mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the mortgage loans securing the notes. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loans.

Legal Proceedings

[Legal proceedings material to noteholders.]

Affiliations

[(a) Describe if so, and how, the sponsor, depositor or issuing entity is an affiliate (as defined in §230.405 of this chapter) of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other following parties:

(1) Servicer contemplated by Item 1108(a)(3) of this Regulation AB.

(2) Trustee.

(3) Originator contemplated by Item 1110 of this Regulation AB.

(4) Significant obligor contemplated by Item 1112 of this Regulation AB.

(5) Enhancement or support provider contemplated by Items 1114 or 1115 of this Regulation AB.

(6) Any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of this Regulation AB.

(b) Describe whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, between the sponsor, depositor or issuing entity and any of the parties in paragraphs (a)(1) through (a)(6) above, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities. Item 1119]

Static Pool Information

Static pool information for the sponsor’s amortizing asset pools is available at www.novastarbondinvestors.com. This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update.

The static pool information posted on this website that relates to securitizations sponsored by the sponsor prior to January 1, 2006 and, if applicable, that relates to the pool of mortgage loans being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus .

NovaStar Financial

NovaStar Financial, Inc. was incorporated in the State of Maryland on September 13, 1996. The common stock of NovaStar Financial, Inc. is registered under the Securities Act of 1933 and traded on the New York Stock Exchange. NovaStar Financial, Inc. is subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Commission.

NovaStar Financial, Inc. is a specialty finance company that:

•	originates, acquires, and services residential non-conforming mortgage loans;

•	leverages its assets using bank warehouse lines and repurchase agreements;

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•	issues securities through special purpose subsidiaries to finance its non-conforming mortgage loans on a long-term basis;

•	purchases high quality mortgage securities in the secondary mortgage market; and

•	manages the resulting combined portfolio of mortgage loans in its structure as a real estate investment trust (a “REIT”).

NovaStar Financial, Inc. has elected to be taxed for federal income tax purposes as a REIT. As a result, NovaStar Financial, Inc. is generally not subject to federal income tax to the extent that it distributes its earnings to stockholders and maintains its qualifications as a REIT. The principal executive offices of NovaStar Financial, Inc. are at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114.

The Depositor

[NovaStar Mortgage Funding Corporation, a Delaware corporation, was incorporated in the State of Delaware on January 7, 1998. The depositor is a wholly-owned subsidiary of the sponsor.]

[NovaStar Certificates Financing Corporation, a Delaware corporation, was incorporated in the State of Delaware on _____, 2005. The depositor is a wholly-owned subsidiary of the sponsor.]

On the closing date, the sponsor will convey the initial mortgage loans and the related mortgage insurance policies to the company, who will in turn convey the initial mortgage loans and the related mortgage insurance policies to the indenture trustee.

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The Owner Trustee

______________________________________________________, has its corporate trust offices located at ___________________________________________, Attention: Corporate Trust Administrator. The owner trustee will perform limited administrative functions on behalf of the issuing entity pursuant to the trust agreement. The owner trustee’s duties are limited solely to its express obligations under the trust agreement.

The Indenture Trustee

_____________________________ has offices at _____________________________________ Attn: Trust Administration - ________, where it conducts its trust administration services. The indenture trustee will act as initial authenticating agent, paying agent and note registrar pursuant to the terms of the indenture.

The Issuing Entity

NovaStar Mortgage Funding Trust 20[_]-[_], a Delaware statutory trust, is the issuing entity of the Notes. [*File the issuing entity’s governing documents as an exhibit.] The issuing entity’s fiscal year end will be December 31.

The purpose of the issuing entity is to engage in the following activities:

(a)	to issue the Notes and to sell such Notes;

(b)	with the proceeds of the sale of the Notes and the trust certificates, and to purchase the Mortgage Loans to be included in the issuing entity estate from the depositor with the balance of such funds pursuant to the sale and servicing agreement;

(c)	to assign, grant, transfer, pledge, mortgage and convey the issuing entity estate pursuant to the indenture and to hold, manage and distribute to the certificateholders any portion of the issuing entity estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

(d)	to enter into and perform its obligations under the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap agreement, to which it is or is to be a party;

(e)	to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(f)	subject to compliance with the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap agreement, to engage in such other activities as may be required in connection with conservation of the issuing entity estate and the making of distributions and payments to the noteholders and the certificateholders; and

(g)	to issue the trust certificates pursuant to the trust agreement.

The issuing entity shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap agreement.

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The trust agreement may be amended by the sponsor, the depositor and the owner trustee, with prior written notice to the rating agencies, but without the consent of any of the noteholders, the certificateholders or the indenture trustee, to cure any ambiguity, to correct or supplement any provisions in the trust agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, such action shall not adversely affect in any material respect the interests of any noteholder, certificateholder or the note insurer (unless the consent of the note insurer is obtained).

The trust agreement may also be amended from time to time by the sponsor, the depositor and the owner trustee, with the prior written consent of the rating agencies and with the prior written consent of the indenture trustee, the holders of the majority of the percentage interest of the notes affected and the certificateholders of the majority of the percentage interests of the issuing entity, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Mortgage Loans or distributions that shall be required to be made for the benefit of the noteholders or the certificateholders, (b) reduce the aforesaid percentage of the majority of the percentage interest of the notes or the percentage interests required to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes and the certificateholders of all the outstanding trust certificates.

The depositor will contribute to the owner trustee, the sum of $1,000, which shall constitute the initial trust estate and shall be deposited in a payment account. The depositor will pay organizational expenses of the issuing entity as they may arise or shall, upon the request of the owner trustee, promptly reimburse the owner trustee for any such expenses paid by the owner trustee. Pursuant to the sale and servicing agreement, the issuing entity will purchase the Mortgage Loans, which will comprise the remainder of the trust estate. Upon the transfer of the Mortgage Loans pursuant to the sale and servicing agreement, the owner trustee shall transfer the initial capital contribution, in the sum of $1,000, to the depositor. For more information regarding the sale and transfer of the Mortgage Loans to the issuing entity, see “Description of Note and Trust Certificates - Assignment and Pledge of Mortgage Loans” in this prospectus supplement.

The issuing entity will represent and warrant that the indenture trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the Mortgage Loans by reason of the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the indenture trustee.

The owner trustee shall not have the power to (i) institute proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the issuing entity, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity, (v) make any assignment for the benefit of the issuing entity’s creditors, (vi) cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”) without the unanimous prior written consent and approval of all certificateholders and the Rating Agency Condition shall have been satisfied and the delivery to the owner trustee by each such certificateholder of a certification that such Certificateholder reasonably believes that the issuing entity is insolvent. So long as the indenture remains in effect, no certificateholder shall have the power to take, and shall not take, any

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Bankruptcy Action with respect to the issuing entity or direct the owner trustee to take any Bankruptcy Action with respect to the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of either the depositor or the sponsor will not result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, respectively. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

[Disclose expenses incurred in connection with the selection and acquisition of the mortgage loans to the extent payable from the offering proceeds. If such expenses will be paid to the depositor, sponsor, underwriter or issuing entity, the type and amount of each expense should be separately identified. (Item 1107)]

[Legal proceedings material to noteholders.]

Description of the Notes and the Trust Certificates

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

On the closing date, the issuing entity will issue the notes pursuant to the indenture. Each note represents a debt obligation of the issuing entity primarily secured by a pledge of a portion of the issuing entity estate.

Pursuant to the trust agreement, the issuing entity will also issue a class of trust certificates, representing the entire beneficial ownership interest in the issuing entity. The trust certificates will represent the entire beneficial ownership interest in both groups of mortgage loans and will be held by the sponsor. The trust certificates may not be transferred without complying with the transfer provisions of the trust agreement.

The notes will be issued only in book-entry form, in denominations of $______ initial principal balance and integral multiples of $______ in excess thereof, except that one note of each class may be issued in a different amount. The notes are available in book-entry form only, through the facilities of The Depository Trust Company or “DTC”.

Book-Entry Notes

The notes are sometimes referred to in this prospectus supplement as “book-entry notes.” The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., which will be the “holder” of the notes, as the nominee of DTC. Persons acquiring beneficial ownership interests in the notes will hold their notes through DTC in the United States or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Banking, société anonyme, and Euroclear Bank will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking, société anonyme and Euroclear Bank names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank will act as depositary for Euroclear Bank.

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Investors may hold such beneficial interests in the book-entry notes in minimum denominations representing principal amounts of $______ and in integral multiples of $_____ in excess thereof. Except as described in the prospectus under “Description of the Securities — Form of Securities,” no beneficial owner will be entitled to receive a physical or definitive note representing such note. Unless and until definitive notes are issued, it is anticipated that the only “holder” of such notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be “holders” or “noteholders” as those terms are used in the indenture and the sale and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC. For information with respect to tax documentation procedures relating to the notes, see “Annex I – Global Clearance, Settlement and Tax Documentation Procedures” attached to the accompanying prospectus.

None of the issuing entity, the owner trustee, the sponsor, the servicer, or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment and Pledge of Mortgage Loans

Pursuant to the sale and servicing agreement, the sponsor will sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity, all right, title and interest in and to each mortgage loan, including all scheduled payments of principal and interest due after the close of business on the Cut-off Date. The sponsor will not convey, and the sponsor reserves and retains all its right, title and interest in and to, (x) scheduled payments of principal and interest due on each mortgage loan on or prior to the Cut-off Date and (y) principal prepayments in full, curtailments (i.e., partial prepayments) and unscheduled recoveries of principal received on each such mortgage loan prior to the Cut-off Date.

Pursuant to the indenture, the issuing entity will pledge to the indenture trustee in trust for the benefit of the noteholders, all right, title and interest in and to the mortgage loans, as collateral security for the notes.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity, the sponsor will deliver or cause to be delivered to the indenture trustee, on or prior to the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

(a)	the original mortgage note, endorsed without recourse in blank or to the indenture trustee by the sponsor, including all intervening endorsements showing a complete chain of endorsement;

(b)	the related original mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan and if the mortgage loan is registered on the MERS system (as described below), such mortgage or an assignment of the mortgage will reflect MERS as the mortgagee of record and will include the MERS mortgage identification number;

(c)

each intervening mortgage assignment, if any, with evidence of recording indicated thereon, or if the original is not available, a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan, showing a complete chain of assignment from the originator of the related mortgage loan to the sponsor (or to MERS, if the mortgage loan is registered on

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the MERS system and indicating the mortgage identification number, if the mortgage loan is so registered) — which assignment may, at the sponsor’s option, be combined with the assignment referred to in clause (d) below;

(d)	unless the mortgage is registered on the MERS system, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the sponsor to the indenture trustee;

(e)	originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

(f)	an original title insurance policy or title opinion (or (A) a copy of the title insurance policy or title opinion or (B) the related binder, commitment or preliminary report, or copy thereof, in which case the sponsor certifies that the original mortgage has been delivered for recordation to the title insurance company that issued such binder, commitment or preliminary report).

Pursuant to the indenture, the indenture trustee agrees to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The indenture trustee agrees, for the benefit of the noteholders, to review, or cause to be reviewed, each mortgage file within sixty days after the closing date — or, with respect to any Qualified Substitute Mortgage Loan, within sixty days after the receipt by the indenture trustee thereof — and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

•	all documents required to be reviewed by it pursuant to the indenture are in its possession,

•	each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan, and

•	based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

If the indenture trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer and the sponsor in writing with details thereof. The sponsor agrees to use reasonable efforts to cause to be remedied such defect in a document constituting part of a mortgage file of which it is so notified by the indenture trustee. If, however, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders in the related mortgage loan, the sponsor will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a purchase price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the

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greater of (x) all accrued and unpaid interest thereon and (y) thirty days’ interest thereon, computed at the related mortgage interest rate, net of the servicing fee if the servicer is effecting the repurchase, plus, in each case, the amount of any unreimbursed Delinquency Advances and Servicing Advances, plus any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loans of any predatory or abusive lending law. The purchase price will be deposited in the collection account after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans being held in the collection account for future payment to the noteholders to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In the event a defective mortgage loan is liquidated before it is repurchased by the sponsor, the sponsor is obligated to pay any realized losses with respect to such defective mortgage loan. The obligation of the sponsor to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage file available to the indenture trustee or the noteholders.

The mortgages for certain mortgage loans were or may be, at the sole discretion of the sponsor, originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns. Subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS system. Alternatively, for certain other mortgage loans, (i) the mortgage may have been originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were registered electronically through the MERS system. For each of such mortgage loans registered with MERS, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any beneficial interest in the mortgage loan.

Representations and Warranties of the Sponsor

The sponsor will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the indenture trustee on the closing date;

3. the mortgaged property consists of a single parcel of real property upon which is erected a detached one- to four-family dwelling, an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development;

4. each mortgage loan at the time it was made complied with, and each mortgage loan at all times was serviced in compliance with, in each case, in all material respects, applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending, recording and disclosure laws, and all applicable predatory and abusive lending laws;

5. each mortgage is a valid first or second lien on a fee simple, or its equivalent under applicable state law, or leasehold estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to:

•	the lien of current real property taxes and assessments which are not delinquent,

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•	covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the sponsor or related originator, and

•	other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

6. immediately prior to the transfer and assignment by the sponsor to the trust, the sponsor had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the sponsor has transferred all right, title and interest in each mortgage loan to the issuing entity;

7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth herein.

Pursuant to the sale and servicing agreement, upon the earlier of discovery by the sponsor or its receipt of notice from any noteholder, the sponsor, the servicer or the indenture trustee of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity, such repurchase amount to include any costs and damages incurred by the issuing entity in connection with a violation of a predatory or abusive lending law. The same procedures and limitations that are set forth above for the substitution or purchase of a defective mortgage loan as a result of deficient documentation will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan. In the event a mortgage loan with respect to which a representation or warranty has been breached is liquidated before it is repurchased by the sponsor, the sponsor must pay any realized losses with respect to such mortgage loan.

In addition, the sponsor will be obligated to indemnify the issuing entity, the owner trustee, the indenture trustee and the noteholders for any third-party claims arising out of a breach by the sponsor of representations or warranties regarding the mortgage loans. The obligation of the sponsor to cure such breach or to substitute for or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the noteholders, the issuing entity, the indenture trustee, and the owner trustee.

Payments on the Mortgage Loans

The servicer is obligated to establish and maintain a separate collection account, which will generally be (a) an account maintained with a depository institution or trust company or (b) trust accounts maintained with a depository institution acceptable to each rating agency rating this offering. The servicer may direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later

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than the business day preceding the date on which the servicer is required to transfer the Servicer Remittance Amount from the collection account into the payment account, as described below.

The servicer is obligated to deposit or cause to be deposited in the collection account in accordance with the time frame set forth in the sale and servicing agreement, amounts representing the following payments received and collections made by it after the related Cut-off Date, other than in respect of scheduled monthly payments on the mortgage loans due on a date occurring on or prior to the related Cut-off Date:

•	all payments on account of principal of the mortgage loans, including scheduled principal payments, full and partial principal prepayments and prepayment penalties collected in connection therewith;

•	all payments on account of interest on the mortgage loans;

•	all Net REO Proceeds;

•	all Net Liquidation Proceeds;

•	all Insurance Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the sale and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

The indenture trustee will be obligated to establish and maintain a payment account with respect to the groups into which the servicer will deposit or cause to be deposited the Servicer Remittance Amount with respect to such group on the related Servicer Remittance Date.

Payments of Interest

Calculation of Interest. The amount of interest payable on each payment date in respect of each class of Notes will equal the Accrued Note Interest for such class on such date, plus any related Unpaid Interest Shortfall Amounts. Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in each related Accrual Period.

•	“Accrued Note Interest” with respect to each class of Notes and any payment date will equal the aggregate amount of interest accrued at the applicable Note Rate during the related Accrual Period on the Class Note Balance of such class immediately prior to such payment date, as reduced by any net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes), provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount of Deferred Interest for such class.

•	[The “Accrual Period” applicable to each class of the Offered Notes for each payment date will be the period beginning on the immediately preceding payment date (or on the closing date, in the case of the first Accrual Period) and ending on the day immediately preceding the related payment date.]

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The “Note Rates” for each class of Notes will be the applicable annual rate described below:

•	Class A-1__ Notes, the lesser of (i) ____________________________ and (ii) the Loan Group I Cap.

•	Class A-1__ Notes, the lesser of (i) ____________________________ and (ii) the Loan Group I Cap.

•	Class A-2A Notes, the lesser of (i) ____________________________ and (ii) the Loan Group II Cap.

•	Class A-2B Notes, the lesser of (i) ____________________________ and (ii) the Loan Group II Cap.

•	Class A-2C Notes, the lesser of (i) ____________________________ and (ii) the Loan Group II Cap.

•	Class M-_ Notes, the lesser of (i) ____________________________ and (ii) the WAC Cap.

•	Class M-_ Notes, the lesser of (i) ____________________________ and (ii) the WAC Cap.

•	Class M-_ Notes, the lesser of (i) ____________________________ and (ii) the WAC Cap.

•	Class M-_ Notes, the lesser of (i) ____________________________ and (ii) the WAC Cap.

•	Class M-_ Notes, the lesser of (i) ____________________________ and (ii) the WAC Cap.

•	Class M-_ Notes, the lesser of (i) ____________________________ and (ii) the WAC Cap.

Step-up in Note Rates and Margins.

If the sponsor does not exercise its clean-up call option at the earliest possible date, then, on the next payment date, the margins with respect to each class of Class A Notes will increase to _________________, and the margins with respect to each class of Class M Notes will increase to __________________________.

Interest Payment Priorities.

Prior to making the distributions described below, the indenture trustee will apply the Available Funds to pay the owner trustee fees and the indenture trustee fees for such payment date.

On each payment date, Available Funds will be applied to pay the satisfaction of certain indemnification liabilities of the issuing entity to certain of the transaction parties to the extent allowed by the indenture. On the business day prior to each payment date, the indenture trustee shall make the payment to the swap provider set forth in clause (i) below, but only to the extent that there are sufficient funds to make such payment after making each of the payments to be made on such payment date that are senior to such payment. Available Funds then will be allocated as follows:

(i) From Available Funds, to the swap provider the sum of (x) all net swap payments, paid from the Available Funds related to each group pro rata based upon each group’s related component notional amount, as set forth in Schedule 1 to this prospectus supplement and (y) any swap termination payments other than a Defaulted Swap Termination Payment, paid from the Available Funds related to each group pro rata based upon each group’s related component notional amount, as shown in Schedule 1 to this prospectus supplement. To the extent that any swap payments owed to the swap provider remain unpaid, pay amounts owed under (x) or (y) above from the other group’s Available Funds (such payment to be made on the business day prior to the payment date, as set forth above),

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(ii) Concurrently,

(a) from the Distributable Interest Amount related to the Group I Mortgage Loans, concurrently to the Class A-1__ and Class A-1__ Notes, their Accrued Note Interest, and any unpaid Accrued Note Interest from prior payment dates allocated based on their entitlement to those amounts; and

(b) from the Distributable Interest Amount related to the Group II Mortgage Loans, concurrently to the Class A-2A, Class A-2B and Class A-2C Notes, their Accrued Note Interest and any unpaid Accrued Note Interest from prior payment dates allocated based on their entitlement to those amounts, provided, that if the Distributable Interest Amount for either Group of Mortgage Loans is insufficient to make the related payments set forth in clause (a) or (b) above, as applicable, any Distributable Interest Amount relating to the other group of Mortgage Loans remaining after making the related payments set forth in clause (a) or (b) above, as applicable, will be available to cover that shortfall;

(iii) from any remaining Distributable Interest Amount, to the Class M Notes, sequentially, in ascending numerical order, their Accrued Note Interest; and

(iv) from any remaining Distributable Interest Amount, distributed pursuant to “Allocation of Net Monthly Excess Cashflow” described below.

Payments of Principal

On each payment date (A) prior to the Step-down Date or (B) on which a Trigger Event is in effect, principal distributions will be allocated from the remaining Available Funds up to the Principal Distribution Amount as follows:

(i) Concurrently,

(a) to the Class A-1 Notes, the Group I Principal Distribution Amount, allocated between the Class A-1__ and Class A-1__ Notes in accordance with the Class A-1 Principal Distribution Allocation, until their respective Class Note Balances have been reduced to zero;

(b) to the Class A-2A, Class A-2B and Class A-2C Notes, the Group II Principal Distribution Amount, sequentially, in that order, until their respective Class Note Balances have been reduced to zero;

provided, that if after making distributions pursuant to paragraphs (a) and (b) above on any payment date (without giving effect to this proviso) the Class Note Balance of any class of Class A Notes is reduced to zero (considering the Class A-1__ and Class A-1__ Notes as one class and the Class A-2A,

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Class A-2B and Class A-2C Notes as one class for the purposes of this proviso only), then the remaining amount of principal that would have been distributable on such payment date and the amount of principal distributable on all subsequent payment dates pursuant to this subsection (i) to the class of Class A Notes that have been repaid on that payment date or a prior payment date, will be required to be distributed to the other Class A Notes remaining outstanding (in accordance with the paragraphs (a) or (b) above, as applicable), until their respective Class Note Balances have been reduced to zero;

(ii) to the Class M Notes, sequentially, in ascending numerical order, until their respective Class Note Balances have been reduced to zero.

On each payment date (A) on or after the Step-down Date and (B) on which a Trigger Event is not in effect, principal distributions will be allocated from the remaining Available Funds up to the Principal Distribution Amount as follows:

(i) Concurrently,

(a) to the Class A-1 Notes, allocated between the Class A-1__ and the Class A-1__ Notes in accordance with the Class A-1 Principal Distribution Allocation, the lesser of the Group I Principal Distribution Amount and the portion of the Class A Principal Distribution Amount determined in accordance with the Class A Principal Allocation Percentage for the Class A-1 Notes, until their respective Class Note Balances have been reduced to zero,

(b) to the Class A-2A, Class A-2B and Class A-2C Notes, sequentially, in that order, the lesser of the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount determined in accordance with the Class A Principal Allocation Percentage for the Class A-2 Notes, until their respective Class Note Balances have been reduced to zero;

provided, that if after making distributions pursuant to paragraphs (a) and (b) above on any payment date (without giving effect to this proviso) the Class Note Balance of any class of Class A Notes is reduced to zero (considering the Class A-1__ and Class A-1__ Notes as one class and the Class A-2A, Class A-2B and Class A-2C Notes as one class for the purposes of this proviso only), then the remaining amount of principal that would have been distributable on such payment date and the amount of principal distributable on all subsequent payment dates pursuant to this subsection (i) to the class of Class A Notes that have been repaid on that payment date or a prior payment date, will be required to be distributed to the other Class A Notes remaining outstanding (in accordance with the paragraphs (a) or (b) above, as applicable), until their respective Class Note Balances have been reduced to zero;

(ii) to the Class M-_ Notes, the lesser of the remaining Principal Distribution Amount and the Class M-_ Principal Distribution Amount, until their Class Note Balance has been reduced to zero,

(iii) to the Class M-_ Notes, the lesser of the remaining Principal Distribution Amount and the Class M-_ Principal Distribution Amount, until their Class Note Balance has been reduced to zero,

(iv) to the Class M-_ Notes, the lesser of the remaining Principal Distribution Amount and the Class M-_ Principal Distribution Amount, until their Class Note Balance has been reduced to zero,

(v) to the Class M-_ Notes, the lesser of the remaining Principal Distribution Amount and the Class M-_ Principal Distribution Amount, until their Class Note Balance has been reduced to zero,

(vi) to the Class M-_ Notes, the lesser of the remaining Principal Distribution Amount and the Class M-_ Principal Distribution Amount, until their Class Note Balance has been reduced to zero, and

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(vii) to the Class M-_ Notes, the lesser of the remaining Principal Distribution Amount and the Class M-_ Principal Distribution Amount, until their Class Note Balance has been reduced to zero.

Allocation of Net Monthly Excess Cashflow

For any payment date, any Net Monthly Excess Cashflow shall be paid as follows:

(i) to the Class M-_ Notes, their Unpaid Interest Shortfall Amount,

(ii) to the Class M-_ Notes, their Unpaid Interest Shortfall Amount,

(iii) to the Class M-_ Notes, their Unpaid Interest Shortfall Amount,

(iv) to the Class M-_ Notes, their Unpaid Interest Shortfall Amount,

(v) to the Class M-_ Notes, their Unpaid Interest Shortfall Amount,

(vi) to the Class M-_ Notes, their Unpaid Interest Shortfall Amount,

(vii) concurrently, any Basis Risk Carry Forward Amount to each class of Class A Notes, pro rata by the respective Basis Risk Carry Forward Amount due to such classes of Notes,

(viii) sequentially, to the Class M Notes in ascending numerical order, any Basis Risk Carry Forward Amount for such classes,

(ix) to the Class M Notes, sequentially in ascending numerical order, any Deferred Interest for such classes,

(x) to the swap provider, the amount of any Defaulted Swap Termination Payment, and

(xi) to the trust certificates, any remaining amounts.

Interest Rate Swap Agreement

On the closing date, the issuing entity will enter into the interest rate swap agreement. The swap counterparty under the interest rate swap agreement is ____________________________ (“______”), _________________________________________________________. ______________ headquarters are located at ___________________________________________. _______________ serves as a financial products structurer and adviser and deals or trades primarily in over-the-counter derivative products. ____________ currently has a counterparty credit rating of “___ (                                )” and a short-term debt rating of “______” from _____________.

__________ and __________ have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

Under the interest rate swap agreement, on the business day preceding each payment date (the “Swap Payment Date”), the issuing entity will pay to the swap provider fixed payments at a rate of ______% per annum, and the swap provider will pay to the issuing entity a floating payment at LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount. The notional amounts are set forth on Schedule 1 to this prospectus supplement. To the extent that a fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders

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will be applied to make a net payment to the swap provider, and to the extent that a floating payment exceeds the fixed payment on any payment date, the swap provider will owe a net payment to the issuing entity.

All payments (other than termination payments) due to the swap provider under the interest rate swap agreement shall be paid from available funds on each payment date in accordance with the priority of payments described herein. Any termination payments (other than Defaulted Swap Termination Payments) due to the swap provider shall be paid on a senior basis on each payment date in accordance with the priority of payments and any Defaulted Swap Termination Payments owed by the issuing entity to the swap provider shall be paid by the issuing entity on a subordinated basis; provided, however, that to the extent any payments (“Replacement Payments”) are received from a replacement counterparty by the issuing entity as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the swap provider that is being replaced shall have first priority as to such Replacement Payments versus all other creditors of the issuing entity, and the issuing entity shall pay from the Replacement Payments received the lesser of (x) the Replacement Payments so received and (y) any termination payment owed to the swap provider (to the extent not already paid by the issuing entity) that is being replaced immediately upon receipt. See “Description of the Notes and the Trust Certificates—Payments of Interest.”

The interest rate swap agreement may be terminated in accordance with its terms, whether or not the notes have been paid in full or redeemed prior to such termination, upon the earliest to occur of (i) certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization of the issuing entity or the swap provider, (ii) failure on the part of the trust or the swap provider to make any payment under the interest rate swap agreement that is unremedied within the applicable grace period, (iii) a change in law making it illegal for either the issuing entity or the swap provider to be a party to, or perform an obligation under, the interest rate swap agreement, (iv) liquidation of all collateral pledged to the indenture trustee under the indenture and distribution of the proceeds thereof following an event of default that has resulted in the acceleration of the notes, (v) the date specified in the swap agreement following receipt by the indenture trustee of a direction for an optional redemption of the notes, or (vi) certain other events specified in the interest rate swap agreement.

Except to the extent otherwise approved by the rating agencies, the interest rate swap agreement may also be terminated (such termination, a “Downgrade Terminating Event”) if (x) either of the rating agencies downgrades the swap provider or its guarantor below the Required Swap Counterparty Rating (but the swap provider or its guarantor has a rating of at least [“BBB-” or “A-3” (if applicable) by S&P)] or either of the rating agencies withdraws its rating of the swap provider or its guarantor and (y) at least one of the following events has not occurred:

(i) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

(ii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider shall collateralize its exposure to the issuing entity pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the swap provider pursuant to an amendment to the interest rate swap agreement in a form acceptable to the indenture trustee;

(iii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such swap provider under the interest rate swap agreement

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shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

(iv) within the time period specified in the interest rate swap agreement with respect to such downgrade, such swap provider shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

It shall also be an Additional Termination Event if the swap provider or its guarantor has a rating of less than [“BBB-” or “A-3” (if applicable) by S&P] and within the time period specified in the interest rate swap agreement, the swap provider, while collateralizing its exposure to the trust, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

If the issuing entity is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest due on the notes will be paid from amounts received on the mortgage loans without the benefits of a interest rate swap agreement or a substitute interest rate swap agreement. There can be no assurance that such amounts will be sufficient to provide for the full payment of interest on the notes at the applicable note interest rate.

A termination of the interest rate swap agreement does not constitute an event of default under the indenture.

The occurrence of any optional redemption of the notes will most likely lead to the termination of the interest rate swap agreement. Such termination may require the issuing entity to make a termination payment to the swap counterparty, and the issuing entity may be unable to effect an optional redemption despite having sufficient proceeds prior to making such termination payment to pay or redeem the notes and certain expenses in full. In addition, unless the swap provider otherwise consents, in order to liquidate the mortgage loans following an event of default, the interest rate swap agreement must be terminated and proceeds from such liquidation must be sufficient to pay any termination payment owing to the swap provider (unless the termination payment relates to a default by the swap provider) in addition to any amounts owing under the notes. As a result, as set forth in the indenture, the holders of the notes may be unable to effect a liquidation of the mortgage loans following an event of default despite the ability to receive sufficient proceeds, prior to the payment of such termination payment, to pay the notes and certain expenses in full.

On or after the closing date, (i) the issuing entity may, with the consent of the swap provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the swap provider may assign its obligations under the interest rate swap agreement to any institution (with the consent of the issuing entity, if so required by the terms of the interest rate swap agreement), (iii) the issuing entity and the swap provider may amend the interest rate swap agreement and/or (iv) the issuing entity may terminate and replace the interest rate swap agreement; provided, however, that in each such case (i), (ii), (iii) or (iv), the Rating Agency Condition has been satisfied.

The interest rate swap agreement will terminate by its terms after the payment in __________ and from that date no further amounts will be paid to the swap provider by the issuing entity and no further amounts will be paid to the issuing entity by the swap provider.

The interest rate swap agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof and shall contain appropriate limited recourse and non-petition provisions as against the issuing entity.

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[INSERT SWAP PROVIDER INFO, IF APPROPRIATE]

Calculation of LIBOR

The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If fewer than two reference banks provide such offered quotations on that date, LIBOR will be calculated as the offered rate that one or more leading banks in The City of New York selected by the indenture trustee (after consultation with the servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be equal to the value calculated for the immediately preceding payment date. In any event, LIBOR is calculated as the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with upwards rounding of amounts equal to or in excess of 5/1,000th of a percent (0.00005)) of all such quotations, and “LIBOR Business Day” is any day other than a day on which banking institutions in the City of London, England, are required or authorized by law to be closed.

Overcollateralization Provisions

The overcollateralization amount is the excess of the aggregate outstanding scheduled principal balance of the mortgage loans over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $__________ (which represents approximately _____% of the initial pool balance).

Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the issuing entity, there is expected to be excess interest. If the overcollateralization amount is reduced below the Target Overcollateralization Amount as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is restored, resulting in an acceleration of amortization of such notes relative to the related mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes. If a Trigger Event is in effect, then the Target Overcollateralization Amount will be equal to the Target Overcollateralization Amount as of the preceding payment date.

All Realized Losses on the mortgage loans will be allocated on each payment date, sequentially as follows: first to the excess cash flow and second in reduction of the overcollateralization amount.

Subsequent Recoveries will count as additional Liquidation Proceeds and be distributed on the related payment date as described herein under the heading “Description of the Notes and the Trust Certificates—Payments of Principal.”

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Cross-collateralization Provisions

Excess interest from one group may be used to fund shortfalls in interest payments to the Class A Noteholders with respect to the other group in accordance with the payment priorities described above. In addition, if all of the Class A Notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired Class A Notes will be paid to the remaining Class A Notes of the other group, if any, before being paid to the Class M Notes. Available Funds may be used to make required payments on the Class M Notes in accordance with the payment priorities described above.

Events of Default

Upon the occurrence of an event of default, the indenture trustee may, or shall at the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the issuing entity. Such declaration may be rescinded by noteholders representing at least 51% of the aggregate principal balance of the notes. An event of default, wherever used herein, means any one of the following events:

1. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date including the final stated maturity dates, all or part of any Accrued Interest Amount due and payable on the notes on such payment date and such failure continues for three business days or (y) on the respective final stated maturity dates for each class of notes, any remaining Basis Risk Carry Forward Amount for such class and any remaining Deferred Interest for such class, as applicable; or

2. the issuing entity fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date (other than the final stated maturity date) an amount equal to the related Principal Payment Amount due and payable on the outstanding notes on such payment date, to the extent that sufficient funds are on deposit in the payment account and such failure continues for three business days or (y) on the final stated maturity date for any class of notes, the aggregate Class Note Balance of the related class of notes; or

3. the issuing entity is in breach or default in the due observance of any one or more of the negative covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

4. the issuing entity consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the issuing entity is generally not paying its debts as they come due, or the issuing entity shall make a general assignment for the benefit of creditors; or

5. the issuing entity files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the issuing entity in any such proceeding, or the issuing entity, by voluntary petition, answer or consent, seeks relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

6. an order, judgment or decree is entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the trust, a custodian, receiver,

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trustee or liquidator, or other similar official, of the issuing entity or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety days after the date of entry thereof; or

7. a petition against the issuing entity in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, is filed and is not stayed, withdrawn or dismissed within ninety days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the issuing entity, any court of competent jurisdiction assumes jurisdiction, custody or control of the issuing entity or any substantial part of its property, and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of ninety days.

Reports to Noteholders

Pursuant to the indenture, on each payment date the indenture trustee will make available to the servicer and each holder of a note or a trust certificate a written remittance report containing information including, without limitation, the amount of the payment on such payment date, the amount of such payment allocable to principal and allocable to interest, the aggregate outstanding principal balance of the notes as of such payment date and such other information as required by the indenture.

The indenture trustee will make the monthly report (and, at its option, any additional files containing the same information in an alternative format) available each month to noteholders and other parties via the indenture trustee’s internet website. The indenture trustee’s internet website will initially be located at “https://www.__________”. Assistance in using the website can be obtained by calling the indenture trustee’s investor relations desk at (800) _________. Parties that are unable to access the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The indenture trustee will have the right to change the way monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the indenture trustee will provide timely and adequate notification to all above parties regarding any such changes.

Optional Clean-up Call

The [servicer] may, at its option, terminate the issuing entity on any payment date when the outstanding principal balance of the notes is less than or equal to 10% of the original principal balance of the notes, after giving effect to distributions on that payment date. If the [servicer] exercises the clean-up call option, the [servicer] shall pay a termination price equal to the greater of (A) the sum of (i) 100% of the aggregate Class Note Balance of the Offered Notes, (ii) the aggregate amount of accrued and unpaid interest on such Offered Notes through the related Due Period, (iii) any related indenture trustee’s fees and expenses, (iv) any related owner trustee fees or expenses that have not been paid by the Sponsor, (v) any related unreimbursed advances due and owing to the Servicer, (vii) any costs and damages incurred by the issuing entity in connection with any violation by such mortgage loan of any predatory or abusive lending law, and (viii) the swap termination payment, if any, payable to the swap provider and (B) the fair market value of the Mortgage Loans.

Step-Up Rates

If the sponsor does not elect to exercise the clean-up call, the margins with respect to each class of Class A Notes will increase to _____________________, and the margins with respect to each class of Class M Notes will increase to _____________________, in each case on the next payment date.

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Amendment

The indenture may be amended from time to time by the issuing entity and the indenture trustee by written agreement, without notice to, or consent of, the noteholders or the swap provider, to cure any ambiguity, to correct or supplement any provisions in the indenture that may be defective or inconsistent with any other provision thereto, to comply with any changes in the Internal Revenue Code of 1986, as amended (the “Code”), or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture. However, any such action shall not adversely affect in any material respect the noteholders or the swap provider as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee that such amendment will not adversely affect in any material respect the interests of any noteholder or the swap provider or (ii) a letter from each rating agency rating this offering confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the notes. In addition, no such amendment shall change the rights or obligations of any other party to the indenture without the consent of such party.

The indenture may be amended from time to time by the issuing entity and the indenture trustee with the consent of the swap provider and the holders of the majority of the percentage interest of the notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders. However, no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of each note or reduce the percentage for each class whose holders are required to consent to any such amendment without the consent of the holders of 100% of each class of notes affected thereby.

The sale and servicing agreement contains substantially similar restrictions regarding amendment.

Termination

The issuing entity will terminate upon the payment of all amounts required to be paid to the noteholders after the latest to occur of (a) the exercise by the sponsor of its clean-up call option, (b) the final payment or other liquidation of the last mortgage loan or (c) the disposition of all property acquired in respect of any mortgage loan remaining in the issuing entity estate.

•         Servicing of the Mortgage Loans

NovaStar Mortgage Inc. will act as servicer of the mortgage loans. See “The Sponsor and the Servicer” herein. The servicer will be required to use the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions.

Servicing and Other Compensation

With respect to each mortgage loan and each distribution date, the servicer will be entitled to a servicing fee equal to 1/12 of the servicing fee rate times the principal balance of such mortgage loan as of such date. The servicing fee for each mortgage loan is payable out of the interest payments on such mortgage loan. The servicing fee rate in respect of each mortgage loan will be equal to 0.50% per annum of the outstanding principal balance of such mortgage loan. The servicer will not be entitled to any additional servicing compensation (other than late payment charges) such as prepayment penalties and any such amount, to the extent received by the servicer, will be included in available funds.

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With respect to any distribution date, any prepayment interest shortfalls during the preceding calendar month will be covered by the servicer, but only up to the total servicing fee payable to the servicer with respect to such distribution date. These payments are referred to as “compensating interest.” The “prepayment interest shortfall” for any distribution date is equal to the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments in full or in part on the mortgage loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. No assurance can be given that compensating interest will be sufficient to cover prepayment interest shortfalls for any distribution date.

Purchase of Delinquent Mortgage Loans

The servicer has limited rights, but not the obligation, to purchase mortgage loans from the issuer which become 90 days or more delinquent at a price equal to 100% of the outstanding principal balance thereof, plus accrued interest. The servicer has such purchase right only (i) during the 29 day period immediately following the date the mortgage loan becomes 90 days delinquent and (ii) on the date the servicer liquidates the related mortgaged property, and must purchase the most delinquent mortgage loans first before purchasing other less delinquent mortgage loans.

Relief Act Interest Shortfalls and Prepayment Interest Shortfalls

The reduction, if any, in interest payable on the mortgage loans attributable to the application of the Relief Act and to Prepayment Interest Shortfalls in excess of Compensating Interest, in the case of Prepayment Interest Shortfalls, will reduce the related Interest Remittance Amount otherwise available to fund the payment of interest to the holders of the notes.

Servicer Reports

The servicer is required to deliver on a monthly basis to the indenture trustee, a servicer remittance report setting forth the loan level information necessary for the indenture trustee to make the payments set forth under “—Flow of Funds” herein.

The servicer is required to deliver on an annual basis to the sponsor, the indenture trustee and the rating agencies, an officer’s certificate stating that:

•	a review of the activities of the servicer during the preceding calendar year and of performance under the sale and servicing agreement has been made under such officer’s supervision, and

•	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the sale and servicing agreement for that year, or, if there has been a default in the fulfillment of any such obligation, specifying the default known to the officer and its status as well as the steps being taken by the servicer to remedy the default.

The servicer, at its expense, is required to cause to be delivered on an annual basis to the sponsor, the indenture trustee and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted

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auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgages, such servicing has been conducted in compliance with the sale and servicing agreement except for such significant exceptions or errors in records that, in the opinion of such firm are material, in which case such exceptions and errors shall be so reported.

Collection and Other Servicing Procedures

The servicer is responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the sale and servicing agreement.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of Loans — Mortgages — Due-on-Sale Clauses in Mortgage Loans” in the accompanying prospectus.

Removal and Resignation of the Servicer

The indenture trustee, only at the direction of the holders of notes representing a majority of the aggregate outstanding principal balance of the notes, may remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in each clause below. Each of the following constitutes a “servicer event of default”:

(a)	any failure by the servicer to remit to the indenture trustee any payment required to be made by the servicer under the terms of the sale and servicing agreement, other than Servicing Advances covered by clause (b) below, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of the notes; or

(b)	the failure by the servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of notes; or

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(c)	any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the sale and servicing agreement, or the failure of any representation and warranty set forth in the sale and servicing agreement, which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the holders of notes evidencing percentage interests of at least 25% of the affected class of notes; or

(d)	a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of ninety days; or

(e)	the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(f)	the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(g)	the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the sale and servicing agreement; or

(h)	the occurrence of an “event of default” under the indenture.

The servicer may not assign its obligations under the sale and servicing agreement nor resign from the obligations and duties thereby imposed on it unless it has determined that the servicer’s duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the sale and servicing agreement.

The indenture trustee may solicit bids for a successor servicer and, pending the appointment of a successor servicer as a result of soliciting such bids, the indenture trustee will be required to serve as successor servicer. If the indenture trustee is unable to obtain a qualifying bid, the indenture trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor servicer is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved sponsor-servicer by Fannie Mae or Freddie Mac, having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, which shall assume all of the responsibilities, duties or liabilities of the servicer.

•        Prepayment and Yield Consequences

The weighted average life of, and, the yield to maturity on, a note will be directly related to the rate of payment of principal of the related mortgage loans, including for this purpose voluntary payments

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in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions of mortgage loans by the sponsor or servicer as required or permitted under the indenture or the sale and servicing agreement.

The actual rate of principal prepayments on groups of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among groups of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust estate will experience.

The prepayment behavior of the adjustable-rate mortgage loans may differ from that of the fixed-rate mortgage loans. As an adjustable-rate mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance such mortgage loan to avoid an increase in the interest rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the interest rate before adjustment. The existence of the applicable periodic rate cap, maximum rates and minimum rates also may affect the likelihood of prepayments resulting from refinancings.

Similarly, the prepayment behavior of the interest-only loans may differ from the mortgage loans that amortize principal in the traditional manner. As an interest-only mortgage loan approaches the date on which the principal of the mortgage loan begins to amortize, the borrower may become more likely to refinance such mortgage loan to reduce the monthly payment.

As indicated above, the yield to maturity on a note will be affected by the rate of the payment of principal on the related mortgage loans. If the actual rate of payments on the related mortgage loans is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the related mortgage loans is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield.

Final Payment Dates

The final stated maturity date is the payment date in _________ for all classes of notes. The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the related mortgage loans conformed to the following assumption, and the final payment date with respect to any class of the notes could occur significantly earlier than the final stated maturity date because:

•	prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur,

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•	the overcollateralization provisions of the transaction result in the application of Excess Interest to the payment of principal, or

•	the sponsor may, at its option as described in this prospectus supplement, call the notes in connection with a “clean-up call” redemption as described under “Description of the Notes and the Trust Certificates - Optional Clean-up Call”.

Modeling Assumptions

The following tables, addressing the percentage of original note principal balances and the weighted average lives of the notes, have been prepared on the basis of the following modeling assumptions:

•	the related mortgage loans prepay at the indicated percentage of the Prepayment Assumption as set forth in the tables below,

•	payments on the notes are received in cash on the [25th] day of each month, regardless of the day on which the payment date actually occurs, commencing in ___________,

•	no defaults or delinquencies or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the mortgage loans occur,

•	scheduled payments are assumed to be received on the first day of each month commencing in __________, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in __________, and include thirty days’ interest thereon,

•	no optional termination is exercised except with respect to the weighted average lives to call,

•	the notes are issued on ____________,

•	the sum of the servicing fees and the indenture trustee fees will be _____ basis points per annum,

•	the levels of one-month LIBOR and six-month LIBOR remain constant at ____% and ____%, respectively,

•	no swap termination payments are paid or received by the trust,

•	the Target Overcollateralization Amount is initially as specified and decreases according to the provisions set forth in this prospectus supplement,

•	the Original Note Principal Balances are as set forth on the cover of this prospectus supplement, and

•	The mortgage loans are assumed to have the following characteristics:

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Assumed Mortgage Loan Characteristics

Group	Loan Type	Principal Balance ($)	Index	Current Mortgage Interest Rate (%)	Original Amortization Term (mo)	Original Interest- Only Term (mo)	Original Term To Maturity (mo)	Remaining Term To Maturity (mo)	Gross Margin (%)	Months Until Next Rate Adjustment Date	Rate Change Frequency (mo)	Initial Periodic Cap (%)	Subsequent Cap (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)

(1)	Such Mortgage Loan has a first payment date on ______________ and will provide principal and interests proceeds to the trust certificates commencing in the ____________ payment date.

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Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments — for this purpose, the term “prepayment” includes liquidations due to default.

The weighted average life of an Offered Note is determined by (a) multiplying the amount of the reduction, if any, of the Class Note Balance of the note on each payment date by the number of years from the date of issuance to that payment date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of the note referred to in clause (a).

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption (the “Prepayment Assumption”) which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption assumes a constant prepayment rate or “CPR” of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximately _______% (precisely ___%/__, expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of ___% per annum each month is assumed. A ___% Prepayment Assumption assumes a prepayment rate equal to ___% of the Prepayment Assumption, i.e., no prepayments. A ___% Prepayment Assumption assumes prepayment rates equal to ___% of the Prepayment Assumption, and so forth. The Prepayment Assumption is not intended to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The sponsor believes that no existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or the timing of receipt of prepayments on the mortgage loans.

The mortgage loans in the related group prepay in the indicated percentages of the Prepayment Assumption:

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Percentage of Initial Class A-1__ Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.

(1)	Fixed-rate mortgages.

(2)	Adjustable-rate mortgages.

(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class A-1__ Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.

(1)	Fixed-rate mortgages.

(2)	Adjustable-rate mortgages.

(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class A-2A Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(3)

(1)	Fixed-rate mortgages.

(2)	Adjustable-rate mortgages.

(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class A-2B Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(3)

(1)	Fixed-rate mortgages.

(2)	Adjustable-rate mortgages.

(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class A-2C Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.

(1)	Fixed-rate mortgages.

(2)	Adjustable-rate mortgages.

(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-_ Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.

(1)	Fixed-rate mortgages.

(2)	Adjustable-rate mortgages.

(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-_ Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.

(1)	Fixed-rate mortgages.

(2)	Adjustable-rate mortgages.

(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-_ Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.

(1)	Fixed rate-mortgages.

(2)	Adjustable-rate mortgages.

(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-_ Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(3)

(1)	Fixed-rate mortgages.

(2)	Adjustable-rate mortgages.

(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-_ Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.

(1)	Fixed-rate mortgages.

(2)	Adjustable-rate mortgages.

(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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Percentage of Initial Class M-_ Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)
Weighted Average Life to Call (years)(3)

(1)	Fixed-rate mortgages.

(2)	Adjustable-rate mortgages.

(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

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None of the issuing entity , the owner trustee, the indenture trustee, the sponsor, the servicer or the underwriters will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the applicable note rate, or with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the sponsor.

•        Material Federal Income Tax Consequences

The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Treatment of the Notes

The sponsor and the issuer agree, and the noteholders will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the “IRS”) and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel, is of the opinion that, for federal income tax purposes, (i) the notes, other than the notes held by the owner of the trust certificates, will be treated as indebtedness and (ii) as long as a Parent REIT owns a 100% interest in the trust certificates and maintains its real estate investment trust (“REIT”) status, the issuer will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code. See “Material Federal Income Tax Consequences — Debt Securities” in the accompanying prospectus.

Because the issuer is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuer will be treated as a taxable mortgage pool (“TMP”) for federal income tax purposes. A TMP, however, that is treated as a “qualified REIT subsidiary” of a REIT will not be subject to corporate income taxation. See “Material Federal Income Tax Consequences — REIT/TMP” in the accompanying prospectus.

[The issuer will be a “qualified REIT subsidiary” because its sole owner, the sponsor (the “Parent REIT”), [has/will made/make] an election to be treated as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2004. As of the date of the issuance of the offered notes, the sponsor has been organized in conformity with the requirements for REIT qualification

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and intends to conduct its operations so as to qualify as a REIT on a continuing basis. The qualification and taxation of a Parent REIT as a REIT will depend on the Parent REIT’s ability, on a continuing basis, to meet certain distribution levels, diversity of ownership tests, and certain tests concerning the nature of such REIT’s income and assets.]

In the event that the Parent REIT loses its REIT status or the issuer is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, the issuer would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. See “Material Federal Income Tax Consequences — REIT/TMP” in the accompanying prospectus. No transfer of the trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary or that would result in the issuer not being treated as a qualified REIT subsidiary.

If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder’s basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the issuer, will report to the noteholders of record and the IRS the amount of interest paid and original issue discount (“OID”), if any, accrued on the notes to the extent required by law. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

Special Tax Attributes. The notes will not represent “real estate assets” for purposes of Section 856(c)(4)(A) of the Code or “[l]oans ... secured by an interest in real property” within the meaning of Section 7701(a)(19)(C) of the Code.

Discount and Premium. The ___________ Notes will be, and certain other classes of notes may be, issued with OID within the meaning of Section 1273(a) of the Code. The issuer intends to take the position for income tax reporting purposes that the notes do not have OID solely by reason of the possibilities that the issuer will defer certain payments of interest or the issuer will not pay currently the related Basis Risk Carry-Forward Amount because the issuer believes such possibilities are remote. Although such notes are not treated as having been issued with OID, if the funds available on any payment date are not sufficient to make a full distribution of accrued interest, then, solely for purposes of applying applicable Treasury regulations relating to OID, the notes will be treated as retired and reissued, possibly with OID. If the notes were treated as reissued with OID, all stated interest on the notes would thereafter be treated as OID as long as the notes remained outstanding. If, contrary to the issuer’s belief, there is more than a remote likelihood that the issuer will not make payments of such amounts currently, all interest payable on the notes, including interest on accrued and unpaid interest, will be treated as OID. Noteholders must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section 1272(a)(6) of the Code, relating to debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is ___% for fixed-rate Mortgage Loans and ___% for adjustable-rate Mortgage Loans of the Prepayment Assumption. See “Prepayment and Yield Consequences” herein. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material

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Federal Income Tax Consequences — Discount and Premium — Securities Purchased at a Premium” in the accompanying prospectus.

Sale or Redemption of the Notes. If a note is sold or retired, the sponsor will recognize gain or loss equal to the difference between the amount realized on the sale and such sponsor’s adjusted basis in the note. See “Material Federal Income Tax Consequences — Debt Securities — Sale or Exchange” in the accompanying prospectus.

Information Reporting and Backup Withholding. Under current United States federal income tax law, generally a “backup” withholding tax is applied to certain interest and principal payments (including OID, if any) made to, and to the proceeds of sales before maturity by, certain United States persons if such persons fail to supply taxpayer identification numbers and other information. In addition, certain persons making such payments, such as the indenture trustee, are required to submit information returns to the United States Treasury Department with regard to those payments. Backup withholding and information reporting, however, generally do not apply to any such payments made to certain “exempt recipients,” such as corporations. Each nonexempt holder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding or establish such holder’s non-U.S. status (for example, provide a form W-8BEN, Form W-8IMY, Form W-8ECI or Form W-8EXP). Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the required information is provided to the IRS.

Foreign Investors. Interest, including OID (if any), distributable to a holder who or which is not a United States person (other than a person that is treated under the Code as a “10 percent shareholder” of the issuer, the sponsor or the Parent REIT or as a “controlled foreign corporation” that is related to the issuer, the sponsor or the Parent REIT through stock ownership) generally will not be subject to United States withholding tax imposed with respect to such payments; provided that such holder fulfills certain certification requirements. See “Material Federal Income Tax Consequences — Foreign Investors — Grantor Trust Securities, Debt Securities and REMIC Regular Securities” in the accompanying prospectus. Under the certification requirements, a foreign holder must certify, under penalties of perjury, that it is not a United States person and provide its name and address. Any capital gain realized on the sale, exchange or other taxable disposition of a note by a holder that is not a United States person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the holder’s conduct of a trade or business in the United States and (ii) in the case of holder that is an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition. If income or gain with respect to a note is effectively connected with a United States trade or business carried on by a holder who or which is not a United States person, the withholding tax will not apply, but such holder will be subject to United States federal income tax at graduated rates applicable to United States persons. Potential investors who are non-United States persons should consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the notes.

State Tax Considerations. State tax consequences to each holder will depend upon the provisions of the state tax laws to which the holder is subject. Potential investors are urged to consult their own tax advisors with respect to state taxes.

•        ERISA Consequences

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on

•	employee benefit plans, as defined in Section 3(3) of ERISA,

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•	plans described in section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans,

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, and

•	persons who have certain specified relationships to such plans — “parties-in-interest” under ERISA and “disqualified persons” under the Code.

Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in-interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest or disqualified persons that engage in “prohibited transactions” involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the plans investing in the general account — e.g., through the purchase of an annuity contract. Title I of ERISA also requires that fiduciaries of plans subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code, but may be subject to comparable restrictions under applicable law.

Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the issuing entity were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the issuing entity would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan assets regulation were applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: prohibited transaction class exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each investor using the assets of a plan which acquires the notes, or to whom the notes are

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transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another PTCE.

•        Legal Investment

The __________ Notes and the __________ Notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

•        Plan of Distribution

Subject to the terms and conditions of the underwriting agreement, dated ____________, 20[ ], among the sponsor and the underwriters named below, the sponsor has agreed to sell to the underwriters and the underwriters have agreed to purchase the classes of notes listed below from the sponsor. The sponsor is obligated to sell, and each underwriter has, severally but not jointly, agreed to purchase the principal amount of the following classes of notes set forth opposite its name below:

	Class A-1__ Notes	Class A-1__ Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

	Class A-2A Notes	Class A-2B Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

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	Class A-2C Notes	Class M-_ Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

	Class M-_ Notes	Class M-_ Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

	Class M-_ Notes	Class M-_ Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

Class M-_ Notes
Underwriter	Principal Amount
$

Total	$

The distribution of the notes by the underwriters will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The underwriters may effect such transactions by selling the notes to or through dealers, and such dealers may receive from the underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriters and any dealers that participate with the underwriters in the distribution of the notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the notes

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purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).

Expenses incurred by the Sponsor in connection with this offering are expected to be approximately $                    .

From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of NovaStar. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay the financing.

For further information regarding any offer or sale of the notes pursuant to this prospectus supplement and the accompanying prospectus, see “Plan of Distribution” in the accompanying prospectus.

The underwriting agreement provides that the sponsor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Act.

The swap provider may be an affiliate of one of the underwriters.

•        Incorporation of Information by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

•        Additional Information

NovaStar Mortgage Inc. and [NovaStar Mortgage Funding Corporation and NovaStar Financing Corporation] have filed with the Securities and Exchange Commission a registration statement (Registration No.s _________ and _________) under the Act, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 100 F. Street, NE, Washington, D.C. and at the Securities and Exchange Commission’s regional offices at 233 Broadway, New York, New York, 10279 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other information regarding issuing entities that file electronically with the Securities and Exchange Commission. The address is http://www.sec.gov.

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•        Legal Matters

Certain legal matters in connection with the notes will be passed upon for the sponsor, the servicer, and as to certain tax matters for the issuing entity by _________________________________, and for the underwriters by ___________________________.

•        Ratings

It is a condition to the original issuance of the notes that they will receive ratings by [Rating Agencies], as set forth below.

Class	Ratings ([Rating Agencies])
A

M-_

M-_

M-_

M-_

M-_

M-_

Explanations of the significance of such ratings may be obtained from [address of rating agencies]. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the notes. Additionally, the ratings on the notes do not address the likelihood of the payment of any Basis Risk Carry-Forward Amounts.

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•        Glossary

The following terms have the meanings given below when used herein.

Accrued Note Interest means, with respect to any payment date and each class of notes, the amount of interest accrued during the related Interest Accrual Period on the related Class Note Balance immediately prior to such payment date at the related Note Rate, as reduced by any net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes), provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount of Deferred Interest for such class.

Available Funds means, for any payment date, the sum of the following amounts: (i) the Servicer Remittance Amount, (ii) the proceeds from repurchases of mortgage loans, (iii) any net swap payment received from the swap provider and (iv) all proceeds received with respect to any optional clean-up call.

Basic Principal Distribution Amount means, with respect to any payment date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Basis Risk Carry Forward Amount means, with respect to any payment date and any class of notes, the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of notes at such notes’ applicable Note Rate (without regard to the Loan Group I Cap, Loan Group II Cap or the WAC Cap, as applicable) over interest due on such class of notes at a rate equal to their capped Note Rate, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior payment dates and (iii) interest on the amount in clause (ii) at such Notes’ applicable Note Rate (without regard to the Loan Group I Cap, Loan Group II Cap or the WAC Cap, as applicable).

Class A Principal Allocation Percentage means, with respect to any payment date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Notes, the numerator of which is (x) the portion of the Principal Remittance Amount for such payment date that is attributable to principal received or advanced on the Group I mortgage loans and the denominator of which is (y) the Principal Remittance Amount for such payment date; and (ii) in the case of the Class A-2 Notes, the numerator of which is (x) the portion of the Principal Remittance Amount for such payment date that is attributable to principal received or advanced on the Group II mortgage loans and the denominator of which is (y) the Principal Remittance Amount for such payment date.

Class A Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the aggregate Class Note Balance of the Class A Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately _____% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over ____% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class A-1 Principal Distribution Allocation means, with respect to any payment date (i) if a Group I Sequential Trigger Event is not in effect, pro rata among the Class A-1 Notes based on the Class Note Balance of each class of Class A-1 Notes immediately prior to such payment date or (ii) if a Group I Sequential Trigger Event is in effect, first to the Class A-1__ Notes, until their Class Note Balance has been reduced to zero, and second to the Class A-1__ Notes, until their Class Note Balance has been reduced to zero.

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Class M-_ Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date) and (B) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately _____% (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over ____% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-_ Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), and (C) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately _____% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over ____% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-_ Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), and (D) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately _____% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over ____% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-_ Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), and (E) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately _____% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over ____% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-_ Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the

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Class M-_ Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), and (F) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately _____% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over ____% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-_ Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), and (G) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately _____% and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over ____% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class Note Balance means the original note principal balance of any class of Notes as listed on the table on the front cover of this prospectus supplement, minus the sum of all amounts applied in reduction of such amount on all prior payment dates.

Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related payment date resulting from principal prepayments in full during the related Prepayment Period and (b) the aggregate servicing fee with respect to the related Due Period.

Cut-off Date means with respect to the mortgage loans originated on or before __________, 200_, the close of business on __________, 200_. With respect to the mortgage loans originated after __________, 200_, the origination date of such mortgage loan.

Cut-off Date Principal Balance means as to any mortgage loan, the unpaid principal balance of such mortgage loan as of the Cut-off Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) (or, with respect to Mortgage Loans which were originated after the Cut-Off Date, as of the date of origination) and after giving effect to any previous curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), irrespective of any delinquency in payment by the related mortgagor.

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Debt Service Reduction is, with respect to any mortgage loan, a reduction in the scheduled monthly payment on the related mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defaulted Swap Termination Payment is any termination payment required to be made by the issuing entity to the swap provider pursuant to the Interest Rate Swap Agreement as a result of an “Event of Default” with respect to which the swap provider is the “Defaulting Party” or a “Termination Event” (other than “Illegality” or “Tax Event”) (each as defined in the Interest Rate Swap Agreement) with respect to which the swap provider is the sole “Affected Party” or with respect to a termination resulting from a Downgrade Terminating Event.

Deferred Interest means for any class of Class M Notes and any payment date, the sum of (a) the aggregate amount of interest accrued at the applicable Note Rate during the related Interest Accrual Period on the portion of the Principal Deficiency Amount allocated to that class, (b) any amounts described in clause (a) for such class for prior payment dates that remain unpaid, and (c) interest accrued for the Accrual Period related to such payment date on the amount in clause (b) at the Note Rate applicable to such class.

Deficient Valuation is, with respect to any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal, which valuation in either case results from a proceeding under the Bankruptcy Code.

Delinquency Advance means advances made by the servicer on each Servicer Remittance Date with respect to delinquent payments of principal of and interest on the mortgage loans, at a rate of interest equal to the interest rate on the related mortgage note — or at such lower rate as may be in effect for such mortgage loan because of application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — less the servicing fee rate.

Delinquency Rate for any Due Period means, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (calculated on a contractual basis, and including all foreclosures and REO Properties) as of the close of business on the last day of such Due Period, and the denominator of which is the Pool Balance as of the close of business on the last day of such Due Period.

Distributable Interest Amount means, with respect to any payment date and group, the Interest Remittance Amount for such group plus swap receipts with respect to such group, if any, and less all net swap payments owed and any swap termination payments due as a result of a default by the issuer under the interest rate swap agreement, if any.

Due Period means, with respect to any payment date, the period from and including the second day of the preceding month to and including the first day of the current month.

Excess Interest for any payment date is equal to the excess of (x) the Distributable Interest Amount over (y) the sum (without duplication) of the amounts distributed pursuant to clauses (i) through (iii) “Description of the Notes and the Trust Certificates—Interest Payment Priorities” herein.

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Excess Subordinated Amount means, with respect to any payment date, the excess, if any of (i) the Overcollateralization Amount, and (ii) the Target Overcollateralization Amount for such payment date.

Extra Principal Distribution Amount means, with respect to any payment date, the lesser of (i) the Excess Interest and (ii) the Overcollateralization Deficiency for such payment date.

Foreclosure Profits as to any Servicer Remittance Date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Servicer Remittance Date over (y) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

Group I Principal Distribution Amount means, with respect to any payment date, the portion of the Principal Distribution Amount attributable to the Group I Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class A-1 Notes.

Group II Principal Distribution Amount means, with respect to any payment date, the portion of the Principal Distribution Amount attributable to the Group II Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class A-2 Notes.

Group I Sequential Trigger Event. A Group I Sequential Trigger Event is in effect on any payment date if, before the[ 25th] payment date, the aggregate amount of Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds _____%, or if, on or after the [25th] payment date, a Trigger Event is in effect.

Initial Pool Balance is the aggregate Cut-Off Date Principal Balance of the mortgage loans as of the Cut-Off Date. When used in reference to a group of mortgage loans, “Initial Pool Balance” refers to the aggregate Cut-Off Date Principal Balance of the mortgage loans included in such group.

Insurance Proceeds are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices.

Interest Accrual Period means with respect to the Offered Notes and for each payment date, the period from and including the prior payment date (or, in the case of the first payment date, from the closing date) to, but excluding the current payment date; interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.

Interest Remittance Amount means with respect to any payment date and group, the Available Funds on such payment date attributable to interest received or advanced on the related group of mortgage loans less the servicing fees, the owner trustee fees, the indenture trustee fees and certain indemnification liabilities of the trust to the indenture trustee and the owner trustee for such payment date, to the extent related to such group.

Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) Net Liquidation Proceeds.

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Liquidated Mortgage Loan is a mortgage loan with respect to which the related mortgaged property has been acquired, liquidated or foreclosed and with respect to which the servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances.

Liquidation Proceeds are amounts received by the servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation, (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise or (z) the liquidation of any other security for such mortgage loan, including, without limitation, pledged equipment, inventory and working capital and assignments of rights and interests made by the related mortgagor.

Loan Group I Cap means, with respect to any payment date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Class A-1 Notes and (ii) the sum of (A) the weighted average gross coupon of the Group I mortgage loans in effect on the beginning of the related Due Period less the servicing fee rate and the trustee fee rate and (B) the swap receipts into the issuing entity allocable to the Group I mortgage loans, if any, less swap payments out of the issuing entity allocable to the Group I mortgage loans, if any, divided by the Group I mortgage loan balance at the beginning of the related Due Period multiplied by 12.

Loan Group II Cap means, with respect to any payment date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Class A-2 Notes and (ii) the sum of (A) the weighted average gross coupon of the Group II mortgage loans in effect on the beginning of the related Due Period less the servicing fee rate and the trustee fee rate and (B) the swap receipts into the issuing entity allocable to the Group II mortgage loans, if any, less swap payments out of the issuing entity allocable to the Group II mortgage loans, if any, divided by the Group II mortgage loan balance at the beginning of the related Due Period multiplied by 12.

Net Foreclosure Profits as to any Servicer Remittance Date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such Servicer Remittance Date over (y) Liquidated Loan Losses with respect to such Servicer Remittance Date.

Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Delinquency Advances and Servicing Advances made by the servicer with respect to such mortgage loan.

Net Monthly Excess Cashflow means, with respect to any payment date, the amount of Available Funds for such payment date remaining after making all payments described herein under the headings “Description of the Notes and the Trust Certificate—Payments of Interest—Interest Payment Priorities” and “Description of the Notes and the Trust Certificate —Payments of Principal.”

Net Prepayment Interest Shortfalls means, with respect to any group of mortgage loans and any payment date, the amount by which the aggregate Prepayment Interest Shortfalls for such group during the related Prepayment Period exceeds the available Compensating Interest for that group.

Net REO Proceeds as to any REO property, are REO Proceeds net of any related expenses of the servicer.

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Overcollateralization Amount with respect to any payment date will be equal to the amount, if any, by which (x) the Pool Balance as of the end of the related Due Period exceeds (y) the excess of the aggregate Class Note Balances of the notes, after giving effect to payments on such payment date.

Overcollateralization Deficiency with respect to any payment date will be equal to the amount, if any, by which (x) the Target Overcollateralization Amount for such payment date exceeds (y) the Overcollateralization Amount for such payment date, calculated for this purpose after giving effect to the reduction on such payment date of the Class Note Balances of the notes resulting from the payment of the Principal Remittance Amount on such payment date.

Payahead means any payment made by a mortgagor during a Due Period which is intended by the mortgagor to be an early payment of one or more scheduled monthly payments due with respect to subsequent Due Periods, and not as a curtailment to be applied in full as a reduction in the principal balance of the related mortgage loan.

Pool Balance for any date and with respect to the mortgage loans or a group of mortgage loans is the aggregate principal balances of the related mortgage loans as of such date.

Pool Subordinate Amount means, with respect to any payment date and a group of mortgage loans, the excess of the Pool Balance for such group for the immediately preceding payment date over the aggregate Class Note Balance of the Class A-1 Notes (in the case of the Group I mortgage loans) or the aggregate Class Note Balance of the Class A-2 Notes (in the case of the Group II mortgage loans), in each case immediately prior to the related payment date.

Prepayment Interest Shortfalls means, with respect to any payment date, and each mortgage loan that was prepaid in full in the related Prepayment Period, an amount equal to the excess, if any, of (a) thirty days’ interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate — or at such lower rate as may be in effect for any such mortgage loan because of the application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — minus the rate at which the servicing fee are calculated, over (b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the servicing fee for such mortgage loan in such month.

Prepayment Period means, with respect to any payment date and any prepayment in full on the mortgage loans, the period from and including the sixteenth day of the preceding month (or in the case of the first payment date, the Cut-Off Date) to and including the fifteenth day of the month in which the payment date occurs.

Principal Deficiency Amount means, for any payment date, the excess of the aggregate Class Note Balance of all classes of Notes immediately prior to such payment date over the aggregate scheduled principal balance of the mortgage loans as of the first day of the related Due Period. On any payment date, the total Principal Deficiency Amount shall be allocated among the classes of Class M Notes in reverse order of their seniority. Thus, for instance, the Principal Deficiency Amount for any payment date will first be allocated to the Class M-_ Notes and, to the extent the Principal Deficiency Amount for such payment date exceeds the aggregate Class Note Balance of the Class M-_ Notes, such excess Principal Deficiency Amount shall be allocated to the Class M-_ Notes, and so on.

Principal Distribution Amount means, with respect to any payment date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

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Principal Remittance Amount for any payment date will be equal to that portion of the Servicer Remittance Amount for the related Servicer Remittance Date which relates to principal, together with:

(i) the principal portion of the proceeds received by the indenture trustee upon the exercise by the sponsor of its option to call the notes;

(ii) the principal portion of the proceeds received by the indenture trustee on any termination of the issuing entity; and

(iii) the Subsequent Recoveries received.

Qualified Substitute Mortgage Loan means any mortgage loan substituted for a deleted mortgage loan which has a scheduled principal balance, after application of all payments received on or prior to the date of substitution not substantially less and not more than the scheduled principal balance of the deleted mortgage loan as of such date, and each of which, among other things,

•	relates to a detached one- to four-family residence and has the same or a better lien priority as the deleted mortgage loan and has the same occupancy status as the deleted mortgage loan or is an owner-occupied mortgaged property,

•	matures no later than, and not more than one year earlier than, the deleted mortgage loan,

•	has a loan-to-value ratio or LTV at the time of such substitution no higher than the LTV of the deleted mortgage loan,

•	has a mortgage interest rate greater than or equal to the interest rate of the deleted mortgage loan, and

•	complies, as of the date of substitution, with each representation and warranty set forth in the sale and servicing agreement.

Rating Agency Condition means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten (10) days (or such shorter period as is acceptable to each rating agency) prior notice thereof and that each of the rating agencies shall have notified the indenture trustee, the servicer, the sponsor and the issuing entity in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Notes that it maintains.

Realized Loss is the amount determined by the servicer, in accordance with its standard procedure, in connection with any mortgage loan equal to (i) with respect to any mortgage loan which has been liquidated, the excess of the principal balance of that mortgage loan plus interest thereon at a rate equal to the applicable mortgage rate less the servicing fee rate from the due date as to which interest was last paid or advanced up to the due date next succeeding such liquidation over proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the servicer from the collection account with respect to such mortgage loan, (ii) with respect to any mortgage loan which has become the subject of a Deficient Valuation, the excess of the principal balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation or (iii) with respect to any mortgage loan which has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no prepayments are received with respect to such mortgage loan, discounted monthly at the applicable mortgage rate.

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Relief Act Interest Shortfall means, with respect to any payment date and a mortgage loan, an amount equal to the excess, if any, of (a) one month’s interest on the outstanding principal balance of a mortgage loan at the related mortgage interest rate over (b) the amount of interest due on such mortgage loan because of the application of the Relief Act or any similar state law.

REO Proceeds are monies received in respect of any REO property, including, without limitation, proceeds from the rental of the related mortgaged property.

Required Swap Counterparty Rating means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by [Moody’s,] a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least [“Aa3”] by [Moody’s] and if rated [“Aa3”] by [Moody’s] is not on negative credit watch by [Moody’s] or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by [Moody’s,] a Long-Term Rating of at least [“A1”] by [Moody’s] and a short-term rating of [“P-1”] by [Moody’s] and, in each case, such rating is not on negative credit watch by [Moody’s] and (y) (i) a short-term rating of at least [“A-1”] by [S&P] or (ii) if such counterparty or entity does not have a short-term rating by [S&P,] a Long-Term Rating of at least [“A+”] by [S&P.]

Rolling Three Month Delinquency Rate with respect to any payment date, will be the average of the Delinquency Rates for the three (or one or two, in the case of the first and second payment dates, respectively) immediately preceding Due Periods.

Senior Credit Enhancement Percentage means, for any payment date, the percentage obtained by dividing (x) the aggregate Class Note Balance of the Class M Notes (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such payment date) by (y) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period.

Servicer Remittance Amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

•	all scheduled collections of principal of and interest on the mortgage loans collected by the servicer during the related Due Period,

•	all partial prepayments other than Payaheads of principal and other amounts collected on account of principal, including Net REO Proceeds, Net Liquidation Proceeds and Insurance Proceeds, if any, collected by the servicer during the previous calendar month,

•	all principal prepayments in full, including prepayment penalties, collected by the servicer during the related Prepayment Period,

•	all Delinquency Advances made, and Compensating Interest paid, by the servicer with respect to payments due to be received on the mortgage loans during the related Due Period, and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the sale and servicing agreement,

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but excluding the following:

(a)	amounts received on a mortgage loan, other than timely scheduled payments of principal and interest, and including late payments, Liquidation Proceeds, and Insurance Proceeds, to the extent the servicer has previously made an unreimbursed Delinquency Advance or a Servicing Advance with regard to such mortgage loan;

(b)	for such Servicer Remittance Date, the servicing fee;

(c)	all net income from eligible investments that is held in the collection account for the account of the servicer;

(d)	all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

(e)	Net Foreclosure Profits;

(f)	all amounts previously advanced by the servicer as Delinquency Advances or Servicing Advances that are determined in good faith by the servicer to be unrecoverable from the proceeds of the particular mortgage loan to which they relate; and

(g)	certain other amounts which are reimbursable to the servicer, as provided in the sale and servicing agreement.

The amounts described above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Servicer Remittance Date is the second business day prior to a payment date.

Servicing Advances means “out-of-pocket” costs and expenses of the servicer relating to the preservation, restoration and protection of the mortgaged property, including without limitation advances in respect of real estate taxes and insurance premiums, any collection, enforcement, or judicial proceedings, including without limitation foreclosures and liquidations, the purchase or maintenance of a first lien not included in the issuing entity estate on the mortgaged property, conservation, management, and liquidation of any REO property, and certain other customary amounts described in the sale and servicing agreement.

Step-Down Date means the earlier of (A) the date on which the aggregate Class Note Balances of the Class A Notes have been reduced to zero and (B) the later to occur of:

(x) the payment date occurring in ____________; and

(y) the first payment date on which the Senior Credit Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries on the mortgage loans during the related Due Period, but before giving effect to payments on any of the notes on such payment date) for the Class A Notes would be greater than or equal to ________%.

Subsequent Recovery with respect to any mortgage loan that had previously been the subject of a Realized Loss, any amounts (net of reimbursable expenses) subsequently received in connection with such mortgage loan.

Target Overcollateralization Amount with respect to any payment date (a) prior to the Step-down Date, will be equal to approximately $____________ and (b) on or after the Step-down Date, so long as a

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Trigger Event is not in effect, approximately _____% of the Pool Balance as of the last day of the related Due Period, subject to a floor equal to _____% of the Initial Pool Balance. If a Trigger Event is in effect, then the Target Overcollateralization Amount will be equal to the Target Overcollateralization Amount as of the prior payment date.

Trigger Event. A Trigger Event is in effect on any payment date if (i) on that payment date the Rolling Three Month Delinquency Rate equals or exceeds _____% of the prior period’s Senior Credit Enhancement Percentage or (ii) during such period, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date, less any Subsequent Recoveries (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Payment Dates	Cumulative Realized Loss Percentage
___% for the first month, plus an additional 1/12th of ___% for each month thereafter (e.g., approximately ____% in __________)

___% for the first month, plus an additional 1/12th of ____% for each month thereafter (e.g., approximately ____% in __________)

____% for the first month, plus an additional 1/12th of ____% for each month thereafter (e.g., approximately ____% in __________)

____% for the first month, plus an additional 1/12th of ____% for each month thereafter (e.g., approximately ____% in __________)

and thereafter	____%

Unpaid Interest Shortfall Amount means, with respect to each class, an amount equal to any unpaid Accrued Note Interest from prior payment dates, with interest accrued thereon at the related Note Rate.

WAC Cap means, with respect to any payment date, the weighted average of the Loan Group I Cap and the Loan Group II Cap, weighted on the basis of the Pool Subordinate Amount for each group; provided, however, on any payment date after the Class Note Balance of the Class A Notes related to either group has been reduced to zero, such weighting will be on the basis of each Group’s Pool Balance rather than the related Pool Subordinate Amount.

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Schedule 1

Swap Notional Schedule

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Swap Notional Schedule (continued)

Month	Payment Month	Aggregate Notional ($)	Group I Notional ($)	Group II Notional ($)

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Swap Notional Schedule (continued)

Month	Payment Month	Aggregate Notional ($)	Group I Notional ($)	Group II Notional ($)

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Swap Notional Schedule (continued)

Month	Payment Month	Aggregate Notional ($)	Group I Notional ($)	Group II Notional ($)

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[NOVASTAR LOGO]

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Prospectus Supplement

(To prospectus dated [            ], 200[  ])

___________________________

NovaStar Mortgage Funding Trust, Series 20[ ]-[ ] Issuing Entity	$_____________

NovaStar Mortgage, Inc. Sponsor and Servicer

[NovaStar Mortgage Funding Corporation] [NovaStar Certificates Financing Corporation] Depositor	NovaStar Home Equity Loan Asset-Backed Notes, Series 20[ ]-[ ]

___________________________

The notes will be secured by two certificates which represent senior beneficial interests in a pool of residential mortgage loans. The pool contains both adjustable-rate mortgage loans and fixed-rate mortgage loans.

Consider carefully the risk factors starting on page S-[14] of this prospectus supplement and page 5 of the prospectus before making a decision to invest in the notes.

The offered notes represent non-recourse obligations of the issuing entity only and are not interests in or obligations of the Sponsor, Servicer, the Depositor, any of their affiliates, or any other person.

No governmental agency or instrumentality has insured or guaranteed the offered notes or the underlying mortgage loans.

The Notes-

Interest and principal on each class of notes is scheduled to be paid monthly on the 25th day of the month or, if such day is not a business day, the next succeeding business day. The first scheduled payment date is April 25, 200[ ].

Credit Enhancement-

The more senior classes of notes will have the benefit of the subordination of the more subordinated classes of notes.

[The underlying certificates which secure the obligations represented by the notes will be supported by overcollateralization, which is available to absorb losses on the pool of mortgage loans.]

The underlying certificates securing the notes will have the benefit of the subordination of the more subordinated classes of certificates, as well as having the benefit of credit enhancement in the form of excess cashflow. The excess cashflow will be available to absorb losses on the pool of mortgage loans and maintain or restore overcollateralization.

Certain mortgage loans are covered by mortgage insurance policies.

Pre-Funding-

The underlying trust fund has a pre-funding feature.

Offering Information	Initial Aggregate Certificate Balance	Pass-Through Rate	Price to Public	Underwriting Discount	Proceeds to the Company (2)
Class 1-A1 Notes	$	LIBOR +_______%(1)%		%	$
Class 2-A1 Notes	$	LIBOR +_______%(1)%		%	$
Class 2-A2 Notes	$	LIBOR +_______%(1)%		%	$
Class 2-A3 Notes	$	LIBOR +_______%(1)%		%	$
Class 2-A4 Notes	$	LIBOR +_______%(1)%		%	$
Class M-1 Notes	$	LIBOR +_______%(1)%		%	$
Class M-2 Notes	$	LIBOR +_______%(1)%		%	$
Class M-3 Notes	$	LIBOR +_______%(1)%		%	$
Class M-4 Notes	$	LIBOR +_______%(1)%		%	$
Class M-5 Notes	$	LIBOR +_______%(1)%		%	$
Class M-6 Notes	$	LIBOR +_______%(1)%		%	$
Class M-7 Notes	$	LIBOR +_______%(1)%		%	$
Class M-8 Notes	$	LIBOR +_______%(1)%		%	$
[Class M-9 Notes]	$	LIBOR +_______%(1)%		%	$

Total	$				$

(1)	Subject to increase as described herein and subject to a related available funds cap rate described herein and a maximum rate of [ ]%.

(2)	Before deducting expenses, estimated to be $[ ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[                                                                                                                  ] as underwriters, will offer the offered notes only after the offered notes have been issued, delivered to and accepted by the underwriters. The underwriters have the right to reject any order. We expect to deliver the offered notes on or about _________, 200[  ]-[  ] through The Depository Trust Company and upon request through Clearstream Banking Luxembourg or the Euroclear System.

RBS [ ]	[ ]	[ ]

[ ]

(Co-Manager)
The date of this prospectus supplement is March [ ], 200[ ]

Important notice about the information presented in this

prospectus supplement and the accompanying prospectus

We provide information to you about the offered notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the offered notes to you unless you have received both this prospectus supplement and the prospectus.

The prospectus contemplates several different types of securities, some of which are not relevant to this offering. You should rely on the information in this prospectus supplement with respect to the notes offered hereby.

The depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This free writing prospectus and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 100 F Street, N.E., Washington, D.C. and the Commission’s regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

i

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter severally and not jointly has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter severally and not jointly has represented and agreed that:

(a) it has only communicated or caused to be communicates and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

v

Flow of Funds Diagram - REMIC Trust (Interest)

Flow of Funds Diagram - REMIC Trust (Principal)

Available Funds
Available Funds Related to Group I Mortgage Loans
Available Funds Related to Group II Mortgage Loans
Principal payments to class A-1A certificates
Principal payments to class W certificates
Any unpaid principal amounts to the class A-1A certificates
Any unpaid principal amounts to the class W certificates
Principal payments to class M certificates, sequentially, in ascending numerical order
To unpaid administrative fees and expenses
Principal payments to class C certificates up to the extent of the Overcollateralization Amount, for the benefit of the Supplemental Interest Trust
Remaining amounts to the residual certificates

Flow of Funds Diagram - Supplemental Interest

Flow of Funds Diagram - Note Trust (Interest)

Available Funds
[Administrative fees]
Available Funds Related to Group I Underlying Senior Certificate
Available Funds Related to Group II Underlying Senior Certificate
Interest payments to class A-1A notes
Interest payments to class 2-A1, class 2-A2, class 2-A3 and class 2-A4 notes, pro rata based on note balance
Any unpaid interest amounts to the class A-1 notes
Any unpaid Interest payments to class 2-A1, class 2-A2, class 2-A3 and class 2-A4 notes, pro rata based on note balance
Current interest payments to class M notes, sequentially, in ascending numerical order
[To class M notes, Unpaid Interest Shortfall Amounts due to such class, exclusive of any Unpaid Interest Shortfall Amounts on the Non-Collateralized Portion of any class M note's principal balance
To all classes of notes, amounts of supplemental interest
To the reserve fund, any remaining amounts

Flow of Funds Diagram - Note Trust (Principal)

Available Funds
Available Funds Related to Group I Underlying Senior Certificates
Available Funds Related to Group II Underlying Senior Certificates
Principal payments to class A-1A notes
Principal payments to Group II notes
Any unpaid principal amounts to the class A-1A notes
Any unpaid principal amounts to the Group II notes
Principal payments to class M certificates, sequentially, in ascending numerical order
Principal payments to class C certificates up to the extent of the Overcollateralization Amount
Remaining amounts to the residual certificates for the benefit of the supplemental interest trust

x

Summary

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus.

Issuing Entity

NovaStar Mortgage Funding Trust, Series 20[ ]-[ ], a Delaware statutory trust.

Sponsor and Servicer

NovaStar Mortgage, Inc., a Virginia corporation.

Originator[s]

[                                         ]

Depositor

[NovaStar Mortgage Funding Corporation, a Delaware corporation][NovaStar Certificates Financing Corporation, a Delaware corporation].

Indenture Trustee, Trustee and Successor Servicer

[                                         ]

Owner Trustee

[                                         ]

Custodian

[                                         ]

NovaStar Financial, Inc.

NovaStar Financial, Inc., a Maryland corporation.

Swap Provider

[                                         ]

Mortgage Insurance Provider(s)

[                                         ]

Closing Date

March [    ], 200[  ].

Securities Offered

The issuing entity will issue Home Equity Loan Asset-Backed Notes, Series 20[ ]-[ ], in thirteen classes of class A and mezzanine notes: five classes of senior class A notes, class 1-A1, class 2-A1, class 2-A2, class 2-A3 and class 2-A4, and eight classes of subordinated, mezzanine notes, [class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7 and class M-8]. The issuing entity will also issue an equity interest representing the ownership of the issuing entity. The class A notes are senior to the mezzanine notes. The mezzanine notes with lower numerical class designations are senior to those mezzanine notes with higher numerical class designations. The initial note balance of each class of offered notes is shown on the front cover (subject to a variance of 5%).

Only the notes are being offered by this prospectus supplement and the accompanying prospectus. The class 1-A1 notes are referred to herein as the “Group I Notes” and the class 2-A1, class 2-A2, class 2-A3 and class 2-A4 notes are referred to herein as the “Group II Notes”.

Underlying Trust

The underlying trust, NovaStar Mortgage Funding Trust, Series 200[ ]-[ ]-A, a New York common law trust, will be created pursuant to a pooling and servicing agreement among the depositor, the servicer and the trustee. The underlying trust will hold two groups of

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mortgage loans and will issue the two underlying senior certificates (which will in turn be pledged to secure the notes), designated as the class A-1I certificates and class A-2I certificates, herein referred to as the “underlying senior certificates,” as well as three subordinated classes, designated as the class M-9, class M-10 and class M-11 certificates, [the “mezzanine certificates” or “underlying subordinate certificates”], a senior interest-only class of certificates, class I (that is senior to the underlying senior certificates, a senior class of certificates entitling the holder thereof to receive all collected prepayment penalties with respect to the mortgage loan pool and a subordinated class of certificates, class C, which represents the overcollateralization amount and entitles the holder to receive payments from excess cashflow.

The Property of the Underlying Trust

The property of the underlying trust will consist primarily of:

•	a pool of mortgage loans consisting of two groups — a group of residential first-lien and second-lien, fixed and adjustable rate mortgage loans designated as Group I (which is comprised entirely of conforming mortgage loans and in which the Group I Underlying Senior Certificate (which will, in turn primarily secure the obligations on the Group I Notes) represents a beneficial interest) and a group of residential first-lien and second-lien, fixed and adjustable rate mortgage loans designated as Group II (which is comprised of conforming and non-conforming mortgage loans and in which the Group II Underlying Senior Certificate (which will, in turn, primarily secure obligations on the Group II Notes) represents a beneficial interest;

•	a security interest in the properties securing the mortgage loans;

•	collections on the mortgage loans;

•	certain hedging agreements (which agreements are not part of any REMIC), as described herein;

•	money on deposit in a pre-funding account (which account is not part of any REMIC) which will be used to purchase subsequent mortgage loans for inclusion in the pool; and

•	certain lender paid mortgage insurance policies and related proceeds.

The Property of the Issuing Entity

The property of the issuing entity will consist of the underlying senior certificates, a reserve fund (which will not be funded at closing), as well as a guaranty issued by the holder of the class C certificates, which guaranty is secured on a non-recourse basis only by the residual cashflow from the underlying trust. The mezzanine certificates, the class I certificates and the class C certificates (except to the extent of the guaranty mentioned above) will not comprise part of the issuing entity estate. The participation interests, the mezzanine certificates, the class I certificates and the class C certificates are herein referred to as the “underlying certificates.”

The Mortgage Loans

The Group I mortgage loans will consist of [            ] loans, with an aggregate principal balance of $[            ]. The Group II mortgage loans will consist of [            ] loans with an aggregate principal balance of $[            ].

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans: [            ]%

Fixed-rate mortgage loans: [            ]%

Interest only mortgage loans: [            ]%

Second lien mortgage loans: [            ]%

Range of mortgage rates: [            ]% to [            ]%

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Weighted average mortgage rate: [            ]%

Range of gross margins of the adjustable-rate mortgage loans: [            ]% to [            ]%

Weighted average gross margin of the adjustable-rate mortgage loans: [            ]%

Range of minimum mortgage rates of the adjustable-rate mortgage loans: [            ]% to [            ]%

Weighted average minimum mortgage rate of the adjustable-rate mortgage loans: [            ]%

Range of maximum mortgage rates of the adjustable-rate mortgage loans: [            ]% to [            ]%

Weighted average maximum mortgage rate of the adjustable-rate mortgage loans: [            ]%

Weighted average next adjustment date of the adjustable-rate mortgage loans: [            ]

Weighted average remaining term to stated maturity: [            ] months

Range of principal balances as of the cut-off date: $[            ] to $[            ]

Average principal balance as of the cut-off date: $[            ]

Range of original loan- to-value ratios(1): [            ]% to [            ]%

Weighted average original loan-to-value ratio(1): [            ]%

Geographic concentrations in excess of 5%:

[California]	[ ]%

[Florida]	[ ]%

[New	York] [ ]%

(1)	As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group I Mortgage Loans have an aggregate principal balance of approximately $[            ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I Mortgage Loans: [            ]%

Fixed-rate Group I Mortgage Loans: [            ]%

Interest-only Group I Mortgage Loans: [            ]%

Second lien Group I Mortgage Loans: [            ]%

Range of mortgage rates: [            ]% to [            ]%

Weighted average mortgage rate: [            ]%

Range of gross margins of the adjustable-rate Group I Mortgage Loans: [            ]% to [            ]%

Weighted average gross margin of the adjustable-rate Group I Mortgage Loans: [            ]%

Range of minimum mortgage rates of the adjustable-rate Group I Mortgage Loans: [            ]% to [            ]%

Weighted average minimum mortgage rate of the adjustable-rate Group I Mortgage Loans: [            ]%

Range of maximum mortgage rates of the adjustable-rate Group I Mortgage Loans: [            ]% to [            ]%

Weighted average maximum mortgage rate of the adjustable-rate Group I Mortgage Loans: [            ]%

Weighted average next adjustment date of the adjustable-rate Group I Mortgage Loans: [            ]

Weighted average remaining term to stated maturity: [            ] months

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Range of principal balances as of the cut-off date: $[            ] to $[            ]

Average principal balance as of the cut-off date: $[            ]

Range of original loan- to-value ratios(1): [            ]% to [            ]%

Weighted average original loan-to-value ratio(1): [            ]%

Geographic concentrations in excess of 5%:

[California]	[ ]%

[Florida]	[ ]%

[New	York] [ ]%

The Group II Mortgage Loans have an aggregate principal balance of approximately $[            ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II Mortgage Loans: [            ]%

Fixed-rate Group II Mortgage Loans: [            ]%

Interest-only Group II Mortgage Loans: [            ]%

Second lien Group II Mortgage Loans: [            ]%

Range of mortgage rates: [            ]% to [            ]%

Weighted average mortgage rate: [            ]%

Range of gross margins of the adjustable-rate Group II Mortgage Loans: [            ]% to [            ]%

Weighted average gross margin of the adjustable-rate Group II Mortgage Loans: [            ]%

Range of minimum mortgage rates of the adjustable-rate Group II Mortgage Loans: [            ]% to [            ]%

Weighted average minimum mortgage rate of the adjustable-rate Group II Mortgage Loans: [            ]%

Range of maximum mortgage rates of the adjustable-rate Group II Mortgage Loans: [            ]% to [            ]%

Weighted average maximum mortgage rate of the adjustable-rate Group II Mortgage Loans: [            ]%

Weighted average next adjustment date of the adjustable-rate Group II Mortgage Loans: [            ]

Weighted average remaining term to stated maturity: [            ] months

Range of principal balances as of the cut-off date: $[            ] to $[            ]

Average principal balance as of the cut-off date: $[            ]

Range of original loan- to-value ratios(1): [            ]% to [            ]%

Weighted average original loan-to-value ratio(1): [            ]%

Geographic concentrations in excess of 5%:

[California] [ ]%

[Florida] [ ]%

[New	York] [ ]%

For additional information on the Mortgage Loans, see “The Mortgage Loans” in this prospectus supplement.

Final Scheduled Payment Date

The final scheduled payment date for all the notes is the payment date in _________, 20[ ].

We anticipate that the actual final payment on each class of notes will occur [on _________, 20[ ]].

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Book-Entry Format

The offered notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company. The offered notes will be offered in registered form, in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, with a minimum investment of $100,000.

Payments on the Notes

Payments Dates

Payments on the notes will be made on the 25th day of each month or, if that day is not a business day, on the next business day, commencing on [            ], 200[ ].

Record Dates

The indenture trustee will make payments to the noteholders of record as of the related record date. The record date for a payment date generally is the last business day prior to that payment date. The record date for the first payment date is [            ], 200[ ].

Payment Priorities

Underlying Trust

On each payment date, the available funds representing interest collections on the mortgage pool remaining after paying any related administrative fees will be distributed to pay interest on the underlying certificates, up to the required amount, in the following order:

•	first, the available funds representing interest from both Groups of mortgage loans to the class I certificates,

•	second, concurrently, with equal priority in payment, (i) the remaining available funds representing interest from the Group I mortgage loans to the Group I underlying senior certificate and (ii) the remaining available funds representing interest from the Group II mortgage loans to the Group II underlying senior Certificate; and

•	third, the remaining available funds representing interest from both Groups to the class M-9, class M-10 and class M-11 certificates according to numerical class designation.

In the event that available funds representing interest from one group of mortgage loans are insufficient to make a required payment of interest to its related underlying senior certificate, then any available funds representing interest from the other group of mortgage loans that remain after payment of interest to its related underlying senior certificate may be used to make such required payment for this purpose to the extent described in this prospectus supplement.

On each payment date, the available funds representing principal collections on the Group I and Group II mortgage loans, including any amounts required to be funded from excess cashflow to the extent necessary to maintain or restore the overcollateralization amount to the required overcollateralization amount, net of any overcollateralization release amount, will be distributed to pay principal on the underlying certificates, up to the required amounts, in the following order:

•	first, the available funds representing principal and excess cashflow from the Group I mortgage loans, to the Group I underlying senior certificate until retired;

•	second, the available funds representing principal and excess cashflow from the Group II mortgage loans, to the Group II underlying senior certificates, until retired; and

•	third, the remaining available funds representing principal and excess cashflow from the Group I and Group II mortgage loans to the class M-9, class M-10 and class M-11 certificates according to numerical class designation, until retired.

In the event that available funds from one group of mortgage loans are insufficient to make a required payment of principal to its related

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underlying senior certificate, then any available funds representing principal and excess cashflow from the other group remaining after payment of principal to its related underlying senior certificate may be used for such required payment to the extent described in this prospectus supplement.

Offered Notes

On each payment date, the amounts received by the note trust representing interest distributions on the two underlying senior certificates and [remaining after paying any related administrative fees] will be applied to the payment of interest on the notes, up to the required amount, on the following order:

•	first, concurrently with equal priority on payment, (i) from the amount distributed as interest on account of the Group I underlying senior certificate, to the Group I Notes the amount of current interest then due, together with any interest accrued and unpaid from prior periods, but exclusive of any Supplemental Interest and (ii) from the amount distributed as interest on account of the Group II underlying senior certificate, to the Group II Notes the amount of current interest then due, together with any interest accrued and unpaid from prior periods, but exclusive of any Supplemental Interest;

•	second, from the remaining funds representing the amount distributed as interest on account of both the Group I underlying senior certificate and the Group II underlying senior certificate, to the mezzanine notes, according to numerical class designation, the amount of current interest then due, exclusive, however, of any current interest which has accrued on any Non-Collateral Portion of any mezzanine note’s principal balance and further exclusive of any Supplemental Interest;

•	third, from the remaining funds representing the amount distributed as interest on account of both the Group I underlying senior certificate and the Group II underlying senior certificate, to the mezzanine notes, the amount of any interest accrued and unpaid from prior periods according to numerical class designation, exclusive, however of any unpaid interest from prior periods which accrued on any Non-Collateralized Portion of any mezzanine’s note’s principal balance, and further exclusive of any Supplemental Interest;

•	fourth, from the remaining funds representing the amount distributed as interest on account of both the Group I underlying senior certificate and the Group II underlying senior certificate, to all notes, on a pro-rata basis (based upon principal balance), the Supplemental Interest; and

•	fifth, from the remaining funds representing the amount distributed as interest on account of both the Group I underlying senior certificate and the Group II underlying senior certificate, to the mezzanine notes, the amount of current interest then due, together with any interest accrued and unpaid from prior periods, on each case accrued on any Non-Collateralized Portion of any mezzanine’s note’s principal balance.

On each payment date, the amounts received by the note trust representing principal distributions on the two underlying senior certificates will be applied to the payment of principal on the notes up to the required amount, in the following order:

•	first, from the amount distributed as principal on account of the Group I underlying senior certificate, to the Group I Notes, until retired;

•

second, from the amount distributed as principal on account of the Group II underlying senior certificate, to the class 2-A1 notes, until retired, then to the class 2-A2 notes, until retired, then to the class 2-A3 notes, until retired, and then to the class 2-A4 notes (however, if all of the mezzanine notes have been retired, then any further principal distributions received by the role trust on account of the Group II underlying senior certificate will be applied

S-6

as payments of principal to the Group II notes, pro-rata, based on principal balance, until the Group II notes have been retired); and

•	third, from the amount distributed as principal on account of the Group II underlying senior certificate, to the mezzanine notes, until retired. See “Description of the Notes and the Trust Certificates—Payments of Principal” in this prospectus supplement.

See “Prepayment and Yield Consequences” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

For any payment date, any available funds for such payment date remaining after making all payments of interest and principal described above shall be paid as described in “Description of the Notes and the Trust Certificates—Allocation of Net Monthly Excess Cashflow” in this prospectus supplement.

We refer you to “Description of the Notes and Trust Certificates” herein for additional information.]

Interest

Interest on the certificates will accrue at the rate of interest, subject to the related available funds cap rate and a maximum rate of 11%, for that class of certificates during the related accrual period. For each payment date, the accrual period will run from the prior payment date to and including the day preceding the applicable payment date, except that for the first payment date, interest begins to accrue on the closing date.

Interest on the notes will accrue at the rate of interest, subject to the related available funds cap rate and a maximum rate of 11%, for that class of notes during the related accrual period. For each payment date, the accrual period will run from the prior payment date to and including the day preceding the applicable payment date, except that for the first payment date, interest begins to accrue on the closing date.

Interest will be calculated on the basis of the actual number of days elapsed in the accrual period and a year consisting of 360 days.

The available funds cap, which will be the same for all classes of notes, will, for any payment date, be the annualized rate, calculated on an “actual/360” basis, equal to (i) the aggregate dollar amount of interest distributions received by the issuing entity in respect of the underlying senior certificates) divided by (ii) the aggregate principal balance of all classes of notes immediately prior to such payment date.

As described above, the mezzanine classes of notes will be entitled to payments of interest on any Non-Collateralized Portion of the principal balance of any such class only on a subordinated basis. The Non-Collateralized Portion is calculated in the aggregate as the excess, if any, of (i) the aggregate principal balance of the notes over (ii) the aggregate principal balance of the underlying senior certificates; such excess is then allocated among the various classes of mezzanine notes in inverse order of seniority, up to the principal balance of such notes.

Pass-Through Rates

The annual rate of interest on each class of the underlying senior certificates will be, subject to the related available funds cap rate and a maximum rate of 11%, as follows:

Class	Rate
A-1I	LIBOR plus [ ]%
W	LIBOR plus [ ]%

If the participation interests remain outstanding after the first payment date on which the clean-up call could be exercised, which is the payment date on which the aggregate principal balance of the mortgage loans is equal to or less than 10% of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the original pre-funded amount, then the rates of interest on each class of

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participation interests will increase to the following rates:

Class	Rate Step Up
A-1I	LIBOR plus [ ]%
A-2I	LIBOR plus [ ]%

The stepped-up rates are also subject to the related available funds cap rate and a maximum rate of 11%.

The annual rate of interest on each class of class A and mezzanine notes will be, subject to the related available funds cap rate and a maximum rate of 11%, as follows:

Class	Rate
1-A1	LIBOR plus [ ]%
2-A1	LIBOR plus [ ]%
2-A2	LIBOR plus [ ]%
2-A3	LIBOR plus [ ]%
2-A4	LIBOR plus [ ]%
M-1	LIBOR plus [ ]%
M-2	LIBOR plus [ ]%
M-3	LIBOR plus [ ]%
M-4	LIBOR plus [ ]%
M-5	LIBOR plus [ ]%
M-6	LIBOR plus [ ]%
M-7	LIBOR plus [ ]%
M-8	LIBOR plus [ ]%

If the notes remain outstanding after the first payment date on which the clean-up call could be exercised on the mortgage loans underlying the interests comprising the issuing entity estate, which is the payment date on which the aggregate principal balance of the mortgage loans is equal to or less than 10% of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the original pre-funded amount, then the rates of interest on each class of notes will increase to the following rates:

Class	Rate Step Up
1- A1	LIBOR plus [ ]%
2-A1	LIBOR plus [ ]%
2-A2	LIBOR plus [ ]%
2-A3	LIBOR plus [ ]%
2-A4	LIBOR plus [ ]%
M-1	LIBOR plus [ ]%
M-2	LIBOR plus [ ]%
M-3	LIBOR plus [ ]%
M-4	LIBOR plus [ ]%
M-5	LIBOR plus [ ]%
M-6	LIBOR plus [ ]%
M-7	LIBOR plus [ ]%
M-8	LIBOR plus [ ]%

[The stepped-up rates are also subject to the related available funds cap rate and a maximum rate of [    ]%.

Principal

On each payment date, the noteholders (together with the class M-9, class M-10 and class M-11 certificates) are scheduled to receive, in the aggregate, an amount of principal generally equal to the sum of:

•	the scheduled principal on the mortgage loans collected or advanced during the related due period;

•	unscheduled principal on the mortgage loans collected during the prior prepayment period;

•	excess interest to the extent necessary to maintain or restore the overcollateralization amount to the required overcollateralization amount; and

•	net of any overcollateralization release amount.

The mezzanine certificates are unlikely to receive any principal payments until, at the earliest, the payment date occurring in ________, 20[ ] (unless the aggregate principal balance of the class A certificates has been reduced to zero).

Principal will be distributed to the certificateholders of each class in accordance with a payment priority which is designed to maintain a specified level of support below each class. This support consists of the notes that are more subordinated to that class, as well as the underlying subordinate certificates and the

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overcollateralization, which is subordinated to all classes of the notes and the underlying subordinate certificates, as well as excess interest from the mortgage loans.

Events of Default

The following events are events of default under the indenture:

•	default for a specified period of time in the payment of any principal or interest [(exclusive of interest on any Non-Collateralized Portion of any mezzanine note, and further exclusive of any Supplemental Interest)] on any note; or

•	the issuing entity is in breach or default of any one or more of the covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

•	the issuing entity consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the issuing entity is generally not paying its debts as they come due, or the issuing entity shall make a general assignment for the benefit of creditors; or

•	certain events of bankruptcy relating to the issuing entity or the issuing entity’s property.

[See “Description of the Notes and Trust Certificates—Events of Default” in this prospectus supplement.]

Acceleration after Event of Default

Upon the occurrence of an event of default, the indenture trustee may, or shall at the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the issuing entity. Such declaration may be rescinded by noteholders representing at least 51% of the aggregate principal balance of the notes.

Amounts collected following the acceleration of the notes will not be distributed in accordance with the priorities set forth above under payment priorities but will instead be distributed in accordance with the priorities set forth under [“Description of the Notes and the Trust Certificates—Events of Default”] in this prospectus supplement.

[See “Description of the Notes and Trust Certificates—Events of Default” in this prospectus supplement.]

Credit Enhancement

The credit enhancement provided to the holders of the notes will consist of subordination, overcollateralization, excess cashflow, mortgage insurance and limited cross-collateralization

Subordination

The rights of the holders of the class A notes to receive payments of amounts received in respect of the underlying senior certificates are senior to the rights of the holders of the mezzanine notes and the rights of the holders of the underlying subordinate certificates.

The underlying senior certificates are subordinate to the class I certificate that will not be part of the property of the issuing entity.

The rights of the holders of the mezzanine notes to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class A notes.

The rights of the holders of the mezzanine notes with higher numerical class designations to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the mezzanine notes with lower numerical class designations.

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Subordination is intended to enhance the likelihood of regular payments on the more senior notes and to afford those notes protection against losses.

Overcollateralization

The underlying trust will have an initial level of overcollateralization of approximately [0.60%] of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the original pre-funded amount. On any payment date after the closing date, the underlying trust fund is required to maintain or restore overcollateralization at the initial level.

The overcollateralization is available for the benefit of all classes of the underlying certificates, and thus, for all classes of notes.

Excess Cashflow

Excess cashflow (which includes excess interest from the mortgage loans) will be used to absorb certain losses on the mortgage loans, to maintain or restore overcollateralization and, to the extent that the overcollateralization is at the required amount, [to pay any unpaid available funds cap shortfalls as described in this prospectus supplement].

Mortgage Insurance

Approximately [    ]% of the initial mortgage loans are covered by a mortgage insurance policy issued by [Mortgage Guaranty Insurance Corporation or PMI Mortgage Insurance Company]. Each such mortgage loan has an original loan-to-value ratio in excess of 60% and the related mortgage insurance policy insures losses to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the related mortgage insurance policy.

Limited Cross-Collateralization

The mortgage loans have been divided into two subpools, designated as the “Group I mortgage loans” and the “Group II mortgage loans.” The Group I mortgage loans primarily support the Group I underlying senior certificate, and thus the Group I notes. [The Group II mortgage loans primarily support the Group II underlying senior certificates. Distributions of collections from both groups of mortgage loans will be used to pay interest and principal to the underlying subordinate certificates, the class I certificates and the class C certificates. To the extent that available funds representing interest from one group of mortgage loans are insufficient to make a required payment of interest to its related underlying senior certificates, then any remaining available funds representing interest from the other group, after payment of interest to its related underlying senior certificates, may be used to make such required payment as described in this prospectus supplement. Likewise, remaining funds representing principal from a group after making the required payment of principal to its related underlying senior certificates may be used to make required principal payments on the other classes of class A certificates as described in this prospectus supplement.

Interest Rate Hedge Agreements

[Insert summary of how swaps/caps work]

Pre-Funding Feature

On the closing date, the depositor will deposit approximately $[            ] into a pre-funding account to be held by the underlying trust which will be used from time to time before the end of the pre-funding period to acquire subsequent mortgage loans to include in the mortgage pool, approximately $[            ] of which will be used to acquire subsequent mortgage loans for Group I and approximately $[            ] of which will be used to acquire subsequent mortgage loans for Group II.

The pre-funding period commences on the closing date and ends on the earlier of (i) the date on which the amount on deposit in the pre-funding account is less than $10,000 and (ii) ______, 20[    ]

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To the extent that the underlying trust does not fully use amounts on deposit in the pre-funding account to purchase subsequent mortgage loans by the end of the pre-funding period, the issuing entity will apply the remaining amounts as a prepayment of principal to the related classes of certificates and a related prepayment of principal on the notes on the payment date immediately following the end of the pre-funding period. Although no assurance is possible, we do not anticipate that a material amount of principal will be prepaid on the certificates and a related prepayment of principal on the notes from amounts in the pre-funding account.

Allocation of Losses

All realized losses on the mortgage loans supporting the underlying certificates will be allocated on each payment date, sequentially as follows: first to the excess cash flow, second in reduction of the overcollateralization amount, third to the reduction of the principal balance of the underlying certificates, in inverse order of priority (i.e., first to class M-11, second to class M-10, third to class M-9, and [fourth to the Subordinate Component of the underlying senior certificates]. Even though a portion of the underlying senior certificates may be so reduced or “written down”, realized losses will not be allocated to reduce the note principal balance of any class of notes. However, investors in the notes should realize that under certain loss scenarios, there may not be enough principal and interest collections to pay to the notes all principal and interest amounts to which such notes are then entitled. If realized losses are incurred, to the extent that the aggregate principal balance of the notes exceeds the aggregate principal balance of the underlying senior certificates, the mezzanine notes may never receive principal or interest in respect of such excess. The amount of interest accrued on the Non-Collateralized Portion of the mezzanine notes will be deferred and such deferral will be allocated to the Class M Notes in inverse order of seniority. The amount of interest so deferred will be paid only on a subordinated basis.

[See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses—Subordination” and “Description of the Notes and the Trust Certificates” in this prospectus supplement.]

Removal and Substitution of Mortgage Loans

Upon the earlier of discovery or receipt of notice by the depositor of a breach of any of the representations and warranties contained in the mortgage loan purchase agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the participation interests, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the sponsor will, either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity. [See “Description of the Notes and Trust Certificates—Representations and Warranties of the Sponsor” in this prospectus supplement.]

The indenture trustee shall review each mortgage loan file and if during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the pooling and servicing agreement, the indenture trustee will promptly so notify the servicer and the sponsor in writing with details thereof. If, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders in the related mortgage loan, the sponsor will either (a) substitute such mortgage loan with a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan. [See “Description of the Notes and Trust Certificates—Delivery of Mortgage Loan Documents” in this prospectus supplement.]

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Advancing

The servicer will be required to advance amounts representing delinquent payments of scheduled principal and interest, other than balloon payments, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. Reimbursement of these advances is senior to payments in respect of the interests comprising the issuing entity estate and therefore senior to the noteholders.

Servicing Fee

The servicer will receive a servicing fee on each payment date in an amount equal to 1/12 of 0.50% per annum times the aggregate principal balance of the mortgage loans as of such date. The servicing fee will be paid out of available funds [on each payment date prior to any payments on the certificates.]

Clean-up Call

The servicer has a clean-up call option on the pool of mortgage loans which, if exercised, would result in early retirement of the certificates as well as the notes on any payment date on or after the date on which the aggregate principal balance of the mortgage loans has declined to 10% or less of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the original pre-funded amount.

Step-Up Rates

If the servicer does not elect to exercise the clean-up call, the margins with respect to each class of class A certificates and notes will increase to twice their initial margins, and the margins with respect to each class of mezzanine certificates and notes will increase to one and one half times their initial margins, in each case on the next payment date.

Federal Income Tax Status

•	It is the opinion of Dewey Ballantine LLP, federal tax counsel to the issuing entity, that for federal income tax purposes:

•	the notes, other than notes held by the owner of the trust certificates, will be characterized as indebtedness, and

•	as long as the issuing entity is wholly-owned either directly by a REIT, or by another qualified REIT subsidiary, that maintains its REIT status, the issuing entity will be treated as a qualified REIT subsidiary and will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness.

Calculation of LIBOR

The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee (provided that, in the case of the interest rate swap agreement, it will be determined by the swap provider) and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. See “Description of the Certificates-Calculation of One-Month LIBOR” in this prospectus supplement.

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ERISA Considerations

After the end of the pre-funding period, the notes may be purchased by ERISA plans provided that certain conditions are satisfied. A fiduciary of any ERISA plan that is considering a purchase of offered certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions for purchase have been satisfied.

Legal Investment

The class A and mezzanine certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the certificates.

Ratings

The offered notes must receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch Ratings in order to be issued:

Class	Ratings
	S&P	Moody’s	Fitch
1-A1
2-A1
2-A2
2-A3
2-A4
M-1
M-2
M-3
M-4
M-5
M-6
M-7
M-8
A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the frequency of principal prepayments or the collection thereof, the corresponding effect on yield to investors or the payment of any shortfall resulting from the application of the related available funds cap rate.

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Risk Factors

Prospective investors should consider, among other things, the items discussed under “Risk Factors” in the prospectus and the following factors in connection with the purchase of the offered notes:

Some of the loans in the mortgage pool were underwritten to non-conforming standards and may experience higher delinquency and loss rates

The underwriting standards for the mortgage loans are described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans”, and are primarily intended to provide single family mortgage loans for non-conforming credits which do not satisfy the requirements of typical “A” credit borrowers. A “non-conforming credit” means a mortgage loan which is ineligible for direct purchase by Fannie Mae due to credit characteristics that do not meet the Fannie Mae underwriting guidelines, for reasons such as creditworthiness and repayment ability; these mortgagors may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other negative credit items. Accordingly, mortgage loans underwritten to non-conforming credit underwriting standards or to standards that do not meet the requirements for typical “A” credit borrowers are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae underwriting guidelines or to typical “A” credit borrowers.

The mortgage pool contains high original loan-to-value loans which could cause losses to holders of the class A and mezzanine notes

Approximately [    ]% of the Group I initial mortgage loans and approximately [    ]% of the Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, with an original loan-to-value ratio in excess of 60% will be covered by a lender-paid mortgage insurance policy (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans).

Approximately [    ]% and [    ]% of the Group I initial mortgage loans and Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, have original loan-to-value ratios in excess of 80%. Mortgage loans with a loan-to-value ratio in excess of 80% will be affected to a greater extent than mortgage loans with a loan-to-value ratio equal to or less than 80% by any decline in the value of the related property securing such mortgage loans. We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Potential inadequacy of credit enhancement

The overcollateralization, subordination, limited cross-collateralization, loss allocation, excess cashflow and primary mortgage insurance features described in this prospectus supplement are intended to enhance the likelihood that the certificateholders will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans. The credit enhancement includes the subordination of excess interest to payment of interest and principal on the class I certificates, class A certificates and mezzanine certificates.

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[Further, while excess interest, if any, will be available to maintain or restore overcollateralization, there may not be sufficient funds available to make the required distribution of interest on the certificates. Such a shortfall would reduce the interest distributed to the class M-9, class M-8, class M-7, class M-6, class M-5, class M-4, class M-3, class M-2, class M-1 notes, sequentially in ascending numerical order.]

The mortgage pool includes balloon loans, which can create increased risk of losses

Approximately [    ]% and [    ]% of the Group I and the Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), respectively, are fixed-rate “balloon loans”; that is, they require monthly payments of principal based on 30-year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment or they require monthly payments of principal based on 40-year amortization schedules and have scheduled maturity dates of 30 years from the due date of the first monthly payment, in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date; or they are adjustable rate “balloon loans”; that is, they have interest rates that are fixed for two, three or five years and then the interest rates float for twenty-eight, twenty-seven or twenty-five years, respectively, and they require monthly payments of principal based on 40-year amortization schedules and have scheduled maturity dates of 30 years from the due date of the first monthly payment. The balloon loans entail a greater degree of risk for prospective investors because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to refinance the related balloon loan or to sell the related mortgaged property. The mortgagor’s ability to sell or refinance will be affected by a number of factors, including the level of prevailing mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition and credit profile of the mortgagor, applicable tax laws and general economic conditions. No person is obligated to refinance any balloon loan.

The mortgage pool includes mortgage loans secured by second-liens on the related mortgaged property

Approximately [    ]% of the Group I initial mortgage loans and approximately [    ]% of the Group II initial mortgage loans (by aggregate principal balance as of the cut-off date) are secured by second-liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first-liens on comparable properties.

The mortgage pool includes interest-only mortgage loans, which may have an increased risk of loss

Approximately [    ]% and [    ]% of the Group I and Group II initial mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date), respectively, do not provide for any required payments of principal during the first five or ten years of their term. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that does not have an interest-only period.

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The mortgage loans have geographic concentrations which could cause losses to the holders if certain events occur in such regions

Approximately [    ]%, [    ]% and [    ]% of the Group I initial mortgage loans (by aggregate principal balance of the Group I initial mortgage loans as of the cut-off date) are secured by properties located in [        ], [        ] and [        ], respectively. Approximately [    ]%, [    ]% and [    ]% of the Group II initial mortgage loans (by aggregate principal balance of the Group II initial mortgage loans as of the cut-off date) are secured by properties located in [        ], [        ] and [        ] respectively. In the event any of these states experiences a decline in real estate values, losses on the mortgage loans may be greater than otherwise would be the case. Such mortgage loans may be subject to prepayment or loss, both of which could affect the yield on the class A and mezzanine certificates and, correspondingly on the notes.

[The final pool of mortgage loans will include mortgage loans which will differ from the pool of initial mortgage loans described in this prospectus supplement

Subsequent mortgage loans may have characteristics different from those of the initial mortgage loans. However, each subsequent mortgage loan must satisfy the eligibility criteria referred to under the “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” at the time of its conveyance to the issuing entity and must be underwritten in accordance with the criteria described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans” herein.]

[The pre-funding feature could result in a significant prepayment on the class A and mezzanine notes at the end of the pre-funding period

If the pre-funding account moneys with respect to a Group of mortgage loans are not fully applied to the purchase of subsequent mortgage loans by the end of the pre-funding period, the related remaining funds will be used to make a principal prepayment on the class A-1I certificates (to the extent the unapplied funds relate to the Group I mortgage loans), the class A-2I certificates (to the extent the unapplied funds relate to the Group II mortgage loans) and the remaining funds for both Groups, to the mezzanine certificates. No assurances can be given that there will not be such a payment.]

The rate and timing of principal prepayments on the mortgage loans could adversely affect the yield on the class A and mezzanine notes

The rate and timing of principal payments on the certificates will depend on the rate and timing of principal payments (including prepayments, defaults, liquidations, purchases of the mortgage loans due to a breach of a representation or warranty and the servicer’s limited right to purchase delinquent mortgage loans) on the mortgage loans. Accordingly, the certificates and, accordingly, the notes are subject to inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. [The Group I Notes will primarily bear the prepayment risk of the Group I mortgage loans, the Group II Notes will primarily bear the prepayment risk of the Group II mortgage loans and the mezzanine notes will bear the prepayment risk of both Groups of mortgage loans.] Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

Approximately [        ]% and [        ]% of the Group I initial mortgage loans and Group II initial mortgage loans (in each case, by aggregate principal balance of the related loan group as of the cut- off date),

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respectively, are subject to prepayment penalties as of the cut-off date. Of the Group I initial mortgage loans that are subject to prepayment penalties, approximately [        ]% are ARM loans and [        ]% are fixed-rate mortgage loans. Of the Group II initial mortgage loans that are subject to prepayment penalties, approximately [        ]% are ARM loans and [        ]% are fixed-rate mortgage loans. Typically, the mortgage loans with a prepayment penalty provision provide for a prepayment charge for partial prepayments and full prepayments. Prepayment charges may be payable for a period of time ranging from one to five years from the related origination date. Such prepayment charges may reduce the rate of prepayment on the mortgage loans. Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

See “Certain Yield and Prepayment Considerations” herein and “Description of the Securities—Weighted Average Life of the Securities” in the prospectus.

The yield to maturity on the notes will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations, purchases of the mortgage loans due to a breach of a representation or warranty and purchases of delinquent loans by the servicer) on the mortgage loans. The yield to maturity on the notes will also depend on the related note interest rate and the purchase price for such notes.

If the notes are purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the notes are purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. The notes were structured assuming, among other things, a prepayment rate and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the notes may vary as determined at the time of sale.

See “Certain Yield and Prepayment Considerations” herein and “Description of the Securities—Weighted Average Life of the Securities” in the prospectus.

The related available funds cap rate or the maximum rate of [        ]% can cause reductions in the amount of interest payable on the class A and mezzanine notes

Each class of class A and mezzanine notes bears interest at a rate subject to a related available funds cap rate and a maximum rate of [        ]%. Furthermore, the indices relating to the ARM loans are different from the index which relates to the notes. Thus, the weighted average coupon rate on such ARM loans may not rise in step with the coupon rate on the notes.

This risk would be increased if the ARM loans in the pool were to be prepaid, increasing the proportion of fixed-rate mortgage loans remaining in the pool.

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The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a new practice in the mortgage lending industry. The company expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of realized losses on the mortgage loans.

The mezzanine notes are particularly sensitive to the timing and amount of losses and prepayments on the mortgage loans

The weighted average lives of, and the yields to maturity on, the class M-1 notes, the class M-2 notes, the class M-3 notes, the class M-4 notes, the class M-5 notes, the class M-6 notes, the class M-7 notes, the class M-8 notes, and the class M-9 notes, will be progressively more sensitive, in reverse order of such notes’ payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in those notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate balance sequentially to the class of mezzanine certificates then outstanding in reverse order of numerical class designation. As a result of such reductions, less interest will accrue on each such class of mezzanine certificates than would otherwise be the case and consequently less amounts will be available to pay the notes. Once a realized loss is allocated to a mezzanine certificate, such amounts may be distributable as a result of Subsequent Recoveries on the Mortgage Loans with respect to such written down amount.

[Unless the note balances of the class A notes have been reduced to zero, the mezzanine notes will not be entitled to any principal distributions until, at the earliest, the payment date in [                        ]. Even after the date on which the mezzanine notes are scheduled to begin to amortize they may become locked out of receiving principal distributions during periods in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of such notes will be longer than would otherwise be the case if distributions of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of such notes, the holders of such notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency levels occur, it is possible for such notes, for so long as the class A notes are outstanding, to receive no principal distributions even if no losses have occurred on the mortgage pool.]

The structure of the mezzanine notes causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because payments of principal will be made to the holders of such notes according to the priorities described in this prospectus supplement,

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the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal payments on such classes.

Ratings on the offered notes are dependent upon the creditworthiness of Mortgage Guaranty Insurance Corporation, Radian Guaranty, Inc. and PMI Mortgage Insurance Company

The ratings assigned to the class A and mezzanine notes by the rating agencies will be based in part on the credit characteristics of the mortgage loans and on ratings assigned to Mortgage Guaranty Insurance Corporation, Radian Guaranty, Inc. and PMI Mortgage Insurance Company. Mortgage Guaranty Insurance Corporation insures approximately [        ]% of the Group I statistical mortgage loans having lender-paid mortgage insurance policies and approximately [        ]% of the Group II initial mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date) having lender-paid mortgage insurance policies. Radian Guaranty, Inc. insures approximately [        ]% of the Group I initial mortgage loans having lender-paid mortgage insurance policies and approximately [        ]% of the Group II initial mortgage loans having lender paid mortgage insurance policies (by aggregate principal balance of the related loan group as the cut-off date) having lender-paid mortgage insurance policies. PMI Mortgage Insurance Company insures approximately [        ]% of the Group II initial mortgage loans having lender-paid mortgage insurance policies. Of the Group I initial mortgage loans, approximately [        ]% (by aggregate principal balance of the related loan group as of the cut-off date) are covered by lender-paid mortgage insurance policies. Of the Group II initial mortgage loans, approximately [        ]% (by aggregate principal balance of the related loan group as of the cut-off date) are covered by lender-paid mortgage insurance policies. Any reduction in the ratings assigned to Mortgage Guaranty Insurance Corporation or PMI Mortgage Insurance Company by the rating agencies could result in the reduction of the ratings assigned to the offered notes. This reduction in ratings could adversely affect the liquidity and market value of the offered notes.

The call of soldiers into active duty could limit the servicer’s ability to collect on the loans

As described in the prospectus, the Servicemembers Civil Relief Act, as amended, and similar state laws limit the rate of interest and the ability of the servicer to foreclose on mortgages if the mortgagor is called into military service after the origination of the loan. A number of reservists and other soldiers have been recently called into active duty and additional soldiers could be called into service in the future. If any of the borrowers enter into active military duty, shortfalls and losses to the issuing entity and the notes could result.

[NovaStar Financial, Inc. is subject to certain class action litigation

Since April 2004, a number of substantially similar class action lawsuits have been filed and consolidated into a single action in the United States District Court for the Western District of Missouri. The consolidated complaint generally alleges that NovaStar Financial, Inc. (the “Company”) made public statements that were misleading for failing to disclose certain regulatory and licensing matters. The plaintiffs purport to have brought this consolidated action on behalf of all persons who purchased the Company’s common stock (and sellers of put options on the Company’s stock) during the period from October 29, 2003 through April 8, 2004. On January 14, 2005, the Company filed a motion to dismiss this action, and on May 12, 2005, the court denied such motion. The Company believes that these claims are without merit and intends to vigorously defend against them.]

Violation of various federal and state laws may result in losses on the mortgage loans

The so-called “holder-in-due-course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave

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rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

In addition to the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”), a number of legislative proposals have been introduced at the federal, state and municipal level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The sponsor’s failure to comply with these laws could subject the issuing entity and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans whether held by the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Violations of certain provisions of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, could subject the issuing entity to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

The sponsor will represent that as of the Closing Date or the Subsequent Transfer Date, as applicable, each mortgage loan originated by it is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under “Description of the Certificates—Assignment of Mortgage Loans” herein.

The credit rating of the swap provider and its guarantor could affect rating of notes

[        ] has a [        ] rating of “[        ]” by Standard & Poor’s, a [        ] of “[        ]” by Moody’s Investors Service, Inc. and a [        ] of “[        ]” by Fitch Ratings.

The ratings on the notes are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute swap provider is not obtained or collateral is not posted in accordance with the terms of the interest rate swap agreement, the ratings of the notes may be qualified, reduced or withdrawn. In such event, the value and marketability of the notes may be adversely affected.

See “Description of the Notes— Summary of Interest Rate Swap Cap Agreements.”

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Use of Proceeds

After deducting the estimated expenses of this offering, the net proceeds to the company from the sale of the offered certificates are estimated to be $[            ]. The company will use the entire net proceeds to pay the sponsor for the initial mortgage loans and to make the initial deposit to the pre-funding account. The sponsor anticipates that it will use a portion of the proceeds to repay indebtedness and accrued interest under its warehouse lines of credit, including those provided by one or more affiliates of the underwriters. The depositor and the sponsor believe that funds provided by the net proceeds of this offering will be sufficient to accomplish the purposes set forth above.

Description of the Mortgage Pool

The statistical information presented in this prospectus supplement describes only the Group I initial mortgage loans and the Group II initial mortgage loans (collectively, the “initial mortgage loans”) that are expected to be included in the issuing entity estate on the closing date, and does not include the subsequent mortgage loans which may be acquired through the pre-funding feature.

The “cut-off date” for the initial mortgage loans is the later of [            ], and the date of origination of such initial mortgage loan. The cut-off date for any subsequent mortgage loan is the later of (i) the first day of the month in which such subsequent mortgage loan is acquired by the issuing entity and (ii) the date of origination of such subsequent mortgage loan.

It is possible that some of the initial mortgage loans may be repaid or prepaid in full or in part, or otherwise removed from the mortgage pool prior to the closing date. In this event, other mortgage loans may be transferred to the issuing entity. The company believes that the information set forth herein with respect to the mortgage pool and each loan group as presently constituted is representative of the characteristics of the initial mortgage pool and each initial loan group as they will be constituted on the closing date, although some characteristics in the initial mortgage pool may vary.

All statistical information related to the initial mortgage loans and contained herein is stated as of [            ], 200[ ] and all percentages, unless otherwise stated, are by aggregate principal balance.

This prospectus supplement contains information regarding the initial mortgage loans to be included in the pool as of the closing date. These initial mortgage loans consist of mortgage loans originated through [            ], 200[ ].

Subsequent mortgage loans are intended to be purchased by the issuing entity from the sponsor from time to time before the end of the pre-funding period, from funds on deposit in the pre-funding account as described below under “—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account.” The subsequent mortgage loans must conform to certain specified characteristics described below under “—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account.” Although these subsequent mortgage loans will have characteristics that differ somewhat from the initial mortgage loans we describe in this prospectus supplement, the company does not expect that their characteristics will vary materially from the initial mortgage loans. In addition, all subsequent mortgage loans must conform to the representations and warranties in the pooling and servicing agreement.

The mortgage pool will consist of conventional, monthly payment, first- and second-lien mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. The mortgage pool will consist of both adjustable-rate mortgage (“ARM”) loans and fixed-rate mortgage loans.

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NovaStar Mortgage, Inc., in its capacity as sponsor, will convey the mortgage loans to [NovaStar Mortgage Funding Corporation][NovaStar Certificates Financing Corporation] pursuant to a mortgage loan purchase agreement. [NovaStar Mortgage Funding Corporation][NovaStar Certificates Financing Corporation] will then convey the mortgage loans to the issuing entity. All of the mortgage loans will be serviced by NovaStar Mortgage, Inc., as the servicer. The sponsor will make various representations and warranties regarding the mortgage loans under the mortgage loan purchase agreement and will have repurchase or substitution obligations if those representations or warranties are breached and such breach has a material adverse impact on the value of the mortgage loan or the certificateholders’ interest therein. The obligations of NovaStar Mortgage, Inc. under the mortgage loan purchase agreement will be guaranteed by an affiliate, NovaStar Financial, Inc. See “Description of the Certificates—Assignment of Mortgage Loans” herein.

The mortgages for certain mortgage loans were or may be, at the sole discretion of the servicer, originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns; furthermore, subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS System. For certain other mortgage loans, (i) the mortgage was originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were or may be, at the sole discretion of the servicer, registered electronically through the MERS System. For each of such mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any beneficial interest in the mortgage loan.

Approximately [            ]% by principal balance of the initial mortgage loans have original loan-to-value ratios in excess of 80%. Approximately [            ]% of the initial mortgage loans with an original loan-to-value ratio in excess of 60% are covered by a lender-paid primary mortgage insurance policy insuring first losses on the principal balance of each initial mortgage loan. See “Description of the Mortgage Pool—Private Mortgage Insurance” herein. The remainder of the initial mortgage loans will either be covered by a borrower-paid mortgage insurance policy or will not be covered by a mortgage insurance policy.

As of the cut-off date, the minimum loan-to-value ratio at origination for the initial mortgage loans was approximately [            ]%, the maximum loan-to-value ratio at origination was approximately 100.00%, and the weighted average loan-to-value ratio at origination was approximately [            ]% (references to loan-to-value ratios in this prospectus supplement are references to combined loan-to-value ratios with respect to second-lien mortgage loans).

All of the mortgage loans will contain a customary “due-on-sale” clause, although the mortgage loans may be assumable if permitted by the servicer under certain circumstances. See “Certain Yield and Prepayment Considerations” herein. Pursuant to the terms of the pooling and servicing agreement, the servicer will be entitled to all late payment charges received on the mortgage loans as additional servicing compensation and such amounts will not be available for distribution on the certificates.

The initial mortgage loans have original terms to stated maturity of not more than 360 months.

Approximately [            ]% of the initial mortgage loans are 30 to 59 days delinquent as of the cut-off date. Approximately [            ]% of the initial mortgage loans are 60 or more days delinquent as of the cut-off date.

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Approximately [            ]% of the initial mortgage loans are secured by a first-lien on the related mortgaged property, and approximately [            ]% of the initial mortgage loans are secured by a second-lien on the related mortgaged property.

Approximately [            ]% of the initial mortgage loans are secured by a first-lien on the related mortgaged property for which a second-lien was originated at the same time as the first-lien.

None of the initial mortgage loans are subject to temporary buydown plans, pursuant to which the monthly payments made by the mortgage during the early years of the loan are less than the scheduled monthly payments thereon.

The due date for substantially all of the initial mortgage loans is the first day of the month.

Of the initial mortgage loans, approximately [            ]% by principal balance are ARM loans and approximately [            ]% are fixed-rate mortgage loans. The mortgage rates on all of the ARM loans adjust semi-annually.

Prepayment Charges

Of the initial mortgage loans, approximately [            ]% by principal balance are subject to prepayment penalties as of the cut-off date. Of the initial mortgage loans subject to prepayment penalties, approximately [            ]% are ARM loans, and approximately [            ]% are fixed-rate mortgage loans. The prepayment penalty provisions typically provide for payment of a prepayment penalty for partial prepayments and full prepayments. Prepayments may be payable for a period of time ranging from one to five years from the related origination date. Prepayment penalties received on the mortgage loans will be available for distribution on the class C certificates only.

The initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

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Geographic Distribution of the Mortgaged Properties of the Initial Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

No more than approximately [__]% (the highest concentration in a single zip code) of the initial mortgage loans will be secured by mortgaged properties located in [            ] in the [            ] zip code.

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Types of Mortgaged Properties of the Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Use of Proceeds of the Initial Mortgage Loans

Use of Proceeds (1)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

(1)	In general, in the case of a mortgage loan made for “rate/term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related mortgaged property and to pay associated origination and closing costs. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Occupancy Status of the Mortgaged Properties of the Initial Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

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Documentation Type of the Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Risk Classification of the Initial Mortgage Loans

Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

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Original Loan-to-Value Ratios of the Initial Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [            ]% (approximate)

Principal Balances of the Initial Mortgage Loans

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Average: $[ ] (approximate)

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Remaining Terms to Maturity of the Initial Mortgage Loans

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [ ] months (approximate)

Lien Position of the Initial Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Credit Scores of the Initial Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [ ] (approximate)

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Current Mortgage Rates of the Initial Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [            ]% (approximate)

Fixed Rate Mortgage Loan Types of the Initial Fixed Rate Mortgage Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial Fixed Rate Mortgage Loans by Aggregate Principal Balance

Total

*	(10 Year IO Term)

S-29

Initial Periodic Rate Cap of the Initial ARM Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

Periodic Rate Cap of the Initial ARM Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

Maximum Loan Rates of the Initial ARM Loans

Range of Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [    ]% (approximate)

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Minimum Loan Rates of the Initial ARM Loans

Range of Minimum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [    ]% (approximate)

Next Interest Adjustment Date of the Initial ARM Loans

Next Interest Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

The weighted average remaining months to the next interest adjustment date of the Initial ARM loans as of the cut-off date will be approximately 24 months.

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Gross Margins of the Initial ARM Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [    ]% (approximate)

ARM Mortgage Loan Types of the Initial ARM Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Initial ARM Loans by Aggregate Principal Balance

Total

*	(5 Year IO Term)

**	(10 Year IO Term)

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Distribution of Seasoning

Aggregate Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Coupon	Average Seasoning	Remaining Term (in months)	Weighted Average Credit Score	Weighted Average Original LTV
		$	%	$	%				%

Total:		$	%	$	%				%

S-33

Adjustable Rate Feature of the ARM Loans

Effective with the first payment due on an ARM loan after each related adjustment date, the monthly payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the mortgage loan over its remaining term. The weighted average number of months from the cut-off date to the next adjustment date for the initial ARM loans is approximately 24 months.

Adjustments to the mortgage rates on substantially all of the initial ARM loans commence after an initial period after origination of two years, three years or five years in each case on each applicable adjustment date to a rate equal to the sum, generally rounded up to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index plus (ii) a fixed gross margin. Substantially all of the initial ARM mortgage loans are subject to an initial fixed rate period. In addition, the mortgage rate on each ARM loan is subject, on its first adjustment date following its origination, to a cap and on each adjustment date thereafter to a periodic rate cap. All of the ARM loans are also subject to specified maximum and minimum lifetime mortgage rates. The initial ARM loans were generally originated with an initial mortgage rate below the sum of the current index and the gross margin. Due to the application of the periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any initial ARM loan, as adjusted on any related adjustment date, may not equal the sum of the related index and the gross margin.

Substantially all of the initial ARM loans will not have reached their first adjustment date as of the closing date. The initial mortgage rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the related index in effect at origination. ARM loans that have not reached their first adjustment date are, therefore, subject to the initial periodic rate cap on their first adjustment date.

The index applicable to the determination of the mortgage rate on all of the initial ARM loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks, as published in the Western Edition of The Wall Street Journal, and most recently available as of the first business day generally 30 days prior to the adjustment date (“Six-Month LIBOR”).

Mortgage Loan Groups

The mortgage loans have been divided into two subpools, designated as the “Group I mortgage loans,” and the “Group II mortgage loans.” The Group I mortgage loans will consist exclusively of mortgage loans that conform to certain agency guidelines described herein. The Group II mortgage loans will consist of a combination of mortgage loans which may conform to certain agency guidelines described herein and mortgage loans that may not conform to such agency guidelines. The Group I Certificates primarily represent interests in the Group I mortgage loans. The Group II Certificates primarily represent interests in the Group II mortgage loans. The mezzanine certificates, the class I certificates and the class C certificates represent interests in both Groups of mortgage loans. Information about the characteristics of the mortgage loans in each Group is described under “The Group I Initial Mortgage Loans,” and “The Group II Initial Mortgage Loans” below.

The Group I Initial Mortgage Loans

The Group I initial mortgage loans consist of [            ] mortgage loans that have an aggregate principal balance of approximately $[            ] as of the cut-off date.

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All of the Group I initial mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (i) none of the Group I mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, or any comparable state law, (ii) none of the proceeds from any of the Group I mortgage loans will be used to finance single premium credit life insurance policies, (iii) the servicer will accurately and fully report its borrower credit files to the three largest credit repositories in a timely manner, (iv) none of the Group I mortgage loans impose a prepayment penalty more than three years after origination of the mortgage loan, (v) each of the Group I initial mortgage loans complies in all material respects with applicable local, state and federal laws including, but not limited to, all applicable predatory and abusive lending laws, (vi) none of the Group I initial mortgage loans are “high cost,” “covered” (excluding home loans defined as “covered homes” pursuant to the New Jersey Home Ownership Security Act of 2002), “high risk home,” or “predatory” loan under any applicable federal, state or local law (or are similarly classified and/or defined using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) mortgage loans, (vii) none of the Group I initial mortgage loans originated on or after October 1, 2002 and before March 7, 2003 are secured by property located in the State of Georgia, and none of the Group I initial mortgage loans originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, (viii) the servicer for each of the Group I mortgage loans has fully furnished (and, on a going forward basis, will fully furnish), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis (during the period in which the servicer serviced the Group I mortgage loans), (ix) the principal balance at origination for each Group I mortgage loan originated in most states may not exceed $[            ] for single-family residences, $[            ] for two-family residences, $[            ] for three-family residences and $[            ] for four-family residences and (x) with respect to the Group I initial mortgage loans originated on or after August 1, 2004 none of the related mortgages nor the related mortgage notes require the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

Approximately [            ]% of the Group I initial mortgage loans are fixed-rate mortgage loans, and approximately [            ]% of the Group I initial mortgage loans are ARM loans.

Approximately [            ]% of the Group I initial mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

Approximately [            ]% of the Group I initial mortgage loans had loan-to-value ratios at origination in excess of 80%.

Approximately [            ]% of the Group I initial mortgage loans are secured by first-liens on the related mortgaged property and approximately [            ]% of the Group I initial mortgage loans are secured by second-liens on the related mortgaged property.

The weighted average remaining term to maturity of the Group I initial mortgage loans is approximately [            ] months as of the cut-off date.

The average principal balance of the Group I initial mortgage loans as of the cut-off date was approximately $[            ]. No Group I initial mortgage loan had a principal balance, as of the cut-off date, of greater than approximately $[            ] or less than approximately $[            ].

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The Group I initial mortgage loans had mortgage rates of not less than approximately [            ]% per annum and not more than approximately [            ]% per annum as of the cut-off date, and the weighted average mortgage rate of the Group I initial mortgage loans was approximately [            ]% per annum as of the cut-off date.

The Group I initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

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Geographic Distribution of the Mortgaged Properties of the Group I Initial Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

No more than approximately [            ]% (the highest concentration in a single zip code) of the Group I initial mortgage loans will be secured by mortgaged properties located in [            ] in the [            ] zip code.

S-37

Types of Mortgaged Properties of the Group I Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Use of Proceeds of the Group I Initial Mortgage Loans

Use of Proceeds (1)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

(1)	In general, in the case of a mortgage loan made for “rate/term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related mortgaged property and to pay associated origination and closing costs. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Occupancy Status of the Mortgaged Properties of the Group I Initial Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

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Documentation Type of the Group I Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Risk Classification of the Group I Initial Mortgage Loans

Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

S-39

Original Loan-to-Value Ratios of the Group I Initial Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [            ]% (approximate)

Principal Balances of the Group I Initial Mortgage Loans

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Average: $[            ] (approximate)

S-40

Remaining Terms to Maturity of the Group I Initial Mortgage Loans

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [            ] months (approximate)

Lien Position of the Group I Initial Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Credit Scores of the Group I Initial Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [            ] (approximate)

S-41

Current Mortgage Rates of the Group I Initial Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [            ]% (approximate)

Fixed Rate Mortgage Loan Types of the Group I Initial Fixed Rate Mortgage Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial Fixed Rate Mortgage Loans by Aggregate Principal Balance

Total

*	(10 Year IO Term)

S-42

Initial Periodic Rate Cap of the Group I Initial ARM Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

Periodic Rate Cap of the Group I Initial ARM Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

Maximum Loan Rates of the Group I Initial ARM Loans

Range of Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [            ]% (approximate)

S-43

Minimum Loan Rates of the Group I Initial ARM Loans

Range of Minimum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [            ]% (approximate)

Next Interest Adjustment Date of the Group I Initial ARM Loans

Next Interest Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

The weighted average remaining months to the next interest adjustment date of the Group I Initial ARM loans as of the cut-off date will be approximately 24 months.

S-44

Gross Margins of the Group I Initial ARM Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [            ]% (approximate)

ARM Mortgage Loan Types of the Group I Initial ARM Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group I Initial ARM Loans by Aggregate Principal Balance

Total

*	(5 Year IO Term)

**	(10 Year IO Term)

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The Group II Initial Mortgage Loans

The Group II initial mortgage loans consist of [            ] mortgage loans that have an aggregate principal balance of approximately $[            ] as of the cut-off date.

None of the Group II initial mortgage loans are subject to HOEPA and each of the Group II initial mortgage loans complies in all material respects with applicable local, state and federal laws, including but not limited to, all applicable predatory and abusive lending laws.

None of the Group II initial mortgage loans are “high cost” or “Section 32” mortgage loans.

Approximately [            ]% of the Group II initial mortgage loans are fixed-rate mortgage loans, and approximately [            ]% of the Group II initial mortgage loans are ARM loans.

Approximately [            ]% of the Group II initial mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

Approximately [            ]% of the Group II initial mortgage loans had loan-to-value ratios at origination in excess of 80%.

Approximately [            ]% of the Group II initial mortgage loans are secured by first-liens on the related mortgaged property and approximately [            ]% of the Group II initial mortgage loans are secured by second-liens on the related mortgaged property.

The weighted average remaining term to maturity of the Group II initial mortgage loans is approximately [            ] months as of the cut-off date.

The average principal balance of the Group II initial mortgage loans as of the cut-off date was approximately $[            ]. No Group II initial mortgage loan had a principal balance, as of the cut-off date, of greater than approximately $[            ] or less than approximately $[            ].

The Group II initial mortgage loans had mortgage rates of not less than approximately [            ]% per annum and not more than approximately [            ]% per annum as of the cut-off date, and the weighted average mortgage rate of the Group II initial mortgage loans was approximately [            ]% per annum as of the cut-off date.

The Group II initial mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

S-46

Geographic Distribution of the Mortgaged Properties of the Group II Initial Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

No more than approximately [            ]% (the highest concentration in a single zip code) of the Group II initial mortgage loans will be secured by mortgaged properties located in [            ] in the [            ] zip code.

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Types of Mortgaged Properties of the Group II Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Use of Proceeds of the Group II Initial Mortgage Loans

Use of Proceeds (1)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

(1)	In general, in the case of a mortgage loan made for “rate/term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related mortgaged property and to pay associated origination and closing costs. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Occupancy Status of the Mortgaged Properties of the Group II Initial Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

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Documentation Type of the Group II Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Risk Classification of the Group II Initial Mortgage Loans

Grade	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

S-49

Original Loan-to-Value Ratios of the Group II Initial Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [            ]% (approximate)

Principal Balances of the Group II Initial Mortgage Loans

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Average: $[            ] (approximate)

S-50

Remaining Terms to Maturity of the Group II Initial Mortgage Loans

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [    ] months (approximate)

Lien Positions of the Group II Initial Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

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Credit Scores of the Group II Initial Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [    ] (approximate)

Current Mortgage Rates of the Group II Initial Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Mortgage Loans by Aggregate Principal Balance

Total

Weighted Average: [        ]% (approximate)

S-52

Fixed Rate Mortgage Loan Types of the Group II Initial Fixed Rate Mortgage Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial Fixed Rate Mortgage Loans by Aggregate Principal Balance

Total

*	(10 Year IO Term)

Initial Periodic Rate Cap of the Group II Initial ARM Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

Periodic Rate Cap of the Group II Initial ARM Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

S-53

Maximum Loan Rates of the Group II Initial ARM Loans

Range of Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [        ]% (approximate)

Minimum Loan Rates of the Group II Initial ARM Loans

Range of Minimum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [        ]% (approximate)

S-54

Next Interest Adjustment Date of the Group II Initial ARM Loans

Next Interest Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

The weighted average remaining months to the next interest adjustment date of the Group II Initial ARM loans as of the cut-off date will be approximately 24 months.

Gross Margins of the Group II Initial ARM Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

Weighted Average: [        ]% (approximate)

S-55

ARM Mortgage Loan Types of the Group II Initial ARM Loans

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of the Group II Initial ARM Loans by Aggregate Principal Balance

Total

*	(5 Year IO Term)

**	(10 Year IO Term)

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Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

On the closing date, approximately $[            ], the original pre-funded amount, will be deposited in a pre-funding account which will be in the name of the trustee and will be part of the issuing entity and which amount will be used to acquire subsequent mortgage loans. Of the original pre-funded amount, approximately $[            ] will be used to acquire subsequent mortgage loans for inclusion in Group I and approximately $[            ] will be used to acquire subsequent mortgage loans for inclusion in Group II. During the pre-funding period, the related original pre-funded amount will be reduced by the amount used to purchase subsequent mortgage loans. The “pre-funding period” is the period commencing on the closing date and ending on the earlier to occur of (i) the date on which the amount on deposit in the pre-funding account is less than $10,000 and (ii) ________, 200[ ].

The purchase price for each subsequent mortgage loan will be approximately 100% of the then outstanding principal balance.

No more than approximately [            ]% of the subsequent mortgage loans may be between 30 and 59 days delinquent as of the applicable cut-off date. No less than approximately [.50]% of the subsequent mortgage loans that are underwritten to the sponsor’s underwriting standards for all credit risks will be covered by a mortgage insurance policy or have a loan-to-value ratio less than or equal to 60%, and each such mortgage insurance policy will insure losses to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the related policy.

Each subsequent mortgage loan will have been underwritten in accordance with the criteria described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans.”

The trustee shall not agree to any transfer of subsequent mortgage loans without a confirmation from the rating agencies that the acquisition of those subsequent mortgage loans will not result in a downgrade, withdrawal or qualification of the ratings then in effect for the outstanding certificates. The rating agencies shall consent to all subsequent transfers and each subsequent mortgage loan will satisfy the following criteria (among other criteria described in the pooling and servicing agreement):

•	the remaining stated term to maturity will not exceed [ ] months;

•	the subsequent mortgage loan must have an outstanding principal balance of at least [$10,000];

•	the subsequent mortgage loan must have a loan-to-value ratio equal to or less than 100%;

•	the stated maturity of the subsequent mortgage loan will be no later than [______, 2036];

•	the subsequent mortgage loan shall not provide for negative amortization; and

•	the subsequent mortgage loan if it is a fixed rate loan, must have a fixed mortgage rate of at least [ ]% or, if an ARM loan, a minimum mortgage rate of at least [ ]%.

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Following the purchase of the subsequent mortgage loans by the issuing entity, all mortgage loans must have a weighted average mortgage rate and a weighted average loan-to-value ratio which will not vary materially from those statistics with respect to the pool of initial mortgage loans.

The Originator

All of the initial mortgage loans were originated or purchased by NovaStar Mortgage, Inc., a Virginia corporation and a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation, in the ordinary course of business on a loan-by-loan basis directly from mortgage brokers and mortgage loan originators. NovaStar Mortgage, Inc. also acts as the sponsor and servicer, as described herein.

The sponsor originates non-conforming residential mortgage loans through a network of unaffiliated wholesale loan brokers. The sponsor utilizes a network of approximately 10,800 wholesale loan brokers in 50 different states. In addition, the sponsor services loans nationwide, and is licensed to do business as a foreign corporation in 50 states. The sponsor’s principal executive offices are located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. The principal offices for the sponsor’s mortgage lending operations are in Lake Forest, California; Cleveland, Ohio and Troy, Michigan. The sponsor is an approved HUD lender. The sponsor has operated as an originator of mortgage loans since 1997.

[INSERT THIRD-PARTY ORIGINATOR INFORMATION, IF APPLICABLE]

Underwriting Standards for the Mortgage Loans

All of the initial mortgage loans were originated or purchased by the sponsor in the ordinary course of business on a loan-by-loan basis directly from mortgage brokers and mortgage loan originators.

The underwriting guidelines of the sponsor are intended to evaluate the credit history of the potential borrower, the capacity of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant’s income, liabilities and employment history. Prior to issuing an approval on the loan, the loan underwriter runs an independent credit report, which provides detailed information concerning the payment history of the borrower on all of their debts to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriter’s comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae. The properties securing the mortgage loans are appraised by qualified independent appraisers who are generally approved by the related originator. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been used for underwriting purposes.

The underwriting guidelines include six levels of applicant documentation requirements, referred to as “Full Documentation,” “Limited Documentation”, “Stated Income”, “No Documentation”, “No Income/No Asset” and “Streamline”. Under the Full Documentation program applicants generally are required to submit verification of employment and most recent pay stub or prior two years W-2 forms and most recent pay stub. Under the Limited Documentation program, no such verification is required, however, bank statements for the most recent consecutive 6 month period are required to evidence cash

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flow. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Under the “No Documentation” program, an applicant provides no information as it relates to their income. Under the “No Income/No Asset” program, the applicant’s income and assets are not verified, however the applicant’s employment is verified. Under the Streamline program, this is allowed only for our Retention division for borrowers that currently have a mortgage with the sponsor. The documentation required for this loan is based on previous documentation type. If a “Streamline loan’s original documentation type was “Full Documentation”, then a verification of the applicant’s employment is the only requirement. Mortgage loans originated under any program other than the “Full Documentation” program require less documentation and verification than do traditional “Full Documentation” programs. Given that the sponsor primarily lends to non-conforming borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.

On a case-by-case basis, exceptions to the underwriting guidelines are made where the sponsor believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower’s monthly debt service payments, the loan-to-value ratio on the loan, as applicable, or other criteria that in the judgment of the loan underwriter warrant an exception. All loans in excess of $350,000 currently require the approval of the underwriting supervisor or designee approved by the supervisor. All loans over $650,000 require the approval of the VP of Operations or Corporate Credit Department or its approved designees. In addition, the President of the sponsor approves all loans in excess of $1,100,000.

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Underwriting Standards

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	Alt-A (Jumbo)	Piggybacks
Mortgage History	No 30 day lates within last 12 months	Unlimited 30 day lates within the last 12 months	Unlimited 60 day lates within last 12 months	Unlimited 90 day lates within last 12 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 12 months if first is M Series or within the last 24 months if first is Alt-A M Series 580 Alta
Minimum FICO	520	500	500	520	620	620	620	620	620
Consumer Credit	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Bankruptcy Filings	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 1 year since discharge date.	Chapter 7: discharged	Chapter 7: 3 years since discharge date.	Chapter 7: 3 years since discharge date.	Chapter 7: 3 years since discharge date.	Chapter 7: 3 years since discharge date.	Chapter 7: M Series 2 years Alta 3 years since discharge date.
	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: Discharged at closing (0 x 30 BK Rating)	Chapter 13: discharged at closing (w/ 0 X 30 BK rating)	Chapter 13: 3 years since discharge date.	Chapter 13: 3 years since discharge date.	Chapter 13: 3 years since discharge date.	Chapter 13: 3 years since discharge date.	Chapter 13: M Series 2 years Alta 3 years since discharge date.

Prior Foreclosure/ NOD	>24 months	>24 months	>24 months	>12 months	48 months	48 months	48 months	48 months	M Series 24 months Alta 48 months

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Underwriting Standards (continued)

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	Alt-A (Jumbo)	Piggybacks
Adverse Accounts	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	All adverse accounts in the last 12 months must be satisfied at closing; all tax liens, judgments and child support arrearages must be paid regardless of age

Debt-to-Income Ratio	50% (60% at lowered LTV)	50% (60% at lowered LTV)	50% (60% at lowered LTV)	55%	n/a	n/a	50%; 45% if 100% LTV	50%	50%

Maximum Loan-to-Value Ratio	100% (600 score) 100% (580 purchase only) or 97%/95% (580 score) or 90% (520)	100% (600 score) 100% (580 purchase only) or 97%/95% (580 score), 90% (520 score) ,or 75% (500 score)	85% (540 score), 80% (520 score), or 70% (500 score)	75%	95%	90%	100% (min 660 score, Full Doc only); 95% with 660 score; 90% with 620 score	80%	100% CLTV

Maximum Combined Loan-to-Value Ratio	100% (max 80% LTV ) or 95%	100% (max 80% LTV ) or 95%	100% (max 80% LTV ) or 90%	85%	100% (NMI second loan only)	100% (NMI second loan only)	100% (NMI second loan only)	95%	100%

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Close attention is paid to geographic diversification in managing credit risk. The sponsor believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. The sponsor has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by the sponsor higher than twice that market’s percentage of the total national market share.

Quality control reviews are conducted to ensure that all mortgage loans meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. The sponsor reviews 5-10% of each month’s production. The random audit selection criteria includes a proportional representation of loan type, loan product, loan purpose, FICO score, LTV, underwriting grade, state and broker.

Credit scores for the borrowers are calculated by averaging all the available individual borrower and co-borrower credit scores.

Delinquency and Loss Information for the Mortgage Loans

Such table sets forth certain information regarding the delinquency performance in the past twelve months as of the cut-off date for [        ] mortgage loans with an aggregate principal balance of approximately $[        ] representing approximately [        ]% of the aggregate pool. [For [        ] Mortgage Loans with an aggregate principal balance of approximately $[        ] representing approximately [        ]% of the aggregate pool, the delinquency information below is not available.] No Mortgage Loan has been delinquent more than [    ] days in the past twelve months.

As of [____],
(dollars in thousands)
	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Principal Balance	Percentage of Principal Balance(2)
Delinquency
30 - 59 days
60 - 89 days
90 - 119 days
120-149 days
[insert 30 day buckets until chargeoff]
Foreclosures
Total delinquencies and foreclosures
Real estate owned
[Losses on Mortgage Loans (3)(4)]

(1)	These percentages are based on the percentage of the total number of mortgage loans for which such delinquency information is available.

(2)	These percentages are based on the percentage of the aggregate principal balance of the mortgage loans for which such delinquency information is available.

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Private Mortgage Insurance Policies

[Approximately [            ]%, and [            ]% of the Group I initial mortgage loans and the Group II initial mortgage loans by principal balance, respectively, are covered by mortgage insurance policies issued by Mortgage Guaranty Insurance Corporation. Mortgage Guaranty Insurance Corporation is a Wisconsin corporation, founded in 1985, that is a private mortgage insurance company with its administrative offices located in Milwaukee, Wisconsin. Mortgage Guaranty Insurance Corporation is rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch with respect to its claims paying ability. Approximately [            ]% by principal balance of the Group I initial mortgage loans and [            ]% by principal balance of the Group II initial mortgage loans are covered by mortgage insurance policies issued by Radian Guaranty, Inc. Radian, a Pennsylvania corporation with its administrative offices in Philadelphia, Pennsylvania, is a private mortgage insurance company founded in 1999. Radian is rated “AA” by S&P as “Aa3” by Moody’s with respect to its claim paying ability. Approximately [            ]% of the Group I initial mortgage loans by principal balance are covered by mortgage insurance policies issued by PMI Mortgage Insurance Company. PMI Mortgage Insurance Company, an Arizona corporation with its administrative offices in San Francisco, California, is a private mortgage insurance company founded in 1972. PMI Mortgage Insurance Company is rated “AA” by S&P, “Aa2” by Moody’s and “AA+” by Fitch with respect to its claims-paying ability. Approximately [            ]% of the subsequent mortgage loans with an original loan-to-value ratio in excess of 60% will be covered by a mortgage insurance policy.]

The servicer follows specified procedures for making a claim on an insured mortgage loan. When an insured mortgage loan becomes materially delinquent and satisfactory arrangements to bring the loan current are not made, the servicer will initiate foreclosure proceedings. The servicer is required to file a claim with the mortgage insurer no later than 60 days after the earlier of acquiring marketable title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the servicer is incomplete, within 20 days of receipt of a claim the mortgage insurer is required to notify the servicer of all items needed to perfect the claim. If no notice of deficiency is sent by the mortgage insurer within such 20-day period, then the claim will be deemed to be a perfected claim as of the date of receipt. Subject to the conditions and exclusions of the mortgage insurance policy, the mortgage insurer is required to process and pay a perfected claim within 60 days.

Each mortgage insurance policy of the initial mortgage loans will insure a portion of the loss on the related mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the applicable policy. Under the mortgage insurance policies, the mortgage insurer covers an amount generally equal to, at the option of the mortgage insurer, either:

•	the outstanding principal balance of the mortgage loan, together with certain accrued interest due on the mortgage loan and certain advances made by the servicer (such as hazard insurance, taxes, maintenance expenses and foreclosure costs), reduced by certain amounts such as escrow deposits (collectively, the “Claim Amount”), in which case the mortgage insurer would take title to the related mortgaged property, or

•	an amount equal to the product of (i) the Claim Amount and (ii) the coverage percentage specified in the mortgage insurance policy, in which case the issuer would retain title to (and the proceeds obtained in a foreclosure and sale of) the mortgaged property.

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The coverage percentage is a percentage equal to (i) the original loan-to-value ratio of the mortgage loan (expressed as a percentage) minus either 55% or 51% as set forth in the applicable policy, divided by (ii) the original loan-to-value ratio of the mortgage loan (expressed as a percentage). Thus, the covered portion of any loss will be different depending upon the original loan-to-value ratio of the mortgage loan. Mortgage loans with higher original loan-to-value ratios will have a higher coverage percentage and mortgage loans with lower original loan-to-value ratios will have a lower coverage percentage.

Each mortgage loan covered by a mortgage insurance policy is covered by the mortgage insurance policy for losses up to the policy limits, although the mortgage insurance policy will not cover special hazard, bankruptcy, fraud losses, losses caused by a borrower’s failure to make a balloon payment, and certain other types of losses as described in the policy. Claims on insured mortgage loans will reduce uninsured exposure to an amount equal to either 55% or 51% as set forth in the applicable policy, of the lesser of the appraised value or purchase price, as the case may be, of the related mortgaged property, in each case, at the time of the applicable effective date of the mortgage insurance policy.

Claims payments under a mortgage insurance policy will be made to the servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan. Premiums payable on the mortgage insurance policies will be paid monthly by the servicer with funds withdrawn from the collection account with respect to the related mortgage loans.

Additional Information

Prior to the issuance of the notes, certain of the initial mortgage loans may be removed from the pool of mortgage loans designated to support the issuing entity estate interests as a result of incomplete documentation or otherwise, if the company deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates. The company believes that the information set forth herein will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary, although such variance will not be material.

The Sponsor

The sponsor is NovaStar Mortgage, Inc. NovaStar Financial, Inc. has guaranteed the sponsor’s obligations with respect to the representations and warranties respecting the mortgage loans and the remedies for any breach thereof that are assigned to the trustee for the benefit of the certificateholders. See “NovaStar Financial” below. NovaStar Financial, Inc. and the sponsor have only limited assets available to perform the repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the sponsor and NovaStar Financial, Inc. continue to originate, acquire and sell mortgage loans. There can be no assurance that either the sponsor or NovaStar Financial, Inc. will generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the certificates should consider the possibility that the sponsor or NovaStar Financial, Inc. will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of mortgage loans are required to be repurchased due to breaches of representations and warranties.

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[The sponsor primarily disposes of its loans in whole loan sales and securitizations. The Sponsor has been securitizing mortgage loans for nine years.] On all of the loans that the sponsor securitizes or sells with retained interests, the sponsor retains the rights to service the loans. The sponsor or any of its directors, officers, employees or agents shall not be under any liability to the issuing entity or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect the sponsor against liability for any breach of warranties or representations made by the sponsor in the pooling and servicing agreement, or against any specific liability imposed on the sponsor pursuant to the pooling and servicing agreement or against any liability which would otherwise be imposed upon the sponsor by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the pooling and servicing agreement.

The sponsor’s total annual mortgage loan production has increased steadily as follows: approximately $1.33 billion in 2001, approximately $2.49 billion in 2002, approximately $5.25 billion in 2003, approximately $8.42 billion in 2004 and approximately $9.28 billion in 2005.

The sponsor disposes of its loans primarily by selling them to third parties and through securitizations. The decision by the sponsor to sell or to securitize loans is based on a risk adjusted return framework and utilizes in house credit and prepayment modeling.

[The sponsor completed its first securitization in 1997 and has closed additional securitizations in each year since 1997. The securitizations completed in 1997 and 1999 have both been terminated as a result of the sponsor exercising a clean-up call. For the years 2003, 2004 and 2005, the sponsor closed four securitizations selling loans totaling approximately 5.7 billion, 7.7 billion and 7.9 billion, respectively, from its own shelf registration statement. The sponsor currently plans to close one securitization in each calendar quarter. The sponsor retains the servicing for loans securitized from its own shelf registration statement. None of the pools that the sponsor has securitized have defaulted or experienced an early amortization target.]

The sponsor serves in two roles in connection with its securitization program. The sponsor works with the underwriters and the rating agencies to select the pool of mortgage loans and structure the transaction. Generally in structuring each transaction, the sponsor looks to achieve the most efficient execution, that is to achieve the lowest cost of funds. As the servicer, the sponsor is responsible for servicing each pool of mortgage loans.

The certificates issued in each securitization do not represent an interest in or obligation of, nor are the mortgage loans guaranteed by the sponsor, nor are the securitized mortgage loans insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The Servicer

NovaStar Mortgage, Inc. will also act as the servicer of the mortgage loans. The servicer’s servicing portfolio currently includes only non-conforming residential mortgage loans.

The servicer performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for its loan originations sold or securitized on a servicing-retained basis. As of December 31, 2005, the servicer performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $14 billion. See [“Certain Matters Regarding the Servicer”] in the

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prospectus for more information regarding the terms of the pooling and servicing agreement and the servicer’s duties thereunder.

The servicer does not have custodial responsibility for the mortgage loans. The custodian has custodial responsibility for the mortgage loans as described under “The Custodian” in this prospectus supplement.

The servicer has serviced assets of this type for nine years. The servicer has instituted policies and procedures in accordance with the standard policies and procedures followed by other servicers in the subprime mortgage loan industry.

The servicer’s portfolio of serviced assets of the same type as that which is included in this prospectus supplement has grown as follows: approximately $3.7 billion as of year end 2002, approximately $7.2 billion as of year end 2003, approximately 12.2 billion as of year end 2004 and approximately $14.0 billion as of year end 2005.

[There have been no material changes to the servicer’s policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past 3 years.]

[There is currently no information on the servicer’s financial condition that would have a material impact on pool performance or performance of the securities.]

See “The Pooling and Servicing Agreement” in this prospectus supplement and [“Servicing of Loans”] in the prospectus for more information regarding the pooling and servicing agreement, the servicer’s fees, the servicer’s removal and the transfer of servicing duties to a successor servicer. [The pooling and servicing agreement needs to be filed as an exhibit.]

Foreclosure and Delinquency Experience with Non-Conforming Mortgage Loans

The following table summarizes the delinquency and foreclosure experience, respectively, as of the date indicated, of the non-conforming mortgage loans serviced by the servicer. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or foreclosures on the mortgage loans securing the certificates.

Delinquency and Foreclosure

	September 30, 2005		December 31, 2004		December 31, 2003
	Principal Balance (1)	Percent	Principal Balance (1)	Percent	Principal Balance (1)	Percent
Mortgage Loan Portfolio
Delinquency Percentage(2)
30-59 Days
60-89 Days
90+ Days
Total
Foreclosure Rate(3)
REO

(1)	Numbers in thousands.

(2)	The period of delinquency is based on the number of days that payments are contractually past due.

(3)	“Foreclosure Rate” is the dollar amount of the mortgage loans in the process of foreclosure as a percentage of the total principal balance of the mortgage loans outstanding as of the date indicated.

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There can be no assurance that the delinquency experience of the mortgage loans securing the certificates will correspond to the delinquency and foreclosure experience of the servicing portfolio of the servicer set forth in the foregoing table. The statistics shown above represent the respective delinquency and foreclosure experiences only at the date presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans securing the certificates will depend on the results obtained over the life of the certificates. The servicer’s servicing portfolio may include non-conforming mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the mortgage loans securing the certificates. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loans.

Static Pool Information

Static pool information for the seller’s amortizing asset pools is available at www. Novastarbondinvestors.com. This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update.

The static pool information posted on this website that relates to securitizations sponsored by the seller prior to January 1, 200[ ] and, if applicable, that relates to the pool of mortgage loans being securitized in the current transaction for periods prior to January 1, 200[ ] is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus .

NovaStar Financial

NovaStar Financial, Inc. was incorporated in the State of Maryland on September 13, 1996. The common stock of NovaStar Financial, Inc. is registered under the Securities Act of 1933 and traded on the New York Stock Exchange. NovaStar Financial, Inc. is subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Commission.

NovaStar Financial, Inc. is a specialty finance company that:

•	originates, acquires, and services residential non-conforming mortgage loans;

•	leverages its assets using bank warehouse lines and repurchase agreements;

•	issues securities through special purpose subsidiaries to finance its non-conforming mortgage loans on a long-term basis;

•	purchases high quality mortgage securities in the secondary mortgage market; and

•	manages the resulting combined portfolio of mortgage loans in its structure as a real estate investment trust (a “REIT”).

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NovaStar Financial, Inc. has elected to be taxed for federal income tax purposes as a REIT. As a result, NovaStar Financial, Inc. is generally not subject to federal income tax to the extent that it distributes its earnings to stockholders and maintains its qualifications as a REIT. The principal executive offices of NovaStar Financial, Inc. are at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114.

The Depositor

[NovaStar Mortgage Funding Corporation, a Delaware corporation, was incorporated in the State of Delaware on January 7, 1998. The depositor is a wholly-owned subsidiary of the sponsor.]

[NovaStar Certificates Financing Corporation, a Delaware corporation, was incorporated in the State of Delaware on December 3, 1997.] The depositor is a wholly-owned subsidiary of the sponsor.

On the closing date, the sponsor will convey the initial mortgage loans and the related mortgage insurance policies to the depositor, who will in turn convey the initial mortgage loans and the related mortgage insurance policies to the trustee.

The Trustee and Indenture Trustee

The trustee is [                                             ].

The Custodian

[                                         ]

[Add disclosure regarding the arrangements for safekeeping and preservation of the mortgage loans and the procedures to reflect the segregation of the mortgage loans from other assets the trustee holds. (Item 1108)]

The Swap Provider

[Information in this section will be provided by each individual swap counterparty on a deal by deal basis (Item 1115)]

[Include:

The name of the derivative counterparty;

The organizational form;

The general character of the business of the derivative counterparty;

Describe the operation and material terms of the derivative instrument, including any limits on the timing or amount of payments or any conditions to payments;

Describe any material provisions regarding substitution of the derivative instrument;

Disclose whether the “significance percentage” is: less than 10%, at least 10% but less than 20%, or 20% or more

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Financial information: (a) if the aggregate significance percentage related to the swap counterparty is 10% or more, but less than 20% provide financial data required by Item 301 of regulation S-K for such swap counterparty, (b) If the aggregate significance percentage related to the swap counterparty is 20% or more, provide financial statements meeting the requirements of Regulation S-X (§§210.1-01 through 210.12-29), except §210.3-05 and Article 11.]

Legal Proceedings

[insert relevant proceedings]

Affiliations

[(a) Describe if so, and how, the sponsor, depositor or issuing entity is an affiliate (as defined in §230.405 of this chapter) of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other following parties:

(1) Servicer contemplated by Item 1108(a)(3) of this Regulation AB.

(2) Trustee.

(3) Originator contemplated by Item 1110 of this Regulation AB.

(4) Significant obligor contemplated by Item 1112 of this Regulation AB.

(5) Enhancement or support provider contemplated by Items 1114 or 1115 of this Regulation AB.

(6) Any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of this Regulation AB.

(b) Describe whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, between the sponsor, depositor or issuing entity and any of the parties in paragraphs (a)(1) through (a)(6) above, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities. Item 1119]

Description of the Notes and the Underlying Certificates

General

The Notes. The notes will be issued pursuant to an indenture among the issuing entity and the indenture trustee.

The issuing entity will issue:

•	the class 1-A notes, the class 2-A1 notes, the class 2-A2 notes, the class 2-A3 notes and the class 2-A4 notes (collectively, the “class A notes”);

•	the class M-1 notes, the class M-2 notes, the class M-3 notes, the class M-4 notes, the class M-5 notes, the class M-6 notes, the class M-7 notes and the class M-8 notes, (collectively, the “mezzanine notes” or the “class M notes”); and

•	the owner trust certificates.

The class A notes and the mezzanine notes are collectively referred to as the “notes.”

The notes will have the original certificate principal balances specified on the cover (subject to a variance of 5%).

The notes will be issued in book-entry form as described below. The notes will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, with a minimum investment of $100,000. The final scheduled payment date for the notes is the payment date in             , 20[    ].

The notes will be backed by the underlying senior certificates issued by the underlying trust. The underlying trust hold a trust estate created by the pooling and servicing agreement (which may include one or more subtrusts), which consists of the following:

•	the mortgage loans;

•	collections in respect of principal and interest of the mortgage loans received after the cut-off date (other than payments due on or before the cut-off date);

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•	the amounts on deposit in the collection account, including the payment account in which amounts are deposited prior to the distribution of such amounts with respect to the underlying certificates;

•	the mortgage insurance policies and certain other insurance policies maintained by the mortgagors or by or on behalf of the servicer or any subservicer;

•	an assignment of the company’s rights under the purchase agreement;

•	amounts on deposit in the pre-funding account (which are not part of any REMIC);

•	certain hedging agreements (which are not part of any REMIC); and

•	proceeds of the above.

The underlying trust will issue the underlying senior certificates (each relating to one of the Groups of mortgage loans) as well as a senior, interest-only class (the class I certificates), three subordinate certificate classes (the underlying class M-9, class M-10 and class M-11), the class P certificates (representing the right to receive all collected prepayment penalties) and the class C certificates, together with one or more REMIC residual classes (all such clauses issued as the underlying trust, collectively, the “underlying certificates”).

The class C certificates represent (i) the right to receive excess interest, which is the interest due on the mortgage loans in excess of the administrative fees, the certificate interest on the underlying senior certificates, the underlying subordinate certificates and the class I certificates, amounts necessary to maintain or restore the Required Overcollateralization Amount, any Available Funds Cap Shortfall and certain amounts payable to the swap and cap counterparties and (ii) the Overcollateralization Amount. The class I certificates represent the right to receive payments of interest on a notional amount and are senior to all other classes of the underlying certificates.

The underlying senior certificates will be deposited by the depositor into the issuing entity. The underlying senior certificates, together with a non-recourse guaranty (the “Guaranty”) with respect to certain shortfalls in required payments in future periods issued by the holder of the class C certificates to the issuing entity, which Guaranty is secured solely by amounts which would otherwise be distributed to the holder of the class C certificates, plus a reserve fund (the “Reserve Fund”) which will hold amounts which would otherwise be distributed to the holders of the owner trust certificate (i.e., to the holders of the equity interest in the issuing entity) for the purpose of funding certain shortfalls in required payments in future periods, will be the sole property of the issuing entity.

Payments

Payments on the notes will be made by the paying agent on each “payment date,” which is the 25th day of each month or, if such day is not a business day, then the next succeeding business day, commencing on __________, 200[    ]. Payments on the notes will be made to the persons in whose names such notes are registered on the record date. For so long as there are no definitive notes, the record date is the business day prior to the related payment date. The record date for the initial payment date is __________, 200[    ]. If definitive notes have been issued, the record date is the last business day of the month prior to the related payment date. Payments will be made by wire transfer (or upon written request, at least five business days prior to the related record date by check or money order and mailed to the address of the holder as it appears on the certificate register on the related record date). However, the final payment in respect of the notes will be made only upon presentation and surrender of the notes at the

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office or the agency of the trustee specified in the notice to holders of such final payment. A “business day” is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York or Missouri, or in the city in which the corporate trust office of the trustee or the custodian are located, is required or authorized by law to be closed.

Notes Supported by Each Group

The Group I Notes primarily represent obligations of the issuing entity that are secured by the underlying senior certificates which are backed by the Group I mortgage loans and related assets, with such underlying senior certificates having a contingent right to receive certain amounts from the Group II mortgage loans, as described herein. The Group II Notes primarily represent obligations of the issuing entity that are secured by the underlying senior certificates which are backed primarily by the Group II mortgage loans and related assets, with such underlying senior certificates having a contingent right to receive certain amounts from the Group I mortgage loans, as described herein. The mezzanine notes represent obligations of the issuing entity that are secured by both underlying senior certificates, and are thus backed by both Groups of mortgage loans.

Available Funds

The available funds for each payment date will equal the distributions received by the indenture trustee on account of the underlying senior certificates and available in the payment account on that payment date. The amounts available to fund such distributions will generally be equal to the sum of, net of amounts reimbursable to the servicer, the following amounts:

•	the aggregate amount of scheduled payments on the mortgage loans due on the prior due date and received on or prior to the determination date;

•	miscellaneous fees and collections, including assumption fees, but excluding late fees;

•	any unscheduled payments and receipts, including mortgagor prepayments on the mortgage loans, received during the prior prepayment period and proceeds of repurchases, and adjustments in the case of substitutions and terminations, net liquidation proceeds, insurance proceeds and proceeds from any mortgage insurance policy and subsequent recoveries;

•	all advances made and compensating interest paid for that payment date;

•	on the payment date which follows the termination of the pre-funding period, the remaining applicable amount on deposit in the pre-funding account at that time; and

•	on the payment date on which the issuing entity is to be terminated, the related termination price.

In the vast majority of cases, for any payment date, the due date is the first day of the month in which the payment date occurs, and the determination date is the 15th day of the month in which the payment date occurs, or if such day is not a business day, the immediately preceding business day.

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Interest Payments on the Notes

On each payment date, the holders of each class of notes will be entitled to receive an interest payment amount equal to interest accrued on the related Note Balance immediately prior to such payment date at the related interest rate for the related accrual period [reduced for certain shortfalls as described herein.] Interest on the mezzanine certificates which accrues on the Non-Collateralized Portion of such certificates’ related Note Balance will be paid only on a subordinate basis.

The interest rate for each class of notes and any payment date is the lesser of: (1) the formula rate for that class and payment date and (2) the available funds cap rate for that payment date.

The formula rate for each class of notes is the lesser of (1) the LIBOR Rate and (2) 11%.

The LIBOR Rate for each class of notes is as follows:

Prior to the first payment date to occur after the clean-up call date.

Class	LIBOR Rate
1-A1	LIBOR plus [ ]%
2-A1	LIBOR plus [ ]%
2-A2	LIBOR plus [ ]%
2-A3	LIBOR plus [ ]%
2-A4	LIBOR plus [ ]%
M-1	LIBOR plus [ ]%
M-2	LIBOR plus [ ]%
M-3	LIBOR plus [ ]%
M-4	LIBOR plus [ ]%
M-5	LIBOR plus [ ]%
M-6	LIBOR plus [ ]%
M-7	LIBOR plus [ ]%
M-8	LIBOR plus [ ]%

On or after the first payment date to occur after the clean-up call date.

Class	LIBOR Rate
1-A1	LIBOR plus [ ]%
2-A1	LIBOR plus [ ]%
2-A2	LIBOR plus [ ]%
2-A3	LIBOR plus [ ]%
2-A4	LIBOR plus [ ]%
M-1	LIBOR plus [ ]%
M-2	LIBOR plus [ ]%
M-3	LIBOR plus [ ]%
M-4	LIBOR plus [ ]%
M-5	LIBOR plus [ ]%
M-6	LIBOR plus [ ]%
M-7	LIBOR plus [ ]%
M-8	LIBOR plus [ ]%

The available funds cap, which will be the same for all classes of notes, will, for any payment date, be the annualized rate, calculated on an “actual/360” basis, equal to (i) the aggregate dollar

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amount of interest distributions received by the issuing entity in respect of the underlying senior certificates) divided by (ii) the aggregate principal balance of all classes of notes immediately prior to such payment date. [insert Note AFC def from summary].

With respect to each class of the underlying senior and mezzanine certificates and any payment date, to the extent that the amount of interest paid in respect of such class of underlying certificates interests is reduced because the formula rate exceeds the WAC Cap Rate (such excess amount, the related “ WAC Cap Shortfall”) such amount will be paid in respect of such class of underlying certificates on that same payment date or future payment dates out of the supplemental interest trust, to the extent of funds available or, to the extent that the funds in the supplemental interest trust (excluding amounts from Excess Cashflow) are insufficient for this purpose, from Excess Cashflow remaining after using any amounts necessary to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

If the funds in the supplemental interest trust (as described below) on a payment date are insufficient to pay the WAC Cap Shortfall for that same payment date, the remaining unpaid amount shall be carried forward and paid in respect of the related class of underlying certificates that experienced such shortfall, to the extent of funds available, (together with interest on that amount at the related formula rate applicable from time to time) on future payment dates.

Interest on the underlying certificates will accrue during each accrual period. The accrual period is the period from the prior payment date through and including the day preceding the related payment date. In the case of the first payment date, interest begins to accrue on the closing date. Interest will accrue on the basis of the actual number of days in the accrual period and a 360 day year.

Supplemental Interest Trust

The underlying senior and mezzanine certificates are entitled to payments from a supplemental interest trust on each payment date that a WAC Cap Shortfall exists.

On each payment date through and including the payment date occurring in [                    ] (such date the “Class I Termination Date”), funds deposited into the supplemental interest trust will equal the sum of (i) any payments received under the multiple swap and cap agreements described below, (ii) the Class I Monthly Interest Distributable Amount and (iii) any Excess Cashflow remaining after paying amounts to maintain or restore the Required Overcollateralization Amount. On each payment date commencing in [                            ], funds deposited into the supplemental interest trust will equal any Excess Cashflow after paying amounts to maintain or restore the Required Overcollateralization Amount.

On each payment date, from the aggregate amounts on deposit in the supplemental interest trust (using amounts other than the Excess Cashflow, and if such amounts are insufficient, from the Excess Cashflow remaining after the distributions made to maintain or restore the Required Overcollateralization Amount as described in the paragraphs immediately above), the trustee will make the following distributions in the following order of priority:

(i) first, on each payment date up to and including the Class I Termination Date, to each swap counterparty and cap counterparty its respective swap amount or cap amount for such payment date;

(ii) second, the sum of (x) any WAC Cap Shortfall arising on such payment date, and (y) any WAC Cap Shortfall not paid on prior payment dates plus interest on such unpaid amount at a rate equal to the related formula rate, to the underlying senior and subordinate certificates (excluding any such

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underlying senior and subordinate certificates owned by NovaStar or an affiliate) pro-rata, based on Certificate Balance (in each case only up to the amount necessary to pay any such WAC Cap Shortfall);

(iii) third, to each swap or cap counterparty its respective hedge termination payment, if any; and

(iv) fourth, any remaining amounts will be paid to the holders of the class C certificates.

Summary of Interest Rate Swap and Cap Agreements

[The Interest Rate Swap and Cap Agreements will need to be filed as exhibits]

A “swap amount” for any payment date on or prior to the Class I Termination Date is equal to (x) the product of (i) the related fixed rate of interest, (ii) 30 divided by 360 and (iii) the related notional amount less (y) the product of (i) LIBOR, (ii) the actual number of days elapsed in the related Accrual Period divided by 360 and (iii) the related notional amount (so long as such calculation results in a positive number). If the calculation mentioned above results in a negative number, the supplemental interest trust will be entitled to receive from the related swap counterparty the absolute value of such negative number. The swap agreements have terms and maturities as follows:

Swap Provider	Notional Amount ($)	Fixed Rate	Maturity Date

Although an aggregate swap notional amount of $[                ] is expected to be assigned to the supplemental interest trust by the end of the pre-funding period, only a portion of the aggregate swap notional amount will be assigned to the supplemental interest trust on the closing date (based on the percentage of the mortgage loans held by the underlying trust on the closing date). The remainder of the aggregate swap notional amount will be assigned to the supplemental interest trust on subsequent dates during the pre-funding period depending on the amount of mortgage loans held by the underlying trust on such dates.

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A “cap amount” for any payment date on or prior to the Class I Termination Date is equal to the product of (i) the related fixed rate of interest, (ii) 30 divided by 360 and (iii) the related effective notional amount (which is the actual notional amount times a scale factor of ten). The supplemental interest trust will receive a payment with respect to a cap agreement if LIBOR exceeds the related strike price equal to the product of (i) the difference between LIBOR and the related strike price, (ii) the actual number of days elapsed in the related Accrual Period divided by 360 and (iii) the related effective notional amount. The cap agreements have terms and maturities as follows:

Cap Provider	Effective Notional Amount ($)	Fixed Rate	Strike Rate	Maturity Date

Although an aggregate cap effective notional amount of $[                    ] is expected to be assigned to the issuing entity by the end of the pre-funding period, only a portion of the aggregate cap effective notional amount will be assigned to the issuing entity on the closing date. The entire aggregate cap effective notional amount will be assigned to the issuing entity on subsequent dates during the pre-funding period depending on the amount of mortgage loans assigned to the issuing entity on such dates.

Underlying Trust Allocations

Interest.

On each payment date the trustee will first distribute the prepayment penalties collected on the mortgage loans during the prior prepayment period to the holders of the class P certificates. After making that distribution, the trustee will apply that portion of the remaining available funds held by the underlying trust, pro-rata from the Group I mortgage loans and the Group II mortgage loans, which represents the Interest Remittance Amount for that payment date to the payment of any administrative fees of the underlying trust which are due on that payment date. The trustee will then apply the remaining Interest Remittance Amount held by the underlying trust to the payment of interest then due on account of the underlying certificates, in the following order of priority:

(A) first, on each Payment Date on or prior to the Class I Termination Date, payable from the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, to the Holders of the Class I Certificates, the Class I Monthly Interest Distributable Amount;

(B) second, concurrently, with equal priority of payment:

(i) payable solely from the Group I Interest Remittance Amount for that Payment Date or, to the extent that the Group I Interest Remittance Amount is less than the REMIC Monthly Interest Distributable Amount for the Class 1-AI Certificates, also from the Group II Cross

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Collateralization Amount for that Payment Date, to the Holders of the Class 1-AI Certificates, the Monthly Interest Distributable Amount for the Class 1-AI Certificates;

(ii) payable solely from the Group II Interest Remittance Amount for that Payment Date, or, to the extent that the Group II Interest Remittance Amount is less than the related REMIC Monthly Interest Distributable Amount to the Senior REMIC Monthly Interest Distributable Amount for the Class W Certificates, also from the Group I Cross-Collateralization Amount for that Payment Date, to the holders of the Class W Certificates, the Senior REMIC Monthly Interest Distributable Amount for the Class W Certificates;

(C) third, payable from the remaining Interest Remittance Amount, to the Holders of the Class W Certificates, the Mezzanine Monthly Interest Distributable Amount for the Class W Certificates;

(D) fourth, payable from the remaining Interest Remittance Amount, to the Holders of the Class M-9 Certificates, the Mezzanine Monthly Interest Distributable Amount for the Class M-9 Certificates;

(E) fifth, payable from the remaining Interest Remittance Amount, to the Holders of the Class M-10 Certificates, the Mezzanine Monthly Interest Distributable Amount for the Class M-10 Certificates;

(F) sixth, payable from the remaining Interest Remittance Amount to the Holders of the Class M-11 Certificates, the Mezzanine Monthly Interest Distributable Amount for the Class M-11 Certificates;

(G) seventh, payable from the remaining Interest Remittance Amount, to the Holders of the Class C Certificates for the benefit of the Supplemental Interest Trust, the Excess Cashflow (net of any amounts distributed as Extra Principal Distribution Amounts); and

(H) eighth, payable from the remaining Interest Remittance Amount, to the Holders of the Class R Certificates, any remainder.

Principal.

I. On each payment date (a) prior to the Crossover Date or (b) on which a Trigger Event is in effect, the trustee will apply that portion of the available funds held by the underlying trust relating to principal, plus the Extra Principal Distribution Amount for such payment date and make the following disbursements and transfers in the order of priority described below:

(A) first, concurrently, with equal priority of payment:

(1) payable solely from the Group I Principal Distribution Amount, to the Holders of the Class 1-AI Certificates, the entire amount of the Group I Principal Distribution Amount, until the Certificate Principal Balance of the Class 1-AI Certificates has been reduced to zero; and

(2) payable solely from the Group II Principal Distribution Amount, to the Holders of the Class W Certificates, the entire amount of the Group II Principal Distribution Amount, until the Class W Senior Certificate Principal Balance has been reduced to zero;

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(B) second,

(I) if the Certificate Principal Balance of the Class 1-AI Certificates has been reduced to zero, then to the holders of the Class W Certificates, the amount of any remaining Group I Principal Distribution Amount until the Class W Senior Certificate Principal Balance has been reduced to zero;

(II) if the Class W Senior Certificate Principal Balance has been reduced to zero, then to the holders of the Class 1-AI Certificates, the amount of any remaining Group II Principal Distribution Amount, until the Certificate Principal Balance of the Class 1-AI Certificates has been reduced to zero;

(C) third, payable from the remaining Principal Distribution Amount, to the holders of the Class W Certificates, the entire amount of the Principal Distribution Amount, until the aggregate Certificate Principal Balance of the Class W Certificates has been reduced to zero;

(D) fourth, payable from the remaining Principal Distribution Amount, to the holders of the Class M-10 Certificates, the entire remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

(E) fifth, payable from the remaining Principal Distribution Amount, to the holders of the Class M-11 Certificates, the entire remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero;

(F) sixth, payable from the remaining Principal Distribution Amount to the Holders of the Class M-11 Certificates, the entire remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero;

(G) seventh, payable from the remaining Principal Distribution Amount, to various unpaid administrative fees and expenses;

(H) eighth, payable from the remaining Principal Remittance Amount, to the Holders of the Class C Certificates, for the benefit of the Supplemental Interest Trust, the entire remaining Principal Remittance Amount up to the Overcollateralization Amount; and

(I) ninth, payable from the remaining Principal Remittance Amount, to the Holders of the Class R Certificates, for the benefit of the Supplemental Interest Trust, any remainder.

(II) On each payment date (a) on or after the Crossover Date and (b) on which a Trigger Event is not in effect, the trustee will apply that portion of the available funds held by the underlying trust relating to principal, plus the Extra Principal Distribution Amount for such payment date and make the following disbursements and transfers in the order of priority described below:

(A) first, concurrently, with equal priority of payment:

(1) payable solely from the Group I Principal Distribution Amount, to the holders of the Class 1-AI Certificates, the Group I Certificate Principal Distribution Amount, until the Certificate Principal Balance of the Class 1-AI Certificates has been reduced to zero; and

(2) payable solely from the Group II Principal Distribution Amount, to the holders of the Class W Certificates, the Class W Senior Principal Distribution Amount, until the Class W Senior Certificate Principal Balance has been reduced to zero;

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(B) second,

(1) if the Group I Principal Distribution Amount was insufficient to pay the Group I Certificate Principal Distribution Amount, then payable from the remaining Group II Principal Distribution Amount, to the holders of the Class 1-AI Certificates, the unpaid portion of the Group I Certificate Principal Distribution Amount; or

(2) if the Group II Principal Distribution Amount was insufficient to pay the Class W Senior Certificate Principal Distribution Amount, then payable from the remaining Group I Principal Distribution Amount, to the holders of the Class W Certificate, the unpaid portion of the Class W Senior Certificate Principal Distribution Amount;

(C) third, payable from the remaining Aggregate Principal Distribution Amount, to the holders of the Class W Certificates, the Class W Mezzanine Certificate Principal Distribution Amount, until the Certificate Principal Balance of the Class W Certificates has been reduced to zero;

(D) fourth, payable from the remaining Aggregate Principal Distribution Amount, to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

(E) fifth, payable from the remaining Aggregate Principal Distribution Amount to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero;

(F) sixth, payable from the remaining Aggregate Principal Distribution Amount to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero;

(G) seventh, payable from the remaining Principal Remittance Amount, various unpaid administrative fees and expenses;

(H) eighth, payable from the remaining Principal Remittance Amount, to the holders of the Class C Certificates, for the benefit of the Supplemental Interest Trust, the entire remaining Principal Remittance Amount up to the extent of the Overcollateralization Amount; and

(I) ninth, payable from the remaining Principal Remittance Amount, to the holders of the Class R Certificates, for the benefit of the Supplemental Interest Trust, any remainder.

Issuing Entity Allocation.

Interest. On each payment date, the indenture trustee will apply that portion of available funds held by the issuing entity for such payment date consisting of the Underlying Senior Certificate Interest Remittance Amount for such payment date, to the following disbursements and transfers in the order of priority described below, in each case to the extent of the Underlying Senior Certificate Interest Remittance Amount remaining for such payment date:

(A) first, concurrently, with equal priority of payment:

(1) payable solely from the Class 1-AI Interest Remittance Amount for that payment date or, to the extent that the Class 1-AI Interest Remittance Amount is less than the related aggregate Monthly Interest Distributable Amount for the Class A-1A Notes, also from the

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Class W Cross Collateralization Amount for that Payment Date, to the holders of the Class A-1A Notes, the unpaid portion of the Monthly Interest Distributable Amount for the Class A-1A Notes;

(2) payable solely from the Class W Interest Remittance Amount for that Payment Date or, to the extent that the Class W Interest Remittance Amount is less than the related aggregate Monthly Interest Distributable Amount for the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Notes, also from the Class 1-AI Cross Collateralization Amount for that payment date, to the holders of the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Notes, the unpaid portion of the aggregate Monthly Interest Distributable Amount for the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Notes, pro-rata based on the amounts of interest each such class is otherwise entitled to on such payment date;

(B) second, payable from the remaining Underlying Senior Certificate Interest Remittance Amount, to the holders of the mezzanine notes, in order of seniority, the Current Interest due to such class on such payment date, exclusive, however, of any Current Interest on the Non-Collateralized Portion of any mezzanine note’s principal balances;

(C) third, payable from the remaining Underlying Senior Certificate Interest Remittance Amount, to the holders of the mezzanine notes, in order of seniority, the Unpaid Interest Shortfall Amounts due to such class on such payment date, exclusive, however, of any Unpaid Interest Shortfall Amounts on the Non-Collateralized Portion of any mezzanine note’s principal balances;

(D) fourth, payable from the remaining Underlying Senior Certificate Interest Remittance Amount, plus any amount paid under the Limited Class C Guaranty or any amount withdrawn from the Reserve Fund, to the holders of all classes of notes, pro rata (based upon principal balance) the Supplemental Interest;

(E) fifth, payable from the remaining Underlying Senior Certificate Interest Remittance Amount, plus any amount paid under the Limited Class C Guaranty or any amount withdrawn from the Reserve Fund, to the holders of those classes of mezzanine notes which have a Non-Collateralization Portion of their respective principal balances, to the holders of such classes, in order of seniority, any Deferral Interest;

(F) sixth, payable from the remaining Underlying Senior Certificate Interest Remittance Amount to the Reserve Fund, any remaining amounts.

Principal.

(I) On each payment date (a) prior to the Crossover Date or (b) on which a Trigger Event is in effect, the indenture trustee will apply that portion of the available funds held by the issuing entity consisting of the Underlying Senior Certificate Principal Remittance Amount for such payment date to the following disbursements and transfers, in the order of priority described below:

(A) first, concurrently, with equal priority of payment:

(1) payable solely from the Class 1-A1 Principal Remittance Amount, to the holders of the Class 1-A1 Notes, the entire amount of the Class 1-AI Principal Remittance Amount, until the principal balance of the Class A-1A Notes has been reduced to zero; and

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(2) payable solely from the Class W Principal Remittance Amount, to the holders of the Group II Notes (to be distributed to such Notes as described below), the entire amount of the Class W Principal Remittance Amount, until the aggregate principal balance of such Notes has been reduced to zero;

(B) second,

(1) if the principal balance of the Class A-1A Notes has been reduced to zero, then to the holders of the Group II Notes, the amount of any remaining Class 1-AI Principal Distribution Amount, until the aggregate principal balance of the Group II Notes has been reduced to zero; or

(2) if the aggregate Principal Balance of the Group II Notes has been reduced to zero, then to the Holders of the Class 1-A1 Notes, the amount of any remaining Class W Principal Distribution Amount, until the Principal Balance of the Class 1-A1 Notes has been reduced to zero;

(C) third, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-1 Notes, the entire remaining Underlying Senior Certificate Principal Remittance Amount until the Principal Balance of the Class M-1 Notes has been reduced to zero;

(D) fourth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-2 Notes, the entire remaining Underlying Senior Certificate Principal Remittance Amount until the Principal Balance of the Class M-2 Notes has been reduced to zero;

(E) fifth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-3 Notes, the entire remaining Underlying Senior Certificate Principal Remittance Amount until the Principal Balance of the Class M-3 Notes has been reduced to zero;

(F) sixth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-4 Notes, the entire remaining Underlying Senior Certificate Principal Remittance Amount until the Principal Balance of the Class M-4 Notes has been reduced to zero;

(G) seventh, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-5 Notes, the entire remaining Underlying Senior Certificate Principal Remittance Amount until the Principal Balance of the Class M-5 Notes has been reduced to zero;

(H) eighth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-6 Notes, the entire remaining Underlying Senior Certificate Principal Remittance Amount until the Principal Balance of the Class M-6 Notes has been reduced to zero;

(I) ninth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-7 Notes, the entire remaining Underlying Senior Certificate Principal Remittance Amount until the Principal Balance of the Class M-7 Notes has been reduced to zero;

(J) tenth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-8 Notes, the entire remaining Underlying Senior Certificate Principal Remittance Amount until the Principal Balance of the Class M-8 Notes has been reduced to zero;

(K) eleventh, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the Reserve Fund, any remaining amounts.

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(II) On each Payment Date (a) on or after the Crossover Date and (b) on which a Trigger Event is not in effect, the indenture trustee will apply that portion of the available funds held by the issuing entity consisting of the Underlying Senior Certificate Principal Remittance Amount for such Payment Date to the following disbursements and transfers in the order of priority described below:

(A) first, concurrently, with equal priority of payment:

(1) payable solely from the Class 1-A1 Principal Remittance Amount, to the holders of the Class 1-A1 Notes, the Class 1-A1 Principal Distribution Amount, until the principal balance of the Class 1-A1 Notes has been reduced to zero; and

(2) payable solely from the Class W Principal Remittance Amount, to the Holders of the Group II Notes (to be distributed to such Notes as described below), the Class W Senior Principal Distribution Amount, until the aggregate Principal Balance of the Group II Notes has been reduced to zero;

(B) second, concurrently, with equal priority of payment:

(1) if the Class 1-A1 Principal Remittance Amount was insufficient to pay the Class 1-A1 Principal Distribution Amount, then payable from the remaining Class W Principal Remittance Amount, to the holders of the Class 1-A1 Notes, the unpaid portion of the Class 1-A1 Principal Distribution Amount; or

(2) if the Class W Principal Remittance Amount was insufficient to pay the Class W Senior Principal Distribution Amount, then payable from the remaining Class 1-A1 Principal Remittance Amount, to the holders of the Group II Notes (to be distributed to such Notes as described below), the unpaid portion of the Class W Senior Principal Distribution Amount;

(C) third, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-1 Notes, the Class M-1 Principal Distribution Amount, until the principal balance of the Class M-1 Notes has been reduced to zero;

(D) fourth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-2 Notes, the Class M-2 Principal Distribution Amount, until the principal balance of the Class M-2 Notes has been reduced to zero;

(E) fifth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-3 Notes, the Class M-3 Principal Distribution Amount, until the principal balance of the Class M-3 Notes has been reduced to zero;

(F) sixth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-4 Notes, the Class M-4 Principal Distribution Amount, until the principal balance of the Class M-4 Notes has been reduced to zero;

(G) seventh, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-5 Notes, the Class M-5 Principal Distribution Amount, until the principal balance of the Class M-5 Notes has been reduced to zero;

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(H) eighth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-6 Notes, the Class M-6 Principal Distribution Amount, until the principal balance of the Class M-6 Notes has been reduced to zero;

(I) ninth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-7 Notes, the Class M-7 Principal Distribution Amount, until the principal balance of the Class M-7 Notes has been reduced to zero;

(J) tenth, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the holders of the Class M-8 Notes, the Class M-8 Principal Distribution Amount, until the principal balance of the Class M-8 Notes has been reduced to zero;

(K) eleventh, payable from the remaining Underlying Senior Certificate Principal Remittance Amount, to the Reserve Fund, any remaining amounts.

All principal amounts distributed to the Group II Notes shall be distributed as follows:

(i)	first, to the Class 2-A1 Notes until their principal balance has been reduced to zero,

(ii)	second, after the Principal Balance of the Class 2-A1 Notes has been reduced to zero, to the Class 2-A2 Notes until their principal balance has been reduced to zero,

(iii)	third, after the Principal Balances of the Class 2-A1 Notes and the Class 2-A2 Notes have been reduced to zero, to the Class 2-A3 Notes until their principal balance has been reduced to zero, and

(iv)	fourth, after the Principal Balances of the Class 2-A1 Notes, the Class 2-A2 Notes and Class 2-A3 Notes have been reduced to zero, to the Class 2-A4 Notes until their principal balance has been reduced to zero.

However, if on any Payment Date the Undercollateralization Amount [?], if any, is greater than the aggregate outstanding principal balances of all of the mezzanine notes, the related share of principal distributions from the Class W Certificate will be distributed to the Group II Notes pro rata, based on their respective Note Balances until their respective Note Balances are paid to zero.

On each payment date, the amount then on deposit in the Reserve Fund shall be paid, pro-rata based on Note Balance of each class of notes, for each class of notes (in each only up to the amount necessary to pay any such Supplemental Interest).

Any amounts not so paid out from the Reserve Fund on a Payment Date will be retained in the Reserve Fund. Once all of the notes have been retired, any remaining amount in the Reserve Fund shall be released to the holders of the owner trust certificates.

On any payment date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be applied to reduce first, the Excess Cashflow and second, the Monthly Interest Distributable Amounts with respect to the class A1-AI, class W, class M-9, class M-10 and class M-11 certificates on a pro-rata basis, based on the respective amounts of interest accrued on such certificates for such payment

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date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

The allocation of principal with respect to the class A notes on each payment date prior to the Crossover Date or on which a Trigger Event has occurred will have the effect of accelerating the amortization of the class A certificates while, in the absence of realized losses, increasing the relative proportion of support represented by the mezzanine notes, the mezzanine certificates and the Overcollateralization Amount. Increasing the relative proportion of the support in the mezzanine notes, the mezzanine certificates and the Overcollateralization Amount relative to that of the class A notes is intended to preserve the availability of the subordination provided by the mezzanine notes, the mezzanine certificates and the Overcollateralization Amount.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the notes consists of subordination, as described below, Excess Cashflow and overcollateralization, as described under “Description of the Notes—Overcollateralization Provisions, Allocation of Losses and Subsequent Recoveries”, mortgage insurance, as described in “Description of the Mortgage Pool—Private Mortgage Insurance Policies” and cross-collateralization, as described under “Description of the Notes—Cross-Collateralization Provisions.” [check x-refs]

The rights of the holders of the class A notes to receive payments of amounts received in respect of the underlying senior certificates are senior to the rights of the holders of the mezzanine notes and the rights of the holders of the underlying subordinate certificates.

The underlying senior certificates are subordinate to the class I certificate that will not be part of the property of the issuing entity.

The rights of the holders of the mezzanine notes to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class A notes.

The rights of the holders of the mezzanine notes with higher numerical class designations to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the mezzanine notes with lower numerical class designations.

Subordination is intended to enhance the likelihood of regular payments on the more senior notes and to afford those notes protection against losses.

The protection afforded to the class A notes by means of the subordination of the mezzanine notes and of the subordinate certificates will be accomplished by (i) the preferential right of the class A notes to receive on any payment date, prior to payments on the mezzanine notes, distributions in respect of the underlying Senior Certificates, subject to funds available for such distributions and (ii) if necessary, the right of the class A notes to receive future payment of amounts that would otherwise be payable to the holders of the mezzanine notes.

The rights of the holders of mezzanine notes with lower numerical class designations will be senior to the rights of the holders of mezzanine notes with higher numerical class designations. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior notes of distributions in respect of the trust estate interests and to afford such holders protection against realized losses.

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Overcollateralization Provisions, Allocation of Losses and Subsequent Recoveries

The underlying trust will initially have an overcollateralization level of approximately [0.60]% of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (ii) the initial deposit to the pre-funding account. The underlying trust will pay 100% of the then outstanding principal balance amount for each subsequent mortgage loan acquired by the underlying trust through the pre-funding feature.

The dollar amount of the difference between the aggregate principal balance of the mortgage loans (plus, during the pre-funding period, the amount on deposit in the pre-funding account) and the aggregate underlying senior and subordinate Certificates is the “Overcollateralization Amount.” Realized losses on the mortgage pool will be allocated first to the Excess Cashflow and second to the Overcollateralization Amount. The Overcollateralization Amount is represented by the class C certificates, which will receive distributions of that portion of the Principal Remittance Amount not required to be distributed in order to maintain the Overcollateralization Amount at the Required Overcollateralization Amount.

The Overcollateralization Amount, if reduced, will thereafter be increased through the application of available Excess Cashflow until the Required Overcollateralization Amount is reached.

The pooling and servicing agreement requires that, on each payment date, the Excess Cashflow, if any, be applied on such payment date as an accelerated payment of principal on the underlying senior certificates, but only to the limited extent hereafter described.

With respect to any payment date, any Excess Cashflow shall be paid as follows (the “Excess Cashflow Distribution”):

(i) to the holders of the underlying senior certificates in respect of principal, in an amount equal to any Extra Principal Distribution Amount (resulting in corresponding accelerated payments of principal on those classes of notes then entitled to receive payments of principal), distributable to the holders of the notes in the same order of priority as the Class 1-AI Principal Remittance Amount and the Class W Principal Remittance Amount as described under “Description of the Certificates—Principal Allocations” above;

(ii) to the supplemental interest trust to be distributed as described under “Description of the Certificates — Supplemental Interest Trust;”

(iii) any remaining amounts to the holders of the residual certificates, as provided in the pooling and servicing agreement.

Any realized losses on the mortgage loans will be allocated:

(i) first, to the Excess Cashflow;

(ii) second, to the Overcollateralization Amount, which is represented by the class C certificates;

(iii) third, to the class M-11 certificates;

(vi) fourth, to the class M-10 certificates;

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(v) fifth, to the class M-9 certificates;

(vi) sixth, to the class W certificates, but only to the extent of the class W Mezzanine Certificate Principal Balance certificates.

The pooling and servicing agreement does not permit the allocation of realized losses to the class A certificates or the class I certificates.

Once realized losses have been allocated to the class C certificates or mezzanine certificates, such amounts with respect to such certificates will no longer accrue interest (if applicable), however such amounts may thereafter be reinstated as a result of Subsequent Recoveries on the mortgage loans, and with respect to the class C certificates wherein such amounts may be reinstated through the application of Excess Cashflow.

Any allocation of a realized loss to a class of certificates will be made by reducing that certificate’s Certificate Balance by the amount allocated to that class as of the payment date in the month following the calendar month in which the realized loss was incurred.

Subsequent Recoveries on the mortgage loans will be allocated as follows: first, to the class M-1 certificates, second, to the class M-2 certificates, third, to the class M-3 certificates, fourth, to the class M-4 certificates, fifth, to the class M-5 certificates, sixth, to the class M-6 certificates, seventh, to the class M-7 certificates, eighth, to the class M-8 certificates, ninth, to the class M-9 certificates, tenth, to the class M-10 certificates, eleventh, to the class M-11 certificates, twelfth, to the class M-12 certificates, and thirteenth, to the Overcollateralization Amount, which is represented by the class C certificates, in each case only to the extent that the Certificate Balance of such class had previously been reduced in accordance with the realized loss allocation provisions above or written-down.

The Group I mortgage loans primarily support the Group I Certificates. The Group II mortgage loans primarily support the Group II Certificates. Both groups of mortgage loans provide support to the class I certificates, mezzanine certificates and class C certificates. To the extent that available funds from one group of mortgage loans are insufficient to make a required payment of interest to its related class A certificates, then any remaining available funds from the other group, after payment of interest to its related class A certificates, may be used to make up the deficit in such required payment. Likewise, remaining funds from a group after making the required payment of principal to its related class A certificates may be used to make up the deficit in such required principal payments on the other classes of class A certificates.

Definitions

The “Aggregate Principal Distribution Amount” with respect to any payment date, is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount for such payment date.

The “Certificate Balance” of any underlying senior or mezzanine certificate immediately prior to any payment date will be equal to the Certificate Balance of that certificate on the closing date reduced by the sum of all amounts actually distributed as principal to that class and realized losses allocated to that certificate on all prior payment dates plus any Reinstatement Amounts previously allocated to that class.

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The “Class 1-AI Cross-Collateralization Amount” for any payment date is the portion of the Class 1-AI Interest Remittance Amount remaining after payment of the Monthly Interest Distributable Amount for the Class A-IA Notes on such payment date.

The “Class 1-AI Interest Remittance Amount” for any payment date is the amount received by the issuing entity as a distribution of interest on account of the Class 1-AI Certificate on such payment date.

The “Class 1-AI Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the Note Balance of the class A-1A notes immediately prior to that payment date over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the Group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

The “Class 1-AI Principal Remittance Amount” for any payment date is the aggregate amount received by the issuing entity as distributions of principal on account of the Class 1-AI Certificate on such payment date.

The “Class A Principal Distribution Amount” for a payment date is the sum of the Group I Certificate Principal Distribution Amount and the Class W Senior Principal Distribution Amount for such payment date.

The “Class I Monthly Interest Distributable Amount” shall mean, on each payment date up to and including the payment date on which the latest maturing swap or cap agreements terminate, an amount generally equal to sum of (x) the aggregate of, with respect to each swap agreement outstanding on that payment date, the product of (i) the positive excess, if any, of the fixed rate borne (accrued on a 30/360 basis) by each such swap agreement then in effect over LIBOR (accrued on an actual/360 basis), and (ii) the related notional balance, as more specifically set forth in the pooling and servicing agreement, which is expected generally to equal the related swap agreement’s notional balance described in this prospectus supplement and (y) the aggregate of, with respect to each cap agreement outstanding on that payment date, (i) the fixed rate borne (accrued on a 30/360 basis) by each such cap agreement then in effect multiplied by (ii) the related effective notional balance, as more specifically set forth in the pooling and servicing agreement, which is expected generally to equal the related cap agreement’s effective notional balance described in this prospectus supplement.

The “Class M-1 Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the class A notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date) and (ii) the Note Balance of the class M-1 notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

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The “Class M-2 Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the class A notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (ii) the Note Balance of the class M-1 notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date) and (iii) the Note Balance of the class M-2 notes immediately prior to that payment date over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

The “Class M-3 Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the class A notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (ii) the Note Balance of the class M-1 notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (iii) the Note Balance of the class M-2 notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date) and (iv) the Note Balance of the class M-3 notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) [ ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

The “Class M-4 Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the class A notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (ii) the Note Balance of the class M-1 notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (iii) the Note Balance of the class M-2 notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), (iv) the Note Balance of the class M-3 notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date) and (v) the Note Balance of the class M-4 notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

The “Class M-5 Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the class A notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (ii) the Note Balance of the class M-1 notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (iii) the Note Balance of the class M-2 notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), (iv) the Note

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Balance of the class M-3 notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (v) the Note Balance of the class M-4 notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date) and (vi) the Note Balance of the class M-5 notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

The “Class M-6 Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the class A notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (ii) the Note Balance of the class M-1 notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (iii) the Note Balance of the class M-2 notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), (iv) the Note Balance of the class M-3 notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (v) the Note Balance of the class M-4 notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (vi) the Note Balance of the class M-5 notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date) and (vii) the Note Balance of the class M-6 notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

The “Class M-7 Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the class A notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (ii) the Note Balance of the class M-1 notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (iii) the Note Balance of the class M-2 notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), (iv) the Note Balance of the class M-3 notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (v) the Note Balance of the class M-4 notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (vi) the Note Balance of the class M-5 notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), (vii) the Note Balance of the class M-6 notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such payment date) and (viii) the Note Balance of the class M-7 notes immediately prior to that payment date over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related

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due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

The “Class M-8 Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the class A notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (ii) the Note Balance of the class M-1 notes (after taking into account the payment of the Class M-1 Principal Distribution Amount on such payment date), (iii) the Note Balance of the class M-2 notes (after taking into account the payment of the Class M-2 Principal Distribution Amount on such payment date), (iv) the Note Balance of the class M-3 notes (after taking into account the payment of the Class M-3 Principal Distribution Amount on such payment date), (v) the Note Balance of the class M-4 notes (after taking into account the payment of the Class M-4 Principal Distribution Amount on such payment date), (vi) the Note Balance of the class M-5 notes (after taking into account the payment of the Class M-5 Principal Distribution Amount on such payment date), (vii) the Note Balance of the class M-6 notes (after taking into account the payment of the Class M-6 Principal Distribution Amount on such payment date), (viii) the Note Balance of the class M-7 notes (after taking into account the payment of the Class M-7 Principal Distribution Amount on such payment date), and (ix) the Note Balance of the class M-8 notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

The “Class M-9 Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the class A notes and the mezzanine notes (after taking into account the payment of the related Principal Distribution Amounts on such payment date) and (ii) the Certificate Balance of the Class M-9 certificates immediately prior to such payment date over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

The “Class M-10 Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the class A notes and the mezzanine notes (after taking into account the payment of the related Principal Distribution Amounts on such payment date), (ii) the Certificate Balance of the class M-9 certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such payment date), and (iii) the Certificate Balance of the class M-10 certificates immediately prior to such payment date) over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

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The “Class M-11 Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the class A notes and the mezzanine notes (after taking into account the payment of the related Principal Distribution Amounts on such payment date), (ii) the Certificate Balance of the class M-9 certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such payment date), (iii) the Certificate Balance of the class M-10 certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such payment date), and (iv) the Certificate Balance of the class M-11 certificates immediately prior to such payment date over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

The “Class W Cross Collateralization Amount” for any payment date is the portion of the Class W Interest Remittance Amount remaining after payment of the aggregate Monthly Interest Distributable Amount for the Class 2-A1, Class 2-A2, Class 2-A3, and class 2-A4 notes on such payment date.

The “Class W Interest Remittance Amount” for any payment date is the amount of interest received by the issuing entity as a distribution of interest on account of the Class W Certificate on such payment date.

The “Class W Mezzanine Certificate Principal Balance” for any payment date is the principal balance (exclusive of any Non-Collateralized Portion thereof) of the mezzanine notes immediately prior to such payment date.

The “Class W Mezzanine Certificate Principal Distribution Amount” for any payment date is an amount equal to the sum of the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount.

The “Class W Principal Remittance Amount” for any payment date is the aggregate amount received by the issuing entity as distributions of principal on account of the Class W Certificate on such payment date.

The “Class W Senior Certificate Principal Balance” for any payment date is the principal balance of the Group II Notes immediately prior to such payment date.

The “Class W Senior Principal Distribution Amount” for a payment date is an amount equal to the excess of (x) the Class W Senior Certificate Principal Balance immediately prior to that payment date over (y) the lesser of (A) the product of (i) [        ]% and (ii) the aggregate principal balance of the Group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or

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advanced, and unscheduled collections of principal received during the related prepayment period) minus $[        ].

The “Credit Enhancement Percentage” for a payment date is equal to (i) the sum of (a) the aggregate Certificate Balance of the mezzanine certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the mortgage loans (calculated prior to taking into account distributions of principal on the mortgage loans and prior to taking into account distributions on the certificates on such payment date).

The “Crossover Date” means the earlier to occur of (i) the payment date on which the aggregate Note Balance of the class A notes is reduced to zero; and (ii) the later to occur of (x) the payment date in [        ], and (y) the first payment date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans but prior to the principal payments made to the notes and the certificates) is greater than or equal to [        ]%.

The “Current Interest” for any payment date and each class of notes and certificates equals the amount of interest accrued during the related accrual period at the related Payment Rate (subject to the related Available Funds Cap Rate) on the related Note Balance or Certificate Balance of such class immediately prior to such payment date, in each case, reduced by any prepayment interest shortfalls allocated to that class and shortfalls resulting from the application of the Relief Act (allocated to each note or certificate based on its respective entitlements to interest irrespective of any prepayment interest shortfalls or shortfalls resulting from the application of the Relief Act for that payment date).

The “Deferred Interest” for any payment date and class of mezzanine certificates is the amount of Current Interest and Unpaid Interest Shortfall Amounts previously accrued and unpaid, relating to the Non-Collateralized Portion, if any, of the principal balance of each class of mezzanine certificates.

A mortgage loan is “delinquent” if any monthly payment due on a due date is not made by the close of business on the next scheduled due date. A mortgage loan is “30 days delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days delinquent” and “90 days delinquent,” etc.

A “due period” with respect to any payment date is the period commencing on the second day of the month preceding the month in which such payment date occurs and ending on the first day of the month in which such payment date occurs.

The “Excess Cashflow” for any payment date is equal to the sum of (i) the Overcollateralization Release Amount and (ii) the excess of (a) the Interest Remittance Amount over (b) the sum of the Monthly Interest Distributable Amounts for the class I, senior and mezzanine certificates and any administrative fees.

The “Extra Principal Distribution Amount” for any payment date, is the lesser of (x) the Excess Cashflow for such payment date and (y) the Overcollateralization Deficiency Amount for such payment date.

A “Group” means the Group I mortgage loans or the Group II mortgage loans, as applicable.

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The “Group I Allocation Percentage” for any payment date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such payment date and the denominator of which is (ii) the Principal Remittance Amount for such payment date.

The “Group I Basic Principal Distribution Amount” means with respect to any payment date the excess of (i) the Group I Principal Remittance Amount for such payment date over (ii) the Overcollateralization Release Amount, if any, for such payment date multiplied by the Group I Allocation Percentage.

The “Group I Cross Collateralization Amount” for any payment date is the portion of the Group I Interest Remittance Amount remaining after payment of the REMIC Monthly Interest Distributable Amount on the Class A-1I Certificates, the related proportional amount of the Class I Monthly Interest Distributable Amount and the related proportional amount of administrative fees.

The “Group I Interest Remittance Amount” for any payment date is the portion of the Interest Remittance Amount that was collected or advanced on the Group I mortgage loans.

The “Group I Principal Distribution Amount” with respect to any payment date is the sum of (i) the Group I Basic Principal Distribution Amount for such payment date and (ii) the Extra Principal Distribution Amount for such payment date multiplied by the Group I Allocation Percentage.

The “Group I Principal Remittance Amount” for any payment date is that portion of the Principal Remittance Amount that was collected or advanced on the Group I mortgage loans plus, on the payment date immediately following the pre-funding period, any related portion of unused pre-funding account moneys.

The “Group II Allocation Percentage” for any payment date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such payment date and the denominator of which is (ii) the Principal Remittance Amount for such payment date.

The Group II Basic Principal Distribution Amount” means with respect to any payment date the excess of (i) the Group II Principal Remittance Amount for such payment date over (ii) the Overcollateralization Release Amount, if any, for such payment date multiplied by the Group II Allocation Percentage.

The “Group II Cross Collateralization Amount” for any payment date is the portion of the Group II Interest Remittance Amount remaining after payment of the Senior Monthly Interest Distributable Amount on the Class W Certificates, the related proportional amount of the Class I Monthly Interest Distributable Amount and the related proportional amount of administrative fees.

The “Group II Interest Remittance Amount” for any payment date is the portion of the Interest Remittance Amount that was collected or advanced on the Group II mortgage loans.

The “Group II Principal Distribution Amount” with respect to any payment date is the sum of (i) the Group II Basic Principal Distribution Amount for such payment date and (ii) the Extra Principal Distribution Amount for such payment date multiplied by the Group II Allocation Percentage.

The “Group II Principal Remittance Amount” for any payment date is that portion of the Principal Remittance Amount that was collected or advanced on the Group II mortgage loans plus, on the payment date immediately following the pre-funding period, any related portion of unused pre-funding account moneys.

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The “Interest Remittance Amount” for any payment date is that portion of the Available Funds for that payment date allocable to interest (excluding prepayment penalties).

The “Interest Remittance Formula Amount” as of any payment date and any Group, is an amount equal to (1) the product of (x) 1/12 of the weighted average coupon rate of the related Group as of the beginning of the related due period and (y) the aggregate principal balances of the mortgage loans related to such Group as of the beginning of the related due period minus (2) the aggregate amount of Relief Act shortfalls and prepayment interest shortfalls on such Group for the related prepayment period.

The “Mezzanine Monthly Interest Distributable Amount” for the Class W Certificates and any payment date is the sum of (1) the Current Interest for the Class W Certificates calculated using the Class W Mezzanine Certificate Principal Balance and the Class W Mezzanine pass-through rate and (2) the Unpaid Interest Shortfall Amount for the Class W Certificates and payment date, calculated using the Class W Mezzanine Certificate Principal Balance and the Class W Mezzanine pass-through rate.

The “Monthly Interest Distributable Amount” for any payment date and class of notes, underlying senior certificates or underlying mezzanine certificates is the sum of (1) the Current Interest for that class and payment date and (2) the Unpaid Interest Shortfall Amount for that class and payment date. In the event of a shortfall in the full amount necessary to pay both the Unpaid Interest Shortfall Amount and the Current Interest for a class, distributions will first be applied to the Unpaid Interest Shortfall Amount and then to the Current Interest.

The “Note Balance” of any note immediately prior to any payment date will be equal to the Note Balance of that note on the closing date reduced by the sum of all amounts actually paid as principal to that class on all prior payment dates; unless otherwise specifically provided, the “Note Balance” is not reduced by the Non-Collateralized Portion thereof, if any.

The “Overcollateralization Amount” on a payment date is equal to (a) the sum of (i) the aggregate principal balance of the mortgage loans after giving effect to distributions of principal on the mortgage loans and (ii) any outstanding pre-funding amount, minus (b) the aggregate Certificate Balance of the underlying senior and mezzanine certificates after giving effect to principal distributions on the underlying senior and mezzanine certificates on such payment date.

The “Overcollateralization Deficiency Amount” with respect to any payment date equals the amount, if any, by which the Required Overcollateralization Amount exceeds the Overcollateralization Amount on such payment date (after giving effect to only distributions in respect of the Group I Basic Principal Distribution Amount and the Group II Basic Principal Distribution Amount on such payment date).

The “Overcollateralization Release Amount” means, with respect to any payment date, the lesser of (x) the Principal Remittance Amount for such payment date and (y) the excess, if any, of (i) the Overcollateralization Amount for such payment date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such payment date) over (ii) the Required Overcollateralization Amount for such payment date.

The “Prepayment Period” for any payment date is the period commencing on the day after the determination date in the month preceding the month in which such payment date falls (or, in the case of the first payment date, from the cut-off date) and ending on the determination date of the calendar month in which such payment date falls.

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The “Principal Remittance Amount” means with respect to any payment date, the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the servicer that were due during the related due period, (ii) the principal portion of all partial and full principal prepayments of the mortgage loans applied by the servicer during such prepayment period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such prepayment period, (iv) that portion of the purchase price, representing principal of any repurchased mortgage loan, deposited to the collection account during such prepayment period, (v) the principal portion of any related substitution adjustments deposited in the collection account during such prepayment period, (vi) on the payment date which follows the termination of the pre-funding period, the remaining applicable amount on deposit in the pre-funding account at that time, (vii) Subsequent Recoveries to pay certain certificates amounts in respect of realized losses allocated to such certificates and (viii) on the payment date on which the issuing entity is to be terminated, that portion of the termination price relating to principal.

The “Reinstatement Amount” means with respect to any payment date, the aggregate amount of all Subsequent Recoveries received during the related due period.

The “Required Overcollateralization Amount” for any payment date is equal to:

(i) prior to the Crossover Date, [0.60]% of the sum of (i) the aggregate principal balance of the initial mortgage loans as of the related cut-off date and (ii) the pre-funding amount as of the closing date.

(ii) on or after the Crossover Date, the greater of:

(a) 0.50% of the sum of (x) the aggregate principal balance of the initial mortgage loans as of the related cut-off date and (y) the pre-funding amount as of the closing date; and

(b) the lesser of:

(1) [0.60]% of the sum of (x) the aggregate principal balance of the initial mortgage loans as of the related cut-off date and (y) the pre-funding amount as of the closing date; and

(2) [1.20]% of the current aggregate principal balance of the mortgage loans as of the end of the related due period.

On any payment date on which a Trigger Event is in effect, the Required Overcollateralization Amount will be equal to the Required Overcollateralization Amount as of the preceding payment date.

The “Senior Monthly Interest Distributable Amount” for the Class W Certificates and any payment date is the sum of (1) the Current Interest for the Class W Certificates, and (2) the Unpaid Interest Shortfall Amount for the Class W Certificates and payment date, calculated using the Class W Senior Certificate Principal Balance and the Class W Senior pass-through rate.

A “Subsequent Recovery” with respect to any liquidated mortgage loan that had previously been the subject of a realized loss, is any principal amount subsequently received in connection with such mortgage loan.

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A “Trigger Event” is in effect with respect to any payment date on or after the Crossover Date if either (i) the three-month rolling average of mortgage loans delinquent 60 days or more exceeds [            ]% of the current Credit Enhancement Percentage, or (ii) losses incurred since the cut-off date as a percentage of the sum of (x) aggregate principal balance of the initial mortgage loans as of the cut-off date and (y) the pre-funding amount as of the closing date, for the related payment date, are greater than the applicable percentage set forth below with respect to such payment date:

Payment date Occurring In:	Percentage

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The “Underlying Pass-through Rate” for such class of underlying Senior and Mezzanine Certificates and payment date is:

(i) with respect to Class A-1I Certificate, the lesser of (1) the formula rate for the class A-1 notes and (2) the WAC Cap Rate;

(ii) with respect to the Class W Senior Certificate Principal Balance portion of the Class W Certificates, the weighted average (weighted by principal balance) for the class 2-A1, class 2-A2, class 2-A3 and class 2-A4 notes, of the lesser (for each such class of notes) of (1) the formula rate for such class of notes and (2) the WAC Cap Rate;

(iii) with respect to the Class W Mezzanine Certificate Principal Balance portion of the Class W Certificates, the weighted average (weighted by principal balance (exclusive of any Non-Collateralized Portion of any such principal balance) of (or the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7 and class M-8 notes, of the lesser (for each such class of notes) of (1) the formula rate for such class of notes and 92) the WAC Cap Rate;

(iv) with respect to the class M-9 Certificates, the least of (1) LIBOR plus __%, (2) 11% and (3) the WAC Cap Rate;

(v) with respect to the class M-10 Certificates, the least of (1) LIBOR plus __%, (2) 11% and (3) the WAC Cap Rate; and

(vi) with respect to the class M-11 Certificates, the least of (1) LIBOR plus __%, (2) 11% and (3) the WAC Cap Rate.

The “Underlying Senior Certificate Interest Remittance Amount” for any payment date is the aggregate amount received by the issuing entity as distributions of interest on account of the underlying senior certificates on such payment date.

The “Underlying Senior Certificate Principal Remittance Amount” for any payment date is the aggregate amount received by the issuing party as distributions of principal on account of the underlying senior certificates on such payment date.

The “Unpaid Interest Shortfall Amount” means (i) for each class of notes, underlying senior certificates and underlying mezzanine certificates and the first payment date, zero, and (ii) with respect to each class of mezzanine certificates and the class I certificates and any payment date after the first payment date, the amount, if any, by which (a) the Monthly Interest Distributable Amount for such class for the immediately preceding payment date exceeds (b) the aggregate amount distributed on such class in respect of interest on such preceding payment date, plus interest on that amount to the extent permitted by law, at the Payment Rate for such class for the related accrual period.

The “WAC Cap Rate” for each class of the underlying senior and mezzanine certificates for each payment date is the percentage equivalent of a fraction equal to (a) an amount equal to (i) the aggregate Interest Remittance Formula Amount for the mortgage loans, less (ii) the administrative fees allocable to the mortgage loans, and less (iii) the Class I Monthly Interest Distributable Amount, divided by (b) the product of (i) the actual number of days in the related accrual period divided by 360 and (ii) the aggregate principal balance of the mortgage loans plus any amounts on deposit in the pre-funding account.

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Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each payment date from the Available Funds in order of priority.

Fee	General Purpose of the Fee	Party Receiving the Fee	Amount or Calculation of Fee
Servicing Fee(1)	performance of the servicer’s duties under the pooling and servicing agreement	NovaStar Mortgage, Inc.	on each payment date 1/12 of 0.50% per annum times the aggregate principal balance of the mortgage loans as of such date.

Trustee Fee(2)	performance of the trustee’s duties under the pooling and servicing agreement	[trustee name]

Swap Provider Fee(2)	performance of the swap provider’s duties under the swap agreement	[Name of Swap Provider]

(1)	The servicing fee and the trustee fee are paid on a first priority basis from Available Funds.

(2)	The swap provider fee is paid from Available Funds after amounts described in footnote (1), but before any payments are made to any of the offered certificates.

[Include as footnotes any limit on these fees, how they might change with a change in the transaction party or otherwise without the consent of the noteholders. (Item 1113(c))]

Calculation of One-Month LIBOR

The indenture trustee will determine the London interbank offered rate for one-month United States dollar deposits for each accrual period for the notes on the second London business day preceding such accrual period (each such date, an “interest determination date”) on the basis of the offered rates for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such interest determination date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of such accrual period). The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of such accrual period).

“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and “reference banks” means leading banks selected by the trustee and engaged in transactions in European deposits in the international Eurocurrency market.

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The establishment of one-month LIBOR on each interest determination date by the trustee and the trustee’s calculation of the rate of interest applicable to the certificates for the related accrual period shall (in the absence of manifest error) be final and binding.

Advances

Prior to each payment date, the servicer is required under the pooling and servicing agreement to make “advances” (out of its own funds, or funds held in the collection account for future payment or withdrawal) with respect to any payments of principal and interest (net of the servicing fee) which were due on the mortgage loans on the immediately preceding due date and which are delinquent on the business day next preceding the related determination date.

Such advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds, or liquidation proceeds. The purpose of making such advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. Any failure by the servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the successor servicer will be obligated to make any such advance, in accordance with the terms of the pooling and servicing agreement.

Advances made from funds held in the collection account may be made by the servicer from subsequent collections of principal and interest received on other mortgage loans and deposited into the collection account. Advances made from the collection account are not limited to subsequent collections of principal and interest received on the delinquent mortgage loan with respect to which an advance is made. If on the fourth business day prior to any payment date funds in the collection account are less than the amount that would have been paid to the certificateholders on such payment date had the servicer not withdrawn such funds, then the servicer will deposit its own funds into the collection account in the amount of the lesser of (i) any unreimbursed advances previously made by the servicer with funds held in the collection account or (ii) the shortfall in the collection account; but in no event will the servicer deposit into the collection account an amount that is less than any shortfall in the collection account attributable to delinquent payments on mortgage loans which the servicer deems to be recoverable and which has not been covered by an advance from the servicer’s own corporate funds.

All advances will be reimbursable to the servicer on a first priority basis from late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which such unreimbursed advance was made. In addition, any advances previously made which are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds and liquidation proceeds may be reimbursed to the servicer out of any funds in the collection account prior to payments on the certificates.

The pooling and servicing agreement provides that the servicer, on behalf of the issuing entity, may enter into a facility with any person which provides that such person (an “Advancing Person”) may directly or indirectly fund advances and/or servicing advances, although no such facility will reduce or otherwise affect the servicer’s obligation to fund such advances and/or servicing advances. Such facility will not require the consent of the certificateholders. Any advances and/or servicing advances made by an Advancing Person would be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the servicer if such advances were funded by the servicer.

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Book-Entry Notes

The class A and mezzanine notes will be book-entry notes. Persons acquiring beneficial ownership interests in the notes may elect to hold their notes through the Depository Trust Company (“DTC”) in the United States, or upon request through Clearstream Banking Luxembourg or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of book-entry notes will be issued in one or more notes which equal the aggregate principal amount of the notes of each class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank, National Association, will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry notes in minimum denominations representing Certificate Balances of $25,000 and in multiples of $1,000 in excess thereof, with a minimum investment of $100,000. Except as described below, no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing such certificate. Unless and until definitive notes are issued, it is anticipated that the only “certificateholders” of the notes will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the indenture. Note owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

A note owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interests will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream or Euroclear, as appropriate). Note owners will receive all payments of principal of, and interest on, the notes from the trustee through DTC and DTC participants. While the notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom certificate owners have accounts with respect to notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess notes, the rules provide a mechanism by which certificate owners will receive payments and will be able to transfer their interest.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not participants may transfer ownership of certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of such certificates, which account is maintained with their respective participants. Under the rules and in accordance with DTC’s normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be

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debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the certificates, see “Material Federal Income Tax Consequences—Foreign Investors” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulation and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in multiple currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks,

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brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).

The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-Participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with Persons holding through Euroclear participants.

Payments on the book-entry certificates will be made on each payment date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book- entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficiary owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Payments with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—Foreign Investors” and “—

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Backup Withholding” in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificate, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees rather than to DTC, only if (a) DTC or the issuer advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry certificates and the issuer or the trustee is unable to locate a qualified successor or (b) if after occurrence of an event of default under the transaction documents, owners of beneficial interests in a book entry certificate representing in the aggregate more than 50% of the aggregate outstanding principal amount of the certificates of that series advise the trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interests of those owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the definitive certificates. Upon surrender by DTC of the global note or notes representing the book-entry certificates and instructions for re-registration, the trustee, as registrar, will issue definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as certificateholders under the pooling and servicing agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the depositor, the servicer, the custodian nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial

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ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

For additional information regarding DTC and the book-entry certificates, see Annex I hereto and “The Agreements—Form of the Securities” in the prospectus.

Assignment of Mortgage Loans

The sponsor will deliver to the custodian the mortgage files, which consist of the mortgage notes endorsed by the sponsor, or the last holder of record, without recourse to the trustee, the related mortgages or deeds of trust, all intervening mortgage assignments, if any, and certain other documents relating to the mortgage loans. The sponsor will be required to cause to be prepared and recorded, at its expense and within the time period specified in the purchase agreement, assignments of the mortgages from the sponsor, or the last holder of record, to the trustee.

The custodian, on behalf of the trustee, will review the mortgage files delivered to it within 45 days after delivery, and if any document required to be included in any mortgage file is found to be missing or to be defective in any material respect and such defect is not cured within 45 days following notification thereof to the sponsor, the custodian will require either that the related mortgage loan be removed from the mortgage pool or that a mortgage loan conforming to the requirements of the pooling and servicing agreement be substituted for the related mortgage loan within 90 days.

In connection with the transfer of the mortgage loans pursuant to the purchase agreement, the sponsor will make certain representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each mortgage loan. In addition, the sponsor will make certain other representations and warranties regarding the mortgage loans, including, for instance, that each mortgage loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid first or second priority lien, that, as of the applicable cut-off date, no mortgage loan included in the mortgage pool as of the closing date was more than 89 days past due, that each mortgaged property consists of a manufactured dwelling, a multi-unit dwelling, unit in a condominium, planned unit development or a single family residence, that the sponsor had good title to each mortgage loan prior to such transfer and that the originator was authorized to originate each mortgage loan. The trustee will be entitled to enforce remedies for breaches of these representations and warranties.

If with respect to any mortgage loan (1) a defect in any document constituting a part of the related mortgage file remains uncured within the specified period and materially and adversely affects the value of the mortgage loan or materially and adversely affects the interest of the trustee, or the certificateholders in that mortgage loan or (2) a breach of any representation or warranty made by the sponsor relating to the mortgage loan occurs and such breach materially and adversely affects the value of the mortgage loan or materially and adversely affects the interests of the trustee or the certificateholders in that mortgage loan, then the trustee will enforce the remedies for such defects or breaches against the sponsor by requiring the sponsor to purchase the defective mortgage loan from the trust at a price of par plus accrued interest at the mortgage rate (net of the applicable servicing fee rate). The sponsor will also have the option, but not the obligation, to substitute for such defective mortgage loan a qualified replacement mortgage loan, but only if such substitution is made within two years after the closing date.

The obligation of the sponsor to cure, purchase or substitute any defective mortgage loan as described above will constitute the sole remedy available to certificateholders or the trustee for a defective mortgage loan.

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The Paying Agent

The paying agent shall initially be the trustee. The paying agent shall have the revocable power to withdraw funds from the payment account for the purpose of making payments to the certificateholders.

Optional Termination

The mortgage loans may be purchased by the servicer on any payment date on or after the payment date on which the aggregate principal balance of the mortgage loans is equal to or less than 10% of the sum of (i) the principal balance of the initial mortgage loans as of their cut-off date and (ii) the original pre-funding amount as of the closing date. This will result in a retirement of the certificates. The purchase price for the mortgage loans is expected to be an amount sufficient to pay 100% of the aggregate outstanding Certificate Balance of each class of certificates and accrued and unpaid interest thereon at the related pass-through rate through the date on which the issuing entity is terminated together with all amounts due and owing to the servicer, the custodian, the hedge providers and the trustee.

Mandatory Prepayment on the Certificates

Each class of certificates may be partially prepaid on the payment date immediately following the end of the pre-funding period to the extent that any amount remains on deposit in the pre-funding account on such payment date (with respect to the related Group). Although no assurance can be given, it is anticipated that the principal amount of subsequent mortgage loans sold to the issuing entity and included in the issuing entity estate will require the application of substantially all of the original pre-funded amount and that there should be no material amount of principal prepaid to the certificates from the pre-funding account. However, it is unlikely that the sponsor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the original pre-funded amount.

Certain Yield and Prepayment Considerations

The yield to maturity of the certificates will depend on the prices paid by the holders of such certificates, the pass-through rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the mortgage loans and the allocation thereof. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans and the amount, if any, distributed from the pre-funding account at the end of the pre-funding period. The rate of principal payments on such mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors and liquidations of defaulted mortgage loans, and purchases of mortgage loans due to certain breaches of representations and warranties and optional repurchases of delinquent loans by the servicer. The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield Considerations”), no assurance can be given as to such rate or the timing of principal payments on the certificates.

The mortgage loans generally may be prepaid in full or in part at any time; however, prepayments may subject the mortgagor to a prepayment charge. The initial mortgage loans are secured by senior or junior liens on the related mortgaged properties. Generally, mortgage loans secured by junior liens are not viewed by mortgagors as permanent financing. Accordingly, such mortgage loans may

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experience a higher rate of prepayment than the first-lien mortgage loans. All of the mortgage loans are assumable under certain circumstances if, in the sole judgment of the servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for such mortgage loan is not impaired by the assumption. All of the mortgage loans contain a customary “due on sale” provision. The servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulation. However, if the servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the certificates and may result in a prepayment experience on the mortgage loans that differs from that on other conventional mortgage loans. Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the monthly payments of the adjustable rate mortgage loans to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the mortgagor under each adjustable rate mortgage loan was qualified on the basis of the mortgage rate in effect at origination. The repayment of such adjustable rate mortgage loans will be dependent on the ability of the mortgagor to make larger monthly payments as the mortgage rate increases. In addition, the rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

The recordation of the mortgages in the name of MERS is a new practice in the mortgage lending industry. The depositor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of realized losses on the mortgage loans.

To the extent that the original pre-funded amount has not been fully applied to the purchase of subsequent mortgage loans by the issuing entity by the end of the pre-funding period, the holders of each class of certificates will receive, in the order of priority of principal distributions described in this prospectus supplement, on the first payment date following the termination of the pre-funding period, a prepayment of principal in an amount equal to the lesser of (i) the applicable amount remaining in the pre-funding account and (ii) the outstanding Certificate Balance of such related class of

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certificates. Although no assurance can be given, it is anticipated by the depositor that the principal amount of subsequent mortgage loans sold to the issuing entity for inclusion in the issuing entity estate will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material amount of principal prepaid to such certificateholders. However, it is unlikely that the sponsor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the original pre-funded amount.

In addition, the yield to maturity of the certificates will depend on, among other things, the price paid by the holders of the certificates and the then applicable pass-through rate. The extent to which the yield to maturity of a certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a certificate is purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a certificate is purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

Furthermore, the yield to maturity on the certificates may be affected by the limitation posed by the related available funds cap rate.

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the certificates will be influenced by, among other things, the rate at which the principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each adjustable rate mortgage loan will be recalculated semi-annually with respect to the Six-Month LIBOR mortgage loans and semi-annually after the initial adjustment date with respect to 2/28 Six-Month LIBOR mortgage loans, 3/27 Six-Month LIBOR mortgage loans and 5/25 Six-Month LIBOR mortgage loans, any partial prepayments thereof will not reduce the term to maturity of such adjustable rate mortgage loan. In addition, an increase in the mortgage rate on an adjustable rate mortgage loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the mortgage rate on the adjustable rate mortgage loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

[Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Constant Prepayment Rate model (“CPR”), assumes that the outstanding principal balance of a pool of mortgage loans prepays each month at a specified annual rate or CPR. In generating monthly cash flows, this annual rate is converted to an equivalent monthly rate. With respect to the fixed rate mortgage loans, the model assumes a CPR of 2.0% per annum in the first month of the life of the fixed rate mortgage loans, then the model assumes an additional 2.5556% (precisely 23%/9) per annum in each month thereafter until the 10th month; beginning in the 10th month and in each month thereafter, the model assumes a CPR of 25% per annum (such model, a “prepayment assumption”). With respect to the adjustable rate mortgage loans, the model assumes a CPR of 2.0% per annum in the first month of the life of the adjustable rate mortgage loans, then the model assumes an additional 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month; beginning in the 12th month until the 22nd month, the model assumes a CPR of 30%; beginning in the 23rd month until the 28th month, the model assumes a CPR of 60% per annum; beginning in the 29th month and in each month thereafter, the model assumes a CPR of 35% per annum (such model, also a “prepayment assumption”). The levels of CPR used above in defining the

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prepayment assumptions represent 100% of the related prepayment assumption. To assume a CPR percentage in either prepayment model is to assume that the stated percentage of the outstanding principal balance of the pool would be prepaid over the course of a year. No representation is made that the mortgage loans will prepay at the percentages of CPR specified in either prepayment model.]

The tables set forth below have been prepared on the basis of certain assumptions (the “Modeling Assumptions”) as described below regarding the weighted average characteristics of the mortgage loans that are expected to be included in the issuing entity estate as described under “Description of the Mortgage Pool” herein and the performance thereof. The tables assume, among other things, that: (i) the mortgage pool consists of mortgage loans with the following characteristics:

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Group I Mortgage Loans

Initial/ Subsequent	Loan Type	Principal Balance ($)	Initial Gross Mortgage Rate (%)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Remaining Term to Maturity (Months)	Remaining IO Term (Months)	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index	Adjustment Frequency (Months)

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Group I Mortgage Loans (continued)

Initial/ Subsequent	Loan Type	Principal Balance ($)	Initial Gross Mortgage Rate (%)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Remaining Term to Maturity (Months)	Remaining IO Term (Months)	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index	Adjustment Frequency (Months)

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Group II Mortgage Loans

Initial/ Subsequent	Loan Type	Principal Balance ($)	Initial Gross Mortgage Rate (%)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Remaining Term to Maturity (Months)	Remaining IO Term (Months)	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index	Adjustment Frequency (Months)

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Group II Mortgage Loans (continued)

Initial/ Subsequent	Loan Type	Principal Balance ($)	Initial Gross Mortgage Rate (%)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Remaining Term to Maturity (Months)	Remaining IO Term (Months)	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index	Adjustment Frequency (Months)

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(ii) One-Month LIBOR and Six-Month LIBOR remain constant at [            ]% and [            ]%, respectively; (iii) payments on the certificates are received, in cash, on the 25th day of each month, commencing in [            ]; (iv) there are no delinquencies or losses on the mortgage loans, and scheduled payments on the mortgage loans are timely received on the first day of each month commencing in [            ]; (v) there are no repurchases or substitutions of the mortgage loans; (vi) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, gross mortgage rate and remaining amortization term such that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining amortization term (after any interest only period); (vii) the indices remain constant at the rates listed above and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next adjustment date (and on subsequent adjustment dates, as necessary) to equal the related index plus the applicable gross margin, subject to the maximum and minimum mortgage rate and the related initial periodic rate cap and periodic rate cap listed above; (viii) with respect to each mortgage loan (other than the fixed rate mortgage loans), the monthly payment on the mortgage loan is adjusted on the due date immediately following the next rate adjustment date (and on subsequent adjustment dates, as necessary) to equal a fully amortizing payment as described in clause (vi) above; (ix) payments on the mortgage loans earn no reinvestment return; (x) there are no additional ongoing issuing entity expenses payable out of the issuing entity; (xi) the mortgage loans experience no prepayment charges; (xii) no miscellaneous servicing fees are passed through to the certificateholders; (xiii) the certificates will be purchased on [            ]; (xiv) prepayments on the mortgage loans represent prepayments in full of individual mortgage loans and are received on the last day of each month with 30 days’ interest thereon beginning in [            ]; (xv) the administrative fee rate will be a per annum rate equal to [            ]%; (xvi) the subsequent mortgage loans are acquired in [            ] with the characteristics set forth in the previous tables, with their first scheduled payment date due in [            ]; and (xvii) the issuing entity earns interest on the amount on deposit in the pre-funding account in [            ] at a per annum rate equal to [            ]%.

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR or prepayment assumption. Moreover, the diverse remaining terms to stated maturity of the mortgage loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to stated maturity of the mortgage loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average life of the certificates. Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the certificates, and set forth the percentages of the initial Certificate Balance of the certificates that would be outstanding after each of the dates shown at various percentages of the related prepayment assumption.

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Percent of Initial Class 1-A1 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

*	Greater than 0% but less than 0.5%.

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class 2-A1 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class 2-A2 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class 2-A3 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

*	Greater than 0% but less than 0.5%.

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class 2-A4 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each distribution of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-1 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

*	Greater than 0% but less than 0.5%.

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-2 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

*	Greater than 0% but less than 0.5%.

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a certificate is determined by (i) multiplying the amount of each distribution of principal on a certificate by the number of years from the date of issuance of the certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Balance of the certificate.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Certificates—Optional Termination” herein.

(5)	Assumes that the certificates remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-3 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-4 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-5 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-6 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-7 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-8 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Class M-9 Note Balance Outstanding(1)(5)

Prepayment Scenario(2)
Payment date	50%	75%	100%	125%	150%

(1)	Rounded to the nearest whole percentage.

(2)	As a percentage of the related prepayment assumption.

(3)	The weighted average life of a note is determined by (i) multiplying the amount of each payment of principal on a note by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial Note Balance of the note.

(4)	Assumes the servicer exercises its option to purchase the mortgage loans when the principal balance of the mortgage loans is equal to or less than 10% of the sum of (x) the principal balance of the initial mortgage loans as of the cut-off date and (y) the original pre-funded amount. See “Description of the Notes—Optional Termination” herein.

(5)	Assumes that the notes remain outstanding until maturity.

This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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The Pooling and Servicing Agreement

The following summary describes certain terms of the pooling and servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the pooling and servicing agreement.

Servicing and Other Compensation

With respect to each mortgage loan and each payment date, the servicer will be entitled to a servicing fee equal to 1/12 of the servicing fee rate times the principal balance of such mortgage loan as of such date. The servicing fee for each mortgage loan is payable out of the interest payments on such mortgage loan. The servicing fee rate in respect of each mortgage loan will be equal to 0.50% per annum of the outstanding principal balance of such mortgage loan. The servicer will not be entitled to any additional servicing compensation (other than late payment charges) such as prepayment penalties and any such amount, to the extent received by the servicer, will be included in available funds.

With respect to any payment date, any prepayment interest shortfalls during the preceding calendar month will be covered by the servicer, but only up to the total servicing fee payable to the servicer with respect to such payment date. These payments are referred to as “compensating interest.” The “prepayment interest shortfall” for any payment date is equal to the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments in full or in part on the mortgage loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. No assurance can be given that compensating interest will be sufficient to cover prepayment interest shortfalls for any payment date.

Purchase of Delinquent Mortgage Loans

The servicer has limited rights, but not the obligation, to purchase mortgage loans from the issuing entity which become 90 days or more delinquent at a price equal to 100% of the outstanding principal balance thereof, plus accrued interest. The servicer has such purchase right only (i) during the 29 day period immediately following the date the mortgage loan becomes 90 days delinquent and (ii) on the date the servicer liquidates the related mortgaged property, and must purchase the most delinquent mortgage loans first before purchasing other less delinquent mortgage loans.

Servicing Defaults

The following events constitute servicing defaults:

(i) any failure by the servicer to make any deposit required to be made under the pooling and servicing agreement, which continues unremedied for a period of three business days after written notice has been given; or

(ii) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer set forth in the pooling and servicing agreement, which failure, in each case, materially and adversely affects the interests of certificateholders or the breach of any representation or warranty of the servicer in the pooling and servicing agreement which materially and adversely affects the interests of the certificateholders, and which in either case continues unremedied for a period of 30 days after the date on which written notice has been given; or

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(iii) the entry against the servicer of an order for the appointment of a trustee in any insolvency or similar proceeding, and the continuance of this order in effect for a period of 60 consecutive days; or

(iv) the servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or similar person in any insolvency or similar proceeding relating to the servicer or all or substantially all of its property; or the servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v) any other servicer events of default listed in the pooling and servicing agreement.

So long as a servicing default shall not have been remedied within the applicable grace period, with respect to a failure to make a required advance, if such advance is not made by 5:00 P.M., New York time, on the business day immediately following the date the servicer was required to make such advance, the trustee shall terminate the servicer.

In the case of all other servicing defaults, the trustee shall, at the direction of the majority holders, by notice then given in writing to the servicer, terminate the servicer. Upon the termination of the servicer, the trustee, or another successor servicer, shall assume the duties of a successor servicer.

Notice, as required above, may be given (i) to the servicer by the trustee or (ii) to the servicer and the trustee by the holders of certificates evidencing at least 51% of the voting rights.

If the trustee is unwilling or is legally unable to act as successor servicer, the trustee shall appoint or petition a court of competent jurisdiction to appoint a successor servicer satisfying the requirements set forth in the pooling and servicing agreement. Pending appointment of a successor to the servicer, unless the trustee is prohibited by law from so acting, the trustee shall act as successor servicer.

The majority holders may waive any events permitting removal of the servicer, although the majority holders may not waive a default in making a required distribution on a certificate without the consent of the holder of such certificate.

The “majority holders” are holders of certificates evidencing at least 51% of the voting rights. Voting rights are allocated as follows:

•	the class A certificates and the mezzanine certificates will have 97% of the voting rights (allocated in proportion to the respective then outstanding Certificate Balances);

•	each of the class C, class I and residual certificates will have 1% of the voting rights; and

•	when none of the class A and mezzanine, class I or class C certificates are outstanding, 100% of the voting rights will be allocated among holders of the residual certificates.

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Limitation on Suits

No certificateholder will have any right to institute any proceedings with respect to the pooling and servicing agreement unless:

•	such certificateholder has previously given written notice to the trustee of a continuing event of default;

•	certificateholders representing not less than 51% of the Certificate Balances of the certificates have made written request to the trustee to institute proceedings in respect of such event of default in its own name as the trustee;

•	such certificateholders have offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	for 60 days after its receipt of such notice of, request and offer of indemnity the trustee has failed to institute any such proceedings; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the certificateholders representing more than 50% of the Certificate Balances of the certificates.

The Custodian and the Trustee

The custodian or the trustee also may be removed at any time by the Majority Certificateholders. The custodian or the trustee shall be removed if the custodian or the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the custodian or the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the custodian or the trustee or its property. Any resignation or removal of the custodian or the trustee and appointment of a successor custodian or the trustee, as applicable, will not become effective until acceptance of the appointment by the successor custodian or trustee. The trustee may terminate the custodian at any time for failure to perform its obligations under the pooling and servicing agreement or related agreements provided it or an acceptable successor custodian assumes the obligations of the custodian.

Material Federal Income Tax Consequences

The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the certificates is to be considered only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the certificates. References in this section and in the “ERISA Considerations” section to the code and sections are to the Internal Revenue Code.

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REMIC Elections

The trustee will cause one or more REMIC elections to be made with respect to the assets of the issuing entity (excluding the pre-funding account, the hedging agreements and the supplemental interest trust). Dewey Ballantine LLP, tax counsel, will deliver its opinion that, for federal income tax purposes, assuming (i) the REMIC elections are timely made, and (ii) all parties comply with the pooling and servicing agreement, the issuing entity (excluding the pre-funding account, the hedging agreements and the supplemental interest trust) will be treated as one or more REMICs for federal income tax purposes.

A holder of an offered certificate will be treated for tax purposes: (i) as holding an undivided interest in a REMIC regular interest corresponding to that offered certificate and (ii) as having entered into a limited recourse interest rate cap contract (the “Cap Contract”). The REMIC regular interest corresponding to an offered certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that the interest payments on the REMIC regular interest will be determined (i) by setting the maximum interest rate of that REMIC regular interest equal to the REMIC available funds cap rate as set forth in the pooling and servicing agreement, which may exceed the interest rate on the corresponding offered certificate and (ii) without regard to any interest payments on subsequent mortgage loans in the case of each of the first [four] payment dates. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an offered certificate may exceed the actual amount of distributions on the offered certificate.

Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that offered certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an offered certificate in excess of the amount payable on the offered certificate will be treated as having been received by the holder of that offered certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences – REMIC Securities – Taxation of Beneficial Owners of REMIC Regular Securities” in the prospectus. In addition, each beneficial owner of an offered certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “–Cap Contract” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each offered certificate.

For federal income tax purposes, the offered certificates (other than the Cap Contract component), as regular interests in a REMIC, are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of offered certificates that otherwise report income under a cash method of accounting will be required to report income with respect to the offered certificates under an accrual method. See “Material Federal Income Tax Consequences – REMIC Securities – Taxation of Beneficial Owners of REMIC Regular Securities” in the prospectus.

Discount and Premium

It is not anticipated that the offered certificates (other than the class [        ] certificates) will be issued with any original issue discount (“OID”) other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 generally will not apply to the offered certificates. OID will be considered de minimis if it is less than 0.25% of the principal amount

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of an offered certificate multiplied by its expected weighted average life. A holder of an offered certificate issued with more than a de minimis amount of OID must include any OID in income under a constant yield method, generally in advance of the receipt of the cash attributable to such income. Because regulations regarding the accrual of income on prepayable debt instruments such as the offered certificates have not yet been issued by the Internal Revenue Service, the proper treatment regarding OID and the accrual of income on the offered certificates is not clear. See “Material Federal Income Tax Consequences – Discount and Premium – Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the rate of accrual of the OID, if any, on the offered certificates is 100% of the related prepayment assumption for the fixed rate and adjustable rate mortgage loans. No representation is made that any of the mortgage loans will prepay at this rate or any other rate. A subsequent purchaser who buys an offered certificate for more than its remaining stated redemption price at maturity may be subject to the “market premium” rules of the code. See “Material Federal Income Tax Consequences – Discount and Premium – Securities Purchased at a Premium” in the prospectus. A subsequent purchaser who buys an offered certificate with more than a de minimis amount of “market discount” will be subject to the “market discount” rules of the code. See “Material Federal Income Tax Consequences – Discount and Premium – Market Discount” in the prospectus.

Cap Contract

The holders of the offered certificates must allocate the purchase price of their certificates between the REMIC regular interest component and Cap Contract component based on their relative fair market values. The purchase price allocated to the REMIC regular interest component will be the issue price of the offered certificates for calculating accruals of OID. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the prospectus.

The Issuing Entity intends to treat the Cap Contract as a notional principal contract for federal income tax purposes. Treasury Regulations under section 446 of the code relating to notional principal contracts (the “Notional Principal Contract Regulations”) provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any amounts payable to a holder from the Cap Contract will be periodic payments. The portion of a holder’s purchase price allocated to the Cap Contract will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations. To the extent the sum of the periodic payments for any year exceeds that year’s amortized cost of the Cap Contract, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A holder’s ability to recognize a net deduction with respect to the Cap Contract is limited under sections 67 and 68 of the code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a holder will not be able to recognize a net deduction with respect to the Cap Contract in computing the holder’s alternative minimum tax liability.

Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that

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exceeds cash distributions on the offered certificate, in any period and over the term of the offered certificate. As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Alternative federal income tax characterization of the Cap Contract is possible, including treatment of the Cap Contract as debt of the supplemental interest trust or an interest in a partnership. The amount, timing and character of the income and deductions for a class A or class M certificateholder with respect to the Cap Contract would differ if the Cap Contract was held to constitute indebtedness or an interest in a partnership. Because the issuing entity will treat the Cap Contract as a right to receive amounts under a notional principal contract, the servicer will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Cap Contract. Investors, including those that are foreign persons, should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the class A and mezzanine certificates.

The offered certificates (other than the Cap Contract component) possess special tax attributes by virtue of the REMIC provisions of the code. See “Material Federal Income Tax Consequences –REMIC Securities – Special Tax Attributes” in the prospectus. The Cap Contract component will not constitute: (i) a “real estate asset” within the meaning of section 856(c)(5)(B) of the code if held by a real estate investment trust; (ii) a “qualified mortgage” within the meaning of section 860G(a)(3) of the code or a “permitted investment” within the meaning of section 860G(a)(5) of the code if held by a REMIC; or (iii) assets described in section 7701(a)(19)(C)(xi) of the code if held by a thrift. In addition, as a result of the obligations represented by the Cap Contract components, the offered certificates generally will not be a suitable investment for a REMIC. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the two investment components of the certificate based on the relative fair market values of those components at the time of sale, exchange, or other disposition and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the certificate is held as a “capital asset” within the meaning of section 1221 of the code, gain or loss on the disposition of an interest in the Cap Contract should be capital gain or loss. Upon the sale, exchange, or other disposition of the regular interest component of an offered certificate, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or other disposition and such seller’s adjusted basis in the regular interest component. The adjusted basis generally will equal the seller’s cost, increased by any original issue discount or market discount previously included in the seller’s income, and reduced by distributions previously received by the seller of amounts included in the stated redemption price at maturity of the regular interest component and further reduced by any bond premium amortized by the seller as an offset to interest income on the regular interest component.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Material Federal Income Tax Consequences—Taxes on a REMIC Trust–Reporting and Other Administrative Matters,” “— Backup Withholding” and “—Foreign Investors — Grantor Trust Securities and REMIC Regular Securities” in the prospectus.

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ERISA Considerations

Investors may wish to review the material set forth in this section together with the information in the section “ERISA Considerations” in the prospectus.

A fiduciary of any pension, profit sharing or other employee benefit plans subject to ERISA, or any other person investing plan assets of any such plan, including an insurance company investing through its general or separate accounts, may wish to review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or section 4975 of the code.

The Department of Labor has issued to each of the underwriters an individual prohibited transaction exemption which, as described under the section “ERISA Considerations-Certificates” in the prospectus, provides exemptive relief for certain transactions relating to investments in pass-through certificates issued by trusts which hold obligations such as the mortgage loans. [An underwriter’s exemption will not apply until the expiration of the pre-funding period. Accordingly, until such time, the offered certificates may not be purchased with plan assets. Any investor purchasing offered certificates prior to the expiration of such period is hereby deemed to represent that it is not purchasing such certificates with plan assets. Before purchasing an offered certificate following the expiration of the pre-funding period based on an underwriter’s exemption, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a certificate for purposes of the underwriter’s exemption and (2) that the conditions and other requirements set forth in the underwriter’s exemption would be satisfied.]

The rating of the offered certificates may change. If any such class of offered certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under an underwriter’s exemption. Although a plan that had purchased a certificate of such class when it had a permitted rating would not be required by the underwriter’s exemption to dispose of it, certificates of such class could no longer be purchased with plan assets unless the purchaser was an insurance company general account and the conditions for exemptive relief under Sections I and III of Prohibited Transaction Class Exemption 95-60 were satisfied.

Any person purchasing a certificate and the right to receive payments from the supplemental interest trust will have acquired, for purposes of ERISA, the certificate without the right to receive payments from the supplemental interest trust, together with the right to receive payments from the supplemental interest trust. An underwriter’s exemption may not apply to the acquisition, holding or resale of the right to receive payments from the supplemental interest trust. Accordingly, the acquisition of the right to receive payments from the supplemental interest trust by a plan could result in a prohibited transaction unless another administrative exemption to ERISA’s prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to the initial purchase, holding and resale of the right to receive payments from the supplemental interest trust, including, but not limited to:

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

•	Prohibited Transaction Class Exemption 84-14, regarding transactions negotiated by qualified professional asset managers;

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•	Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by in-house asset managers;

•	Prohibited Transaction Class Exemption 75-1, Part II, regarding principal transactions by broker-dealers; or

•	Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts.

Any plan fiduciary considering the purchase of offered certificates may wish to consult with its counsel as to the potential applicability of ERISA, the Internal Revenue Code, the underwriter’s exemption and other administrative exemptions prior to making an investment in these certificates and the right to receive payments from the supplemental interest trust. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

The sale of the offered certificates to a plan is in no respect a representation by us that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.

Method of Distribution

Subject to the terms and conditions set forth in an underwriting agreement, dated [        ], among the sponsor, the depositor and the underwriters named below, the depositor has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from the depositor, the principal amount of offered certificates set forth opposite its name below:

	Class A-1A Notes	Class A-2A Notes
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class A-2B Notes	Class A-2C Notes
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

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	Class A-2D Notes	Class M-1 Notes
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class M-2 Notes	Class M-3 Notes
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class M-4 Notes	Class M-5 Notes
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class M-6 Notes	Class M-7 Notes
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

	Class M-8 Notes	Class M-9 Notes
Underwriter	Principal Amount	Principal Amount
[INSERT UNDERWRITERS]

Total

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Class M-10 Notes
Underwriter	Principal Amount
[INSERT UNDERWRITERS]

Total

Class B-[ ] Notes
Underwriter	Principal Amount
[INSERT UNDERWRITERS]

Total

The depositor has been advised that the underwriters propose initially to offer the offered notes to the public at the respective offering prices set forth on the cover of this prospectus supplement and to dealers at those prices less a selling concession not to exceed the percentage of the note denomination set forth below, and that the underwriter may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the note denomination set forth below:

Class	Selling Concession	Reallowance Discount
A-1A
A-2A
A-2B
A-2C
A-2D
M-1
M-2
M-3
M-4
M-5
M-6
M-7
M-8
M-9
M-10
B-[ ]

After the initial public offering of the offered notes, the public offering prices and concessions may be changed.

The underwriting agreement provides that the underwriters’ obligations hereunder are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all of the offered notes if any are purchased.

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Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered notes. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the depositor nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the depositor nor any underwriter makes any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the offered notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and upon request through Clearstream S.A. and the Euroclear System, on or about [            ], against payment therefore in immediately available funds.

The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances, the underwriters will indemnify the depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue or provide the noteholders with sufficient liquidity of investment. The primary source of information available to investors concerning the offered notes will be the monthly statements discussed in the prospectus under “Description of the Notes—Reports to Noteholders,” which will include information as to the outstanding principal balance (or notional balance) of the offered notes. There can be no assurance that any additional information regarding the offered notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered notes will be generally available on an ongoing basis. The limited nature of such information regarding the offered notes may adversely affect the liquidity of the offered notes, even if a secondary market for the offered notes becomes available.

Immediately prior to the transfer of the mortgage loans to the underlying trust, certain of the mortgage loans were subject to financing arrangements provided by affiliates of one or more of the underwriters. A portion of the proceeds from the sale of the notes to the underwriters will be used to repay the financing. Any underwriter may retain the offered notes, purchase the offered notes for its own account or sell the offered notes to an affiliate of such underwriter. In addition, any affiliate of an underwriter may purchase the offered notes directly from the issuing entity.

Certain Legal Matters

Certain legal matters relating to the notes will be passed upon for the sponsor, the servicer and the company by Dewey Ballantine LLP, New York, New York, and for the underwriters by McKee Nelson LLP, New York, New York.

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Ratings

It is a condition to the issuance of the offered notes that each of the offered notes be rated the ratings listed on page S-       of this prospectus supplement.

S&P’s ratings on mortgage backed notes address the likelihood of the receipt by noteholders of payments required under the indenture. S&P’s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the notes, and the extent to which the payment stream in respect of the issuing entity interests is adequate to make payments required under the notes. S&P’s rating on the notes does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See “Certain Yield and Prepayment Considerations” herein. The ratings issued by S&P on payment of principal and interest do not cover the payment of any prepayment interest shortfalls, any Relief Act shortfalls or the Available Funds Cap Shortfall.

The rating process of Moody’s addresses the structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield. The ratings do not address the likelihood that noteholders will be paid the Available Funds Cap Shortfall.

A securities rating by Fitch addresses the likelihood of the receipt by a noteholder of payments made in respect of the issuing entity interests. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the notes. The ratings on the offered notes do not, however, constitute statements regarding the likelihood of frequency of prepayments on the mortgage loans, the payments of the Available Funds Cap Shortfalls or the possibility that a holder of an offered note might realize a lower than anticipated yield.

The depositor has not requested a rating on the notes by any rating agency other than S&P, Moody’s and Fitch. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by S&P, Moody’s and Fitch.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the notes.

Legal Investment

The class A and mezzanine notes are not expected to be considered “mortgage related securities” for purposes of SMMEA.

We make no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

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See “Legal Investment” in the prospectus.

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered certificates will be available only in book-entry form. Investors in the global certificates may hold such global certificates through any of The Depository Trust Company, and upon request through Clearstream or Euroclear. The global certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors global certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurocertificate practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global certificates will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of global certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their global certificates through DTC will follow the settlement practices applicable to other collateralized mortgage certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurocertificates, except that there will be no temporary global security and no “lock-up” or restricted period. global certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

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Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.

Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurocertificates in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When global certificates are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant’s account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global certificates to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective

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clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the global certificates to the DTC participant’s account against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global certificates from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of the certificates holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:

(i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

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This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

Exemption for Non-U.S. Persons - Form W-8BEN.

Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries - Form W-8BEN.

A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons (Form W-9).

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

A “U.S. Person” is:

(i) a citizen or resident of the United States;

(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

(iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

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(iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

A “Non-U.S. Person” is any person who is not a U.S. Person.

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NovaStar Mortgage Issuing Entity Trust, Series 20[    ]-[    ]

NovaStar Mortgage, Inc.

Sponsor and Servicer

[NovaStar Mortgage Funding Corporation]

[NovaStar Certificates Financing Corporation]

Depositor

$[                    ]

Asset-Backed Notes,

Series 20[    ]-[    ]

Prospectus Supplement

[                                                                                                  ]

[                                                                         ]

We suggest that you rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the securities offered hereby in any state where the offer is not permitted. Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the securities offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

Part II

Information not Required in Prospectus

Item 14. Other expenses of Issuance and Distribution

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the filing fee, are estimated.

Filing Fee for Registration Statement	$107.00
Legal Fees and Expenses*	200,000.00
Accounting Fees and Expenses*	100,000.00
Trustee’s Fees and Expenses*	5,000.00
Printing and Engraving Fees*	78,000.00
Rating Agency Fees*	100,000.00
Miscellaneous*	200,000.00
Total	$683,107.00

*	Estimated in accordance with Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers

Delaware General Corporation Law

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not is good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and Bylaws of NovaStar Mortgage Funding Corporation

Article Eight of the NovaStar Mortgage Funding Corporation’s (“NMFC”) Certificate of Incorporation (Exhibit 3.1 hereto) limits the liability of directors of NMFC to NMFC or its stockholders to the fullest extent permitted by Delaware law, provided, however, that NMFC’s indemnification liabilities shall be fully subordinate to indebtedness of NMFC relating to bonds issued by NMFC.

Section 5.2 of NMFC’s Bylaws (Exhibit 3.2 hereto) provides for indemnification of the directors and officers of NMFC to the full extent permitted by the laws of the State of Delaware. In addition to the rights to indemnification provided by Delaware law, Article V of NMFC’s Bylaws sets forth specific indemnification provisions and rights in actions by third parties (See Section 5.3), derivative actions (See Section 5.4), indemnification for expenses (See section 5.5), determination of the right to indemnification (See Section 5.6) and the advancement of expenses (See Section 5.7).

Certificate of Incorporation and Bylaws of NovaStar Certificates Financing Corporation

Article Ninth of the NovaStar Certificates Financing Corporation’s (“NCFC”) Certificate of Incorporation (Exhibit 3.3 hereto) limits the liability of directors of NCFC to NCFC or its stockholders to the fullest extent permitted by Delaware law, provided, however, that NCFC’s indemnification liabilities shall be fully subordinate to indebtedness of NCFC relating to bonds issued by NCFC.

Section 5.2 of NCFC’s Bylaws (Exhibit 3.4 hereto) provides for indemnification of the directors and officers of NCFC to the full extent permitted by the laws of the State of Delaware. In addition to the rights to indemnification provided by Delaware law, Article V of NCFC’s Bylaws sets forth specific indemnification provisions and rights in actions by third parties (See Section 5.3), derivative actions (See Section 5.4), indemnification for expenses (See section 5.5), determination of the right to indemnification (See Section 5.6) and the advancement of expenses (See Section 5.7).

Pooling and Servicing Agreement, Sale and Servicing Agreement, Indenture, and Trust Agreement

The Pooling and Servicing Agreement with respect to each series of Certificates, and the Sale and Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will provide that no director, manager, officer, employee or agent of either Registrant is liable to the Trust Fund or the Securityholders, except for such person’s own willful misfeasance, bad faith or gross negligence in the performance of the duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates, and the Sale and Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of each Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement or such Sale and Servicing Agreement, Indenture and Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Underwriting Agreement

Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this registration statement will agree to indemnify the officers and managers of NovaStar Mortgage Funding Corporation and NovaStar Certificate Financing LLC (the “Depositors” or the “Registrants”) who signed this Registration Statement, and certain controlling persons of each Registrant, against certain liabilities which might arise under the Securities Act of 1933, as amended, and the Securities Act of 1934, as amended, from certain information furnished to the Registrants by or on behalf of such indemnifying party.

Insurance

The Registrants intend to maintain liability insurance for the benefit of its directors and officers.

Item 16. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

      Exhibits

1.1	Form of Underwriting Agreement***

3.1	Certificate of Incorporation of NovaStar Mortgage Funding Corporation (Previously filed as an Exhibit to the NovaStar Mortgage Funding Corporation’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference***

3.2	Bylaws of NovaStar Mortgage Funding Corporation (Previously filed as an Exhibit to the NovaStar Mortgage Funding Corporation’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference***

3.3	Certificate of Incorporation of NovaStar Certificates Financing Corporation**

3.4	Bylaws of the NovaStar Certificates Financing Corporation**

4.1	Form of Mortgage Loan Purchase Agreement**

4.2	Form of Trust Agreement (Senior/Sub)**

4.3	Form of Indenture (Senior/Sub)**

4.4	Form of Sale and Servicing Agreement (Senior/Sub)**

4.5	Form of Pooling and Servicing Agreement (Senior/Sub)**

4.6	Form of Indenture (Insured)**

4.7	Form of Sale and Servicing Agreement (Insured)**

4.8	Form of Trust Agreement (Insured)**

4.9	Form of Pooling and Servicing Agreement (Insured)**

5.1	Opinion of Dewey Ballantine LLP with respect to the legality of the securities*

8.1	Opinion of Dewey Ballantine LLP with respect to tax matters*

23.1	Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1)*

24.1	Power of Attorney for NovaStar Mortgage Funding Corporation (included on signature page)

24.2	Power of Attorney for NovaStar Certificates Financing Corporation (included on signature page)

*	Filed herewith.
**	Incorporated by reference to NovaStar Mortgage Funding Corporation’s and NovaStar Certificate Financing Corporation’s registration statement, File Nos. 333-131111 and 333-131111-02.
***	Incorporated by reference to NovaStar Mortgage Funding Corporation’s registration statement, File No. 333-50290.

Item 17. Undertakings

(a)	The Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 (§239.13 of this chapter), Form S-8 (§239.16b of this chapter) or Form F-3 (§239.33 of this chapter), the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

PROVIDED, FURTHER, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CRF 229.1100(c)).

PROVIDED, HOWEVER, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78c(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§239.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrants is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4)

and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrants is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrants is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that are incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The Registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(f) The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) The Registrants hereby undertake that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the Registrants hereby undertake to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

Signatures

Pursuant to the requirements of the Securities Act of 1933, NovaStar Mortgage Funding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 25th day of May, 2006.

NOVASTAR MORTGAGE FUNDING CORPORATION

By:	/s/ Scott F. Hartman
Name:	Scott F. Hartman
Title:	President

Power of Attorney

Each person whose signature appears below constitutes and appoints Scott F. Hartman, and each of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Scott F. Hartman Scott F. Hartman	Director and President (Principal Executive Officer)	May 25, 2006

By:	/s/ Gregory S. Metz Gregory S. Metz	Secretary (Principal Financial Officer and Principal Accounting Officer)	May 25, 2006

By:	/s/ W. Lance Anderson W. Lance Anderson	Director	May 25, 2006

By:	/s/ Mark A. Herpich Mark A. Herpich	Director	May 25, 2006

Signatures

Pursuant to the requirements of the Securities Act of 1933, NovaStar Certificates Financing Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 25th day of May, 2006.

NOVASTAR CERTIFICATES FINANCING CORPORATION

By:	/s/ Scott F. Hartman
Name:	Scott F. Hartman
Title:	President

Power of Attorney

Each person whose signature appears below constitutes and appoints Scott F. Hartman, and each of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Scott F. Hartman Scott F. Hartman	Director and President (Principal Executive Officer)	May 25, 2006

By:	/s/ Gregory S. Metz Gregory S. Metz	Secretary (Principal Financial Officer and Principal Accounting Officer)	May 25, 2006

By:	/s/ W. Lance Anderson W. Lance Anderson	Director	May 25, 2006

By:	/s/ Mark A. Herpich Mark A. Herpich	Director	May 25, 2006

Exhibit Index

1.1	Form of Underwriting Agreement***

3.1	Certificate of Incorporation of NovaStar Mortgage Funding Corporation (Previously filed as an Exhibit to the NovaStar Mortgage Funding Corporation’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference***

3.2	Bylaws of NovaStar Mortgage Funding Corporation (Previously filed as an Exhibit to the NovaStar Mortgage Funding Corporation’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference***

3.3	Certificate of Incorporation of NovaStar Certificates Financing Corporation**

3.4	Bylaws of the NovaStar Certificates Financing Corporation**

4.1	Form of Mortgage Loan Purchase Agreement**

4.2	Form of Trust Agreement (Senior/Sub)**

4.3	Form of Indenture (Senior/Sub)**

4.4	Form of Sale and Servicing Agreement (Senior/Sub)**

4.5	Form of Pooling and Servicing Agreement (Senior/Sub)**

4.6	Form of Indenture (Insured)**

4.7	Form of Sale and Servicing Agreement (Insured)**

4.8	Form of Trust Agreement (Insured)**

4.9	Form of Pooling and Servicing Agreement (Insured)**

5.1	Opinion of Dewey Ballantine LLP with respect to the legality of the securities*

8.1	Opinion of Dewey Ballantine LLP with respect to tax matters*

23.1	Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1)*

24.1	Power of Attorney for NovaStar Mortgage Funding Corporation (included on signature page)

24.2	Power of Attorney for NovaStar Certificates Financing Corporation (included on signature page)

*	Filed herewith.
**	Incorporated by reference to NovaStar Mortgage Funding Corporation’s and NovaStar Certificate Financing Corporation’s registration statement, File Nos. 333-131111 and 333-131111-02.
***	Incorporated by reference to NovaStar Mortgage Funding Corporation’s registration statement, File No. 333-50290.